Exhibit 10.1

CONTRACT BETWEEN

ADMINISTRACIÓN DE SEGUROS DE SALUD DE PUERTO RICO
 (ASES)

and

TRIPLE-S SALUD, INC.
(Contractor)

to

ADMINISTER THE PROVISION OF THE PHYSICAL HEALTH
COMPONENT OF THE MISALUD PROGRAM
IN DESIGNATED SERVICE REGIONS

Contract No.:

Service Regions:	Metro North, North, San Juan, Northeast, West and Virtual Regions

ARTICLE 1	GENERAL PROVISIONS		2

	1.2	Background	3

	1.3	Groups Eligible for Services Under MiSalud	4

	1.4	Service Regions	6

	1.5	Delegation of Authority	6

	1.6	Availability of Funds	6

ARTICLE 2	DEFINITIONS		6

ARTICLE 3	ACRONYMS		22

ARTICLE 4	ASES RESPONSIBILITIES		25

	4.1	General Provision	25

	4.2	Legal Compliance	25

	4.3	Eligibility	25

	4.4	Enrollment Responsibilities of ASES	26

	4.5	Disenrollment Responsibilities of ASES	29

	4.6	Enrollee Services and Marketing	30

	4.7	Covered Services	31

	4.8	Provider Network	31

	4.9	Quality Monitoring	32

	4.10	Coordination with Contractor’s Key Staff	33

	4.11	Information Systems and Reporting	33

	4.12	Readiness Review	34

ARTICLE 5	CONTRACTOR RESPONSIBILITIES		35

	5.1	General Provisions	35

	5.2	Enrollment Responsibilities of the Contractor	36

	5.3	Selection and Change of a Primary Medical Group (“PMG”) and Primary Care Physician (“PCP”)	40

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	5.4	Disenrollment Responsibilities of the Contractor	42

	5.5	Conversion Clause	47

ARTICLE 6	ENROLLEE SERVICES		48

	6.1	General Provisions	48

	6.2	ASES Approval of All Written Materials	49

	6.3	Requirements for Written Materials	50

	6.4	Enrollee Handbook Requirements	50

	6.5	Enrollee Rights and Responsibilities	55

	6.6	Provider Directory	56

	6.7	Enrollee Identification (ID) Card	57

	6.8	Tele MiSalud (Toll Free Telephone Service)	59

	6.9	Internet Presence / Web Site	63

	6.10	Cultural Competency	64

	6.11	Interpreter Services	64

	6.12	Enrollment Outreach for the Homeless Population	65

	6.13	Special Enrollee Information Requirements for Dual Eligible Beneficiaries	65

	6.14	Marketing	65

ARTICLE 7	COVERED SERVICES AND BENEFITS		67

	7.1	Requirement to Make Available Covered Services	67

	7.2	Medical Necessity	68

	7.3	Experimental or Cosmetic Procedures	69

	7.4	Covered Services and Administrative Services	69

	7.5	Basic Coverage	69

	7.6	Dental Services	94

	7.7	Special Coverage	95

	7.8	Case and Disease Management	101

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	7.9	Early and Periodic Screening, Diagnosis and Treatment Requirements (“EPSDT”)	104

	7.10	Advance Directives	107

	7.11	Enrollee Cost-Sharing	108

	7.12	Dual Eligible Beneficiaries	109

	7.13	Moral or Religious Objections	110

ARTICLE 8	INTEGRATION OF PHYSICAL AND BEHAVIORAL HEALTH SERVICES		110

	8.1	General Provisions	110

	8.2	Co-Location of Staff	111

	8.3	Referrals	111

	8.4	Information Sharing	112

	8.5	Staff Education	112

	8.6	Cooperation With Puerto Rico and Federal Government Agencies	113

	8.7	Contractor and MBHO Coverage of Hospitalization Services	113

	8.8	Integration Plan	113

ARTICLE 9	PROVIDER NETWORK		113

	9.1	General Provisions	113

	9.2	Network Criteria	114

	9.3	Provider Qualifications	115

	9.4	Provider Credentialing	117

	9.5	Provider Ratios	119

	9.6	Network Providers	120

	9.7	Out-of-Network Providers	122

	9.8	Minimum Requirements for Access to Providers	122

	9.9	Referrals	123

	9.10	Timeliness of Prior Authorization	124

	9.11	Behavioral Health Services	124

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	9.12	Hours of Service	125

	9.13	Prohibited Actions	125

	9.14	Access to Services for Enrollees with Special Health Needs	125

	9.15	Preferential Turns	126

	9.16	Contracting with Government Facilities	126

	9.17	Contracting with Other Providers	126

	9.18	PMG Additions or Mergers	127

	9.19	Extended Schedule of PMGs	127

	9.20	Direct Relationship	127

	9.21	Additional PPN Standards	127

	9.22	Contractor Documentation of Adequate Capacity and Services	128

ARTICLE 10	PROVIDER CONTRACTING		128

	10.1	General Provisions	128

	10.2	Provider Training	130

	10.3	Required Provisions in Provider Contracts	131

	10.4	Termination of Provider Contracts	136

	10.5	Provider Payment	138

	10.6	Acceptable Risk Arrangements	141

	10.7	Physician Incentive Plan	142

	10.8	Required Information Regarding Providers	143

ARTICLE 11	UTILIZATION MANAGEMENT		145

	11.1	Utilization Management Policies and Procedures	145

	11.2	Utilization Management Guidance to Enrollees.	146

	11.3	Prior Authorization and Referral Policies	146

	11.4	Use of Technology to Promote Utilization Management	148

	11.5	Court-Ordered Evaluations and Services	148

	11.6	Second Opinions	148

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	11.7	Utilization Reporting Program.	149

ARTICLE 12	QUALITY IMPROVEMENT AND PERFORMANCE PROGRAM		150

	12.1	General Provisions	150

	12.2	Quality Assessment Performance Improvement (QAPI) Program	150

	12.3	Performance Improvement Projects	152

	12.4	ER Quality Initiative Program	153

	12.5	Quality Incentive Program	154

	12.6	Performance Measures	156

	12.7	Provider and Enrollee Satisfaction Surveys	158

	12.8	External Quality Review	158

ARTICLE 13	FRAUD AND ABUSE		159

	13.1	General Provisions	159

	13.2	Compliance Plan	159

	13.3	Program Integrity Plan	161

	13.4	Prohibited Affiliations with Individuals Debarred by Federal Agencies	162

	13.5	Reporting and Investigations	162

ARTICLE 14	GRIEVANCE SYSTEM		163

	14.1	General Requirements	163

	14.2	Complaint	167

	14.3	Grievance Process	167

	14.4	Action	168

	14.5	Appeal Process	170

	14.6	Administrative Law Hearing	172

	14.7	Continuation of Benefits while the Contractor Appeal and Administrative Law Hearing are Pending	173

	14.8	Reporting Requirements	174

	14.9	Remedy for Contractor Non-Compliance with Advance Directive Requirements.	175

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ARTICLE 15	ADMINISTRATION AND MANAGEMENT		175

	15.1	General Provisions	175

	15.2	Place of Business and Hours of Operation	175

	15.3	Training and Staffing	176

	15.4	Data Certification	176

	15.5	Implementation Plan and Submission of Initial Deliverables	177

ARTICLE 16	PROVIDER PAYMENT MANAGEMENT		177

	16.1	General Provisions	177

	16.2	[Intentionally left blank].	178

	16.3	[Intentionally left blank].	178

	16.4	[Intentionally left blank].	178

	16.5	Payment Schedule	178

	16.6	Contractor Administration Responsibilities –for Vieques and Guaynabo.	179

	16.7	Required Claims Processing Reports	179

	16.8	Submission of Encounter Data	180

	16.9	Relationship With Pharmacy Benefit Manager (PBM)	180

	16.10	Timely Payment of Claims	181

	16.11	Contractor Denial of Claims and Resolution of Contractual and Claims Disputes	183

	16.12	Contractor Recovery from Providers	186

ARTICLE 17	INFORMATION MANAGEMENT AND SYSTEMS		187

	17.1	General Provisions	187

	17.2	Global System Architecture and Design Requirements	188

	17.3	System and Data Integration Requirements	190

	17.4	System Access Management and Information Accessibility Requirements	190

	17.5	Systems Availability and Performance Requirements	191

	17.6	System Testing and Change Management Requirements	194

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	17.7	System Security and Information Confidentiality and Privacy Requirements	194

	17.8	Information Management Process and Information Systems Documentation Requirements	195

	17.9	Reporting Functionality Requirements	196

	17.10	Community Health Record and Health Information Exchange (HIE) Requirements	196

ARTICLE 18	REPORTING		196

	18.1	General Requirements	196

	18.2	Specific Requirements	196

ARTICLE 19	ENFORCEMENT AND LIQUIDATED DAMAGES		201

	19.1	General Provisions	201

	19.2	Category 1	202

	19.3	Category 2	202

	19.4	Category 3	203

	19.5	Category 4	204

	19.6	Other Remedies	206

	19.7	Notice of Remedies	206

ARTICLE 20	TERM OF CONTRACT		208

ARTICLE 21	PAYMENT FOR SERVICES		208

	21.1	General Provisions	208

	21.2	Administrative Fee	209

	21.3	Claims Payment	210

	21.4	Claims Incurred But Not Reported	211

	21.5	Contractor Objections to Payment	212

	21.6	Retention Fund for Quality Incentive Program	212

	21.7	Financial Performance Incentive	212

ARTICLE 22	FINANCIAL MANAGEMENT		213

	22.1	General Provisions	213

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	22.2	Solvency and Financial Requirements	214

	22.3	Reinsurance and Stop Loss	214

	22.4	Third Party Liability and Cost Avoidance	215

	22.5	MiSalud as Secondary Payer to Medicare	219

	22.6	[Intentionally left blank].	220

	22.7	Reporting Requirements	220

ARTICLE 23	PAYMENT OF TAXES		222

ARTICLE 24	RELATIONSHIP OF PARTIES		223

ARTICLE 25	INSPECTION OF WORK		223

ARTICLE 26	GOVERNMENT PROPERTY		223

ARTICLE 27	OWNERSHIP AND USE OF DATA AND SOFTWARE		224

	27.1	Ownership and Use of Data	224

	27.2	Responsibility for Information Technology Investments	224

ARTICLE 28	CRIMINAL BACKGROUND CHECKS		225

ARTICLE 29	SUBCONTRACTS		226

	29.1	Use of Subcontractors	227

	29.2	Cost or Pricing by Subcontractors	227

ARTICLE 30	REQUIREMENT OF INSURANCE LICENSE		227

ARTICLE 31	CERTIFICATIONS		228

ARTICLE 32	RECORDS REQUIREMENTS		229

	32.1	General Provisions	229

	32.2	Records Retention and Audit Requirements	229

	32.3	Medical Record Requests	231

ARTICLE 33	CONFIDENTIALITY		231

	33.1	General Confidentiality Requirements	231

	33.2	HIPAA Compliance	232

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ARTICLE 34	TERMINATION OF CONTRACT		232

	34.1	Termination by ASES	232

	34.2	Termination by the Contractor	234

	34.3	General Procedures	234

	34.4	Termination Procedures	235

ARTICLE 35	PHASE IN, PHASE-OUT AND COOPERATION WITH OTHER CONTRACTORS		238

	35.1	[Intentionally left blank].	239

	35.5	Phase Out Transition Period	239

	35.6	Phase-In Transition Reports and Meetings	242

	35.7	ASES Obligations	243

	35.8	Contractor Objections to Payment	244

	35.9	Runoff Period	244

ARTICLE 36	INSURANCE		245

ARTICLE 37	COMPLIANCE WITH ALL LAWS		246

	37.1	Nondiscrimination	246

	37.2	Compliance with All Laws	246

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THIS CONTRACT is made and entered into as of the Effective Date (defined below) by and between the Puerto Rico Health Insurance Administration (Administración de Seguros de Salud de Puerto Rico, hereinafter referred to as “ASES” or “the Administration”), a public corporation in the Government of Puerto Rico, and TRIPLE-S SALUD, INC. (“the Contractor”), an insurance company duly organized and authorized to do business under the laws of the Government of Puerto Rico, with employer identification number 66-0555677.

WHEREAS, pursuant to Title XIX of the federal Social Security Act, codified as 42 USC 1396 et seq. (“the Social Security Act”), and Act No. 72 of September 7, 1993 of the Laws of the Government of Puerto Rico, as amended, (“Act 72”), a comprehensive program of medical assistance for needy persons exists in the Commonwealth of Puerto Rico;

WHEREAS, under Act 72 and other sources of law of the Government of Puerto Rico designated in Attachment 1 ASES is responsible for health care policy, purchasing, planning, and regulation of health insurance plans, and pursuant to these statutory provisions, ASES has established a managed care program under the medical assistance program, known as “MiSalud,” or “the MiSalud Program”;

WHEREAS, the Puerto Rico Health Department (“the Health Department”) is the single State agency designated to administer medical assistance in Puerto Rico under Title XIX of the Social Security Act of 1935, as amended, and is charged with ensuring the appropriate delivery of health care services under Medicaid and the Children’s Health Insurance Program (“CHIP”) in Puerto Rico, and ASES manages these programs pursuant to a 1993 interagency collaborative agreement;

WHEREAS, MiSalud serves a mixed population including not only the Medicaid and CHIP populations, but also other eligible individuals as established under Act 72;

WHEREAS, ASES seeks to comply with the public policy objective of the Government of Puerto Rico (“the Government” or “Puerto Rico”) of creating MiSalud, an integrated system of physical and behavioral health services, with an emphasis on preventative services and access to quality care;

WHEREAS, in connection with the implementation of this public policy ASES caused a Request for Proposals for Physical Health Services to be issued on May 3, 2010, subsequently amended on June 17, 2010, (as amended, “the RFP”);

WHEREAS, ASES accepted the proposal submitted under the RFP by MCS Health Management Options, Inc. (“MCS”) to provide Physical Health Services in the Service Regions (as hereinafter defined);

WHEREAS, on October 14, 2010, ASES and MCS executed a contract for the Provision of Physical Health Services under the MiSalud Program in six service regions (hereinafter referred to as the “Original Contract”).  These service regions were the WEST, NORTH, METRO NORTH, SAN JUAN, NORTHEAST, and VIRTUAL Regions (hereinafter collectively referred to as the “Service Regions”);

WHEREAS, on June 9, 2011, ASES and MCS executed a restated contract (the Original Contract, as amended and restated is hereinafter referred to as the “Restated Contract”);

WHEREAS, the Restated Contract granted MCS a Limited Right of Non-Renewal and a Limited Right of Termination, in the event that MCS and ASES failed to agree on the Per Member Per Month Payment rates for the succeeding Fiscal Year, to be exercised on a specified period of time before the last day of the then current year under the Restated Contract;

WHEREAS, MCS and ASES were unable to agree on new Per Member Per Month Payment rates for each Service Region to be applicable for the Fiscal Year commencing on July 1, 2011 and therefore, MCS provided notice of non-renewal, which notice of non-renewal constituted notice of termination under the Restated Contract;

WHEREAS, MCS did not rescinded its notice of termination for which reason MCS and ASES agreed to proceed with the transition of the Service Regions to a new physical health services provider or providers to be designated by ASES for the MiSalud Program, as provided in the Restated Contract;

WHEREAS, in connection with the transition to a new physical health service provider or providers, ASES requested from all the participants in the RFP procurement process proposals for the provision of Physical Health Services in the Service Regions;

WHEREAS, the Contractor agreed to submit to ASES a proposal to administer the provision of  physical health services in the Service Regions previously serviced by MCS as a third party administrator for a fee;

WHEREAS, after considering the different proposals submitted by the other proponents under the RFP, ASES selected the Contractor to administer the provision of physical health services in the Service Regions;

WHEREAS, the Contractor has agreed to administer and arrange for the provision of  physical health services by Network Providers in the Service Regions as a third party administrator under the terms and conditions specified in this Contract.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASES and the Contractor (each individually a “Party” and collectively the “Parties”) hereby agree as follows:

ARTICLE 1	GENERAL PROVISIONS

The Government of Puerto Rico implemented certain reforms to its government health program, which serves Medicaid and CHIP recipients, as well as foster care children, certain individuals and families eligible based on income, and certain Government employees, pensioners, and veterans.  The reforms produced an integrated model of physical and behavioral health services, with an emphasis on prevention and on facilitating prompt access to needed primary and specialty services.  The Parties acknowledge that the Contractor shall not be financially responsible or otherwise at risk for the provision of Covered Services and Benefits to Enrollees in the MiSalud Program.

1.1
The Contractor shall assist the Government of Puerto Rico by arranging for and administering the delivery of certain services under MiSalud through the described tasks, obligations, and responsibilities specified in, and subject to the terms of, this Contract.

1.1.1
All references in this document to the defined term “Contract” shall be deemed to mean this Contract, and the contractual relationship between the Parties shall now be governed and controlled by this Contract.

1.1.2
All references herein to the Contractor’s compliance with federal or Puerto Rico laws, regulations or rules, including but not limited to 42 CFR Part 438, shall apply to the Contractor and/or Contractor’s provision of Administrative Services only to the extent any such laws, regulations or rules apply to a PIHP when such an entity is arranging for the provision of medical services or inpatient hospital or institutional services or providing administrative services.  For the avoidance of doubt, the Parties agree that the Contractor is not providing medical services under this Contract and shall not be regulated as such.  The foregoing notwithstanding, this will not be considered a limitation on the Contractor’s ability to render the Administrative Services.

1.2	Background

1.2.1
Effective October 1, 2010, the government health program previously referred to as La Reforma has been known as MiSalud.  MiSalud continues the services offered under La Reforma, but also embodies new policy objectives.

1.2.2	MiSalud has the following objectives:

1.2.2.1	To transform Puerto Rico’s health system through an integrated vision of physical and behavioral health.

1.2.2.2
To encourage the Contractor and other selected health plans to work together with Managed Behavioral Health Organizations (“MBHOs”) in each of nine service regions of Puerto Rico to provide integrated physical and behavioral health services.

1.2.2.3
To establish Primary Medical Groups (“PMGs”), which shall enter agreements with the Contractor, and shall act as the monitors for medical care.  PMGs shall provide, manage, and direct health services, including coordination with behavioral health personnel and specialist services, in a timely manner.

1.2.2.4
To develop within each of the nine service regions a Preferred Provider Network (“PPN”), which shall be composed of physician specialists, laboratories, radiology facilities, hospitals, and Ancillary Service Providers that shall render Covered Services to persons enrolled in MiSalud (“Enrollees”).

1.2.2.5
To facilitate access to quality primary care and specialty services within the PPN by providing all services without the requirement of a referral, and not requiring cost-sharing for services within the PPN.

1.2.2.6
To ensure that, other than through appropriate utilization control measures, services to Enrollees in MiSalud are not refused, restricted, or reduced, including by reason of pre-existing conditions or waiting periods.

1.2.2.7
To support the Puerto Rico Health Department and the Puerto Rico Mental Health and Against Addiction Services Administration (Administración de Servicios de Salud Mental y Contra la Adicción, hereinafter “ASSMCA”) in health education efforts focusing on lifestyles, HIV/AIDS prevention, the prevention of drug and substance abuse, and maternal and child health.

1.3	Groups Eligible for Services Under MiSalud

1.3.1	The following groups served under MiSalud are hereinafter referred to collectively as “Eligible Persons.”

1.3.1.1	Medicaid. These groups shall be referred to hereinafter as “Medicaid Eligible Persons.” All Medicaid eligibility categories, including the following, are eligible to enroll in MiSalud:

1.3.1.1.1
Categorically needy, as defined in 42 CFR Part 436, refers to families and children; aged, blind, or disabled individuals; and pregnant women, who are eligible for Medicaid.  These groups are mandatory eligibility groups who, generally, are receiving or deemed to be receiving cash assistance.

1.3.1.1.2
Families and children refers to eligible members of families with children who are financially eligible under AFDC (Aid to Families with Dependent Children) or medically needy rules and who are deprived of parental support or care as defined under the AFDC program (see 45 CFR 233.90, 233.100).  In addition, this group includes individuals under age 21 who are not deprived of parental support or care but are financially eligible under AFDC rules or medically needy rules.

1.3.1.1.3
Medically needy refers to families, children, aged, blind or disabled individuals, and pregnant women who are not listed as categorically needy but who may be eligible for Medicaid because their income and resources are within limits set by the Government of Puerto Rico under its Medicaid Plan (including persons whose income and resources fall within these limits after their incurred expenses for medical or remedial care are deducted).

1.3.1.1.4	Dual eligible beneficiaries refers to persons eligible for both Medicaid and Medicare (either Part A only, or Parts A and B).

1.3.1.1.5
Foster care children in the custody of the Family and Children Administration (Administración de Familias y Niños, hereinafter “ADFAN”), provided that they otherwise meet Medicaid eligibility criteria; and

1.3.1.1.6	Survivors of domestic violence referred by the Office of the Women’s Advocate (Oficina de la Procuradora de las Mujeres), provided that they otherwise meet Medicaid eligibility criteria.

1.3.1.2
Children’s Health Insurance Program (CHIP). This group, comprised of children whose family income does not exceed two hundred percent (200%) of the Puerto Rico poverty level, will be referred to hereinafter as “CHIP Eligible Persons.”  The CHIP population may include foster care children in the custody of ADFAN, provided that they otherwise meet CHIP eligibility criteria.

1.3.1.3	Other Groups (Non-Medicaid/CHIP). The following groups, which receive services under MiSalud without any federal participation, will be referred to hereinafter as “Other Eligible Persons.”

1.3.1.3.1	The “Commonwealth Population,” comprised of the following groups:

1.3.1.3.1.1
Certain persons whose family income does not exceed two hundred percent (200%) of the Puerto Rico poverty level, who are between twenty-one (21) and sixty-four (64) years of age, and who do not qualify for either Medicaid or CHIP;

1.3.1.3.1.2	Police officers of the Government of Puerto Rico, and their Dependents;

1.3.1.3.1.3	Surviving Spouses of deceased police officers;

1.3.1.3.1.4	Survivors of domestic violence referred by the Office of the Women’s Advocate;

1.3.1.3.1.5	Veterans; and

1.3.1.3.1.6	Any other group of Eligible Persons that may be added during the Term of this Contract as a result of a change in laws or regulations.

1.3.1.3.2	Government Employees and Pensioners, whose eligibility for MiSalud is not based on income.

1.3.1.4	Throughout the term of this Contract, ASES may amend the definition of the eligibility groups to be consistent with any amendments made to the Medicaid State plan.

1.4	Service Regions

1.4.1	The Contractor shall perform Administrative Services under this Contract in the Service Regions.

1.4.2
For the delivery of services under MiSalud, ASES has divided Puerto Rico into nine regions: eight geographical service regions and one “Virtual Region.”  See Attachment 2 for a map of the geographical service regions.

1.4.3
The “Virtual Region” encompasses services provided throughout Puerto Rico to two groups of Enrollees: children who are under the custody of ADFAN; and certain survivors of domestic violence referred by the Office of the Women’s Advocate, who enroll in the MiSalud program.

1.5	Delegation of Authority

Federal law and Puerto Rico law limit the capacity of ASES to delegate decisions to the Contractor.  All decisions relating to public policy and to the administration of the Medicaid, CHIP, and the Puerto Rico government health assistance program included in MiSalud rest with the Puerto Rico Medicaid Program and ASES.

1.6	Availability of Funds

This Contract is subject to the availability of funds on the part of ASES, which in turn is subject to the transfer of federal, Puerto Rico, and municipal funds.  If available funds are insufficient to meet its contractual obligations, ASES reserves the right to terminate this Contract, pursuant to Sections 34.1 and 34.6 of this Contract.

ARTICLE 2	DEFINITIONS

Whenever capitalized in this Contract, the following terms have the respective meaning set forth below, unless the context clearly requires otherwise.

Act 72: The law of the Government of Puerto Rico, adopted on September 7, 1993, and subsequently amended, which created the Puerto Rico Health Insurance Administration (ASES) and empowered ASES to administer certain government health programs.

Abandoned Call: A call initiated to a Call Center that is ended by the caller before any conversation occurs or before a caller is permitted access to a caller-selected option.

Abuse: Provider practices that are inconsistent with sound fiscal, business, or medical practices, and result in unnecessary cost to the MiSalud Program, or in reimbursement for services that are not Medically Necessary or that fail to meet professionally recognized standards for Health Care. It also includes Enrollee practices that result in unnecessary cost to the Medicaid program.

Access: Adequate availability of Benefits to fulfill the needs of Enrollees.

Action: The denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension, or termination of a previously authorized service; the denial, in whole or part, of payment for a service (including in circumstances in which an Enrollee is forced to pay for a service; the failure to provide services in a timely manner (within the timeframes established by this Contract or otherwise established by ASES); or the failure of the Contractor to act within the timeframes provided in 42 CFR 438.408(b).

ADFAN: Families and Children Administration (Administración de Familias y Niños), which is responsible for foster care children in the custody of the Government of Puerto Rico.

Administrative Fee:  The monthly amount that ASES will pay to the Contractor for performing the Administrative Services which shall be determined by multiplying the number of Enrollees by the Per Member Per Month Administrative Fee.  This payment is made, without any deduction or Withhold unless otherwise specified in this Contract, regardless of whether Enrollees receive Covered Services or Benefits during the period covered by the payment.

Administrative Services: The Contractual obligations of the Contractor to perform administrative services with respect to the provision of Covered Services as set forth in this Contract, including Case Management, Disease Management, Utilization Management, Credentialing Network Providers, Network management, quality improvement, Marketing, Enrollment, Enrollee services, Claims administration, Information Systems, financial management and reporting, and other administrative services to be performed by the Contractor as specified in this Contract or as may be mutually agreed by the Parties in writing by amending this Contract.

Administrative Law Hearing: The appeal process administered by the Government of Puerto Rico and as required by federal law, available to Enrollees and Providers after they exhaust the applicable grievance system and complaint process.

Administrative Referral: A Referral of an Enrollee by the Contractor to a Provider or facility located outside the PPN, when the Enrollee’s PCP or other PMG physician does not provide a Referral in the required time period.

Advance Directive: A written instruction, such as a living will or durable power of attorney for Health Care, as defined in 42 CFR 489.100, and as recognized under Puerto Rico law under Act 160 of November 17, 2001, as amended, relating to the provision of health care when the individual is incapacitated.

Agent: An entity that contracts with ASES to perform administrative services, including but not limited to: fiscal agent activities; outreach, eligibility, and Enrollment activities; and Information Systems and technical support.

Ancillary Services: Professional services, including laboratory, radiology, physical therapy, and respiratory therapy, which are provided in conjunction with other medical or hospital care.

Appeal:  An Enrollee request for a review of an Action.

ASES: Administración de Seguros de Salud de Puerto Rico (the Puerto Rico Health Insurance Administration), the entity in the Government of Puerto Rico responsible for oversight and administration of the MiSalud Program, or its Agent.

ASES Data: All data created from information, documents, messages (verbal or electronic), Reports, or meetings involving or arising out of this Contract, except for the Contractor Proprietary Information.

ASSMCA: Administración de Servicios de Salud Mental y Contra la Addiccion (the Puerto Rico Mental Health and Against Addiction Services Administration), the government agency responsible for the planning and establishment of mental health and substance abuse policies and procedures and for the coordination, development, and monitoring of all behavioral health services rendered to Enrollees in MiSalud.

Authorized Representative:  A person authorized by an Enrollee in writing to make health-related decisions on behalf of an Enrollee, including, but not limited to, Enrollment and Disenrollment decisions, filing Complaints, Grievances, and Appeals, and choice of a PCP or PMG.

Authorized Signatory:  An individual designated by the Contractor who is either the Contractor’s Chief Executive Officer, the Contractor’s Chief Financial Officer, or an individual who has delegated authority to sign for, and who reports directly to, the Contractor’s Chief Executive Officer or Chief Financial Officer.

Automatic Assignment (or Auto-Assignment):  The assignment of an Enrollee to a Primary Medical Group and a Primary Care Physician by the Contractor, normally at the time that ASES or the Contractor Auto-Enrolls the person in the MiSalud Program.

Auto-Enrollment: The Enrollment of an individual who is certified eligible for Medicaid or CHIP and the Commonwealth Population, in a MiSalud Plan by the Contractor without any action by the individual, as provided in Articles 4 and 5 of this Contract.

Basic Coverage: The MiSalud Covered Services listed in Section 7.5 of this Contract, which are available to all Enrollees.

Benefits: The services set forth in this Contract, including Basic Coverage, Dental Services and Special Coverage for which the Contractor has agreed to provide Administrative Services.

Blocked Call: A call that cannot be connected immediately because no circuit is available at the time the call arrives or the telephone system is programmed to block calls from entering the queue when the queue backs up beyond a defined threshold.

Business Days:  Traditional workdays, including Monday, Tuesday, Wednesday, Thursday, and Friday.  Puerto Rico holidays are excluded.

Calendar Days:  All seven days of the week.

Call Center: A telephone service facility equipped to handle a large number of inbound and outbound calls.

Capitation: A method of risk sharing reimbursement contained in a written agreement through which a Provider agrees to provide specified health care services to Enrollees for a fixed amount per month.

Case Management: An Administrative Service comprised of a set of Enrollee-centered steps to ensure that an Enrollee with intensive needs, including catastrophic or high-risk conditions, receives needed services in a supportive, effective, efficient, timely, and cost-effective manner.

Centers for Medicare and Medicaid Services: The agency within the U.S. Department of Health and Human Services with responsibility for the Medicare, Medicaid and the Children’s Health Insurance Programs.

Center for the Collection of Municipal Revenues: The tax collection agency of the Government of Puerto Rico.

Central Access Units: Clinics that serve as points of entry for Enrollees seeking to access Behavioral Health Services, which are staffed by an interdisciplinary team responsible for referring Enrollees to the required level of treatment, and for tracking and monitoring quality in the delivery of Behavioral Health Services.

Certification: As provided in Section 4.3.3 of this Contract, a decision by the Puerto Rico Medicaid Program that a person is eligible for services under the MiSalud Program because the person is Medicaid Eligible, CHIP Eligible, or a member of the Commonwealth Population. Some public employees and pensioners may enroll in MiSalud without first receiving a Certification.

Children’s Health Insurance Program (“CHIP”): The Government of Puerto Rico’s Children’s Health Insurance Program established pursuant to Title XXI of the Social Security Act.

CHIP Eligible Person: A child eligible to enroll in the MiSalud Program because he or she is eligible for CHIP.

Chronic Condition: An ongoing physical, behavioral, or cognitive disorder, with duration of at least twelve (12) months with resulting functional limitations, reliance on compensatory mechanisms (medications, special diet, assistive devices, etc.) and service use or need beyond that which is normally considered routine.

Claim:  Whether submitted manually or electronically, a bill for Covered Services, a line item of Covered Services, or all Covered Services for one Enrollee within a bill.

Claims Payment:  The amount that ASES pays the Contractor for Claims submitted by Providers for Covered Services provided to Enrollees under this Contract.

Claims Payment Report:  The report required to be submitted each fifteenth (15th) and (30th) day of each calendar month by the Contractor with detailed claims information and check request numbers consistent with Article 16.

Clean Claim: A Claim received by the Contractor for adjudication, which can be processed without obtaining additional information from the Provider of the service or from a Third Party, as provided in Section 22.4.5.1 of this Contract.  It includes a claim with errors originating in the Contractor’s claims system.  It does not include a claim from a Provider who is under investigation for Fraud or Abuse, or a claim under review for Medical Necessity.

Cold-Call Marketing:  Any unsolicited personal contact by the Contractor with an Eligible Person, for the purposes of marketing.

Commonwealth Population: A group eligible for participation in MiSalud as Other Eligible Persons, with no federal participation in the cost of their coverage, which is comprised of low-income persons and other groups listed in Section 1.3.1.3.1 of this Contract.

Complaint: The procedure for addressing Enrollee complaints, defined as expressions of dissatisfaction about any matter other than an Action that are resolved at the point of contact rather than through filing a formal grievance.

Comprehensive Care Centers (“CCuSaI”): Integrated care centers focused on prevention, offering additional services in the areas of health promotion, healthy lifestyles, and preventing chronic diseases.

Contract:  The written agreement between ASES and the Contractor; comprised of the Contract, any addenda, appendices, attachments, or amendments thereto.

Contract Term: The duration of time that this Contract is in effect (including any Transition Period), as defined in Article 20 of this Contract.

Contractor: Triple-S Salud, Inc., a corporation licensed as an insurer by the PRICO, which contracts hereunder with ASES for the provision of Administrative Functions.

Contractor Proprietary Information:  As defined in Section 27.1.2 of this Contract.

Conversion Clause: The provision in Section 5.5 of this Contract giving the Enrollee the right to apply for a direct pay insurance policy from the Contractor upon the Effective Date of Disenrollment from the Plan.

Co-Payment: A cost-sharing requirement which is a fixed monetary amount paid by the Enrollee to a Provider for certain Covered Services as specified by ASES.

Corrective Action Plan:  The detailed written plan required by ASES from the Contractor to correct or resolve a deficiency which may include a remedy as provided in Article 19 of this Contract.

Cost Avoidance: A method of paying Claims in which the Provider is not reimbursed until the Provider has demonstrated that all available health insurance, and other sources of Third Party Liability, have been exhausted.

Countersignature: An authorization provided by the Enrollee’s PCP, or another Provider within the Enrollee’s PMG, for a prescription written by another Provider to be dispensed.

Covered Services:  Those Medically Necessary physical health care services (listed in Article 7 of this Contract) provided to Enrollees by Providers, the payment or indemnification of which is covered under this Contract.

Credentialing:  The Contractor’s determination as to the qualifications of a specific Provider to render specific health care services.

Cultural Competency:  A set of interpersonal skills that allow individuals to increase their understanding, appreciation, acceptance, and respect for cultural differences and similarities within, among and between groups and the sensitivity to know how these differences influence relationships with Enrollees.  This requires a willingness and ability to draw on community-based values, traditions and customs, to devise strategies to better meet culturally diverse Enrollee needs, and to work with knowledgeable persons of and from the community in developing focused interactions, communications, and other supports.

Cultural Competency Plan:  Shall have the meaning ascribed to such term in Section 6.10.1 of this Contract.

Daily Basis: Each Business Day.

Deductible: In the context of Medicare, the dollar amount of covered services that must be incurred before Medicare will pay for all or part of the remaining covered services.

Dental Services: The dental services provided under MiSalud, listed in Section 7.6 of this Contract.

Dependent: A person who is enrolled in MiSalud as the spouse or child of the principal Enrollee.

Deliverable:  A document, manual or report submitted to ASES by the Contractor to fulfill requirements of this Contract.

Disease Management: An Administrative Service comprised of a set of Enrollee-centered steps to provide coordinated care to Enrollees suffering from diseases listed in Section 7.8.3 of this Contract.

Disenrollment: The termination of a person’s Enrollment in the MiSalud Plan.

Dual Eligible Beneficiary: An Enrollee eligible for both Medicaid and Medicare.

Durable Medical Equipment:  Equipment, including assistive technology, which: a) can withstand repeated use; b) is used to service a health or functional purpose; c) is ordered by a Health Care Professional to address an illness, injury or disability; and d) is appropriate for use in the home, work place, or school.

Early and Periodic Screening, Diagnostic, and Treatment (EPSDT) Program:  A Medicaid-mandated program that covers screening and diagnostic services to determine physical and mental deficiencies in Enrollees less than twenty-one (21) years of age, and health care, prevention, treatment, and other measures to correct or ameliorate any deficiencies and chronic conditions discovered.

Effective Date of the Contract: The first day of the Term of this Contract, which shall be the date upon which the Contract is fully executed as specified on the signature page of this Contract, but in no event later than the Implementation Date.

Effective Date of Disenrollment: The date, as defined in Section 4.5.3 of this Contract, on which an Enrollee ceases to be covered under the MiSalud Plan.

Effective Date of Enrollment: The date, as defined in Section 4.4.1 of this Contract, on which an Eligible Person becomes an Enrollee and acquires coverage under the MiSalud Plan.

EHR system: An electronic health record as provided in Section 4.11.4 of this Contract.

Eligible Person: A person eligible to enroll in the MiSalud Program, as provided in Section 1.3.1 of this Contract, by virtue of being Medicaid Eligible, CHIP Eligible, or an Other Eligible Person.

Emergency Medical Condition or Medical Emergency: A medical or mental health condition, regardless of diagnosis or symptoms, manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect to result in the following, in the absence of immediate medical attention:  (i) placing the physical or mental health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy; (ii) seriously impairing bodily functions; or (iii) causing serious dysfunction of any bodily organ or part.

Emergency Services: Covered Services (as described in Section 7.5.9 of this Contract) furnished by a qualified Provider in an emergency room that are needed to evaluate or stabilize an Emergency Medical Condition as defined above.

Encounter:  A distinct set of services provided to an Enrollee in a face-to-face setting on the dates that the services were delivered, regardless of whether the Provider is paid on a Fee-for-Service or Capitated basis.  Encounters with more than one Health Care Professional, and multiple Encounters with the same Health Care Professional, that take place on the same day in the same location will constitute a single Encounter, except when the Enrollee, after the first Encounter, suffers an illness or injury requiring an additional diagnosis or treatment.

Encounter Data:  (i) All data captured during the course of a single Encounter that specify the diagnoses, comorbidities, procedures (therapeutic, rehabilitative, maintenance, or palliative), pharmaceuticals, medical devices and equipment associated with the Enrollee receiving services during the Encounter; (ii) The identification of the Enrollee receiving and the Provider(s) delivering the health care services during the single Encounter; and, (iii) A unique, i.e. unduplicated, identifier for the single Encounter.

Enrollee: A person who is currently enrolled in the Plan, as provided in this Contract, and who, by virtue of relevant federal and Puerto Rico laws and regulations, is an Eligible Person listed in Section 1.3.1 of this Contract.

Enrollment: The process by which an Eligible Person becomes a member of the MiSalud Plan.

EPSDT Checkups:  Shall have the meaning ascribed to such term in Section 7.9.3.1 of this Contract.

EPSDT Eligible Children:  Shall have the meaning ascribed to such term in Section 7.9.1 of this Contract.

EPSDT Plan:  Shall have the meaning ascribed to such term in Section 7.9.1.1 of this Contract.

External Quality Review Organization (“EQRO”):  An organization that meets the competence and independence requirements set forth in 42 CFR 438.354 and performs analysis and evaluation on the quality, timeliness, and access to Covered Services and Benefits to Enrollees with respect to which the Contractor provides Administrative Services under this Contract.

Federally Qualified Health Center (“FQHC”) Services:  An entity that provides outpatient health programs pursuant to Section 1905(l)(2)(B) of the Social Security Act.

Federally Qualified Health Center (“FQHC”) Services:  Services furnished to an individual as an outpatient of an FQHC.

Fee-for-Service:  A method of reimbursement based on payment for specific Covered Services rendered to an Enrollee.

Final Report:  Shall have the meaning ascribed to such term in Section 34.8.4 of this Contract.

Fiscal Year: The period from July 1 of one calendar year through June 30 of the following calendar year.

Fraud:  An intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit or financial gain to him/herself or some other person, and it includes any act that constitutes Fraud under applicable federal or Puerto Rico law.

General Network: The group of Providers under contract with the Contractor that are not members of the Contractor’s Preferred Provider Networks.

Grievance: An expression of dissatisfaction about any matter other than an Action.

Grievance System:  The overall system that includes Complaints, Grievances, and Appeals at the Contractor level, as well as access to the Administrative Law Hearing process.

Health Care Professional:  A physician or other health care professional, including but not limited to podiatrists, optometrists, chiropractors, psychologists, dentists, physician’s assistants, physical or occupational therapists and therapists assistants, speech-language pathologists, audiologists, registered or licensed practical nurses (including nurse practitioners, clinical nurse specialist, certified registered nurse anesthetists, and certified nurse midwives), licensed certified social workers, registered respiratory therapists, and certified respiratory therapy technicians.

Health Certificate: Certificate issued by a physician after an examination that includes Venereal Disease Research Laboratory (“VRDL”) and tuberculosis (“TB”) tests if the individual suffers from a contagious disease that could incapacitate him or her or prevent him or her from doing his or her job, and does not represent a danger to public health.

 Healthy Child Care: The battery of screenings (listed in Section 7.5.3.1 of this Contract) provided to children under age two (2) who are Medicaid- or CHIP Eligible as part of Puerto Rico’s Early and Periodic Screening, Diagnostic and Treatment Program.

HEDIS: The Healthcare Effectiveness Data and Information Set, a set of performance measures for managed care developed by the National Committee for Quality Assurance (“NCQA”).

Health Insurance Portability and Accountability Act (“HIPAA”):  A law enacted in 1996 by the Congress of the United States.  When referenced in this Contract it includes all related rules, regulations and procedures.

Immediately or Immediate: Within twenty-four (24) hours, unless otherwise provided in this Contract.

Implementation Date of the Contract: The date on which the Contractor shall first be entitled to compensation for providing Administrative Services and arranging for the provision of Covered Services and Benefits under this Contract, which is November 1, 2011.

Incurred-But-Not-Reported (IBNR):  Estimate of unpaid Claims liability, including received but unpaid Claims.

Indian: Indian means an individual, defined at title 25 of the U.S.C. sections 1603(c), 1603(f), 1603(f) or who has been determined eligible, as an Indian, pursuant to 42 C.F.R. 136.12 or Title V of the Indian Health Care Improvement Act, to receive health care services from Indian health care providers (HIS, an Indian Tribe, Tribal Organization, or Urban Indian Organization-I/T/U) or through referral under Contract Health Services.

Information Service: The component of Tele MiSalud, a Call Center operated by the Contractor (described in Section 6.8 of this Contract), intended to assist Enrollees with routine inquiries which shall be fully staffed between the hours of 7:00 a.m. and, 7:00 p.m., Monday through Friday, excluding Puerto Rico holidays.

Information System(s): A combination of computing and communications hardware and software that is used in: (a) the capture, storage, manipulation, movement, control, display, interchange and/or transmission of information, i.e. structured data (which may include digitized audio and video) and documents; and/or (b) the processing of such information for the purposes of enabling and/or facilitating a business process or related transaction.

Insolvent: Unable to meet or discharge financial liabilities.

Integration Model: The service delivery model under the MiSalud Program, providing physical and behavioral health services in close coordination, to ensure optimum detection, prevention, and treatment of physical and behavioral health conditions.

MA-10: Form issued by the Puerto Rico Medicaid Program, entitled “Notice of Action Taken,” containing the Certification decision (whether a person was determined eligible or ineligible for Medicaid, CHIP, or the Commonwealth Population).

Managed Behavioral Health Organization (“MBHO”): An entity that contracts with ASES for the provision of the behavioral health component of the MiSalud program.

Managed Care Organization (“MCO”): An entity that is organized for the purpose of providing health care and is licensed as an insurer by the PRICO, which contracts with ASES for the provision of Covered Services and Benefits, except for Behavioral Health Services, in designated Service Regions, under the MiSalud program. For the avoidance of doubt, the Parties agree that Contractor is not an MCO for purposes of this Contract.

Marketing:  Any communication from the Contractor to any Eligible Person regarding the MiSalud Program that can reasonably be interpreted as intended to influence the individual to enroll in the MiSalud Plan, or not to enroll in another plan, or to disenroll from another plan.

Marketing Materials: Materials that are produced in any medium, by or on behalf of the Contractor, that can reasonably be interpreted as intended to market to individuals the MiSalud Program.

Master Formulary:  The list of pharmaceutical products set forth on Attachment 5 to this Contract.

Medicaid:  The joint federal/state program of medical assistance established by Title XIX of the Social Security Act.

Medicaid Eligible Person:  An individual eligible to receive services under Medicaid, who is eligible, on this basis, to enroll in the MiSalud Program.

Medicaid Management Information System (MMIS):  Computerized system used for the processing, collecting, analysis and reporting of Information needed to support Medicaid and CHIP functions. The MMIS consists of all required subsystems as specified in the State Medicaid Manual.

Medical Advice Service: The twenty-four (24) hour emergency medical advice toll-free phone line operated by the Contractor through its Tele MiSalud service, described in Section 6.8 of this Contract.

Medical Record:  The complete, comprehensive record of an Enrollee including, but not limited to, x-rays, laboratory tests, results, examinations and notes, accessible at the site of the Enrollee’s Network Primary Care Physician or Provider, that documents all health care services received by the Enrollee, including inpatient, outpatient, ancillary, and emergency care, prepared in accordance with all applicable federal and Puerto Rico rules and regulations, and signed by the Provider rendering the services.

Medical Necessity or Medically Necessary: Shall have the meaning ascribed to such terms in Section 7.2 of this Contract.

Medicare: The federal program of medical assistance for persons over age 65 and certain disabled persons under Title XVIII of the Social Security Act.

Medicare Part A: The part of the Medicare program that covers inpatient hospital stays and skilled nursing facility, home health, and hospice care.

Medicare Part B: The part of the Medicare program that covers physician, outpatient, home health, and preventive services.

Medicare Part C: The part of the Medicare program that permits Medicare recipients to select coverage among various private insurance plans.

Medicare Platino: A program administered by ASES for Dual Eligible Beneficiaries, in which managed care organizations or other insurers under contract with ASES function as Part C plans to provide services covered by Medicare, and also to provide a “wraparound” benefit of Covered Services and Benefits under MiSalud.

MiSalud (or “the MiSalud Program”): The government health services program (formerly referred to as “La Reforma”) offered by the Government of Puerto Rico, and administered by ASES, which serves a mixed population of Medicaid Eligible, CHIP Eligible, and Other Eligible Persons, and emphasizes integrated delivery of physical and behavioral health services.

MiSalud Plan or Plan: The physical health component of the MiSalud Program offered to Eligible Persons in the Service Regions covered by this Contract, and with respect to which the Contractor shall provide Administrative Services under this Contract.

MiSalud Policies and Procedures:  Shall have the meaning ascribed to such term in Section 4.7.3 of this Contract.

National Provider Identifier: The unique identifying number system for Providers created by the Centers for Medicare & Medicaid Services (CMS), through the National Plan and Provider Enumeration System.

Negative Redetermination Decision: A decision by the Puerto Rico Medicaid Program that a person is no longer eligible for services under the MiSalud Program (because the person no longer meets the eligibility standards for Medicaid, CHIP, or Puerto Rico’s government health assistance program).

Network: The entire group of Providers under contract with the Contractor, including those that are members of the General Network and those that are members of the PPN.

Network Provider: A Provider that has a contract with the Contractor under the MiSalud Program.  This term includes Providers in the General Network and Providers in the PPN.

Non-Emergency Medical Transportation (“NEMT”): Transportation for a non-emergency service.

Notice of Action: The notice described in Section 14.4.3 of this Contract, in which the Contractor notifies both the Enrollee and the Provider of an Action.

Notice of Disposition: The notice in which the Contractor explains in writing to the Enrollee and the Provider of the results and date of resolution of a Complaint, Grievance, or Appeal.

Office of the Patient Advocate: An office of the Government of Puerto Rico created by Law 11 of April 11, 2001, which is tasked with protecting the patient rights and protections contained in the Patient’s Bill of Rights Act.

Office of the Women’s Advocate: An office of the Government of Puerto Rico which is tasked, among other responsibilities, with protecting victims of domestic violence.

Other Eligible Person: A person eligible to enroll in the MiSalud Program under Section 1.3.1.3 of this Contract, who is not Medicaid- or CHIP Eligible; this group is comprised of the Commonwealth Population and certain public employees and pensioners.

Out-of-Network Provider: A Provider that does not have a contract with the Contractor under MiSalud; i.e., the Provider is not in either the General Network or the PPN.

Patient’s Bill of Rights Act: Law 194 of August 25, 2000, as amended, a law of the Government of Puerto Rico relating to patient rights and protection.

Per Member Per Month Administrative Fee: The monthly amount that ASES will pay to the Contractor per member per month (PMPM) in accordance with Attachment 11 of this Contract, in consideration of the Administrative Services.

Pharmacy Benefit Manager (PBM):  An entity under contract with ASES under the MiSalud Program, responsible for the administration of pharmacy Claims processing, formulary management, drug utilization review, pharmacy network management, and Enrollee information services relating to Pharmacy Services.

Pharmacy Program Administrator (PPA): An entity, under contract with ASES, responsible for implementing and offering support to ASES and the contracted PBMs in the negotiation of rebates and development of the Maximum Allowable Cost (“MAC”) List.

Physician Incentive Plan:  Any compensation arrangement between the Contractor and a physician or physician group that is intended to advance Utilization Management.

Plan:  See definition of the MiSalud Plan.

Post-Stabilization Services: Covered Services, relating to an Emergency Medical Condition, that are provided after an Enrollee is stabilized, in order to maintain the stabilized condition, or to improve or resolve the Enrollee’s condition.

Potential Enrollee:  A person who has been Certified by the Puerto Rico Medicaid Program as eligible to enroll in MiSalud (whether on the basis of Medicaid eligibility, CHIP eligibility, or eligibility as a member of the Commonwealth Population), but who was not enrolled in the MiSalud Plan prior to July 1, 2011.

PR Prompt Payment Law: collectively, Chapter 30 of the Puerto Rico Insurance Code and Rule Number 73 promulgated thereunder by the PRICO.

Preferential Turns: The policy of requiring Network Providers to give priority in treating Enrollees from the island municipalities of Vieques and Culebra, so that they may be seen by a Provider within a reasonable time after arriving in the Provider’s office.  This priority treatment is necessary because of the remote locations of these municipalities, and the greater travel time required for their residents to seek medical attention.

Preferred Drug List (“PDL”): A published subset of pharmaceutical products used for the treatment of physical and behavioral health conditions developed by the PPA from the Master Formulary after clinical and financial review.

Preferred Provider Network: A group of Network Providers that MiSalud Enrollees may access without any requirement of a Referral or Prior Authorization; provides services to MiSalud Enrollees without imposing any Co-Payments; and meets the Network requirements described in Article 9 of this Contract.

Prepaid Inpatient Health Plan (“PIHP”):  An entity that: (a) provides medical services to Enrollees under a contract with ASES with prepaid Capitation or other payment arrangements that do not use State plan payment plans; (b) provides, arranges for, or otherwise has responsibility for the provision of any inpatient hospital or institutional services for its Enrollees; and (c) does not have a comprehensive risk contract.

Preventive Services: Health care services provided by a physician or other Health Care Professional within the scope of his or her practice under Puerto Rico law to prevent disease, disability, or other health conditions; and to promote physical and mental health and efficiency.

Primary Care: All health care services, including periodic examinations, preventive health care services and counseling, immunizations, diagnosis and treatment of illness or injury, coordination of overall medical care, record maintenance, and initiation of Referrals to specialty Providers described in this Contract and for maintaining continuity of patient care.

Primary Care Physician (“PCP”): A licensed medical doctor (MD) who is a Provider and who, within the scope of practice and in accordance with Puerto Rico certification and licensure requirements, is responsible for providing all required Primary Care to Enrollees.   The PCP is responsible for determining services required by Enrollees, provides continuity of care, and provides Referrals for Enrollees when Medically Necessary.  A PCP may be a general practitioner, family physician, internal medicine physician, obstetrician/gynecologist, or pediatrician.

Primary Medical Group (“PMG”): A grouping of associated Primary Care Physicians and other Providers for the delivery of services to MiSalud Enrollees using a coordinated care model.  PMGs may be organized as Provider care organizations, or as another group of Providers who have contractually agreed to offer a coordinated care model to MiSalud Enrollees under the terms of this Contract.

Prior Authorization:  Authorization granted by the Contractor in advance of the rendering of a Covered Service, which, in some instances, is made a condition for receiving the Covered Service.

Provider:  Any physician, hospital, facility, or other Health Care Professional who is licensed or otherwise authorized to provide health care services in the jurisdiction in which they are furnished.

Provider Contract:  Any written contract between the Contractor and a Provider setting forth the terms and conditions under which the Provider will provide Covered Services to Enrollees under this Contract.

Psychiatric Emergency: A psychiatric condition manifesting itself in acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, or in causing serious impairments of bodily functions, or serious dysfunction of any bodily organ or part.  A Psychiatric Emergency shall not be defined on the basis of lists of diagnoses or symptoms.

Puerto Rico Health Department (“Health Department”): The Single State Agency charged with administration of the Medicaid Program of the Government of Puerto Rico, which (through the Puerto Rico Medicaid Program) is responsible for Medicaid and CHIP eligibility determinations.

Puerto Rico Insurance Commissioner’s Office (“PRICO”): The Puerto Rico Government agency responsible for regulating, monitoring, and licensing insurance business.

Puerto Rico Medicaid Program: The subdivision of the Puerto Rico Health Department that conducts eligibility determinations for Medicaid, CHIP, and the Commonwealth Population.

Quality Assessment and Performance Improvement Program (QAPI): A set of programs aiming to increase the likelihood of desired health outcomes of Enrollees through the provision of health services that are consistent with current professional knowledge; the QAPI Program includes incentives to comply with HEDIS standards, to provide adequate preventive service, and to reduce the unnecessary use of Emergency Services.

Quality Incentive Program: Shall have the meaning ascribed to such term in Article 12 of the Contract.

Reasonable Efforts: means the taking of those steps in the power of the relevant Party that are capable of producing the desired result, being steps which a reasonable person desiring to achieve such result would take; provided that, subject to the relevant Party’s other express obligations under this Agreement, the relevant Party shall not be required to expend any funds other than those funds (A) necessary to meet the reasonable costs reasonably incidental or ancillary to the steps to be taken by the relevant Party and (B) the expenditure of which is not the obligation of the other Party hereunder.

Recertification: A determination by the Puerto Rico Medicaid Program that a person previously enrolled in MiSalud subsequently received a Negative Redetermination Decision, is again eligible for services under the MiSalud Program.

Redetermination: The periodic redetermination of eligibility for Medicaid, CHIP, or the Commonwealth Population, conducted by the Puerto Rico Medicaid Program.

Referral:  A request by a PCP or other Provider in the PMG for an Enrollee to be evaluated and/or treated by a different Provider, usually a specialist.

Reinsurance:  An agreement whereby ASES transfers risk or liability for losses, in whole or in part, sustained under this Contract.  A reinsurance agreement may also exist at the Provider level through a stop-loss arrangement as provided in Section 22.3 of this Contract.

Remedy: ASES’s means to enforce the terms of the Contract through liquidated damages and other sanctions.

Reports:  Shall have the meaning ascribed to such term in Section 18.2 of this Contract.

Retention Fund: Shall have the meaning ascribed to such term in Section 12.5.2 of this Contract..

Runoff Period: A period not to exceed ten (10) consecutive months, commencing on the Calendar Day immediately following the Termination Date.

Rural Health Clinic (“RHC”): A clinic that is located in an area that has a health-care Provider shortage.  An RHC provides primary health care and related diagnostic services and may provide optometric, podiatry, chiropractic and mental health services.  An RHC employs, contracts or obtains volunteer services from Providers to provide services.

Service Authorization Request: An Enrollee’s request for the provision of a Covered Service.

Service Region: A geographic area comprised of those municipalities where the Contractor is responsible for providing services under the MiSalud Program which for purposes of this Contract shall include the Virtual Region and the following geographic service regions: Metro North, North, San Juan, Northeast and West regions.

Span of Control: Information systems and telecommunications capabilities that the Contractor operates or for which it is otherwise legally responsible according to the terms and conditions of this Contract.  The Contractor’s Span of Control also includes Systems and telecommunications capabilities outsourced by the Contractor.

Special Coverage: A component of Covered Services, described in Section 7.7 of this Contract, which are more extensive than the Basic Coverage services, and for which Enrollees are eligible only by “registering”; registration for Special Coverage is based on intensive medical needs occasioned by serious illness.

Subcontract: Any written contract between the Contractor and a third party, including a Provider, to perform a specified part of the Contractor’s obligations under this Contract.

Subcontractor(s): A third party to a written contract with the Contractor to perform a specified part of the Contractor’s obligations under this Contract.

Systems Unavailability: As measured within the Contractor’s information systems Span of Control, when a system user does not get the complete, correct full-screen response to an input command within three (3) minutes after depressing the “Enter” or other function key.

Telecommunication Device for the Deaf (“TDD”):  Special telephone devices with keyboard attachments for use by individuals with hearing impairments who are unable to use conventional phones.

Tele MiSalud: The Enrollee support Call Center that the Contractor shall operate as described in Section 6.8 of this Contract, containing two components: the Information Service and the Medical Advice Service.

Tele MiSalud Outreach Program:  Shall have the meaning ascribed to such term in Section 6.8.12 of this Contract.

Terminal Condition: A condition caused by injury, illness, or disease, from which, to a reasonable degree of certainty, will lead to the patient’s death in a period of, at most, six (6) months.

Termination Date of Contract or Termination Date: The final date upon which the Contractor is required to provide Administrative Services hereunder including any services rendered during the Transition Period, but excluding the Runoff Period, as described in Articles 34 and 35 of this Contract.

Third Party:  Any person, institution, corporation, insurance company, public, private or governmental entity who is or may be liable in Contract, tort, or otherwise by law or equity to pay all or part of the medical cost of injury, disease or disability of an Enrollee.

Third Party Liability: Legal responsibility of any Third Party to pay for health care services.

Transition Report:  Any Report that is not otherwise required to be prepared by the Contractor during the Contract Term, except upon ASES’s reasonable request during the Transition Period regarding the Contractor’s operations with respect to the MiSalud Program under this Contract during the Transition Period or the Runoff Period.

Urgency:  Shall have the meaning ascribed to such term in the Patient’s Bill of Rights Act.

Utilization:  The rate patterns of service usage or types of service occurring within a specified time.

Utilization Management (“UM”):  A service performed by the Contractor which seeks to ensure that Covered Services provided to Enrollees are in accordance with, and appropriate under, the standards and requirements established by this Contract, or a similar program developed, established or administered by ASES.

Virtual Region: The Service Region for the MiSalud Program that is comprised of children who are in the custody of ADFAN, as well as certain survivors of domestic violence referred by the Office of the Women’s Advocate, who enroll in the MiSalud Program.  The Virtual Region encompasses services for these Enrollees throughout Puerto Rico.

Week:                      The traditional seven-day week, Sunday through Saturday.

Withhold:  A percentage of payments or set dollar amounts that ASES deducts from its payment to the Contractor, or that the Contractor deducts from its payment to a Network Provider, depending on specific predetermined factors.

ARTICLE 3	ACRONYMS

The acronyms included in this Contract stand for the following terms.

ACH -	Automated Clearinghouse

ADFAN -	Puerto Rico Administración de Familias y Niños, or Families and Children Administration

AICPA -	American Institute of Certified Public Accountants

ARRA -	American Recovery and Reinvestment Act of 2009

ASES -	Administración de Seguros de Salud, or Puerto Rico Health Insurance Administration

ASSMCA -	The Mental Health and Against Addiction Services Administration or Administración de Servicios de Salud Mental y Contra la Addicción

ASUME -	Minor Children Support Administration

BC-DR -	Business Continuity and Disaster Recovery

CCuSAI -	Comprehensive Health Center

CFR -	Code of Federal Regulations

CHIP -	Children's Health Insurance Program

CLIA -	Clinical Laboratory Improvement Amendment

CMS -	Centers for Medicare & Medicaid Services

DME -	Durable Medical Equipment

ECM -	Electronic Claims Management

EDI -	Electronic Data Interchange

EFT -	Electronic Funds Transfer

EHR -	Electronic Health Record

EIN -	Employer Identification Number

EMTALA -	Emergency Medical Treatment and Labor Act

EPSDT -	Early and Periodic Screening, Diagnostic, and Treatment

EQR -	External Quality Review

EQRO -	External Quality Review Organization

ER -	Emergency Room

FQHC -	Federally Qualified Health Center

PMG -	Primary Medical Group

HEDIS -	The Healthcare Effectiveness Data and Information Set

HHS -	U.S. Department of Health & Human Services

HIE -	Health Information Exchange

HIPAA -	Health Insurance Portability and Accountability Act of 1996

IBNR -	Incurred-But-Not-Reported

MAC -	Maximum Allowable Cost

MBHO -	Managed Behavioral Health Organization

MMIS -	Medicaid Management Information System

NEMT -	Non-Emergency Medical Transportation

NPI -	National Provider Identifier

OIG -	Office of the Inspector General of the U.S. Department of Health and Human Services

PBM -	Pharmacy Benefits Manager

PCP -	Primary Care Physician

PDL -	Preferred Drug List

PIHP -	Prepaid Inpatient Health Plan

PIP -	Performance Improvement Projects

PMG -	Primary Medical Group

PPA -	Pharmacy Program Administrator

PPN -	Preferred Provider Network

QAPI -	Quality Assessment Performance Improvement Program

RFP -	Request for Proposals

RHC -	Rural Health Center

SAS -	Statements on Auditing Standards

SSN -	Social Security Number

TDD -	Telecommunication Device for the Deaf

TPL -	Third-Party Liability

UCF -	Uniform Central Formulary

UM -	Utilization Management

ARTICLE 4	ASES RESPONSIBILITIES

4.1	General Provision

ASES will be responsible for administering the MiSalud government health plan.  ASES will administer contracts, monitor the Contractor’s performance, and provide oversight of all aspects of the Contractor’s operations.  Specifically, ASES will perform the activities as specified in Article 4.

4.2	Legal Compliance

ASES will comply with, and will monitor the Contractor’s compliance with, all federal and Puerto Rico laws, rules, regulations, statutes, policies or procedures that may govern the Contract, including but not limited to those listed in Attachment 1, to the extent applicable.

4.3	Eligibility

4.3.1
The Government of Puerto Rico has sole authority to determine eligibility for MiSalud, as provided in federal law and Puerto Rico’s State Plan, with respect to the Medicaid and CHIP eligibility groups listed in Sections 1. 3.1.1-1.3.1.2 of this Contract; and, with respect to the Other Eligible Persons listed in Section 1.3.1.3 of this Contract, as provided in Article VI, Section 5 of Act 72 and other Puerto Rico law and Regulation 7758 – Regulation Number 138 of the Puerto Rico Health Department.

4.3.2
The Puerto Rico Medicaid Program will determine eligibility for the eligibility categories listed in Sections 1.3.1.1, 1.3.1.2, and 1.3.1.3.1 above (Medicaid - and CHIP Eligible Persons and the Commonwealth Population).

4.3.3
The Medicaid Program determination that a person is eligible for MiSalud is contained on Form MA-10, titled “Notification of Action Taken on Request and/or Re-Evaluation,” and shall be referred to hereinafter as “Certification.”  A person who has received a Certification after July 1, 2011 shall be referred to hereinafter as “Enrollee.”

4.3.4	Effective Date of Eligibility. ASES shall observe the following rules with respect to the Effective Date of Eligibility for services under MiSalud.

4.3.4.1
Effective Date of Eligibility for Medicaid - and CHIP Eligible Persons and Commonwealth Population.  Medicaid - and CHIP Eligible Persons and members of the Commonwealth Population (see Sections 1.3.1.1, 1.3.1.2, 1.3.1.3.1 of this Contract) shall be eligible to enroll in MiSalud as of the eligibility effective date specified on the MA-10.

4.3.4.2
Effective Date of Eligibility for Public Employees and Pensioners.  Public employees and pensioners (see Section 1.3.1.3.2 of this Contract) shall be eligible to enroll in MiSalud according to policies determined by the Government of Puerto Rico.  The Puerto Rico Medicaid Program does not play a role in determining their eligibility.

4.3.5	Termination of Eligibility

4.3.5.1
An Enrollee who is determined ineligible for MiSalud after a Redetermination conducted by the Puerto Rico Medicaid Program shall remain eligible for services under MiSalud until the date specified in a Negative Redetermination Decision issued by the Medicaid Program.

4.3.5.2	An Enrollee who is a public employee or pensioner (see Section 1.3.1.3.2 of this Contract) shall remain eligible until disenrolled from MiSalud.

4.3.6	ASES Notice to Contractor

4.3.6.1	ASES shall notify the Contractor of Certifications and Negative Redetermination Decisions referenced in Sections 4.3.3 and 4.3.5 of this Contract.

4.3.6.2
ASES will receive a file with Certification and Negative Redetermination Decision data from the Puerto Rico Medicaid Program on a daily basis, and shall notify the Contractor of a Certification or Negative Redetermination Decision within one (1) Business Day of receiving notice of it via said file.  ASES shall forward these data to the Contractor in an electronic format agreed to between the Parties (the “Daily Update / Carrier Eligibility File Format”).

4.4	Enrollment Responsibilities of ASES

4.4.1	Effective Date of Enrollment

4.4.1.1
General Provision.  Except as provided below, Enrollment will be effective (hereinafter referred to as the “Effective Date of Enrollment”) as of the eligibility certification date shown on the MA-10.  The effective date on the MA-10 is the day the application process is complete.

4.4.1.2
Enrollment of Persons who Access Emergency Services Before Completing the Certification Process. When an Eligible Person who is a Medicaid or CHIP Eligible Person (see Sections 1.3.1.1, 1.3.1.2 of this Contract and 1.3.1.3.1) receives Emergency Services before the date indicated in Section 4.4.1.1 above,  the Effective Date of Enrollment shall be deemed to be the date of the first Emergency Service covered by the Contractor or by the MBHO, regardless of whether the Medicaid or CHIP Eligible Person had submitted an Enrollment application to the Puerto Rico Medicaid Program as of that date, provided that ASES provides written notification to the Contractor from the Health Care Reform Eligibility (HCRE) System of (1) the Certification of eligibility for the Eligible Person, and (2) the fact that the Potential Enrollee has accessed Emergency Services.  The Contractor shall promptly, per Section 5.2.3 of this Contract, enroll the individual in the Plan.

4.4.1.3
Effective Date of Re-Enrollment for Enrollees Who Lose Eligibility. If an Enrollee who is a Medicaid- or CHIP Eligible Person or member of the Commonwealth Population loses eligibility for MiSalud for not more than two (2) months, Enrollment in the MiSalud Plan shall be reinstated.  Upon notification from ASES of the Recertification, the Contractor shall Auto-Enroll the person, with Enrollment effective as of the new Effective Date of Eligibility.

4.4.1.4	Effective Date of Enrollment for Newborns

4.4.1.4.1
A newborn shall be Auto-Enrolled, with an Effective Date of Enrollment of the date of his or her birth, provided that the Contractor meets the notification requirements in Section 5.2.5 of this Contract.

4.4.1.4.2	ASES shall require the Contractor to provide notification to ASES when it learns about any Enrollee that a Network Provider encounters who is an expectant mother, per Section 5.2.5 of this Contract.

4.4.1.4.3	ASES shall require the Contractor to Auto-Enroll the newborn as provided in Section 5.2.5 of this Contract.

4.4.1.5
Re-Enrollment Policy and Effective Date of Re-Enrollment for Mothers Who are Minor Dependents.  In the event that a female Enrollee who is included in a family group for coverage under MiSalud as a Dependent child becomes pregnant, the Enrollee shall be referred to the Puerto Rico Medicaid Program.  She will be considered to be a new family and will become the head of household of the new family.  The Effective Date of Enrollment of the new family will be the date of the first diagnosis of the pregnancy, and the Enrollee shall be Auto-Enrolled, effective as of this date.  The mother shall be Auto-Assigned to the PMG and PCP to which she was assigned before the Re-Enrollment.

4.4.2
Term of Enrollment.  The Term of Enrollment shall be a period of twelve (12) consecutive months for all MiSalud Enrollees, except that in cases in which the Puerto Rico Medicaid Program has designated an eligibility redetermination period shorter than twelve months for an Enrollee who is a Medicaid or CHIP Eligible Person or a member of the Commonwealth Population, that same period shall also be considered the Enrollee’s Term of Enrollment.  Such a shortened eligibility redetermination period may apply, in the discretion of the Puerto Rico Medicaid Program, when an Enrollee is pregnant, is homeless, or anticipates a change in status (such as receipt of unemployment benefits) or in family composition.  Notwithstanding this Section, Section 4.5 of this Contract controls the Effective Date of Disenrollment.

4.4.3	General Auto-Enrollment. Effective July 1, 2011, ASES implemented an Auto-Enrollment process for MiSalud for Medicaid and CHIP Eligible Persons and members of the Commonwealth Population.

4.4.3.1
The Contractor shall Auto-Enroll each Enrollee in the MiSalud Plan covering the Service Region where the Enrollee lives or, for an Enrollee who is a foster child in the custody of ADFAN or a survivor of domestic violence referred by the Women’s Advocate, in the MiSalud Plan covering the Virtual Region.

4.4.3.2
Puerto Rico Medicaid Program will ensure that each Enrollee receives an MA-10 and welcome letter upon certification. The welcome letter shall explain to the Enrollee how to use the MA-10 until the membership card is received, to obtain services immediately.

4.4.3.3
The Auto-Enrollment process will include Auto-Assignment of a PMG and PCP.  A new Enrollee who is a dependent of a current MiSalud Enrollee shall be automatically assigned to the same PMG as his or her parent or spouse who is a current MiSalud Enrollee.

4.4.3.4	The Contractor shall notify the Enrollee in writing of the right to request a change in assigned PMG and/or PCP for up to ninety (90) days after the Auto-Assignment, without cause.

4.4.3.5	The Contractor’s notice to the Enrollee and to ASES of the Enrollment shall be carried out as provided in Sections 5.2.3 through 5.2.9 of this Contract.

4.4.3.6
The Effective Date of Enrollment for those Auto-Enrolled will be governed by the rules stated in Section 4.4.1 of this Contract.  The Contractor’s notice of Auto-Enrollment, required by Section 5.2.4 of this Contract, shall serve as the notice of Enrollment referenced in Section 4.4.1.1 of this Contract.

4.4.4
Except as otherwise provided in this Section 4.4 of this Contract, and notwithstanding the Term of Enrollment provided in Section 4.4.2 of this Contract, Enrollees shall remain enrolled in the MiSalud Plan until the occurrence of an event listed in Section 4.5 of this Contract (Disenrollment Responsibilities of ASES).

4.5	Disenrollment Responsibilities of ASES

4.5.1
Disenrollment occurs only when ASES or the Medicaid Program determines that an Enrollee is no longer eligible for MiSalud; or when Disenrollment is requested by the Contractor or Enrollee, and approved by ASES, as provided in Section 5.4.3-5.4.4 of this Contract.

4.5.2
Disenrollment will be effected by ASES, and ASES will issue notification to the Contractor.  Such notice shall be delivered via file transfer to the Contractor on a daily basis simultaneously with information on Enrollees within five (5) Calendar Days of making a final determination on Disenrollment.  ASES’s notice to the Contractor concerning Disenrollment will be conveyed by ASES simultaneously with information on Enrollees (see Section 4.3.6.1 of this Contract).

4.5.3
Disenrollment shall occur according to the following timeframes (the “Effective Date of Disenrollment”).  Upon the Effective Date of Disenrollment, the Conversion Clause in Section 5.5 of this Contract shall be triggered.

4.5.3.1
Except as otherwise provided in this Section 4.5, Disenrollment will take effect as of the Disenrollment date specified in ASES’s notice to the Contractor that an Enrollee is no longer eligible.  If ASES notifies the Contractor of Disenrollment on or before the last working day of the month in which eligibility ends, the Disenrollment will be effective on the first day of the following month.

4.5.3.2
When Disenrollment is effected at the Contractor’s or the Enrollee’s request, as provided in Sections 4.5.4, 4.5.5, and 5.4 of this Contract, Disenrollment shall take effect no later than the first day of the second month following the month that the Contractor or Enrollee requested the Disenrollment.  If ASES fails to make a decision on the Contractor’s or Enrollee’s request before this date, the Disenrollment will be deemed granted.  If the Enrollee requests reconsideration of a Disenrollment through the Contractor’s Grievance System, as provided in Article 14, the Grievance process shall be completed in time to permit the Disenrollment (if approved) to take effect in accordance with this timeframe.

4.5.3.3	If what would otherwise be the Effective Date of Disenrollment under this subsection 4.5.3 falls:

4.5.3.3.1
When the Enrollee is an inpatient at a hospital, ASES shall postpone the Effective Date of Disenrollment so that it occurs on the last day of the month in which the Enrollee is discharged from the hospital, or the last day of the month following the month in which Disenrollment would otherwise be effective, whichever occurs earlier;

4.5.3.3.2	During a month in which the Enrollee is in the second or third trimester of pregnancy, ASES shall postpone the Effective Date of Disenrollment so that it occurs on the date of delivery; or

4.5.3.3.3	During a month in which an Enrollee is diagnosed with a Terminal Condition, ASES shall postpone the Effective Date of Disenrollment so that it occurs on the last day of the following month.

4.5.3.4
For the public employees and pensioners who are Other Eligible Persons referred to in Section 1.3.1.3.2 of this Contract, Disenrollment shall occur according to the timeframes set for in Normative Letter 10-10-06, issued by ASES on October 6, 2010 (Attachment 13 to this Contract).

4.5.4
ASES will initiate Disenrollment at the request of the Contractor only under the circumstances set forth in Section 5.4.4 of this Contract.  ASES will approve a Disenrollment request by the Contractor, in ASES’s discretion, only if ASES determines:

4.5.4.1	That it is impossible for the Contractor to continue to provide services to the Enrollee without endangering the Enrollee or other MiSalud Enrollees; and

4.5.4.2	That an action short of Disenrollment, such as transferring the Enrollee to a different PCP or PMG, will not resolve the problem.

4.5.5
ASES will initiate Disenrollment at the request of an Enrollee only under the circumstances set forth in Section 5.4.3 of this Contract. ASES may approve or disapprove the request based on the reasons specified in the Enrollee’s request, or upon any relevant information provided to ASES by the Contractor about the Disenrollment request.

4.5.6	Upon the Effective Date of Disenrollment, the Conversion Clause in Section 5.5 of this Contract shall apply.

4.5.7
ASES shall ensure, through the obligations of the Contractor under this Contract that Enrollees receive the notices contained in Section 5.2.6 (Re-Enrollment Procedures).  While these notices shall be issued by the Contractor, per Section 5.4.2 of this Contract, ASES shall provide the Contractor with the information on Certification and Negative Redetermination Decision (see Section 4.3.6.1 of this Contract) needed for the Contractor to carry out this responsibility.

4.6	Enrollee Services and Marketing

4.6.1
ASES will provide to the Contractor a document entitled MiSalud Universal Beneficiary Guidelines (Attachment 3 to this Contract) for the purpose of providing uniform information in the Contractor’s Enrollee Handbook for MiSalud, as required by 42 CFR 438.10, and according to the requirements set forth in Section 6.4 of this Contract.

4.6.2	ASES shall have sole authority to review and approve all informational and Marketing Materials disseminated to Enrollees of the MiSalud Plan, including, but not limited to, the following:

4.6.2.1
ASES shall have sole authority to review and approve the Enrollee Handbook before it is printed and distributed, and will review and approve any amendment to the Enrollee Handbook before it is printed and distributed.  The Handbook, and any subsequent substantive changes to it, shall be final only upon ASES’s written confirmation of approval, as required in Sections 6.2.2 and 6.4.5 of this Contract.

4.6.2.2
ASES shall have sole authority to review and approve the format and content of the Enrollee ID Card that the Contractor intends to issue in accordance with CMS requirements and the guidelines set forth in Section 6.7 of this Contract.

4.7	Covered Services

4.7.1
Given the objective of MiSalud to promote an integrated approach to physical and behavioral health, and to improve Access to quality primary and specialty care services, ASES shall utilize all mechanisms set forth in this Contract (including, but not limited to, the Quality Improvement and Reporting provisions set forth in Articles 12 and 18) to ensure that the Contractor performs the services and tasks assigned to advance the program goals of MiSalud.

4.7.2	[Intentionally left blank].

4.7.3
ASES shall provide to the Contractor before the Implementation Date of this Contract, and on an ongoing basis, updated information on the operational policies, procedures, and regulations of MiSalud that affect the scope of the Administrative Services to be provided by the Contractor and Covered Services under this Contract or otherwise affect this Contract (collectively, the “MiSalud Policies and Procedures”).  Accordingly, the Contractor will be included in any mailing list for the purpose of providing such information, and in any advisory committee or general meetings convened by ASES, the Pharmacy Benefits Manager, or any other organization whose objectives are to instruct MiSalud contractors on modifications to policies or benefits coverage.

4.8	Provider Network

4.8.1
ASES will provide the Contractor with timely updates to Puerto Rico’s list of excluded Providers, and also, if applicable, any such list issued by CMS or the U.S. Department of Health and Human Services, as well as any additional information that will affect who may be included in the Contractor’s Provider Network.  ASES will provide the Puerto Rico Provider Credentialing policies to the Contractor prior to the Implementation Date of this Contract.  The Puerto Rico Provider Credentialing policies shall be considered to be part of the MiSalud Policies and Procedures.

4.9	Quality Monitoring

4.9.1
ASES, in strict compliance with applicable provisions of 42 CFR 438.204 and other federal and Puerto Rico regulations, shall evaluate the delivery of health care by the Contractor’s Provider Network.  Such quality monitoring shall include monitoring of all the Contractor’s Quality Improvement programs described in Article 12 of this Contract.  ASES shall monitor the following items, among others:

4.9.1.1	The availability of Covered Services;

4.9.1.2	The adequacy of the Contractor’s Provider Network;

4.9.1.3	The Contractor’s coordination and continuity of care for Enrollees;

4.9.1.4	The coverage and authorization of Covered Services and Benefits;

4.9.1.5	The Contractor’s policies and procedures for selection and retention of Providers;

4.9.1.6	The Contractor’s compliance with Enrollee information requirements in accordance with 42 CFR 438.10;

4.9.1.7	The Contractor’s compliance with Puerto Rico and federal privacy laws and regulations relative to confidentiality of Enrollee information;

4.9.1.8	The Contractor’s compliance with Enrollment and Disenrollment requirements and limitations;

4.9.1.9	The Contractor’s Grievance System;

4.9.1.10	The Contractor’s oversight of all Subcontractor relationships and delegations;

4.9.1.11	The Contractor’s adoption of practice guidelines, including the dissemination of the guidelines to Providers and, upon request, to Enrollees, and Providers’ application of the Guidelines;

4.9.1.12	The Contractor’s quality assessment and performance improvement program; and

4.9.1.13	The Contractor’s Information Systems to ensure it supports initial and ongoing review of Puerto Rico’s quality strategy.

4.10	Coordination with Contractor’s Key Staff

4.10.1	ASES will make diligent, good-faith efforts to facilitate effective and continuous communication and coordination with the Contractor in all areas of MiSalud operations.

4.10.2	Specifically, ASES will designate individuals within ASES who will serve as liaisons to the corresponding individuals on the Contractor’s staff, including:

4.10.2.1	A program integrity staff member;

4.10.2.2	A quality oversight staff member;

4.10.2.3	A Grievance System staff member; and

4.10.2.4	An information systems coordinator.

4.11	Information Systems and Reporting

4.11.1
ASES reserves the right to modify, expand, or delete the requirements contained in Articles 16 and 17 with respect to the data that the Contractor is required to submit to ASES, or to issue new requirements, subject to consultation with the Contractor.  If the change in requirements imposes material additional costs or expenses on the Contractor, or otherwise reduces such costs and expenses materially, the Parties shall negotiate and implement an adjustment in the Administative Fee prior to any change in the data requirements set forth in Articles 16 and 17. Unless otherwise mutually agreed upon by the Parties, the Contractor shall have no less than thirty (30) Calendar Days and no more than ninety (90) Calendar Days from the day on which ASES issues notice of a required modification, addition, or deletion, to comply with the modification, addition, or deletion. Any payment made by ASES that is based on data submitted by the Contractor is contingent upon the Contractor’s compliance with the certification requirements contained in 42 CFR 438.606.

4.11.2
ASES will make available a secure FTP server, accessible via the Internet, for receipt of electronic files and reports from the Contractor.  The Contractor shall provide a similar system for ASES to transmit files and reports deliverable by ASES to the Contractor.  When such systems are not operational, ASES and the Contractor shall agree mutually on alternate methods for the exchange of files.

4.11.3	ASES will deliver data to the Contractor, according to the layouts defined by ASES, with the following information, according to the following timeframes:

4.11.3.1	On a Daily basis: Certifications and Negative Redetermination Decisions; Enrollment rejections and errors;

4.11.3.2	On a Daily and Monthly Basis: Enrollment data (including Certification and Negative Redetermination Decision);

4.11.3.3	On a Monthly Basis: Error return files and processing summary reports for monthly files submitted by the Contractor.

4.11.4
In an effort to improve the efficiency and quality of services to Enrollees and to help prevent Fraud and Abuse in the MiSalud Program, ASES shall require that all PCPs and PPN physician specialists maintain Enrollees’ Medical Records through an EHR system.  Any such EHR system, whether maintained as a complete or component system, must be ONC and CCHIT certified and shall meet the specifications set forth in Attachment 15.  The PCPs and PPN physician specialists shall have an operational EHR system in place on or before July 1, 2012 or such later date as set forth in his/her Provider Contract.  Upon request, the Contractor shall assist the PCPs and PPN physician specialists in the acquisition and installation of such an appropriate EHR system at the Contractor’s expense. The Contractor shall also provide each such Provider with information on (i) the benefits of the EHR system and (ii) the costs of maintaining the EHR system.

4.12	Readiness Review

4.12.1
ASES will conduct a readiness review of Contractor’s operations related to this Contract that will include, at a minimum, one (1) on-site review to provide assurances that the Contractor is able and prepared to perform all Administrative Services.

4.12.2
ASES’s review will document the status of the Contractor’s compliance with the MiSalud Program standards set forth in this Contract.  A multidisciplinary team appointed by ASES will conduct the readiness review.  The scope of the readiness review will include, but not be limited to, review and/or verification of:

4.12.2.1	Provider Network composition and Access;

4.12.2.2	Staff;

4.12.2.3	Marketing materials;

4.12.2.4	Content of Provider contracts;

4.12.2.5	EPSDT Plan;

4.12.2.6	Enrollee services capability;

4.12.2.7	Comprehensiveness of quality and Utilization Management strategies;

4.12.2.8	Policies and procedures for the Grievance System;

4.12.2.9	Financial solvency;

4.12.2.10	Contractor litigation history, current litigation, audits and other government investigations both in Puerto Rico and in other jurisdictions;

4.12.2.11	Information Systems performance and interfacing capabilities; and

4.12.2.12	All other matters ASES may deem reasonable in order to determine the Contractor’s compliance with the requirements of this Contract.

4.12.3	The readiness review may assess the Contractor’s ability to meet any requirements set forth in this Contract and the documents referenced herein.

4.12.4
Eligible Persons may not be enrolled in the MiSalud Program until ASES has determined that the Contractor is capable of meeting these standards.  The Contractor’s failure to pass the readiness review may result in the application of a Corrective Action Plan for any areas where the Contractor fails to pass the readiness review.

4.12.5	ASES will provide the Contractor with a summary of findings from the readiness review, as well as areas requiring remedial action.

ARTICLE 5	CONTRACTOR RESPONSIBILITIES

5.1	General Provisions

5.1.1	The Contractor shall complete the following actions, tasks, obligations, and responsibilities:

5.1.2	The Contractor must maintain the staff, organizational, and administrative capacity and capabilities necessary to carry out all the duties and responsibilities under this Contract.

5.1.3	The Contractor shall notify ASES within five (5) Business Days of a change in the following:

5.1.3.1	Its business address, telephone number, facsimile number, and e-mail address;

5.1.3.2	Its corporate status;

5.1.3.3	Its solvency (as a result of a non-operational event);

5.1.3.4	Its corporate officers or executive employees involved in providing the Administrative Services contemplated in this Contract;

5.1.3.5	Its federal employee identification number or federal tax identification number; or

5.1.3.6	Its owner’s business address, telephone number, facsimile number, and e-mail address.

5.2	Enrollment Responsibilities of the Contractor

5.2.1	General Provisions

5.2.1.1	The Contractor shall coordinate with ASES as necessary for all Enrollment and Disenrollment functions.

5.2.1.2	The Contractor shall enroll in the Plan all certified Eligible Persons within the Service Regions upon receipt of notice from ASES that the individual is eligible, as provided in this Contract.

5.2.1.3	The Contractor shall recognize Enrollees as enrolled as provided in, and effective according to the timeframes specified in Section 4.4 of this Contract.

5.2.1.4
The Contractor shall accept all certified Eligible Persons into the Plan without restrictions.  The Contractor shall not discriminate against individuals on the basis of religion, gender, race, color, national origin, or sexual preference, and will not use any policy or practice that has the effect of discriminating on the basis of religion, gender, race, color, or national origin or on the basis of health, health status, pre-existing condition, or need for health care services.

5.2.2	General Enrollment Procedures for Certified Eligible Persons

5.2.2.1	The Contractor shall maintain adequate capacity in the Service Regions, to ensure prompt and voluntary Enrollment of all Enrollees, on a daily basis and in the order in which they apply.

5.2.2.2	The Contractor shall provide Enrollees with specific information allowing for prompt, voluntary, and reliable Enrollment.

5.2.2.3	The Contractor shall use its Reasonable Efforts to maintain the functionality and reliability of all systems necessary for Enrollment and Disenrollment as provided in Article 17 of this Contract.

5.2.3	Enrollment Procedures with Respect to Potential Enrollees

5.2.3.1
ASES will initiate the Auto-Enrollment of all Potential Enrollees in the following manner: (1) Group One will include all Potential Enrollees who became Certified between April 1, 2011 and June 30, 2011; (2) Group Two will include all Potential Enrollees who became Certified between January 1, 2011 and March 31, 2011; (3) Group Three will include all Potential Enrollees who became Certified between October 1, 2010 and December 31, 2010.

5.2.3.2
The Effective Date of Enrollment for each Potential Enrollee group is as follows: (1) Group One Effective Date of Enrollment is November 1, 2011; (2) Group Two Effective Date of Enrollment is December 1, 2011; (3) Group Three Effective Date of Enrollment is January 1, 2012. Any Potential Enrollee may initiate the manual enrollment process prior to the assigned Auto-Enrollment date by contacting the Contractor directly. If the Potential Enrollee visits the Contractor’s office to enroll, the Contractor shall request that the Potential Enrollee select a PMG and PCP.  During the visit, the Contractor shall issue to the new Enrollee an Enrollee ID Card, a notice of Enrollment, an Enrollee Handbook, and a Provider Directory; or, such notice, ID Card, Handbook, and Provider Directory may be sent to the Enrollee via surface mail within five (5) Business Days of the Enrollee’s visit to the Contractor’s office to enroll.

5.2.3.3
The notice of Enrollment that the Contractor issues pursuant to Section 5.2.3.2 of this Contract will clearly state the Effective Date of Enrollment.  The notice of Enrollment will explain that the Enrollee is entitled to both physical health services through the MiSalud Plan and behavioral services through the MBHO.  The notice will inform the Enrollee of his or her limited right to disenroll, per Section 5.4.3 of this Contract, and will explain that the Enrollee has separate Disenrollment rights with respect to the physical health services in the Plan and with respect to the behavioral services in the MiSalud Program.  The notice of Enrollment shall inform the Enrollee that exercising the right to disenroll means losing access to services under MiSalud.  The notice shall advise the Enrollee of the Enrollee’s right to select a different PCP or to change PMGs, as described in Section 5.3 of this Contract, and will encourage the Enrollee to pursue this option, rather than Disenrollment, if he or she is dissatisfied with care or services.

For Eligible Persons who access Emergency Services before completing the Certification process, the Contractor shall notify the Eligible Person that he/she must visit the Medicaid office to obtain Certification.

5.2.4	Procedures with Respect to Auto-Enrollment of Enrollees Other Than Newborns

5.2.4.1
Upon receipt from ASES of Certification of persons listed in Section 4.4.1.3 of this Contract (Enrollees who lose and regain eligibility within two months) and 4.4.1.5 of this Contract (mothers who are minor dependents and re-apply for MiSalud), the Contractor shall send the person, via surface mail, a notice that he or she has been Auto-Enrolled; that he or she shall be Auto-Assigned to the same PMG or PCP that he or she had during his or her previous Term of Enrollment; that he or she shall have ninety (90) Calendar Days from the Effective Date of Enrollment to disenroll from the Plan or the MBHO or to change PMG without cause; and that he or she has the right to disenroll for cause, as provided in Section 5.4.3.2 of this Contract.  The notice of Enrollment will clearly state the Effective Date of Enrollment.  Such notice shall be issued within five (5) Business Days of receipt of this information from ASES.

5.2.4.2
With the notice of Auto-Enrollment, the Contractor shall deliver the Enrollee ID Card, Enrollee Handbook, and Provider Directory; or, if it is impracticable to send these items in the same mailing, they shall be sent to the Enrollee via surface mail within two (2) Business Days of the date of mailing of the notice of Auto-Enrollment.

5.2.5	Procedures for Auto-Enrollment of Newborns

5.2.5.1	The Contractor shall notify ASES of any Enrollees who are expectant mothers, promptly upon its being informed about the diagnosis of the pregnancy by a Network Provider.

5.2.5.2
The Contractor shall promptly, upon learning that an Enrollee is an expectant mother, mail a newborn Enrollment packet to the expectant mother (1) instructing her to register the newborn with the Puerto Rico Medicaid Program within ninety (90) Calendar Days of the newborn’s birth by providing the newborn’s birth certificate; (2) notifying her that the newborn will be Auto-Enrolled in the MiSalud Plan; (3) informing her that unless she visits the Contractor’s office to select a PMG and PCP, the child will be Auto-Assigned to the mother’s PMG and to a PCP who is a pediatrician; and (4) informing her that she will have ninety (90) days after the child’s birth to disenroll the child from the Plan or the MBHO or to change the child’s PMG and PCP, without cause.

5.2.5.3
The Contractor shall provide assistance to any expectant mother who contacts the Contractor wishing to make a PCP and PMG selection for her newborn, per Section 5.3 of this Contract, and record that selection.

5.2.5.4
If the mother has not made a PCP and PMG selection at the time of the child’s birth, the Contractor shall, within five (5) Business Days of becoming aware of the birth, Auto-Assign the newborn to a PCP who is a pediatrician and to the mother’s PMG.

5.2.5.5
Within seventy-two (72) hours of becoming aware of the birth of a child to an Enrollee, the Contractor shall submit a newborn notification to ASES and to the Puerto Rico Medicaid Program, using a standard form to be provided by ASES,.

5.2.5.6	If the mother has made a PCP and PMG selection on behalf of the newborn, per Section 5.3.1.3 of this Contract, this information shall be included in the newborn notification form.

5.2.5.7
The Contractor shall participate in any meeting, working group, or other mechanism requested by ASES in order to ensure coordination among the Contractor, ASES, and the Puerto Rico Medicaid Program in order to implement newborn Auto-Enrollment.

5.2.6	Re-Enrollment Procedures

5.2.6.1
The Contractor shall inform Enrollees who are Medicaid- and CHIP Eligible Persons and members of the Commonwealth Population of an impending Redetermination.  Such notice shall be provided ninety (90) Calendar Days, sixty (60) Calendar Days, and thirty (30) Calendar Days before the scheduled date of the Redetermination.  The notice shall inform the Enrollee that, if he or she is Recertified, his or her term of Enrollment in the Plan will automatically renew; but that, effective as of the date of Recertification, he or she will have a ninety- (90) day period in which he or she may disenroll from the Plan or from the MBHO without cause or to change his or her PMG selection without cause.  The notice shall advise Enrollees that Disenrollment will terminate the Enrollee’s access to health services under the MiSalud Plan.

5.2.6.2
The Contractor shall provide Enrollees with sixty (60) Calendar Days written notice before the start of each Term of Enrollment, as specified in Section 5.4.3.1 of this Contract, of the right to disenroll or to change PMG or PCP during the first ninety (90) Calendar Days of the new Term of Enrollment.  The notice shall specify that the right of Disenrollment applies separately to the Contractor and to the MBHO.

5.2.6.3
Upon written request of ASES, the Contractor shall provide a report for a specific period of time containing documentation that the Contractor has furnished the notices required in this subsection 5.2.6 of this Contract.

5.2.6.4
The form letters used for the notices in Sections 5.2.6.1and 5.2.6.2 of this Contract fall within the requirement in Section 6.2.1 of this Contract that the Contractor seek advance written approval from ASES of certain documents

5.2.7
Specific Contractor Responsibilities Regarding Dual Eligible Beneficiaries. At the time of Enrollment, the Contractor shall provide Enrollees who are Medicaid-eligible and are also eligible for Medicare Part A or Part A and Part B (“Dual Eligible Beneficiaries”) with the information about their Covered Services and Co-Payments that is listed in Section 6.13 of this Contract.  In determining whether an Enrollee is a Dual Eligible Beneficiary, the Contractor must, in compliance with the ASES Normative Letter issued June 28, 2010, review the MA-10 to determine whether the Enrollee is Medicaid-Eligible (see Section 1.3.1 of this Contract).  Members of the Commonwealth Population (see Section 1.3.1.3.1 of this Contract) who are Medicare-eligible shall not be considered Dual Eligible Beneficiaries.

5.2.8	Enrollment Database

5.2.8.1
The Contractor shall maintain an Enrollment database that includes all Enrollees in its knowledge, and contains, for each Enrollee, the information specified in the carrier billing file/carrier eligibility file format agreed to by the Parties.

5.2.8.2	The Contractor shall notify ASES within one (1) Business Day when the Enrollment Database is updated to reflect a change in the place of residence of an Enrollee.

5.2.8.3
The Contractor shall secure any authorization required from Enrollees under the laws of Puerto Rico in order to allow the U.S. Department of Health and Human Services, and ASES and its Agents to review Enrollee medical records, in order to evaluate determine quality, appropriateness, timeliness and cost of services performed under this Contract; provided that such authorization shall be limited by the Contractor’s obligation to observe the confidentiality of Enrollee patient information, as provided in Article 33.

5.2.9	Notification to ASES, the MBHO, and the PBM of New Enrollees and of Completed Disenrollments

5.2.9.1
ASES shall notify Contractor, the MBHO, and the Pharmacy Benefits Manager (“PBM”) of new Enrollees and of completed Disenrollments on a routine daily basis. Such notification will be made through electronic transmissions.

5.2.9.2
The notification will include all new Enrollees as of the Business Day before the notification is issued, and will be sent no later than the following Business Day after the Enrollment process has been completed (as signified by issuance of the Enrollee ID Card, either in person or by surface mail) or the Disenrollment process has been complete (as signified by the issuance of a Disenrollment notice).

5.2.9.3
In the event that the Contractor must update information previously submitted to ASES about a new Enrollment, or that the Contractor must add a new Enrollee who was previously omitted from the daily report, such update must occur the next Business Day after the information is updated or a new Enrollee is added.  ASES reserves the authority not to accept any new additions or corrections to Enrollment data after sixty (60) Calendar Days past the Effective Date of Enrollment stated in the Contractor’s notification to ASES.

5.2.10
Collaboration with MBHO. Within the limits set by federal and Puerto Rico law, the Contractor shall provide to the MBHO any information relating to new Enrollees that will assist the MBHO in its operations.

5.3	Selection and Change of a Primary Medical Group (“PMG”) and Primary Care Physician (“PCP”)

5.3.1	Selection of a PMG and PCP

5.3.1.1
The Contractor shall, at the time of Auto-Enrollment as described in Sections 4.4.3.3, 5.2.3 and 5.2.4 of this Contract, Auto-Assign the Enrollee to a PCP and PMG, bearing in mind the Enrollee’s needs as described in Section 5.3.1.2 of this Contract.

5.3.1.2	When Auto-Assigning the Enrollee to a PCP, the Contractor shall choose a physician other than, or in addition to, a general practice physician as their PCP, as follows:

5.3.1.2.1	Women Enrollees will be recommended to choose an obstetrician / gynecologist as a PCP.

5.3.1.2.2	Enrollees under 21 years of age will be recommended to choose a pediatrician as a PCP.

5.3.1.2.3	Enrollees with chronic health conditions including heart failure, kidney failure, or diabetes will be recommended to choose an internist as a PCP.

5.3.1.3
Per Section 5.2.5 of this Contract, following the Contractor’s notice to an expectant mother of her child’s upcoming Auto-Enrollment in the MiSalud Plan, the Contractor shall record any notice it receives from the mother concerning the selection of a PCP or PMG for the child.  The Contractor shall ensure that such selections take effect as of the date of the child’s birth.

5.3.1.4	Enrollee PCP and PMG selections shall take effect on the Effective Date of Enrollment.

5.3.1.5
The Contractor shall provide the Enrollee with information related to PCPs and PMGs in its MiSalud Plan (in accordance with Section 6.6 of this Contract) to ensure that the Enrollee is informed that he or she can change its PCP and/or PMG pursuant to Section 5.3.2 of this Contract.

5.3.2	Change of PMG or PCP

5.3.2.1	The Contractor shall permit Enrollees to change their PMG or PCP at any time for cause. The following shall constitute cause for change of PMG.

5.3.2.1.1	The Enrollee’s religious or moral convictions conflict with the services offered by Providers in the PMG;

5.3.2.1.2
The Enrollee needs related services to be provided concurrently; not all services are available within the Preferred Provider Network associated with a PMG; and the Enrollee’s PCP or any other Provider has determined that receiving the services separately could expose the Enrollee to an unnecessary risk; or

5.3.2.1.3	Other reasons, including poor quality of care, inaccessibility to Covered Services, inaccessibility to Providers with the experience to take care of the health care needs of the Enrollee.

5.3.2.2	The Contractor shall permit Enrollees to change their PMG or PCP for any reason, within certain timeframes:

5.3.2.2.1	During the ninety (90) Calendar days following the Effective Date of Enrollment;

5.3.2.2.2	At least every twelve (12) months, following the ninety (90) Calendar days after the Effective Date of Enrollment;

5.3.2.2.3	At any time, during time periods in which the Contractor is subject to intermediate sanctions, as defined in 42 CFR 438.702(a)(3).

5.3.2.2.4
If a request to change PMGs is submitted to the Contractor on or before the fifth day of a month, the change will become effective on the first day of the following month.  If a change is filed after the fifth day of the month, the change will be effective on the first day of the second succeeding month.

5.3.2.3	A Contractor may change an Enrollee’s PMG at the request of the PCP or other Provider within that PMG, in limited situations, as follows:

5.3.2.3.1	The Enrollee’s continued participation in the PMG seriously impairs the PMG’s ability to furnish services to either this particular Enrollee or other Enrollees;

5.3.2.3.2	The Enrollee demonstrates a pattern of disruptive or abusive behavior that could be construed as non-compliant and is not caused by a presenting illness; or

5.3.2.3.3	The Enrollee’s use of services constitutes Fraud or Abuse (for example, the Enrollee has loaned his or her Enrollee ID Card to other persons to seek services).

5.4	Disenrollment Responsibilities of the Contractor

5.4.1	Disenrollment occurs only (1) when ASES determines that an Enrollee is no longer eligible for MiSalud; or (2) for any of the reasons listed in this Section 5.4 of this Contract.

5.4.2	Notice to Enrollee of Disenrollment

5.4.2.1
Disenrollment decisions are the responsibility of ASES; however, notice to Enrollees of Disenrollment shall be issued by the Contractor.  The Contractor shall issue such notice in person or via surface mail to the Enrollee within five (5) Business Days of its receipt of a final Disenrollment decision from ASES, as provided in Sections 5.4.3 and 5.4.4 of this Contract.

5.4.2.2	Each notice of Disenrollment shall include information concerning:

5.4.2.2.1	the Effective Date of Disenrollment;

5.4.2.2.2	the reason for the Disenrollment;

5.4.2.2.3	the Enrollee’s appeal rights, including the availability of the Grievance System and of ASES’s Administrative Law Hearing process, as provided by Act 72 of September 7, 1993;

5.4.2.2.4	the right to re-enroll in MiSalud upon receiving a Recertification from the Puerto Rico Medicaid Program, if applicable; and

5.4.2.2.5	the Enrollee’s right, under the Conversion Clause in Section 5.5 of this Contract, to apply for a direct payment policy from the Contractor.

5.4.2.3
The Contractor shall be responsible for processing any Disenrollment from the MBHO that is distinct from a Disenrollment from the MiSalud Plan. If an Enrollee requests Disenrollment from the MBHO, as provided in 42 CFR 438.56(c), or if the MBHO wishes to request the Disenrollment of an Enrollee, as provided in 42 CFR 438.56(b), the MBHO shall convey the request to the Contractor, which shall forward the request to ASES, within ten (10) Business Days of receipt of the request, with a recommendation of the action to be taken (except that Disenrollments without cause from the MBHO, during specific timeframes established at 42 CFR 438.56(c)(2), shall be granted without any recommendation from the MiSalud Plan).

5.4.3	Disenrollment at Enrollee Request

5.4.3.1
ASES shall make the final decision on Enrollee requests for Disenrollment.  An Enrollee wishing to request Disenrollment must submit an oral or written request to ASES or to the Contractor. If the request is made to the Contractor, the Contractor shall forward the request to ASES, within ten (10) Business Days of receipt of the request, with a recommendation of the action to be taken.

5.4.3.2
An Enrollee may request Disenrollment from the Plan without cause during the ninety (90) Calendar Days following the Effective Date of Enrollment with the Plan or the date that the Contractor sends the Enrollee notice of the Enrollment, whichever is later.  An Enrollee may request Disenrollment without cause every twelve (12) months thereafter.  In addition, an Enrollee may request Disenrollment without cause in the event that ASES notifies the Enrollee that Puerto Rico has imposed or intends to impose on the Contractor that sanction pursuant to the applicable  intermediate sanctions set forth in 42 CFR 438.702(a)(3).

5.4.3.3	An Enrollee may request Disenrollment from the MiSalud Plan for cause at any time. The following constitute cause for Disenrollment by the Enrollee:

5.4.3.3.1	The Enrollee moves to a Service Region not administered by the Contractor, or outside of Puerto Rico;

5.4.3.3.2
The Enrollee needs related services to be performed at the same time, and not all related services are available within the General Network.  The Enrollee’s PCP or another Provider in the Preferred Provider Network have determined that receiving service separately would subject the Enrollee to unnecessary risk; and

5.4.3.3.3
Other acceptable reasons for Disenrollment at Enrollee request, per 42 CFR 438.56(d)(2), including, but not limited to, poor quality of care, lack of Access to Covered Services, or lack of Providers experienced in dealing with the Enrollee’s health care needs.  ASES shall determine whether the reason constitutes cause.

5.4.3.4
If the Contractor fails to refer a Disenrollment request within the timeframe specified in Section 5.4.3.1 of this Contract, or if ASES fails to make a Disenrollment determination so that the Enrollee may be disenrolled by the first day of the second month following the month when the Disenrollment request was made, per Section 4.5.3 of this Contract, the Disenrollment shall be deemed approved at that time.

5.4.3.5
If the Enrollee’s request for Disenrollment under this Section is denied, the Contractor shall provide the Enrollee with a notice of the decision.  The notice shall include the grounds for the denial and shall inform the Enrollee of his or her right to use the Grievance System as provided in Article 14, and to have access to an Administrative Law Hearing.

5.4.4	Disenrollment Initiated by the Contractor

5.4.4.1	The Contractor shall complete all paperwork required by ASES for the Disenrollment of Enrollees it is seeking to disenroll.

5.4.4.2	ASES reserves authority to make all Disenrollment decisions; nonetheless, the Contractor shall issue the notice of Disenrollment to the Enrollee (see Section 5.4.2 of this Contract).

5.4.4.3
The Contractor has a limited right to request that an Enrollee be disenrolled without the Enrollee’s consent. The Contractor shall notify ASES upon identification of an Enrollee who it knows or believes meets the criteria for Disenrollment.

5.4.4.4
When requesting Disenrollment of an Enrollee for reasons described in Section 5.4.4.7 of this Contract, the Contractor shall document at least three (3) interventions over a period of ninety (90) Calendar Days that occurred through treatment, case management, and care coordination to resolve any difficulty leading to the request.  The Contractor shall also provide evidence of having given at least one (1) written warning to the Enrollee, certified return receipt requested, regarding implications of his or her actions.

5.4.4.5	If the Enrollee has demonstrated abusive or threatening behavior as defined by ASES, only one (1) Contractor intervention, and a subsequent written attempt to resolve the difficulty, are required.

5.4.4.6
The Contractor shall submit Disenrollment requests to ASES, and the Contractor shall honor all Disenrollment determinations made by ASES.  ASES’s decision on the matter shall be final, conclusive and not subject to appeal by the Contractor.

5.4.4.7	The following are acceptable reasons for the Contractor to request Disenrollment:

5.4.4.7.1	The Enrollee’s continued Enrollment in the MiSalud Plan seriously impairs the ability to furnish services to either this particular Enrollee or other Enrollees;

5.4.4.7.2	The Enrollee demonstrates a pattern of disruptive or abusive behavior that could be construed as non-compliant and is not caused by a presenting illness;

5.4.4.7.3	The Enrollee’s use of services constitutes Fraud or Abuse (for example, the Enrollee has loaned his or her Enrollee ID Card to other persons to seek services);

5.4.4.7.4	The Enrollee has moved out of Puerto Rico or out of the Contractor’s Service Regions;

5.4.4.7.5	The Enrollee is placed in a long-term care nursing facility or intermediate care facility for the mentally retarded;

5.4.4.7.6	The Enrollee’s Medicaid or CHIP eligibility category changes to a category ineligible for MiSalud; or

5.4.4.7.7	The Enrollee has died or has been incarcerated, thereby making him or her ineligible for Medicaid or CHIP or otherwise ineligible for MiSalud.

5.4.4.8	The Contractor may not request Disenrollment for any discriminatory reason, including but not limited to the following:

5.4.4.8.1	Adverse changes in an Enrollee’s health status;

5.4.4.8.2	Missed appointments;

5.4.4.8.3	Utilization of medical services;

5.4.4.8.4	Diminished mental capacity;

5.4.4.8.5	Pre-existing medical condition;

5.4.4.8.6	The Enrollee’s attempt to exercise his or her rights under the Grievance System; or

5.4.4.8.7
Uncooperative or disruptive behavior resulting from the Enrollee’s special needs (except when his or her continued enrollment in the MiSalud Plan seriously impairs the entity’s ability to furnish services to either such Enrollee or other Enrollees).

5.4.4.9
The request of one PMG to have an Enrollee assigned to a different PMG, per Section 5.3.2.3 of this Contract, shall not be sufficient cause for the Contractor to request that the Enrollee be disenrolled from the Plan.  Rather, the Contractor shall, if possible, assign the Enrollee to a different and available PMG within the Plan.

5.4.4.10
In the event that the Contractor seeks Disenrollment of an Enrollee, the Contractor must notify the Enrollee of the availability of the Grievance System and of ASES’s Administrative Law Hearing process, as provided by Act 72 of September 7, 1993, as amended.

5.4.4.11
The Contractor shall maintain policies and procedures to comply with the Puerto Rico Patient’s Bill of Rights Act and with the Medicaid Regulations at 42 CFR 438.100, to ensure that Enrollee’s exercise of Grievance rights does not adversely affect the services provided to the Enrollee by the Contractor or by ASES.

5.4.5
Use of the Contractor’s Grievance System. ASES may at its option require that the Enrollee seek redress through the Contractor’s Grievance System before ASES makes a determination on the Enrollee’s request for Disenrollment.  The Contractor shall within two (2) Business Days inform ASES of the outcome of the grievance process.  ASES may take this information into account in making a determination on the request for Disenrollment.  The Grievance process must be completed in time to permit the Disenrollment (if approved) to be effective in accordance with the timeframe specified in Section 4.5.3 of this Contract; if the process is not completed by that time, then the Disenrollment will be deemed approved by ASES.

5.4.6
Disenrollment during Termination Hearing Process. If ASES notifies the Contractor of its intention to terminate the Contract as provided in Article 34, ASES may allow Enrollees to disenroll immediately without cause.  In the event of such termination, ASES must provide Enrollees with the notice required by 42 CFR 438.10, listing their options for receiving services following the Termination Date of the Contract.

5.5	Conversion Clause

5.5.1
If during the term of this Contract, an Enrollee is disenrolled from the MiSalud Plan, the Enrollee shall have the right to subscribe to a direct payment policy from the Contractor pursuant to the Contractor’s standard policies and procedures.  The Contractor’s obligation to provide such a policy is limited as provided in this Section 5.5.  The direct payment policy shall be issued by the Contractor without imposing pre-existing condition bars or waiting periods.  The Enrollee must request the subscription to a direct payment policy in writing, and submit the first premium to the Contractor, on or before thirty-one (31) Calendar Days after the Effective Date of Disenrollment, bearing in mind that:

5.5.1.1	Enrollment in the direct payment policy shall be at the option of the former Enrollee.

5.5.1.2
The premium for the direct payment policy will be in accordance with the Contractor’s rate then in effect, applicable to the form and benefits of the direct payment policy, in accordance with the risk category applicable to the former Enrollee, and the age reached on the Effective Date of Disenrollment from the direct payment policy.

5.5.1.3
The direct payment policy shall also provide for coverage to any Dependent of the former Enrollee, if such Dependent was considered an Eligible Person for MiSalud as of the Effective Date of Disenrollment. At the option by the Contractor, separate direct payment policies may be issued to cover family members who were formerly MiSalud Enrollees, rather than enrolling such family members in one policy.

5.5.2	If the Enrollee requests a direct payment policy in the timeframe provided in this Section, the policy will be effective upon the Effective Date of Disenrollment from MiSalud.

5.5.3
The Contractor will not be obligated to issue a direct payment policy covering a person who has the right to receive similar services provided by any insurance coverage or under the Medicare Program, if such benefits, jointly provided with the direct payment policy, result in an excess of coverage (over insurance), according to the standards of the Contractor.

5.5.4	[Intentionally left blank].

5.5.5	Subject to the conditions and limitations in this Section, a conversion to a direct payment policy shall be granted only:

5.5.5.1	To Enrollees who are Disenrolled because they receive a Negative Redetermination Decision from the Puerto Rico Medicaid Program; and

5.5.5.2
To Enrollees who are Disenrolled because they are no longer Eligible Persons as defined in Section 1.3.1 of this Contract, regardless of whether their family members who are MiSalud Enrollees remain eligible and continue to be enrolled.

5.5.6
If a former Enrollee under this Contract receives health services that are covered services under the direct payment policy described in this Section, and such services are rendered during the period when the former Enrollee is already eligible to receive the direct payment policy pursuant to this Section but before the policy is in effect, the benefits which he or she would have a right to collect under such direct payment policy will be paid as a claim under the direct payment policy, so long as the former Enrollee has requested the direct payment policy as of the date such services are rendered and has paid the first premium.

5.5.7
If any Enrollee under this Contract subsequently acquires the right to obtain a direct payment policy, as provided in this Section 5.5 and is not notified of the existence of this right at least fifteen (15) Calendar Days prior to the expiration of the period in which the Enrollee may request the subscription to a direct payment policy and pay its corresponding first premium, as provided in Section 5.5.1, such Enrollee will be granted an additional period during which time the Enrollee may request to be subscribed to a direct payment policy.  This additional period does not imply the continuation of the Enrollee’s Enrollment under this Contract. The additional period specified in this Section 5.5.7 will expire fifteen (15) Calendar Days after the Enrollee is notified, but in no case will it be extended beyond sixty (60) Calendar Days after the Disenrollment or event of termination specified in sections 5.5.5 and 5.5.8 of this Contract, respectively.  The notification of the additional period specified herein shall be made in writing and handed to the Enrollee or mailed to the last known address of the Enrollee. If the Enrollee is granted an additional period, as provided herein, and if during such additional period the Enrollee submits the written request and makes the first premium payment, the effective date of the direct payment policy will be the termination of the health insurance coverage under this Contract.

5.5.8	Subject to the other conditions stated in this Section 5.5, Enrollees will have the right to conversion, up to the following dates:

5.5.8.1	The Enrollee’s Effective Date of Disenrollment;

5.5.8.2	The Termination Date of this Contract; or

5.5.8.3	The date of amendment of this Contract, if such an amendment eliminates the Enrollee’s eligibility.

ARTICLE 6	ENROLLEE SERVICES

6.1	General Provisions

6.1.1
The Contractor shall ensure that Enrollees are aware of their rights and responsibilities; how to obtain care; what to do in an emergency or urgent medical situation; how to request a Grievance, Appeal, or Administrative Law Hearing; and how to report suspected Fraud and Abuse.

6.1.2
The Contractor’s informational materials must convey to Enrollees the important changes in the delivery of Covered Services reflected in the introduction of the MiSalud Program, including the integration of physical and behavioral health services and the concepts of Primary Medical Groups and Preferred Provider Networks.

6.1.3	The information conveyed in the Contractor’s written materials shall conform with ASES’s Universal Beneficiary Guidelines, included as Attachment 3 to this Contract.

6.1.4
The Contractor shall convey information to Enrollees via written materials and via telephone, internet, and face-to-face communications and shall allow Enrollees to submit questions and to receive responses from the Contractor.

6.1.5
In developing informational materials on MiSalud, the Contractor shall remain cognizant that MiSalud includes a mixed population of Enrollees.  In advising an individual Enrollee about Enrollment, the scope of services, and cost-sharing, Contractor shall provide information applicable to that Enrollee’s eligibility category.  The Contractor shall ensure that the informational materials disseminated to all MiSalud Enrollees accurately identify differences among the categories of Eligible Persons.

6.1.6
The Contractor shall provide Enrollees with at least thirty (30) Calendar Days written notice of any significant change in policies concerning Enrollees’ Disenrollment rights (see Section 5.4.3 of this Contract), right to change PMGs or PCPs (see Section 5.3 of this Contract), or any significant change to any of the items listed in Enrollee Rights and Responsibilities (Section 6.5 of this Contract), regardless of whether ASES or the Contractor caused the change to take place.  This Section 6.1.6 shall not be construed as giving the Contractor the right to change its policies and procedures related to its services under this Contract without prior written approval from ASES.

6.2	ASES Approval of All Written Materials

6.2.1
Except as otherwise provided below, written materials described in this Article 6 must be submitted to ASES for review at least thirty (30) Calendar days before their printing and distribution, as required by Act 194 of August 2000.  This requirement applies to:

6.2.1.1	The materials described in this Article 6 distributed to all Enrollees, including the Enrollee Handbook;

6.2.1.2	Policy letters, coverage policy statements, or other communications about Covered Services under MiSalud distributed to Enrollees; and

6.2.1.3
Standard letters and notifications, such as the notice of Enrollment required in Section 5.2.3.2 of this Contract, the notice of Redetermination required in Section 5.2.6.1 of this Contract, and the notice of Disenrollment required in Section 5.4.2 of this Contract.

6.2.2
The Contractor shall provide ASES with advance notice of any changes made to written materials that will be distributed to all Enrollees.  Notice shall be provided to ASES at least thirty (30) Calendar Days before the effective date of the change.  Within five (5) Business Days of receipt of the materials, ASES will respond to the Contractor’s submission with either an approval of the materials, recommended modifications, or a notification that more review time is required.  If the Contractor receives no response from ASES within ten (10) Business Days of ASES’s receipt of the materials, the materials shall be deemed approved.  Except as otherwise provided in this Section, the Contractor may distribute the revised written materials only upon written approval of the changes from ASES.

6.3	Requirements for Written Materials

6.3.1
The Contractor shall make all written materials available in alternative formats and in a manner that takes into consideration the Enrollee’s special needs, including Enrollees who are visually impaired or have limited reading proficiency.  The Contractor shall notify all Enrollees that information is available in alternative formats, and shall instruct them how to access those formats.

6.3.2
Except as provided in Section 6.4 of this Contract (Enrollee Handbook), the Contractor shall make all written information available in Spanish, with a language block in English, explaining (1) that the Enrollee may access an English translation of the information if needed; and (2) that the Contractor will provide oral interpretation services into any language other than Spanish or English, if needed.  Such translation or interpretation shall be provided by the Contractor at no cost to the Enrollee. The language block shall comply with 42 CFR 438.10(c)(2).

6.3.3
If oral interpretation services are required in order to explain the Benefits covered under MiSalud to an Enrollee or Potential Enrollee who does not speak either English or Spanish, the Contractor must, at its own cost, make such services available in a third language, in compliance with 42 CFR 438.10(c)(4).

6.3.4	All written materials shall be worded such that they are understandable to a person who reads at the fourth (4th) grade level.

6.3.5
Within ninety (90) Calendar Days of a notification from ASES that ASES has identified a prevalent language other than Spanish or English (with “prevalent language” defined as a language that is the primary language of more than five percent (5%) of the population of Puerto Rico), all vital Contractor documents shall be translated into and made available in such language.

6.4	Enrollee Handbook Requirements

6.4.1
The Contractor shall produce at its sole cost, and shall mail to all new Enrollees, an Enrollee Handbook including information on both physical and behavioral health services offered under MiSalud.  The Contractor shall collect from the MBHO the information on behavioral health services needed to compile the Enrollee Handbook.  The Contractor shall distribute the Handbook either simultaneously with the notice of Enrollment referenced in Section 5.2.3.2 of this Contract or within five (5) Calendar Days of sending the notice of Enrollment via surface mail.

6.4.2	The Contractor shall either:

6.4.2.1	Mail to all Enrollees an Enrollee Handbook at least annually on July 1, after the initial distribution of the Handbook; or

6.4.2.2	At least annually as required by 42 CFR 438.10(i), on July 1 mail to all Enrollees a Handbook supplement that includes information on the following:

6.4.2.2.1	The Contractor’s service area;

6.4.2.2.2	Benefits covered under MiSalud in the Service Regions;

6.4.2.2.3	Any cost-sharing imposed by ASES; and

6.4.2.2.4	To the extent available, quality and performance indicators, including Enrollee satisfaction.

6.4.3
The Contractor shall use the Universal Beneficiary Guide, provided by ASES and included as Attachment 3 to this Contract, as a model for its Handbook; however, the Contractor shall ensure that its Handbook meets all the requirements listed in this Section 6.4.

6.4.4	Pursuant to the requirements set forth in 42 CFR 438.10, the Enrollee Handbook shall include, at a minimum, the following:

6.4.4.1	A table of contents;

6.4.4.2	An explanation of the purpose of the Enrollee ID Card and a warning that transfer of the card to another person constitutes Fraud;

6.4.4.3	Information about the role of the PCP and how to choose a PCP;

6.4.4.4	Information about the PMG, how to choose a PMG, and which Benefits may be accessed through the PMG;

6.4.4.5	Information about the Preferred Provider Network associated with the Enrollee’s PMG, and the benefits of seeking services within the PPN;

6.4.4.6	Information about the circumstances under which Enrollees may change to a different PMG;

6.4.4.7
Information about what to do when family size changes, including the responsibility of new mothers who are Medicaid Eligible to register their newborn with the Puerto Rico Medicaid Program and to apply for Enrollment of the newborn;

6.4.4.8	Appointment procedures;

6.4.4.9	Information on Benefits and Covered Services, including how the scope of Benefits and Covered Services differs between Medicaid- and CHIP Eligible Persons and Other Eligible Persons;

6.4.4.10	An explanation of the integration of physical and behavioral health services under MiSalud, and the availability of behavioral health Providers within the PPN;

6.4.4.11	Information on how to access local resources for Non-Emergency Medical Transportation (NEMT);

6.4.4.12	An explanation of any service limitations or exclusions from coverage;

6.4.4.13	Information on where and how Enrollees may access benefits not available from or not covered by the MiSalud Plan;

6.4.4.14	The Medical Necessity definition used in determining whether services will be covered (see Section 7.2 of this Contract);

6.4.4.15	A description of all pre-certification, Prior Authorization or other requirements for treatments and services;

6.4.4.16	The policy on Referrals for specialty care and for other Covered Services not furnished by the Enrollee’s PCP;

6.4.4.17	Information on how to obtain services when the Enrollee is outside the Contractor’s Service Regions;

6.4.4.18	Information on how to obtain after-hours coverage;

6.4.4.19	An explanation of cost-sharing, including

6.4.4.19.1	the differences in cost-sharing responsibilities between Medicaid- and CHIP Eligible Persons and Other Eligible Persons, and

6.4.4.19.2	the cost-sharing responsibilities of Dual Eligible Beneficiaries, as well as the other information for Dual Eligible Beneficiaries listed in Section 6.13 of this Contract;

6.4.4.20	The geographic boundaries of the Service Regions;

6.4.4.21
Notice of all appropriate mailing addresses and telephone numbers to be utilized by Enrollees seeking information or authorization, including the Contractor’s toll-free telephone line and Web site address;

6.4.4.22	A description of Utilization Management policies and procedures used by the Contractor;

6.4.4.23	A description of Enrollee rights and responsibilities as described in Section 6.5 of this Contract;

6.4.4.24
The policies and procedures for Disenrollment, including when Disenrollment may be requested without Enrollee consent by the Contractor and information about Enrollee’s right to request Disenrollment, and including notice of the fact that the Enrollee will lose access to services under MiSalud if he or she chooses to disenroll;

6.4.4.25
Information on Advance Directives, including the right of Enrollees to file directly with ASES or with the Puerto Rico Office of the Patient Advocate, complaints concerning Advance Directive requirements listed in Section 7.10 of this Contract;

6.4.4.26
A statement that additional information, including the Provider guidelines and information on the structure and operation of the MiSalud Plan and the Physician Incentive Plan, shall be made available to Enrollees upon request;

6.4.4.27	Information on the extent to which, and how, after-hours and emergency coverage are provided, including the following:

6.4.4.27.1	What constitutes an Emergency Medical Condition;

6.4.4.27.2	The fact that Prior Authorization is not required for Emergency Services;

6.4.4.27.3	Notice that

6.4.4.27.3.1	For Medicaid and CHIP Eligible Persons,

6.4.4.27.3.1.1	No Co-Payments shall be charged for the treatment of an Emergency Medical Condition;

6.4.4.27.3.1.2	No Co-Payments shall be charged for CHIP children under eighteen years of age under any circumstances;

6.4.4.27.3.1.3	No Co-Payments will be charged for Indians; and

6.4.4.27.3.1.4
Co-Payments apply to emergency room services outside the Enrollee’s PPN to treat a condition that does not meet the definition of Emergency Medical Condition set forth in this Contract, but by using the Tele MiSalud service (see Section 6.8 of this Contract), the Enrollee may avoid a Co-Payment for such services; and

6.4.4.27.3.2
For Other Eligible Persons, Co-Payments apply to Emergency Services outside the Enrollee’s PPN, but the Enrollee may avoid a Co-Payment by using the Tele MiSalud service (see Section 6.8 of this Contract).

6.4.4.27.4	The process and procedures for obtaining Emergency Services, including the use of the 911 telephone systems or its local equivalent;

6.4.4.27.5	The scope of Post-Stabilization Services offered under the Plan;

6.4.4.27.6	The locations of emergency rooms and other locations at which Providers and hospitals furnish Emergency Services and Post-Stabilization Services covered herein; and

6.4.4.27.7	The fact that an Enrollee has a right to use any hospital or other setting for Emergency Services;

6.4.4.28	An explanation of the Redetermination process, including

6.4.4.28.1	Disenrollment as a consequence of a Negative Redetermination Decision, and

6.4.4.28.2	The Re-Enrollment period that follows a new Certification; and

6.4.4.29	Information on the Contractor’s Grievance Systems policies and procedures, as described in Article 14 of this Contract. This description must include the following:

6.4.4.29.1	The right to file a Grievance and Appeal with the Contractor;

6.4.4.29.2	The requirements and timeframes for filing a Grievance or Appeal with the Contractor;

6.4.4.29.3	The availability of assistance in filing a Grievance or Appeal with the Contractor;

6.4.4.29.4	The toll-free numbers that the Enrollee can use to file a Grievance or an Appeal with the Contractor by phone;

6.4.4.29.5	The right to an Administrative Law Hearing, the method for obtaining a hearing, and the rules that govern representation at the hearing;

6.4.4.29.6
Notice that if the Enrollee files an Appeal or a request for an Administrative Law Hearing and requests continuation of services, the Enrollee may be required to pay the cost of services furnished while the Appeal is pending, if the final decision is adverse to the Enrollee;

6.4.4.29.7	Any Appeal rights that Puerto Rico chooses to make available to Providers to challenge the failure of the Contractor to cover a service;

6.4.4.29.8	Instructions on how an Enrollee can report suspected Fraud on the part of a Provider, and protections that are available for whistleblowers; and

6.4.4.29.9	Information on the family planning services provided by the Puerto Rico Health Department.

6.4.5
The Enrollee Handbook shall be submitted to ASES for review and prior written approval.  Submission of the Handbook by the Contractor shall be in accordance with the timeframes specified in Attachment 12 to this Contract (Initial Deliverable Due Dates).

6.4.6	The Contractor shall be responsible for producing the Enrollee Handbook in both English and Spanish.

6.5	Enrollee Rights and Responsibilities

The Contractor shall have written policies and procedures regarding the rights of Enrollees and shall comply with any applicable federal and Puerto Rico laws and regulations that pertain to Enrollee rights, including those set forth in 42 CFR 438.100 and in the Puerto Rico Patient’s Bill of Rights Act 194 of August 25, 2000; the Puerto Rico Mental Health Law of October 2, 2000, as amended and implemented; and Law 11 of April 11, 2001, creating the Office of the Patient Advocate.  These rights shall be included in the Enrollee Handbook.  At a minimum, the policies and procedures shall specify the Enrollee’s right to:

6.5.1	Receive information pursuant to 42 CFR 438.10;

6.5.2	Be treated with respect and with due consideration for the Enrollee’s dignity and privacy;

6.5.3	Have all records and medical and personal information remain confidential, except to the extent it may be or must be disclosed by law.

6.5.4	Receive information on available treatment options and alternatives, presented in a manner appropriate to the Enrollee’s condition and ability to understand;

6.5.5	Participate in decisions regarding his or her health care, including the right to refuse treatment;

6.5.6
Be free from any form of restraint or seclusion as a means of coercion, discipline, convenience or retaliation, as specified in 42 CFR 482.13(e) and other federal regulations on the use of restraints and seclusion;

6.5.7
Request and receive a copy of his or her Medical Records pursuant to 45 CFR Parts 160 and 164, subparts A and E, and request to amend or correct the record, as specified in 45 CFR 164.524 and 164.526, respectively;

6.5.8	Be furnished health care services in accordance with 42 CFR 438.206 through 438.210;

6.5.9	Freely exercise his or her rights, including those related to filing a Grievance or Appeal, and that the exercise of these rights will not adversely affect the way the Enrollee is treated;

6.5.10
Not be held liable for the Contractor’s debts in the event of insolvency; not be held liable for the Covered Services provided to the Enrollee for which ASES does not pay the Contractor; not be held liable for Covered Services provided to the Enrollee for which ASES or the MiSalud Plan does not pay the Provider that furnishes the services; and not be held liable for payments of Covered Services furnished under a contract, Referral, or other arrangement to the extent that those payments are in excess of amount the Enrollee would owe if the Provider provided the services directly; and

6.5.11	Only be responsible for cost-sharing in accordance with 42 CFR 447.50 through 42 CFR 447.59.

6.6	Provider Directory

6.6.1
The Contractor shall produce and shall mail to all new Enrollees a Provider Directory that includes information on both physical and behavioral health service Providers under MiSalud.  The Contractor shall collect from the MBHO the information on behavioral health Providers needed in order to compile the Provider Directory.  The Contractor shall distribute the Provider Directory by delivering it at the time of Certification in person, or, if this is impractical, by sending it via surface mail, within five (5) Calendar Days of sending the notice of Enrollment referenced in Section 5.2.3.2 of this Contract.

6.6.2	The Contractor shall produce and distribute annual updates of the Provider Directory to all Enrollees.

6.6.3	The Contractor shall make the Provider Directory available on its Web site.

6.6.4
The Provider Directory shall include names, locations, office hours, and telephone numbers of current Network Providers.  This includes, at a minimum, information, sorted by Service Region, on PCPs, specialists, dentists, FQHCs and RHCs, behavioral health and substance abuse Providers affiliated with the MBHO in each Service Region, and hospitals. The Provider Directory shall also identify providers that are not accepting new patients.

6.6.5	The Provider Directory shall group Providers according to the PMG Preferred Provider Network with which they are affiliated.

6.6.6	The Contractor shall submit the Provider Directory to ASES for review and prior approval in the timeframe specified in Attachment 12 to this Contract.

6.6.7	The Contractor shall update and amend the Provider Directory on its Web site within five (5) Business Days of any changes.

6.6.8
On a monthly basis, the Contractor shall submit to ASES any changes and edits to the Provider Directory, including any changes supplied to the Contractor by the MBHO.  Such changes shall be submitted electronically in the format specified by ASES.

6.7	Enrollee Identification (ID) Card

6.7.1
The Contractor shall furnish to all new Enrollees an Enrollee ID Card.  The card shall be made of durable plastic material and shall be delivered at the time of Enrollment in person, or, if this is impractical, by sending the Enrollee ID Card sent to the Enrollee via surface mail within two (2) Calendar Days of sending the notice of Enrollment referenced in Section 5.2.3.2 of this Contract.

6.7.2	The Enrollee ID Card must, at a minimum, include the following information:

6.7.2.1	The “MiSalud” logo;

6.7.2.2	The Enrollee’s name;

6.7.2.3	A designation of the Enrollee as a Medicaid Eligible, CHIP Eligible, or Other Eligible Person;

6.7.2.4	The Enrollee’s Medicaid identification number, or CHIP identification number;

6.7.2.5	The Enrollee’s Plan group number;

6.7.2.6	If the Enrollee is eligible for MiSalud as a Dependent, the Enrollee’s relationship to the principal Enrollee;

6.7.2.7	The Effective Date of Enrollment in MiSalud;

6.7.2.8	The master patient index;

6.7.2.9
The applicable Co-Payment levels for various services outside the Enrollee’s PPN, and the assurance that no Co-Payment will be charged for the treatment of an Emergency Medical Condition for a Medicaid Eligible Person and for CHIP children under eighteen (18) years of age, no co-payments will be charged under any circumstances;

6.7.2.10	The PCP’s and the PMG’s names;

6.7.2.11	The name and telephone number(s) of the Contractor;

6.7.2.12	The twenty-four (24) hour, seven (7) day a week toll-free Tele MiSalud Medical Advice Service phone number;

6.7.2.13	A notice that the Enrollee ID Card may under no circumstances be used by a person other than the identified Enrollee; and

6.7.2.14	Instructions for emergencies.

6.7.3	The Contractor shall reissue the Enrollee ID Card in the following situations and timeframes:

6.7.3.1	within ten (10) Calendar Days of notice if an Enrollee reports a lost, stolen or damaged ID Card and requests a replacement;

6.7.3.2	within ten (10) Calendar Days of notice if an Enrollee reports a name change;

6.7.3.3	within twenty (20) Calendar Days of the effective date of a change of PMG or change or addition of PCP, as provided in Section 5.3.2 of this Contract.

6.7.4
The Contractor may charge a fee of $5 to replace lost, damaged, or stolen Enrollee ID Cards; provided, however, that the Contractor may not charge a replacement fee because of a name change or change of PMG or PCP, and that the Contractor may not charge a replacement fee in any circumstance for Medicaid and CHIP Eligible Persons.

6.7.5
The Contractor shall submit a front and back sample Enrollee ID Card to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to Enrollee ID Card must be previously approved in writing by ASES.

6.7.6	The Contractor must require an Enrollee to surrender his or her ID Card in each of the following events:

6.7.6.1	the Enrollee is disenrolled;

6.7.6.2	the Enrollee requests a change to his or her PCP or PMG, and is therefore issued a new Enrollee ID Card; or

6.7.6.3	the Enrollee requests a new ID Card because his or her existing card is damaged.

6.7.7
In the event ASES requires that the Contractor issue new Enrollee ID Cards to all or part of the Enrollee population as a result of a change in the Enrollees’ MBHO or  PBM at any time during the Contract Term, ASES shall cover all costs related to the production and delivery of such cards.

6.8	Tele MiSalud (Toll Free Telephone Service)

6.8.1
The Contractor shall operate a toll-free telephone number, “Tele MiSalud,” equipped with caller identification and automatic call distribution equipment capable of handling the expected volume of calls. Tele MiSalud shall have two components:

6.8.1.1	An Information Service to respond to questions, concerns, inquiries, and complaints regarding MiSalud from the Enrollee or the Enrollee’s family; and

6.8.1.2	A Medical Advice Service to advise Enrollees about how to resolve medical or behavioral health concerns.

6.8.2	The Contractor shall establish, operate, monitor and support an automated call distribution system for Tele MiSalud that supports, at a minimum:

6.8.2.1	Capacity to handle the call volume;

6.8.2.2	A daily analysis of the quantity, length, and types of calls received;

6.8.2.3	A daily analysis of the amount of time it takes to answer the call, Blocked Calls, and Abandoned Calls;

6.8.2.4	The ability to measure average waiting time; and

6.8.2.5	The ability to monitor calls from a location by a third party, including ASES.

6.8.3	Hours of Operation. Each service shall be made available as follows:

6.8.3.1
The Information Service shall be fully staffed between the hours of 7:00 a.m. and 7:00 p.m., Monday through Friday, excluding Puerto Rico holidays.  The Contractor shall have an automated system available between the hours of 7:00 p.m. and 7:00 a.m. Puerto Rico time Monday through Friday and at all hours on weekends and holidays.  This automated system must provide callers with operating instructions on what to do in case of an emergency and shall include, at a minimum, a voice mailbox for callers to leave messages.  The Contractor shall ensure that the voice mailbox has the required capacity to receive all messages.  A Contractor’s representative shall reply to one hundred percent (100%) of messages by the next Business Day.

6.8.3.2	The Medical Advice Service shall be fully staffed and available to Enrollees twenty-four (24) hours per day, seven (7) days per week.

6.8.4	Staffing

6.8.4.1	The Contractor shall be responsible for the required staffing of Tele MiSalud with individuals who are able to communicate effectively with MiSalud Enrollees.

6.8.4.2
The Contractor shall make key staff responsible for operating Tele MiSalud available to meet with ASES staff on a regular basis, as requested by ASES, to review reports and all other obligations under the Contract relating to Tele MiSalud.

6.8.4.3
The Contractor shall hire and train adequate staff by the Implementation Date of the Contract. The training program shall include, but is not limited to, systems, policies and procedures, and telephone scripts.

6.8.4.4
For the Information Service, the Contractor shall ensure that call center attendants have the necessary training to respond to Enrollee questions, concerns, inquiries, and complaints from the Enrollee or the Enrollee’s family relating to this Contract, including but not limited to Covered Services, Grievances and Appeals, the Provider Network, and Enrollment and Disenrollment.

6.8.4.5
For the Medical Advice Service, the Contractor shall ensure that call center attendants are registered nurses with the necessary training to advise Enrollees about appropriate steps they should take to resolve a medical or behavioral health complaint or concern.

6.8.4.6
The Contractor shall ensure that Tele MiSalud call center staff are trained to identify behavioral health concerns and, where appropriate, to transfer Enrollee callers to the MBHO’s Call Center for assistance.  Tele MiSalud shall be equipped with the capacity to effect a “warm transfer” to the MBHO’s Call Center for behavioral health advice.

6.8.4.7
The Contractor shall ensure that Tele MiSalud call center staff is trained to identify situations in which an Enrollee may need services that are offered through the Puerto Rico Health Department rather than through MiSalud, and Tele MiSalud staff shall provide the Enrollee with information on where to access these services.

6.8.4.8
The Contractor shall ensure that Tele MiSalud call center staff is trained to provide to Medicaid and CHIP Eligible Enrollees information on how to access any local NEMT resources, to enable an Enrollee without available transportation to receive Medically Necessary services.

6.8.4.9
The Contractor shall ensure that Tele MiSalud call center staff are trained to process and fulfill requests by Enrollees to receive, by surface mail, the Enrollee Handbook, the Provider Directory, or the Provider guidelines.  The Contractor shall fulfill such requests by mailing the requested document within five (5) Business Days of the request.

6.8.5
The Contractor may provide the Information Service and the Medical Advice Service as separate phone lines with a “warm transfer” capability, or as separate dialing options within one phone line.  “Warm transfer” refers to the process of an agent connecting a caller to a third-party contact.  Once the third-party contact has answered, the agent introduces himself to the contact and provides the caller’s necessary information.  The agent stays on the line to confirm that the third-party contact and the caller have connected before the agent disconnects.

6.8.6	The Contractor shall have the capability of making out-bound calls.

6.8.7
Tele MiSalud shall be equipped to handle calls in Spanish and English, as well as, through a telecommunication device for the deaf (TDD), calls from Enrollees who are hearing-impaired. For callers who do not speak either English or Spanish, the Contractor shall provide interpreter services free of charge to Enrollees. The Contractor shall not permit Enrollees’ family members, especially minor children, or friends to provide oral interpreter services, unless specifically requested by the Enrollee.

6.8.8
The Contractor shall (i) record calls on a random basis following its standard call center protocols, and (ii) document all calls, identifying the date and time, the type of call, the reason for the call and the resolution of the call.

6.8.9
The Contractor shall generate a call identification number for each phone call made by an Enrollee to the Medical Advice Service.  Enrollees who use this service to seek advice on their health condition before visiting the emergency room will not be responsible for any Co-Payment otherwise imposed for emergency room visits (as provided under Section 7.11.4 of this Contract) outside the Enrollee’s PPN, provided that the Enrollee presents his or her Tele MiSalud call identification number at the emergency room.  No Co-Payment shall be imposed on a Medicaid or CHIP Eligible Enrollee for the treatment of an Emergency Medical Condition (regardless of whether the Enrollee uses the Medical Advice Service).  The Medical Advice Service does not apply to services outside of Puerto Rico.

6.8.10
The Contractor shall develop Tele MiSalud policies and procedures, including staffing, training, hours of operation, access and response standards, transfers/referrals, monitoring of calls via recording and other means, and compliance with other performance standards.

6.8.11	The Contractor shall develop Tele MiSalud Quality Criteria and Protocols. These protocols shall, at a minimum,

6.8.11.1
Measure and monitor the accuracy of responses and phone etiquette in Tele MiSalud (including through recording of phone calls) and take corrective action as necessary to ensure the accuracy of responses and appropriate phone etiquette by staff;

6.8.11.2	Provide for quality calibration sessions between the Contractor’s staff and ASES;

6.8.11.3	Require that, on a monthly basis, the Average Speed of Answer is at least eighty percent (80%) of calls answered within thirty (30) seconds;

6.8.11.4	Require that, on a monthly basis, the Blocked Call rate does not exceed three percent (3%) of all calls from or relating to Enrollees or Potential Enrollees; and

6.8.11.5	Require that, on a monthly basis, the rate of Abandoned Calls does not exceed five percent (5%) of all calls from or relating to Enrollees or Potential Enrollees.

These standards serve as a minimum for each Tele MiSalud service.  The Contractor may elect to establish more rigorous performance standards.  The Contractor may elect to establish different quality criteria for the Medical Advice Service than for the Information Service; provided, however, that in that event, the standards governing the Medical Advice Service must be stricter than the standards for the Information Service.

6.8.12
The Contractor must develop and implement a Tele MiSalud outreach program to educate Enrollees about the Tele MiSalud service and to encourage its use (the “Tele MiSalud Outreach Program”).  The Tele MiSalud Outreach Program shall include, at a minimum, the following components:

6.8.12.1	A section on Tele MiSalud in the Enrollee Handbook;

6.8.12.2	Contact information for Tele MiSalud on the Enrollee ID Card and on the Contractor’s Web site; and

6.8.12.3	Informational flyers on Tele MiSalud to be placed in the offices of the Contractor and the Network Providers.

Each document or communication included in this Tele MiSalud Outreach Program must explain that (1) by using the Medical Advice Service before visiting the emergency room, and presenting their call identification number at the emergency room, Enrollees can avoid any emergency room Co-Payments otherwise applicable under Section 7.11.4 of this Contract for services outside the PPN; and (2) no Co-Payment shall be imposed for the treatment of an Emergency Medical Condition for a Medicaid or CHIP Eligible Person.  All written materials included in the Tele MiSalud Outreach Program must be written at a fourth- (4th) grade reading level and must be available in Spanish and English.

6.8.13
The Contractor shall prepare scripts addressing the questions expected to arise most often for both the Information Service and the Medical Advice Service.  The Contractor shall submit these scripts to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract. It is the responsibility of the Contractor to maintain and update these scripts and to ensure that they are developed at the fourth (4th) grade reading level. The Contractor shall submit revisions to the script to ASES for approval prior to use, pursuant to Section 6.2 of this Contract.

6.8.14
The Contractor shall submit the following written materials referred to in this Section 6.8 to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract and any subsequent changes to the following must be previously approved in writing by ASES, which approval shall not be unreasonably withheld, conditioned or delayed:

6.8.14.1	Tele MiSalud policies and procedures;

6.8.14.2	Tele MiSalud quality criteria and protocols;

6.8.14.3	Tele MiSalud Outreach Program; and

6.8.14.4	Training materials for Tele MiSalud call center employees.

6.9	Internet Presence / Web Site

6.9.1
The Contractor shall provide on its Web site general and up-to-date information about MiSalud and about the MiSalud Plan, including the Provider Network, customer services, Tele MiSalud, and its Grievance System.  The Enrollee Handbook and the Provider Directory shall be available on the Web site.

6.9.2
The Contractor shall maintain an Enrollee portal that allows Enrollees to access a searchable Provider Directory that shall be updated within five (5) Business Days to reflect any change to the Provider Network.

6.9.3
The Web site must have the capability for Enrollees to submit questions and comments to the Contractor and receive responses.  The Contractor shall reply to Enrollee questions within two (2) Business Days.

6.9.4
The Web site must comply with the marketing policies and procedures and with requirements for written materials described in Sections 6.2 and 6.3 of this Contract and must be consistent with applicable Puerto Rico and federal laws.

6.9.5
The Contractor shall submit Web site screenshots to ASES for review and approval of information on the website relating to the MiSalud Program according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to Contractor’s Web site relating to the MiSalud Program must be previously approved in writing by ASES, which approval shall not be unreasonably withheld, conditioned or delayed.

6.9.6	The Contractor’s Web site shall provide secured online access to the Enrollee’s historical and current information.

6.9.7	The Contractor’s Web site shall prominently feature a link to the MiSalud Web site of ASES, www.misaludpuertorico.com; and to the ASES Web site, www.asespr.org.

6.10	Cultural Competency

6.10.1
In accordance with 42 CFR 438.206, the Contractor shall have a comprehensive written cultural competency plan describing how the Contractor will ensure that services are provided in a culturally competent manner to all Enrollees (the “Cultural Competency Plan”).  The Cultural Competency Plan must describe how the Providers, individuals and systems within the Contractor’s Plan will effectively provide services to people of all cultures, races, ethnic backgrounds and religions in a manner that recognizes, values, affirms and respects the worth of the individual Enrollees and protects and preserves the dignity of each.

6.10.2
The Contractor shall submit the Cultural Competency Plan to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to the Cultural Competency Plan must be previously approved in writing by ASES.

6.10.3
The Contractor may distribute a summary of the Cultural Competency Plan, rather than the entire document, to Providers if the summary includes information on how the Provider may access the full Cultural Competency Plan on the Contractor’s Web site.  This summary shall also detail how the Provider can request a hard copy from the Contractor at no charge to the Provider.

6.11	Interpreter Services

6.11.1
The Contractor shall provide oral interpreter services to any Enrollee who speaks any language other than English or Spanish as his or her primary language, regardless of whether the Enrollee speaks a language that meets the threshold of a Prevalent Non-English Language.  The Contractor is required to notify its Enrollees of the availability of oral interpretation services and to inform them of how to access oral interpretation services.  There shall be no charge to an Enrollee for interpreter services.

6.12	Enrollment Outreach for the Homeless Population

The Contractor shall, upon prior written notice, participate in at least four (4) public events per year held by government agencies in different locations in each Service Region, to allow homeless individuals to complete the Enrollment process pursuant to the terms of this Contract.

6.13	Special Enrollee Information Requirements for Dual Eligible Beneficiaries

The Contractor shall inform an Enrollee who is a Dual Eligible Beneficiary:

6.13.1	That the Dual Eligible Beneficiary is eligible for services under MiSalud with the limits stated in Section 7.12 of this Contract;

6.13.2	That the MiSalud Plan will cover Medicare Part B deductibles and co-insurance, but not Medicare Part A deductibles;

6.13.3	That the Dual Eligible Beneficiary may not be simultaneously enrolled in MiSalud and in a Medicare Platino plan, for the reason that the Platino plan already includes MiSalud Benefits; and

6.13.4	That as an Enrollee in the Plan, the Dual Eligible Beneficiary may access Covered Services only through the PMG, not through the Medicare provider list.

6.14	Marketing

6.14.1	Prohibited Marketing Activities. The Contractor is prohibited from engaging in the following activities:

6.14.1.1	Directly or indirectly engaging in door-to-door, telephone, or other Cold-Call Marketing activities to Enrollees or Eligible Individuals;

6.14.1.2	Offering any favors, inducements or gifts, promotions, or other insurance products that are designed to induce Enrollment in the MiSalud Plan;

6.14.1.3
Distributing plans and materials that contain statements that ASES determines are inaccurate, false, or misleading.  Statements considered false or misleading include, but are not limited to, any assertion or statement (whether written or oral) that the MiSalud Plan is endorsed by the federal government or Government of Puerto Rico, or similar entity; and

6.14.1.4
Distributing materials that, according to ASES, mislead or falsely describe the Contractor’s Provider network, the participation or availability of Network Providers, the qualifications and skills of Network Providers (including their bilingual skills); or the hours and location of network services.

6.14.2	Allowable Marketing Activities. The Contractor shall be permitted to perform the following Marketing activities:

6.14.2.1	Distribute general information through mass media (i.e. newspapers, magazines and other periodicals, radio, television, the Internet, public transportation advertising, and other media outlets);

6.14.2.2
Make telephone calls, mailings and home visits only to Enrollees  currently enrolled in the MiSalud Plan, for the sole purpose of educating them about services offered by or available through the Contractor;

6.14.2.3	Distribute brochures and display posters at Provider offices that inform patients that the Provider is part of MiSalud Provider Network; and

6.14.2.4	Attend activities that benefit the entire community, such as health fairs or other health education and promotion activities.

6.14.3	If the Contractor performs an allowable activity in a Service Region, the Contractor shall conduct that activity in all other Service Regions covered by this Contract.

6.14.4	All Marketing Materials shall be in compliance with the information requirements in 42 CFR 438.10.

6.14.5	ASES Approval of Marketing Materials

6.14.5.1
The Contractor shall submit a detailed description of its Marketing Plan and copies of all Marketing Materials (written and oral) that it or its Subcontractors plan to distribute to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  This requirement includes, but is not limited to posters, brochures, Web sites, and any materials that contain statements regarding the benefit package and Provider network-related materials.  Neither the Contractor nor its Subcontractors shall distribute any Marketing Materials without the prior written approval from ASES pursuant to Section 6.2.

6.14.5.2	The Contractor shall submit any changes to previously approved marketing materials and receive the approval from ASES of the changes before distribution pursuant to Section 6.2.

6.14.5.3
The Advisory Committee of the Puerto Rico Medicaid Program, which advises the Puerto Rico Medicaid Program and ASES about government health programs, will assist ASES in the evaluation and review of any marketing materials submitted by the Contractor for approval.

6.14.6	Provider Marketing Materials

6.14.6.1	The Contractor is responsible for ensuring that not only its Marketing activities, but also the marketing activities of its Subcontractors and Providers, meet the requirements of this Section 6.14.

6.14.6.2	The Contractor shall collect from its Providers any Marketing Materials they intend to distribute and submit these to ASES for review and approval prior to distribution.

6.14.6.3	The Contractor shall provide for equitable distribution of all Marketing Materials without bias toward or against any group.

6.14.7
The Parties acknowledge and agree that nothing herein shall require the Contractor to engage in the Marketing of the MiSalud Program to: (a) Other Eligible Persons who are public employees or pensioners as described in Section 1.4.1.3.2 of this Contract; or (b) small or medium businesses located in the Service Regions.  The Parties further agree that nothing herein is intended to limit the Contractor’s right to market its other insurance or managed care products to Other Eligible Persons who are public employees or pensioners as described in Section 1.4.1.3.2 of this Contract or any other Eligible Person.

6.14.8	Assistance with Network Provider EHR Systems

6.14.8.1
The Contractor shall assist the PCPs and PPN physician specialists, upon their request, in the acquisition and installation of such an appropriate EHR system, at its expense, consisting of the hardware, software and related materials specified in Attachment 15.   Any such EHR system, whether maintained as a complete or component system, must be ONC and CCHIT certified, and shall meet the specifications set forth in Attachment 15.

6.14.8.2
The Contractor shall ensure that all the PCPs and PPN physician specialists shall have an operational EHR system in place on or before July 1, 2012 or such later date as set forth in his/her Provider Contract.

6.14.8.3	The Contractor shall also provide each such Provider with information on (i) the benefits of the EHR system and (ii) the costs of maintaining the EHR system.

ARTICLE 7	COVERED SERVICES AND BENEFITS

7.1	Requirement to Make Available Covered Services

7.1.1
The Contractor shall, at a minimum, make available through its Network Providers Covered Services, and other Benefits set forth in this Article, as of the Effective Date of Enrollment (including the period specified in Section 4.4.1.2 of this Contract) pursuant to the program requirements of MiSalud, and the Puerto Rico Medicaid State Plan and CHIP Plan.  The Contractor may not impose any other exclusions, limitations, or restrictions, and may not arbitrarily deny or reduce the amount, duration or scope of a required service solely because of the diagnosis, type of illness, or condition.

7.1.2	The Contractor may not deny Covered Services based on pre-existing conditions or waiting periods.

7.1.3	The Contractor shall not be required to pay a Claim for a service that would otherwise be a Covered Service, but for the fact that the recipient of the service is not an Eligible Person.

7.1.4	The Contractor shall not be required to pay a Claim for a service already provided, which would be a Covered Service but for the fact that:

7.1.4.1
The Enrollee paid the Provider for the service (except when, in an extenuating circumstance, a Medicaid or CHIP Eligible Enrollee incurs out-of-pocket expenses for Emergency Services provided in the United States; these expenses shall be reimbursed under MiSalud); or

7.1.4.2
The service was provided by a person or entity that does not meet the definition of a Network Provider (with the exception of Medical Emergencies and cases where the service was Prior Authorized by the Contractor).

7.1.5	Notwithstanding the provisions of this Section 7.1, the Contractor shall comply with Section 9.7 of this Contract.

7.2	Medical Necessity

Based upon generally accepted medical practices in light of conditions at the time of treatment, Medically Necessary services are those that relate to the prevention, diagnosis, and treatment of health impairments, or to the ability to achieve age-appropriate growth and development and the ability to attain, maintain, or regain functional capacity, and are:

7.2.1	Appropriate and consistent with the diagnosis of the treating Provider and the omission of which could adversely affect the eligible Enrollee’s medical condition;

7.2.2	Compatible with the standards of acceptable medical practice in the community;

7.2.3	Provided in a safe, appropriate, and cost-effective setting given the nature of the diagnosis and the severity of the symptoms;

7.2.4	Not provided solely for the convenience of the Enrollee or the convenience of the Provider; and

7.2.5	Not primarily custodial care (for example, foster care).

7.3	Experimental or Cosmetic Procedures

In no instance shall the Contractor be required to pay Claims for experimental or cosmetic procedures, except as required by the Puerto Rico Patient’s Bill of Rights Act or any other federal or Puerto Rico law or regulation.  As provided in Section 7.5.6.2 of this Contract, breast reconstruction after a mastectomy and surgical procedures that are determined to be Medically Necessary to treat morbid obesity shall not be regarded as cosmetic procedures.

7.4	Covered Services and Administrative Services

7.4.1
Benefits under MiSalud are comprised of four categories: (1) Basic Coverage, (2) Dental Services, (3) Special Coverage, and (4) Administrative Services.  The scope of items (1) – (3) is described in Section 7.5 of this Contract.

7.5	Basic Coverage

7.5.1	Basic Coverage is available to all MiSalud Enrollees, except as provided in the table below. Basic Coverage includes the following categories:

BASIC COVERAGE SERVICES	MISALUD ELIGIBILITY GROUPS COVERED
Preventive Services	All
Diagnostic Test Services	All
Outpatient Rehabilitation Services	All
Medical and Surgical Services	All
Emergency Transportation Services	All
Maternity and Pre-Natal Services	All
Emergency Services	All (Services outside Puerto Rico available only for Medicaid and CHIP Eligible Persons)
Hospitalization Services	All
Behavioral Health Services	All (Note: Services provided by MBHO; not covered under this Contract.)
Pharmacy Services	All (Note: Claims processing and adjudication Services provided by PBM; not covered under this Contract.)

7.5.2	Exclusions from Basic Coverage

7.5.2.1	The following services are excluded from all Basic Coverage. In addition, exclusions specific to each category of Covered Services are noted in subsections 7.5.3 – 7.5.12 below.

7.5.2.1.1	Expenses for personal comfort material or services, such as, telephone, television, toiletries;

7.5.2.1.2	Services rendered by close family relatives (parents, children, siblings, grandparents, grandchildren, spouses);

7.5.2.1.3	Weight control treatment (obesity or weight gain) for aesthetic reasons, provided, however, that procedures determined Medically Necessary to address morbid obesity shall not be excluded;

7.5.2.1.4	Sports medicine, music therapy, and natural medicine;

7.5.2.1.5	Services, diagnostic testing or treatment ordered or rendered by naturopaths, naturists, chiropractors, iridologists, or osteopaths;

7.5.2.1.6	Health certificates, except as provided in Section 7.6.3.2.10 of this Contract (Preventive Services);

7.5.2.1.7	Epidural anesthesia services;

7.5.2.1.8	Chronic pain treatment, if it is determined that the pain has a psychological or psychosomatic origin;

7.5.2.1.9	Smoking cessation treatment, except as provided in Section

7.5.2.1.10	7.5.8.3.7 of this Contract for pregnant women (smoking cessation in general is covered by the MBHO);

7.5.2.1.11	Educational tests or services;

7.5.2.1.12	Peritoneal dialysis or hemodialysis services (covered under Special Coverage, not Basic Coverage);

7.5.2.1.13	Hospice care;

7.5.2.1.14	Services received outside the territorial limits of Puerto Rico, except as provided in Sections 7.5.7.10 (Emergency Transportation) and 7.5.9.3 (Emergency Services) of this Contract;

7.5.2.1.15	Expenses incurred for the treatment of conditions resulting from services not covered under MiSalud;

7.5.2.1.16	Judicially ordered evaluations for legal purposes;

7.5.2.1.17	Psychological/ psychometric and psychiatric tests and evaluations to obtain employment or insurance, or for purposes of litigation;

7.5.2.1.18	Travel expenses, even when ordered by the primary care physician;

7.5.2.1.19	Eyeglasses, contact lenses and hearing aids;

7.5.2.1.20	Acupuncture services;

7.5.2.1.21
Rent or purchase of durable medical equipment, wheelchair or any other transportation method for the handicapped, either manual or electric, and any expense for the repair or alteration of said equipment, except when the patient’s life depends on this service; and

7.5.2.1.22	Sex change procedures.

7.5.3	Preventive Services

7.5.3.1	Healthy Child Care. The Contractor shall make available through its Network Providers the following Preventive Services under the Healthy Child Care Program, which serves Enrollees under age two:

7.5.3.1.1
An annual comprehensive evaluation (1) by a certified health professional, which complements other services for children and young adults provided pursuant to the periodicity scheme of the American Academy of Pediatrics; and

7.5.3.1.2	Other services, as needed, during the first two years of the child’s life.

7.5.3.2	Other Preventive Services. The following are required Preventive Services for all MiSalud Enrollees:

7.5.3.2.1	Vaccines (the vaccines themselves are provided and paid for by the Puerto Rico Health Department; the Contractor shall cover the administration of the vaccines);

7.5.3.2.2	Eye exam;

7.5.3.2.3	Hearing exam, including hearing screening for newborns;

7.5.3.2.4	Evaluation and nutritional screening;

7.5.3.2.5	Medically Necessary laboratory exams and diagnostic tests, appropriate to the Enrollee’s age, sex, and health condition, including, but not limited to:

7.5.3.2.5.1
Prostate and gynecological cancer screening according to accepted medical practice, including Pap smears (for Enrollees over age 18), mammograms (for Enrollees age 40 and over), and P.S.A. tests when Medically Necessary; and

7.5.3.2.5.2	Sigmoidoscopy and colonoscopy for colon cancer detection in adults 50 years and over, classified in risk groups according to accepted medical practice;

7.5.3.2.6	Nutritional, oral and physical health education;

7.5.3.2.7
Reproductive health counseling and family planning (The Contractor shall make available through its Network Providers and pay Claims for the following family planning services: counseling, pregnancy testing, diagnosis and treatment of sexually transmitted diseases, infertility assessment, and oral contraceptive medications that are used for the purpose of treating menstrual dysfunction and other hormonal conditions.  Contraceptive methods prescribed for family planning purposes, however, are not covered under MiSalud, but shall be provided by the Puerto Rico Health Department);

7.5.3.2.8	Syringes for home medicine administration;

7.5.3.2.9	Annual physical exam and follow-up for diabetic patients according to the diabetic patient treatment guide and Puerto Rico Health Department protocols; and

7.5.3.2.10
Health Certificates covered under MiSalud; provided that Co-Payments applicable for necessary procedures and laboratory testing related to generating a Health Certificate will be the Enrollee’s responsibility.  Such certificates shall include

7.5.3.2.10.1	Venereal Disease Research Laboratory (VDRL) tests;

7.5.3.2.10.2	Tuberculosis (TB) tests; and

7.5.3.2.10.3	Any certification for MiSalud Enrollees related to eligibility for the Medicaid Program (provided at no charge).

7.5.3.3	Except where Medically Necessary to treat a health condition, weight control measures are not a covered Preventive Service.

7.5.3.4	Wellness Plan

7.5.3.4.1
In order to advance the goals of strengthening preventive services and providing integrated physical, behavioral health, and dental services to all Eligible Persons, the Contractor shall develop a Wellness Plan.

7.5.3.4.2
The Wellness Plan shall include a strategy for coordination with government agencies of the Government of Puerto Rico integral to disease prevention efforts, including the Puerto Rico Health Department, the Department of the Family, and the Department of Education.

7.5.3.4.3	The Wellness Plan shall present strategies for encouraging Enrollees to:

7.5.3.4.3.1	Seek an annual health checkup;

7.5.3.4.3.2	Appropriately use the services of MiSalud, including Tele MiSalud;

7.5.3.4.3.3	Seek women’s health screenings including mammograms, Pap smears, cervical screenings, and tests for sexually transmitted diseases;

7.5.3.4.3.4	Maintain a healthy body weight, through good nutrition and exercise;

7.5.3.4.3.5	Seek an annual dental exam; and

7.5.3.4.3.6	Attend to the medical and developmental needs of children and adolescents, including vaccinations.

7.5.3.4.4
The Contractor shall, according to the timeframe specified in Attachment 12 to this Contract, present its Wellness Plan containing the strategies described above, to ASES for review and approval, which approval will not be unreasonably withheld, conditioned or delayed.  Any subsequent changes to the Wellness Plan must be previously approved in writing by ASES.

7.5.4	Diagnostic Test Services

7.5.4.1	The Contractor shall make available through its Network Providers the following Diagnostic Test Services:

7.5.4.1.1	Diagnostic and testing services for Enrollees under age 21 required by EPSDT, as defined in section 1905(r) of the Social Security Act;

7.5.4.1.2	Clinical labs, including any laboratory order for disease diagnostic purposes, even if the final diagnosis is a condition or disease whose treatment is not a Covered Service;

7.5.4.1.3	X-Rays;

7.5.4.1.4	Electrocardiograms;

7.5.4.1.5	Radiation Therapy (Prior Authorization required);

7.5.4.1.6	Pathology;

7.5.4.1.7	Arterial gases and pulmonary function test;

7.5.4.1.8	Electroencephalograms; and

7.5.4.1.9	Diagnostic services for Enrollees who present learning disorder symptoms.

7.5.4.2	The following shall not be considered Diagnostic Test Services covered under MiSalud:

7.5.4.2.1	Polysomnography Study; and

7.5.4.2.2	Clinical labs processed outside of Puerto Rico.

7.5.5	Outpatient Rehabilitation Services

7.5.5.1	The Contractor shall make available through its Network Providers the following Outpatient Rehabilitation Services:

7.5.5.1.1	Medically Necessary outpatient rehabilitation services for Enrollees under age 21, as required by EPSDT, section 1905(r) of the Social Security Act;

7.5.5.1.2	Physical therapy (minimum fifteen sessions per Enrollee condition per year, when indicated by an orthopedist or physiatrist);

7.5.5.1.3	Occupational therapy, without limitations; and

7.5.5.1.4	Speech therapy, without limitations.

7.5.6	Medical and Surgical Services

7.5.6.1	The Contractor shall make available through its Network Providers the following Medical and Surgical Services:

7.5.6.1.1	Early and Periodic Screening, Diagnostic and Treatment (EPSDT) services, as defined in section 1905(r) of the Social Security Act;

7.5.6.1.2	Primary care physician visits, including nursing services;

7.5.6.1.3	Specialist treatment;

7.5.6.1.4	Sub-specialist treatment;

7.5.6.1.5	Physician home visits when Medically Necessary;

7.5.6.1.6	Respiratory therapy, without limitations;

7.5.6.1.7	Anesthesia services (except for epidural anesthesia);

7.5.6.1.8	Radiology services;

7.5.6.1.9	Pathology services;

7.5.6.1.10	Surgery;

7.5.6.1.11	Outpatient surgery facility services;

7.5.6.1.12	Practical nurse services;

7.5.6.1.13
Voluntary sterilization of men and women of legal age and sound mind, provided that they have been previously informed about the medical procedure implications, and that there is evidence of Enrollee’s written consent;

7.5.6.1.14	Public health nursing services;

7.5.6.1.15	Prosthetics, including supply of all body extremities including therapeutic ocular prosthetics, segmental instrument tray and spine fusion in scoliosis and vertebral surgery;

7.5.6.1.16	Ostomy equipment for outpatient level ostomized patients;

7.5.6.1.17	Blood and blood plasma, without limitations, including

7.5.6.1.17.1	authologal and irradiated blood;

7.5.6.1.17.2	monoclonal factor IX with a certified hematologist Referral;

7.5.6.1.17.3	intermediate purity concentrated ant hemophilic factor (Factor VIII);

7.5.6.1.17.4	monoclonal type antihemophilic factor with a certified hematologist’s authorization; and

7.5.6.1.17.5	activated protrombine complex (Autoflex and Feiba) with a certified hematologist’s authorization; and

7.5.6.1.18	Services to patients with chronic renal disease in Levels 1 and 2 (Levels 3 to 5 are included in Special Coverage).

7.5.6.1.18.1	Renal disease levels 1 and 2 are defined as follows:

7.5.6.1.18.1.1	Level 1- GFR (Glomerular Filtration – ml/min. per 1.73m² per corporal area surface) over 90; slight damage when protein is present in the urine.

7.5.6.1.18.1.2	Level 2- GFR between 60 and 89, a slight decrease in kidney function.

7.5.6.1.18.2	When GFR decreases to under 60 ml/min per 1.73 m², the Enrollee must be referred to a nephrologist for proper management. The Enrollee will be registered for Special Coverage.

7.5.6.2
While cosmetic procedures shall be excluded from Basic Coverage, breast reconstruction after a mastectomy and surgical procedures Medically Necessary to treat morbid obesity shall not be considered to be cosmetic procedures.

7.5.6.3
To the extent possible, medical and surgical services, as furnished through PCPs, PMGs, and other Providers, must be made available to Enrollees twenty-four (24) hours per day, seven (7) days per week.

7.5.7	Emergency Transportation Services

7.5.7.1	The Contractor shall arrange for the provision of Emergency Transportation Services, including maritime and ground transportation, in emergency situations.

7.5.7.2
Emergency Transportation Services shall be available twenty-four (24) hours a day, seven (7) days per week, in each municipality in each of the Contractor’s Service Regions, and throughout Puerto Rico.

7.5.7.3	Emergency Transportation Services do not require Prior Authorization.

7.5.7.4
The Contractor shall ensure that adequate Emergency Transportation is available to transport Enrollees with Emergency Medical Conditions, or whose conditions require Emergency Transportation because of their geographical location.

7.5.7.5	[Intentionally left blank].

7.5.7.6
Aerial Emergency Transportation Services are not included in this Contract. ASES will provide aerial Emergency Transportation Services directly (without any role of the Contractor); provided, that the Contractor agrees to cooperate with any Provider subcontracted by ASES to render such services in the Service Regions.

7.5.7.7
The Contractor shall pay Claims for Emergency Transportation and shall adhere to Puerto Rico laws and regulations concerning Emergency Transportation, including fees.  Fees paid by the Contractor for type 3 ambulances shall be $100 for the initial use, plus $1.50 for each mile traveled.  The Contractor shall negotiate fees for the remaining categories.

7.5.7.8
The Contractor may not retroactively deny a Claim for Emergency Transportation Services because the Enrollee’s condition, which at the time of service appeared to be an Emergency Medical Condition under the prudent layperson standard, was ultimately determined to be non-emergency.

7.5.7.9
In any case in which an Enrollee is transported by ambulance to a facility that is not a Network Provider, and, after being stabilized, is transported by ambulance to a facility that is a Network Provider, all Emergency Transportation Claims, provided that they are justified by the definition of Emergency Services in this Contract prudent layperson standards, shall be paid by the Contractor.

7.5.7.10
The Contractor shall be responsible for timely payment for Claims for Emergency Transportation Services in the United States for Enrollees who are Medicaid or CHIP Eligible Persons, if the emergency transportation is associated with an Emergency Service in the United States covered under Section 7.5.9.3.1.2 of this Contract.  If, in an extenuating circumstance, a Medicaid or CHIP Eligible Enrollee incurs out-of-pocket expenses for Emergency Transportation Services provided in the United States, the Contractor shall reimburse the Enrollee for such expenses within 30 days of receipt of such expenses, and the reimbursement shall be considered a Covered Service.

7.5.7.11	Emergency Transportation Services will be subject to periodic reviews by applicable governmental agencies to ensure quality of services.

7.5.8	Maternity and Pre-Natal Services

7.5.8.1	The Contractor shall make available through its Network Providers the following Maternity and Pre-Natal Services:

7.5.8.1.1	Pregnancy testing;

7.5.8.1.2	Medical services during pregnancy and post-partum;

7.5.8.1.3	Physician and nurse obstetrical services during vaginal delivery and caesarean section, and services to address any complication that arises during delivery;

7.5.8.1.4	Treatment of conditions secondary to pregnancy or delivery, when medically recommended;

7.5.8.1.5	Hospitalization for a period of at least forty-eight (48) hours in cases of vaginal delivery, and at least ninety-six hours (96) in cases of caesarean section;

7.5.8.1.6	Anesthesia, excluding epidural;

7.5.8.1.7	Incubator use;

7.5.8.1.8	Fetal monitoring services, during hospitalization only;

7.5.8.1.9	Nursery room routine care for newborns;

7.5.8.1.10	Circumcision and dilatation services for newborns;

7.5.8.1.11	Transportation of newborns to tertiary facilities newborn when necessary;

7.5.8.1.12	Pediatrician assistance during delivery; and

7.5.8.1.13	Delivery services provided in free-standing birth centers.

7.5.8.2	The following are excluded from Maternity and Pre-Natal Services:

7.5.8.2.1	Outpatient use of fetal monitor;

7.5.8.2.2	Treatment services for infertility and/or related to conception by artificial means; and

7.5.8.2.3	Services, treatments or hospitalizations as a result of a provoked non-therapeutic abortion or its complications; the following are considered to be provoked abortions:

7.5.8.2.3.1	Dilatation and curettage (Code 59840);

7.5.8.2.3.2	Dilatation and expulsion (Code 59841);

7.5.8.2.3.3	Intra-amniotic injection (Codes 59850, 59851, 59852);

7.5.8.2.3.4	One or more vaginal suppositories (e.g., Prostaglandin) with or without cervical dilatation (e.g., Laminar), including hospital admission and visits, fetus birth and secundines (Code 59855);

7.5.8.2.3.5	One or more vaginal suppositories (e.g., prostaglandin) with dilatation and curettage/or evacuation (Code 59856);

7.5.8.2.3.6	One or more vaginal suppositories (e.g., prostaglandin) with hysterectomy (omitted medical expulsion) (Code 59857); and

7.5.8.2.3.7	Epidural anesthesia services.

7.5.8.3
The Contractor shall implement a Pre-Natal and Maternal Wellness Plan, aimed at preventing complications during and after pregnancy, and advancing the objective of lowering the incidence of low birth weight and premature deliveries.

7.5.8.3.1	The Plan shall include, at a minimum, the following components:

7.5.8.3.2	A Pre-Natal Care Card, ensuring access to services;

7.5.8.3.3	Counseling regarding HIV testing;

7.5.8.3.4	Pregnancy testing;

7.5.8.3.5	A RhoGAM injection for all pregnant women who have a negative RH factor according to the established protocol;

7.5.8.3.6	Alcohol screening of pregnant women with the TWEAK instrument or CAGE Test;

7.5.8.3.7	Smoking cessation counseling and treatment (to be provided by the MBHO, which will collaborate with the Contractor in providing services under the Maternal and Pre-Natal Wellness Plan);

7.5.8.3.8	Post-partum depression screening using the Edinburgh post-natal depression scale;

7.5.8.3.9	Post-partum counseling and referral to the WIC program;

7.5.8.3.10	Dental evaluation during the second trimester of gestation; and

7.5.8.3.11
Educational workshops regarding prenatal care topics (importance of pre-natal medical visits and post-partum care), breast-feeding, stages of childbirth, oral and mental health, family planning, newborn care, among others.

7.5.8.3.12
The Contractor shall prepare Marketing Materials regarding services under the Pre-Natal and Maternal Wellness Plan, and contractually require that PCP Providers inform pregnant Enrollees either directly or through such Marketing Materials of such services.  The Contractor shall submit its Pre-Natal and Maternal Wellness Plan to ASES according to the timeframe specified in Attachment 12 to this Contract, and shall submit reports quarterly concerning the usage of services under this program.  ASES will monitor the performance of such plan on a quarterly basis. Any subsequent changes to the Pre-Natal and Maternal Wellness Plan must be previously approved in writing by ASES.

7.5.8.4
The Contractor shall make available through its Network Providers reproductive health and family planning counseling. Such services shall be provided voluntarily and confidentially, including where the Enrollee is under age eighteen (18).  Family Planning Services will include, at a minimum, the following:

7.5.8.4.1	Education and counseling necessary to make informed choices and understand contraceptive methods;

7.5.8.4.2	Pregnancy testing;

7.5.8.4.3	Diagnosis and treatment of sexually transmitted diseases;

7.5.8.4.4	Infertility assessment;

7.5.8.4.5	Oral contraceptive medications, but only when prescribed for the purpose of treating menstrual dysfunction and other hormonal conditions; and

7.5.8.4.6	Information on the family planning services available through the Department of Health.

7.5.9	Emergency Services

7.5.9.1
The Contractor shall pay Claims for Emergency Services where necessary to treat an Emergency Medical Condition.  The Contractor shall ensure that Emergency Services are available twenty-four (24) hours a day, seven (7) days per week.  No Prior Authorization will be required for Emergency Services.

7.5.9.2	Emergency Services shall include the following:

7.5.9.2.1	Emergency room visits, including medical attention and routine and necessary services;

7.5.9.2.2	Trauma services;

7.5.9.2.3	Operating room use;

7.5.9.2.4	Respiratory therapy;

7.5.9.2.5	Specialist and sub-specialist treatment when required by the emergency room physician;

7.5.9.2.6	Anesthesia;

7.5.9.2.7	Surgical material;

7.5.9.2.8	Laboratory tests and X-Rays;

7.5.9.2.9	Post-Stabilization Services, as provided in Section 7.5.9.5 below;

7.5.9.2.10	Drugs, medicine and intravenous solutions used in the emergency room; and

7.5.9.2.11	Blood and blood plasma, without limitations, including

7.5.9.2.11.1	authologal and irradiated blood;

7.5.9.2.11.2	monoclonal factor IX with a certified hematologist Referral;

7.5.9.2.11.3	intermediate purity concentrated ant hemophilic factor (Factor VIII);

7.5.9.2.11.4	monoclonal type antihemophilic factor with a certified hematologist’s authorization; and

7.5.9.2.11.5	activated protrombine complex (Autoflex and Feiba) with a certified hematologist’s authorization.

7.5.9.3	Emergency Services Within and Outside Puerto Rico

7.5.9.3.1	The Contractor shall arrange for Emergency Services to be available:

7.5.9.3.1.1	For all Enrollees, throughout Puerto Rico, including outside the Contractor’s Service Regions, and notwithstanding whether the emergency room is a Network Provider; and

7.5.9.3.1.2
For Medicaid and CHIP Eligible Persons, in Puerto Rico or in the United States, when the services are Medically Necessary and could not be anticipated, notwithstanding that emergency rooms outside of Puerto Rico are not Network Providers.  Subject to Sections 16.10.2.3 and 21.3 of this Contract, the Contractor shall be responsible for timely payment of Claims for Emergency Services rendered to Enrollees in the United States. If, in an extenuating circumstance, a Medicaid or CHIP Eligible Enrollee incurs out-of-pocket expenses for Emergency Services provided in the United States, ASES shall reimburse the Enrollee for such expenses within thirty (30) days of receipt of such expenses, and the reimbursement shall be considered a Covered Service.

7.5.9.3.2
In covering Emergency Services provided by Puerto Rico Providers outside the Contractor’s Network, or by Providers in the United States, the Contractor shall pay Claims for such Emergency Services to such out-of-Network or United States based Providers equal to at least the average rate paid to Network Providers in Puerto Rico.

7.5.9.4	Emergency Room Overuse

7.5.9.4.1
The Contractor shall establish mechanisms for measuring and counteracting misuse of Emergency Services.  Excessively frequent visits to emergency rooms and seeking treatment in emergency rooms for non-emergent conditions will be considered misuse.

7.5.9.4.2	The Contractor shall have the capacity to:

7.5.9.4.2.1	Identify Enrollees who misuse Emergency Services;

7.5.9.4.2.2	Contact Enrollees by mail or telephone to learn the reasons for their behavior; and

7.5.9.4.2.3	Inform PCPs about the Enrollee’s behavior so that between the two entities, they can attend to complaints by Enrollees and curb overuse of Emergency Services.

7.5.9.4.3
The Contractor shall include a clause in Hospital and Emergency Room contracts that prohibits the Provider from refusing to admit MiSalud Enrollees to its Emergency Room, and instead referring them to other Emergency Room facilities.

7.5.9.5	Post-Stabilization Services

7.5.9.5.1
The Contractor shall pay Claims for Post-Stabilization Services rendered by any Provider in accordance with applicable federal regulations.  The attending emergency room physician or other treating Provider shall be responsible for determining whether the Enrollee is sufficiently stabilized for transfer or discharge, and that determination is binding on the Contractor with respect to its responsibility for coverage and payment.

7.5.9.5.2	An Enrollee who has been treated for an Emergency Condition shall not be held liable for any subsequent screening or treatment necessary to stabilize the Enrollee.

7.5.9.5.3	Any Post-Stabilization Service that requires Prior Authorization shall be processed and granted by the Contractor within one (1) hour of the Service Authorization Request.

7.5.9.5.4
Any Post-Stabilization Service that requires Prior Authorization shall be deemed authorized if, within one (1) hour of the Service Authorization Request, (i) the Prior Authorization is not granted, or (ii) the Contractor and the treating physician cannot reach an agreement concerning the Enrollee’s care and a Network Provider is not available for consultation.  For the avoidance of doubt, the Contractor must give the treating physician the opportunity to consult with a Network Provider, and the treating physician may continue with care of the Enrollee until a Network Provider is reached.

7.5.9.5.5
For every Prior Authorization granted pursuant to Section 7.5.9.5.4 above, the Contractor shall (i) review the Service Authorization Request after the corresponding Post-Stabilization Service has been rendered to determine whether the service was Medically Necessary, (ii) document its determination, and (iii) if it has determined that the service was Medically Necessary, submit the Claim to ASES in its next Claims Payment Report, in accordance with Sections 11.1.1.4 and 16.7 of this Contract.  Notwithstanding the above, if the Contractor submits a Claim to ASES for a Post-Stabilization Service and later determines that the service was not Medically Necessary, the Contractor shall recoup any payment made with respect to such Claim from the Provider and return such amount to ASES.

7.5.9.5.6
ASES or the PMG shall be financially responsible for all Post-Stabilization Services, except that the Contractor shall be financially responsible for any Post-Stabilization Service that requires Prior Authorization with respect to which the Contractor does not follow the procedure established in Section 7.5.9.5.5 above and which is determined not to be Medically Necessary.

7.5.9.5.7	The Contractor shall not be financially responsible for Post-Stabilization Services that it has not Prior Authorized with respect to any Enrollee for any period after:

7.5.9.5.7.1	A Network Provider with privileges at the treating hospital assumes responsibility for the Enrollee’s care;

7.5.9.5.7.2	A Network Provider assumes responsibility for the Enrollee’s care through transfer;

7.5.9.5.7.3	A Contractor representative and the treating physician reach an agreement concerning the Enrollee’s care; or

7.5.9.5.7.4	The Enrollee is discharged.

7.5.9.6	Responsibility of Payment for Emergency Services

7.5.9.6.1
When an Enrollee (or, as provided in Section 4.4.1.2 of this Contract, an Eligible Person) accesses any hospital emergency room, the responsible party  for the payment of services rendered in this facility shall be as follows:

7.5.9.6.1.1
When a physician has concluded, after a medical evaluation (including physical or mental evaluation), that the patient has a behavioral health diagnosis, the MBHO shall be responsible for the totality of the payment of all services.

7.5.9.6.1.2
When a physician has concluded after a medical evaluation (including physical or mental evaluation) that the patient has a physical health diagnosis, the Contractor shall be responsible for the payment of the Claim for the services rendered.

7.5.9.6.1.3	In both cases, the physicians from the emergency room must include in the patient’s Medical Record the final diagnosis. The payment shall be based on the final diagnosis.

7.5.9.6.1.4
If the diagnosis includes both mental and physical health diagnoses or conditions, the hospital must include a detailed invoice, by item, which will be used to determine which entity is responsible for the services and for payment.  Both parties, the MBHO and the Contractor, shall be responsible for payment according to the diagnosis listed on the invoice submitted by the hospital.

7.5.9.7
Coverage of Services Ultimately Determined to be Non-Emergencies.  The Contractor shall not retroactively deny a Claim for an emergency screening examination because the Condition, which appeared to be an Emergency Medical Condition, turned out to be non-emergency in nature.

7.5.9.8	Enrollee Use of Tele MiSalud. The Contractor shall train Emergency Services Providers concerning the Tele MiSalud Medical Advice Service, and shall make Providers aware that:

7.5.9.8.1
An Enrollee who consults this service before visiting the emergency room shall not be responsible for any Co-Payment, provided that he or she presents his or her Tele MiSalud call identification number when he or she arrives at the emergency room;

7.5.9.8.2	No Co-Payments shall be charged for CHIP children under eighteen years of age under any circumstances; and

7.5.9.8.3
No Co-Payment shall be imposed for the treatment of an Emergency Medical Condition for a Medicaid or CHIP Eligible Person. However, a Co-Payment shall be imposed when a Medicaid Eligible Person seeks care in an emergency room outside the Enrollee’s PPN to treat a condition that does not meet the definition of Emergency Medical Condition as set forth in this Contract; and

7.5.9.8.4	The Contractor shall not deny a Claim for Emergency Services when the Enrollee seeks Emergency Services at the instruction of the Contractor or its Agent (including a Tele MiSalud representative).

7.5.9.9
Coverage of Services Provided to an Eligible Person Who Has Not Completed Enrollment.  When an Eligible Person who is a Medicaid - or CHIP Eligible Person (see Sections 1.3.1.1, 1.3.1.2, and 1.3.1.3.1 of this Contract) receives Emergency Services before the date indicated in Section 4.4.1.1 above, the Effective Date of Enrollment shall be deemed to be the date of the first Emergency Service covered by the Contractor or by the MBHO, regardless of whether the Medicaid or CHIP Eligible Person had submitted an Enrollment application to the Puerto Rico Medicaid Program as of that date, provided that ASES provides written notification to the Contractor from the Health Care Reform Eligibility (HCRE) System of (1) the Certification of eligibility for the Eligible Person, and (2) the fact that the Potential Enrollee has accessed Emergency Services.  The Contractor shall promptly, per Section 5.2.3 of this Contract, enroll the person in the MiSalud Plan.  The Contractor shall pay for Claims for such Emergency Services, whether provided within or outside the Service Regions.

7.5.9.10	Coverage of All Emergency Medical Conditions.

7.5.9.10.1
The Contractor shall not deny Claims for treatment of an Emergency Medical Condition, including in cases in which the absence of immediate medical attention would not have resulted in the outcomes specified in the definition of Emergency Medical Condition in this Contract and in 42 CFR 438.114(a).

7.5.9.10.2
The Contractor shall not refuse to pay a Claim for an Emergency Medical Condition on the ground that the emergency room Provider, hospital, or fiscal agent did not notify the Enrollee’s PCP or the Contractor of the Enrollee’s screening or treatment following the Enrollee’s presentation for Emergency Services.

7.5.10	Hospitalization Services

7.5.10.1	The Contractor shall make available through its Network Providers hospitalization services, including the following:

7.5.10.1.1	Nursery;

7.5.10.1.2	Semi-private room (bed available 24 hours a day, every day of the year);

7.5.10.1.3	Isolation room for medical reasons;

7.5.10.1.4	Food, including specialized nutrition services;

7.5.10.1.5	Regular nursing services;

7.5.10.1.6	Specialized room use, such as operation, surgical, recovery, treatment and maternity without limitations;

7.5.10.1.7	Drugs, medicine and contrast agents, without limitations;

7.5.10.1.8	Materials such as bandages, gauze, plaster or any other therapeutic or healing material;

7.5.10.1.9	Therapeutic and maintenance care services, including the use of the necessary equipment to offer the service;

7.5.10.1.10
Specialized diagnostic tests, such as electrocardiograms, electroencephalograms, arterial gases and other specialized tests that are available at the hospital and necessary during Enrollee's hospitalization;

7.5.10.1.11	Supply of oxygen, anesthetics and other gases including administration;

7.5.10.1.12	Respiratory therapy, without limitations;

7.5.10.1.13	Rehabilitation services while patient is hospitalized, including physical, occupational and speech therapy;

7.5.10.1.14	Outpatient surgery facility use; and

7.5.10.1.15	Blood and blood plasma, without limitations, including

7.5.10.1.15.1	authologal and irradiated blood;

7.5.10.1.15.2	monoclonal factor IX with a certified hematologist Referral;

7.5.10.1.15.3	intermediate purity concentrated ant hemophilic factor (Factor VIII);

7.5.10.1.15.4	monoclonal type antihemophilic factor with a certified hematologist’s authorization; and

7.5.10.1.15.5	activated protrombine complex (Autoflex and Feiba) with a certified hematologist’s authorization.

7.5.10.2	Hospitalization for services that would normally be considered outpatient services, or for diagnostic purposes only, is not a Covered Service under MiSalud.

7.5.11	Behavioral Health Services

7.5.11.1
Behavioral Health Services shall be included in MiSalud, but shall be primarily the responsibility of the MBHO.  The Contractor shall pursue close cooperation with the MBHO, as detailed in Article 8, to facilitate a service delivery model that integrates physical and behavioral health services and that effectively combats substance abuse and addiction.

7.5.11.2	Covered Behavioral Health Services include the following:

7.5.11.2.1	Evaluation, screening and treatment to individuals, couples, families and groups;

7.5.11.2.2	Outpatient services with psychiatrists, psychologists and social workers;

7.5.11.2.3	Hospital or outpatient services for substance and alcohol abuse disorders;

7.5.11.2.4	Intensive outpatient services;

7.5.11.2.5	Immediate access to Emergency Services or services in events of Urgency twenty-four (24) hours a day, seven days a week;

7.5.11.2.6	Detoxification services for Enrollees intoxicated with illegal substances, whether as a result of substance abuse, a suicide attempt, or accidental poisoning;

7.5.11.2.7	Long lasting injected medicine clinics;

7.5.11.2.8	Escort/professional assistance and ambulance services when needed;

7.5.11.2.9	Prevention and secondary education services;

7.5.11.2.10	Pharmacy coverage and access to medicine for a maximum of twenty-four (24) hours, in compliance with Act No. 408;

7.5.11.2.11	Medically Necessary laboratories; and

7.5.11.2.12	Treatment for Enrollees diagnosed with attention deficit disorder (with or without hyperactivity).

7.5.11.3
While substance abuse treatment for alcoholism and illegal drugs is considered a Covered Service, smoking cessation treatment is not, except where included in the Pre-Natal and Maternal Wellness Plan set forth in Section 7.5.8.3.7 of this Contract.

7.5.11.4
The Contractor shall, in addition to the cooperation with the MBHO required by Article 8 of this Contract, establish and strengthen relationships (if needed, through memoranda of understanding) with ASSMCA, ADFAN, the Office of the Women’s Advocate, and other government or nonprofit entities, to improve the delivery of Behavioral Health  Services.

7.5.12	Pharmacy Services

7.5.12.1	The Contractor shall make available the following pharmacy services:

7.5.12.1.1	All costs related to prescribed medications for Enrollees, excluding the Enrollee’s Co-Payment where applicable;

7.5.12.1.2	Drugs in the Preferred Drug List (PDL);

7.5.12.1.3	Drugs included in the Master Formulary described in Attachment 5 of this Contract, but not in the PDL (through the exceptions process); and

7.5.12.1.4	In some instances, through the exceptions process, drugs that are not included in either the PDL or the Master Formulary.

7.5.12.2	The Contractor may not impose restrictions on available prescription drugs beyond those stated in the PDL, Master Formulary, or any other drug formulary approved by ASES.

7.5.12.3	The following drugs are excluded from the pharmacy services benefit:

7.5.12.3.1	Rebetron (to be provided by the Puerto Rico Health Department, upon referral to the Puerto Rico Health Department by a Network Provider; this medication not provided through MiSalud); and

7.5.12.3.2
Medications delivered directly to Enrollees by a Provider that does not have a pharmacy license, with the exception of medications that are traditionally administered in a doctor’s office, such as injections.

7.5.12.4	Prescriptions ordered under the pharmacy services benefit are subject to the following utilization controls:

7.5.12.4.1
Certain prescription drugs may be subject to Prior Authorization, which shall be implemented and managed by the PBM or the Contractor, according to policies and procedures established by the ASES Pharmacy and Therapeutic (“P&T”) Committee and decided in consultation with the Contractor when applicable.

7.5.12.4.2	The Contractor shall ensure that Prior Authorization for pharmacy services is provided for the Enrollee in the following timeframes, including outside of business hours.

7.5.12.4.2.1
The decision whether to grant a Prior Authorization of a prescription must not exceed seventy-two (72) hours from the time of the Enrollee’s Service Authorization Request for any Covered Service; except that, where the Contractor or the Enrollee’s Provider determines that an Urgency exists, Prior Authorization must be provided no later than within twenty-four (24) hours of the Service Authorization Request.

7.5.12.4.2.2	ASES may, in its discretion, grant an extension of the time allowed for Prior Authorization decisions, where:

7.5.12.4.2.2.1	The Enrollee, or the Provider, requests the extension; or

7.5.12.4.2.2.2	The Contractor justifies to ASES a need for the extension in order to collect additional information, such that the extension is in the Enrollee’s best interest.

7.5.12.4.3
Prescriptions written by a Provider who is  outside the PPN may be filled only upon a Countersignature from the Enrollee’s PCP, or another assigned PCP from the PMG in case of absence or unavailability of the Enrollee’s PCP unless ASES issues a normative letter eliminating this requirement in which case a Countersignature would not be required.  A Countersignature request made to the PCP shall be acted upon within three (3) Calendar Days of the request of the prescribing Provider, or, in the event of an Urgency, within twenty-four (24) hours.

7.5.12.4.4	Prescriptions written by a Provider within the PPN shall require no PCP Countersignature.

7.5.12.5
The Contractor shall advise its prescribing Providers to use bioequivalent drugs approved by the Food and Drug Administration (FDA), provided they are classified as “AB” and authorized by regulations, unless the Provider notes a contraindication in the prescription.  Nonetheless, the Contractor shall not deny Claims for a drug solely because the bioequivalent drug is unavailable; nor shall the Contractor impose an additional payment by the Enrollee because the bioequivalent is unavailable.

7.5.12.6	The Contractor shall observe the following timeframe limits with respect to prescribed drugs:

7.5.12.6.1	Medication for critical conditions will cover a maximum of thirty (30) days; and additional time, where Medically Necessary.

7.5.12.6.2
Medication for chronic conditions will cover a maximum of thirty (30) days, except at the beginning of therapy where, upon a Provider’s recommendation, a minimum of fifteen (15) days shall be prescribed in order to reevaluate compliance and tolerance.  Under a doctor’s orders, a prescription may be refilled up to five (5) times.

7.5.12.6.3	For maintenance drugs that require Prior Authorization, the Prior Authorization will be effective for six (6) months, unless there are contraindications or side effects.

7.5.12.6.4
The prescribing Provider shall reevaluate pharmacotherapy as to compliance, tolerance, and dosage within ninety (90) days of having prescribed a maintenance drug.  Dosage changes will not require Prior Authorization.  Changes in the drug used may require Prior Authorization.

7.5.12.7	Special considerations, including cooperation with Puerto Rico governmental entities other than ASES, govern coverage of medications for the following conditions.

7.5.12.7.1	Medications for Treatment of HIV / AIDS

7.5.12.7.1.1	The following HIV/AIDS medications are excluded from the ASES PDL: Viread, Emtriva, Truvada, Fuzeon, Atripla, Epzicom, Selzentry, Intelence, and Isentress.

7.5.12.7.1.2	Because of an agreement between the Health Department and ASES, Enrollees diagnosed with HIV/AIDS may access the medications listed above through Health Department clinics.

7.5.12.7.1.3
The Contractor shall inform Providers of the ASES/Health Department agreement described in Section 7.5.12.7.1.2 of this Contract, and shall require Providers to refer Enrollees for whom these medications are Medically Necessary to CPTET Centers (Centros de Prevencion y Tratamiento de Enfermedades Transmisibles) or community-based organizations, where the Enrollee may be screened to determine whether the Enrollee is eligible for ADAP.

7.5.12.7.1.4	A list of CPTET Centers and community-based organizations that administer these medications is included as Attachment 4 to this Contract.

7.5.12.7.2
Contraceptive Medications.  Contraceptive medications shall be provided by the Contractor’s Providers under MiSalud, but only for the treatment of menstrual dysfunction and other hormonal conditions.  Contraceptives prescribed for family planning purposes are not included in this Contract and shall be provided separately by the Health Department.

7.5.12.7.3
Medications for Chronic Conditions for Children with Special Health Needs.  Directions in prescriptions for chronic use drugs for Children with Special Health Needs shall cover therapy for thirty (30) days, and if necessary up to five (5) refills of the original prescription, according to medical opinion.  When Medically Necessary, additional prescriptions will be covered.

7.5.12.7.4
Medications for Enrollees with Opiate Addictions.  It is the responsibility of the MBHO to cover Buprenorphine medication and associated services and follow-up visits required to treat substance abuse disorders.

7.5.12.8
Except as provided in Section 7.5.12.3.2 of this Contract, all prescriptions must be dispensed by a pharmacy under contract with the PBM that is duly authorized under the laws of the Government of Puerto Rico, and is freely selected by the Enrollee. The PBM shall maintain responsibility for ensuring that the Pharmacy Services Network complies with the terms specified by ASES.

7.5.12.9	Prescribed drugs must be dispensed at the time and date, as established by the Puerto Rico Pharmacy Law, when the Enrollee submits the prescription for dispensation.

7.5.12.10	Use of PDL Medications. The Contractor shall ensure that its Providers prescribe drugs on the PDL whenever possible.

7.5.12.10.1
In the following two categories of exceptional cases, however, the Contractor shall pay Claims for drugs not included on the PDL, upon submission of acceptable written documentation from the Provider of the medical justification for the drug.

7.5.12.10.1.1
The Contractor shall pay Claims for drugs included on the Master Formulary (Attachment 5 to this Contract) in lieu of a PDL drug, only as a part of an exceptions process, upon a showing that no drug in the PDL is clinically effective for the Enrollee.

7.5.12.10.1.2
The Contractor shall pay Claims for a drug that is not included in either the PDL or the Master Formulary, provided that the drug is not in an experimental stage and that the drug has been approved by the FDA for the treatment of the condition.

7.5.12.10.2
In addition to demonstrating that the drug prescribed has FDA approval and is not considered experimental, a Provider prescribing a drug not on the PDL must demonstrate to the Contractor’s reasonable satisfaction that:

7.5.12.10.2.1	The drug does not have any bioequivalent on the market; and

7.5.12.10.2.2	The drug is clinically indicated because of:

7.5.12.10.2.2.1	Contraindication with some drugs that are in the PDL that the Enrollee is already taking, and scientific literature indicates serious adverse health effects related;

7.5.12.10.2.2.2	History of adverse reaction by the Enrollee to some drugs that are in the PDL;

7.5.12.10.2.2.3	Therapeutic failure of all available alternatives in the PDL; or

7.5.12.10.2.2.4	Other special circumstances.

7.5.12.11	Role of Pharmacy Benefit Manager

7.5.12.11.1
Pharmacy services are administered primarily by a Pharmacy Benefit Manager (“PBM”) under contract with ASES.  The Contractor shall work with the PBM as well as the Pharmacy Program Administrator (“PPA”) selected by ASES as needed, and as provided in this Section, in order to ensure a successful pharmacy services benefit.

7.5.12.11.2
The Contractor shall be obligated to accept the terms and conditions of the contract that ASES awards to a PBM. The Contractor shall use the procedures, guidelines, and other instructions implemented by ASES through the PBM. Notwithstanding the foregoing, to the extent of any conflict between the terms of this Contract, on the one hand, and the terms of the PBM agreement or any procedure, guideline or instruction of the PBM on the other hand, the terms of this Contract shall govern and control.

7.5.12.11.3	Among other measures, to enhance cooperation with the PBM, the Contractor shall:

7.5.12.11.3.1	Work with the PBM to improve information flow and to develop protocols for information-sharing;

7.5.12.11.3.2	Establish, in consultation with the PBM, the procedures to deposit funds for the payment of claims to the pharmacy network according to the payments cycle specified by the PBM;

7.5.12.11.3.3	Coordinate with the PBM to establish customer service protocols concerning Pharmacy Services; and

7.5.12.11.3.4	Collaborate with ASES to facilitate the transition between any current PBM, PPA or rebate provider and any successors in the event ASES replaces any of them during the Term of this Contract.

7.5.12.12	Claims Processing and Administrative Services for Pharmacy. The Contractor shall:

7.5.12.12.1	Assume the cost of implementing and maintaining online connection with the PBM;

7.5.12.12.2
Cover all of its own costs of implementation, including but not limited to payment processes, utilization review and approval processes, connection and line charges, and other costs incurred to implement the payment arrangements for pharmacy claims;

7.5.12.12.3	Review Claims payments summary reports for each payment cycle and transfer funds required for payment to pharmacies;

7.5.12.12.4	Review denials and rejections of Claims;

7.5.12.12.5	Maintain a phone line to provide for Prior Authorization of drugs, according to the established policies and the PDL and Master Formulary; and

7.5.12.12.6	Electronically submit daily to the PBM a list of all Contractor’s Network Providers and a list of Enrollees.

7.5.12.13
Fraud Investigations. The Contractor shall develop tracking mechanisms for Fraud and Abuse issues, and shall forward Fraud and Abuse complaints regarding pharmacy services from Enrollees to the PBM and to ASES.

7.5.12.14	Formulary Management Program

7.5.12.14.1
The Contractor shall select two (2) members of its staff to serve on a cross-functional committee, the Pharmacy Benefit Financial Committee, tasked with rebate maximization.  The Committee will evaluate recommendations on the PDL, from the P&T Committee and the PPA, and will ultimately develop and review the PDL from time to time under the direction of ASES and the PPA.

7.5.12.14.2
The Contractor shall select a member of its staff to serve on a cross-functional subcommittee tasked with rebate maximization.  The subcommittee will take recommendations on the PDL from the P&T Committee and will ultimately create and manage the PDL.

7.5.12.15	Utilization Management and Reports. The Contractor shall:

7.5.12.15.1	Perform drug utilization review that meets the standards established by both ASES and federal authorities; and

7.5.12.15.2	Develop and distribute protocols, to be subject to ASES approval, when necessary.

7.5.12.16	Communication with Providers. The Contractor shall ensure the following communications with Providers:

7.5.12.16.1
The Contractor shall advise Providers of the use of the PDL as a first option at the moment of prescribing; and of the need to observe the exceptions process when filling a prescription for a drug not on the PDL.

7.5.12.16.2
The Contractor shall advise Providers that they may not outright deny medication because it is not included on ASES’s PDL.  A medication not on the PDL may be provided through the exceptions process described in Section 7.5.12.10 of this Contract.

7.5.12.16.3	The Contractor shall advise Providers on the use of brand-name drugs, and the availability of the bio-equivalent version, if any.

7.5.12.17	Cooperation with the Pharmacy Program Administrator (“PPA”)

7.5.12.17.1	The Contractor shall receive from the PPA updates to the PDL. The Contractor shall adhere to these updates.

7.5.12.17.2
Any rebates shall be negotiated by the PPA and retained in their entirety by ASES.  The Contractor shall neither negotiate, collect, nor retain, any pharmacy rebate for the utilization by Enrollees of brand drugs included in the ASES PDL.

7.6	Dental Services

7.6.1	Dental Services shall include the following:

7.6.1.1	All preventative and corrective services for children under age 21 mandated by the EPSDT requirement;

7.6.1.2	Pediatric Pulp Therapy (Pulpotomy) for children under age 21;

7.6.1.3	Stainless Steel Crowns for use in primary teeth following a Pediatric Pulpotomy;

7.6.1.4	Preventive dental services for adults;

7.6.1.5	Restorative dental services for adults;

7.6.1.6	One comprehensive oral exam;

7.6.1.7	One periodical exam every six months;

7.6.1.8	One defined problem-limited oral exam;

7.6.1.9	One full series of intra-oral radiographies, including bite, every three years;

7.6.1.10	One initial periapical intra-oral radiography;

7.6.1.11	Up to five additional periapical/intra-oral radiographies per year;

7.6.1.12	One single film-bite radiography per year;

7.6.1.13	One two-film bite radiography per year;

7.6.1.14	One panoramic radiography every three years;

7.6.1.15	One adult cleanse every six months;

7.6.1.16	One child cleanse every six months;

7.6.1.17	One topical fluoride application every six month for Enrollees under 19 years old;

7.6.1.18	Fissure sealants for life for Enrollees up to 14 years old (including decidual molars up to 8 years old when Medically Necessary because of cavity tendencies);

7.6.1.19	Amalgam restoration;

7.6.1.20	Resin restorations;

7.6.1.21	Root canal;

7.6.1.22	Palliative treatment; and

7.6.1.23	Oral surgery.

7.7	Special Coverage

7.7.1	The Special Coverage benefit is designed to provide services for Enrollees with special health care needs caused by serious illness.

7.7.2
The Contractor shall provide to ASES the strategy implemented for the identification of populations with special health care needs in order to identify any ongoing special conditions of Enrollees that require a treatment plan and regular care monitoring by appropriate health care professionals.

7.7.3
The Contractor shall implement a system for screening Enrollees for Special Coverage and registering Enrollees who qualify.  The Contractor shall design a form to be used by Providers in submitting a registration for Special Coverage.

7.7.4	The registration system for Special Coverage shall emphasize speedy processing of the registration.

7.7.5
Once a Provider supplies all the required information for the Contractor to process a registration, Special Coverage shall take effect retroactively as of the date the Provider reaches a diagnosis, including documentation of test results, for any condition included in Special Coverage.  In case information is submitted to Contractor after diagnosis was reached, coverage can be made retroactive up to sixty (60) Calendar Days before the date on which Provider submitted the registration request.

7.7.6
According to the timeframes specified in Attachment 12 to this Contract, the Contractor shall submit to ASES for approval proposed protocols to be established for Special Coverage and any subsequent changes to the proposed protocols for Special Coverage must be previously approved in writing by ASES.  The proposed protocols must be established for, at a minimum, the following:

7.7.6.1	Registration procedures;

7.7.6.2	Formats established for registration forms;

7.7.6.3	Forms of notices to be issued to the Enrollee and to the Provider to inform them of the Contractor’s decision concerning Special Coverage;

7.7.6.4	Protocols for the development of treatment plan;

7.7.6.5	Provisions for ensuring that Enrollees with Special Coverage have timely access to specialists appropriate for the Enrollee’s condition and identified needs; and

7.7.6.6	A summary of the Contractor’s strategy for the identification of populations with special health care needs.

7.7.7	The protocols shall emphasize both the need for a speedy determination and the need for screening evaluations to be conducted by competent Health Care Professionals with appropriate expertise.

7.7.8	The Contractor shall complete, monitor, and routinely update a treatment plan for each Enrollee who is registered for Special Coverage.

7.7.8.1
The treatment plan shall be developed by the Enrollee’s PCP, with the Enrollee’s participation, and in consultation with any specialists caring for the Enrollee.  The Contractor shall require, in its Provider Contracts with PCPs, that Special Registration treatment plans be submitted to the Contractor for review and approval in a timely manner.

7.7.8.2	The Contractor shall coordinate with the MBHO in development of the treatment plan, and shall consider any impact treatment provided by the MBHO may have on the treatment plan.

7.7.9	Autism

7.7.9.1
The physical health services that the autism population need to access through specialists as gastroenterologists, neurologists, allergists, and dentists, will be offered through Special Coverage.  The Uniform Guide for Special Coverage (Attachment 7 to this Contract) includes the procedures to follow for this condition.  The MBHO will cover all Behavioral Health Services relating to autism, including collaboration and integration with any treatment plan developed by the Contractor.  The Contractor shall submit, according to the timeframes set forth in Attachment 12 to this Contract, a plan for coordination with the MBHO to meet the integration requirement.

7.7.9.2
The Contractor shall require in its Provider Contracts with PCPs that the PCP carry out the M-CHAT screen to detect Autism in Enrollees under age eighteen (18) months, or in any other age range established by the Department of Health.  Once the PCP diagnoses autism, the PCP will refer the patient to the mental health Provider.  The M-CHAT test may be accessed through the Internet, and does not entail any cost, nor does it infringe any copyright.

7.7.9.3
The Contractor shall also require, through its Provider Contracts, that PCPs administer the Ages and Stages Questionnaire (ASQ) to the parents of child Enrollees.  This questionnaire must be completed when the child is nine (9), eighteen (18), and thirty (30) months old, or at any other age established by the Department of Health.  ASES acquired the license for the exclusive use child Enrollees in MiSalud and will provide the questionnaires to the Contract, which shall transmit the questionnaire to PCPs and mentor them in its use.

7.7.9.4	The Contractor shall audit PCPs’ use of the M-CHAT and ASQ as part of its Physician Incentive Plan.

7.7.10	Services provided under Special Coverage shall be subject to Prior Authorization by the Contractor as specified in Section 7.7.11 of this Contract.

7.7.11
Special Coverage shall include in its scope the following services; provided, however, that an Enrollee shall be entitled only to those services Medically Necessary to treat the condition that qualified the Enrollee for Special Coverage:

7.7.11.1	Coronary and intensive care services, without limit;

7.7.11.2	Maxillary surgery;

7.7.11.3	Neurosurgical and cardiovascular procedures, including pacemakers, valves and any other instrument or artificial devices (Prior Authorization required);

7.7.11.4	Peritoneal dialysis, hemodialysis and related services;

7.7.11.5	Pathological and clinical laboratory tests that are required to be sent outside Puerto Rico for processing (Prior Authorization required);

7.7.11.6	Neonatal intensive care unit services, without limit;

7.7.11.7	Radioisotope, chemotherapy, radiotherapy and cobalt treatments;

7.7.11.8	Treatment of gastrointestinal conditions and allergies and nutritional services in autism patients;

7.7.11.9	The following procedures and diagnostic tests, when Medically Necessary (Prior Authorization required):

7.7.11.9.1	Computerized Tomography;

7.7.11.9.2	Magnetic resonance test;

7.7.11.9.3	Cardiac catheters;

7.7.11.9.4	Holter test;

7.7.11.9.5	Doppler test;

7.7.11.9.6	Stress tests;

7.7.11.9.7	Lithotripsy;

7.7.11.9.8	Electromyography;

7.7.11.9.9	SPECT test;

7.7.11.9.10	OPG test; and

7.7.11.9.11	Impedance Plesthymography;

7.7.11.10	Other neurological, cerebrovascular and cardiovascular procedures, invasive and noninvasive;

7.7.11.11	Nuclear medicine imaging;

7.7.11.12	Diagnostic endoscopies;

7.7.11.13	Genetic studies;

7.7.11.14
Up to fifteen (15) additional (beyond the services provided under Basic Coverage) physical therapy treatments per Enrollee condition per year when indicated by an orthopedist or physiatrist after Contractor Prior Authorization;

7.7.11.15	General anesthesia, including for dental treatment of special needs children;

7.7.11.16	Hyperbaric Chamber;

7.7.11.17
Immunosuppressive medicine and laboratories required for maintenance treatment of post-surgical patients or transplant patients, to ensure the stability of the Enrollee's health, and for emergencies that may occur after said surgery; and

7.7.11.18	Treatment for the following conditions after confirmed laboratory results and established diagnosis:

7.7.11.18.1
HIV Positive factor and/or Acquired Immunodeficiency Syndrome (AIDS) (Outpatient and hospitalization services are included; no Referral or Prior Authorization is required for Enrollee visits and treatment at the Health Department's Regional Immunology Clinics and other qualified Providers);

7.7.11.18.2	Tuberculosis;

7.7.11.18.3	Leprosy;

7.7.11.18.4	Lupus;

7.7.11.18.5	Cystic Fibrosis;

7.7.11.18.6	Cancer;

7.7.11.18.7	Hemophilia; and

7.7.11.18.8	Special conditions of children, including the prescribed conditions in the Special Needs Children Codes (see Attachment 13), except:

7.7.11.18.8.1	Asthma and diabetes, which are included in the Disease Management program;

7.7.11.18.8.2	Mental Disorders; and

7.7.11.18.8.3	Mental Retardation (Behavioral manifestations shall be managed by behavioral health Providers within the Basic Coverage, with the exception of situations of catastrophic disease);

7.7.11.18.9	Scleroderma;

7.7.11.18.10	Multiple Sclerosis;

7.7.11.18.11	Conditions resulting from self-inflicted damage or as a result of a felony by an Enrollee or negligence; and

7.7.11.18.12	Chronic renal disease in levels three (3), four (4) and five (5) (Levels 1 and 2 are included in the Basic Coverage); these levels of renal disease are defined as follows:

7.7.11.18.12.1	Level 3 – GFR (Glomerular Filtration – ml/min. per 1.73m² per corporal surface area) between 30 and 59, a moderate decrease in kidney function;

7.7.11.18.12.2	Level 4 - GFR between 15 and 29, a severe decrease in kidney function; and

7.7.11.18.12.3	Level 5 – GFR under 15, renal failure that will probably require either dialysis or a kidney transplant.

7.7.11.19
Required medication for the outpatient treatment of Tuberculosis and Leprosy is included under Special Coverage.  Medication for the outpatient treatment or hospitalization for AIDS-diagnosed Enrollees or HIV-positive Enrollees is also included, with the exception of Protease inhibitors which will be provided by CPTET Centers.

7.7.12
An Enrollee may register for Special Coverage based on one of the conditions listed in Attachment 7 to this Contract (Uniform Guide to Special Coverage).  The Contractor must seek ASES authorization for any other special condition not listed in Attachment 7, which the Enrollee, PCP, or PMG requests to be the basis of Special Coverage for an Enrollee. The request must include sufficient documentation of Enrollee(s) need for services and the cost-effectiveness of the care option. ASES will consult with the Health Department and issue a decision which will be binding between the parties.

7.7.13	Except as expressly noted in this Section 7.7, the exclusions applied to Basic Coverage apply to Special Coverage.

7.8	Case and Disease Management

7.8.1	Benefits under MiSalud include Case Management and Disease Management, which are intended to coordinate care for Enrollees with intense health service needs.

7.8.2	Case Management

7.8.2.1	The Contractor shall be responsible for the Case Management of Enrollees who have the greatest need, including those who have catastrophic, high-cost, or high-risk conditions.

7.8.2.2
The Contractor’s case management system shall emphasize prevention, continuity of care, and coordination of care.  The system will advocate for, and link Enrollees to, services as necessary across Providers and settings.  Case Management functions include:

7.8.2.2.1	Early identification of Enrollees who have or may have special needs, including through use of the screening tools M-CHAT and ASQ-SE;

7.8.2.2.2	Assessment of an Enrollee’s risk factors including identification of any behavioral health needs;

7.8.2.2.3	Development of a plan of care;

7.8.2.2.4	Coordination and assistance to ensure timely Access to Providers;

7.8.2.2.5	Coordination of care actively linking the Enrollee to Providers, medical services, residential, social and other support services where needed;

7.8.2.2.6	Monitoring;

7.8.2.2.7	Continuity of care;

7.8.2.2.8	Follow-up and documentation; and

7.8.2.2.9	Coordination with the MBHO for any Enrollee with behavioral health needs, including autism, attention deficit disorders, and substance or alcohol abuse disorders.

7.8.2.3	The Contractor shall develop policies and procedures for Case Management that include, at a minimum, the following elements:

7.8.2.3.1	The provision of an individual needs assessment and diagnostic assessment;

7.8.2.3.2	The development of an individual treatment plan, as necessary, based on the needs assessment;

7.8.2.3.3	The establishment of treatment objectives;

7.8.2.3.4	The monitoring of outcomes;

7.8.2.3.5	A process to ensure that treatment plans are revised as necessary;

7.8.2.3.6	A strategy to ensure that all Enrollees or Authorized Representatives, as well as any specialists caring for the Enrollee, are involved in a treatment planning process coordinated by the PCP;

7.8.2.3.7	Procedures and criteria for making Referrals to specialists and subspecialists;

7.8.2.3.8	Procedures and criteria for maintaining care plans and Referral services when the Enrollee changes PCPs;

7.8.2.3.9
Capacity to implement, when indicated, case management functions such as individual needs assessment, including establishing treatment objectives, treatment follow-up, monitoring of outcomes, or revision of treatment plan; and

7.8.2.3.10	Process for referring Enrollees into Disease Management.

7.8.2.4
These procedures must be designed to include consultation and coordination with the MBHO and any behavioral health Providers when the Enrollee is receiving behavioral health services or is identified to require behavioral health services.

7.8.2.5	As part of its Case Management Program, the Contractor shall maintain statistical reports in the following areas:

7.8.2.5.1	Number of Enrollees receiving intensive one-on-one counseling interventions by case managers;

7.8.2.5.2	Number of Prior Authorizations and denials of Prior Authorization for the conditions included in Special Coverage;

7.8.2.5.3	Number of Enrollees screened for depression using the PHQ-9 (Patient Health Questionnaire-9) in adults and the ASQ-SE (Ages and Stages Questionnaire Socio-Emotional) in children; and

7.8.2.5.4	The number of Enrollees with chronic behavioral health conditions.

7.8.2.6
The Contractor shall submit its Case Management policies and procedures to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to Case Management policies and procedures must be previously approved in writing by ASES.

7.8.3	Disease Management

7.8.3.1	The Contractor shall develop a Disease Management program for individuals with Chronic Conditions, including the following:

7.8.3.1.1	Asthma;

7.8.3.1.2	Depression (to be handled by the MBHO in its Disease Management Program);

7.8.3.1.3	Diabetes Type 1 or 2;

7.8.3.1.4	Congestive heart failure and other cardiovascular disease;

7.8.3.1.5	Hypertension;

7.8.3.1.6	Obesity; and

7.8.3.1.7	Chronic renal disease, levels 1 and 2 (see definition at Section 7.5.6.1.18.1 of this Contract).

7.8.3.2	The Contractor shall identify and categorize Enrollees using clinical protocols of the Health Department and protocols developed by the Committee for Management of Conditions established by ASES.

7.8.3.3	The Contractor shall report quarterly on the number of Enrollees diagnosed with each of these conditions.

7.8.3.4
The Contractor shall develop Disease Management policies and procedures detailing its program, including how Enrollees are identified for and referred to Disease Management, Disease Management program descriptions, and monitoring and evaluation activities.

7.8.3.5
The Contractor shall submit its Disease Management policies and procedures to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to Disease Management policies and procedures must be previously approved in writing by ASES.

7.8.3.6
The Contractor shall require in its policies and procedures that an individualized treatment plan be developed for each Enrollee who receives Disease Management services.  The policies and procedures shall include a strategy to ensure that all Enrollees or Authorized Representatives, as well as any specialists caring for the Enrollee, are involved in a treatment planning process coordinated by the PCP.

7.9	Early and Periodic Screening, Diagnosis and Treatment Requirements (“EPSDT”)

7.9.1
The Contractor shall arrange with the Network Providers for the provision of EPSDT Program services to Enrollees who are less than twenty-one (21) years of age (“EPSDT Eligible Children”), as specified below.

7.9.1.1
The Contractor and ASES shall develop an EPSDT plan that sets forth those Administrative Services that the Contractor shall perform in connection with EPSDT (the “EPSDT Plan”), pursuant to applicable provisions of section 1902(a)(43) of the Social Security Act.  The EPSDT Plan shall address the following:

7.9.1.1.1	EPSDT screening standards and guidelines;

7.9.1.1.2
Education programs for Network Providers regarding the requirements to (i) track gaps in care,  (ii) promote follow-up to ensure that Network Providers comply with the Healthy Child Care periodicity schedules, and (iii) provide the information necessary for ASES to produce its CMS 416 reports; and

7.9.1.1.3	Outreach and education programs for parents.

7.9.1.2
The EPSDT Plan shall emphasize outreach and compliance monitoring for children and adolescents (young adults), taking into account the multi-lingual, multi-cultural nature of the population, as well as other unique characteristics of this population.

7.9.1.3
The EPSDT Plan shall include procedures for tracking gaps in care and follow up for annual dental examinations and visits.  The Contractor shall submit its EPSDT Plan for review and approval according to the timeframe specified in Attachment 12 to this Contract.

7.9.1.4
The EPSDT Plan shall require that quarterly reports compiled by the Contractor on EPSDT screening, based on Claims data submitted by Network Providers for EPSDT Eligible Children, will be submitted in accordance with the requirements of the CMS 416 reports to be prepared by ASES.

7.9.2	Outreach and Education

7.9.2.1	The Contractor’s EPSDT outreach and education process for EPSDT Eligible Children and their families shall include:

7.9.2.1.1	The importance of preventive care;

7.9.2.1.2	The periodicity schedule and the depth and breadth of services;

7.9.2.1.3	How and where to access services; and

7.9.2.1.4	A statement that services are provided without cost.

7.9.2.2
The Contractor shall inform its newly enrolled families with EPSDT Eligible Children about the EPSDT program upon Enrollment with the MiSalud Plan.  This requirement includes inform pregnant women and new mothers, either before or within fourteen (14) Calendar Days after the birth of their children, that EPSDT services are available.

7.9.2.3	The Contractor will coordinate through its clinical programs necessary covered preventive services upon member request.

7.9.2.4	[Intentionally left blank]

7.9.2.5
The Contractor shall provide to each PCP, at least three (February, June and October) times per year, a list of the PCP’s EPSDT Eligible Children who are not in compliance with the EPSDT periodicity schedule.

7.9.2.6
The Contractor will ensure that the PCP receives a Gaps in Care analysis for at least eighty percent (80%) of his or her EPSDT Eligible Children.  For purposes of this Contract, “Gaps in Care analysis” shall mean the comparison of the actual provision of preventive services for EPSDT Eligible Children with the recommended preventive services according to evidence-based clinical practice guidelines.

7.9.2.7
Outreach and education shall include a combination of written and oral (on the telephone, face-to-face, or films/tapes) methods, and may be done by Contractor personnel or by Providers.  All outreach and education shall be documented and shall be conducted in non-technical language at or below a fourth (4th) grade reading level.  The Contractor shall use accepted methods for informing persons who are blind or deaf, or cannot read or understand the Spanish language.

7.9.3	Screening

7.9.3.1
The Contractor will promote periodic screens (“EPSDT Checkups”) in accordance with the Puerto Rico Medicaid Program’s periodicity schedule and the American Academy of Pediatrics EPSDT periodicity schedule.  Such EPSDT Checkups shall include, but not be limited to, the Healthy Child Care checkups described in Section 7.5.3.1 of this Contract.

7.9.3.2	The Contractor shall arrange for the provision of an initial health and screening visit to all newly enrolled EPSDT Eligible Children for all newborns within twenty-four (24) hours of birth.

7.9.3.3
The Contractor shall advise the EPSDT Enrollee and his or her parents, or his or her legal guardian, of his or her right to have an EPSDT Checkup as well will provide a written notification of preventive care according to the EPSDT protocols.

7.9.3.4	EPSDT Checkups must include all of the following:

7.9.3.4.1	A comprehensive health and developmental history;

7.9.3.4.2	Developmental assessment, including mental, emotional, and behavioral health development;

7.9.3.4.3	Measurements (including head circumference for infants);

7.9.3.4.4	An assessment of nutritional status;

7.9.3.4.5	A comprehensive unclothed physical exam;

7.9.3.4.6
Immunizations according to the guidance issued by the Advisory Committee on Immunization Practices (ACIP)  (the vaccines themselves are paid for by the Department of Health; the Contractor shall cover Providers’ administration of the vaccines, under the fee schedule established by the Department of Health);

7.9.3.4.7	Certain laboratory tests;

7.9.3.4.8	Anticipatory guidance and health education;

7.9.3.4.9	Vision screening;

7.9.3.4.10	Tuberculosis; as applicable

7.9.3.4.11	Hearing screening;

7.9.3.4.12	Dental and oral health assessment; and

7.9.3.4.13	Lead Screening.

7.9.3.5
The Contractor shall promote and inform providers of the requirements for the appropriate screening of lead toxicity. Regardless of health risk, the Contractor shall require in its Provider Contracts that Network Providers arrange for a blood lead screening test for all EPSDT Eligible children at twelve (12) and twenty-four (24) months of age.  Children between twenty-four (24) and seventy-two (72) months of age should receive a blood lead screening test if there is no record of a previous test.

7.9.3.6
The Contractor shall have procedures that ensure appropriate access to care of EPSDT Eligible Children in need of further diagnostic and/or treatment services to correct or ameliorate defects, and physical and mental illnesses and conditions discovered by the EPSDT Checkup.  Referral and follow up may be made from the Provider conducting the screening or to another Provider, as appropriate.

7.9.3.7	The Contractor will include EPSDT level of compliance of the population assigned to every PCP as one of the qualifying criteria for the Physician Incentive Program.

7.9.3.8	The Contractor shall monitor Providers’ compliance with EPSDT guidelines according with CMS objectives and report on such compliance every quarter pursuant to its EPSDT Plan.

7.9.4	Tracking

7.9.4.1	The Contractor shall establish a tracking system using the Gaps in Care analysis that provides information on compliance with the following EPSDT requirements:

7.9.4.1.1	Preventive diagnostic services; and

7.9.4.1.2	Immunizations and dental services.

7.9.4.1.3	[Intentionally left blank]

7.9.4.2	All information generated and maintained in the tracking system shall be consistent with Encounter Data requirements as specified in Section 16.8 of this Contract.

7.9.5	Diagnostic and Treatment Services

7.9.5.1	If a suspected problem is detected by a screening EPSDT Checkup, the child shall be evaluated as necessary for further diagnosis. This diagnosis is used to determine treatment needs.

7.9.5.2
The MiSalud Plan will provide access for all follow-up diagnostic and treatment services under this coverage deemed Medically Necessary to ameliorate or correct a problem discovered during the Checkup.  The Contractor shall arrange for the provision of Medically Necessary Covered Services through its Network Providers.

7.10	Advance Directives

7.10.1
In compliance with 42 CFR 438.6 (i) (1)-(2), and with Law No. 160 of November 17, 2001, and with 42 CFR 489.100, the Contractor shall maintain written policies and procedures for Advance Directives.  The Contractor shall require Network Providers to: (i) include Advance Directives in each Enrollee’s Medical Record, (ii) provide these policies and procedures to all Enrollees eighteen (18) years of age and older and (iii) advise Enrollees of:

7.10.1.1	Their rights under the law of Puerto Rico, including the right to accept or refuse medical or surgical treatment and the right to formulate Advance Directives;

7.10.1.2
The Contractor’s written policies respecting the implementation of those rights, including a statement of any limitation regarding the implementation of Advance Directives as a matter of conscience; and

7.10.1.3	The Enrollee’s right to file complaints concerning the Advance Directive requirements directly with ASES or with the Puerto Rico Office of the Patient Advocate.

7.10.2	The information must include a description of Puerto Rico law and must reflect changes in laws as soon as possible, but no later than ninety (90) Calendar Days after the effective change.

7.10.3
The Contractor shall contractually require its Network Providers to educate their staff about its policies and procedures on Advance Directives, situations in which Advance Directives may be of benefit to Enrollees, and their responsibility to educate Enrollees about this tool and assist them to make use of it.

7.10.4
The Contractor shall educate Enrollees about their ability to direct their care using Advance Directives and shall specifically designate which staff members or Network Providers are responsible for providing this education.

7.11	Enrollee Cost-Sharing

7.11.1	The Contractor shall ensure that Network Providers collect Enrollee cost-sharing only as specified in Attachment 8 to this Contract.

7.11.2
The Contractor shall ensure that it accurately differentiates the categories of MiSalud Enrollees in its Marketing Materials and communications, to clarify the cost-sharing rules that are applied to each group.  The Contractor shall ensure that the Enrollee’s eligibility category appears on the Enrollee ID Card, so that cost-sharing is correctly determined.

7.11.3
The Contractor shall ensure that, in keeping with the Co-Payment policies included in Attachment 8, Medicaid and CHIP Eligible Persons bear no cost-sharing responsibility under MiSalud for services provided within the Contractor’s PPN or for the treatment of an Emergency Medical Condition.

7.11.4	As provided in Attachment 8 to this Contract, the Contractor shall impose Co-Payments for services provided in an emergency room outside the Enrollee’s PPN, but only in limited circumstances.

7.11.4.1
For Medicaid and CHIP Eligible Persons, the Contractor shall not impose any Co-Payment for the treatment of an Emergency Medical Condition.  The Contractor shall, however, as provided in Attachment 8 to this Contract, impose Co-Payments for services provided in an emergency room to treat a condition that does not meet the definition of Emergency Medical Condition as set forth in this Contract.

7.11.4.2	No Co-Payments shall be charged for CHIP children under eighteen years of age under any circumstances; and

7.11.4.3
For Other Eligible Persons, the Contractor shall impose a Co-Payment for any emergency room visit outside the Enrollee’s PPN, if the Enrollee does not consult the Tele MiSalud Medical Advice Line before visiting the emergency room, and provide his or her call identification number at the emergency room. If the Enrollee presents the call identification number, no Co-Payment may be imposed.

7.11.5
As provided in 42 CFR 447.53(e), if a Medicaid or CHIP Eligible Person expresses his or her inability to pay the established Co-Payment at the time of service, the Contractor (through its contracted Providers) shall not deny the service.

7.11.6	An Indian as defined in Article 2, is exempt from all Co-Payments.

7.12	Dual Eligible Beneficiaries

7.12.1
Dual Eligible Beneficiaries enrolled in MiSalud are eligible, with the limitations provided below, for the Covered Services described in this Article, in addition to some coverage of Medicare cost-sharing.

7.12.1.1	Dual Eligible Beneficiaries Who Receive Medicare Part A Only

7.12.1.1.1
The Contractor shall arrange for the provision of Basic Coverage as provided in this Article 7, excluding services covered under Medicare Part A (hospitalization); except that MiSalud shall cover hospitalization services after the Medicare Part A coverage limit has been reached.

7.12.1.1.2	The Contractor shall not cover the Medicare Part A premium or deductible.

7.12.1.2	Dual Eligible Beneficiaries Who Receive Medicare Part A and Part B

7.12.1.2.1
The Contractor shall arrange for the provision of the following Basic Coverage services only: Dental Services, Pharmacy Services, and Hospitalization Services (after the Medicare Part A coverage limit has been reached).

7.12.1.2.2	The Contractor shall not pay Claims for the Medicare Part A premium or deductible.

7.12.1.2.3	The Contractor shall pay Claims for Medicare Part B deductibles and co-insurance.

7.12.1.3	Dual Eligible Beneficiaries Enrolled in a Medicare Part C Plan

7.12.1.3.1
Medicare Platino is a Medicare Part C Plan that includes a supplementary package of MiSalud benefits for Dual Eligible Beneficiaries.  A Dual Eligible Beneficiary enrolled in a Platino plan is eligible for the Benefits listed in Sections 7.12.1.1 and 7.12.1.2 above.

7.12.1.3.2	An Enrollee who is independently enrolled in a private Medicare Advantage plan is also eligible for the Benefits listed in Sections 7.12.1 and 7.12.2 above.

7.12.2	Any MiSalud cost-sharing for Dual Eligible Beneficiaries shall be determined according to Section 7.11 and Attachment 8 of this Contract.

7.13	Moral or Religious Objections

7.13.1
If, during the course of the Contract period, pursuant to 42 CFR 438.102, the Contractor elects not to arrange for the provision of, not to reimburse for, or not to provide a Referral or Prior Authorization for a service that is a Covered Service, because of an objection on moral or religious grounds, the Contractor shall notify:

7.13.1.1	ASES within one hundred and twenty (120) Calendar Days before adopting the policy with respect to any service;

7.13.1.2	Enrollees within ninety (90) Calendar Days after adopting the policy with respect to any service; and

7.13.1.3	Enrollees before and during Enrollment.

7.13.2	The Contractor acknowledges that such objection will be grounds for recalculation of rates paid to the Contractor.

ARTICLE 8	INTEGRATION OF PHYSICAL AND BEHAVIORAL HEALTH SERVICES

8.1	General Provisions

8.1.1
The “integration model” of MiSalud refers to the program goal of ensuring that physical and behavioral health services are closely interconnected, to ensure optimal detection, prevention, and treatment of physical and mental illness.

8.1.2
The Contractor (through contracted PCPs and PMGs, and other Network Providers) shall be jointly responsible, along with the MBHO, for identifying Enrollees’ needs and coordinating proper Access to both physical and behavioral health services.

8.1.3
In implementing an integrated model of service delivery, the Contractor shall strive to observe all the protections of the Mental Health Code (Act 408) and the Puerto Rico Patient’s Bill of Rights Act, as well as other applicable federal and Government of Puerto Rico legislation.

8.1.4
The Contractor shall ensure a collaborative relationship with the MBHO and shall develop protocols that define the relationship and include, at a minimum, the process for making referrals to the MBHO and providing the appropriate supporting documentation, the process for receiving referrals from the MBHO and requesting the appropriate supporting documentation, and the process for monitoring Enrollees referred to the MBHO.

8.2	Co-Location of Staff

8.2.1
The Contractor shall coordinate with the MBHO to facilitate the placement of a psychologist or other behavioral health Provider in each PMG setting.  The behavioral health Provider shall be present, to the extent feasible, between the hours of 8:00 a.m. and 5:00 p.m. each Business Day and one Saturday per month; but at a minimum, between 8:00 a.m. and 5:00 p.m. two Business Days per week.

8.2.2	The Contractor shall ensure that the PMG provides adequate space and resources for the behavioral health Provider to provide care and consultations in a confidential setting.

8.2.3	The salary costs for the behavioral health Provider within the PMG shall be borne by the MBHO; however, the Contractor and the MBHO shall negotiate the associated administrative costs.

8.2.4
The behavioral health Provider housed within the PMG shall conduct screening evaluations, crisis intervention, and limited psychotherapy (between four (4) and six (6) sessions, according to the needs of the Enrollee).

8.2.5	The Contractor shall share with the MBHO Behavioral Health Provider stationed within the PMG, the screening instruments for intervention and early detection of mental health conditions.

8.3	Referrals

8.3.1
MiSalud Enrollees with chronic or severe mental health conditions, which require more intensive or continuous care than can be provided within the PMG environment as set forth in Section 8.2 of this Contract, shall be referred to the MBHO for services.

8.3.2	An Enrollee may access behavioral health services through the MBHO through the following means:

8.3.2.1	A Referral from the PCP or other PMG physician;

8.3.2.2	Self-referral (walk-in);

8.3.2.3	Visiting a Comprehensive Health Center (“CCuSAI”);

8.3.2.4	Visiting Central Access Units;

8.3.2.5	The Tele MiSalud Service;

8.3.2.6	The telephone Call Center provided by ASSMCA, known as “Linea Pas”;

8.3.2.7	MBHO clinics;

8.3.2.8	Hospitals; and

8.3.2.9	Emergency rooms.

8.4	Information Sharing

8.4.1
The Contractor and the MBHO shall share documents in the possession of each (including agreements, processes, guidelines and clinical protocols), in order for each to understand the other’s operations to ensure optimal cooperation.

8.4.2	The Contractor and the MBHO shall jointly develop forms to facilitate electronic communications, such as:

8.4.2.1	Information sheet for Enrollees on HIPAA requirements;

8.4.2.2	Referral sheet; and

8.4.2.3	Informed consent form.

8.4.3	The Contractor shall establish a process for monitoring exchange of information, documenting receipt of information and following up on information not submitted in a timely manner.

8.4.4	The Contractor shall require PMG staff to follow up with MBHO staff concerning the care of Enrollees referred by the PMG to the MBHO.

8.5	Staff Education

8.5.1	The Contractor shall train PMG staff on the goals and operational details of the integrated model of care, and, as appropriate, identification of behavioral health issues and conditions.

8.5.2
The Contractor shall require PMGs to Immediately refer Enrollees to the Behavioral Health Professional located within the PMG (or, if the professional is not available, to the Emergency Room) when an Enrollee manifests suicidal behavior.

8.6	Cooperation With Puerto Rico and Federal Government Agencies

The Contractor shall ensure that government entities including ASSMCA and SAMHSA shall be consulted where appropriate and shall acknowledge that these entities participate, as appropriate, in the regulation of Behavioral Health Services under MiSalud.

8.7	Contractor and MBHO Coverage of Hospitalization Services

In the event of any dispute between the Contractor and the MBHO concerning whether a Covered Service provided in a hospital or other inpatient facility falls within the scope of Behavioral Health Services covered by the MBHO, or within the scope of other Basic and Special Coverage covered by the Contractor, the terms of ASES Normative Letter 04-0130, dated February 13, 2004 (Attachment 13 to this Contract), shall govern.

8.8	Integration Plan

The Contractor shall submit to ASES, for its review and approval, an Integration Plan incorporating the elements in this Article 8, according to the timeframe specified in Attachment 12 to this Contract.

ARTICLE 9	PROVIDER NETWORK

9.1	General Provisions

9.1.1
The Contractor shall have an adequate network of available Providers, in accordance with the timeframe specified in Attachment 12, meeting all Contract requirements in order: 1) to ensure timely Access to Covered Services (including complying with all federal and Puerto Rico requirements concerning timeliness, amount, duration, and scope of services); and 2) to provide sufficient Network Providers to satisfy the demand of Covered Services with adequate capacity and quality service delivery.

9.1.2
The Contractor shall ensure that its General Network of Providers is adequate to assure Access to all Covered Services, and that all Providers are appropriately Credentialed, maintain current licenses, and have appropriate locations to provide the Covered Services.

9.1.3
The Contractor shall also develop, as a subset of its General Network of Providers, a Preferred Provider Network (“PPN”).  The objectives of the PPN model are to increase Access to Providers and needed services, improve availability of Covered Services on a timely basis, improve the quality of Enrollee care, enhance continuity of care, and facilitate effective exchange of health information between Providers and the Contractor.

9.1.3.1	The Contractor’s PPN shall include a sufficient number of PMGs, PCPs, specialists, hospitals, surgery centers, clinical laboratories and other Providers to adequately address the needs of Enrollees.

9.1.3.2	At a minimum, except as indicated below, the General Network standards will also apply to the PPN.

9.1.3.3	The PPN does not include Dental and Pharmacy Services.

9.1.4	The Contractor shall collaborate with the MBHO to provide integrated MiSalud mental and physical health services in order to achieve a proper management of both services.

9.1.5
The Contractor’s Network shall not include a Provider if the Provider, or any person or entity that has  an ownership or control interest in the Provider, or is an agent or managing employee of the Provider, has been excluded from participation in Medicaid, Medicare, or CHIP by HHS, the HHS Office of Inspector General, or who are on the EPLS or on Puerto Rico’s list of excluded Providers.  The Contractor is responsible for checking the exclusions list and providing notice of any exclusions pursuant to Section 9.4.9 of this Contract.

9.1.6	The Contractor shall require that each Provider have a unique National Provider Identifier (“NPI”).

9.1.7	With respect to Dental Services, the Contractor shall include in its Network any Provider that is qualified, per the requirements in this Article 9, and willing to participate.

9.2	Network Criteria

9.2.1	When establishing and maintaining an adequate network of Providers the Contractor shall consider and comply with each of the following criteria, in accordance with 42 CFR 438.206(b)(1):

9.2.1.1	Estimated eligible population and number of Enrollees;

9.2.1.2	Estimated use of services, considering the specific characteristics of the population and special needs for health care;

9.2.1.3	Number and type of Providers required to offer services, taking experience, training and specialties into account;

9.2.1.4	Maximum number of patients per Provider;

9.2.1.5	Number of Providers in the PPN and General Network that are not accepting new patients; and

9.2.1.6
Geographic location of Providers and Enrollees, taking into account distance as permitted by law, the duration of trip, the means of transportation commonly used by Enrollees, and whether the facilities provide physical access for Enrollees with physical disabilities or special needs.

9.2.2	These provisions shall not be construed to:

9.2.2.1	Require the Contractor to contract with Providers beyond the number necessary to meet the needs of its Enrollees; or

9.2.2.2	Preclude the Contractor from establishing measures that are designed to maintain quality of services and control costs and are consistent with its responsibilities to Enrollees.

9.2.3
If the Contractor declines to include a Provider or group of Providers that have requested inclusion in its Network, the Contractor shall give the affected Provider(s) written notice of the reason for its decision.

9.2.4
The Contractor will use Reasonable Efforts to negotiate health services using state facilities, academic medical centers, municipal health services and facilities.  The Contractor will keep ASES informed about the status of such negotiations and ASES will cooperate with the Contractor’s efforts.

9.3	Provider Qualifications

9.3.1	The following requirements apply to specific Providers in the Contractor’s Network:

FQHC Federal Qualified Health Centers
A Federally Qualified Health Center is an entity that provides outpatient care under Section 330 of the Public Health Service Act (42 USC 254b) and complies with the standards and regulations established by the federal government and is an eligible Provider enrolled in the Medicaid Program.

PHYSICIAN
A person with a license to practice medicine as an M.D. or a D.O. in Puerto Rico, whether as a PCP or in the area of specialty under which he or she will provide medical services through a contract with the Contractor; and that it is a Provider enrolled in the Puerto Rico Medicaid Program; and has a valid registration number from the Drug Enforcement Agency and the Certificate of Controlled Substances of Puerto Rico, if required in his or her practice.

HOSPITAL
An institution licensed as a general or special hospital by the Puerto Rico Health Department under Chapter 241 of the Health and Safety Code or Private Psychiatric Hospitals under Chapter 577 of the Health and Safety Code (or who is a Provider which is a component part of the Puerto Rico or local government entity which does not require a license under the laws of the Government of Puerto Rico) which is enrolled as a Provider in the Puerto Rico Medicaid Program.

NON-MEDICAL PRACTICING PROVIDER
A person who possesses a license issued by the licensing agency of the Government of Puerto Rico enrolled in the Puerto Rico Medicaid Program or a properly trained person who practices under the direct supervision of a licensed professional offering support in health services.

CLINICAL LABORATORY
An entity that has a valid certificate issued by the Clinical Laboratory Improvement Act (CLIA) and which has a license issued by the Health Department, licensing agency of the Government of Puerto Rico.

RURAL HEALTH CLINIC (RHC)
A health facility that the Secretary of Health and Human Services has determined meets the requirements of Section 1861(aa)(2) of the Social Security Act; and that has entered into an agreement with the Secretary to provide services in Rural Health Clinics or Centers under Medicare and in accordance with 42 CFR 405.2402.

LOCAL HEALTH DEPARTMENT	Local Health Department established under Act 81 from March 14, 1912.
NON-HOSPITAL PROVIDING FACILITY	A health care service Provider which is duly licensed and credentialed to provide services and enroll in the Puerto Rico Medicaid program.
SCHOOLS OF MEDICINE	Clinics located in the medicine campus that provide primary and preventive care to children and adolescents.

9.3.2	The Contractor shall require the Network Providers to comply with any additional Provider qualifications as prescribed by ASES.

9.4	Provider Credentialing

The Contractor shall be responsible for Credentialing and re-Credentialing its Providers.

9.4.1	The Contractor shall ensure that all Network Providers are appropriately Credentialed and qualified to provide services per the terms of this Contract.

9.4.2
The Contractor shall contract with all available private Providers that meet its Credentialing process (based on the Contractor’s evaluation of the materials listed in Section 9.4.3 of this Contract) and agree to its contractual terms, in order to ensure sufficient Network Providers to address Enrollee needs.

9.4.3	At a minimum, the file documenting the Contractor’s Credentialing process shall include, as applicable, but shall not be limited to copies of:

9.4.3.1	The accredited medical school diploma;

9.4.3.2	The license issued by the Medical Examining Board of Puerto Rico or applicable state professional licensing authority;

9.4.3.3	Certificate of specialty (good standing);

9.4.3.4	Residency certificate;

9.4.3.5	A certificate of the corresponding Board according to specialty;

9.4.3.6	Board certification;

9.4.3.7	A continuing education certificate;

9.4.3.8	Licensing certificate;

9.4.3.9	The Puerto Rico license to prescribe medications (ASSMCA);

9.4.3.10	The Federal license to prescribe medications (DEA);

9.4.3.11	Evidence of Hospital privileges;

9.4.3.12	Medical Malpractice Policy;

9.4.3.13	Retention Document of the Internal Revenue Service (Department of Treasury);

9.4.3.14	Incorporation Document;

9.4.3.15	National Provider Identification (NPI) Certification;

9.4.3.16
Studies report; diplomas; boards; eligibility; sanctions; limitations from an authorized entity, such as: Medicare, Network NPDB (National Practitioner data Bank); OIG (Office of the Inspector General); EPLS (Excluded Parties List System of GSA-General Service Administration);

9.4.3.17	The Provider Contract;

9.4.3.18	Related communications with the Credentialing process, selection and cancellation;

9.4.3.19
Disclosure of the information concerning the Provider and fiscal agents about participation and control including: name, address, participation percentage, familial relationships and others (as required by 42 CFR Part 455.104);

9.4.3.20	Provider’s disclosure of the information related to business transactions, in compliance with the 42 CFR Part 455.105;

9.4.3.21
Disclosure of the information about criminal convictions of the Provider or a person or entity with an ownership or control interest in the Provider, or who is an agent or managing employee of the Provider, in compliance with 42 CFR Part 455.106;

9.4.3.22	Completed application (all parts);

9.4.3.23	Certificate of conduct issued by the Puerto Rico Police Department;

9.4.3.24	Inspection report of medical facilities in which the Provider’s services are offered;

9.4.3.25	Disclosure of malpractice suits, if any, filed against the Provider;

9.4.3.26	Provider’s Curriculum Vitae (if Provider is an individual); and

9.4.3.27	Other necessary and available documents.

9.4.4	Credentialing of health care facilities shall be governed by, but not limited to, Law 101 of June 26, 1965, as amended, known as "Law of Facilities of Puerto Rico."

9.4.5	The Contractor shall re-Credential its Network Providers every three (3) years.

9.4.6
The re-Credentialing process shall include, at a minimum, verification and/or updating of Sections 9.4.3.1 – 9.4.3.27 of this Contract, as appropriate, in order to ensure continued adequacy of the Network.

9.4.7
The Contractor shall maintain a Provider file for all Network Providers. The Provider file shall be updated annually and shall consist of, at a minimum, the following documents: annual state review, DEA license, malpractice insurance and ASSMCA license.  Corroboration data will also be required quarterly as provided by the National Practitioner Data Bank, HHS OIG (Office of Inspector General), EPLS (Excluded Parties List System).

9.4.8
The Contractor shall ensure, and be able to demonstrate at the request of ASES, that:  (a) Out-of-Network Providers are duly licensed to provide the Covered Services for which they submit Claims; and (b) the Contractor’s internal Credentialing and re-Credentialing processes are in accordance with 42 CFR 438.214 (Provider Selection).

9.4.9
If the Contractor determines, through the Credentialing or re-Credentialing process, or otherwise, that a Provider could be excluded pursuant to 42 CFR 1001.1001, or if the Contractor determines that the Provider has failed to make full and accurate disclosures as required in Sections 9.4.3.19–9.4.3.21 above, the Contractor shall deny the Provider’s request to participate in the Network, or, for a current Network Provider, as provided in Section 10.4.1.2.2 of this Contract, terminate the Provider Contract.  The Contractor shall notify ASES of such a decision, and shall provide documentation of the bar on the Provider’s Network participation, within twenty (20) Business Days of communicating the decision to the Provider.  The Contractor shall screen its employees, Network Providers, and other subcontractors under this Contract as required by law to determine whether any of them has been excluded from participation in Medicare, Medicaid, CHIP, or any other Federal health care program (as defined in Section 1128B(f) of the Social Security Act).  ASES or the Puerto Rico Medicaid Program shall, upon receiving notification from the Contractor that the Contractor has denied Credentialing, notify the HHS Office of the Inspector General of the denial with twenty (20) Business Days of the date it receives the information, in conformance with 42 CFR 1002.3.

9.5	Provider Ratios

9.5.1	The Contractor shall comply with the following minimum Provider ratios.

9.5.1.1
One PCP per 1,700 Enrollees (1:1,700) (ratio applicable to both General Network and PPN) (only those gynecologists-obstetricians selected as an Enrollee’s PCP may be included in the ratios set forth in this subsection);

9.5.1.2
One specialty for each 2,200 Enrollees (1:2,200) (ratio applicable only to General Network) (only those gynecologists-obstetricians selected as an Enrollee’s PCP may be included in the ratios set forth in this subsection); and

9.5.1.3	One dentist for each 1,350 Enrollees (1:1,350) (ratio applicable only to the General Network).

9.5.1.4
The Parties acknowledge that there are shortages of certain specialists in the Service Regions.  The Contractor will work with the Provider community to address Enrollee access to specialists to the extent possible.   The Contractor will then develop policies and procedures to ensure Enrollees have access to specialty services as necessary.

9.5.2	The Contractor shall also ensure that the PPN, in addition to meeting the requirements set forth above, adheres to the following minimum Provider ratios:

9.5.2.1	One X-ray facility per 10,000 Enrollees (1:10,000) in each Service Region;

9.5.2.2	One (1) clinical laboratory per 5,000 Enrollees (1:5,000) in each Service Region; and

9.5.2.3	Two (2) hospitals in each Service Region.

Subject to Section 10.5.5 of this Contract, the aforementioned ratios must be maintained for Enrollees, regardless of whether the PMG offers treatment to other private patients.

9.6	Network Providers

9.6.1	PCPs

9.6.1.1
The Contractor shall establish a system of coordinated care in which the Primary Care Physician (PCP), will be part of a Primary Medical Group (PMG). PCPs will be responsible for providing, managing and coordinating all the services of the Enrollee, including the coordination with behavioral health personnel, in a timely manner, and in accordance with the guidelines, protocols and practices generally accepted in medicine.

9.6.1.2
The PCP is responsible for maintaining each Enrollee’s Medical Record, which includes documentation of all services provided by the PCP as well as any specialty services, which may be maintained through a certified EHR system meeting the specifications set forth in Attachment 15 to this Contract.

9.6.1.3	The following shall be considered PCPs for purposes of contracting with a PMG:

9.6.1.3.1	General practitioners;

9.6.1.3.2	Internists;

9.6.1.3.3	Family doctors;

9.6.1.3.4	Pediatricians (optional for minors under the age of 21); and

9.6.1.3.5	Gynecologists-obstetricians (obligatory when the woman is pregnant or of reproductive age; this Provider will also be selected for usual gynecological visits).

9.6.1.4
The Contractor shall promote the selection, by women who are pregnant, of a gynecologist-obstetrician as their PCP.  Additionally, the Contractor will permit female Enrollees to select a gynecologist-obstetrician for their routine gynecological visits at initial Enrollment.

9.6.1.5
The PCP shall be available to attend to the health needs of the Enrollee twenty-four (24) hours a day, seven (7) days a week.  On-call or telephone answering services will suffice to meet this requirement.

9.6.1.6
The Contractor shall offer its Enrollees freedom of choice in selecting a PCP.  The Contractor shall have policies and procedures describing how Enrollees select their PCP.  The Contractor shall submit these policies and procedures to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.

9.6.1.7
No PCP may own any financial control or have a direct or indirect economic interest (as defined in Act 101 of July 26, 1965) in any Ancillary Services facility or any other Provider (including laboratories, pharmacies, etc.) under contract with the PMG.

9.6.1.8	Nurse practitioners and physician’s assistants may not be PCPs.

9.6.2	Specialists and Other Providers

9.6.2.1
For both the General Network and the PPN (except as specifically indicated below), the Contractor shall have available and under contract within each Service Region the following types of Network Providers:

9.6.2.1.1	Podiatrists;

9.6.2.1.2	Optometrists;

9.6.2.1.3	Ophthalmologists;

9.6.2.1.4	Radiologists;

9.6.2.1.5
Clinical Laboratories (the Contractor shall ensure that all of the laboratories under contract have a registration certificate (Clinical Laboratory Improvement Amendment, CLIA) and the registration number (CLIA) or a waiver certificate);

9.6.2.1.6	X-Ray Facilities;

9.6.2.1.7	Hospitals;

9.6.2.1.8	Other Health Care Professionals, provided they are duly licensed as required by ASES;

9.6.2.1.9	Specialized Service Providers;

9.6.2.1.10	Urgent care centers and emergency rooms; and

9.6.2.1.11
Any other Providers needed to offer services under Basic Coverage (except that Pharmacy Services are not included within the PPN) and Special Coverage, considering the specific health needs of the Service Region.

9.6.2.2	The Contractor shall offer its Enrollees freedom of choice in selecting a dentist.

9.7	Out-of-Network Providers

9.7.1
If the Contractor’s network is unable to provide Medically Necessary Covered Services or FQHC Services to an Enrollee, the Contractor shall adequately and timely cover these services using Providers outside of its Network.

9.7.2
Except as provided with respect to Emergency Services (see Section 7.5.9.3.1.2 of this Contract) and FQHC Services, if the Contractor offers the service through a Provider in the Network but the Enrollee chooses to access the service from an Out-of-Network Provider, the Contractor is not responsible for payment of such Claims.

9.7.3	The Contractor must ensure that Out-of-Network Providers are duly licensed to provide the Covered Services for which they submit Claims.

9.7.4
ASES shall ensure, in setting Co-Payments, that in the event that a Co-Payment is imposed on Enrollees for an Out-of-Network service, the Co-Payment shall not exceed the Co-Payment that would apply if services were provided by a Provider in the General Network.

9.8	Minimum Requirements for Access to Providers

9.8.1	The Contractor shall provide Access to Covered Services in accordance with the following terms:

9.8.1.1	Emergency Services shall be provided within twenty-four (24) hours of the moment service is requested.

9.8.1.2	Specialist services shall be provided within thirty (30) Calendar Days of the Enrollee’s original request for the service.

9.8.1.3
Routine physical exams shall be provided for adults within ten (10) weeks of the Enrollee’s request for the service, taking into account the medical need and condition.  For minors under 21 years of age, routine physical exams shall be provided within the timeframes specified in Section 7.9.3 of this Contract.

9.8.1.4	Covered Services, other than those listed in Sections 9.8.1.1 – 9.8.1.3 of this Contract, shall be provided within fourteen (14) Calendar Days following the request for service.

9.8.1.5
FQHC Services.  FQHC Services shall be provided in an FQHC.  The Contractor shall adequately and timely cover these services out-of-network at no cost to Enrollees for as long as the FQHC Services are unavailable in the Contractor’s Network.  All Out-of-Network services require a Referral from the Enrollee’s PCP.

9.9	Referrals

9.9.1	The Contractor shall not require a Referral from a PCP when an Enrollee seeks care from a Provider in the Contractor’s PPN.

9.9.2	A written Referral from the PCP shall be required:

9.9.2.1	for the Enrollee to access specialty care and services within the Contractor’s General Network but outside the PPN; and

9.9.2.2	For the Enrollee to access any service outside of the Provider Network (with the exception of Emergency Services).

9.9.3
A Referral for either General Network services or Out-of-Network services will be provided within five (5) Calendar Days of the Enrollee’s request; except that if the Enrollee’s life or health could be endangered by a delay in accessing services, the Referral shall be provided within three (3) Calendar Days of the request.

9.9.4
Neither the Contractor nor any Provider may impose a requirement that Referrals be submitted for the approval of Committees, Boards, Medical Directors, etc.  The Contractor shall strictly enforce this directive and shall issue Administrative Referrals (see Section 11.3 of this Contract) whenever it deems Medically Necessary.

9.9.5
If the Provider Access requirements of Section 9.8.1.2 of this Contract cannot be met within the PPN within thirty (30) Calendar Days of the Enrollee’s request for the Service, the PMG shall refer the Enrollee to a specialist within the General Network, without the imposition of Co-Payments.  However, the Enrollee shall return to the PPN specialist once the PPN specialist is available to treat the Enrollee.

9.9.6	The Contractor shall ensure that PMGs comply with the rules stated in this Section concerning Referrals, so that Enrollees are not forced to change PMGs in order to obtain needed Referrals.

9.9.7
The Contractor shall be responsible for the development and implementation of written policies and procedures that ensure a system of Referrals to Providers outside of the Network and the processing of authorizations for requested services.  These policies will be included in the Provider guidelines (see Section 10.2.1 of this Contract).

9.9.8	If the Referral system that is developed by the Contractor requires the use of electronic media, such equipment shall be installed in PMG offices at the Contractor’s expense.

9.10	Timeliness of Prior Authorization

9.10.1	The Contractor shall ensure that Prior Authorization is provided for the Enrollee in the following timeframes, including on holidays and outside of business hours.

9.10.1.1
The decision to grant or deny a Prior Authorization must not exceed seventy-two (72) hours from the time of the Enrollee’s Service Authorization Request for any Covered Service; except that, where the Contractor or the Enrollee’s Provider determines that the Enrollee’s life or health could be endangered by a delay in accessing services, Prior Authorization must be provided as expeditiously as the Enrollee’s health requires, and no later than within twenty-four (24) hours of the Service Authorization Request.

9.10.1.2	ASES may, in its discretion, grant an extension of the time allowed for Prior Authorization decisions, where:

9.10.1.2.1	the Enrollee, or the Provider, requests the extension; or

9.10.1.2.2	the Contractor justifies to ASES a need for the extension in order to collect additional information, such that the extension is in the Enrollee’s best interest.

9.10.2
For services that require Prior Authorization by the Contractor, the Service Authorization Request shall be submitted promptly by the PCP for the Contractor’s approval, so that Prior Authorization may be provided in compliance within the timeframe set forth in Section 9.10.1 of this Contract.

9.11	Behavioral Health Services

9.11.1	The Contractor shall implement procedures in conjunction with the MBHO to ensure that each Enrollee has Access to outpatient and inpatient Behavioral Health Services.

9.11.2	The Contractor shall develop policies and procedures that ensure timely Access to Behavioral Health Services and integration of care.

9.11.3
The Contractor shall submit its policies and procedures to ASES for prior approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to the policies and procedures must be previously approved in writing by ASES.

9.11.4
Notwithstanding that the MiSalud Program is an integrated mental and physical health services program, the Parties acknowledge that to the extent of any conflict between the terms of this Contract and the terms of any MBHO policy or procedure, the terms of this Contract shall govern and control.

9.12	Hours of Service

9.12.1	The Contractor shall prohibit its Network Providers from having different hours and schedules for Enrollees than what is offered to patients with commercial coverage.

9.12.2
The Contractor shall prohibit its Providers from establishing specific days for the delivery of Referrals and requests for Prior Authorization for MiSalud Enrollees, and the Contractor shall monitor compliance with this rule.

9.13	Prohibited Actions

Any denial, unreasonable delay, or rationing of Medically Necessary Services to Enrollees is expressly prohibited.  The Contractor shall monitor compliance with this prohibition by Network Providers related to their provision of Covered Services to Enrollees.

9.14	Access to Services for Enrollees with Special Health Needs

9.14.1
The Contractor shall require that its Network Providers evaluate any progressive condition of an Enrollee with special health needs that requires a course of regular monitored care or treatment.  This evaluation will include the use of Health Care Professionals for each identified case.

9.14.2
The Contractor shall establish a protocol to screen Enrollees for Special Coverage and for the Case Management and Disease Management benefits, in order to facilitate direct Access to specialists.  The Contractor shall submit its operational protocol to ASES for prior approval according to the timeframe specified in Attachment 12 to this Contract.

9.15	Preferential Turns

The Contractor shall agree to establish a system of Preferential Turns for residents of the island municipalities of Vieques and Culebra.  Preferential Turns refers to a policy of requiring Providers to give priority in treating Enrollees from these island municipalities, so that they may be seen by a physician within a reasonable time after arriving in the Provider’s office.  This priority treatment is necessary because of the remote locations of these municipalities, and the greater travel time required for their residents to seek medical attention.  This requirement was established in Laws No. 86 enacted on August 16, 1997 (Arts. 1 through 4) and Law No. 200 enacted on August 5, 2004 (Arts. 1 through 5).  The Contractor shall include this requirement in the Provider guidelines (see Section 10.2.1 of this Contract).

9.16	Contracting with Government Facilities

9.16.1	The Contractor shall contract, as a first option, with the following government health facilities:

9.16.1.1	State Facilities;

9.16.1.2	CCuSaI Centers;

9.16.1.3	Municipal Centers;

9.16.1.4	Federally Qualified Health Centers (FQHC);

9.16.1.5	Schools of Medicine;

9.16.1.6	Puerto Rico Medical Center; and

9.16.1.7	Public Health Corporations of the Government of Puerto Rico.

9.16.2	These health facilities shall be contracted under the same conditions as any other Provider, in the same level of service and shall have to comply with all applicable requirements.

9.17	Contracting with Other Providers

The Contractor shall comply with Capitated contract rules established by PRICO, in accordance with Normative Letter  CA-I-2-1232-91 (Attachment 13 to this Contract), which provides that every contract based on a Capitated payment arrangement prohibits the Provider from in turn subcontracting on a Capitated basis.

9.18	PMG Additions or Mergers

9.18.1
In order to ensure the reasonableness of the risk allocation, the Contractor shall not be bound to contract with new PMGs unless ASES so requires after an actuarial analysis, and as long as it does not place other PMGs in a position of harm.

9.18.2
The creation, cancellation, fusion, and merger of PMGs are administrative matters.  ASES is not responsible for these processes, except in specific conditions to guarantee that the continuity of services to Enrollees is not affected.  These mergers may not under any circumstances exceed the established Provider requirements regarding ratios, or create Committees or Boards for the approval of Referrals to services outside of the Network.  Issuing Referrals outside of the PPN shall be the sole and exclusive responsibility of the PCP.  The Contractor shall be the only entity authorized to issue administrative referrals when these are medically required.

9.19	Extended Schedule of PMGs

9.19.1	PMGs shall provide primary care services seven (7) days a week, from 8:00 a.m. to 6:00 p.m.

9.19.2
In addition, each PMG shall have sufficient personnel to offer urgent care services during extended periods Monday through Friday from 6:00 p.m. to 9:00 p.m., in order to provide Enrollees greater Access to their PCPs and to urgent care services.

9.19.3	PMGs may collaborate with each other to establish extended office hours at one facility.

9.19.4
The Contractor shall submit to ASES its policies and procedures for how it will determine the adequacy and appropriateness of such arrangements, approve such arrangements and monitor their operation.  The policies and procedures shall be submitted for prior approval according to the timeframe specified in Attachment 12 to this Contract.

9.20	Direct Relationship

9.20.1	The Contractor shall ensure that all Network Providers have knowingly and willingly agreed to participate in the Contractor’s Network.

9.20.2
The Contractor shall be prohibited from acquiring established networks without contacting each individual Provider to ensure knowledge of the requirements of this Contract and the Provider’s complete understanding and agreement to fulfill all terms of the Provider Contract.

9.20.3
ASES reserves the right to confirm and validate, through collection of information, documentation from the Contractor and on-site visits to Network Providers, the existence of a direct relationship between the Contractor and the Network Providers.

9.21	Additional PPN Standards

9.21.1	In addition to the Provider Network requirements prescribed in this Section, the Contractor shall adhere to additional standards for the PPN.

9.21.2	The Contractor shall establish policies and procedures that, at a minimum, include:

9.21.2.1	Criteria for participating in the PPN versus the General Network;

9.21.2.2	Standards for monitoring Provider performance;

9.21.2.3	Methodologies for measuring Access to care;

9.21.2.4	Methodologies for identifying issues; and

9.21.2.5	Measures to address identified issues.

9.21.3
The Contractor shall submit its policies and procedures to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract. Any subsequent changes to the policies and procedures must be previously approved in writing by ASES.

9.22	Contractor Documentation of Adequate Capacity and Services

9.22.1	Before the Implementation Date of this Contract, as well as on the occasions listed in Section 9.22.2 of this Contract, the Contractor shall provide documentation demonstrating that:

9.22.1.1
The Network Providers offer an appropriate range of preventive, primary care, and specialty services that is adequate for the anticipated number of Enrollees in each of the Contractor’s Service Regions; and

9.22.1.2	It maintains a Provider Network that is sufficient in number, mix, and geographic distribution to meet the needs of the anticipated number of Enrollees in each of the Contractor’s Service Regions.

9.22.2
The Contractor shall provide documentation of the Network adequacy conditions stated in this Section, at any time that there has been a significant change in the Contractor’s operations that would affect adequate capacity and services, including

9.22.2.1	When there is a change in Benefits, geographic Service Regions, or payments; or

9.22.2.2	Upon the Enrollment of a new eligibility group in the MiSalud Plan.

ARTICLE 10	PROVIDER CONTRACTING

10.1	General Provisions

10.1.1	The Contractor shall establish a coordinated care model in which the PCP, located within a PMG, directs the Enrollee’s care.

10.1.2
The PCP shall provide, manage and coordinate services to the Enrollee, including coordination with behavioral health personnel, in a timely manner, and in accordance with the guidelines, protocols, and practices generally accepted in medicine.

10.1.3
The Contractor and each of its Network Providers shall work to ensure that physical and behavioral health services are delivered in a coordinated manner, and each shall cooperate with the MBHO to achieve effective integration of physical and behavioral health services, as provided in Article 8.

10.1.4
The Contractor shall contract with enough PMGs to serve the Enrollees in each of its Service Regions.  As a precondition to executing any Provider Contract, the Contractor shall comply with the requirements stated in Section 10.1.6 of this Contract regarding submitting model Provider Contracts to ASES.

10.1.5	The Contractor shall not contract with any Provider without ascertaining that the Provider meets all of the credentialing requirements specified in Article 9 of this Contract.

10.1.6	Model Provider Contracts

10.1.6.1
The Contractor shall submit to ASES for review and approval a model for each type of Provider Contract, according to the timeframe specified in Attachment 12 to this Contract.  The Contractor shall include in such submission, at a minimum, model contracts for PMGs, PCPs, Ancillary Service Providers, Hospitals, Emergency Rooms, and Ambulance Services.  The Contractor shall deliver to ASES an electronic copy of each finalized Provider Contract within thirty (30) Calendar Days of the effective date of such contract.

10.1.6.2
ASES shall review each executed Provider Contract against the approved model Provider Contracts.  ASES reserves the right to cancel Provider Contracts or to impose sanctions against the Contractor for the omission of clauses required in the contracts with Providers.

10.1.6.3
On an ongoing basis, any material modifications to model Provider Contracts shall be submitted to ASES for review and approval, before the amendment may be executed.  Similarly, any amendments to Provider Contracts shall be submitted to ASES for review and prior approval.

10.1.7
The Contractor shall not discriminate against a Provider that is acting within the scope of its license or certification under applicable Puerto Rico law, in decisions concerning contracting, solely on the basis of that license or certification.  This subsection shall not be construed as precluding the Contractor from using different payment amounts for different specialties, or for different Providers in the same specialty.

10.1.8
To comply with Section 9.22.1 of this Contract, the Contractor may comply with Section 10.1.6.1 of this Contract by submitting to ASES, for its review and approval, the Contractor’s current contracts with Providers, including any amendments thereto, containing the provisions required under Sections 10.3 and 10.4 of this Contract.

10.2	Provider Training

10.2.1	Provider guidelines

10.2.1.1
The Contractor shall prepare Provider guidelines, to be distributed to all Network (General Network and PPN), summarizing the MiSalud Program.  The Provider guidelines shall, in accordance with 42 CFR 438.236, (1) be based on valid and reliable clinical evidence or a consensus of health care professionals in the particular field; (2) consider the needs of the Contractor’s Enrollees; (3) be adopted in consultation with Providers; and (4) be reviewed and updated periodically, as appropriate.

10.2.1.2	The Provider guidelines shall describe the procedures to be used to comply with the Provider’s duties and obligations pursuant to this Contract, and under the Provider Contract.

10.2.1.3
The Contractor shall submit the Provider guidelines to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to the Provider guidelines must be previously approved in writing by ASES.

10.2.1.4
The content of the Provider guidelines will include, without being limited to, the following topics: the duty to verify eligibility; selection of Providers by the Enrollee; Covered Services; procedures for Access to and provision of services; Preferential Turns; coordination of Access to Behavioral Health Services; required service schedule; Medically Necessary services available 24 hours (see Section 9.6.1.5 of this Contract); Report requirements; Medical Record maintenance requirements; Complaint, Grievance, and Appeal procedures (see Article 14); Co-Payments; HIPAA requirements; the prohibition on denial of Medically Necessary services; and sanctions or fines applicable in cases of non-compliance.

10.2.1.5
The Provider guidelines shall be delivered to each Provider as part of the Provider contracting process, and shall be made available to Enrollees and to Potential Enrollees upon request.  The Contractor shall provide evidence of having delivered the guidelines to all of its Providers within fifteen (15) Calendar Days of award of the Provider Contract.  The evidence of receipt shall include the legible name of the Provider, Provider number, date of delivery, and signature of the Provider.

10.2.1.6
The Contractor shall have a process in place (including both updates to the Provider guidelines and other communications) to inform its Provider Network, in a timely manner, of programmatic changes such as changes to drug formularies, Covered Services, and protocols.

10.2.2	Provider Education Program

10.2.2.1
The Contractor shall develop a continuing education curriculum of twenty (20) hours per year divided into five (5) hours per quarter.  The curriculum shall be submitted to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to the curriculum must be previously approved in writing by ASES.

10.2.2.2	The Contractor shall coordinate topics with the PBM’s Academic Detailing Program to develop educational activities addressing:

10.2.2.2.1	Management and implications of polypharmacy;

10.2.2.2.2	Condition management;

10.2.2.2.3	Management of prescriptions; and

10.2.2.2.4	Working with patients with conditions of special concern, including autism, ADHD, depression, and diabetes among others.

10.2.2.3	The Contractor shall use various forms of delivery for Providers’ training sessions, including web-based sessions, group workshops, and face-to-face individualized education.

10.2.2.4	The Contractor shall make available to Providers dates and locations of sessions, as soon as possible, but no later than five (5) Business Days prior to the event.

10.2.2.5	The Contractor shall have a process to document Provider participation in continuing education.

10.3	Required Provisions in Provider Contracts

10.3.1	All Provider Contracts shall be labeled with the Provider’s NPI, if applicable. In general, the Contractor’s Provider Contracts shall:

10.3.1.1
Include a section summarizing the Contractor’s obligations under this Contract, as they affect the delivery of Health Care services under MiSalud, and describing Covered Services and populations (or, include the Provider guidelines as an attachment);

10.3.1.2	Require that the Provider cooperate and collaborate with the MBHO in serving Enrollees, and work to advance the integrated model of physical and behavioral health services;

10.3.1.3
Require that the Provider comply with the federal and Puerto Rico laws, rules, regulations, statutes, policies or procedures, including but not limited to those listed in Attachment 1 to this Contract, to the extent applicable, and with all CMS requirements;

10.3.1.4	Require that the Provider verify the Enrollee’s Eligibility before providing services or making a Referral;

10.3.1.5
Prohibit any unreasonable denial, delay, or rationing of Covered Services to Enrollees, and provide that any violation of this prohibition shall be subject to the provisions of Article VI, Section 6 of Act 72 and of 42 CFR Part 438, Subpart I (Sanctions);

10.3.1.6	Prohibit the Provider from claiming for any non-allowed administrative expenses, as listed in Article 21;

10.3.1.7	Prohibit the unauthorized sharing or transfer of ASES Data, as defined in Section 27.1 of this Contract;

10.3.1.8	Notify the Provider that the terms of the contract for services under the MiSalud Program are subject to subsequent changes in legal requirements that are outside of the control of ASES;

10.3.1.9
Require the Provider to comply with all reporting requirements contained in Article 18 of this Contract, and particularly with the requirements to submit Encounter Data for all services provided, and to report all instances of suspected Fraud or Abuse;

10.3.1.10
Require the Provider to acknowledge that ASES Data (as defined in Section 27.1.1 of this Contract) belongs exclusively to ASES, and that the Provider may not give access to, assign, or sell such data to third parties, without prior authorization from ASES. The Contractor shall include penalty clauses in its Provider Contracts to prohibit this practice, and require that the fines be paid to ASES;

10.3.1.11
Prohibit the Provider from seeking payment from the Enrollee for any Covered Services provided to the Enrollee within the terms of the Contract, and require the Provider to look solely to the Contractor for compensation for services rendered to Enrollees, with the exception of any nominal cost-sharing, as provided in Section 7.11 of this Contract;

10.3.1.12	Require the Provider to cooperate with the Contractor’s quality improvement and Utilization Management activities;

10.3.1.13
Not prohibit a Provider from acting within the lawful scope of practice, from advising or advocating on behalf of an Enrollee for the Enrollee’s health status, medical care, or treatment or non-treatment options;

10.3.1.14
Not prohibit a Provider from advocating on behalf of the Enrollee in any Grievance System or Utilization Management process, or individual authorization process to obtain necessary health care services;

10.3.1.15	Require Providers to meet the timeframes for Access to services pursuant to Sections 9.8 and 9.9 of this Contract;

10.3.1.16	Provide for continuity of treatment in the event that a Provider’s participation in the Contractor’s Network terminates during the course of an Enrollee’s treatment by that Provider;

10.3.1.17	Require Providers to monitor Enrollee patients to determine whether they have a Medical Condition that suggests Case Management or Disease Management services are warranted;

10.3.1.18	Prohibit Provider discrimination against high-risk populations or Enrollees requiring costly treatments;

10.3.1.19
Prohibit Providers who do not have a pharmacy license from directly dispensing medications, as required by the Puerto Rico Pharmacy Act (with the exception noted in Section 7.5.12.3.2 of this Contract);

10.3.1.20
Specify that HHS and its sub-agencies and ASES shall have the right to inspect, evaluate, and audit any pertinent books, financial records, documents, papers, and records of any Provider involving financial transactions related to the MiSalud Program;

10.3.1.21	Include the definition and standards for Medical Necessity, pursuant to the definition in Section 7.2.1 of this Contract;

10.3.1.22
Require that the Provider attend promptly to requests for Prior Authorizations and Referrals, when Medically Necessary, in compliance with the timeframes set forth in Section 9.10 of this Contract and in 42 CFR 438.210 and the Puerto Rico Patient’s Bill of Rights;

10.3.1.23	Prohibit the Provider from establishing specific days for the delivery of Referrals or requests for Prior Authorization;

10.3.1.24	Notify the Provider that, in order to participate in the Medicare Platino Program, the Provider must accept MiSalud Enrollees;

10.3.1.25
Specify rates of payment, as detailed in Section 10.5 of this Contract, and require that Providers accept such payment as payment in full for Covered Services provided to Enrollees, less any applicable Enrollee Co-Payments pursuant to Section 7.11 of this Contract;

10.3.1.26	Specify acceptable billing and coding requirements;

10.3.1.27	Require that the Provider comply with the Contractor’s Cultural Competency plan;

10.3.1.28	Require that any marketing materials developed and distributed by the Provider be submitted to the Contractor to submit to ASES for prior approval;

10.3.1.29
Specify that the Contractor shall be responsible for any payment owed to Providers for services rendered after the Effective Date of Enrollment, as provided in Section 4.4.1 of this Contract, including during the period described in Section 4.4.1.2;

10.3.1.30	Require Providers to collect Enrollee Co-Payments as specified in Attachment 8;

10.3.1.31
Require that Providers not employ or subcontract with individuals on the Puerto Rico or Federal Exclusions list, or with any entity that could be excluded from the Medicaid program under 42 CFR 1001.1001 (ownership or control in sanctioned entities) and 1001.1051 (entities owned or controlled by a sanctioned person);

10.3.1.32	Require that Medically Necessary services shall be available twenty-four (24) hours per day, seven (7) days per week, to the extent feasible;

10.3.1.33
Prohibit the Provider from operating on a different schedule for MiSalud Enrollees than for other patients, and from in any other way discriminating in an adverse manner between MiSalud Enrollees and other patients;

10.3.1.34	Not require that Providers sign exclusive Provider Contracts with the Contractor if the Provider is an FQHC or RHC;

10.3.1.35
Provide notice that the Contractor’s negotiated rates with Providers shall be adjusted in the event that the Executive Director of ASES directs the Contractor to make such adjustments in order to reflect budgetary changes to the Medical Assistance program;

10.3.1.36	Impose fees or penalties if the Provider breaches the contract or violates federal or Puerto Rico laws or regulations;

10.3.1.37
Require that the Provider make every effort to cost-avoid claims and identify and communicate to the Contractor available Third Party resources, as required in Section 22.4 of this Contract, and require that the Contractor cover no health services that are the responsibility of the Medicare program;

10.3.1.38
Provide that the Contractor shall not pay claims for services covered under the Medicare Program, and that the Provider may not bill both MiSalud and the Medicare Program for a single service to a Dual Eligible Beneficiary;

10.3.1.39
Require the Provider to sign a release giving ASES access to the Provider’s Medicare billing data for MiSalud Enrollees who are Dual Eligible Beneficiaries, provided that such access is authorized by CMS, and subject to compliance with all HIPAA requirements;

10.3.1.40	Set forth the Provider’s obligations under the Physician Incentive Plan outlined in Section 10.7 of this Contract;

10.3.1.41
Require the Provider to notify the Contractor Immediately if or whether the Provider falls within the prohibition stated in Sections 28.1, 28.2 or 28.6 of this Contract or has been excluded from the Medicare, Medicaid, or Title XX Services Programs;

10.3.1.42	Include a penalty clause to require the return of public funds paid to a Provider that falls within the prohibition stated in Sections 28.1, 28.2 or 28.6 of this Contract;

10.3.1.43	Require that all reports submitted by the Provider to the Contractor be labeled with the Provider’s NPI, if applicable; and

10.3.1.44	Require the Provider to furnish complete Encounter Data to the Contractor on a monthly basis.

10.3.2	In addition to the required provisions in Section 10.3.1 of this Contract, the following requirements apply to specific categories of Provider Contracts.

10.3.2.1	The Contractor’s contracts with PMGs shall:

10.3.2.1.1	Require that the PMG provide services on a regular time schedule, seven days a week, from 8:00 a.m. to 6:00 p.m.;

10.3.2.1.2	Require that the PMG employ enough personnel to offer urgent care services between 6:00 and 9:00 p.m., Monday through Friday;

10.3.2.1.3	Require that the PMG coordinate with MBHO personnel to ensure integrated physical and behavioral health services, as provided in Article 8;

10.3.2.1.4	Require the PMG to work, to the extent possible, within the Contractor’s established PPN, in directing care for Enrollees and coordinating services;

10.3.2.1.5	Authorize the Contractor to adjudicate disputes between the PMG and its Network Providers about the validity of claims by any Network Provider;

10.3.2.1.6	Require PMGs to provide assurances that the Encounter Data submitted by the PMG to the Contractor encompass all services provided to MiSalud Enrollees, including laboratories; and

10.3.2.1.7	Include the provisions set forth in Sections 7.5.8.3.12, 7.10.1, 10.5.4, 10.5.5, 10.5.7, 16.10.2, 16.10.3, 16.10.5, and 22.1.8 of this Contract.

10.3.2.2
The Contractor’s contracts with PCPs shall require the PCP to inform and distribute information to Enrollee patients about instructions on Advance Directives, and shall require the PCP to notify Enrollees of any changes in federal or Puerto Rico law relating to Advance Directives, no more than ninety (90) Calendar Days after the effective date of such change.

10.3.2.3
The Contractor’s contract with a Provider who is a member of the PPN shall prohibit the Provider from collecting cost-sharing payments from MiSalud Enrollees, subject only to the exceptions established in Article 9 of this Contract and the Attachment 8 to this Contract (Co-Payment Chart).

10.3.2.4
The Contractor’s contracts with Hospitals and Emergency Rooms shall prohibit the Hospital or Emergency Room from placing a lower priority on MiSalud Enrollees than on other patients, and from referring MiSalud Enrollees to other facilities for reasons of economic convenience.  Such contracts must include sanctions penalizing this practice.

10.3.2.5
The Contractor’s contracts with PCPs and PPN physician specialists shall require such Providers to maintain Enrollees’ Medical Records through an EHR system that is ONC and CCHIT certified and meets the specifications set forth in Attachment 15.  The contracts shall provide that the EHR system be operational on or before July 1, 2012 or such later date as set forth in his/her Provider Contract.  The contracts shall require the Contractor to assist the PCPs and PPN physician specialists in the acquisition and installation of an appropriate EHR system, at the Contractor’s expense. The Contractor’s contracts with such Providers shall also specify that the Contractor shall provide each such Provider with information on the benefits of the EHR system and the costs of maintaining the EHR system.

10.4	Termination of Provider Contracts

10.4.1	The Contractor shall comply with all Puerto Rico and federal laws regarding Provider termination. The Provider Contracts shall:

10.4.1.1
Contain provisions allowing immediate termination of the contract by the Contractor “for cause.”  Cause for termination includes gross negligence in complying with the contractual considerations or obligations; insufficiency of funds of ASES or the Contractor, which prevents them from continuing to pay for their obligations; termination of this Contract for any reason; and changes in federal law.

10.4.1.2
Specify that in addition to any other right to terminate the Provider Contract, and notwithstanding any other provision of this Contract, ASES may demand Provider termination Immediately, or the Contractor may Immediately terminate on its own, a Provider’s participation under the Provider Contract if:

10.4.1.2.1
A Provider fails to abide by the terms and conditions of the Provider Contract, as determined by ASES, or, in the sole discretion of ASES, if the Provider fails to come into compliance within fifteen (15) Calendar Days after a receipt of notice from the Contractor specifying such failure and requesting such Provider to abide by the terms and conditions hereof; or

10.4.1.2.2	The Contractor or ASES learns that the Provider:

10.4.1.2.2.1	Falls within the prohibition stated in Sections 28.1 or 28.2 of this Contract, or has a criminal conviction as provided in Section 28.6 of this Contract;

10.4.1.2.2.2	Has been or could be excluded from participation in the Medicare, Medicaid, or CHIP Programs; or

10.4.1.2.2.3	Could be excluded from the Medicaid program under 42 CFR 1001.1001 (ownership or control in sanctioned entities) and 1001.1051 (entities owned or controlled by a sanctioned person).

10.4.1.3
Specify that any Provider whose participation is terminated under the Provider Contract for any reason shall utilize the applicable appeals procedures outlined in the Provider Contract.  No additional or separate right of appeal to ASES or the Contractor is created as a result of the Contractor’s act of terminating, or decision to terminate any Provider under this Contract.  Notwithstanding the termination of the Provider Contract with respect to any particular Provider, this Contract shall remain in full force and effect with respect to all other Providers.

10.4.2
The Contractor shall notify ASES at least forty-five (45) Calendar Days prior to the effective date of the suspension, termination, or withdrawal of a Provider from participation in the Network.  If the termination was for cause, the Contractor shall provide to ASES the reasons for termination.

10.4.3
The Contractor shall, within fifteen (15) Calendar Days of issuance of a notice of termination to a Provider, notify Enrollees of the termination, and shall assist the Enrollee as needed in finding a new Provider.

10.5	Provider Payment

10.5.1	General Provisions

10.5.1.1
ASES guarantees payment for all Medically Necessary services rendered by Providers after a person’s Effective Date of Enrollment, including during the period described in Section 4.4.1.2 of this Contract.

10.5.1.2	The insolvency, liquidation, bankruptcy, or breach of contract of any Provider will not release ASES from its obligation to pay for all services rendered as authorized under this Contract.

10.5.1.3
ASES shall provide to the Contractor maximum rates for certain Covered Service on or before the Implementation Date of this Contract. The Contractor shall negotiate rates with Providers, which rates shall be specified in the corresponding Provider Contracts, utilizing  as a reference the rate information established by ASES’s actuaries and contained in Attachment 10 to this Contract.  If such rates adversely affect the Provider ratios required to be maintained under Section 9.5 of this Contract, the Parties agree to negotiate in good faith to make such adjustments to the rates as required to comply with Section 9.5 of this Contract.  Further, such rates shall be subject to Section 10.5.5 of this Contract.  Payment arrangements may take any form allowed under federal law and the law of Puerto Rico, including capitation payments, fee-for-service payment, and salary, subject to Section 10.6 of this Contract concerning permitted risk arrangements.  The Contractor shall inform ASES in writing when it enters any Provider payment arrangement other than fee-for-service.  Payment arrangements other than fee-for-service shall be prohibited for Dental Services.

10.5.1.4	All capitation payment arrangements in Provider Contracts must comply with Normative Letter CA-1-2-1232-91 of the Puerto Rico Office of the Insurance Commissioner (Attachment 13 to this Contract).

10.5.1.5
Any capitation payment made by the Contractor to Providers shall be based on sound actuarial methods. The Contractor shall establish its Capitation methodology utilizing the information provided by ASES in Attachment 10 to this Contract as a reference to develop its capitated rates.  The Contractor shall provide its Capitation methodology to ASES for approval in the timeframe allotted in Attachment 12. All Provider payments by the Contractor shall be reasonable, and the amount paid shall not jeopardize or infringe upon the quality of the services provided.

10.5.1.6	Even if the Contractor does not enter into a Capitated payment arrangement with a Provider, the Provider shall nonetheless be required to submit to the Contractor detailed Encounter Data.

10.5.1.7
The Contractor shall be responsible for issuing to the Providers the forms required by the Department of the Treasury, in accordance with all Puerto Rico laws, regulations and guidelines.  In addition, the Contractor, in accordance with all Puerto Rico laws, regulations, and guidelines, must also Withhold taxes when appropriate and shall remit such taxes to the Department of Treasury.

10.5.1.8	The Contractor shall submit its provider fee schedule to ASES for approval in the timeframe set forth in Attachment 12. Any subsequent changes must be previously approved in writing by ASES.

10.5.2
Payments to FQHCs, RHCs, and CCuSaI. When the Contractor negotiates a contract with an FQHC and/or an RHC, as defined in Section 1905(a)(2)(B) and 1905(a)(2)(C) of the Social Security Act, or with a Comprehensive Health Care Center (“CCuSaI”), the Contractor shall pay to the FQHC, RHC, or CCuSaI rates that are comparable to rates paid to other similar Providers providing similar services. If an FQHC is not included in the Contractor’s Network and the Enrollee requests FQHC Services, the Contractor shall make these out-of-network services available to the Enrollee through a referral from his or her PCP, and the FQHC shall be paid as an out-of-network Provider for FQHC Services (as defined in Article 2 of this Contract).  The Contractor shall cooperate with ASES and the Health Department in ensuring that payments to FQHCs and RHCs are consistent with Sections 1902(a)(15) and 1902(bb)(5) of the Social Security Act.  Pursuant to 42 U.S.C. 1396a(bb)(5), the Puerto Rico Health Department shall pay the FQHCs applicable wrap-around payments to make up the difference, if any, between the Capitation Contractor pays to the FQHC under this Contract, and the amounts Puerto Rico Health Department pays to the FHQCs under the prospective payment system formula.

10.5.3
Requirement To Verify Eligibility. The Contractor will require that all of its Network Providers verify the eligibility of Enrollees before the Provider provides Covered Services.  This verification of eligibility is a condition of receiving payment from the Contractor for Covered Services.

10.5.4
Payments to Providers Owing Funds to the Government.  ASES and the Contractor will agree to a process to recoup money owed by Providers to the Government.  All of the Contractor’s Provider Contracts shall contain a provision giving notice of the agreed to procedures, such that the Provider’s execution of the Contract shall constitute agreement with the agreed to procedures.

10.5.5
Payment Rates Subject to Change. The Contractor shall adjust its negotiated rates with Providers to reflect budgetary changes, as directed by the Executive Director of ASES, to the extent that such adjustments can be made within funds appropriated to ASES and available for payment to the Contractor; provided, however, that if such rates adversely affect the Provider ratios required to be maintained under Section 9.5 of this Contract, the Parties agree to negotiate in good faith to make such adjustment to the rates as required to comply with such Section 9.5 of this Contract. The Contractor’s Provider contracts shall contain a provision giving notice to the Provider that its rates are subject to adjustment, such that the Provider’s execution of the Contract shall constitute agreement with the Contractor’s obligation to ASES.

10.5.6
Payments for Hospitalization Services or Services Extending for More than Thirty (30) Days. In the event of hospitalization or extended services that exceed thirty (30) Calendar Days, the Provider may bill and collect at least once per month for services rendered to the Enrollee.  These services shall be paid according to the procedures specified in this Article 10.  The Contractor shall implement Medicare hospital readmission payment policies and shall require all hospital Providers to implement the Medicare hospital readmission guidelines.

10.5.7
Payments for Services to Dual Eligible Beneficiaries. The Contractor shall include in its Provider Contracts a notice that the Contractor shall not pay claims for services covered under the Medicare Program.  No Provider may bill both MiSalud and the Medicare Program for a single service to a Dual Eligible Beneficiary.

10.5.8	Payment for Pharmacy Services. The Contractor shall abide by and comply with following payment process hereby established:

10.5.8.1
Except as provided in Section 7.5.12 of this Contract, the PMG shall accept the financial risk of ingredient cost and dispensing fees for pharmacy services relating to Basic Coverage.  ASES shall accept the financial risk of ingredient cost and dispending fees for pharmacy services relating to Special Coverage.

10.5.8.2	In covering Pharmacy Services, the Contractor shall adhere to the Retail Pharmacy Reimbursement Levels established in Attachment 6 to this Contract.

10.5.8.3
On a semi-monthly payment cycle to be set by the PBM, the PBM will provide the Contractor with the proposed claims listing.  The Contractor shall promptly review the payment listing and submit it to ASES within five (5) Business Days with a certification from the Authorized Signatory.

10.5.8.4
ASES shall transmit funds to the Contractor on account of the PBM Claims no later than five (5) Business Days after receipt of the proposed claims listing.  The Contractor shall then submit funds for claims payment to the PBM’s zero-balance account. The Contractor shall provide funds or wire transfers to a bank account established for the payment of the claims, or otherwise submit payment, within two (2) Business Days of the date that the prescription was filled.

10.5.8.5	The Contractor, ASES, and the PBM shall cooperate to identify additional savings opportunities, including special purchasing opportunities, changes in network fees, etc.

10.5.9
Payments to State Health Facilities. ASES will establish a payment system to improve cash flow to health facilities administered or operated by the Central Government, State Academic Medical Centers, and certain facilities in the San Juan Municipality that participate in the Network.  To that end, at the request of ASES, the Contractor shall make advance payments directly (based on historical payments, not on billings) to health facilities.  The Contractor shall submit a reconciliation report on a quarterly basis that is certified by the Authorized Signatory pursuant to the terms of this Contract. The following health facilities may participate, subject to reaching agreement with the Contractor under contracts to be approved by ASES:

10.5.9.1	Cardiovascular Hospital;

10.5.9.2	Pediatric Hospital;

10.5.9.3	University Hospital;

10.5.9.4	Medical Center Trauma Room;

10.5.9.5	Mayagüez Center Trauma Room;

10.5.9.6	Dr. Ramón Ruiz-Arnau University Hospital (HURRA, acronym in Spanish);

10.5.9.7	Dr. Federico Trilla UPR Hospital; and

10.5.9.8	San Juan Municipal Hospital.

10.5.10	Payments to Providers Outside the PPN. The Contractor shall provide for adequate payment in its contracts with Providers outside the PPN.

10.6	Acceptable Risk Arrangements

10.6.1
The Contractor’s Provider Contracts with PMGs shall comply with the following guidelines concerning the apportionment of financial risk between ASES and the PMG for MiSalud services.  Any sharing of risk between ASES and PMGs other than as expressly provided in this 10.6 shall require prior written approval by ASES.

10.6.2
The distribution of risks for Covered Services between and ASES and the PMGs shall be in accordance with Attachment 16 of this Contract.   Any proposed arrangement between the Contractor and a PMG that changes such risk distribution shall require prior written approval from ASES.

10.6.3
The risk associated with Emergency Services related to Basic Coverage Services shall be borne by the PMG.  The risk associated with Emergency Services related to Special Coverage Services shall be borne by ASES.  The risk associated with Emergency Services received outside of Puerto Rico that are covered under this Contract shall be borne by ASES.

10.6.4
The risk associated with Basic Coverage services, including Diagnostic Test Services in Special Coverage which are not related to high risk registered members and excluding those services mentioned in Sections 10.6.2 and 10.6.3 of this Contract, shall be borne in full by the PMG.

10.6.5	Notwithstanding Sections 10.6.2-10.6.4 of this Contract, ASES shall assume full risk for services provided in the Virtual Region.

10.7	Physician Incentive Plan

10.7.1
The Contractor will design and implement a plan that evaluates the quality of care delivered by PCPs and provides financial incentives to promote PCPs’ commitment to Preventive Services (the “Physician Incentive Plan”).  The Contractor will submit such plan to ASES for approval at on or before December 1, 2011, and ASES shall approve it no later than thirty (30) Calendar Days after its submission.  The Provider Incentive Plan will include, at a minimum, the following components:

10.7.1.1	The Contractor shall allocate three cents ($0.03) PMPM of the Per Member Per Month Administrative Fee received from ASES to the Provider Incentive Plan (the “Provider Incentive Pool”).

10.7.1.2
Each PCP who reaches the minimum target, which shall be mutually established between ASES and the Contractor, for each of the criteria set forth below (the “Qualification Criteria”) shall receive a pro-rata portion of the Provider Incentive Pool.

10.7.1.3
The Contractor will review the Medical Records at the PMG or PCP level to ascertain and evidence the Preventive Services provided by the PCPs to Enrollees.  ASES requires through this review that the PCPs comply with the documentation requirements established by the Health Department and EPSDT guidelines.

10.7.2
The Qualification Criteria shall be based, to the extent applicable, on certain HEDIS measures to be mutually agreed by the Parties and may include, without limitation, the following additional criteria:

10.7.2.1	That the PCP performs preventive screening to its population according to evidence based on clinical practice guidelines.

10.7.2.2	That the PCP provides early detection of population with neuro-developmental disorders and autism.

10.7.2.3	That the PCP adopts an EHR system that meets the specifications contained in Attachment 15 to this Contract.

10.7.2.4	That the PCP complies with the EPSDT screening and parent education requirements.

10.7.2.5	That the PCP complies with the requirements of a mental and physical health integration program to be mutually agreed between the Parties.

10.7.3	The Contractor will provide a quarterly report on the Physician Incentive Plan to ASES, which report shall contain, with respect to each Provider:

10.7.3.1	Service Region

10.7.3.2	PMG Name

10.7.3.3	PMG Number

10.7.3.4	Provider ID

10.7.3.5	Provider Name

10.7.3.6	Preventive Services Compliance Percentage

10.7.3.7	Provider’s Education Contact Hours

10.7.3.8	Provider’s percentage of Compliance with Qualification Criteria

10.7.4
The Contractor will provide the incentive based on a mathematically sound formula, which shall have the prior written approval of ASES, which approval shall not be unreasonably withheld, conditioned or delayed.

10.7.5
The Contractor will grant the incentive to those PCPs that comply with the preceding requirements, based on a twelve month natural year measuring period, or as otherwise provided in the Physician Incentive Plan with respect to any partial natural year, plus a three month Claims run out period and a three month period for incentive calculation and analysis.

10.7.6	The Physician Incentive Plan shall comply with federal and Puerto Rico regulations, including 42 CFR 422.208, 42 CFR 422.210, and 42 CFR 438.6(h).

10.8	Required Information Regarding Providers

10.8.1
The Contractor shall provide to ASES, according to the timeframe specified in Attachment 12 to this Contract, an electronic file and a list of all of the Network Providers, listed by municipality, indicating the capacity of each Provider, as well as the specialty or subspecialty of physicians.  This file must be updated in accordance with Section 18.2 of this Contract.

10.8.2	Electronic files shall be provided on compact discs (CD) in Microsoft Excel format (.XLS or .XLSX) without column titles. Two hard copies will be included in the same submission.

10.8.3
List of Doctors and Providers Who Are Individuals. This list will include all available doctors and other Health Care Professionals who are individuals, such as optometrists, podiatrists, psychologists, social workers, health educators, physical therapists, speech therapists, occupational therapists, respiratory therapists, dietitians, nutritionists, and any other health service Provider who is an individual, as applicable.  The information file shall include all of the following information:

10.8.3.1	EIN or SSN;

10.8.3.2	Whether the Provider is a member of the PPN (list “Y” for yes or “N” for no);

10.8.3.3	Last name;

10.8.3.4	Mother’s maiden name;

10.8.3.5	First name;

10.8.3.6
Municipality (The Provider’s municipality is the place where his or her office is located.  If the Provider maintains more than one office, he or she will have to appear more than once in the list and file.  Similarly, a physician or Provider with more than one specialty has to be listed for each specialty.);

10.8.3.7	Specialty Code (see Attachment 9 for a list of Specialty Codes);

10.8.3.8	Provider license number; and

10.8.3.9	Provider’s National Provider ID (“NPI”), if applicable.

10.8.4
List of Providers That Are Not Individuals. In another separate list, the Contractor shall include a list of all Providers that are not individuals, such as PMGs, Clinics, Hospitals (identified as private or government), laboratories, x-ray facilities, dialysis facilities, blood banks, and others, using the following format.

10.8.4.1	EIN;

10.8.4.2	Name of Entity;

10.8.4.3	Municipality Code;

10.8.4.4	Provider Type Code; and

10.8.4.5	Provider’s National Provider ID (“NPI”), if applicable.

10.8.5
With these two (2) files, the Contractor shall submit a control sheet that includes (1) a general description of the content of each file, and (2) the total number of records in each file, i.e. “control totals.”  The Contractor shall submit all information required in this paragraph to ASES according to the timeframe specified in Attachment 12 to this Contract.

ARTICLE 11	UTILIZATION MANAGEMENT

11.1	Utilization Management Policies and Procedures

11.1.1
The Contractor shall provide assistance to Enrollees and Providers to ensure the appropriate utilization of resources.  The Contractor shall have written Utilization Management Policies and Procedures that:

11.1.1.1
Include protocols and criteria for evaluating Medical Necessity, authorizing services, and detecting and addressing over-Utilization and under-Utilization.  Such protocols and criteria shall comply with federal and Puerto Rico laws and regulations.

11.1.1.2
Address which services require PCP Referral, which services require Prior Authorization and how requests for initial and continuing services are processed, and which services will be subject to concurrent, retrospective or prospective review.

11.1.1.3	Describe mechanisms in place that ensure consistent application of review criteria for Prior Authorization decisions.

11.1.1.4	Provide that all Medical Necessity determinations made by the Contractor be made in accordance with ASES’s Medical Necessity definition as stated in Section 7.2 of this Contract.

11.1.2
The Contractor shall submit its Utilization Management Policies and Procedures to ASES for review and prior approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to Utilization Management Policies and Procedures must be previously approved in writing by ASES, which approval shall not be unreasonably withheld, conditioned, or delayed.

11.1.3
Providers may participate in Utilization Management activities in their own Service Region to the extent that there is not a conflict of interest.  The Utilization Management Policies and Procedures shall define when such a conflict may exist and shall describe the remedy.

11.1.4	The Contractor, and any delegated Utilization Management agent, shall not permit or provide compensation or anything of value to its employees, agents, or contractors based on:

11.1.4.1	Either a percentage of the amount by which a Claim is reduced for payment or the number of Claims or the cost of services for which the person has denied authorization or payment; or

11.1.4.2	Any other method that encourages a decision to deny or limit a service.

11.2	Utilization Management Guidance to Enrollees.

As provided in Section 6.4.4.22 of this Contract, the Contractor shall provide clear guidance in its Enrollee Handbook on Utilization Management policies.

11.3	Prior Authorization and Referral Policies

11.3.1
Prior Authorization is authorization granted by the Contractor, including based on an Enrollee’s Service Authorization Request, in advance of the rendering of a service after review to determine whether the service is Medically Necessary.

11.3.2
A Referral is a request by a PCP or other Provider in the PMG for an Enrollee to be evaluated or treated by a different Provider, usually a specialist.  Referrals shall be required only for services outside the Contractor’s PPN.

11.3.3	In situations, as set forth below in this Section 11.3 of this Contract, where a Provider Referral is permitted or required:

11.3.3.1	The Contractor shall not impose any requirement of Contractor review of the Provider’s Referral decision; and

11.3.3.2
The Contractor shall ensure that a Referral shall be either made or refused by the PCP or other Provider in the PMG within five (5) Calendar Days of the Enrollee’s request for the Referral.  Referrals shall be made expeditiously in the event that a Provider perceives that an Enrollee’s life or health could be endangered by a delay in accessing services; in such situations, a Referral must be made, at a maximum, three (3) Calendar Days from the Enrollee’s request for the Referral (in compliance with 42 CFR 438.210, and a higher standard than that regulation, which refers to working days).

11.3.4
In situations, as set forth in this Section 11.3 of this Contract, in which Prior Authorization is required, the Contractor shall ensure that Prior Authorization is provided for the Enrollee in the following timeframes, including on holidays and outside of business hours.

11.3.4.1
The decision whether to grant a Prior Authorization must not exceed seventy-two (72) hours from the time of the Enrollee’s Service Authorization Request for any Covered Service; except that, where the Contractor or the Enrollee’s Provider determines that the Enrollee’s life or health could be endangered by a delay in accessing services, Prior Authorization must be provided as expeditiously as the Enrollee’s health requires, and no later than within twenty-four (24) hours of the Service Authorization Request.

11.3.4.2	ASES may, in its discretion, grant an extension of the time allowed for Prior Authorization decisions, where:

11.3.4.2.1	the Enrollee, or the Provider, requests the extension; or

11.3.4.2.2	the Contractor justifies to ASES a need for the extension in order to collect additional information, such that the extension is in the Enrollee’s best interest.

11.3.5
The Contractor shall use appropriately licensed professionals to supervise all Prior Authorization decisions, and shall in its policies and procedures specify the type of personnel responsible for each type of Prior Authorization.  Any decision to deny a Service Authorization Request or to authorize a service in an amount, duration, or scope that is less than requested shall be made by a Health Care Professional who has appropriate clinical expertise in treating the Enrollee’s condition, and for Service Authorization Requests for Dental Services, only licensed dentists may make such decisions.

11.3.6	Emergency Services

11.3.6.1
Neither a Referral nor Prior Authorization shall be required for any Emergency Service, no matter whether the Provider is within the PPN, and notwithstanding whether there is ultimately a determination that the condition for which the Enrollee sought treatment in the emergency room was not an Emergency Medical Condition.

11.3.7	Basic Coverage and Dental Services

11.3.7.1	No Referral shall be required for any service category of Basic Coverage other than Pharmacy and Behavioral Health Services; or for Dental Services, so long as the service is provided within the PPN.

11.3.7.2
The Contractor shall require a Referral for the services listed in this subsection 11.3.7, where the Enrollee seeks such services outside of the PPN.  Such Referral shall be provided by the PCP or other PMG Provider.  The Referral shall serve as a determination that the service for which the Referral is being made is Medically Necessary.

11.3.7.3	Where a Provider does not make in the required timeframe specified, or refuses to make a Referral, the Contractor may issue an Administrative Referral.

11.3.8	Pharmacy Services

11.3.8.1	The Contractor shall require Prior Authorization for filling a drug prescription for certain drugs specified on the PDL, as provided in Section 7.5.12.10 of this Contract.

11.3.8.2	The Contractor shall require a Countersignature of the Enrollee’s PCP in order to fill a prescription written by a Provider who is not in the PPN.

11.3.8.3	Any required Prior Authorization or Countersignature for Pharmacy Services shall be conducted within the timeframes provided in Sections 11.3.4 and 7.5.12.4.2 of this Contract.

11.3.9	Special Coverage

11.3.9.1
In order to obtain services under Special Coverage, an Enrollee must register, as provided in Section 7.7.6 of this Contract.  Registration is a form of utilization control, to determine whether the Enrollee’s health condition warrants Access to the expanded services included in Special Coverage.

11.3.9.2	In addition, as noted in Section 7.7.12 of this Contract, some individual Special Coverage services require Prior Authorization for an Enrollee who has registered under Special Coverage.

11.3.10	Behavioral Health Services. Referrals shall be required for Behavioral Health Services as provided in Section 8.3 of this Contract.

11.4	Use of Technology to Promote Utilization Management

11.4.1
ASES strongly encourages the Contractor to develop electronic, web-based Referral processes and systems. In the event that a Referral is made via the telephone, the Contractor shall ensure that Referral data are maintained in a data file that can be accessed electronically by the Contractor, the Provider and ASES.

11.4.2	In conjunction with its other Utilization Management policies, the Contractor shall submit the Referral processes to ASES for review and approval.

11.5	Court-Ordered Evaluations and Services

11.5.1
In the event that an Enrollee requires Medicaid-covered services ordered by a court, the Contractor shall fully comply with all court orders while maintaining appropriate Utilization Management practices.

11.6	Second Opinions

11.6.1
The Contractor shall adopt procedures to obtain a second opinion in any situation when there is a question concerning a diagnosis or the options for surgery or other treatment of a health Condition when requested by any Enrollee, or by a parent, guardian, or other person exercising a custodial responsibility over the Enrollee.

11.6.2
The second opinion must be provided by a qualified Network Provider, or, if a Network Provider is unavailable, the Contractor shall arrange for the Enrollee to obtain a second opinion from an Out-of-Network Provider.

11.6.3	The second opinion shall be provided at no cost to the Enrollee.

11.7	Utilization Reporting Program.

11.7.1	The Contractor shall submit to ASES on a monthly basis by Service Region health care data reports that should include, among other things:

11.7.1.1	Useful data of Claim experience broken down by diagnosis and health care providers;

11.7.1.2	Claim experience by Enrollee and by coverage (basic, special, dental and pharmacy);

11.7.1.3	Claim cost and benefit utilization levels;

11.7.1.4
Benefits utilization levels or indicators, as well as comparative data such as: (i) hospital inpatient days per year per 1,000 Enrollees, (ii) hospital admission rate per 1,000 Enrollees, (iii) average length of inpatient stays, (iv) number of inpatient and outpatient surgeries, (v) number of outpatient visits per year per Enrollee, and (vi) emergency room visits per 1,000 Enrollee;

11.7.1.5	Cost measures, such as (i) average annual cost per Enrollee, (ii) total hospital inpatient payments, (iii) total surgical payments and (iv) total out of hospital payments; and

11.7.1.6	Demographics of the population of the Service Region.

11.7.2
The Contractor shall assist ASES in analyzing the utilization report data to determine trends, necessary plan design modifications, effectiveness of educations programs for both Enrollees and Providers, the impact of cost-control measures and the appropriateness of cost-management programs.

11.7.3
As part of this program, and in conformance with 42 CFR 438.240(2)(b)(3), the Contractor shall submit to ASES, on a quarterly basis, utilization statistical reports.  ASES requires the following reports, with data to be submitted according to specifications determined by ASES:

11.7.3.1	Provider Credentialing Report;

11.7.3.2	Network Providers and Out-of-Network Providers;

11.7.3.3	Ratio of Enrollees to PCPs;

11.7.3.4	Utilization of Diabetes Disease Management;

11.7.3.5	Utilization of Asthma Disease Management;

11.7.3.6	Utilization of Hypertension Disease Management;

11.7.3.7	EPSDT Utilization;

11.7.3.8	Tele MiSalud Utilization;

11.7.3.9	Preventive Services Utilization;

11.7.3.10	Pharmacy Services Utilization;

11.7.3.11	Dental Services Utilization;

11.7.3.12	ER Utilization by Region and by PMG;

11.7.3.13	Prenatal Care; and

11.7.3.14	Covered Population by Municipality, Group, Age, and Gender.

ARTICLE 12	QUALITY IMPROVEMENT AND PERFORMANCE PROGRAM

12.1	General Provisions

12.1.1
The Contractor shall provide for the delivery of quality care to all Enrollees with the primary goal of improving health status or, in instances where the Enrollee’s health is not amenable to improvement, maintaining the Enrollee’s current health status by implementing measures to prevent any further deterioration of health status.

12.1.2	The Contractor shall seek input from, and work with, Enrollees, Providers and community resources and agencies to actively improve the quality of care provided to Enrollees.

12.1.3	The Contractor shall ensure that its Quality Improvement and Performance Program effectively monitors the program elements listed in 42 CFR 438.66.

12.2	Quality Assessment Performance Improvement (QAPI) Program

12.2.1	The Contractor shall have in place a quality assessment and performance improvement program (QAPI) that specifies the Contractor’s quality measurement and performance improvement activities.

12.2.2	For Medicaid and CHIP Eligible Persons, the QAPI program shall be in compliance with federal requirements specified at 42 CFR 438.240.

12.2.3	The Contractor’s QAPI program shall be based on the latest available research in the area of quality assurance and at a minimum shall include:

12.2.3.1
A method of monitoring, analyzing, evaluating and improving the delivery, quality and appropriateness of health care furnished to all Enrollees (including under and over utilization of services), including those with special health care needs;

12.2.3.2	Written policies and procedures for quality assessment, utilization management and continuous quality improvement that are periodically assessed for efficacy;

12.2.3.3	A health information system sufficient to support the collection, integration, tracking, analysis and reporting of data, in compliance with 42 CFR 438.242;

12.2.3.4	Designated staff with expertise in quality assessment, Utilization Management and continuous quality improvement;

12.2.3.5	Reports that are evaluated, indicated recommendations that are implemented, and feedback provided to Providers and Enrollees;

12.2.3.6	A methodology and process for conducting Provider profiling, Credentialing and re-Credentialing;

12.2.3.7	Procedures for validating completeness and quality of Encounter Data;

12.2.3.8	Annual performance improvement projects (PIPs) as provided in Section 12.3 below;

12.2.3.9	Development of an emergency room (ER) quality initiative program (see Section 12.4 of this Contract);

12.2.3.10	Development of a quality incentive program (see Section 12.5 of this Contract);

12.2.3.11	Reporting on specified performance measures, including specified HEDIS measures (see Section 12.6 of this Contract);

12.2.3.12	Conducting Provider and Enrollee surveys (see Section 12.7 of this Contract);

12.2.3.13	Quarterly reports on program results, conclusions, recommendations and implemented system changes, as specified by ASES; and

12.2.3.14	Process for evaluating the impact of the Contractor’s QAPI program.

12.2.4
The Contractor’s QAPI program shall be submitted to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to the QAPI program must be previously approved in writing by ASES, which approval shall not be unreasonably withheld, conditioned, or delayed.

12.2.5	The Contractor shall submit any changes to its QAPI program to ASES for review and approval sixty (60) Calendar Days prior to implementation of the change.

12.2.6	Upon the request of ASES, the Contractor shall provide any information and documents related to the implementation of the QAPI program.

12.3	Performance Improvement Projects

12.3.1	As part of its QAPI program the Contractor shall conduct performance improvement projects (PIPs) in accordance with ASES and, as applicable, federal protocols.

12.3.2	The Contractor shall perform the following required PIPs ongoing for the duration of this Contract Term:

12.3.2.1	One (1) in the area of diabetes;

12.3.2.2	One (1) in the area of kidney disease;

12.3.2.3	One (1) in the area of asthma; and

12.3.2.4	One (1) in the area of cardiovascular conditions.

12.3.2.5	The Contractor shall conduct such additional PIPs as mutually agreed by the Parties.

12.3.3	In designing its PIPs, the Contractor shall:

12.3.3.1	Show that the selected area of study is based on a demonstration of need and is expected to achieve measurable benefit to Enrollee (rationale);

12.3.3.2	Establish clear, defined and measurable goals and objectives that the Contractor shall achieve in each year of the project;

12.3.3.3	Measure performance using quality indicators that are objective, measurable, clearly defined and that allow tracking of performance and improvement over time;

12.3.3.4	Implement interventions designed to achieve quality improvements;

12.3.3.5	Evaluate the effectiveness of the interventions;

12.3.3.6	Establish standardized performance measures (such as HEDIS or another similarly standardized product);

12.3.3.7	Plan and initiate activities for increasing or sustaining improvement; and

12.3.3.8	Document the data collection methodology used (including sources) and steps taken to assure data is valid and reliable.

12.3.4	The Contractor shall submit all descriptions of PIPs and program details to ASES as part of the QAPI program.

12.3.5
Each performance improvement project shall be completed in a time period to be specified by ASES to allow information on the success of the project in the aggregate to produce new information on quality of care each year.

12.3.6
When requested, the Contractor shall submit data to ASES for standardized PIPs, within specified timelines and according to the established procedures data collection and reporting. The Contractor shall collect valid and reliable data, using qualified staff and personnel to collect the data. Failure of the Contractor to follow data collection and reporting requirements may result in sanctions under this Contract.

12.4	ER Quality Initiative Program

12.4.1
The Contractor shall develop an Emergency Room (ER) Quality Initiative Program, implementing efficient and timely monitoring of Enrollees’ use of the emergency room, including whether such use was justified by a legitimate Medical Emergency.

12.4.2
The ER Quality Initiative Program shall be designed to identify high users of Emergency Services for non-emergency situations and to allow for early interventions in order to ensure appropriate utilization of services and resources.

12.4.3
The ER Quality Initiative Program shall specify all strategies to be used by the Contractor to address high users of inappropriate Emergency Services and include, at a minimum, the following components:

12.4.3.1	Description of system(s) for tracking, monitoring and reporting high users of ER services for non-emergency situations;

12.4.3.2	Criteria for defining non-emergency situations;

12.4.3.3
Educational component to inform: (1) Enrollees about the proper use of ER services and how to access ER services; and (2) PCPs about identifying high users or potential high users of ER services and reporting to the Contractor;

12.4.3.4	Protocols for identifying high users of inappropriate ER services and referring them to Case Management for needs assessment and identification of other more appropriate services and resources;

12.4.3.5	Process for coordinating with and referring to MBHO upon identification of the need for behavioral health services and interventions based upon a needs assessment.

12.4.3.6	Quarterly reporting on ER services utilization; and

12.4.3.7	Process for monitoring and evaluating program effectiveness, identifying issues and modifying the ER Quality Initiative Program as necessary to improve service utilization.

12.4.4	The Contractor shall submit its ER Quality Initiative Program to ASES as part of its QAPI program.

12.5	Quality Incentive Program

12.5.1
The Contractor shall establish and implement a Quality Incentive Program as a mechanism to improve the quality of services provided to Enrollees.  The Quality Incentive Program shall be based on a work plan to be submitted to ASES by the Contractor as part of its QAPI program, pursuant to Attachment 12 of this Contract.  The Contractor shall implement the Quality Incentive Program within thirty (30) Calendar Days of its approval by ASES.

12.5.2
The Quality Incentive Program shall consist of three (3) categories of performance indicators:  performance measures, preventive clinical program measures and ER Utilization measures.  ASES will Withhold a total of five percent (5%) of the amount budgeted within the Contractor’s Administrative Fee for the administration of the Quality Incentive Program (hereinafter the “Retention Fund”), which budgeted amount is specified in Attachment 11 of this Contract, and will reimburse the Contractor according to compliance with each of the categories of performance indicators in this Section 12.5.

12.5.3
The Contractor shall, within thirty (30) Calendar Days after the end of each calendar quarter, submit a quarterly report for each of the performance indicators to be evaluated by ASES.  For each measure, ASES shall, within thirty (30) Calendar Days after receipt of the Contractor’s quarterly report, make a determination whether the Contractor has met the applicable performance objectives for the quarter.  In addition, the Contractor shall submit an annual report within thirty (30) Calendar Days after the end of the year for which the performance is measured.  If the Contractor is then in compliance with the applicable performance targets or portions thereof for said period, ASES shall then release to the Contractor, no later than thirty (30) Calendar Days after ASES determines compliance with the performance objectives, the portion of the Retention Fund associated with each measure for such period, or the portion corresponding to the percentage of compliance with each such indicator, as the case may be.

12.5.4	The following is a description of each of the three categories of performance indicators and the associated reimbursement level for each.

12.5.4.1	Performance Measures

12.5.4.1.1
The Contractor shall demonstrate a three percent (3%) annual increase in performance measures (measured by ASES reporting protocol and HEDIS coding for each measure) using base line measures to be provided by ASES within fifteen (15) Calendar Days of the Effective Date of the Contract, which measures shall be based on actual and verifiable information for the following HEDIS measures of effectiveness for medical care and Access:

12.5.4.1.1.1	Effectiveness of medical care;

12.5.4.1.1.1.1	Prevention and screening metrics;

12.5.4.1.1.1.2	Respiratory condition metrics;

12.5.4.1.1.1.3	Cardiovascular conditions; and

12.5.4.1.1.1.4	Comprehensive Diabetes Care (with all its components).

12.5.4.1.1.2	Access;

12.5.4.1.1.2.1	Metrics for availability of health services.

12.5.4.1.2
The Contractor shall demonstrate a five percent (5%) annual increase in EPSDT screenings (measured by ASES reporting protocol and HEDIS coding for each measure) using baseline measures to be provided by ASES within fifteen (15) Calendar Days of the Effective Date of the Contract, which measures shall be based on actual and verifiable information.

12.5.4.1.3	ASES shall release to the Contractor, in accordance with Section 12.5.3 above, forty percent (40%) of the Retention Fund for compliance with the above quality performance measures of this Contract.

12.5.4.1.4
The foregoing notwithstanding, the Contractor shall comply with the HEDIS measures as required by CMS.  The Contractor shall prepare (i) the HEDIS activity for 2012 measure year 2011 provided that ASES delivers on a timely basis the data required to accurately complete such report and (ii) the HEDIS activity for 2013 measure year 2012.  The Contractor shall continue to collect HEDIS measures throughout the term of the Contract.

12.5.4.2	Preventive Clinical Programs

12.5.4.2.1	The Contractor shall comply with objectives to be established by mutual agreement of the Parties for each of the following preventive clinical programs:

12.5.4.2.1.1	Case Management;

12.5.4.2.1.2	Disease Management;

12.5.4.2.1.3	Pre-Natal and Maternal Wellness Program; and

12.5.4.2.1.4	Provider Education Program, including EPSDT and Provider and Enrollee based education.

12.5.4.2.2	ASES shall release to the Contractor, in accordance with Section 12.5.3, twenty percent (20%) of the retained Retention Fund for compliance with these objectives.

12.5.4.3	Emergency Room Use Indicators

12.5.4.3.1
As described in Section 12.4 above, the Contractor shall develop an ER Quality Initiative Program to reduce the inappropriate use of ER services for non-emergency situations.  ASES will provide the Contractor with the related baseline measures within fifteen (15) Calendar Days of the Effective Date of the Contract, which measures shall be based on actual and verifiable information.

12.5.4.3.2	[Intentionally left blank].

12.5.4.3.3	ASES shall release to the Contractor, in accordance with Section 12.5.3, forty percent (40%) of the retained Retention Fund for compliance with this objective.

12.5.4.4	The Contractor shall submit its Quality Incentive Program as part of its QAPI program. The program description shall include, at a minimum:

12.5.4.4.1	How the Contractor will educate Providers regarding the program requirements; and

12.5.4.4.2	Strategies for ensuring and monitoring program compliance.

12.5.4.5
During the Contract Term ASES may issue from time to time normative or policy letters setting forth the terms and conditions it may deem necessary or convenient for the purpose of implementing the Quality Incentive Program described in this Article 12.

12.6	Performance Measures

12.6.1	The Contractor shall report, annually, on the following HEDIS measures in the format specified by ASES.

12.6.1.1	Effectiveness of Care: Prevention and Screening Measures

12.6.1.1.1	Childhood immunization;

12.6.1.1.2	Breast cancer screening;

12.6.1.1.3	Cervical cancer screening;

12.6.1.1.4	Chlamydia screening;

12.6.1.1.5	Adult BMI assessment; and

12.6.1.1.6	Weight assessment and counseling for nutrition and physical activities for children and adolescents.

12.6.1.2	Effectiveness of Care: Respiratory Condition Measures

12.6.1.2.1	Use of appropriate medication for people with asthma.

12.6.1.2.2	Appropriate treatment for children with upper respiratory conditions.

12.6.1.3	Effectiveness of Care: Cardiovascular Conditions

12.6.1.3.1	Cholesterol management for people with cardiovascular conditions;

12.6.1.3.2	Controlling high blood pressure; and

12.6.1.3.3	Comprehensive diabetes care (with all its components).

12.6.1.4	Access/Availability of Care Measures

12.6.1.4.1	Adult Access to preventive/outpatient health services;

12.6.1.4.2	Annual dentist visit;

12.6.1.4.3	Children and adolescent Access to PCPs;

12.6.1.4.4	Prenatal and postpartum care;

12.6.1.4.5	Frequency of ongoing prenatal care;

12.6.1.4.6	Well Child visits in the first 15 months of life; and

12.6.1.4.7	Adolescent well care visits.

12.6.1.5	ASES may add, change, or remove reporting requirements with sixty (60) Calendar Days notice in advance of the effective date of the addition, change, or removal.

12.6.1.6
The Contractor shall contract with an NCQA certified HEDIS auditor to validate the processes of the Contractor in accordance with NCQA requirements.  For Medicaid and CHIP Eligible Persons, the validation procedures shall be consistent with federal requirements specified at 42 CFR 438.358(b)(2).

12.6.1.7
When requested, the Contractor shall submit data to ASES for standardized performance measures, within specified timelines and according to the established procedures for data collection and reporting. The Contractor shall collect valid and reliable data, using qualified staff and personnel to collect the data. Failure of the Contractor to follow data collection and reporting requirements may result in sanctions under this Contract.

12.7	Provider and Enrollee Satisfaction Surveys

12.7.1
During the Contract Term, the Contractor shall perform at least two (2) satisfaction surveys of Providers and Enrollees.  The first such survey will be performed not later than April 30, 2012 and the second, not later than March 1, 2013.  The survey for Enrollees shall use the CAHPS survey instrument.

12.7.2
The sample size for both surveys shall equal the number of respondents needed for a statistical confidence level of ninety-five percent (95%) with a margin of error not more than five percent (5%) and shall not have a response rate less than fifty percent (50%).

12.7.3	The results of the surveys shall be submitted to ASES and to the Puerto Rico Medicaid Program.

12.7.4	The Contractor shall have a process for notifying Providers and Enrollees about the availability of survey findings and making survey findings available upon request.

12.7.5	The Contractor shall have a process for utilizing the results of the Provider and Enrollee surveys for monitoring service delivery and quality of services and for making program enhancements.

12.8	External Quality Review

12.8.1
In compliance with federal requirements at 42 CFR 438.358(b)(3), ASES will contract with an External Quality Review Organization (EQRO) to conduct annual, external, independent reviews of the quality outcomes, timeliness of, and Access to, the services covered in this Contract.  The Contractor shall collaborate with ASES’s EQRO to develop studies, surveys and other analytic activities to assess the Quality of care and services provided to Enrollees and to identify opportunities for program improvement.  To facilitate this process the Contractor shall supply data, including but not limited to claims data and medical records, to the EQRO. Upon the request of ASES, the Contractor shall provide its protocols for providing information, participating in review activities, and using the results of the reviews to improve the quality of the services and programs provided to Enrollees.

12.8.2	The EQRO will evaluate the following program components:

12.8.2.1	Enrollee rights and protection;

12.8.2.2	Availability of services;

12.8.2.3	Coordination and continuity of care;

12.8.2.4	Coverage and authorization of services;

12.8.2.5	Provider selection;

12.8.2.6	Enrollee information;

12.8.2.7	Confidentiality;

12.8.2.8	Enrollment and Disenrollment;

12.8.2.9	Grievance System;

12.8.2.10	Subcontracts;

12.8.2.11	Provider guidelines; and

12.8.2.12	Health Information Systems.

ARTICLE 13	FRAUD AND ABUSE

13.1	General Provisions

13.1.1	The Contractor shall have internal controls and policies and procedures in place designed to prevent, detect, and report known or suspected Fraud and Abuse.

13.1.2
For Medicaid and CHIP Eligible Persons, the Contractor’s internal controls, policies and procedures shall comply with all federal requirements regarding Fraud and Abuse and program integrity, including but not limited to Sections 1128, 1156, and 1902(a)(68) of the Social Security Act and 42 CFR 438.606.  The Contractor shall exercise diligent efforts to ensure that no payments are made to any person or entity that has been excluded from participation in Federal health care programs.  (See State Medicaid Director Letter #09-001, January 16, 2009.)

13.1.3
The Contractor shall submit its Fraud and Abuse policies and procedures, its proposed compliance plan, and its Program Integrity Plan to ASES for approval according to the timeframe specified in Attachment 12 to this Contract.

13.1.4
Any changes to the Contractor’s Fraud and Abuse policies and procedures must be submitted to ASES for approval within fifteen (15) Calendar Days of the date the Contractor plans to implement the changes; and the changes shall not go into effect until ASES gives written approval.

13.2	Compliance Plan

13.2.1	The Contractor shall have a written Fraud and Abuse compliance plan with stated program goals and objectives, program scope and methodology to evaluate program performance.

13.2.2	At a minimum, the Contractor’s Fraud and Abuse compliance plan shall:

13.2.2.1	Ensure that all of its officers, directors, managers and employees know and understand the provisions of the Contractor’s Fraud and Abuse compliance plan;

13.2.2.2	Require the designation of a compliance officer and a compliance committee that are accountable to senior management;

13.2.2.3	Ensure and describe effective training and education for the compliance officer and the organization’s employees;

13.2.2.4	Ensure that Providers and Enrollees are educated about Fraud and Abuse identification and reporting in Provider and Enrollee materials;

13.2.2.5	Ensure effective lines of communication between the Contractor’s compliance officer and the Contractor’s employees;

13.2.2.6	Ensure enforcement of standards through well-publicized disiplinary guidelines;

13.2.2.7
Ensure internal monitoring and auditing with provisions for prompt response to potential offenses, and for the development of corrective action initiatives relating to the Contractor’s Fraud and Abuse efforts;

13.2.2.8	Describe standards of conduct that articulate the Contractor’s commitment to comply with all applicable Puerto Rico and federal requirements and standards;

13.2.2.9	Ensure that no individual who reports Provider violations or suspected Fraud and Abuse is retaliated against; and

13.2.2.10	Include a monitoring program that is designed to prevent and detect potential or suspected Fraud and Abuse. This monitoring program shall include but not be limited to:

13.2.2.10.1	Monitoring the Claims of its Providers to ensure Enrollees receive services for which the Contractor is administering Claims and ASES is required to pay under this Contract;

13.2.2.10.2	Requiring the investigation of all reports of suspected Fraud and over billings;

13.2.2.10.3	Reviewing Providers for over or under-utilization;

13.2.2.10.4	Verifying with Enrollees the delivery of services as claimed; and

13.2.2.10.5	Reviewing and trending Enrollee complaints regarding Providers.

13.2.2.11
The Contractor shall include in any employee handbook a specific discussion of its Fraud and Abuse policies and procedures, the rights of whistleblowers, and the Contractor’s procedures for detecting and preventing Fraud and Abuse.

13.2.2.12	The Contractor shall include in the Enrollee Handbook instructions on how to report Fraud and Abuse and the protections for whistleblowers.

13.3	Program Integrity Plan

13.3.1	The Contractor shall develop a Program Integrity Plan that at a minimum:

13.3.1.1	Defines Fraud, waste and Abuse;

13.3.1.2	Specifies methods to detect Fraud, waste and Abuse,

13.3.1.3	Describes a process to perform investigations on each suspected case of Fraud, waste and Abuse;

13.3.1.4	Describes persons responsible for conducting these investigations;

13.3.1.5	Includes a variety of methods for identifying, investigating and referring suspected cases to appropriate entities;

13.3.1.6	Includes a systematic approach to data analysis;

13.3.1.7	Defines mechanisms to monitor frequency of Encounters and services rendered to Enrollees billed by Providers; and

13.3.1.8	Identifies requirements to complete the preliminary investigation of Providers and Enrollees.

13.3.2
The Contractor’s Program Integrity Plan shall comply in all respects with the ASES Guidelines for the Development of Program Integrity Plan, included as Attachment 14 to this Contract.  Upon review of the Contractor’s Program Integrity Plan (see Section 13.1.3 of this Contract), ASES will promptly (within twenty (20) Business Days) notify the Contractor of any needed revisions in order for the Program Integrity Plan to comply with the Guidelines for the Development of Program Integrity Plan (Attachment 14) and with federal law.  The Contractor, in turn, shall promptly (within twenty (20) Business Days of receipt of the ASES comments) re-submit its Plan for ASES review and approval.

13.3.3
The Contractor shall notify ASES within twenty (20) Business Days of any initiated investigation of a suspected case of Fraud, waste, or Abuse.  The Contractor shall subsequently report preliminary results of such investigations activities to ASES and other appropriate Puerto Rico and federal entities.  ASES will provide the Contractor with guidance during the pendency of the investigation and will refer the matter to the U.S. Department of Justice.

13.4	Prohibited Affiliations with Individuals Debarred by Federal Agencies

13.4.1	The Contractor shall not knowingly have a relationship with the following:

13.4.1.1
An individual who is debarred, suspended, or otherwise excluded from participating in procurement activities under the Federal Acquisition Regulation or from participating in non-procurement activities under Executive Order No. 12549.

13.4.1.2	An individual who is an affiliate, as defined in the Federal Acquisition Regulation, of a person described in Section 13.4.1.1 of this Contract. The relationship is defined as follows:

13.4.1.2.1	A director, officer, or partner of the Contractor;

13.4.1.2.2	A person with beneficial ownership of five percent of more of the Contractor’s equity; or

13.4.1.2.3
A person with an employment, consulting or other arrangement with the Contractor for the provision of items or services that are significant and material the Contractor’s obligations under this Contract.

13.5	Reporting and Investigations

13.5.1
On quarterly basis, the Contractor shall report all instances of suspected Provider Fraud, Abuse, or waste, or Enrollee Abuse of the services covered under this Contract, using a format and data elements prescribed by ASES.

13.5.1.1	At a minimum, the Contractor shall include in each report, with respect to individual investigations of Fraud, Abuse, or waste:

13.5.1.1.1	Enrollee name and ID number;

13.5.1.1.2	Provider name and NPI;

13.5.1.1.3	Source of complaint;

13.5.1.1.4	Type of provider;

13.5.1.1.5	Nature of complaint, including alleged persons or entities involved, category of services, factual explanation of the allegation, and dates of the conduct;

13.5.1.1.6	All communication between the Contractor and the Provider about the complaint;

13.5.1.1.7	Date of the complaint;

13.5.1.1.8	Approximate dollars involved or amount paid to the Provider during the past three years, whichever is greater;

13.5.1.1.9	Disciplinary measures imposed, if any;

13.5.1.1.10	Contact information for a Contractor staff person with relevant knowledge of the matter; and

13.5.1.1.11	Legal and administrative disposition of the case.

13.5.1.2	The Contractor shall also include in the report a summary (not specific to an individual case) of

13.5.1.2.1	Investigative activities, corrective actions, prevention efforts, and results; and

13.5.1.2.2	Trending and analysis of Utilization Management and Provider payment management.

13.5.2
The Contractor shall report to ASES, within (1) one Business Day of obtaining knowledge with respect to the identity of any Provider or other person who, in violation of 42 CFR 438.610 (a) and (b), is debarred, suspended, or otherwise prohibited from participating in procurement activities.  ASES shall promptly notify the Secretary of HHS of the noncompliance, as required by 42 CFR 438.610(c).

13.5.3
The Contractor and all Subcontractors shall cooperate fully with federal and Puerto Rico agencies in Fraud and Abuse investigations and subsequent legal actions.  Such cooperation shall include providing, upon request, information, access to records, and access to interview employees and consultants, including but not limited to those with expertise in the administration of the program and/or medical or pharmaceutical questions or in any matter related to an investigation.

ARTICLE 14	GRIEVANCE SYSTEM

14.1	General Requirements

14.1.1
The Contractor shall have a Grievance System in place to address Enrollee concerns and Appeals of service decisions.  The Grievance System shall consist of the following four (4) components:  1) Complaint process, 2) Grievance process, 3) Appeal process, and 4) access to the Administrative Law Hearing process.

14.1.2
The Contractor shall designate, in writing, an officer who shall have primary responsibility for ensuring that Complaints, Grievances, and Appeals are resolved pursuant to this Contract and for signing all Notices of Action.  .

14.1.3
The Contractor shall develop written Grievance System policies and procedures that detail the operation of the Grievance System. The Grievance System policies and procedures shall be submitted to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract. In the event that changes are made to the existing approved Grievance System policies and procedures, a copy of the proposed changes shall be made available to ASES for approval according to the timeframe specified in Attachment 12 to this Contract.

14.1.4	At a minimum, the Contractor’s Grievance System Policies and Procedures shall include the following:

14.1.4.1	Process for filing a Complaint, Grievance, or Appeal, or seeking an Administrative Law Hearing;

14.1.4.2	Process for receiving, recording, tracking, reviewing, reporting and resolving Grievances filed verbally, in writing, or in-person;

14.1.4.3	Process for receiving, recording, tracking, reviewing, reporting and resolving Appeals filed verbally or in writing;

14.1.4.4	Process for requesting an expedited review of an Appeal;

14.1.4.5	Process for notifying Enrollees of their right to file a Complaint, Grievance or Appeal with the Patient Advocate Office and how to contact the Patient Advocate Office;

14.1.4.6	Procedures for the exchange of information regarding Complaints, Grievances and Appeals;

14.1.4.7	Process and timeframes for notifying Enrollees in writing regarding receipt of Complaints, Grievances or Appeals, resolution, action, delay of review, and denial of request for expedited review.

14.1.5
The Contractor’s Grievance System shall fully comply with the Patient’s Bill of Rights Act and with Act No. 11 of April 11, 2001 (known as the Organic Law of the Office of the Patient Advocate), to the extent that such provisions do not conflict with, or pose an obstacle to, federal regulations.

14.1.6	For Medicaid and CHIP Eligible Persons, the Contractor’s Grievance System shall be in compliance with federal requirements at 42 CFR 438.400 – 438.424 and 42 CFR 431.200 – 431.250.

14.1.7
The Contractor shall process each Complaint, Grievance, or Appeal in accordance with applicable Puerto Rico and federal statutory and regulatory requirements, this Contract, and the Contractor’s written policies and procedures.  Pertinent facts from all parties must be collected during the process.

14.1.8	The Contractor shall include in the Enrollee Handbook educational information regarding the Contractor’s Grievance System which at a minimum includes:

14.1.8.1	A description of the Contractor’s Grievance System;

14.1.8.2	Instructions on how to file Complaints, Grievances and Appeals including the timeframes for filing;

14.1.8.3	The Contractor’s toll-free telephone number and office hours;

14.1.8.4	Information regarding an Enrollee’s right to file a Complaint, Grievance or Appeal with the Patient Advocate Office and how to file a Complaint, Grievance or Appeal with the Patient Advocate Office;

14.1.8.5	Information describing the Administrative Law Hearing process and governing rules; and

14.1.8.6	Timelines and limitations associated with filing Grievances or Appeals.

14.1.9
The Contractor shall give Enrollees reasonable assistance in completing forms and taking other procedural steps for Complaints, Grievances and Appeals.  This includes, but is not limited to, providing interpreter services and toll-free numbers that have adequate TDD and interpreter capability.

14.1.10
The Contractor shall include information regarding the Grievance System in the Provider guidelines and upon joining the Contractor’s Network, all Providers shall receive education regarding the Contractor’s Grievance System, which includes but is not limited to:

14.1.10.1	The Enrollee’s right to file Complaints, Grievances and Appeals and the requirements and timeframes for filing;

14.1.10.2	The Enrollee’s right to file a Complaint, Grievance or Appeal with the Patient Advocate Office;

14.1.10.3	The Enrollee’s right to an Administrative Law Hearing, how to obtain an Administrative Law Hearing, and representation rules at a Administrative Law Hearing;

14.1.10.4	The availability of assistance in filing a Complaint, Grievance, or Appeal;

14.1.10.5	The toll-free numbers to file oral Complaints, Grievances and Appeals;

14.1.10.6
The Enrollee’s right to request continuation of Benefits during an Appeal, or an Administrative Law Hearing filing, and that if the Contractor’s action is upheld in a Administrative Law Hearing, the Enrollee may be liable for the cost of any continued Benefits; and

14.1.10.7	Any Puerto Rico-determined Provider Appeal rights to challenge the failure of the Contractor to cover a service.

14.1.11	The Contractor shall acknowledge receipt of each filed Grievance and Appeal in writing within ten (10) Business Days of receipt.

14.1.12	The Contractor shall have procedures in place to notify all Enrollees in their primary language of Complaint, Grievance and Appeal dispositions.

14.1.13
All Complaints, Grievances and Appeals files and forms shall be made available to ASES for auditing. All Complaint, Grievance, and Appeal documents and related information shall be considered as containing protected health information and shall be treated in accordance with HIPAA regulations and other applicable laws of Puerto Rico.

14.1.14
The Contractor shall develop Grievance System forms to be submitted for approval by ASES according to the timeframe specified in Attachment 12 to this Contract.  The approved forms shall be made available to all Enrollees, shall meet all requirements listed in Sections 6.2 and 6.3 of this Contract for written materials, and shall, at a minimum:

14.1.14.1	Instruct the Enrollee or Enrollee’s Authorized Representative that documentary evidence should be included, if available; and

14.1.14.2	Include instructions for completion and submission.

14.1.15
The Contractor shall ensure that the individuals who make decisions on Grievances and Appeals were not involved in any previous level of review or decision-making; and are Health Care Professionals who have the appropriate clinical expertise, as determined by ASES, in treating the Enrollee’s condition or disease if deciding any of the following:

14.1.15.1	An Appeal of a denial that is based on lack of Medical Necessity;

14.1.15.2	A Grievance regarding denial of expedited resolutions of Appeal; and

14.1.15.3	Any Grievance or Appeal that involves clinical issues.

14.1.16	The Contractor shall have a system in place to collect, analyze and integrate data regarding Complaints, Grievances and Appeals. At a minimum, the following information shall be recorded:

14.1.16.1	Date Complaint, Grievance or Appeal was filed;

14.1.16.2	Enrollee’s name;

14.1.16.3	Enrollee’s Medicaid ID number, if applicable;

14.1.16.4	Name of the individual filing the Complaint, Grievance or Appeal on behalf of the Enrollee;

14.1.16.5	Date acknowledgement of receipt of Grievance/Appeal was mailed to the Enrollee;

14.1.16.6	Summary of Complaint, Grievance or Appeal;

14.1.16.7	Date Notice of Disposition or Notice of Adverse Action was mailed to the Enrollee;

14.1.16.8	Corrective action required; and

14.1.16.9	Date of resolution.

14.2	Complaint

14.2.1
The Complaint process is the procedure for addressing Enrollee Complaints, defined as expressions of dissatisfaction about any matter other than an Action that are resolved at the point of contact rather than through filing a formal Grievance.

14.2.2
An Enrollee or Enrollee’s Authorized Representative may file a Complaint either orally or in writing.  The Enrollee or Enrollee’s Authorized Representative may follow up an oral request with a written request, however, the timeframe for resolution begins with the date the Contractor receives the oral request.

14.2.3	An Enrollee or Enrollee’s Authorized Representative shall file a Complaint within fifteen (15) Calendar Days after the date of occurrence that initiated the Complaint.

14.2.4	The Contractor shall have procedures in place to notify all Enrollees in their primary language of Complaint dispositions.

14.2.5
The Contractor shall resolve each Complaint within seventy-two (72) hours of the time the Contractor received the initial Complaint, whether orally or in writing.  If the Complaint is not resolved within this timeframe, the Complaint shall be treated as a Grievance.

14.2.6
The Notice of Disposition shall include the results and date of the resolution of the Complaint and shall include notice of the right to file a Grievance or Appeal and information necessary to allow the Enrollee to request an Administrative Law Hearing, if appropriate, including contact information necessary to pursue an Administrative Law Hearing.

14.3	Grievance Process

14.3.1	The Grievance process is the procedure for filing an expression of dissatisfaction about any matter other than an Action (see Section 14.4 of this Contract for definition of Action).

14.3.2
Any written or verbal communication from an Enrollee or Network Provider, which expresses dissatisfaction about any matter other than an Action shall be promptly and properly handled and resolved by the Contractor.

14.3.3
An Enrollee or Enrollee’s Authorized Representative may file a Grievance with the Contractor or with the Office of the Patient’s Advocate of Puerto Rico either orally or in writing.  A Provider cannot file a Grievance on behalf of an Enrollee unless written consent is granted by the Enrollee.

14.3.4
The Contractor shall provide written notice of the disposition of the Grievance as expeditiously as the Enrollee’s health condition requires, but in any event, within ninety (90) Calendar Days of the filing date. The notice shall include the resolution and the basis for the resolution. However, if the Contractor resolved the Grievance and verbally informed the Enrollee of the resolution within five (5) Business Days of receipt of the Grievance, the Contractor shall not be required to provide written notice of resolution, but the Grievance shall be included in the Contractor’s Grievance and Appeals report as described in Section 14.8 of this Contract.

14.3.5
The Contractor may extend the timeframe for disposition of a Grievance for up to fourteen (14) Calendar Days if the Enrollee requests the extension or the Contractor demonstrates (to the satisfaction of ASES, upon its request) that there is a need for additional information and how the delay is in the Enrollee’s interest.  If the Contractor extends the timeframe, it shall, for any extension not requested by the Enrollee, give the Enrollee written notice of the reason for the delay prior to the delay.

14.4	Action

14.4.1	As defined in 42 CFR §438.400(b), an Action means:

14.4.1.1	The denial or limited authorization of a requested service, including the type or level of service;

14.4.1.2	The reduction, suspension, or termination of a previously authorized service;

14.4.1.3	The denial, in whole or in part, of payment for a service;

14.4.1.4	The failure to provide services in a timely manner, as defined by this Contract;

14.4.1.5	The failure of the Contractor to act within the timeframes provided in 42 CFR 438.408(b); or

14.4.1.6	For a resident of a rural area, the denial of an Enrollee's request to exercise his or her right, under 42 CFR 438.52(b)(2)(ii), to obtain services outside the General Network.

14.4.2
In the event of an Action, the Contractor shall notify the Enrollee in writing.  The Contractor shall also provide written notice of an Action to the Provider.  This notice shall meet the language and format requirements in accordance with Sections 6.2 and 6.3 of this Contract and be sent in accordance with the timeframes described in Section 14.4.4 of this Contract.

14.4.3	The Notice of Action shall contain the following:

14.4.3.1	The Action the Contractor has taken or intends to take;

14.4.3.2	The reasons for the Action;

14.4.3.3	The Enrollee’s right to file an Appeal through the Contractor’s internal Grievance System and the procedure for filing an Appeal;

14.4.3.4	The Provider’s right to dispute an ASES determination as described in Section 16.11 of this Contract;

14.4.3.5	The Enrollee’s right to request an Administrative Law Hearing;

14.4.3.6	The Enrollee’s right to allow a Provider to act on behalf of the Enrollee, upon written consent;

14.4.3.7	The circumstances under which expedited review is available and how to request it; and

14.4.3.8
The Enrollee’s right to have Benefits continue pending resolution of the Appeal with the Contractor or during the Administrative Law Hearing, how to request that Benefits be continued, and the circumstances under which the Enrollee may be required to pay the costs of these services.

14.4.4	The Contractor shall mail the Notice of Action within the following timeframes:

14.4.4.1
For termination, suspension, or reduction of previously authorized Covered Services at least ten (10) Calendar Days before the date of Action or not later than the date of Action in the event of one of the following exceptions:

14.4.4.1.1	The Contractor has factual information confirming the death of an Enrollee.

14.4.4.1.2
The Contractor receives a clear written statement signed by the Enrollee that he or she no longer wishes services or gives information that requires termination or reduction of services and indicates that he or she understands that this must be the result of supplying that information.

14.4.4.1.3
The Enrollee’s whereabouts are unknown and the post office returns Contractor mail directed to the Enrollee indicating no forwarding address (refer to 42 CFR 431.231(d) for procedures if the Enrollee’s whereabouts become known).

14.4.4.1.4	The Enrollee’s Provider prescribes a change in the level of medical care.

14.4.4.1.5	The date of action will occur in less than ten (10) Calendar Days in accordance with 42 CFR 483.12(a)(5)(ii).

14.4.4.1.6
The Contractor may shorten the period of advance notice to five (5) Calendar Days before the date of Action if the Contractor has facts indicating that Action should be taken because of probable Enrollee Fraud and the facts have been verified, if possible, through secondary sources.

14.4.4.2	For denial of payment, at the time of any Action affecting the Claim.

14.4.4.3	For standard authorization decisions that deny or limit Covered Services, within the timeframes required in Section 11.3 of this Contract.

14.4.4.4
If the Contractor extends the timeframe for the authorization decision and issuance of Notice of Action according to Section 14.4.3 of this Contract, the Contractor shall give the Enrollee written notice of the reasons for the decision to extend if he or she did not request the extension. The Contractor shall issue and carry out its determination as expeditiously as the Enrollee’s health requires and no later than the date the extension expires.

14.4.4.5
For authorization decisions not reached within the timeframes required in Section 11.3.4 of this Contract for either standard or expedited authorizations, the Notice of Action shall be mailed on the date the timeframe expires, as this constitutes a denial and is thus an Action.

14.5	Appeal Process

14.5.1
An Appeal is the request for review of an “Action.”  It is a formal petition by an Enrollee, an Enrollee’s Authorized Representative, or the Enrollee’s Provider, acting on behalf of the Enrollee with the Enrollee’s written consent, to reconsider a decision where the Enrollee or Provider does not agree with an Action taken.

14.5.2
The Enrollee, the Enrollee’s Authorized Representative, or the Provider may file an Appeal either orally or in writing.  Unless the Enrollee requests expedited review, the Enrollee, the Enrollee’s Authorized Representative, or the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, must follow an oral filing with a written, signed, request for Appeal.

14.5.3
Oral inquiries seeking to Appeal an action are treated as Appeals (to establish the earliest possible filing date for the Appeal), but Enrollees must confirm oral requests for Appeals in writing, unless the Enrollee requests expedited resolution.

14.5.4	The requirements of the Appeal process shall be binding for all types of Appeals, including expedited Appeals, unless otherwise established for expedited Appeals.

14.5.5
The Enrollee, the Enrollee’s Authorized Representative, or the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, may file an Appeal to the Contractor during a period no less than twenty (20) Calendar Days and not to exceed ninety (90) Calendar Days from the date on the Contractor’s Notice of Action or Notice of Adverse Action.

14.5.6	Appeals shall be filed directly with the Contractor, or its delegated representatives. The Contractor may delegate this authority to an Appeal committee, but the delegation shall be in writing.

14.5.7
The Appeals process shall provide the Enrollee, the Enrollee’s Authorized Representative, or the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, a reasonable opportunity to present evidence and allegations of fact or law, in person, as well as in writing.  The Contractor shall inform the Enrollee of the limited time available to provide this in case of expedited review.

14.5.8
The Appeals process shall provide the Enrollee, the Enrollee’s Authorized Representative, or the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, opportunity, before and during the Appeals process, to examine the Enrollee’s case file, including Medical Records, and any other documents and records considered during the Appeals process.

14.5.9
The Appeals process shall include as parties to the Appeal the Enrollee, the Enrollee’s Authorized Representative, the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, or the legal representative of a deceased Enrollee’s estate.

14.5.10
The Contractor shall establish and maintain an expedited review process for Appeals when the Contractor determines (based on a request from the Enrollee) or the Provider indicates (in making the request on the Enrollee’s behalf) that taking the time for a standard resolution could seriously jeopardize the Enrollee’s life or health or ability to attain, maintain, or regain maximum function.  The Enrollee, the Enrollee’s Authorized Representative, or the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, may file an expedited Appeal either orally or in writing.  The Contractor shall ensure that punitive action is not taken against either a Provider who requests an expedited resolution, or a Provider that supports an Enrollee’s Appeal.

14.5.11
The Contractor shall resolve each expedited Appeal and provide a notice of disposition, as expeditiously as the Enrollee’s health condition requires, within the Government-established timeframes not to exceed three (3) Business Days after the Contractor receives the Appeal.

14.5.12
The Contractor shall resolve each Appeal and provide written notice of the disposition, as expeditiously as the Enrollee’s health condition requires but shall not exceed forty-five (45) Calendar Days from the date the Contractor receives the Appeal.  For expedited reviews of an Appeal and notice to affected parties, the Contractor has no longer than seventy-two (72) hours or as expeditiously as the Enrollee’s physical or mental health condition requires. If the Contractor denies an Enrollee’s request for expedited review, it shall transfer the Appeal to the timeframe for standard appeal specified herein and shall make reasonable efforts to give the Enrollee prompt oral notice of the denial, and follow up within two (2) Calendar Days with a written notice. The Contractor shall also make reasonable efforts to provide oral notice for resolution of an expedited review of an Appeal.

14.5.13
The Contractor may extend the timeframe for standard or expedited resolution of the Appeal by up to fourteen (14) Calendar Days if the Enrollee, Enrollee’s Authorized Representative, or the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, requests the extension or the Contractor demonstrates (to the satisfaction of ASES, upon its request) that there is need for additional information and how the delay is in the Enrollee’s interest.  If the Contractor extends the timeframe, it shall, for any extension not requested by the Enrollee, give the Enrollee written notice of the reason for the delay.  The Contractor shall inform the Enrollee of the right to file a grievance if the Enrollee disagrees with the decision to extend the timeframe.

14.5.14	The Contractor shall provide written notice of disposition. The written notice shall include:

14.5.14.1	The results of the Appeal resolution; and

14.5.14.2	For decisions not wholly in the Enrollee’s favor:

14.5.14.2.1	The right to request an Administrative Law Hearing;

14.5.14.2.2	How to request an Administrative Law Hearing;

14.5.14.2.3	The right to continue to receive benefits pending an Administrative Law Hearing;

14.5.14.2.4	How to request the continuation of Benefits; and

14.5.14.2.5	Notification that if the Contractor’s action is upheld in a hearing, the Enrollee may liable for the cost of any continued benefits.

14.6	Administrative Law Hearing

14.6.1	The Contractor is responsible for explaining the Enrollee’s right to and the procedures for an Administrative Law Hearing.

14.6.2	The parties to the Administrative Law Hearing include ASES, the Contractor as well as the Enrollee or his or her representative, or the representative of a deceased Enrollee’s estate.

14.6.3
If the Contractor takes an Action and the Enrollee requests an Administrative Law Hearing, ASES shall grant the Enrollee such hearing.  The right to such fair hearing, how to obtain it, and the rules concerning who may represent the Enrollee at such hearing shall be explained to the Enrollee and by the Contractor.

14.6.4	ASES shall permit the Enrollee to request an Administrative Law Hearing before it within a reasonable time period, as follows:

14.6.4.1
In the event that the Enrollee first files an appeal with the Contractor, per Section 14.5 of this Contract, not less than twenty (20) Calendar Days or more than ninety (90) Calendar Days from receipt of Contractor’s Notice of Action; or

14.6.4.2
In the event that the Enrollee seeks an Administrative Law Hearing without recourse to the Contractor’s appeal process, as expeditiously as the Enrollee’s health condition requires; but no later than three (3) Business Days after ASES receives, directly from the Enrollee, a hearing request on a decision to deny a service, when ASES determines that taking the time for a standard resolution could seriously jeopardize the Enrollee’s life or health or ability to attain, maintain, or regain maximum function.

14.6.5	The Contractor shall make available any records and any witnesses at its own expense in conjunction with a request pursuant to an Administrative Law Hearing.

14.6.6	The decision issued as a result of the Administrative Law Hearing is subject to review before the Court of Appeals of the Commonwealth of Puerto Rico.

14.7	Continuation of Benefits while the Contractor Appeal and Administrative Law Hearing are Pending

14.7.1	As used in this Section, “timely” filing means filing on or before the later of the following:

14.7.1.1	Within ten (10) Calendar Days of the Contractor mailing the Notice of Adverse Action; or

14.7.1.2	The intended effective date of the Contractor’s Action.

14.7.2
The Contractor shall continue the Enrollee’s Benefits if the Enrollee or the Enrollee’s Authorized Representative files the Appeal timely; the Appeal involves the termination, suspension, or reduction of a previously authorized course of treatment; the services were ordered by a Provider; the period covered by the original authorization has not expired; and the Enrollee requests extension of the Benefits.

14.7.3
If, at the Enrollee’s request, the Contractor continues or reinstates the Enrollee’s Benefits while the Appeal or Administrative Law Hearing is pending, the Benefits shall be continued until one of the following occurs:

14.7.3.1	The Enrollee withdraws the Appeal or request for the Administrative Law Hearing.

14.7.3.2
Ten (10) Calendar Day pass after the Contractor mails the Notice of Adverse Action, unless the Enrollee, within the ten (10) Calendar Day timeframe, has requested an Administrative Law Hearing with continuation of Benefits until an Administrative Law Hearing decision is reached.

14.7.3.3	An Administrative Law Judge issues an Administrative Law Hearing decision adverse to the Enrollee.

14.7.3.4	The time period or service limits of a previously authorized service has been met.

14.7.4
If the final resolution of Appeal or Administrative Law Hearing is adverse to the Enrollee, that is, upholds the Contractor action, the Contractor (on behalf of ASES) may recover from the Enrollee the cost of the services furnished to the Enrollee while the Appeal / Administrative Law Hearing was pending, to the extent that they were furnished solely because of the requirements of this Section.  After recoupment of the cost of the service from the Enrollee (either in full or in part), the Contractor shall submit such funds to ASES.

14.7.5
If the Contractor or ASES reverses a decision to deny, limit, or delay services that were not furnished while the Appeal / Administrative Law Hearing was pending, the Contractor shall authorize or provide this disputed services promptly and as expeditiously as the Enrollee’s health condition requires.

14.7.6
If the Contractor or ASES reverses a decision to deny authorization of services, and the Enrollee received the disputed services while the Appeal / Administrative Law Hearing was pending, those services shall be paid for in accordance with Article 16 this Contract.

14.8	Reporting Requirements

14.8.1
The Contractor shall log and track all Complaints, Grievances, Notices of Action, Appeals and Administrative Law Hearing requests (see Section 14.1.16 of this Contract for details regarding information collected).

14.8.2	ASES may publicly disclose summary information regarding the nature of Complaints, Grievances and Appeals and related dispositions or resolutions in consumer information materials.

14.8.3	The Contractor shall submit quarterly Grievance System Reports to ASES using a format prescribed by ASES.

14.9	Remedy for Contractor Non-Compliance with Advance Directive Requirements.

In addition to the Complaint, Grievance, and Appeal rights described in this Article, an Enrollee may lodge with ASES a complaint concerning the Contractor’s non-compliance with the Advance Directive requirements stated in Section 7.10 of this Contract.

ARTICLE 15	ADMINISTRATION AND MANAGEMENT

15.1	General Provisions

15.1.1	The Contractor shall be responsible for the administration and management of all requirements of this Contract, and consistent with the Medicaid managed care regulations at 42 CFR Part 438.

15.1.2	All costs and expenses related to the administration and management of this Contract shall be the responsibility of the Contractor.

15.2	Place of Business and Hours of Operation

15.2.1
Given that Enrollment occurs chiefly on site in the Contractor’s administrative offices, the Contractor shall ensure that its administrative offices are physically accessible to all Enrollees and fully equipped to perform all functions related to carrying out this Contract.

15.2.2	The Contractor shall maintain administrative offices in each Service Region.

15.2.3
The Contractor shall accommodate any request by ASES to visit the Contractor’s administrative offices to ensure that the offices are compliant with Americans with Disabilities Act (“ADA”) requirements for public buildings, and with all other applicable federal and Puerto Rico rules and regulations.

15.2.4	The Contractor must maintain one (1) central administrative office and an additional administrative office in each Service Region covered under this Contract.

15.2.5
The Contractor’s office shall be centrally located and in a location accessible by foot and vehicle traffic.  The Contractor may establish more than one (1) administrative office within each of its Service Regions, but must designate one (1) of the offices as the central administrative office.

15.2.6
All of the Contractor’s written communications to Enrollees must contain the address of the location identified as the legal, duly licensed, central administrative office.  This administrative office must be open at least between the hours of 9:00 a.m. and 5:00 p.m. Puerto Rico Time, Monday through Friday; in addition, pursuant to the Contractor’s Enrollment Outreach Plan (see Section 6.12.2 of this Contract), the Contractor’s administrative office must have extended opening hours (until 7:00 p.m.) one Business Day per week; and must be open (to the extent necessary to permit Enrollment activities) one Saturday per month, from 9:00 a.m. to 5:00 p.m.

15.2.7
The Contractor shall ensure that the office(s) are adequately staffed, throughout the Term of this Contract, to ensure that Enrollees may visit the office to enroll at any time during Contractor’s hours of operation; and to ensure that Enrollees and Providers receive prompt and accurate responses to inquiries.

15.2.8	The Contractor shall provide access to information to Enrollees through Tele MiSalud, during the hours provided in Section 6.8.3 of this Contract.

15.2.9	The Contractor shall provide access twenty-four (24) hours a day, seven (7) days per week to its Web site.

15.3	Training and Staffing

15.3.1
The Contractor shall conduct ongoing training for all of its staff involved in Contractor’s performance of its obligations under this Contract, in all departments, to ensure appropriate functioning in all such areas and to ensure that such staff:

15.3.1.1	Understand the MiSalud program and the Medicaid managed care requirements;

15.3.1.2	Are aware of all programmatic changes; and

15.3.1.3	Are trained in the Contractor’s Cultural Competency Plan.

15.3.2
The Contractor shall submit a Staff Training Plan and a current organizational chart to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to the Staff Training Plan must be previously approved in writing by ASES.

15.4	Data Certification

15.4.1
The Contractor shall certify all data that (i) is the basis of ASES payments under this Contract pursuant to 42 CFR 438.604 and 42 CFR 438.606 or (ii) that is otherwise required to be certified by ASES. The data that must be certified include, but are not limited to, Enrollment information, Encounter Data, Claims Reports, reconciliation reports and other information reasonably required on a timely basis by ASES as a basis for payment. The data must be certified by the Authorized Signatory. The certification must attest, based on best knowledge, information, and belief, as follows:

15.4.1.1	To the accuracy, completeness and truthfulness of the data; and

15.4.1.2	To the accuracy, completeness, and truthfulness of the documents specified by ASES.

15.4.2	The Contractor shall submit the certification concurrently with the certified data.

15.5	Implementation Plan and Submission of Initial Deliverables

15.5.1
The Contractor shall develop an Implementation Plan that verifies that the Contractor will submit the Deliverables listed in the chart in Attachment 12 to this Contract, and that details any additional procedures and activities that will be accomplished during the period between the Effective Date of this Contract and the Implementation Date of this Contract.  The Implementation Plan shall include coordination and cooperation with ASES and its representatives during all phases.  The continued effectiveness of this Contract shall be contingent upon the Contractor’s submission and ASES’s approval of any Deliverables that, as provided in Attachment 12, were due before the Implementation Date of this Contract, and provided that ASES’s approval shall not be unreasonably withheld, conditioned or delayed.

15.5.2
The Contractor shall submit its Implementation Plan to ASES for ASES’s review and approval according to the timeframe specified in Attachment 12 to this Contract.  Implementation of the Contract shall not commence prior to ASES approval.

15.5.2.1	The Contractor will not receive any additional payment to cover start up or implementation costs.

ARTICLE 16	PROVIDER PAYMENT MANAGEMENT

16.1	General Provisions

16.1.1
ASES expressly guarantees payment for all Medically Necessary Covered Services rendered to Enrollees by any Network Providers and all Providers. So long as ASES is making the Claims Payments, the Contractor shall pay Claims to Providers in the manner described in this Contract, and shall  monitor the implemented compensation systems to prevent the compromise of access to services or their quality.  The Contractor shall administer an effective, accurate and efficient Provider payment management function that (a) under this Contract’s arrangement adjudicates and settles Provider Claims for Covered Services that are filed within the timeframes specified by this Article and in compliance with all applicable Puerto Rico and federal laws, rules, and regulations; (b) processes Claims Payments to applicable Providers within the timeframes specified by this Article; and (c) performs third-party administration functions.

16.1.2
The Contractor shall maintain a Claims management system that can identify the date of receipt (the date the Contractor receives the Claim as indicated by the date-stamp), real-time-accurate history of actions taken on each Provider Claim (i.e. paid, denied, suspended, appealed, etc.), and the date of payment (the date of the check or other form of payment).

16.1.3
To the extent feasible, the Contractor shall implement an Automated Clearinghouse (“ACH”) mechanism that allows Providers to request and receive electronic funds transfer (“EFT”) of Claims payments.  The Contractor shall encourage its Providers, as an alternative to the filing of paper-based Claims, to submit and receive Claims information through electronic data interchange (“EDI”), i.e., electronic Claims.  Electronic Claims must be processed in adherence to information exchange and data management requirements specified in Article 17.  As part of this Electronic Claims Management (“ECM”) function, the Contractor shall also provide on-line and phone-based capabilities to obtain Claims processing status information.

16.1.4
If the Contractor does not make payments through an ACH system, the Contractor shall either provide a central address to which Providers must submit Claims; or provide to each Network Provider a complete list, including names, addresses, and phone number, of entities to which the Providers must submit Claims.

16.1.5
The Contractor shall notify Providers in writing of any changes in the Claims filing list at least thirty (30) Calendar Days before the effective date of the change.  If the Contractor is unable to provide 30 Calendar Days of notice, it must (i) give Providers a thirty- (30) Calendar Day extension on their Claims filing deadline to ensure Claims are routed to the correct processing center and (ii) provide written notification to ASES within one (1) Business Day.

16.1.6
All Claims submitted for payment, in order to be processed, shall comply with the Clean Claim standards as established by federal regulation (42 CFR 447.45), and as described in Section 16.10.2 of this Contract.

16.1.7	The Contractor shall generate explanations of benefits and remittance advices in accordance with ASES standards for formatting, content, and timeliness.

16.1.8
The Contractor shall not pay any Claim submitted by a Provider who is excluded or suspended from the Medicare, Medicaid or CHIP programs for Fraud, Abuse or waste or otherwise included on HHS Office of the Inspector General exclusions list, or employs someone on this list.  The Contractor shall not pay any Claim submitted by a Provider that is on payment hold under the authority of ASES (see Section 10.5.4 of this Contract).  The Contractor shall only pay Claims that have been submitted by the Provider within ninety (90) Calendar Days of providing such service.

16.2	[Intentionally left blank].

16.3	[Intentionally left blank].

16.4	[Intentionally left blank].

16.5	Payment Schedule

16.5.1
At a minimum, the Contractor shall run two (two) Provider payment cycles per month, on the same day each week, as determined by the Contractor.  The Contractor shall develop a payment schedule to be submitted to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.

16.5.2
Other than for cause explicitly stated in the Provider Contract, payment to Providers made in the form of a Capitation payment shall be issued no later than the fifteenth (15th) Calendar Day of the month in which ASES issues its Claims Payment to the Contractor.  Any Provider Capitation payment retained by the Contractor past this date in a given month shall accrue interest at the prevailing legal interest rate for personal loans as such rate is determined by the Board of the Office of the Commissioner of Financial Institutions, and interest shall be paid along with the Capitation payment to the Provider for that month.

16.6	Contractor Administration Responsibilities –for Vieques and Guaynabo.

16.6.1
ASES will set up a separate account from which the Contractor shall draw the necessary funding to process payments for services rendered in the Centro de Diagnostico y Tratamiento de Vieques (“Vieques CDT”); these draws shall be in accordance with ASES specifications.  All draws against this account shall be substantiated through the submission of Encounter Data as prescribed in 16.8.1 and reconciled to these data on a monthly basis on a schedule to be agreed upon between ASES and the Contractor.

16.6.2
The Contractor shall coordinate with the applicable appropriate personnel of the Vieques CDT and the Grupo Medico de Guaynabo to ensure proper incorporation of the service management and reimbursement terms associated with such Provider into the Contractor’s business operations and information systems.

16.7	Required Claims Processing Reports

16.7.1
The Contractor shall provide to ASES each fifteenth (15th) and (30th) day of each calendar month  a Claims Payment Report listing all Claims submitted by Providers that are pending and have not been paid.  The Claims Payment Report shall be certified by the Authorized Signatory in accordance with Sections 15.4 and 22 of this Contract.  The report shall include a pre-check register with proposed payments to be made by the Contractor to the Providers.  The Claims Payment Report shall not include requests for the payment of Claims that are determined not to be Medically Necessary.  The format of the report shall be provided by ASES.

16.7.2
The Contractor shall provide an additional report listing all paid and denied Claims each fifteenth (15th) and (30th) day of each calendar month.  The format of the report shall be provided by ASES and shall detail payments made to all Providers.

16.7.2.1	The report shall list, by Provider, Claims from the preceding month that were paid, and those that have not been made by reason of administrative delay or the Contractor’s decision to deny the Claim.

16.7.3	In the event that Providers associated with a PMG consent to the disbursement of payment directly to the PMG, the Contractor shall so specify in its report.

16.7.4
The Contractor shall provide to ASES, each fifteenth (15th) and (30th) day of each calendar month, records or financial data related to Claims submitted but not paid by reason of accounting or by reason of Contractor decision to deny the Claim.  Such data shall be submitted in a format acceptable to ASES.

16.7.5
The Contractor shall provide to PMGs, on a monthly basis, and through an electronic or machine readable media format, a detailed report classified by Enrollee, by Provider, by diagnosis, by procedure, by date of service and by real cost, of all payments made by the Contractor to the PMG. The Contractor shall provide this report to ASES at the same time the report is provided to the PMGs.

16.8	Submission of Encounter Data

16.8.1	The Contractor shall establish an efficient information system to maintain all data pertaining to Enrollee Encounters, Claims processing and rapid transmission of all the information required by ASES.

16.8.2
The PMGs must report on a quarterly basis each Encounter to the Contractor, classified by each participating Provider within the PMG, as well as the health services of each Encounter. The data shall be submitted regardless of the payment arrangement, Capitated or otherwise, agreed upon between the Contractor and the Provider.  The Contractor must submit to ASES the Capitation distribution, if applicable, within each PMG as established in the formats required by ASES actuarial reports.

16.8.3
To assure that all Enrollees Encounters are registered and recorded, the Contractor shall conduct audits of Encounter data submitted by Providers.  Any violations with respect to Encounter reporting shall be subject to corrective measures.  The Contractor shall provide quarterly reports to ASES of all the findings and corrective measures taken with respect to the Encounter Data reporting requirements.

16.8.4	Providers shall furnish complete Encounter Data to the Contractor on a monthly basis.

16.9	Relationship With Pharmacy Benefit Manager (PBM)

16.9.1
The Contractor shall work with the PBM selected by ASES to facilitate the processing of Pharmacy Services Claims submitted by the PBM, as provided in Section 7.5.12.11 of this Contract.  ASES is responsible for the funding of pharmacy claims, and the Contractor is responsible to execute the payment of the Claims to be paid to the PBMs on behalf of the network of pharmacies in accordance with the PBM contract.

16.9.2
The Contractor acknowledges its obligation with respect to the validation and payment of Pharmacy Claims, and timely notification, and certification to ASES with respect to the process and payment of those Claims.  The Contractor shall submit Pharmacy Services Claims reports in accordance with Section 18.2 of this Contract in a format approved by ASES.

16.9.3	PBMs’ switching and transaction fees are to be paid by ASES with corresponding validation by the Contractor.

16.9.4
ASES acknowledges that the Contractor is undertaking the process of validation and payment of those claims on behalf of ASES and the Contractor is not responsible in any manner for the liability and/or risk of pharmacy coverage within the Contractor responsibilities, other than for reasons solely attributable to Contractor, its employees and agents.

16.9.5	In order to facilitate Claims processing, the Contractor shall send to the PBM, on a daily basis, the Enrollee data described in Section 5.2.9 of this Contract.

16.10	Timely Payment of Claims

16.10.1
The Contractor shall comply with the timely processing of claims standards contained  in section 1902(a)(37) of the Social Security Act, Section 5001(f)(2) of the American Recovery and Reinvestment Act of 2009 (ARRA) and in implementing Federal Medicaid regulations at 42 CFR 447.45(d).

16.10.2	Provider Contracts shall include the following provisions for timely payment of Clean Claims.

16.10.2.1
A Clean Claim, as defined in 42 CFR 447.45, is a Claim received by the Contractor for adjudication, which can be processed without obtaining additional information from the Provider of the service or from a Third Party, as provided in Section 22.4.5.1 of this Contract.  It includes a Claim with errors originating in the Contractor’s claims system.  It does not include a Claim from a Provider who is under investigation for Fraud or Abuse, or a Claim under review for Medical Necessity.

16.10.2.2
Provider Contracts shall provide that ninety-five percent (95%) of all Clean Claims must be paid by the Contractor not later than thirty (30) Calendar Days from the date of receipt of the Claim (including Claims billed by paper and electronically), and one hundred percent (100%) of all Clean Claims must be paid by the Contractor not later than fifty (50) Calendar Days from the date of receipt of the Claim.

16.10.2.3
Any Clean Claim not paid within thirty (30) Calendar Days shall bear interest in favor of Provider on the total unpaid amount of such Claim, according to the prevailing legal interest rate fixed by the Puerto Rico Commissioner of Financial Institutions.  Such interest shall be considered payable on the day following the terms of this Section 16.10, and interest shall be paid together with the Claim.  If the delay in payment to a Provider is the result of the actions or omissions by the Contractor, the Contractor shall be responsible (i) for payment of any interest due to the Provider under this Section and (ii) compliance with the applicable requirements of the PR Prompt Payment Law. If the delay in payment to a Provider is the result of ASES’s failure to make timely and complete Claims Payments to the Contractor when due, ASES (and not the Contractor) shall be responsible to (i) pay any such interest due to the Provider and (ii) compliance with the applicable requirements of the PR Prompt Payment Law.

16.10.3
An Unclean Claim is any Claim that falls outside the definition of Clean Claim in Section 16.10.2.1 of this Contract.  The Contractor shall include the following provisions in its Provider Contracts for timely resolution of Unclean Claims.

16.10.3.1
Ninety percent (90%) of Unclean Claims must be resolved and processed with payment by the Contractor, if applicable, not later than thirty (30) Calendar Days from the date of initial receipt of the Claim.  This includes Claims billed on paper or electronically.

16.10.3.2	Of the remaining ten percent (10%) of total Unclean Claims that may remain outstanding after thirty (30) Calendar Days.

16.10.3.2.1
Nine percent (9%) of the Unclean Claims must be resolved and processed with payment by the Contractor, if applicable, not later than ninety (90) Calendar Days from the date of initial receipt (including Claims billed on paper and those billed electronically); and

16.10.3.2.2
One percent (1%) of the Unclean Claims must be resolved and processed with payment by the Contractor, if applicable, not later than one year (12 months) from the date of initial receipt of the Claim (including Claims billed on paper and those billed electronically).

16.10.3.2.3
The Contractor shall submit an Unclean Claims Report each fifteenth (15th) and (30th) day of each calendar month in a format to be provided by ASES.  The Contractor shall continue to submit an Unclean Claims Report until all such Claims have been resolved or through the Runoff Period, whichever is longer.

16.10.4
The Contractor shall not establish any administrative procedures, such as administrative audits, authorization number, or other formalities under the control of the Contractor, which could prevent the Provider from submitting a Clean Claim.

16.10.5
The foregoing timely payment standards are more stringent than those required in the federal regulations, at 42 CFR 447.45(d).  The Contractor shall include the foregoing standards in each Provider Contract and ASES will submit proof of this alternative payment agreement to CMS.

16.10.6
The Contractor shall deliver to Providers, within fifteen (15) Calendar Days of award of the Provider Contract (along with the Provider guidelines described in Section 10.2.1 of this Contract), Claims coding and processing guidelines for the applicable Provider type, and the definition of a Clean Claim to be applied.

16.10.7	The Contractor shall give Providers ninety (90) Calendar Days notice in advance of the effective date of any change in Claims coding and processing deadlines.

16.11	Contractor Denial of Claims and Resolution of Contractual and Claims Disputes

16.11.1
Not later than the fifth (5th) Business Day after the receipt of a Provider Claim that the Contractor has deemed not to meet the Clean Claim requirements, the Contractor shall suspend the Claim and request in writing (notification via e-mail, the Contractor’s Web site, or an interim remittance advice satisfies this requirement) all outstanding information such that the Claim can be deemed clean.  Upon receipt of all the requested information from the Provider, the Contractor shall complete processing of the Claim in accordance with the standards outlined in Section 16.10 of this Contract.

16.11.2	Claims suspended for additional information must be closed (paid or denied) such that compliance with the timely payment rules outlined in Section 16.10 of this Contract is achieved.

16.11.3
The Contractor must process, and finalize, all appealed Claims to a paid or denied status within thirty (30) Calendar Days of receipt of the Appealed Claim; for Claims for which the Contractor has requested further information, per Section 16.11.1 of this Contract, the Contractor shall pay or deny the Claim within thirty (30) Calendar Days of receipt of the requested information.

16.11.4
The Contractor shall send Providers written notice (notification via e-mail, surface mail, the Contractor’s Web site, or a remittance advice satisfies this requirement) for each Claim that is denied, including the reason(s) for the denial, the date the Contractor received the Claim, and a reiteration of the outstanding information required from the Provider to adjudicate the Claim.

16.11.5
In situations in which the Contractor denies a Provider’s Claim for services, and the Provider disputes the denial, as provided in Section 16.11.6 of this Contract, the Contractor shall not Withhold payment pending final resolution of the dispute, but instead shall pay the Claim within thirty (30) Calendar Days of the Contractor’s receipt of the Provider’s written complaint and request for mediation (see Section 16.11.6.2.1 of this Contract).  The Contractor shall seek recoupment of the paid Claim only in the event that the dispute is resolved, at the level of the mediation described in Section 16.11.6.2.1 of this Contract, in the Contractor’s favor.

16.11.6	Provider Dispute Resolution System

16.11.6.1	The Contractor shall establish and use a procedure to resolve billing, payment, and other administrative disputes between Providers and the Contractor arising under Provider Contracts including:

16.11.6.1.1	A mediation system for resolution of Provider disputes of denied Claims; and

16.11.6.1.2
A Provider complaint resolution process implemented by the Contractor to address, among others, lost or incomplete Claims forms or electronic submissions; Contractor requests for additional explanation as to services or treatment rendered by a Provider; and inappropriate or unapproved Referrals issued by Providers.

16.11.6.1.3	This dispute resolution system shall exclude Grievances filed by Providers on behalf of Enrollees pursuant to Section 14.3 of this Contract.

16.11.6.2	Provider Complaints Concerning Denied Claims

16.11.6.2.1
If there is no agreement between the Contractor and the Provider on a denied Claim, a third party, external to the Contractor and the Provider and chosen by mutual agreement, shall be appointed to adjudicate the denial, upon the Provider’s submission of a written complaint and request for mediation.  The third party shall render his or her decision no more than thirty (30) Calendar Days from the date of the Provider’s request for third-party mediation.  If there is no agreement on the third party’s selection, he or she shall be appointed by ASES, and, subject to the appeal rights described in this Section, the parties will comply with the third party’s decision.  The party adversely affected shall pay for the third party’s service fees.  If both the Provider and the Contractor have caused an error, the third party shall determine the percentage attributable to each party, and payment to the third party shall be in accordance with percentage of responsibility.

16.11.6.2.2
The party adversely affected by the mediator’s decision may pursue an Administrative Law Hearing.  The parties to the Administrative Law Hearing shall be the Contractor and the Provider.  ASES shall grant a Provider or Contractor request for an Administrative Law Hearing, provided that the Provider or Contractor, as the case may be, submits a written appeal, accompanied by supporting documentation, not more than thirty (30) Calendar Days following the Provider’s or Contractor’s receipt of the mediator’s written decision.  ASES, at its sole expense, shall contract with an independent party to serve as the examining officer in any such Administrative Law Hearing.

16.11.6.3	Other Disputes Arising Under the Provider Contract

16.11.6.3.1
For any dispute between the Provider and Contractor arising under the Provider Contract, other than a disputed denial of a Claim, the Contractor shall implement an internal dispute resolution system, which shall include the opportunity for an aggrieved Provider to submit a timely written complaint to the Contractor.  The Contractor shall issue a written decision on the Provider’s complaint within fifteen (15) Calendar Days of receipt of the Provider’s written complaint.  A Contractor written decision that is in any way adverse to the Provider shall include an explanation of the grounds for the decision and a notice of the Provider’s right to and procedures for an Administrative Law Hearing within ASES.

16.11.6.3.2
If the Provider is not satisfied with the decision on its complaint within the Contractor’s dispute resolution system, the Provider may pursue an Administrative Law Hearing.  The parties to the Administrative Law Hearing shall be the Contractor and the Provider.  ASES shall grant a Provider request for an Administrative Law Hearing, provided that the Provider submits a written appeal, accompanied by supporting documentation, not more than thirty (30) Calendar Days following the Provider’s receipt of the Contractor’s written decision.  ASES, at its sole expense, shall contract with an independent party to serve as the examining officer in any such Administrative Law Hearing.

16.11.6.4
Judicial Review.  A decision issued as a result of the Administrative Law Hearing provided for in Section 16.11.6.2.2 or 16.11.6.3.2 of this Contract shall be subject to review before the Court of Appeals of the Commonwealth of Puerto Rico.

16.11.7	[Intentionally left blank].

16.11.8	ASES Guarantee of Payment

16.11.8.1
ASES expressly guarantees payment for all Covered Services and Benefits rendered to Enrollees by any Provider pursuant to the terms of this Contract. Subject to Section 16.11.8.10 of this Contract, the Contractor shall use such ASES Claims Payments to compensate Providers for all Covered Services and Benefits, and its compensation systems will not compromise access to services or their quality.

16.11.8.2
The insolvency, liquidation, bankruptcy or breach of contract by ASES, the Contractor, a PMG or Provider shall not release said party from its corresponding obligation to pay for Covered Services rendered as authorized herein.

16.11.8.3
ASES’s obligation to guarantee payment to all PMGs, Providers or Subcontractors for services rendered by them in connection with this Contract is subject to compliance with established claim proceedings and requisites set forth in this Contract.

16.11.8.4
If Providers or Subcontractors claim direct substitute payments due from the Contractor or PMG to ASES in accordance with this Section, then ASES shall deduct any amounts payable to Providers or Subcontractors from amounts due to a PMG as Claims Payments.

16.11.8.5	ASES agrees to pay direct substitute payments to the PMGs and/or Providers according to the payment schedule agreed in their respective contracts.

16.11.8.6	ASES shall Immediately notify the Contractor in writing in the event sufficient funds are not available to satisfy ASES’s payment obligations under this Contract when due.

16.11.8.7	[Intentionally left blank].

16.11.8.8	[Intentionally left blank].

16.11.8.9	[Intentionally left blank].

16.11.8.10
The Contractor shall have no obligation to pay Claims to Providers for Covered Services to the extent that ASES has failed to make timely and complete payments of the Claims Payment as required under Section 21 of this Contract and shall not be subject to any prompt payment law penalties (including the PR Prompt Payment Law) for such non-payment or any interest to Providers.  ASES agrees to guaranty any interest due to the Providers and penalties under any prompt payment laws (including the PR Prompt Payment Law) as a result of such non-payment.

16.12	Contractor Recovery from Providers

16.12.1
When ASES or the Contractor determines after the fact that it has paid a Claim incorrectly, or when ASES or the Contractor, per Section 16.11.5 of this Contract, is entitled to seek recoupment after a mediation concerning a denied Claim has been resolved in the Contractor’s favor, ASES or the Contractor (on behalf of ASES) may request applicable reimbursement from the Provider through written notice, stating the basis for the request.  The notice shall list the Claims and the amounts to be recovered.

16.12.2
The Provider will have a period of ninety (90) Calendar Days to make the requested payment, to agree to ASES or the Contractor’s retention of said payment (on behalf of ASES), or to dispute the recovery action following the process described in Section 16.11 of this Contract.  To the extent the Provider requests additional time to make the requested payment, the Contractor may agree to a payment plan; however, the Contractor shall not accept any payment plan in excess of one (1) year, unless the Contractor receives advance written authorization from ASES.

16.12.3
To the extent the Contractor recoups amounts on behalf of ASES, the Contractor shall remit such amounts to ASES within fourteen (14) Business Days.  The Contractor shall not be authorized to reduce any amount, unless the Contractor receives advance written authorization from ASES. For the avoidance of doubt, the Contractor shall not retain any amount of the recouped funds for such administrative service.

ARTICLE 17	INFORMATION MANAGEMENT AND SYSTEMS

17.1	General Provisions

17.1.1
The Contractor shall have Information management processes and Information Systems (hereafter referred to as Systems) that enable it to meet MiSalud requirements, ASES and federal reporting requirements, all other Contract requirements, and any other applicable Puerto Rico and federal laws, rules and regulations including but not limited to the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and associated regulations and 42 CFR 438.242.

17.1.2
The Contractor’s Systems shall possess capacity sufficient to handle the workload projected for the start of the program and will be scalable and flexible so they can be adapted as needed, within negotiated timeframes, in response to program or Enrollment changes.

17.1.3
The Contractor’s Systems shall have the capability of adapting to any future changes necessary as a result of modifications to the service delivery system and its requirements, including data collection, records and reporting based upon unique Enrollee and Provider identifiers to track services and expenditures across funding streams.  The Systems shall be scalable and flexible so they can be adapted as needed, within negotiated timeframes, in response to changes in Contract requirements, increases in enrollment estimates, etc.  The System architecture shall facilitate rapid application of the more common changes that can occur in the Contractor’s operation, including but not limited to:

17.1.3.1	Changes in pricing methodology;

17.1.3.2	Rate changes;

17.1.3.3	Changes in utilization management criteria;

17.1.3.4	Additions and deletions of Provider types; and

17.1.3.5	Additions and deletions of procedure, diagnosis and other service codes.

17.1.4
The Contractor shall provide secure, online access to select system functionality to at least three (3) ASES personnel to facilitate resolution of Enrollee inquiries and to research Enrollee-related issues as needed.

17.1.5	The Contractor shall participate in Systems Work Groups organized by ASES. The Systems Work Groups will meet on a designated schedule as agreed to by ASES and the MiSalud Plans and the MBHO.

17.1.6	The Contractor shall provide a continuously available electronic mail communication link (E-mail system) with ASES. This system shall be:

17.1.6.1	Available from the workstations of the designated Contractor contacts; and

17.1.6.2
Capable of attaching and sending documents created using software products other than Contractor systems, including the Government of Puerto Rico’s currently installed version of Microsoft Office and any subsequent upgrades as adopted.

17.2	Global System Architecture and Design Requirements

17.2.1
The Contractor shall comply with federal and Puerto Rico policies, standards and regulations in the design, development and/or modification of the Systems it will employ to meet the aforementioned requirements and in the management of Information contained in those Systems.  Additionally, the Contractor shall adhere to ASES and Puerto Rico-specific system and data architecture standards and/or guidelines.

17.2.2	The Contractor’s Systems shall:

17.2.2.1
Be (i) SQL and ODBC compliant and/or have the connectivity required to for proper system communication with ASES’s system, and (ii) capable of storing in relational databases all Enrollee-related information as required by ASES;

17.2.2.2	Adhere to Internet Engineering Task Force/Internet Engineering Standards Group standards for data communications, including TCP and IP for data transport;

17.2.2.3	Conform to HIPAA standards for data and document management;

17.2.2.4
Contain controls to maintain information integrity.  These controls shall be in place at all appropriate points of processing.  The controls shall be tested in periodic and spot audits following a methodology to be developed jointly by and mutually agreed upon by the Contractor and ASES; and

17.2.2.5
Partner with ASES in the development of transaction/event code set, data exchange and reporting standards not specific to HIPAA or other federal effort and will conform to such standards as stipulated in the plan to implement the standards.

17.2.3
Where Web services are used in the engineering of applications, the Contractor’s Systems shall conform to World Wide Web Consortium (W3C) standards such as XML, UDDI, WSDL and SOAP so as to facilitate integration of these Systems with ASES and other State systems that adhere to a service-oriented architecture.

17.2.4
Audit trails shall be incorporated into all Systems to allow information on source data files and documents to be traced through the processing stages to the point where the Information is finally recorded.  The audit trails shall:

17.2.4.1	Contain a unique log-on or terminal ID, the date, and time of any create/modify/delete action and, if applicable, the ID of the system job that effected the action;

17.2.4.2	Have the date and identification “stamp” displayed on any on-line inquiry;

17.2.4.3	Have the ability to trace data from the final place of recording back to its source data file and/or document shall also exist;

17.2.4.4	Be supported by listings, transaction Reports, update Reports, transaction logs, or error logs;

17.2.4.5	Facilitate auditing of individual Claim records as well as batch audits; and

17.2.4.6
Be maintained for seven (7) years in either live and/or archival systems.  The duration of the retention period may be extended at the discretion of and as indicated to the Contractor by ASES as needed for ongoing audits or other purposes, subject to and in accordance with Section 32 of this Contract.

17.2.5
The Contractor shall house indexed images of documents used by Enrollees and Providers to transact with the Contractor in the appropriate database(s) and document management systems so as to maintain the logical relationships between certain documents and certain data.  The Contractor shall follow all applicable requirements for the management of data in the management of documents.

17.2.6
The Contractor shall institute processes to insure the validity and completeness of the data it submits to ASES.  At its discretion, ASES will conduct general data validity and completeness audits using industry-accepted statistical sampling methods.  Data elements that will be audited include but are not limited to: Enrollee ID, date of service, Provider ID, category and sub category (if applicable) of service, diagnosis codes, procedure codes, revenue codes, date of Claim processing, and date of Claim payment.

17.2.7	Where a System is herein required to, or otherwise supports, the applicable batch or on-line transaction type, the system shall comply with HIPAA-standard transaction code sets.

17.2.8	The Contractor shall assure that all Contractor staff is trained in all HIPAA requirements, as applicable.

17.2.9
The layout and other applicable characteristics of the pages of Contractor Web sites shall be compliant with Federal “section 508 standards” and Web Content Accessibility Guidelines developed and published by the Web Accessibility Initiative.

17.3	System and Data Integration Requirements

17.3.1
The Contractor’s applications shall be able to interface with ASES’s systems for purposes of data exchange and will conform to standards and specifications set by ASES.  These standards and specifications are detailed in Attachment 9.

17.3.2	The Contractor’s System(s) shall be able to transmit and receive transaction data to and from ASES’s systems as required for the appropriate processing of Claims.

17.3.3
Each month the Contractor shall generate Encounter Data files from its claims management system(s) and/or other sources.  The files will contain settled Claims and Claim adjustments and Encounter Data from Providers for the most recent month for which all such transactions were completed.  The Contractor shall provide these files electronically to ASES and/or its Agent in adherence to the procedure, content standards and format indicated in Attachment 9.  The Contractor shall make changes or corrections to any systems, processes or data transmission formats as needed to comply with Encounter Data quality standards as originally defined or subsequently amended.

17.3.4	The Contractor’s System(s) shall be capable of generating files in the prescribed formats for upload into ASES Systems used specifically for program integrity and compliance purposes.

17.3.5	The Contractor’s System(s) shall possess mailing address standardization functionality in accordance with US Postal Service conventions.

17.4	System Access Management and Information Accessibility Requirements

17.4.1	The Contractor’s System shall employ an access management function that restricts access to varying hierarchical levels of system functionality and Information. The access management function shall:

17.4.1.1	Restrict access to Information on a "need to know" basis, e.g. users permitted inquiry privileges only will not be permitted to modify information;

17.4.1.2
Restrict access to specific system functions and information based on an individual user profile, including inquiry only capabilities; global access to all functions will be restricted to specified staff jointly agreed to by ASES and the Contractor; and

17.4.1.3	Restrict attempts to access system functions to three (3), with a system function that automatically prevents further access attempts and records these occurrences.

17.4.2
The Contractor shall make System Information available to duly Authorized Representatives of ASES and other Puerto Rico and federal agencies to evaluate, through inspections or other means, the quality, appropriateness and timeliness of services performed.

17.4.3
The Contractor shall have procedures to provide for prompt transfer of System Information upon request to other Network or Out-of-Network Providers for the medical management of the Enrollee in adherence to HIPAA and other applicable requirements.

17.4.4
All Information, whether data or documents, and reports that contain or make references to said Information, involving or arising out of this Contract are owned by ASES except as provided in Section 27.1.2 of this Contract.  The Contractor is expressly prohibited from sharing or publishing ASES Data without the prior written consent of ASES.  In the event of a dispute regarding the sharing or publishing of ASES Data, ASES’s decision on the matter shall be final and not subject to appeal.

17.5	Systems Availability and Performance Requirements

17.5.1
The Contractor shall ensure that Enrollee and Provider portal and/or phone-based functions and information, such as confirmation of Contractor Enrollment (CCE) and electronic claims management (ECM), Enrollee services and Provider services, are available to the applicable System users twenty-four (24) hours a day, seven (7) Days a week, except during periods of scheduled System Unavailability agreed upon by ASES and the Contractor.  Unavailability caused by events outside of a Contractor’s Span of Control is outside of the scope of this requirement.

17.5.2
The Contractor shall ensure that at a minimum all other System functions and Information are available to the applicable system users between the hours of 7:00 a.m. and 7:00 p.m. Monday through Friday.

17.5.3	The Contractor shall develop an automated method of monitoring the CCE and ECM functions on at least a thirty (30) minute basis twenty-four (24) hours a day, seven (7) days per week.

17.5.4
Upon discovery of any problem within its Span of Control that may jeopardize System availability and performance as defined in this Section of the Contract, the Contractor shall notify the applicable ASES staff in person, via phone, electronic mail and/or surface mail.

17.5.5
The Contractor shall deliver notification as soon as possible but no later than 7:00 pm if the problem occurs during the business day and no later than 9:00 am the following business day if the problem occurs after 7:00 pm.

17.5.6
Where the operational problem results in delays in report distribution or problems in on-line access during the business day, the Contractor shall notify the applicable ASES staff within fifteen (15) minutes of discovery of the problem, in order for the applicable work activities to be rescheduled or be handled based on System Unavailability protocols.

17.5.7
The Contractor shall provide to appropriate ASES staff information on System Unavailability events, as well as status updates on problem resolution.  These up-dates shall be provided on an hourly basis and made available via electronic mail, telephone and, if applicable, the Contractor’s Web site.

17.5.8	The following rules govern Unscheduled System Unavailability for CCE functions, ECM functions, and all other functions.

17.5.8.1	CCE Functions

17.5.8.1.1
Unscheduled System Unavailability of CCE functions caused by the failure of systems and telecommunications technologies within the Contractor’s Span of Control will be resolved, and the restoration of services implemented, within thirty (30) minutes of the official declaration of System Unavailability.

17.5.8.1.2
From the Effective Date of the Contract through December 31, 2011, Unscheduled System Unavailability for CCE functions shall be remedied within sixty (60) minutes of the official declaration of System Unavailability, if unavailability occurs during normal business hours; or within sixty (60) minutes of the start of the next Business Day, if unavailability occurs outside business hours.

17.5.8.1.3
Throughout the Contract Term, the Contractor shall have in place a method to validate eligibility manually twenty-four (24) hours per day, seven (7) days a week as a contingency to any Unscheduled Systems Unavailability for CCE functions.

17.5.8.2
ECM Functions.  Unscheduled System Unavailability of ECM functions caused by the failure of systems and technologies within the Contractor’s Span of Control will be resolved, and the restoration of services implemented, within sixty (60) minutes of the official declaration of System Unavailability, if unavailability occurs during normal business hours; or within sixty (60) minutes of the start of the next Business Day, if unavailability occurs outside business hours.

17.5.8.3
All Other Contractor System Functions.  Unscheduled System Unavailability of all other Contractor System functions caused by systems and telecommunications technologies within the Contractor’s Span of Control shall be resolved, and the restoration of services implemented,

17.5.8.3.1	within four (4) hours of the official declaration of Unscheduled System Unavailability, when unavailability occurs during business hours, and

17.5.8.3.2	within two (2) hours of the start of the next Business Day, when unavailability occurs during non-business hours.

17.5.9	[Intentionally left blank].

17.5.10
Cumulative System Unavailability caused by systems and telecommunications technologies within the Contractor’s Span of Control shall not exceed one (1) hour during any continuous five (5) day period for functions that affect MiSalud Enrollees and services.  For functions that do not affect MiSalud Enrollees, Cumulative System Unavailability caused by systems and telecommunications technologies within the Contractor’s Span of Control shall not exceed four (4) hours during any continuous five (5) Business Day period.

17.5.11	The Contractor shall not be responsible for the availability and performance of systems and telecommunications technologies outside of the Contractor’s Span of Control.

17.5.12
Full written documentation that includes a Corrective Action Plan, describing how the problem will be prevented from occurring again, shall be delivered within five (5) Business Days of the problem’s occurrence.

17.5.13
Regardless of the architecture of its Systems, the Contractor shall develop and be continually ready to invoke a Business Continuity and Disaster Recovery (BC-DR) plan that at a minimum addresses the following scenarios: (a) the central computer installation and resident software are destroyed or damaged, (b) System interruption or failure resulting from network, operating hardware, software, or operational errors that compromises the integrity of transactions that are active in a live system at the time of the outage, (c) System interruption or failure resulting from network, operating hardware, software or operational errors that compromises the integrity of data maintained in a live or archival system, (d) System interruption or failure resulting from network, operating hardware, software or operational errors that does not compromise the integrity of transactions or data maintained in a live or archival system but does prevent access to the System, i.e. causes unscheduled System Unavailability.

17.5.14
The Contractor shall on an annual basis test its BC-DR plan through simulated disasters and lower level failures in order to demonstrate to ASES that it can restore System functions per the standards outlined elsewhere in this Section 17.5 of the Contract.  The results of these tests shall be reported to ASES within thirty (30) Calendar Days of completion of said tests.

17.5.15
In the event that the Contractor fails to demonstrate in the tests of its BC-DR plan that it can restore system functions per the standards outlined in this Contract, the Contractor shall be required to submit to ASES a Corrective Action Plan that describes how the failure will be resolved.  The Corrective Action Plan will be delivered within five (5) Business Days of the conclusion of the test.

17.5.16	The Contractor shall submit a monthly Systems Availability and Performance Report to ASES.

17.6	System Testing and Change Management Requirements

17.6.1
The Contractor shall absorb the cost of routine maintenance, inclusive of defect correction, System changes required to effect changes in Puerto Rico and federal statute and regulations, and production control activities, of all Systems within its Span of control.

17.6.2	The Contractor shall respond to ASES reports of System problems not resulting in System Unavailability according to the following timeframes:

17.6.2.1	Within five (5) Calendar Days of receipt the Contractor shall respond in writing to notices of system problems.

17.6.2.2	Within fifteen (15) Calendar Days, the correction will be made or a Requirements Analysis and Specifications document will be due.

17.6.3	The Contractor shall correct the deficiency by an effective date to be determined by ASES.

17.6.4	Contractor systems will have a system-inherent mechanism for recording any change to a software module or subsystem.

17.6.5	The Contractor shall put in place procedures and measures for safeguarding ASES from unauthorized modifications to Contractor Systems.

17.6.6
Unless otherwise agreed to in advance by ASES, scheduled System Unavailability to perform System maintenance, repair and/or upgrade activities to Contractor’s CCE systems shall take place between 11 p.m. on a Saturday and 6 a.m. on the following Sunday.

17.6.7	The Contractor shall work with ASES pertaining to any testing initiative as required by ASES.

17.6.8
The Contractor shall provide sufficient system access to allow verification of system functionality, availability and performance by ASES during the times required by ASES prior to the Implementation Date and as subsequently required during the term of the Contract.

17.7	System Security and Information Confidentiality and Privacy Requirements

17.7.1
The Contractor shall provide for the physical safeguarding of its data processing facilities and the systems and information housed therein. The Contractor shall provide ASES with access to data facilities upon ASES’s request.  The physical security provisions shall be in effect for the life of this Contract.

17.7.2
The Contractor shall restrict perimeter access to equipment sites, processing areas, and storage areas through a card key or other comparable system, as well as provide accountability control to record access attempts, including attempts of unauthorized access.

17.7.3
The Contractor shall include physical security features designed to safeguard processor site(s) through required provision of fire retardant capabilities, as well as smoke and electrical alarms, monitored by security personnel.

17.7.4
The Contractor shall ensure that the operation of all of its systems is performed in accordance with Puerto Rico and federal regulations and guidelines related to security and confidentiality and meet all privacy and security requirements of HIPAA regulations.

17.7.5	The Contractor will put in place procedures, measures and technical security to prohibit unauthorized access to the regions of the data communications network inside of a Contractor’s Span of Control.

17.7.6	The Contractor shall ensure compliance with:

17.7.6.1	42 CFR Part 431 Subpart F (confidentiality of information concerning applicants and Enrollees of public medical assistance programs);

17.7.6.2	42 CFR Part 2 (confidentiality of alcohol and drug abuse records); and

17.7.6.3	Special confidentiality provisions in Puerto Rico or federal law related to people with HIV/AIDS and mental illness.

17.7.7	The Contractor shall provide its Enrollees with a privacy notice as required by HIPAA. The Contractor shall provide ASES with a copy of its Privacy Notice for its filing.

17.8	Information Management Process and Information Systems Documentation Requirements

17.8.1
The Contractor shall ensure that written System Process and Procedure Manuals document and describe all manual and automated system procedures for its information management processes and information systems.

17.8.2	The System User Manuals shall contain information about, and instructions for, using applicable System functions and accessing applicable system data.

17.8.3
When a System change that would alter the conditions and services agreed upon in this Contract is subject to ASES sign off, the Contractor shall draft revisions to the appropriate manuals prior to ASES sign off of the change.

17.8.4	Updates to the electronic version of these manuals shall occur in real time; updates to the printed version of these manuals shall occur within ten (10) Business Days of the update taking effect.

17.9	Reporting Functionality Requirements

17.9.1
The Contractor’s Systems shall have the capability of producing a wide variety of reports that support program management, policymaking, quality improvement, program evaluation, analysis of fund sources and uses, funding decisions and assessment of compliance with federal and Puerto Rico requirements.

17.9.2
The Contractor shall support a mechanism for obtaining service and expenditure reports by funding source, Provider, Provider Type or other characteristic; and Enrollee, Enrollee Group/Category or other characteristic.

17.9.3
The Contractor shall extend access to this mechanism to select ASES personnel in a secure manner to access data, including program and fiscal information regarding Enrollees served, services rendered, etc. and the ability for said personnel to develop and/or retrieve reports.  This requirement could be met by the provision of access to a decision support system/data warehouse.  The Contractor shall provide training in and documentation on the use of this mechanism.

17.10	Community Health Record and Health Information Exchange (HIE) Requirements

17.10.1
The Contractor shall participate in any community health record and HIE efforts designed to tie multiple data elements and service, Enrollee and Provider records into a data warehouse and/or HIE solution that shall include, but not be limited to, claims/encounter information, formulary information, Medically Necessary service information, and a listing of Providers by specialty.  At such time that ASES requires, the Contractor shall participate and cooperate with this effort.

17.10.2
The record format and the design of the mechanism for accessing the community health record and/or HIE solution shall comply with HIPAA, other federal and all Puerto Rico privacy and confidentiality regulations.

17.10.3	The Contractor shall work with Network Providers and staff to encourage use of these solutions.

ARTICLE 18	REPORTING

18.1	General Requirements

18.1.1
The Contractor shall comply with all the reporting requirements established by ASES in this Article 18. ASES has provided the Contractor with the appropriate reporting formats, data elements, instructions, and/or submission timetables in this Article 18. The Parties may upon mutual agreement, change the content, format or frequency of such reports.

18.1.2
ASES may, at its discretion, require the Contractor to submit additional reports not otherwise included in Section 18.2 of this Contract, both ad hoc and recurring (collectively, the “Additional Reports”). If ASES requests any revisions or corrections to the reports already submitted, the Contractor shall make the changes and re-submit the reports, according to the time period and format specified by ASES in Section 18.1.4 below.

18.1.3	All reports containing information about a Provider must include the Provider’s NPI, if applicable.

18.1.4	The Contractor shall submit all reports to ASES, unless indicated otherwise in this Contract, according to the schedule below:

DELIVERABLES	DUE DATE
Weekly Reports	Friday of the following week
Each fifteenth (15th) and (30th) day of each calendar month Reports	The fifteenth (15th) and (30th) day of each calendar month
Monthly Reports	5th Calendar Day of the following month
Quarterly Reports	30th Calendar Day of the following month
Annual Reports	Ninety (90) Calendar Days after the end of the calendar year
Additional Reports	Within ten (10) Business Days of the date of the request (or such shorter period if circumstances so require subject to agreement by the Parties)

18.1.5	The Contractor shall submit all reports to ASES in the manner and format prescribed by ASES.

18.1.6
The Contractor shall transmit to and receive from ASES all transactions and code sets in the appropriate standard formats as specified under HIPAA and as directed by ASES, so long as ASES’s direction does not conflict with federal law.

18.2	Specific Requirements

The following is an overview of the Contract reporting requirements by Section.  This list constitutes  all reports required for the Contractor (collectively, the “Reports”). . ASES has the discretion to add Additional Reports pursuant to Section 18.1.2 of this Contract as deemed appropriate.

CONTRACT ARTICLE	FREQUENCY	GENERAL DESCRIPTION OF REQUIREMENTS
Contractor Responsibilities – Enrollment (Article 5)	Daily Within One Business Day of change	Report on new Enrollments Enrollment Database: notify ASES when Database is updated to reflect a change in the place of residence of an Enrollee

CONTRACT ARTICLE	FREQUENCY	GENERAL DESCRIPTION OF REQUIREMENTS
Covered Services (Article 7)	Quarterly Quarterly Quarterly Quarterly
Report  on EPSDT screening

Report on the case management services received by Enrollees with specific chronic conditions and associated outcomes

Report on number of Enrollees  diagnosed with predicate conditions for disease management services

Report on the Maternal and Pre-Natal Wellness Plan

Provider Contracting (Article 10)	Quarterly Quarterly	Reconciliation report of advance payments made to State Health Facilities Report on Physician Incentive Plan
Utilization Management (Article 11)	Monthly Quarterly
Health Care Data Reports

Reports on:

Provider Credentialing

Network and Out-of Network Providers

Ratio of Enrollees to PCPs

Utilization of Diabetes Disease Management

Utilization of Asthma Disease Management

Utilization of Hypertension Disease Management

EPSDT Utilization

Tele MiSalud Utilization

Preventive Services Utilization

Pharmacy Services Utilization

Dental Services Utilization

ER Utilization by Region and by PMG

Prenatal Care Utilization

Covered Population by Municipality, Group, Age, and Gender

CONTRACT ARTICLE	FREQUENCY	GENERAL DESCRIPTION OF REQUIREMENTS
Quality Improvement (Article 12)	Quarterly Annually
Various HEDIS medical care and Access measures listed in Section 12.5.3 of this Contract; Preventive Clinical Programs; Emergency Room Use Indicators

Report on HEDIS Measures in the areas of Prevention and Screening, Respiratory Conditions, Cardiovascular Conditions, and Access / Availability of Care

Fraud and Abuse (Article 13)	Quarterly Within one Business Day of obtaining knowledge	Report on preliminary investigations of Fraud and Abuse Disclosure of persons debarred, suspended, or excluded from participation in the Medicaid, Medicare or CHIP Programs
Grievance System (Article 14)	Quarterly	Report on Enrollee complaints, Grievances, Notices of Action, Appeals, and Administrative Law Hearing Requests
Provider Payment Management (Article 16)
Each fifteenth (15th) and (30th) day of each calendar month

Each fifteenth (15th) and (30th) day of each calendar month

Monthly

Quarterly

Each fifteenth (15th) and (30th) day of each calendar month

Each fifteenth (15th) and (30th) day of each calendar month

Claims Payment Report

Report listing all paid and denied Claims

Encounter Data

Findings and corrective measures taken with respect to encounter registration and reporting

Pharmacy Claims report

Unclean Claims Report

CONTRACT ARTICLE	FREQUENCY	GENERAL DESCRIPTION OF REQUIREMENTS
Information Systems (Article 17)	Monthly	Systems Availability and Performance Report
Payment for Services (Article 21)	Quarterly Monthly Monthly Quarterly	Actuarial Report IBNR report Administrative Fee Disbursement Report PMG IBNR report
Financial Management (Article 22)	Quarterly Quarterly Monthly Monthly Annually Annually Annually Annually Annually
Contractor’s findings regarding routine audits of Providers to evaluate cost-avoidance performance

Contractor’s unaudited quarterly financial statement

Report listing Enrollees who have new health insurance coverage, casualty insurance coverage, or a change in health or casualty insurance coverage

Report on Provider stop loss limits

Audited financial statement

Report to the Puerto Rico Insurance Commissioner’s Office

Corporate annual report

Report on Controls Placed in Operation and Tests of Operating Effectiveness

Disclosure of Information on Annual Business Transactions

CONTRACT ARTICLE	FREQUENCY	GENERAL DESCRIPTION OF REQUIREMENTS
Termination of Contract (Article 34)	Upon reasonable request during the Transition Period	Any Transition Report (not otherwise listed above)
Transition of Contract (Article 35)	Once, on the Termination Date	Final Report

ARTICLE 19	ENFORCEMENT AND LIQUIDATED DAMAGES

19.1	General Provisions

19.1.1
In the event the Contractor is in default as to any applicable term, condition, or requirement of this Contract, and in accordance with any applicable provision of 42 CFR 438.700 and Section 4707 of the Balanced Budget Act of 1997, at any time on or after one hundred twenty (120) Calendar Days following the Effective Date, the Contractor agrees that, in addition to the terms of Section 34.1.1 of this Contract, ASES may assess liquidated damages against the Contractor for any such default, in accordance with this Article 19; provided, however, that ASES may not impose liquidated damages with respect to a specific  event of default of Contractor if ASES has not complied with its obligations with respect to, or giving rise to, the same event.  The Parties further acknowledge and agree that the specified liquidated damages are reasonable and the result of a good faith effort by the Parties to estimate the actual harm caused by the Contractor’s breach and are in lieu of any other financial remedies to which ASES may otherwise have been entitled.  The Contractor’s failure to meet the requirements in this Contract is divided into four (4) categories of events.

19.1.2
Notwithstanding any sanction, including liquidated damages, imposed upon the Contractor, other than Contract termination, the Contractor shall continue to provide Administrative Services and make available through its Network Providers all Covered Services and other Benefits under this Contract.

19.1.3
The Contractor shall not be subject to the assessment of liquidated damages under more than one category for the same event, or arising from the same occurrence of non-compliance with this Contract; provided, that ASES may, in its discretion, impose the highest of any applicable category to such event.

19.1.4
In the event corrective action is taken by the Contractor within four (4) Business Days of ASES’s approval of a Corrective Action Plan, liquidated damages shall not be imposed, notwithstanding any provision of this Contract to the contrary, unless the corresponding violation remains uncured upon expiration of the term provided for remediation in such Corrective Action Plan.

19.1.5
Except as specified in sections 10.1.6.2, 12.3.6, 12.6.1.7 and 31.2 of this Contract, the Contractor shall not be subject to any liquidated damages, penalties, fines, financial sanctions, reimbursement obligations or other financial assessments by ASES except as provided in this Article 19.

19.2	Category 1

19.2.1
Liquidated damages up to $100,000 per violation may be imposed for Category 1 events.  For Category 1 events, the Contractor shall submit a written Corrective Action Plan to ASES for review and approval prior to implementing the corrective action.  ASES shall review such Corrective Action Plan within ten (10) Business Days of submission.  The following constitute Category 1 events:

19.2.1.1	Acts that discriminate among Enrollees on the basis of their health status or need for health care services; or

19.2.1.2	Misrepresentation of actions or falsification of information furnished to CMS or ASES.

19.3	Category 2

19.3.1
Liquidated damages up to $25,000 per violation may be imposed for Category 2 events.  For Category 2 events, the Contractor shall submit a written Corrective Action Plan to ASES for review and approval prior to implementing the corrective action.  ASES shall review such Corrective Action Plan within ten (10) Business Days of submission.  The following constitute Category 2 events:

19.3.1.1
Subject to ASES compliance with its obligations under Article 21 of this Contract, repeated noncompliance by the Contractor with any material obligation that adversely affects the services that the Contractor is required to provide under Article 7 of this Contract;

19.3.1.2	Misrepresentation or falsification of information furnished to Enrollees or Providers;

19.3.1.3	Failure to comply with the requirements for the Physician Incentive Plan, as set forth in 42 CFR 422.208 and 422.210;

19.3.1.4	Distribution directly, or indirectly, or through any independent contractor, marketing materials that have not been approved by ASES or that contain false or materially misleading information;

19.3.1.5
Violation of any other applicable requirements of the Social Security Act  and any implementing regulations that may, in either case, have a material impact on the Administrative Services provided under this Contract;

19.3.1.6	Failure of the Contractor to assume its material duties under this Contract in accordance with the transition timeframes specified herein;

19.3.1.7
Failure to terminate a Provider that imposes Co-Payments or other cost-sharing on Enrollees that are in excess of the premiums permitted by ASES, as listed on Attachment 8 (ASES will deduct the amount of the overcharge and return it to the affected Enrollees);

19.3.1.8	Failure to address Enrollees’ Complaints, Appeals, and Grievances, and Provider disputes, within the timeframes specified in this Contract;

19.3.1.9	Failure to comply with the confidentiality provisions in accordance with 45 CFR 160 and 164;

19.3.1.10	Failure to enroll any Potential Enrollee because of any discriminatory practice; and

19.3.1.11	Violation of a subcontracting requirement in the Contract.

19.4	Category 3

19.4.1
Liquidated damages up to $5,000 per day may be imposed for Category 3 events.  For Category 3 events, the Contractor shall submit a written Corrective Action Plan to ASES for review and approval prior to implementing the corrective action.  ASES shall review such Corrective Action Plan within ten (10) Business Days of submission.  The following constitute Category 3 events:

19.4.1.1	Failure to submit required Reports in the timeframes prescribed in Article 18;

19.4.1.2	Submission of incorrect or deficient Deliverables or Reports in accordance with Article 18 of this Contract;

19.4.1.3	Failure to comply with the Claims processing standards as follows:

19.4.1.3.1	Failure to process and finalize to a paid or denied status ninety-five percent (95%) of all Clean Claims within thirty (30) Calendar Days of receipt;

19.4.1.3.2	Failure to process and finalize to a paid or denied status one hundred percent (100%) of all Clean Claims within fifty (50) Calendar Days of receipt; and

19.4.1.3.3	Failure to process Unclean Claims as specified in Section 16.9.3 of this Contract;

19.4.1.4
Failure to pay Providers interest at the rate identified in and otherwise in accordance with Section 16.10.2.3 of this Contract when a Clean Claim is not adjudicated within the claims processing deadlines;

19.4.1.5	Failure to comply with the quarterly submission of EPSDT reports to ASES.

19.4.1.6	Failure to notify PCPs of the Gaps in Care analysis in accordance with the EPSDT guidelines specified in Section 7.9 of this Contract;

19.4.1.7	Failure to comply with any Corrective Action Plan as required by ASES;

19.4.1.8	Failure to provide the Claims Payment Disbursement Illustration and Actuarial Report information required in Sections 21.1.14 and 21.1.15 of this Contract;

19.4.1.9	Failure to seek, collect and/or report Third Party Liability information as provided in Section 22.4 of this Contract; and

19.4.1.10	Failure of Contractor to issue written notice to Enrollees upon Provider’s termination as a Provider in the Plan as described in Section 10.4.3 of this Contract.

19.5	Category 4

19.5.1
Liquidated damages as specified below may be imposed for Category 4 events.  For Category 4 events, the Contractor shall submit a written Corrective Action Plan to ASES for review and approval prior to implementing the corrective action.  ASES shall review such Corrective Action Plan within ten (10) Business Days of submission.  The following constitute Category 4 events:

19.5.1.1	Failure to implement the business continuity-disaster recovery (BC-DR) plan as follows:

19.5.1.1.1	Implementation of the (BC-DR) plan exceeds the proposed time by two (2) or less Calendar Days: five thousand dollars ($5,000) per day up to day 2;

19.5.1.1.2	Implementation of the (BC-DR) plan exceeds the proposed time by more than (2) and up to five (5) Calendar Days: ten thousand dollars ($10,000) per each day beginning with Day 3 and up to Day 5;

19.5.1.1.3
Implementation of the (BC-DR) plan exceeds the proposed time by more than five (5) and up to ten (10) Calendar Days, twenty-five thousand dollars ($25,000) per day beginning with Day 6 and up to Day 10; and

19.5.1.1.4	Implementation of the (BC-DR) plan exceeds the proposed time by more than ten (10) Calendar Days: fifty thousand dollars ($50,000) per each day beginning with Day 11.

19.5.1.2	Unscheduled System Unavailability in violation of Article 17, in ASES’s discretion, two hundred fifty dollars ($250) for each thirty (30) minutes or portions thereof.

19.5.1.3
Failure to make available to ASES or its Agent, valid extracts of Encounter Information for a specific month within fifteen (15) Calendar Days of the close of the month: five hundred dollars ($500) per day.  After thirty (30) Calendar Days of the close of the month:  two thousand dollars ($2000) per day.

19.5.1.4
Failure to correct a system problem not resulting in System Unavailability within the allowed timeframe, where failure to complete was not due to the action or inaction on the part of ASES as documented in writing by the Contractor:

19.5.1.4.1	One (1) to fifteen (15) Calendar Days late: two hundred and fifty dollars ($250) per Calendar Day for Days 1 through 15;

19.5.1.4.2	Sixteen (16) to thirty (30) Calendar Days late: five hundred dollars ($500) per Calendar Day for Days 16 through 30; and

19.5.1.4.3	More than thirty (30) Calendar Days late: one thousand dollars ($1,000) per Calendar Day for Days 31 and beyond.

19.5.1.5	Failure to meet the Tele MiSalud performance standards:

19.5.1.5.1	$1,000 for each percentage point that is below the target answer rate of eighty percent (80%) in thirty (30) seconds;

19.5.1.5.2	$1,000 for each percentage point that is above the target of a three percent (3%) Blocked Call rate; and

19.5.1.5.3	$1,000 for each percentage point that is above the target of a five percent (5%) Abandoned Call rate.

19.6	Other Remedies

19.6.1	In addition to the other liquidated damages described above for Category 1-4 events, ASES may impose the following other remedies:

19.6.1.1	[Intentionally left blank].

19.6.1.2	Granting Enrollees the right to terminate Enrollment without cause and notifying the affected Enrollees of their right to disenroll;

19.6.1.3	Suspension of all new Enrollment, including Auto-Enrollment, after the effective date of remedies;

19.6.1.4	Additional remedies allowed under Puerto Rico law or regulations that address areas of non-compliance specified in 42 CFR 438.700.

19.6.2
Subject to Article 34 of this Contract, in lieu of imposing a remedy allowed under this Article 19, ASES may terminate this Contract, without any liability whatsoever (but subject to making any payments due under this Contract through any such date of termination), in the event of any failure specified in Category 1 or Category 2, if the terms of the Corrective Action Plan are not implemented to ASES’s reasonable satisfaction or if such failure continues or is not corrected, to ASES’s sole reasonable satisfaction.

19.6.3
In the event of noncompliance by the Contractor with Article 18 or Sections 21.3.2 or 21.3.3 of this Contract, ASES shall have the right to Withhold, with respect to Article 18, a sum not to exceed ten percent (10%)—and with respect to Sections 21.3.2 or 21.3.3 of this Contract, a sum not to exceed thirty percent (30%)—of the Administrative Fee for the following month and for continuous consecutive months thereafter until such noncompliance is cured and corrected, in lieu of imposing any liquidated damages, penalties or sanctions against the Contractor hereunder.  ASES shall release the Withhold of the Administrative Fee to the Contractor within two (2) Business Days after the corresponding event of noncompliance is cured to ASES’s sole but reasonable satisfaction.

19.7	Notice of Remedies

19.7.1	Prior to the imposition of either sanctions or other remedies, ASES will issue a written notice of remedies that will include the following:

19.7.1.1	A citation to the law, regulation or Contract provision that has been violated;

19.7.1.2	The remedies to be applied and the date the remedies will be imposed;

19.7.1.3	The basis for ASES’s determination that the remedies should be imposed;

19.7.1.4	Request for a Corrective Action Plan, if applicable; and

19.7.1.5
The timeframe and procedure for the Contractor to dispute ASES’s determination. Liquidated damages shall only be imposed and payable after the Parties have completed the procedure for the imposition of sanctions pursuant to Section 19.7.2 of this Contract.

19.7.2	Procedure for the Imposition of Sanctions

19.7.2.1
The Contractor has the right, within fifteen (15) Calendar Days of receipt from ASES of a notice of remedies, to appeal in writing any such remedy.  If any such appeal is filed by the Contractor, ASES may take any of the following actions:

19.7.2.1.1	Confirm the remedy;

19.7.2.1.2	Modify or amend the remedy; or

19.7.2.1.3	Eliminate the remedy, provided Contractor has taken all the necessary actions to correct any such deficiency or cure the failure that caused the remedy.

19.7.2.2	If the sanctions are confirmed or otherwise modified, the Contractor has the right to appeal ASES’s decision as provided in Act 72 or under other applicable law.

19.7.2.3	[Intentionally Left Blank].

ARTICLE 20	TERM OF CONTRACT

20.1
The term of this Contract (“Contract Term”) shall begin at 12:01 a.m., Puerto Rico time, on the date in which this Contract is duly executed as specified on the signature page of this Contract (also referred to as the “Effective Date of the Contract”), and shall continue until 11:59 p.m., Puerto Rico time, on June 30, 2013.

20.2
Notwithstanding Section 20.1 above, the arrangement for the provision of Covered Services and Benefits to Enrollees by the Contractor under this Contract shall begin on the Implementation Date of the Contract.

20.3	The Administrative Fee shall remain the same for the Contract Term unless modified pursuant to the terms of this Contract.

20.4	The Contract shall expire at the close of the Contract Term unless earlier terminated in accordance with Article 34.

20.5
Ninety (90) Calendar Days prior to June 30, 2013, the Parties may elect to commence negotiations to renew the Contract Term. If the Parties elect to engage in these negotiations, they agree to negotiate in good faith any such renewal under terms and conditions to be mutually agreed.

ARTICLE 21	PAYMENT FOR SERVICES

21.1	General Provisions

21.1.1	ASES’s obligations under this Contract to make Claims Payments and Administrative Fee payments to the Contractor shall commence on the Implementation Date of the Contract.

21.1.2
The Parties acknowledge and agree that any change in the scope or extent of the services to be performed by the Contractor hereunder that materially affects the basis upon which the Administrative Fee was originally calculated will be grounds for recalculation of the Administrative Fee paid hereunder.

21.1.3	[Intentionally left blank].

21.1.4
ASES acknowledges that the Claims Payments agreed to under the terms of this Contract in addition to any applicable cost-sharing as provided in Attachment 8 may not constitute full payment for Covered Services and Benefits under MiSalud.  The Contractor will have no responsibility for payment for Covered Services and Benefits in excess of the Claims Payments unless the Contractor has obtained prior written approval, in the form of a Contract amendment, authorizing an increase in the total payment and the payments for Covered Services are increased by an amount sufficient to cover any such increase by an amount which is actuarially sound, as certified by ASES actuaries.

21.1.5
The Contractor shall maintain all the utilization and financial data related to this Contract duly segregated from its commercial and Platino business accounting system including, but not limited to, the general ledger.  In addition, the Contractor shall maintain separate utilization and financial data for each Service Region covered under this Contract.

21.1.6	[Intentionally left blank].

21.1.7
Fee-for-service amounts paid by the Contractor for Claims, or Capitation payments made by the Contractor derived or otherwise based on Encounter Data submitted by Providers, resulting from services determined not to be Medically Necessary by the Contractor, will not be considered in the MiSalud Program experience for any purposes or for the incentive plans contemplated under this Contract.

21.2	Administrative Fee

21.2.1
The Administrative Fee shall be calculated by multiplying the actual number of Enrollees as of the last day of the month preceding the month in which payment is made by the Per Member Per Month Administrative Fee agreed to between the Contractor and ASES for each Service Region covered by this Contract. The Per Member Per Month Administrative Fee for each Service Region is specified in Attachment 11.  The Administrative Fee shall be due to the Contractor on the fifth (5th) day of each month; however, ASES shall have the right to make partial payments throughout the month, provided that payment in full of the corresponding monthly Administrative Fee in each Service Region is made on or before the last day of the same month.

21.2.2
The Per Member Per Month Administrative Fee shall only be paid for Enrollees for whom ASES has received adequate notification of Enrollment from the Contractor as of the date specified by ASES, under Section 5.2.3 of this Contract; provided, however, that the Contractor shall receive the applicable fee once it cures, to ASES’s reasonable satisfaction, any deficiency in the notification of Enrollment.

21.2.3
The Per Member Per Month Administrative Fee for Enrollees not enrolled in MiSalud for the entire month shall be determined on a pro rata basis by the following calculation: (i) the Per Member Per Month Administrative Fee shall be divided by the number of days in the month, (ii) such amount shall be multiplied by the number of days in the month the Enrollee was enrolled in MiSalud, including the Effective Date of Enrollment and the period referred to in Section 4.4.1.2 of this Contract.

21.2.4
Any Administrative Fee invoice to be submitted by the Contractor shall be certified as provided in this Contract and any Federal requirement.  The certification must attest, based on best knowledge, information, and belief, as to the accuracy, completeness and truthfulness of the enrollment data, encounter data, and any other financial data as ASES may reasonably request under the terms of this Contract.  The monthly Administrative Fee invoice that the Contractor must submit to ASES shall include the following certification:

“Bajo pena de nulidad absoluta certifico que ningún servidor público de ASES es parte o tiene algún interés en las ganancias o beneficios producto del contrato objeto de esta factura y, de ser parte o tener interés en las ganancias o beneficios productos del contrato, ha mediado una dispensa previa.  La única consideración para suministrar los bienes o servicios objeto del contrato han sido el pago acordado con el representante autorizado de ASES.  El importe de esta factura es justo y correcto.  Los trabajos han sido realizados, los productos y servicios han sido entregados y/o prestados y no han sido pagados.”

Under penalty of absolute nullity, I certify that no employee of ASES is a party to or has any interest in the payments or benefits arising from the Contract that underlies this invoice or, alternatively, that if an employee thereof is a party to or has an interest in the payments or benefits arising of said Contract, that the necessary waiver was obtained in connection hereto.  The payment agreed upon with the appropriate, duly authorized representative of ASES constitutes the sole consideration for providing the services called for in the Contract.  The amount billed in this invoice is just and correct.  The services billed for in this invoice have been performed according to the Contract's terms and have not been paid."

21.2.5	[Intentionally left blank].

21.2.6
If ASES makes payment in excess of the Administrative Fee or Claims Payment, ASES may, upon five (5) Business Days prior written notice to the Contractor, Withhold any future payment of the Administrative Fee or Claims Payment, as applicable, to offset any such excess payment.

21.2.7
Administrative expenses to be included in determining the experience of the MiSalud Program are those related to this Contract in accordance with Section 22.1.8 of this Contract.  Separate allocations of expenses from any other of the Contractor’s business or insurance plans other than expenses under this Contract related to the MiSalud Program, from the Contractor’s subsidiaries or affiliated companies, from the Contractor’s parent company, or from other entities will not be reflected or commingled with the financial data of the MiSalud Program. Any cost-shifting, financial consolidation or the implementation of other combined financial measures is expressly forbidden.

21.2.8	[Intentionally left blank.]

21.3	Claims Payment

21.3.1
The Claims Payment Report shall be certified as provided in this Contract and any Federal requirement.  The certification must attest, based on best knowledge, information, and belief, as to the accuracy, completeness and truthfulness of the enrollment data, encounter data, and any other data required in this Contract.

21.3.2
After receipt of the Claims Payment Report, ASES shall have five (5) Business Days to review the Claims Payment Report and transfer funds into a zero-balance account.  To the extent ASES determines that a request for payment of a Claim is unwarranted under the terms of this Contract, ASES shall provide notice to the Contractor of such determination and the corresponding explanation before deducting any such amount(s) from the total amount requested in the Claims Payment Report.  The Contractor shall have two (2) Business Days to remit payment to Providers after such payment by ASES.

21.3.3
After receipt of the Pharmacy Claims Payment Report, ASES shall have five (5) Business Days to review the Pharmacy Claims Payment Report and transfer funds into a zero-balance account.  In compliance with Section 10.5.8.4 of this Contract after such payment by ASES, the Contractor shall have two (2) Business Days to remit payment into the zero-balance account for the PBM after such payment by ASES.

21.3.4
ASES shall provide written instructions to the Contractor on or before the Implementation Date with respect to the management and operation of all zero balance accounts to be established under this Contract.

21.4	Claims Incurred But Not Reported

21.4.1
As part of its Administrative Services and in accordance with the Insurance Code of Puerto Rico, the Contractor shall perform, on a monthly basis, an actuarially sound process to estimate and track potential liability associated with Claims incurred but not reported (“IBNR”) for each Service Region and for each PMG.  In addition, as part of its Administrative Services, the Contractor shall conduct annual reviews to its IBNR methodology and make adjustments as necessary or otherwise as reasonably required by ASES.

21.4.1.1	IBNR Claims at the Contractor

21.4.1.1.1	Every thirty (30) Calendar Days, the Contractor shall submit an estimated amount of Claims incurred but not reported (“IBNR”).

21.4.1.2	IBNR Claims at the PMG

21.4.1.2.1
ASES shall establish a reserve fund for IBNR for Capitation payments to PMGs based on actuarial estimates to be provided by the Contractor.  If such reserve fund were to exceed twenty percent (20%) of Per Member Per Month Capitation payments to PMGs for the first Fiscal Year of the Contract (i.e., the period from the Effective Date of the Contract through June 30, 2012); or ten percent (10%) of Per Member Per Month Capitation payments to PMGs for the second Fiscal Year (i.e., the period from July 1, 2012 to June 30, 2013), the Contractor shall inform ASES so that ASES may determine, in its discretion, any change in the reserve fund under this section 21.4.1.2.

21.4.1.2.2
The reserve shall be reconciled and adjusted every ninety (90) Calendar Days.  The Contractor shall submit quarterly reconciliation reports to ASES.  ASES shall have five (5) Business Days to review the IBNR reconciliation reports and, if necessary, any excess will be liquidated in the following twenty five (25) Business Days.  Once the PMG has the reserve necessary as determined by the Contractor, the monthly retention may not exceed three percent (3%) of Per Member Per Month Capitation payments to PMGs; provided, that if at any time the reserve falls below the amount determined as adequate by the Contractor’s actuaries, the Contractor shall inform ASES so that ASES may determine, in its discretion, any change in the retention amount to ensure the adequacy of the reserve fund.  Any increase must be justified in information from the PMG file.

21.4.1.2.3
The Contractor shall continue to submit quarterly IBNR reconciliation reports to ASES until three hundred and sixty-five (365) Calendar Days after the end of the Contract Term.  Any remainder of the IBNR funds shall be returned to the PMGs in an unextendable period of sixty (60) Calendar Days from the date that ASES approves in writing the Contractor’s final quarterly reconciliation report.

21.5	Contractor Objections to Payment

21.5.1
If the Contractor wishes to contest the amount of payments (including but not limited to the Administrative Fee) made by ASES in accordance with the terms outlined in this Article for services provided under the terms of this Contract, the Contractor shall submit to ASES all relevant documentation supporting the Contractor’s objection no later than ninety (90) Calendar Days after payment is made.   Once this term has ended, the Contralor forfeits its rights to object payments made by ASES hereunder.

21.5.2
After the Contractor’s submission of all relevant information, the Contractor and ASES will meet to discuss any objections to payment and the relevant data and information.  If after discussing the matter and analyzing all relevant data it is subsequently determined that an error in payment was made, the Contractor and ASES will develop a plan to remedy the situation, which would include a timeframe for resolution agreed to by both Parties, within a time period mutually agreed upon by both Parties.

21.6	Retention Fund for Quality Incentive Program

ASES will Withhold and release the Retention Fund for the Quality Incentive Program in accordance with Section 12.5 of this Contract.

21.7	Financial Performance Incentive

21.7.1
A financial performance incentive has been agreed to between ASES and the Contractor.  If the member-weighted average of the cost of actual Claims incurred per member per month for all Service Regions is more than one and a half percent (1.5%) below the member-weighted average of ASES’s projected Claims cost per member per month for all Service Regions, excluding the Virtual Region (the “Threshold Amount”) as per Attachment 10 of this Contract, the Contractor shall be entitled to fifty percent of the difference between the aggregate Threshold Amount and the actual incurred Claims for such regions.  The calculation methodology for the Claims cost is included in Attachment 10A to this Contract.

21.7.2
Calculation of the actual Claims incurred will be made on June 30, 2014 (after the end of the Runoff Period), following a reconciliation process to be agreed upon by the Parties.  No later than July 31, 2014, the agreed amount of the Contractor’s share of the savings below the Threshold Amount, if any, will be paid to the Contractor.

ARTICLE 22	FINANCIAL MANAGEMENT

22.1	General Provisions

22.1.1
Subject to ASES timely payment of all Claims Payment for each Service Region under the terms of this Contract, the Contractor shall be responsible for the sound financial management of the MiSalud Program.

22.1.2
The Contractor shall notify ASES of any loans or other special financial arrangements made between the Contractor and any PMG or other Network Provider.  Any such loans shall strictly conform to the legal requirements of federal and Puerto Rico anti-fraud and anti-kickback laws and regulations.

22.1.3
The Contractor shall provide ASES with copies of its audited financial statements following Generally Accepted Accounting Principles (“GAAP”) in the United States, at its own cost and charge, for the duration of the Contract, and as of the end of each the Contractor’s fiscal year during the Contract Term, regarding the financial operations related to the MiSalud Program.  The statements shall provide (1) a separate accounting of activities relating to each Service Region, and (2) a consolidated section accounting for all MiSalud Program activities.  These reports shall be submitted to ASES no later than ninety (90) days after the close of each Fiscal Year during the term of this Contract.

22.1.4
The Contractor shall provide to ASES a copy of its Annual Report to the Office of the Insurance Commissioner, as applicable, in the format agreed upon by the National Association of Insurance Commissioners (NAIC), for the year ended on December 31, 2010, and subsequently thereafter, if the Contract is renewed, not later than March 31 of each year.

22.1.5
The Contractor shall provide to ASES unaudited financial statements for each quarter during the Contract Term, not later thirty (30) Calendar Days after the closing of each quarter.  The Contractor shall submit (1) a separate accounting of activities relating to each Service Region, and (2) a consolidated section accounting for all MiSalud Program activities.

22.1.6	The Contractor shall provide to ASES a copy of its annual corporate report at the close of the calendar year.

22.1.7
The Contractor shall maintain adequate procedures and controls to ensure that any payments pursuant to this Contract are properly made.  The Contractor shall submit such proposed procedures and controls to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to these procedures and controls must be previously approved in writing by ASES.  In establishing and maintaining such procedures, the Contractor will provide for separation of the functions of certification and disbursement.

22.1.8
The Contractor acknowledges, and shall incorporate in contracts with Providers, Subcontractors, and other persons engaged by the Contractor in connection with this Contract, that the MiSalud Program is a government-funded program.  As such, administrative costs shall be in accordance with cost principles permissible, and with applicable federal and Puerto Rico guidelines, including applicable Office of Management and Budget Circulars, primarily recognizing that: (1) a cost shall be reasonable if it is of the type generally recognized as ordinary and necessary, and if in its nature and amount, and taking into consideration the purpose for which it was disbursed, it does not exceed that which would be incurred by a prudent person in the ordinary course of business under the circumstances prevailing at the time the decision was made to incur the cost; and (2) a cost shall be reasonable if it is allocable to or related to the cost objective that compels cost association.

22.1.9
The Contractor shall maintain an accounting system for MiSalud separate from the rest of its commercial activities. This system will only include only MiSalud data.  The data contained in any report required to be provided by the Contractor to ASES hereunder will be provided by Service Region unless otherwise agreed to in writing by the Parties.

22.1.10
The Contractor shall provide, throughout the Contract Term, any other necessary and related information that is deemed necessary by ASES in order to evaluate the Contractor’s financial capacity and stability.

22.2	Solvency and Financial Requirements

22.2.1	The Contractor shall establish and maintain adequate net worth, working capital, and financial reserves to carry out its obligations under this Contract.

22.2.2	The Contractor shall comply with the Puerto Rico Insurance Code with respect to insolvency protection.

22.3	Reinsurance and Stop Loss

22.3.1
ASES may enter, in its discretion, into a Reinsurance program at any time.  The Contractor shall provide any information requested by ASES in a timely manner as may be required for ASES to enter into a Reinsurance program.

22.3.2
For the First Fiscal Year of the Contract Term (November 1, 2011 to June 30, 2012), ASES shall establish a stop-loss limit of six thousand five hundred dollars ($6,500) per Enrollee per Fiscal Year for Primary Medical Groups.  For the Second Fiscal Year July 1, 2012 to June 30, 2013 of the Contract Term, ASES shall establish a stop-loss limit of ten thousand dollars ($10,000) per Enrollee per Fiscal Year for Primary Medical Groups.  Stop-loss coverage shall comply with the limits specified in 42 CFR 422.208(f).  The limit shall be activated when the expense of providing Covered Services to an Enrollee, including all outpatient and inpatient expenses, reaches this sum.  The Contractor shall have mechanisms in place to identify the stop loss once it is reached for an Enrollee, and shall establish monthly reports to inform ASES and the PMGs of Enrollees who have reached the stop-loss limit.  ASES shall assume all losses exceeding the limit.

22.3.3
The stop-loss responsibility shall not be transferred to a PMG unless the PMG and the Contractor expressly agree to the PMG’s assuming this risk and the associated risk distribution arrangement has been previously approved in writing by ASES.

22.4	Third Party Liability and Cost Avoidance

22.4.1	General Provisions

22.4.1.1
The MiSalud program shall be the payer of last resort for all Covered Services rendered on behalf of Medicaid and CHIP Enrollees in accordance with federal regulations; ASES intends to enforce this rule with respect to all MiSalud Enrollees. ASES and the Contractor shall agree to develop protocols and procedures for the coordination of benefits in the event any other source of payment or health insurance with respect to the Covered Services.

22.4.1.2
The Contractor shall exercise full assignment rights as applicable and shall be responsible for making every reasonable effort to determine the legal liability of Third Parties to pay for services rendered to Enrollees under this Contract and to cost avoid or recover any such liability from the Third Party.  “Third Party,” for purposes of this Section, shall mean any person or entity that is or may be liable to pay for the care and services rendered to a MiSalud Enrollee.  Examples of a Third Party include an Enrollee’s health insurer, casualty insurer, a managed care organization, and Medicare.

22.4.1.3
The Contractor hereby agrees to utilize, and cause its Providers to utilize, available public or private sources of payment for services rendered to Enrollees in the MiSalud Plan for claims cost avoidance purposes, within thirty (30) Calendar Days of becoming aware of such sources. If Third Party Liability (TPL) exists for part or all of the Covered Services provided directly by the Contractor to an Enrollee, the Contractor shall make Reasonable Efforts to recover from TPL sources the value of Covered Services rendered.  If TPL exists for part or all of the Covered Services provided to an Enrollee by a Subcontractor or a Provider, and the Third Party will make payment within a reasonable time, the Contractor may pay the Subcontractor or Provider only the amount, if any, by which the Subcontractor’s or Provider’s allowable claim exceeds the amount of TPL.

22.4.1.4
The Contractor shall deny payment on a Claim that has been denied by a Third Party payer when the reason for denial is the Provider’s  failure to follow prescribed procedures, including, but not limited to, failure to obtain Prior Authorization, failure to file Claims timely, etc.

22.4.1.5	The Contractor shall, within five (5) Business Days of issuing a denial of any claim based on TPL, provide TPL data to the Provider.

22.4.1.6
The Contractor shall treat funds recovered from Third Parties as offsets to Claims payments. The Contractor shall report all cost avoidance values to ASES in accordance with federal guidelines and as described subsequently in this Section.

22.4.1.7	The Contractor shall post all Third Party payments or recoveries to Claim-level detail by Enrollee.

22.4.1.8
If the Contractor operates or administers a non-MiSalud health plan, the Contractor shall, to the extent permitted by law, assist ASES with the identification of Enrollees with access to other insurance to coordinate benefits for such Enrollees.

22.4.1.9
The Contractor shall audit and review its Providers’ claims, using monthly the reports submitted pursuant to Section 16.7 of this Contract or other pertinent data, to ensure that Providers are not receiving duplicate payment for services billable to third parties, in particular the Medicare program.  The Contractor shall report to ASES on a quarterly basis its findings regarding claims, invoices, or duplicate or inappropriate payments.  According to the timeframe specified in Attachment 12 to this Contract, the Contractor shall submit to ASES for its review and approval a plan for such routine audits.  Any subsequent changes to the plan for routine audits must be previously approved in writing by ASES.

22.4.1.10
The Contractor shall make a reasonable effort (in accordance with reasonable industry standards and practices), including through collaboration with Providers, to collect and report Third Party recoveries.  Third Party recoveries shall be remitted to ASES promptly upon receipt by the Contractor.

22.4.1.11
The Contractor shall comply with the applicable provisions of 42 CFR 433 Subpart D – Third Party Liability and 42 CFR 447.20 Provider Restrictions: State Plan Requirements, or work cooperatively with ASES to assure compliance with the requirements therein, as it relates to the Medicaid and CHIP populations served by the MiSalud Plan and its Third Party Liability and cost avoidance responsibilities.

22.4.2
Legal Causes of Action for Damages.  ASES (or another agency of the Government of Puerto Rico) will have the sole and exclusive right to pursue and collect payments made by the Contractor when a legal cause of action for damages is instituted on behalf of a MiSalud Enrollee against a Third Party, or when ASES receives notices that legal counsel has been retained by or on behalf of any Enrollee.  The Contractor shall cooperate with ASES in all collection efforts, and shall also direct its Providers to cooperate with ASES in these efforts.

22.4.3
Estate Recoveries.  ASES (or another agency of the Government of Puerto Rico) will have the sole and exclusive right to pursue and recover correctly paid benefits from the estate of a deceased MiSalud Enrollee who was Medicaid Eligible in accordance with federal and Puerto Rico law.   Such recoveries will be retained by ASES.

22.4.4	Subrogation

22.4.4.1
Third Party resources shall include subrogation recoveries. The Contractor shall be required to seek subrogation amounts regardless of the amount believed to be available as required by federal Medicaid guidelines and Puerto Rico law.

22.4.4.2
The amount of any subrogation recoveries collected by the Contractor outside of the Claims processing system shall be treated by the Contractor as offsets to medical expenses for the purposes of reporting.

22.4.4.3
The Contractor shall conduct diagnosis and trauma code editing to identify potential subrogation claims. This editing should, at minimum, identify claims with a diagnosis of 900.00 through 999.99 (excluding 994.6) or claims submitted with an accident trauma indicator of ‘Y.’

22.4.5	Cost Avoidance

22.4.5.1
When the Contractor is aware of health or casualty insurance coverage before paying for a Covered Service, the Contractor shall avoid payment by promptly (within fifteen (15) Business Days of receipt) rejecting the Provider’s claim and directing that the Claim be submitted first to the appropriate Third Party.

22.4.5.2
Exceptions to the Cost-Avoidance Rule. In the following situations, the Contractor shall first pay its Providers and then coordinate with the liable Third Party, unless prior approval to take other action is obtained from ASES:

22.4.5.2.1	The coverage is derived from a parent whose obligation to pay support is being enforced by a government agency.

22.4.5.2.2	The claim is for Maternal and Prenatal Services to a pregnant woman or for EPSDT services that are covered by the Medicaid program.

22.4.5.2.3	The claim is for labor, delivery, and post-partum care and does not involve hospital costs associated with an inpatient stay.

22.4.5.2.4	The claim is for a child who is in the custody of ADFAN.

22.4.5.2.5	The claim involves coverage or services mentioned in this subsection in combination with another service.

22.4.5.3
If the Contractor knows that the Third Party will neither pay for nor provide the Covered Service, and the service is Medically Necessary, the Contractor shall neither deny payment for the service nor require a written denial from the Third Party.

22.4.5.4
If the Contractor does not know whether a particular service is covered by the Third Party, and the service is Medically Necessary, the Contractor shall promptly (within ten (10) Business Days of receipt of the Claim) contact the Third Party and determine whether or not such service is covered rather than requiring the Enrollee to do so.  Further, the Contractor shall require the Provider to bill the Third Party if coverage is available.

22.4.6	Sharing of TPL Information by ASES

By the fifth (5th) Calendar Day after the close of the month during which ASES learns of such information, ASES will provide the Contractor with a list of all known health insurance information on Enrollees for the purpose of updating the Contractor’s files.

22.4.6.1
Additionally, by the fifteenth (15th) Calendar Day after the close of the calendar quarter, ASES will provide to the Contractor a copy of a document containing all of the health insurers licensed by the Government of Puerto Rico as of the close of the previous quarter, and any other related information that is needed in order to file TPL claims.

22.4.7	Sharing of TPL Information by the Contractor

The Contractor shall submit a monthly report to ASES (following ASES file content, format and transmission specifications) by the fifth (5th) Calendar Day after the close of the month during which the Contractor learns that an Enrollee has new health insurance coverage, or casualty insurance coverage, or of any change in an Enrollee’s health insurance coverage. The Contractor shall impose a corresponding requirement on its Providers to notify the Contractor of any newly discovered coverage.

22.4.7.1
When the Contractor becomes aware that an Enrollee has retained counsel, who either may institute or has instituted a legal cause of action for damages against a Third Party, the Contractor shall notify ASES in writing, including the Enrollee’s name and MiSalud Enrollee Identification number, the date of the accident / incident, the nature of the injury, the name and address of Enrollee’s legal representative, copies of the pleadings, and any other documents related to the action in the Contractor’s possession or control.  This shall include, but not be limited to, the name of the Provider, the Enrollee’s diagnosis, the Covered Service provided to the Enrollee, and the amount paid to the Provider for each service.

22.4.7.2
The Contractor shall notify ASES within thirty (30) Calendar Days of the date it becomes aware of the death of one of its Medicaid Eligible Enrollees age fifty-five (55) or older, giving the Enrollee’s full name, Social Security number, and date of death.  ASES will then determine whether it can recover correctly paid Medicaid benefits from the Enrollee’s estate.

22.4.7.3	The Contractor agrees to share with ASES instances of Enrollee non-cooperation with the Contractor’s and with Network Providers’ efforts to determine sources of Third Party Liability.

22.4.8
Historic cost avoidance due to the existence of liable Third Parties is embedded in the cost of health services delivery and is reflected in the rates upon which ASES will base Claims Payments to the Contractor.  The Claims Payment does not include any reductions due to tort recoveries.

22.5	MiSalud as Secondary Payer to Medicare

22.5.1
In general, as provided in Section 7.12 of this Contract, save for services offered by Medicare Platino plans which operate independently of this Contract, MiSalud does not duplicate coverage provided by Medicare to Dual Eligible Beneficiaries and the Contractor shall not be a secondary payer for services for which Medicare is liable.

22.5.1.1
However, in a situation in which a Covered Service is covered in whole or part by both Medicare and MiSalud (for example, hospitalization services for a Dual Eligible Beneficiary who is enrolled in Medicare Part A only and whose hospitalization costs exceed the Medicare limit, per Section 7.12.1.1.1 of this Contract), the Contractor shall determine liability as a secondary payer as follows:

22.5.1.1.1
If the total amount of Medicare’s established liability for the services (Medicare paid amount) is equal to or greater than the negotiated contract rate between the Contractor and the Provider for the services, minus any MiSalud cost-sharing requirements, then the Provider is not entitled to, and the Contractor shall not pay, any additional amounts for the services.

22.5.1.1.2
If the total amount of Medicare’s established liability (Medicare paid amount) is less than the negotiated contract rate between the Contractor and the Provider for the services, minus any MiSalud cost-sharing requirements, the Provider is entitled to, and the Contractor shall pay, the lesser of:

22.5.1.1.2.1	The Medicaid cost-sharing (deductibles and coinsurance) payment amount for which the Dual Eligible Beneficiary is responsible under Medicare, and

22.5.1.1.2.2
An amount which represents the difference between (1) the negotiated contract rate between the Contractor and the Provider for the service minus any MiSalud cost-sharing requirements, and (2) the established Medicare liability for the services.

22.5.2
Enrollment Exclusions and Contractor Liability for the Cost of Care.  Any Dual Eligible Beneficiary who is already enrolled in a Medicare Platino Plan may not be enrolled by the Contractor. However, if the Contractor operates its own Medicare Platino Plan, the Contractor may enroll a Dual Eligible Beneficiary in the Platino Plan, which furnishes MiSalud benefits, per separate contract with ASES.

22.5.3	Protections for Medicaid Enrollees

22.5.3.1
The Contractor shall neither impose, nor allow Network Providers to impose, any cost-sharing charges of any kind upon Medicaid Eligible Persons enrolled in MiSalud, other than as authorized in this Contract.

22.5.3.2
Unless otherwise permitted by federal or Puerto Rico law, Covered Services may not be denied to a Medicaid Enrollee because of a Third Party’s potential liability to pay for the services, and the Contractor shall ensure that its cost avoidance efforts do not prevent Enrollees from receiving Medically Necessary services.

22.6	[Intentionally left blank].

22.7	Reporting Requirements

22.7.1	The Contractor shall submit to ASES all of the reports as indicated in Section 18.2 of this Contract.

22.7.2
Failure to submit the reports within the established timeframes, or failure to submit complete, accurate reports, may result in the imposition of liquidated damages pursuant to Article 19 of this Contract or Withhold of the Administrative Fee as outlined in Section 19.6.3 of this Contract.

22.7.3
The Contractor, at its sole expense, shall submit by May 15 (or a later date if approved by ASES) of each year a “Report on Controls Placed in Operation and Tests of Operating Effectiveness,” meeting all standards and requirements of the AICPA’s SAS 70, for the Contractor’s operations performed for ASES under the MiSalud Contract.

22.7.3.1
The audit shall be conducted by an independent auditing firm, which has prior SAS 70 audit experience.  The auditor must meet all AICPA standards for independence.  The selection of, and contract with the independent auditor shall be subject to the prior written approval of ASES.  ASES reserves the right to, at the Contractor’s expense, designate other auditors or reviewers to examine the Contractor’s operations and records for monitoring and/or stewardship purposes.

22.7.3.2
The independent auditing firm shall simultaneously deliver identical reports of its findings and recommendations to the Contractor and ASES within forty-five (45) Calendar Days after the close of each review period.  The audit shall be conducted and the report shall be prepared in accordance with generally accepted auditing standards for such audits as defined in the publications of the AICPA, entitled “Statements on Auditing Standards” (SAS).  In particular, both the “Statements on Auditing Standards Number 70-Reports on the Processing of Transactions by Service Organizations” and the AICPA Audit Guide, “Audit Guide of Service-Center-Produced Records” are to be used.

22.7.3.3
The Contractor shall respond to the audit findings and recommendations within thirty (30) Calendar Days of receipt of the audit and shall submit an acceptable proposed corrective action to ASES.  The Contractor shall implement the Corrective Action Plan within forty (40) Calendar Days of its approval by ASES.

22.7.4	The Contractor shall submit to ASES a “Disclosure of Information on Annual Business Transactions.” This Report must include:

22.7.4.1	Definition of A Party in Interest – As defined in Section 1318(b) of the Public Health Service Act, a party in interest is:

22.7.4.1.1
Any director, officer, partner, or employee responsible for management or administration of the Contractor; any person who is directly or indirectly the beneficial owner of more than five percent (5%) of the equity of the Contractor; any person who is the beneficial owner of a mortgage, deed of trust, note, or other interest secured by, and valuing more than five percent (5%) of the Contractor; or, in the case of a Contractor organized as a nonprofit corporation, an incorporator or Enrollee of such corporation under applicable State corporation law;

22.7.4.1.2
Any organization in which a person described in Section 22.7.4.1.1 above is director, officer or partner; has directly or indirectly a beneficial interest of more than five percent (5%) of the equity of the Contractor; or has a mortgage, deed of trust, note, or other interest valuing more than five percent (5%) of the assets of the Contractor;

22.7.4.1.3	Any person directly or indirectly controlling, controlled by, or under common control with the Contractor; or

22.7.4.1.4	Any spouse, child, or parent of an individual described in Sections 22.7.4.1.1-22.7.4.1.3 of this Contract.

22.7.4.2	Types of Transactions Which Must Be Disclosed. Business transactions which must be disclosed include:

22.7.4.2.1	Any sale, exchange or lease of any property between the Contractor and a party in interest;

22.7.4.2.2	Any lending of money or other extension of credit between the Contractor and a party in interest; and

22.7.4.2.3
Any furnishing for consideration of goods, services (including management services) or facilities between the Contractor and the party in interest.  This does not include salaries paid to employees for services provided in the normal course of their employment.

22.7.4.3	The information which must be disclosed in the transactions listed in this Section 22.7.4 between the Contractor and a party of interest includes:

22.7.4.3.1	The name of the party in interest for each transaction;

22.7.4.3.2	A description of each transaction and the quantity or units involved;

22.7.4.3.3	The accrued dollar value of each transaction during the Fiscal Year; and

22.7.4.3.4	Justification of the reasonableness of each transaction.

ARTICLE 23	PAYMENT OF TAXES

23.1	The Contractor certifies and guarantees that at the time of execution of this Contract:

23.1.1	It is a corporation duly authorized to conduct business in Puerto Rico and has filed income tax returns for the previous five (5) years;

23.1.2	It complied with and paid unemployment insurance tax, disability insurance tax (Law 139), social security for drivers (“seguro social choferil”), if applicable;

23.1.3	It filed any required corporation reports with the State Department for the five (5) previous years; and

23.1.4	It does not owe any kind of taxes to the Commonwealth of Puerto Rico, its instrumentalities, dependencies, corporations or municipalities.

23.2
The Contractor will forthwith pay all taxes lawfully imposed upon it with respect to this Contract or any product delivered in accordance herewith. ASES makes no representation whatsoever as to the liability or exemption from liability of Contractor to any tax imposed by any governmental entity.

ARTICLE 24	RELATIONSHIP OF PARTIES

24.1
Neither Party is an agent, employee, or servant of the other.  It is expressly agreed that the Contractor and any Subcontractors and agents, officers, and employees of the Contractor or any Subcontractor in the performance of this Contract shall act as independent contractors and not as officers or employees of ASES.  The Parties acknowledge, and agree, that the Contractor, its agent, employees, and servants shall in no way hold themselves out as Agent, employees, or servants of ASES.  It is further expressly agreed that this Contract shall not be construed as a partnership or joint venture between the Contractor or any Subcontractor and ASES.

ARTICLE 25	INSPECTION OF WORK

25.1
ASES, the Puerto Rico Medicaid Program, other agencies of the Government of Puerto Rico, the Department of Health and Human Services, the General Accounting Office, the Comptroller General of the United States, the Comptroller General of the Government of Puerto Rico, if applicable, or their Authorized Representatives, shall have the right to enter into the premises of the Contractor or all Subcontractors, or such other places where duties under this Contract are being performed for ASES, to inspect, monitor or otherwise evaluate the services or any work performed pursuant to this Contract.  All inspections and evaluations of work being performed shall be conducted with reasonable prior notice and during normal business hours.  All inspections and evaluations shall be performed in such a manner as will not unduly impact or delay the Contractor’s business operations.

ARTICLE 26	GOVERNMENT PROPERTY

26.1
The Contractor agrees that any papers, materials and other documents that are produced or that result, directly or indirectly, from or in connection with the Contractor’s provision of the services under this Contract shall be the property of ASES upon creation of such documents, for whatever use that ASES deems appropriate, and the Contractor further agrees to prepare any and all documents, including the Deliverables listed in Attachment 12 to this Contract, or to take any additional actions that may be necessary in the future to effectuate this provision fully.  In particular, if the work product or services include the taking of photographs or videotapes of individuals, the Contractor shall obtain the consent from such individuals authorizing the use by ASES of such photographs, videotapes, and names in conjunction with such use.  Contractor shall also obtain necessary releases from such individuals, releasing ASES from any and all claims or demands arising from such use.

26.2
The Contractor shall be responsible for the proper custody and care of any ASES-owned property furnished for the Contractor’s use in connection with the performance of this Contract.  The Contractor will reimburse ASES for its loss or damage, normal wear and tear excepted, while such property is in the Contractor’s custody or use.

ARTICLE 27	OWNERSHIP AND USE OF DATA AND SOFTWARE

27.1	Ownership and Use of Data

27.1.1
All data created from information, documents, messages (verbal or electronic), Reports, or meetings involving or arising out of this Contract are owned by ASES (the information will be hereinafter referred to as “ASES Data”).  The Contractor shall make all ASES Data available to ASES, which will also provide such ASES Data to CMS or other pertinent government agencies and authorities upon request.  The Contractor is expressly prohibited from sharing or publishing ASES Data without the prior written consent of ASES, except as required by law.  In the event of a dispute regarding what constitutes ASES Data, the Parties shall resolve any such dispute under the provisions of Article 49 of this Contract.

27.1.2
ASES acknowledges that before executing this Contract and in contemplation of the same, the Contractor has developed and designed certain programs and systems such as standard operating procedures, programs, business plans, policies and procedures, which ASES acknowledges are the exclusive property of the Contractor (the “Contractor Proprietary Information”).  Nevertheless, in case of default by the Contractor or termination pursuant to the terms of this Contract, ASES is hereby authorized to use to the extent allowable by any applicable commercial software and hardware licensing that exists at that moment or with which agreement can be reached at that moment with the vendor to modify such licensing to permit its use by ASES, at no cost to ASES, such Contractor properties for a period of one hundred and twenty (120) Calendar Days to effect an orderly transition to any new contractor or service provider for the Service Regions.  In any cases where the use of such systems from an operational perspective would also impact other lines of Contractor’s business or where licensing restrictions cannot be remedied, Contractor shall operate such systems on behalf of ASES.  Such operation by Contractor on behalf of ASES can occur at ASES’ reasonable discretion under the full supervision of their employees or appointed third party personnel.  Under such a scenario, ASES’ access to data will be restricted through the most efficient means possible.

27.2	Responsibility for Information Technology Investments

The Parties understand and agree that the cost of any newly acquired or developed software programs or upgrades or enhancements to existing software programs, hardware, or other related information technology equipment or infrastructure component, made in order to comply with the requirements of this Contract shall be borne in its entirety by the Contractor.

ARTICLE 28	CRIMINAL BACKGROUND CHECKS

28.1
ASES is prohibited by law from entering into contracts with any entity that has been, or whose president, vice president, director, executive director, member of the board of directors or a person performing equivalent functions been convicted of, or entered a guilty plea, in Puerto Rico, the United States of America, or any other jurisdiction, for any crime involving corruption, fraud, embezzlement, or unlawful appropriation of public funds, pursuant to Act 458, as amended, and Act 84 of 2002.

28.2
Before the Implementation Date of this Contract, and  as a condition for the continued effectiveness of the Contract, the Contractor shall provide to ASES a certification that neither the Contractor nor the persons listed in Section 28.1 of this Contract, fall under the prohibition stated in Section 28.1 of this Contract.  As an essential and indispensable condition for the execution and delivery of this Contract, the Contractor must deliver concurrently with the execution of the Contract, the sworn statements required to comply with Act 458 of December 29, 2000, as amended.

28.3
ASES may terminate this Contract if ASES determines that the Contractor, or any of the natural persons listed in Section 28.1 of this Contract, falls within the prohibition stated in Section 28.1 of this Contract, or failed to provide an accurate certification as required in Section 28.2 of this Contract.  In addition, the Contractor shall terminate a Provider Contract if it learns that a Provider, or any of the natural persons listed in Section 28.1 of this Contract related to the Provider, falls within the prohibition stated in Section 28.1 of this Contract.

28.4
During the Contract Term, the Contractor shall promptly (within twenty (20) Business Days of the date it receives the information) provide to ASES any material information it obtains regarding any of the claims referred to in Section 28.1 and attributed to the persons listed in Section 28.1.

28.5
In cases in which none of the events listed in Section 28.1 of this Contract has occurred, but statements or admissions of crimes have been made by or against the Contractor, or one of its shareholders, partners, officers, principals, subsidiaries, or parent companies, ASES shall provide all pertinent information about the matter, within twenty (20) Business Days from the date it receives the information, to the Secretary of Justice of Puerto Rico, who will make the pertinent findings and recommendations concerning the Contract.

28.6
In addition, as provided in 42 CFR 455.106(c), ASES may refuse to enter into or renew an agreement with any entity if any person who has an ownership or control interest in the entity, or is an agent or managing employee of the entity, has been convicted of a criminal offense related to the person’s involvement in any program established under Medicare, Medicaid, or the Title XX services programs.  Before the Implementation Date of this Contract, pursuant to 42 CFR 455.106(a), the Contractor shall disclose to ASES the identity of any person who has an ownership or control interest in the Contractor, or is an agent or managing employee of the such entity who has been convicted of a criminal offense related to the Medicare, Medicaid, or Title XX services programs.  The Contractor shall collect the same information on criminal conviction for Providers during the Credentialing process, as provided in Section 9.4.3.21 of this Contract, and shall, immediately upon receipt of such information relating to a Provider, disclose the information to ASES.  ASES will notify the HHS Inspector General of any disclosures related to criminal convictions within twenty (20) Business Days from the date that ASES receives the information, as required by 42 CFR 455.106.

ARTICLE 29	SUBCONTRACTS

29.1	Use of Subcontractors

29.1.1
The Contractor shall not subcontract or permit anyone other than Contractor personnel to perform any of the work, services, or other performances required of the Contractor under this Contract relating to the Administrative Services associated with the provision of Covered Services and Benefits to Enrollees or assign any of its rights or obligations hereunder, without the prior written consent of ASES.  Prior to hiring or entering into an agreement with any Subcontractor, any and all Subcontractors shall be approved by ASES; provided, that such approval shall not be unreasonably withheld, conditioned or delayed; and further provided, that the subcontracts included in Attachment 17 to this Contract are expressly approved by ASES as of the Effective Date of this Contract.  ASES reserves the right to inspect all subcontract agreements at any time during the Contract period.  Upon request from ASES the Contractor shall provide in writing the names of all proposed or actual Subcontractors.  The Contractor is solely accountable for all functions and responsibilities contemplated and required by this Contract, whether the Contractor performs the work directly or through a Subcontractor.

29.1.2
All contracts between the Contractor and Subcontractors must be in writing and must specify the activities and responsibilities delegated to the Subcontractor containing terms and conditions consistent with this Contract.  The contracts must also include provisions for revoking delegation or imposing other sanctions if the Subcontractor’s performance is inadequate.

29.1.3
All contracts must ensure that the Contractor evaluates the prospective Subcontractor’s ability to perform the activities to be delegated; monitors the Subcontractor’s performance on an ongoing basis and subjects it to formal review according to a periodic schedule established by ASES and consistent with industry standards or Puerto Rico laws and regulations; and identifies deficiencies or areas for improvement, ensuring that corrective action is taken as appropriate.

29.1.4
The Contractor shall give ASES prompt notice in writing by registered mail or certified mail of any action or suit filed by any Subcontractor and prompt notice of any Claim made against the Contractor by any Subcontractor or vendor that, in the opinion of Contractor, may result in litigation related in any way to this Contract.

29.1.5	All Subcontractors must fulfill the requirements of applicable law, including 42 CFR 438 as appropriate.

29.1.6	All Provider Contracts shall be in compliance with the requirements and provisions as set forth in Section 10.3 of this Contract.

29.1.7
The Contractor shall be held directly accountable and liable for all of the contractual provisions in this Contract regardless of whether the Contractor chooses to subcontract their responsibilities to a third party.  No subcontract shall operate to terminate the legal responsibility of the Contractor to assure that all activities carried out by the subcontractor conform to the provisions of the Contract.  Subcontracts shall not terminate the legal liability of the Contractor under this Contract.

29.1.8
Notwithstanding Section 29.2.1 of this Contract, ASES agrees that the Contractor will be allowed to assign or subcontract all or part of its obligations under the Contract to its sister company Triple-C, Inc., provided that notwithstanding such assignment or subcontract the Contractor shall remain obligated to ASES under the terms of this Contract.

29.2	Cost or Pricing by Subcontractors

29.2.1
The Contractor shall submit, and shall require any Subcontractors hereunder to submit, cost or pricing data for any subcontract to this Contract prior to award.  The Contractor shall also certify that the information submitted by the Subcontractor is, to the best of the Contractor’s knowledge and belief, accurate, complete and current as of the date of agreement, or the date of the negotiated price of the subcontract or amendment to the Contract.  The Contractor shall insert the substance of this Section in each subcontract hereunder.

29.2.2
If ASES determines that any price, including profit or fee negotiated in connection with this Contract, or any cost reimbursable under this Contract was increased by any significant sum because of the inaccurate cost or pricing data, then such price and cost shall be reduced accordingly and this Contract and the subcontract shall be modified in writing to reflect such reduction.

ARTICLE 30	REQUIREMENT OF INSURANCE LICENSE

30.1
In order for this Contract to take effect, the Contractor must be licensed to underwrite health insurance by the Puerto Rico Insurance Commissioner.  The Contractor must submit a copy of its insurance license according to the timeframe specified in Attachment 12 to this Contract.

30.2	The Contractor shall renew the license as required, and shall submit evidence of the renewal to ASES within thirty (30) Calendar Days of the expiration date of the license.

ARTICLE 31	CERTIFICATIONS

31.1
As essential and indispensable condition for the execution and delivery of the Contract, the Contractor must deliver concurrently with the execution of the Contract the sworn statement required by Article 28 of the Contract to comply with act 458 of December 29, 2000, as amended.

31.2
The Contractor shall provide to ASES within fifteen (15) Calendar Days of the execution of this Contract, and thereafter by January 10 of each calendar year, the certifications and other documents set forth below, according to the timeframe specified below.  If any certification, document, acknowledgment, or other representation or assurance on the Contractor’s part under this Article, or elsewhere in this Contract, is determined to be false or misleading, ASES shall have cause for termination of this Contract pursuant to Article 34 of this Contract.  In the event that the Contract is terminated based upon this Article, the Contractor shall reimburse ASES all Administrative Fees received by the Contractor under the Contract.

31.3	The Contractor shall submit the following certifications:

31.3.1
Certification issued by the Treasury Department of Puerto Rico (Model SC-2888) evidencing that Contractor has filed income tax returns in the past five years, or evidence of Contractor’s non-profit status;

31.3.2
Certification from the Treasury Department of Puerto Rico that Contractor has no outstanding debt with the Department or, if such a debt exists, it is subject to a payment plan or pending administrative review under applicable law or regulation (Model SC-3537);

31.3.3
Certification from the Center for the Collection of Municipal Revenues (“CRIM”,  its Spanish acronym) certifying  that there is no outstanding debt or, if a debt exists, that such debt is subject to payment plan or pending administrative review under applicable law or regulations;

31.3.4	Certification from the Department of Labor and Human Resources certifying compliance with unemployment insurance, temporary disability insurance and/or chauffeur’s social security, if applicable;

31.3.5	Evidence of Incorporation and of Good Standing issued by the Department of State of Puerto Rico;

31.3.6	Certification of current municipal license tax (“Patentes Municipales”), if applicable; and

31.3.7	Certification issued by the Minor Children Support Administration (“ASUME”, by its Spanish acronym) of no outstanding alimony or child support debts, if applicable.

31.4	The Contractor shall, in addition, provide the following documents:

31.4.1	A list of all contracts Contractor has with government agencies, public corporations or municipalities, including those contracts in the process of being executed;

31.4.2	A letter indicating if any of its directors serves as member of any governmental board of directors or commission;

31.4.3	A certificate of the Corporate Resolution authorizing the person signing this Contract to appear on behalf of the Contractor;

31.4.4	Evidence of compliance with the Compensation System for Work-Related Accidents Act (“Fondo del Seguro del Estado de Puerto Rico”); and

31.4.5	A copy of the Insurance Coverage Certificate as required in Article 36.

31.5
If the Contractor fails to meet the obligations of Sections 31.2 and 31.3 of this Contract within the required timeframe, ASES shall cease payment to the Contractor until the documents have been delivered to the ASES’s satisfaction, or adequate evidence is provided to ASES that reasonable efforts have been made to obtain the documents.

ARTICLE 32	RECORDS REQUIREMENTS

32.1	General Provisions

32.1.1
The Contractor shall preserve and make available all of its records pertaining to the performance under this Contract for inspection or audit, as provided below, throughout the Term of this Contract, for a period of seven (7) years from the date of final payment under this Contract, and for such period, if any, as is required by applicable statute or by any other Section of this Contract.  If the Contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for period of seven (7) years from the date of termination or of any resulting final settlement.  Records that relate to Appeals, litigation, or the settlements of Claims arising out of the performance of this Contract, or costs and expenses of any such agreements as to which exception has been taken by the  Contractor or any of its duly Authorized Representatives, shall be retained by Contractor until such Appeals, litigation, Claims or exceptions have been disposed of.

32.2	Records Retention and Audit Requirements

32.2.1
Since funds from the Puerto Rico Plans under Title XIX and Title XXI of the Social Security Act Medical Assistance Programs (Medicaid and CHIP) are used to finance this project in part, the Contractor shall agree to comply with the requirements and conditions of the Centers for Medicare and Medicaid Services (CMS), the Comptroller General of the United States, the Comptroller of Puerto Rico and ASES, as to the maintenance of records related to this Contract.

32.2.2
Puerto Rico and federal standards for audits of ASES agents, contractors, and programs are applicable to this Section and are incorporated by reference into this Contract as though fully set out herein.

32.2.3
Pursuant to the requirements of 42 CFR 434.6(a)(5) and 42 CFR 434.40, the Contractor shall make all of its books, documents, papers, Provider records, Medical Records, financial records, data, surveys and computer databases available for examination and audit by ASES, HSS and its sub-agencies, the Comptroller of Puerto Rico, the Comptroller General of the United States of America and/or their authorized representatives.  Any records requested hereunder shall be produced for on-site review by ASES or sent to the requesting authority by mail within fourteen (14) Calendar Days following a request.  All records shall be provided at the sole cost and expense of the Contractor.  ASES shall have unlimited rights to use, disclose, and duplicate all information and data in any way relating to this Contract in accordance with applicable Puerto Rico and federal laws and regulations but subject to any proprietary rights of the Contractor over such information and data.

32.2.4
In certain circumstances, as follows, the authorities listed in Section 32.2.3 of this Contract shall have the right to inspect and audit records in a timeframe that exceeds the timeframe set forth in Section 32.1.1 of this Contract.

32.2.4.1
ASES determines that there is a special need to retain a particular record or group of records for a longer period and notifies the Contractor at least thirty (30) Calendar Days before the expiration of the timeframe set forth in Section 32.1.1 of this Contract.

32.2.4.2
There has been a Contract termination, dispute, Fraud, or similar fault by the Contractor, resulting in a final judgment or settlement against the Contractor, in which case the retention may be extended to three (3) years from the date of the final judgment or settlement.

32.2.4.3
ASES determines that there is a reasonable possibility of Fraud, and gives the Contractor notice, before the expiration of the timeframe set forth in Section 32.1.1 of this Contract, that it wishes to extend the time period for retention of records.

32.2.4.4
There has been, during the time period set forth in Section 32.1.1, an audit initiated by CMS, the Comptroller of Puerto Rico, the Comptroller General of the United States, or ASES, in which case the timeframe for retention of records shall extend until the conclusion of the audit and publication of the final report.

32.2.5
All records retention requirements set forth in this Article or in any other Article shall be subject at all times and to the extent mandated by law and regulation, to the HIPAA regulations described elsewhere in this Contract.

32.2.6
Subject to Article 52 of this Contract, the Contractor shall be subject to Claims audits once every six months commencing on the Implementation Date.  The Contractor shall maintain accurate records at all times.  Upon five (5) Business Days notice, the Contractor shall provide ASES reasonable access to Claims’ records to verify conformance with the terms of the Contract.  If any such audit is an on-site audit, it shall be conducted during the Contractor’s normal business hours, and shall not be disruptive to the normal operations of the Contractor.  ASES shall be permitted to conduct audits in accordance with this Section with any or all of its own internal resources or by securing the services of a third party accounting or auditing firm, solely at ASES’s election and expense.

32.2.7	Every six months commencing on the Implementation Date, ASES shall have the right to perform MIS audits.

32.3	Medical Record Requests

32.3.1
The Contractor shall require that the Network Providers agree that a copy of each Enrollee’s Medical Record be made available, without charge, upon the written request of the Enrollee or Authorized Representative within fourteen (14) Calendar Days of the receipt of the written request.

32.3.2
The Contractor shall require that the Network Providers agree that Medical Records be furnished at no cost to a new PCP, a PMG, an Out-of-Network Provider or other specialist, upon the Enrollee’s written request, no later than fourteen (14) Calendar Days following the written request.

32.3.3
Notwithstanding the foregoing, the Contractor must comply with the Puerto Rico Patient Bill of Rights which states that every provider, medical-hospital institution, and every insurer shall provide every patient a speedy access to their files and records.  A patient is entitled to receive a copy of his/her medical record within a term which shall not exceed five (5) Calendar Days.

ARTICLE 33	CONFIDENTIALITY

33.1	General Confidentiality Requirements

33.1.1
The Contractor shall treat all information, including Medical Records and any other health and Enrollment information that identifies a particular Enrollee or that is obtained or viewed by it or through its staff and Subcontractors’ performance under this Contract as confidential information, consistent with the confidentiality requirements of 45 CFR parts 160 and 164 and the terms of that certain Business Associate Agreement dated as of September 19, 2011 by and between the Contractor and ASES (the “Business Associate Agreement”).  The Contractor shall not use or disclose any information so obtained in any manner, except as may be necessary for the proper discharge of its obligations under this Contract and permitted under the Business Associate Agreement.

33.1.2
Employees or authorized Subcontractors of the Contractor who have a reasonable need to know such Enrollee information for purposes of performing their duties under this Contract shall use personal or patient information, provided such employees or Subcontractors are covered by a non-disclosure agreement that has been approved by ASES; provided, however, that the Business Associate Agreement shall be considered pre-approved by ASES.  The Contractor shall remove any person from performance of services hereunder upon notice that ASES reasonably believes that such person has failed to comply with the confidentiality obligations of this Contract.  The Contractor shall replace such removed personnel in accordance with the staffing requirements of this Contract.

33.1.3
ASES, the Government of Puerto Rico, federal officials as authorized by federal law or regulations, or the Authorized Representatives of these parties shall have access to all confidential information in accordance with the requirements of Puerto Rico and federal laws and regulations.

33.1.4
The confidentiality provisions contained in this Contract survive the termination of this Contract and shall bind the Contractor, and its PMGs and Network Providers, so long as they maintain any “protected health information” relating to Enrollees, as such term is defined by 45 CFR Parts 160 and 164.

33.2	HIPAA Compliance

33.2.1
The Contractor shall assist ASES in its efforts to comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its amendments, rules, procedures, and regulations.  To that end, the Contractor shall cooperate with and abide by any requirements mandated by HIPAA and any other applicable laws.  The Contractor and ASES are bound by the terms and conditions of the Business Associate Agreement for HIPAA compliance purposes.  In addition, the Contractor is required to sign a business associate agreement with the PBM and the MBHO.  The Parties shall cooperate on these matters and sign all documents required to be HIPAA compliant including but not limited to the Business Associate Agreement.

33.2.2	The Contractor must inform ASES in writing within two (2) Business Days of any HIPAA compliance issues as a result of any breach or threatened breach of this Article 33.

ARTICLE 34	TERMINATION OF CONTRACT

34.1	Termination by ASES

34.1.1
In addition to any other non-financial remedy set forth in this Contract or available by law, or in lieu of any financial remedy contained in Article 19 of this Contract or available by law, and subject to compliance with the termination procedures set forth in Section 34.4 below, ASES may terminate this Contract:

34.1.1.1
Termination Due to the Contractor’s Default.  Upon thirty (30) Calendar Days notice to the Contractor in the event the Contractor has failed to carry out the material terms of this Contract, unless ASES, in its reasonable discretion, determines that the Contractor has cured the default to ASES’s reasonable satisfaction within the notice period.  For purposes of this Section a default shall not include any delay or non-performance of the Contractor’s obligations that is caused by ASES’s failure to timely fulfill its obligations hereunder, including but not limited to payments of the Claims Payment under Section 21 of this Contract.

34.1.1.2
Termination Due to the Contractor’s Insolvency or Bankruptcy.  Immediately, upon ASES providing written notice to the Contractor, in the event of the Contractor is Insolvent or the Contractor files a petition in bankruptcy.

34.1.1.2.1
In the event of the filing of a petition in bankruptcy, the Contractor shall advise ASES within one (1) Business Day.  If ASES reasonably determines that the Contractor's financial condition is not sufficient to allow the Contractor to perform its Administrative Functions as described herein in the manner reasonably required by ASES, ASES may terminate this Contract in whole or in part, Immediately or in stages.

34.1.1.2.2	In the event that this Contract is terminated the Contractor is Insolvent, the Contractor shall guarantee that Enrollees shall not be liable for:

34.1.1.2.2.1	the Contractor’s debts; or

34.1.1.2.3	the Covered Services provided to the Enrollees for which ASES does not pay the Contractor or its Network Providers.

34.1.1.3
Termination Due to Insufficient Funding.  Immediately, upon ASES providing the Contractor written notice pursuant to Section 16.11.8.6 that appropriated  federal and/or Puerto Rico funds become unavailable or that such funds will be insufficient for the payment of ASES's obligations under this Contract when due, unless both Parties agree, through a written Amendment, to a modification of the obligations under this Contract.

34.1.1.4
Termination Due to the Contractor’s Breach of Article 28. Immediately, upon ASES providing written notice to the Contractor, in the event that the Contractor or any of the persons listed in Section 28.1 of this Contract fall under the prohibition stated in Section 28.1 or 28.6 of this Contract; or, subject to Section 34.3 of this Contract, upon the occurrence of any of the events specified in Section 28.3 of this Contract, as required under Act 458 and Act 458 and Act 84.

34.1.1.5
Termination Due to Change In Law Adversely Affecting Finances.   Immediately, upon prior written notice, upon the occurrence of any circumstance described in Section 37.2.6 or any amendment of this Contract pursuant to Section 54.2 that would adversely affect the economic circumstances of ASES, in its reasonable determination.

34.2	Termination by the Contractor

34.2.1
In addition to any other remedy set forth in this Contract  or available by law, and subject to compliance with the termination procedures set forth in Section 34.4 below, the Contractor may terminate this Contract:

34.2.1.1
Termination Due to ASES’s Financial Breach. Upon fifteen (15) Calendar Days written notice, in the event ASES is in arrears more than ninety (90) Calendar Days with respect to the full payment of a monthly Administrative Fee, or defaults in making full payment of three (3) consecutive monthly payments of the Administrative Fee or in making full payment of two (2) consecutive monthly payments of Claims Payments, and fails to cure such breach within the notice period.  For purposes of this Section, a default in making full payment does not include instances where ASES has made any Withhold payments of the Administrative Fee pursuant to the terms of this Contract, provided that ASES has given the Contractor advance written notice of any such Withhold of the Administrative Fee.

34.2.1.2
Termination Due to ASES’s General Breach. Upon thirty (30) Calendar Days written notice to ASES, in the event  ASES has failed to carry out the material terms of this Contract unless the Contractor, in its reasonable discretion, determines that ASES has cured the default to the Contractor’s reasonable satisfaction within the notice period.  For purposes of this Section, a default does not include the delay or failure in making payment of the Administrative Fee or Claims Payments due under this Contract.

34.2.1.3
Termination Due to Insufficient Funding.  Immediately, upon receipt from ASES of a written notice pursuant to Section 16.11.8.6 that appropriated  federal and/or Puerto Rico funds become unavailable or that such funds will be insufficient for the payment of ASES's obligation under this Contract when due, unless both Parties agree, through a written Amendment, to a modification of the obligations under this Contract.

34.2.1.4
Termination Due to Change In Law Adversely Affecting Finances.   Immediately, upon prior written notice, upon the occurrence of any circumstance described in Section 37.2.6 or any amendment of this Contract pursuant to Section 54.2 that would adversely affect the economic circumstances of the Contractor, in its reasonable determination.

34.3	General Procedures

34.3.1
Opportunity to Cure.  Each Party shall have the opportunity to cure any default alleged in a termination notice sent pursuant to this Article 34, upon receiving a written termination notice the other Party.  With respect to termination by ASES, the Contractor shall have the right to submit to ASES a written Corrective Action Plan containing terms and conditions acceptable to ASES to cure such default or an explanation of non-default in the thirty (30) Calendar Day period from the date of receipt of ASES’ written termination notice and such plan or explanation of non-default is accepted by ASES, in ASES’ sole discretion, which acceptance shall not be unreasonably withheld, conditioned or delayed.  With respect to termination by the Contractor, ASES shall have the right to submit to the Contractor a written Corrective Action Plan containing terms and conditions acceptable to the Contractor to cure such default or an explanation of non-default in the thirty (30) Calendar Day period from the date of receipt of the Contractor’s written termination  notice and such plan or explanation of non-default is accepted by the Contractor, in the Contractor’s sole discretion, which acceptance shall not be unreasonably withheld, conditioned or delayed.  Failure to respond to a termination notice or to invoke the Party’s right to resolve the matter through the dispute resolution procedure under Article 49 of this Contract within such thirty (30) Calendar Day notice period, shall constitute the Party’s waiver of its right to contest the termination notice.

34.3.2
Continuing Obligations of the Contractor.  Notwithstanding the termination of this Contract pursuant to this Article 34 for any reason, the Contractor shall remain obligated to provide the Administrative Functions as described in Article 35, including but not limited to the payment of Claims for Covered Services provided to Enrollees prior to the Termination Date and as specified in the Patient’s Bill of Rights Act through the Runoff Period.

34.3.3
Continuing Obligations of ASES. Notwithstanding the termination of this Contract for pursuant to this Article 34 for any reason, ASES shall remain obligated to pay to the Contractor the Administrative Fee through the Termination Date (inclusive of the Transition Period) and the Claims Payments through the end of the Runoff Period.

34.3.4
Termination Procedures to be Strictly Followed.  No termination of this Contract shall be effective unless the termination procedures under Section 34.4 of this Contract have been strictly followed or waived by the Parties.

34.4	Termination Procedures

34.4.1
Provision of Termination Notice.  ASES or the Contractor shall issue a written termination notice pursuant to this Article 34 by certified mail, return receipt requested, or in person with proof of delivery.  Any such termination notice shall cite the provision of this Contract giving the right to terminate, the circumstances giving rise to termination, and the Termination Date.  Notwithstanding such termination notice (including any Immediate termination), the Parties agree that this Contract shall remain in full force and effect during a period not to exceed one-hundred twenty (120) Calendar Days commencing  on the date: (i) of the termination notice if such notice is not challenged by the non-moving Party or the breach giving rise to the notice of termination is not cured in accordance with Section 34.3.1of this Contract; (ii) of disposition of the matter pursuant to Article 49 of this Contract; or (iii) as the Parties otherwise mutually agree in writing (such period to be referred to as the “Transition Period”, as further described under Article 35 of this Contract).  Termination of this Contract shall be effective at 11:59 p.m. Puerto Rico time on the last day of the Transition Period, which shall be known as the Termination Date.

34.4.2	Termination Procedure. The Parties agree that the following actions must occur to effectuate the termination of this Contract:

34.4.2.1
The moving Party shall provide the written termination notice to the non-moving Party pursuant to Section 34.4.1 of this Contract, stating the reason for the termination and the Termination Date (inclusive of the Transition Period), which shall become effective unless the non-moving Party responds to the termination notice in a timely manner pursuant to Section 34.4.2 B below;

34.4.2.2
The non-moving Party shall provide to the moving Party a Corrective Action Plan to address the alleged breach stated in the termination notice or a written explanation of non-breach, or the non terminating Party submits the matter for disposition under the dispute resolution procedure contained in Article 49 of this Contract, within thirty (30) Calendar Days following receipt of such termination notice;

34.4.2.3
The moving Party shall provide written notice to the other Party of its determination as to whether the breach described in the termination notice has been waived or cured to its reasonable satisfaction within the thirty (30) Calendar Days period;

34.4.2.4
The non-moving Party shall have a right to appeal the moving Party’s unfavorable determination through the dispute resolution procedure under Article 49 within ten (10) Calendar Days following receipt of the unfavorable determination; and

34.4.2.5
ASES, upon any termination, including any determination affirmed through the dispute resolution procedure under Article 49, shall give Enrollees notice of the termination and information consistent with 42 CFR 438.10 on their options for receiving Covered Services and Benefits following the Termination Date.

34.4.3
Termination Procedures During Transition Period.  As provided in the Transition Plan required under Section 35.4 of this Contract, the Contractor shall, during the Transition Period leading up to the Termination Date:

34.4.3.1	Stop work under the Contract on the date and to the extent specified in the notice of termination;

34.4.3.2	Place no further orders or subcontract for materials, services, or facilities, except as may be necessary for completion of such portion of the work under the Contract as is not terminated;

34.4.3.3	Terminate all orders and subcontracts to the extent that they relate to the performance of work terminated by the notice of termination;

34.4.3.4
Assign to ASES, in the manner and to the extent directed by ASES, all of the right, title, and interest of Contractor under the orders or subcontracts so terminated, in which case ASES will have the right, at its discretion, to settle or pay any or all claims arising out of the termination of such orders and subcontracts;

34.4.3.5
With the approval of ASES, settle all outstanding liabilities and all claims arising out of such termination or orders and subcontracts, the cost of which would be reimbursable in whole or in part, in accordance with the provisions of the Contract;

34.4.3.6	Complete the performance of such part of the work as shall not have been terminated by the notice of termination;

34.4.3.7
Take such action as may be necessary, or as ASES may direct, for the protection and preservation of any and all property or information related to the Contract that is in the possession of Contractor and in which ASES has or may acquire an interest;

34.4.3.8
Promptly make available to ASES, or to another MCO or third party administrator acting on behalf of ASES, any and all records, whether medical or financial, related to the Contractor's activities undertaken pursuant to this Contract and the Transition Plan.  Such records shall be provided at no expense to ASES;

34.4.3.9
Promptly supply all information necessary to ASES, or a managed care plan or third party administrator acting on behalf of ASES, for payment of any outstanding Claims at the time of termination subject to the terms of this Contract; and

34.4.3.10
Submit a Transition Plan to ASES for review and approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Such plan shall include commitments to carry out the following obligations:

34.4.3.10.1
Maintain Claims processing functions during the Transition Period and the Runoff Period, as necessary, in order to complete adjudication of all Claims.  No Administrative Fee will be paid during the Runoff Period;

34.4.3.10.2
Comply with all duties and/or obligations incurred prior to the Termination Date of the Contract, including but not limited to, any pending Appeal process as described in Section 14.5 of this Contract;

34.4.3.10.3	File all Reports require to Article 18 of this Contract during the Term of the Contract (including the Transition Period) in the manner described in this Contract;

34.4.3.10.4
Ensure the efficient and orderly transition of Enrollees from coverage under this Contract to coverage under any new arrangement developed or agreed to by ASES, including diligent cooperation with another contractor, upon the terms set forth in Article 35;

34.4.3.10.5	Maintain the financial requirements and insurance set forth in this Contract until the Termination Date;

34.4.3.10.6	Meet with ASES personnel, as requested, to ensure satisfactory completion of all obligations under the Transition Plan; and

34.4.3.10.7
Submit Reports to ASES as directed, but no less frequently than every thirty (30) Calendar Days, detailing the Contractor’s progress in completing its obligations under this Contract during the Transition Period, unless otherwise established in Article 18 of this Contract.

34.4.4
Final Report.  On the Termination Date, the Contractor shall submit a final report to ASES describing how the Contractor has completed its obligations under this Contract as of the Termination Date (the “Final Report”).  ASES will advise, within twenty (20) Calendar Days of receipt of the Final Report, if all of the Contractor’s obligations are discharged.  If ASES finds that the Final Report does not evidence that the Contractor has fulfilled its continuing obligations, then ASES will require the Contractor to submit a revised Final Report to ASES for approval, and take any other action necessary to discharge all of its duties under this Contract, as directed by ASES.  ASES acknowledges that it shall not unreasonably withhold, condition or delay its approval of the Final Report or revised Final Report, as applicable.

34.5	Except as provided in this Article 34, a notification from a Party that it intends to terminate this Contract shall not release the other Party from its obligations under this Contract.

ARTICLE 35	PHASE IN, PHASE-OUT AND COOPERATION WITH OTHER CONTRACTORS

35.1	[Intentionally left blank].

35.2
If in the best interest of Enrollees of MiSalud, ASES develops and implements new projects that impact the scope of services in the Service Regions, the Contractor shall assist in the implementation process after receiving at least ninety (90) Calendar Days written notice from ASES of such change, and pursuant to written Amendment of the Contract.  The Per Member Per Month Administrative Fee shall be adjusted accordingly and documented in the Amendment.

35.3
In the event that ASES has entered into, or enters into, agreements with other contractors for additional work related to the Covered Services and Benefits made available by the Contractor hereunder, the Contractor agrees to cooperate fully with such other contractors.  The Contractor shall not commit any act or omission that will interfere with the performance of work by any other contractor, or actions taken by ASES to facilitate the work.

35.4
If either Party exercises its right of termination under Article 34, the Contractor agrees that it will not engage in any behavior or inaction that prevents or hinders the work of another contractor or ASES, as the case may be.  The Contractor shall continue to comply with the terms of this Contract until the Termination Date, subject to compliance by ASES with its obligations under this Contract including those set forth in Article 21.  Upon receiving ASES’s notice that it intends to terminate the Contract or upon Contractor exercising its limited termination rights, the Parties shall formulate and agree on a written transition plan (the “Transition Plan”) within thirty (30) Calendar Days of receiving or giving the notice, as the case may be.  The Transition Plan shall include all the elements listed in Section 34.8 of this Contract.  The Parties agree that the Contractor will not have successfully met its obligation under this Section until ASES accepts the Contractor’s Transition Plan, which acceptance shall not be unreasonably withheld, conditioned or delayed.

35.5	Phase Out Transition Period

35.5.1
The Transition Period shall allow a new physical health care services plan designated by ASES under the MiSalud Program to take over for the Contractor in the Service Regions.  During the Transition Period, this Contract shall remain in full force and effect.

35.5.2
The Transition Period shall always be deemed to end on the last day of a month, and shall never be of a term of more than one hundred twenty (120) Calendar Days from the date specified under the applicable circumstances in Section 34.8.  Upon termination of the Transition Period, the Contractor shall not be obligated to continue to provide Administrative Services and arrange for Covered Services except as required under the Patient’s Bill of Rights Act.  The Contractor shall continue all reporting requirements in accordance with the Contract.

35.5.3
The Contractor will comply with any clarifications, amendments or supplements made to this Contract during the Transition Period as required by applicable federal law or CMS regulations; provided, that the Contractor may contact CMS directly to clarify any doubts regarding to the applicability of any such clarifications, amendments or supplements to this Contract.

35.5.4
The Parties agree that during the Transition Period and, if applicable, the Runoff Period, the terms and conditions of the Contract shall remain in full force and effect, including but not limited to ASES’ ongoing obligation to pay the Administrative Fee during the Transition Period and Claims Payments during the Transition Period and Runoff Period.

35.5.5	Continuation and Access of Care

35.5.5.1
During the Transition Period, the Contractor shall arrange for the continuation of care and access to Covered Services and Benefits for Enrollees as provided and contemplated under the Contract.  To assure continuation of care and access of Covered Services and Benefits during the Transition Period, the Contractor shall comply with the requirements of Section 9.5 and 9.6 of the Contract.  Any proposed change, modification, or reduction in the Provider ratio requirements in Section 9.5 of this Contract or the Network Provider ratio requirements in Section 9.6 of this Contract during the Transition Period must be previously approved in writing by ASES.  If a Provider leaves the Network, the Contractor shall notify Enrollees pursuant to Sections 6.6 of this Contract.

35.5.5.2
Following the Transition Period, the Contractor shall have no obligation to arrange for the continuation of care and access to Covered Services and Benefits for any Enrollee, except as required under the Patient’s Bill of Right Act.

35.5.6	Providers' Claims Payment

35.5.6.1
The Contractor shall pay Providers’ Claims for Covered Services furnished prior to and during the Transition Period provided ASES has complied with its obligations under this Contract including those set forth in Article 21 of this Contract.

35.5.6.2	ASES or its designee shall have the right to audit and monitor payments made to Providers during the Transition Period and the Runoff Period.

35.5.6.3	ASES or its designee may verify the payment process once completed and the verification process may proceed as follows:

35.5.6.3.1	Final check register for each payment cycle will be provided to ASES or its designee and will be used as the master document for the validation of payments being produced and delivered to Providers.

35.5.6.3.2
Confirmation to ASES or its designee of the production of checks or electronic wire payments to the Providers, as per the final check registers.  ASES or its designee will confirm the production of the checks by being present at the Contractor's facility when the Contractor is issuing the checks and at the time the processing of the electronic wire transfers is taking place.

35.5.6.3.3
Upon notification by the Contractor to ASES or its designee that the production of the checks or the wire transfer will take place, ASES or its designee agree to be present at the Contractor's facilities as soon as practicable.

35.5.6.3.4
Confirmation to ASES or its designee of the delivery of payments to Providers either by checks or electronic wire transfer.  The confirmation to ASES may include the examination of the delivery of such payments by ASES or its designee.

35.5.6.3.5	Certification issued by the Contractor that the checks to Providers reflected in the final check registers were duly issued and mailed to Providers.

35.5.6.3.6
ASES retains the ability to reasonably request and receive pertinent documents from the Contractor with respect to confirmation of payments made by the Contractor to Providers.  This may include, at ASES’s discretion, but pursuant to and as provided in the Contract, without limitation the actual examination of pertinent documents, other than checks, as they are processed through the payment cycle.

35.5.6.3.7
The monitoring process may include the verification by ASES or its designee of the delivery of the corresponding payments made by the Contractor to the corresponding Providers, including the presence of ASES or its designee at the time of actual delivery of the checks to the Providers.  In the case such delivery consists in payment by mail, ASES retains the ability to monitor the delivery of such payments to the US Post Office, either by the Contractor or by any Subcontractor retained by the Contractor to perform such delivery.

35.5.6.3.8	ASES or its designee may reasonably request information regarding advances of future payment of Claims made by the Contractor to its Providers.

35.5.6.3.9	The activities of ASES or its designee shall in no manner unduly or unreasonably delay, disrupt or interfere with the Contractor’s customary process for Claims payment to Providers.

35.5.6.3.10
ASES acknowledges that in order for the Contractor to process the cycle of payments to Providers as hereby contemplated during the Contract Term (inclusive of the Transition Period) and the Runoff Period, it must receive the Claims Payment in accordance with the Contract.

35.5.6.4
The Contractor shall process all Claims for Covered Services provided during the Contract Term (inclusive of the Transition Period) and the Runoff Period, provided ASES has complied with its obligations under this Contract including those set forth in Article 21.

35.5.6.5	During the Transition Period and Runoff Period, the Contractor shall continue to comply with all Claims reporting requirements in this Contract.

35.5.7	Grievance System

35.5.7.1
The Contractor shall comply with all duties and/or obligations incurred under the Contract during the Transition Period, with respect to the Grievance System process established in Article 14 of the Contract.

35.5.8	Phase-Out Transition Reports and Meetings

35.5.8.1
The Contractor shall file, on a timely basis, all necessary Reports concerning the operations of the Contractor pursuant to the Contract, including the Transition Period and the Runoff Period as required by applicable law and as otherwise required pursuant to this Contract.  The Contractor shall also deliver Reports concerning the operations of the Contractor with respect to the MiSalud Program reasonably requested by ASES throughout the duration of the Transition Period or the Runoff Period, as the case may be (collectively “Transition Reports”).  Unless otherwise specifically indicated, the Contractor shall use Reasonable Efforts to submit to ASES any Transition Reports requested by ASES at least three (3) Calendar Days prior to the due date of any such Report, provided the request is made during normal business hours Monday through Thursday, excluding Friday and holidays, unless otherwise a shorter period is reasonably warranted under the then existing circumstances.

35.5.8.2	ASES shall provide Transition Report templates. ASES will provide training on the Transition Report templates.

35.5.8.2.1
Transition Reports may include the following: (i) Grievances and Appeals (Enrollee complaints, grievances, notices of Action, Appeals, and Administrative Law Hearing requests); (ii) Enrollee and Provider Mailings (ID cards mailed to Enrollees, Enrollee and Provider notices mailed and date mailed, Enrollee notices returned to the Contractor); (iii) Provider Network (network report by Provider type including Providers leaving the Contractor Provider network (General or PPN) to ensure network adequacy as defined in the Contract during the Transition Period); (iv) Financial Management and Claims Payment (financial records, encounter data, paid, pending, and denied Claims); (v) Call Center Operations, and (vi) PMG Services and Payments.

35.5.8.3
ASES and the Contractor shall meet with each other's personnel, as reasonably requested, to ensure satisfactory completion of all obligations under the Contract, the Transition Period or Runoff Period, including, but not limited to weekly meetings and designating a transition team and a team leader.

35.6	Phase-In Transition Reports and Meetings

35.6.1	Upon request by ASES, the Contractor shall assist and diligently cooperate with other contractors that ASES enters into agreement with during the Transition Period.

35.6.1.1	The Contractor cooperation and assistance includes, but is not limited to, submission of data and reports as reasonably required by ASES to protect the Enrollees and to promote continuity of care.

35.6.2	External Quality Review

35.6.2.1
The Contractor shall be available to participate in the EQRO’s onsite evaluation process during the Transition Period.  The Contractor shall assist the EQRO with all reasonable requests including, but not limited to, providing samples of Grievances for the period covered by the Contract Term, by Service Region.

35.6.2.2
The HEDIS activity for calendar year 2013 shall be prepared by the new physical health service provider or providers.  The Contractor shall provide all HEDIS data to the new physical health service provider or providers, as of the Termination Date of the Contract.

35.6.3	Notices and Communications to Enrollees and Providers

35.6.3.1
The Contractor shall make all necessary notices to Enrollees and Providers as may be legally required under the Contract, or otherwise required under applicable law during the Transition Period.  Such notices shall be previously approved in writing by ASES.

35.6.4	Call Centers

35.6.4.1	The call center scripts used during the Transition Period shall be previously approved in writing by ASES.

35.6.5	Records Retention

35.6.5.1
The Contractor shall abide by the record retention schedule provided by ASES in compliance with the Contract.  Records must be provided and made available to ASES for inspection and audit for a period of seven (7) years from the date of final payment under the Contract, the Transition Period or the Runoff Period, as applicable.  The Contractor shall provide ASES during normal business hours, the right to inspect these records during the seven (7) year period specified in the Contract.

35.7	ASES Obligations

35.7.1	ASES shall continue to pay the Contractor its Administrative Fee pursuant to the terms of the Contract until the Termination Date of the Contract, inclusive of the Transition Period.

35.7.2
ASES shall process the Per Member Per Month Administrative Fee corresponding to Enrollees that were enrolled during the last month of the Transition Period to calculate the Administrative Fee.  This Administrative Fee will be due on the next month following the termination of the Transition Period.

35.7.3	During the Transition Period, ASES will continue submitting to the Contractor the eligibility files, including new eligible, cancellations, rejections and full files.

35.8	Contractor Objections to Payment

35.8.1
The Contractor shall present to ASES, in accordance with the provisions of the Contract, any objections to payment of Claims Payment or the Administrative Fee payment due or other amounts due by ASES to the Contractor under the Contract, as the case may be.

35.8.2
Once ASES submits to the Contractor the payment file corresponding to the last month of the Transition Period, the Contractor will have ninety (90) Calendar Days from the date the Contractor receives the detailed payment file to reconcile the Administrative Fee and submit the enrollment discrepancies and corrections to ASES for processing.

35.9	Runoff Period

35.9.1	During the Runoff Period the Contractor shall:

35.9.1.1
Arrange for the continuation of care and access to Covered Services and Benefits for those certain Enrollees specified, and under the circumstances described, in Section 35.5.5.2 of this Contract; provided, that ASES shall be responsible for the payment of such services in accordance with Article 21 of this Contract;

35.9.1.2
Pay Providers’ Claims for Covered Services furnished to Enrollees prior to and during the Transition Period provided ASES has complied with its obligations under this Contract including those set forth in Article 21 of this Contract;

35.9.1.3	Provide to ASES upon its reasonable request Transition Reports regarding the operations of the Contractor with respect to the MiSalud Program during the Runoff Period; and

35.9.1.4
Cooperate and meet with representatives of ASES at mutually agreed upon times to review and facilitate the Contractor’s provision of its limited Administrative Services described in this Section 35.9.1 of this Contract during the Runoff Period.

35.9.2	During the Runoff Period ASES shall:

35.9.2.1
Make Claims Payments to the Contractor pursuant to Article 21 of this Contract to enable the Contractor to pay Providers’ Claims for Covered Services furnished to Enrollees prior to and during the Transition Period;

35.9.1.3
Provide to the Contractor upon its reasonable request such information, including but not limited to information described in Article 4 of this Contract, reasonably necessary for the Contractor to render its limited Administrative Services as described in Section 35.9.1 of this Contract during the Runoff Period; and

35.9.1.4
Cooperate and meet with representatives of the Contractor at mutually agreed upon times to review and facilitate the Contractor’s provision of its limited Administrative Services described in this Section 35.9.1 of this Contract during the Runoff Period.

ARTICLE 36	INSURANCE

36.1
The Contractor shall, at a minimum, prior to the commencement of work, procure the insurance policies identified below at the Contractor’s own cost and expense and shall furnish ASES with proof of coverage at least in the amounts indicated.  It shall be the responsibility of the Contractor to require any Subcontractor to secure the same insurance coverage as prescribed herein for the Contractor, and to obtain a certificate evidencing that such insurance is in effect. In the event that any such insurance is proposed to be reduced, terminated or cancelled for any reason, the Contractor shall provide to ASES at least thirty (30) Calendar Days prior written notice.  Prior to the reduction, expiration and/or cancellation of any insurance policy required hereunder, the Contractor shall secure replacement coverage upon the same terms and provisions to ensure no lapse in coverage, and shall furnish, at the request of ASES, a certificate of insurance indicating the required coverage.  The provisions of this Section shall survive the expiration or termination of this Contract for any reason.  The Contractor shall maintain insurance coverage sufficient to insure against claims arising at any time during the term of the Contract, consisting of the following:

36.1.1
Workers’ Compensation Insurance, the policy(ies) to insure the statutory limits established by law of the Government of Puerto Rico. The Workers’ Compensation Policy must include Coverage B – Employer’s Liability Limits of:

36.1.1.1	Bodily injury by accident: five hundred thousand dollars ($500,000) each accident;

36.1.1.2	Bodily Injury by Disease: five hundred thousand dollars ($500,000) each employee; and

36.1.1.3	One million dollars ($1,000,000) policy limits.

36.1.2	The Contractor shall require all Subcontractors performing work under this Contract to obtain an insurance certificate showing proof of Worker’s Compensation Coverage.

36.1.3	The Contractor shall have commercial general liability policy(ies) as follows:

36.1.3.1	Combined single limits of one million dollars ($1,000,000) per person and three million dollars ($3,000,000) per occurrence;

36.1.3.2	On an “occurrence” basis; and

36.1.3.3	Liability for property damage in the amount of three million dollars ($3,000,000) including contents coverage for all records maintained pursuant to this Contract.

ARTICLE 37	COMPLIANCE WITH ALL LAWS

37.1	Nondiscrimination

37.1.1
The Contractor shall comply with applicable federal and Puerto Rico laws, rules, and regulations, and the Puerto Rico policy relative to nondiscrimination in employment practices because of political affiliation, religion, race, color, sex, physical handicap, age, or national origin.  Applicable federal nondiscrimination law includes, but is not limited to, Title VI of the Civil Rights Act of 1964, as amended; Title IX of the Education Amendments of 1972, as amended; the Age Discrimination Act of 1975, as amended; Equal Employment Opportunity and its implementing regulations (45 CFR 74 Appendix A (1), Executive Order 11246 and 11375); the Rehabilitation Act of 1973; and the Americans with Disabilities Act of 1993 and its implementing regulations (including but not limited to 28 CFR § 35.101 et seq.). Nondiscrimination in employment practices is applicable to employees for employment, promotions, dismissal and other elements affecting employment.

37.1.2	The Contractor shall comply with all applicable provisions of the Puerto Rico Patient’s Bill of Rights and its implementing regulation, which prohibit discrimination against any patient.

37.2	Compliance with All Laws

37.2.1
Each Party agrees that it will comply fully with and abide by all federal and Puerto Rico laws, rules, regulations, statutes, policies, or procedures that may govern the Contract, including but not limited to those listed in Attachment 1, to the extent applicable.

37.2.2
Subject to Sections 34.1.1.5, 34.1.3.4, 37.26 and 54.2 of this Contract, all Puerto Rico and federal laws, rules, and regulations, consent decrees, court orders, policy letters and normative letters, and policies and procedures, including but not limited to those described in Attachment 1, are hereby incorporated by reference into this Contract to the extent applicable.

37.2.3
To the extent that applicable laws, rules, regulations, statutes, policies, or procedures require the Contractor to take action or inaction, any costs, expenses, or fees associated with that action or inaction shall be borne and paid by the Contractor solely.  Such compliance-associated costs include, but are not limited to, attorneys’ fees, accounting fees, research costs, or consultant costs, where these costs are related to, arise from, or are caused by compliance with any and all laws.

37.2.4
The Contractor shall include notice of grantor agency requirements and regulations pertaining to reporting and patient rights under any contracts involving research, developmental, experimental or demonstration work with respect to any discovery or invention which arises or is developed in the course of or under such contract, and of grantor agency requirements and regulations pertaining to copyrights and rights in data.

37.2.5
The Contractor certifies and warrants to ASES that at the time of execution of this Contract: (i) it is a corporation duly authorized to conduct business in Puerto Rico, and has filed all the required income tax returns for the preceding five years; and (ii) it filed its report due with the Office of the Commissioner of Insurance during the five (5) years preceding the Effective Date of this Contract.

37.2.6
Notwithstanding any other provision of this Contract to the contrary, if, as a result of (i) any change in or adoption of any Puerto Rico and/or federal laws, rules, regulations, policies, or procedures, or the interpretation of such laws, rules, regulations, policies, or procedures, including without limitation, those from CMS or any change to the Medicaid State plan, (ii) any amendment of this Contact pursuant to Section 54.2, (iii) any change required pursuant to Section 57.3 due to changes, clarifications, or supplementations as a result of CMS requirements, or (iv) any change in an adoption of any MiSalud Policies and Procedures, either Party is adversely affected by such change, it may so notify the other Party.  The Parties shall use good faith efforts to promptly renegotiate, in a term not to exceed thirty (30) Business Days, the Administrative Fee and amend the Contract to reflect the additional cost and expenses to the Contractor as a result of such change or amendment.  In the event that the Parties cannot agree on the adjustment to the Administrative Fee, the matter shall be resolved pursuant to the dispute resolution provisions set forth in Article 49 of this Contract, subject to the Contractor’s rights under Section 34.1.3.4 of this Contract and ASES’s rights under Section 34.1.1.5 of this Contract.

ARTICLE 38	CONFLICT OF INTEREST AND CONTRACTOR INDEPENDENCE

38.1	The duty to provide information about interests and conflicting relations is continuous and extends throughout the Contract Term.

38.2
The Contractor covenants that it presently has no interest and shall not acquire any interest, direct or indirect, that would conflict in any material manner or degree with, or have a material adverse effect on the performance of its services hereunder.  The Contractor further covenants that in the performance of the Contract no person having any such interest shall be employed.  The Contractor shall submit a conflict of interest form, attesting to these same facts, by January 10 of each calendar year; and at any time, within fifteen (15) Calendar Days of request by ASES.

38.3
It shall be the responsibility of the Contractor to maintain independence and to establish necessary policies and procedures to assist the Contractor in determining if the actual Contractors performing work under this Contract have any impairment to their independence.

38.4
The Contractor further agrees to take all necessary actions to eliminate threats to impartiality and independence, including but not limited to reassigning, removing, or terminating Providers or Subcontractors.

38.5
ASES acknowledges that it has no objections to the Contractor during the Term of this Contract acquiring and operating, through an affiliated HMO organized under Chapter 19 of the Puerto Rico Insurance Code, health facilities that may provide Covered Services to Enrollees in the MiSalud Program. Upon the request of the Contractor, ASES shall request the opinion of the Puerto Rico Department of Justice confirming that any such action by the Contractor and its affiliated HMO would not adversely affect the Contractor’s ability to comply with applicable Puerto Rico law.

38.6
ASES acknowledges that: (i) the Contractor has disclosed to ASES that the Contractor holds a minority ownership interest in NeoDeck Holdings, Inc., a software development company that offers a certified EHR system that meets the specifications in Attachment 15 of this Contract; and (ii) Network Providers may select the NeoDeck EHR system, from among other EHR Systems produced by other software developers with which the Contractor has no affiliation, to meet their obligations to implement and maintain an EHR system in accordance with the specifications set forth in Attachment 15 of this Contract.  The Contractor acknowledges that it will not require the use of NeoDeck Holdings, Inc.’s EHR system to satisfy such Provider obligation.

ARTICLE 39	CHOICE OF LAW OR VENUE

39.1
This Contract shall be governed in all respects by the laws of Puerto Rico.  Any lawsuit or other action brought against ASES or the Government of Puerto Rico based upon or arising from this Contract shall be brought in a court or other forum of competent jurisdiction in Puerto Rico.

ARTICLE 40	THIRD-PARTY BENEFICIARIES

40.1
Except as expressly provided herein, no term or provision hereof shall be construed in any way to grant, convey or create any rights or interest to or in any person or entity not a Party to this Contract, except with respect to payments to Providers that have rendered Covered Services and Benefits to Enrollees in the MiSalud Plan as set forth in this Contract.

ARTICLE 41	SURVIVABILITY

41.1	The representations and warranties made by the Parties in this Contract shall survive the delivery or provision of all services hereunder.

ARTICLE 42	PROHIBITED AFFILIATIONS WITH INDIVIDUALS DEBARRED AND SUSPENDED

42.1
The Contractor certifies that it is not presently debarred, suspended, proposed for debarment or declared ineligible for award of contracts by any federal or Puerto Rico agency, as provided in Section 13.4 of this Contract.  In addition, the Contractor certifies that, to the best of its knowledge based on its compliance with the procedures established in Section 9.4.9 of this Contract, it does not presently employ or subcontract with any person or entity that could be excluded from participation in the Medicaid Program under 42 CFR 1001.1001 (exclusion of entities owned or controlled by a sanctioned person) or 1001.1051 (exclusion of individuals with ownership or control interest in sanctioned entities).  Any violation of this Article shall be grounds for termination pursuant to Article 34 of this Contract.

ARTICLE 43	WAIVER

43.1
The waiver by either Party of any breach of any provision contained in this Contract by the other Party shall not be deemed to be a waiver of such provision on any subsequent breach of the same or any other provision contained in this Contract and shall not establish a course of performance between the Parties contradictory to the terms hereof.

ARTICLE 44	FORCE MAJEURE

44.1
Neither Party to this Contract shall be responsible for delays or failures in performance resulting from acts beyond the control of such Party. Such acts shall include, but not be limited to, acts of God, strikes, riots, lockouts, acts of war, epidemics, fire, earthquakes, or other disasters.

ARTICLE 45	BINDING

45.1	This Contract and all of its terms, conditions, requirements, and amendments shall be binding on ASES and the Contractor and their respective successors and permitted assigns.

ARTICLE 46	TIME IS OF THE ESSENCE

46.1	Time is of the essence in this Contract. Any reference to “Days” shall be deemed Calendar Days unless otherwise specifically stated.

ARTICLE 47	AUTHORITY

47.1
ASES has full power and authority to enter into this Contract, and the person signing on behalf of ASES has been properly authorized and empowered to enter into this Contract on behalf of ASES and to bind ASES to the terms of this Contract.  The Contractor has full power and authority to enter into this Contract, and the person signing on behalf of the Contractor has been properly authorized and empowered to enter into this Contract on behalf of the Contractor and to bind the Contractor to the terms of this Contract.  Each Party further acknowledges that it has had the opportunity to consult with and/or retain legal counsel of its choice, read this Contract.  Each party acknowledges that it understands this Contract and agrees to be bound by it.

ARTICLE 48	ETHICS IN PUBLIC CONTRACTING

48.1
The Contractor understands, states, and certifies that it made its Proposal without collusion or fraud and that it did not offer or receive any kickbacks or other inducements from any other contractor, supplier, manufacturer, or Subcontractor in connection with its Proposal.

ARTICLE 49	DISPUTE RESOLUTION

49.1
Any dispute between the Parties arising out of, relating to, or in connection with this Contract, including any question regarding its existence, validity or termination or any question as to whether such dispute is subject to the provisions contained in this Article 49, shall be resolved as set forth in this Article 49.

49.2	Informal Dispute Resolution Procedures

The Parties agree that, at all times, they will attempt in good faith to resolve all disputes that may arise under this Contract.  The Parties further agree that, upon receipt of written notice of a dispute from a Party, the Parties shall refer the dispute to the designated person of each Party.  The designated persons shall negotiate in good faith to resolve the dispute, conferring as often as they deem reasonably necessary, and shall gather and in good faith furnish to each other the information pertinent to the dispute.  Statements made by representatives of the Parties during the dispute resolution mechanisms set forth in this Article 49 and documents specifically created for such dispute resolution mechanisms shall be considered part of settlement negotiations and shall not be admissible in evidence in any proceeding without the mutual written consent of the Parties.

49.3	Arbitration.

49.3.1
If the procedures described in Sections 49.2 do not result in resolution of a dispute arising under this Contract within thirty (30) Calendar Days after the notice referring the dispute to the designated person of each Party as provided in Section 49.2, the dispute shall be exclusively and finally settled by arbitration in accordance with the Commercial Arbitration Rules for the AAA then in effect (the “AAA Commercial Rules”).  Either Party may initiate the arbitration, as provided in the AAA Commercial Rules.  The place of arbitration shall be San Juan, Puerto Rico, unless the Parties otherwise agree.  Pursuant to Section 39 of this Contract, the arbitration panel shall determine the rights and obligations of the Parties in accordance with the substantive laws of Puerto Rico and without regard to the conflict of laws principles thereof.   Except as agreed by the Parties, the arbitration panel shall have no power to alter or modify any terms or provisions of this Agreement or to render any award that, by its terms or effects, would alter or modify any term or provision of this Agreement.  The arbitration panel shall be composed of three arbitrators, one to be selected by ASES, one to be selected by the Contractor and the third to be selected by the two previously-selected arbitrators. If the two previously-selected arbitrators cannot agree on the selection of the third arbitrator, within thirty (30) Calendar Days from their appointment by the Parties, either Party may file an action in the Puerto Rico Court of First Instance in San Juan, Puerto Rico, and request that said Court appoint the third arbitrator.  Once the arbitration panel has been composed, the arbitrators shall act as neutrals and not as party arbitrators, and no Party shall engage in any ex parte communication with any member of the arbitration panel. Each Party shall bear equally the costs of the arbitration panel and attorneys’ fees as determined by the arbitration panel.  The award shall include interest from the date of any breach or violation of this Agreement or the incurring of any obligation as determined in the arbitration award until paid in full.  The award shall be in writing and state the reasons upon which it is based.  The award shall be final and binding on the Parties.  Judgment on the award may be entered by any court of competent jurisdiction.

49.3.2
Disputes Regarding Arbitration Any dispute between the Parties as to whether a dispute shall be submitted to arbitration under Sections 49.2 shall be resolved by initiation of an action in the Commonwealth Court of First Instance, San Juan Part (the “Commonwealth Court”).

49.4	Court Action Each Party to this Contract agrees that it may not initiate a civil action in Commonwealth Court other than provisional remedies sought on an expedited basis.

ARTICLE 50	SECTION TITLES NOT CONTROLLING

50.1	The Section and Article titles used in this Contract are for reference purposes only and shall not be deemed a part of this Contract.

ARTICLE 51	HOLD HARMLESS

51.1
The Contractor shall indemnify and hold ASES, and its officers and directors harmless from and against all losses, damages, claims, demands, fines, costs, penalties, liabilities and expenses of every kind, including but not limited to reasonable attorneys’ fees (collectively, “Losses”) to which they may be subjected based on or arising from (i) the acts or omissions of the Contractor, or its employees and permitted assigns in the conduct, performance, or execution of any obligation of the Contractor under this Contract; or (ii) any breach by the Contractor of any of its representations or warranties contained in this Contract.  The Parties acknowledge that the Contractor shall not be liable for any such Losses to the extent that such Losses are caused by or arise from the negligence or willful misconduct of ASES.

51.2
ASES shall indemnify and hold the Contractor, Triple-C, Inc., and their respective officers and directors harmless from and against all Losses to which they may be subjected: (i) based on or arising from the acts or omissions of the ASES or its employees, and permitted assigns in the conduct, performance, or execution of any obligation of ASES under this Contract; (ii) based on or arising from any breach by ASES of any of its representations or warranties contained in this Contract; (iii) by any FQHC with respect to any dispute regarding payment for any FQHC Service provided outside the scope of this Contract; or (iv) by any Provider, PMG or Enrollee on account of the conduct, performance, execution, decisions, and representations of MCS during its tenure and administration of the MiSalud Program in the Service Regions.  ASES further agrees that the Contractor shall not be liable for the financial condition of any PMG or Provider who served an Enrollee in the Service Regions during such tenure and administration or for monies owed or that may be owed by MCS to such PMG or Provider.  The Parties acknowledge that ASES shall not be liable for any such Losses to the extent that such Losses are caused by or arise from the negligence or willful misconduct of the Contractor.

ARTICLE 52	COOPERATION WITH AUDITS

52.1	The Contractor agrees to assist and cooperate with ASES in any and all matters and activities related to or arising out of any audit or review, whether federal or internal in nature.

52.2
The Parties also agree that each Party shall be solely responsible for any costs it incurs for any audit related inquiries or matters.  Moreover, neither party may charge or collect any fees or compensation from the other party for any matter, activity, or inquiry related to, arising out of, or based on an audit or review.

ARTICLE 53	OWNERSHIP AND FINANCIAL DISCLOSURE

53.1	The Contractor shall disclose financial statements for each person or corporation with a direct ownership or control interest of five percent (5%) or more in the Contractor’s entity.

ARTICLE 54	AMENDMENT IN WRITING

54.1
No amendment, waiver, termination or discharge of this Contract, or any of the terms or provisions hereof, shall be binding upon either party unless confirmed in writing.  Additionally, CMS approval shall be required before any such amendment is effective.  Any agreement of the Parties to amend, modify, eliminate, or otherwise change any part of this Contract shall not affect any other part of this Contract, and the remainder of this Contract shall continue to be of full force and effect as set out herein.

54.2
ASES reserves the authority to seek an amendment of this Contract at any time if such amendment is necessary in order for the terms of this Contract to comply with federal law or a CMS requirement, and the Contractor shall consent to any such amendment, subject to its renegotiation rights under Section 37.2.6 of this Contract and its termination rights under Section 34.1.3.4 of this Contract.

ARTICLE 55	CONTRACT ASSIGNMENT

55.1
Contractor shall not assign this Contract, in whole or in part, without the prior written consent of ASES, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect. Notwithstanding the foregoing, the Contractor shall have a right to delegate any obligation arising hereunder or to assign this Contract to Triple-C, Inc., its corporate affiliate, upon prior written notice to ASES.

ARTICLE 56	SEVERABILITY

56.1
Any section, subsection, paragraph, term, condition, provision, or other part of this Contract that is judged, held, found or declared to be voidable, void, invalid, illegal or otherwise not fully enforceable shall not affect any other part of this Contract, and the remainder of this Contract shall continue to be of full force and effect as set out herein.

ARTICLE 57	ENTIRE AGREEMENT

57.1
This Contract constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations or contracts. No written or oral agreements, representatives, statements, negotiations, understandings, or discussions that are not set out, referenced, or specifically incorporated in this Contract shall in any way be binding or of effect between the parties.

57.2	All applicable laws as in effect on the Effective Date of the Contract are incorporated by reference into this Contract, as provided in Article 37.

57.3
Subject to Section 37.2.6 of this Contract, the Contractor acknowledges that it may be necessary or convenient during the Term of this Contract to clarify or supplement certain terms and conditions of this Contract to conform it to or otherwise to incorporate CMS requirements.  In any of these events, the Contractor agrees that ASES shall have the right to issue from time to time normative letters which shall be then incorporated into the Contract.  Such normative letters are advisory in nature, and shall not, absent an amendment to the Contract, change the Contractor’s obligations under this Contract.

ARTICLE 58	NOTICES

58.1
All notices, consents, approvals and requests required or permitted shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) personal delivery, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) telecopier or (d) electronic mail (in each case of (c) and (d), with answer back acknowledged, addressed as follows:

58.1.1	If to ASES at:

Mailing Address:	Physical Address:

Administración de Seguros de Salud	Urb. Caribe 1552
P.O. Box 195661	Ave. Ponce de León, Sec. El Cinco
San Juan, PR 00919-5661	San Juan, PR 00926-2706

Attention: Executive Director

58.1.2	If to Contractor at:

Mailing Address:	Physical Address:

Triple-S Salud, Inc.	Triple-S Salud, Inc.
P.O. Box 363628	1441 Ave. Roosevelt, 6th Floor
San Juan, PR 00936-3628	San Juan, PR 00920

Attention:  President

58.1.3
All notices, elections, requests and demands under this Contract shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) two (2) Business Days after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with voice confirmation on or before 4:00 p.m. Puerto Rico time on any Business Day or on the next Business Day if so delivered after 4:00 p.m. Puerto Rico time or on any day other than a Business Day.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

ARTICLE 59	OFFICE OF THE COMPTROLLER

59.1	ASES will file this Contract before the Office of the Comptroller of Puerto Rico within fifteen (15) days from its execution.

(Signatures on following page)

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties state and affirm that they are duly authorized to bind the respected entities designated below as of the ____ day of October, 2011 (the “Execution Date”).

ADMINISTRACIÓN DE SEGUROS DE SALUD DE PUERTO RICO (ASES)

Frank Diaz Gines	Date
Executive Director

TRIPLE-S SALUD, INC.

Socorro Rivas Rodríguez	Date
President and Chief Executive Officer

Puerto Rico MiSalud Model TPA Contract
Index of Attachments

Attachment			Attachment #
Applicable Federal and Puerto Rico Laws			1
Map of Geographical Service Regions, including PBM Map (updated to include TSS)			2
ASES Universal Beneficiary Guidelines (as of November 1, 2011)			3
List of CPTET Centers and community board organizations (as of August, 2010)			4
Master Formulary (as of May 26, 2011 for Physical Health, and March 24 for Mental Health). Includes the following documents:
●	“Lista de Medicamentos Especializados (contratados)- Salud Física 2011-2012”
●	Normative Letter 11-0119
●	“Lista de Medicamentos Preferidos – Salud Física 2011-2012”
	o	Dental	5
	o	Emergencia
	o	Nefrología
	o	Ob-Gyn
	o	Oncología
	o	VIH-SIDA & Hepatitis
Retail Pharmacy Reimbursement Levels			6
Uniform Guide for Special Coverage (as of July, 2009)			7
Enrollee Co-Payment Chart effective on November 1, 2011			8
Information System Process and Data Exchange Layout, including:
●	Enrollment Manual (as of August 2010)
	o	Addendum b – Enroll Relationship Requirements (Enrollment Record Layout)
	o	Addendum c – Error Code Table (Subscription File Error Description)
	o	Addendum d – Carrier Eligibility File Layout (Family Record, Member Record)
	o	Addendum e – Flow Diagram
●	ASES 820 Mapping		9
●	ASES Query Process
	o	Eligibility File Layout (as of August 1, 2008)
	o	Query Response File Layout, with Query Response Flow (as of October 2008)
●	Current Layout for Claims & Encounter (as of September 14, 2005)
	o	Appendix I – Municipality Code
	o	Appendix II – Dental Code
	o	Appendix III – “Codificación de Proveedores”
	o	Appendix IV – Service Type
	o	Appendix V – Place of Service
●	Carrier to ASES Data Submissions: Version 1.7C (File layouts as of May 10, 2011)
Projected Medical Cost by Region: November 1st, 2011 through June 30th, 2012			10
Calculation of threshold Per Member Per Month			10A
Administrative Fees (Per Member Per Month)			11
Deliverables (as of October 7, 2011)			12
Normative Letters:
●	ASES Normative Letter 10-10-06 “Servicios Médicos Contratados para el Año 2011”
●	Amendment to ASES Normative Letter 10-10-06 (issued October 2, 2011)
●	ASES Normative Letter 04-0130 (issued February 13, 2004)		13
●	PROCI Normative Letter CA-I-2-1232-91 (issued February 21, 1991)
●	Special Needs Children Diagnostic Codes (issued December 23, 2008)
●	Policy Letter on Dual Elegibles – [see section 5.2.7]
Program Integrity Guidelines (2011-2013)			14
Electronic Health Record Specifications			15
Distribution of Risk for Covered Risks			16
List of Subcontractors			17

ATTACHMENT #1

Puerto Rico MiSalud Model TPA Contract

Relevant Puerto Rico and Federal Laws and Regulations
(Attachment 1)

Applicable Puerto Rico laws and regulations:

•	Act 72 of September 7, 1993, as amended (Puerto Rico Health Insurance AdministrationLaw)
•	Puerto Rico Insurance Code and its applicable regulations.
•	Act 81 of May 14, 1912 (Organic Law of the Puerto Rico Health Department)
•	Act 194 of August 25, 2000, as amended (the Puerto Rico Patient's Bill of Rights Act)
•	Act 408 of October 2, 2000, as amended (Puerto Rico Mental Health Code)
•	Reorganization Plan of Advocates Offices, Number 1 from 2010 (Office of Health Advocate)
•	Act 247 of September 3, 2004, as amended (Puerto Rico Pharmacy Law)
•	Act 139 of August 1, 2008, as amended, known as (Law of the Medical Licensing and Discipline Board)
•	Act 109 of June 28, 1974, as amended (Law of the Puerto Rico Public Service Commission)
•	Act 225 of July 23, 1974, as amended (Law of Ambulance Services)
•	The Public Service Commission's regulations for ambulance services in Puerto Rico, Regulation Num. 6737 of December 1, 2003.
•	Act 86 of August 16, 1997 (Law of Residents of Culebra and Vieques)
•	Act 27 of August 12, 1999 (Law of the Implementation of the Public Policy on Suicide Prevention)
•	Act 243 of November 10, 2006, known as (Law to Establish the Public Policy Concerning the Use of the Social Security Number for Identification and the Protection of Its Confidentiality)
•	Act 84 of June 18, . 2002 (Code of Ethics for Contractors, Suppliers and Applicants for Economic Incentives from the Executive Agencies of the Commonwealth)
•	Act 12 of July 24, 1985, as amended (Government Ethics Law)
•	Act 458 of December 29, 2000, as amended, (Law to Prohibit the Adjudication of Auctions to convicts of Fraud, Embezzlement or Illegal Misappropriation of Public Funds)
•	Act 70 of August 12, 1988, as amended (Puerto Rico Uniform Administrative Proceedings Law)

Applicable federal laws and regulations:

•	Puerto Rico Health Department's State Plans (Medicaid State Plan and CHIP State Plan)
•	Title XIX of the Medical Assistance Program (Grants to States for Medical Assistance Programs)
•	Title XXI of the Social Security Act, governing the Children's Health Insurance Program (CHIP)
•
Federal Rules and Regulations as established by the Center for Medicare & Medicaid Services ("CMS") contained in 42 CFR Subchapters C (Medical Assistance Programs) and D (Children's Health Insurance Programs), including, but not limited to: 42 CFR 422.208 and 210 (physician incentive plans); 422.560- 422.626; 42 CFR 438 (managed care) including subsections 56, 60, 66, 206(b), 214, 242; 42 CFR 431 (fair hearings and appeals); 42 CFR 455 (fraud and abuse reporting); 42 CFR 447 (timely claims payment); 45 CFR 74.53 (retention requirements for records); 42 CFR 433 Subpart D, 42 CFR 447.20 and 42 CFR 434 (third party liability); 42 CFR 435.911 and 435.914; 42 CFR 431.52-53 (ambulance services); 42 CFR 405.2402; 42 CFR Part 455.104; 42 CFR Part 455.106; 42 CFR 447.20 and 42 CFR 434.6(a)(9); and each regulation cited in the CMS Checklist for Managed Care Contract Approval

•	Federal rules and regulations as established by the United States Department of Labor in Title XXIX of the Code ofFederal Regulations as applicable
•	Davis-Bacon Act, 40 U.S.C. 276a, et seq.
•	Social Security Act Titles VI and VII
•	Copeland Anti-Kickback Act, 40 U.S.C 276c
•	Fair Labor Standards Act of 1938, 29 U.S.C 201 et seq.
•	Clean Air Act, 42 U.S.C. 7401 et seq.
•	Federal Water Pollution Control Act as Amended, 33 U.S.C. 1251 et seq.
•	Federal Rehabilitation Act of 1973
•	Byrd Anti-Lobbying Amendment, 31 U.S.C 1352
•	The Clinical Laboratory Improvement Amendments of 1988
•	The Health Insurance Portability and Accountability Act of 1996 (HIPAA)
•	Omnibus Budget Reconciliation Act of 1981, P.L. 97-38
•	Debarment and Supsension, 45 CFR 74 Appendix A (8) and Executive Orders 12549 and 12689
•	Americans with Disabilities Act, 42 USC 12101 et seq.
•	Medicare Modernization Act of 2003, Pub. L. No. 108-173
•	Mental Health Parity and Addiction Equity Act of2008, Pub. L. No. 110-343
•	Children Health Insurance Program Reauthorization Act of 2009, Pub. L. No. 111-3
•	American Recovery and Reinvestment Act of2009, Pub. L. No. 111-5
•	Patient Protection and Affordable Care Act of2010, Pub. L. No. 111-148

ATTACHMENT #2

Administración de Seguros de Salud de Puerto Rico (PSG)
MCO/ TPA Por Región – Octubre 2011

Aguadilla
Isabela
Quebradillas
Camuy
Hatillo
Arecibo
Barceloneta
Florida
Manatí
Vega Baja
Vega Alta
Dorado
Toa Baja
Cataño
San Juan
Loíza
Carolina
Canóvanas
Río Grande
Luquillo
Fajardo
Ceiba
Culebra
Vieques
Rincón
Aguada
Moca
San Sebastián
Añasco
Lares
Utuado
Ciales
Morovis
Corozal
Toa Alta
Bayamón
Guaynabo
Trujillo Alto
Naranjito
Las Marías
Mayagüez
Maricao
Adjuntas
Jayuya
Orocovis
Barranquitas
Comerío
Aguas Buenas
Caguas
Gurabo
Juncos
Las Piedras
Naguabo
Humacao
Cidra
San Lorenzo
Cayey
Aibonito
Villalba
Coamo
Yauco
Guayanilla
Peñuelas
Ponce
Juana Díaz
Santa Isabel
Salinas
Guayama
Arroyo
Patillas
Maunabo
Yabucoa
San Germán
Sabana Grande
Cabo Rojo
Lajas
Guánica

Región Oeste Triple S

Región Norte Triple S

Región Sureste Humana

Región Noreste Triple S

Región Suroeste Humana

Región Metro Norte Triple S

Región Este Humana

Municipio de San Juan Triple S

Administración de Seguros de Salud de Puerto Rico
Aseguradoras y PBMs por Región
1ro. de Noviembre de 2011

Aguadilla
Isabela
Quebradillas
Camuy
Hatillo
Arecibo
Barceloneta
Florida
Manatí
Vega Baja
Vega Alta
Dorado
Toa Baja
Cataño
San Juan
Loíza
Carolina
Canóvanas
Río Grande
Luquillo
Fajardo
Ceiba
Culebra
Vieques
Rincón
Aguada
Moca
San Sebastián
Añasco
Las Marías
Mayagüez
Maricao
Hormigueros
San Germán
Sabana Grande
Cabo Rojo
Lajas
Guánica
Yauco
Guayanilla
Peñuelas
Ponce
Adjuntas
Jayuya
Lares
Utuado
Ciales
Morovis
Orocovis
Corozal
Toa Alta
Bayamón
Guaynabo
Naranjito
Trujillo Alto
Aguas Buenas
Comerío
Barranquitas
Villalba
Coamo
Aibonito
Juana Díaz
Santa Isabel
Salinas
Guayama
Arroyo
Patillas
Maunabo
Cidra
Cayey
Caguas
Gurabo
Juncos
Las Piedras
San Lorenzo
Naguabo
Humacao
Yabucoa

Región Oeste Triple-S CAREMARK	Región Norte Triple-S MC-21	Región Metro Norte Triple-S CAREMARK	Municipio de San Juan Triple-S CAREMARK	Región Noreste Triple-S MC-21
Región Suroeste Humana MC-21	Región Sureste Humana MC-21	Región Este Humana MC-21		

Salud Mental -Todas las Regiones
APS

ATTACHMENT #3

November 1, 2011

Dear enrollee:

Greetings and welcome to Mi Salud, the Health Plan of the Government of Puerto Rico!

The Health Insurance Administration (ASES, by its Spanish acronym) has developed this Uniform Guide for the Enrollees to keep them informed on the use of the benefits provided by Mi Salud. In this way enrollees have available the information they need to satisfy their information needs, regardless of the company that provides the services.

MI Salud offers the broadest benefit coverage through a Coordinates Care model.  Under the new Mi Salud model you will be able to  move freely within the Preferred Network  and visit your specialists, sub-specialists, laboratories, x-rays and other health provider without the need or referrals and without copays. Your Primary Care Group and your Insurer will inform you the providers that compose the Preferred Network.

You will always have to choose a Primary Care Group and your primary care physician., who will keep a complete clinical record on your health conditions, alergies and medications, among others. In this way we can assure that all the services offered comply with the strictest quality and cost–effectivity standards required by health industry federal and state regulations.

You must remember to keep your address and personal information updated by contacting with the Medicaid Program Office in which you submitted your Plan eligibility application. Besides, you must attend your re-certification appointments, so you don ot lose this benefit that is so necessary for your health.

Visit your primary care provider, for the doctor to order the necessary tests to keep your cholesterol, sugar, and blood pressure and be able to detect early diseases such as cardiovascular dieases, diabetes and cancer, among others.

We invite you to make good use of this benefit offered by the Government of Puerto Rico, whose aim is to safeguard your health.

2

TELEPHONES	7
LANGUAGE	8
DEFINITIONS	8
HIPAA	12
IIMPORTANT INFORMATION ON YOUR HEALTH PLAN	13
MI Salud	13
WHO ARE ELEIGIBLE TO ENEJOY THE BENEFITS AND SERVICES OF MI SALUD?	13
AUTO-ENROLLMEN	15
AUTO-ASSIGNMENT	15
KNOW YOUR ID CARD FOR THE HEALTH PLAN OF THE GOVERNMENT OF PUERTO RICO	15
Can I change the Primary Medical Group or the Primary Care Physician?	16
Choosing the Primary Medical Group andthe Primary Care Physician	18
ELEGIBILITY RECERTIFICATION	18
PUBLIC EMPLOYEE	19
What can I do if they cancel my eligibility to the Plan?	20
How can I enroll in another plan of the plans contracted for public employees?	20
Can the members of the Police Department enroll in Mi Salud	20
WHAT IS COORDINATED CARE?	21
YOUR PRIMARY MEDICAL GROUP AND YOUR PRIMARY CARE PHYSICIAN	21
What is a Primary Medical Group?	21
What is a Preferred Provider Network	21
HOW TO FIND INFORMATION OF PARTICIPATING PROVIDERS	22
THESEARE YOUR RIGHTS	23
THESE ARE YOUR RESPONSIBILITIES	24
EMERGENCIES & URGENCIES	25
How do I know it is an emergency?	28
How can I receive emergency services	28
What is an urgency?	28
How can I receive urgency services?	29
How can I receive services from my Primary Care Physician or my Primary Medical Group and the Preferred Network of Providers outside their business hours	29
WHAT IS AN ADVANCE DIRECTIVE	26
COMPLAINTS AND APPEALS	28
What is an appeall?	28
How can I file a complaint?	28
What is a notification of action?	29

3

What can I do if I don’t agree with the notification of action?	31
What is an appeal?	31
Who will evaluate my appeal?	31
How long will they take to answer my appeal?	32
TIME TO SOLVE REQUESTS, COMPLAINTS AND APPEALS	29
DENTAL SERVICES	30
MENTAL HEALTH SERVICES	30
How can I receive services for substance abuse and alcoholism?	33
PREVENTIVE SERVICESS	36
What are preventive services?	31
HIV-AIDS	35
HEPATITIS-C	36
THIS is YOUR BENEFITS COVERAGE	40
Preventive Services	36
Dental Services	36
Diagnostic testing services	39
Ambulatory Rehabilitation Services	39
Medical-surgical services	39
Ambulance services	40
Maternity and Prenatal Services	40
Emergency Room Services	41
Hospitalization	41
Mental Health Services	42
Mental Health Hospitalization Services	42
Pharmacy Services	43
Services Excluded from the Basic Coverage	43
Special Coverage Services	45
Services Excluded from theSpecial Coverage	48
Medicare Coverage Services	49
Disease Management Program	49
Case Management Program	49
Special Conditions Registry	49
THESE ARE YOUR COPAYMENTS AND COINSURANCES	52
HEALTH REGIONS MAP	53

4

TELÉFONOS

TELE MI SALUD
Metro area	787-775-1352
Toll-free	1-800-981-1352
TTY	1-855-295-4040

MENTAL HEALTH
Toll-free	1-888-695-5416
TTY	787-641-0785

Patients Advocate Office
Toll-free	1-800-981-0031
Metro Area	787-977-1100

Puerto Rico Health Insurance Administration
Toll-free 1-800-981-2737

5

LANGUAGE

This Guide is provided in Spanish and English for your benefit. If any member of your family is enrolled in Mi Salud and the person has problems to read or has a disability such as blindness and needs special services to be able to receive the information provided in this Guide, the person may request help to the Insurer. The Insurer must have different formats for the information to make them available to the enrollees.

If the information provided in this guide is confusing or if you need to clarify any questions, you may contact your Insurer for assistance. Information is a vital component of the commitment of Mi Salud with you, our enrollees. You may contact your insurer at the telephones numbers found on the back of your Mi Salud ID card.

DEFINITIONS

Abuse: An action carried out by a provider or health professional, a private or public institution or any other person that intentionally causes and injury or submits the person to unreasonable confinement, intimidation or punishment that may result in physical or mental harm to a patient.

Access to services: The guarantee that the enrollee will be able to receive all the medically necessary services included in the Mi Salud coverage without any impediment.

Enrollee: A person who after being certified as eligible under the Medicaid Program has completed the enrollment process with the Insurer and for whom they have issued the ID card that identifies the person as a Mi Salud enrollee.

Insurer: An entity duly authorized by the Insurance Commissioner to do business in Puerto Rico with a contract with PRHIA to offer services and benefits to the population insured under Mi Salud.

Authorization:  A written document through which  a person freely and voluntarily authorizes  another person or provider to represent, him, apply, use and disclose your health information for medical or treatment purposes or to initiate an action such as a grievance. It may also be used to annul a previous authorization.

 Medicare Beneficiary: Persons aged 65 or more, who are disabled or have renal disease, who have Medicare Parts A coverage for hospital services or Parts A and B for hospital, ambulatory and medical services.

CHIP:  Children Health Insurance Program, a federal program that provides medical Service coverage to low-income children under age 18 through health plans qualified to offer coverage under this program.

6

Elective surgery: A medically necessary surgical procedure carried out at a time convenient for the patient and the surgeon because it is performed to correct a condition that is not life-threatening,

Coinsurance: A percentage of the cost of a health service which the enrollee must pay after receiving the service.

Copayment: An established fixed amount that is the enrollee’s contribution to the expense for a medical Service he receives.

Confidentiality of information: The right of an individual to have his personal or health information kept private, which will not be disclosed to any person or entity without the person’s consent.

Consultation: An opinion health professional requests to another health professional on a matter related to the health condition of a patient

Coordination of benefits: The order in which health services are paid when the person has more than one medical plan. One of the plans is considered the primary plan and the other the secondary plan or secondary payer.

Service Coverage: All the services offered to Mi Salud enrollees under the Basic, Special, Mental, Dental and Pharmacy Coverages.

Coordinated Care: Is the service provided to enrollees by doctors who are part of the preferred network of providers Primary Medical Group. The Primary Care physician is the leading provider of services for he is responsible to periodically evaluate their health and coordinate all medical services they need.

Deductible: A fixed amount pre-determined by the Insurer, which the enrollee must pay when he receives, health services.

Advance Directives:  Written or verbal instructions, such as wills or powers-of attorney related to decisions about services and health care expressed by the person in advance in case an event occurs and he may be unable to make such decisions.

Disclosure: The transfer, access or release of information to a person or entity outside the entity holding the information.

ELA Puro: An option available to public employees so they can maintain medical coverage when they lose eligibility in the Medicaid Program and the enrollment for other health plans contracted under Law 95 has ended. This coverage is the same as the coverage of Mi Salud.

Medical emergency: a medical condition that manifests itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson who has average knowledge of medicine and health would reasonably expect the absence of immediate medical attention to result in placing a person’s health in serious jeopardy, serious impairment of bodily functions or serious dysfunction of any bodily organ or part. In case of a pregnant woman that has contractions it may be that there is not enough time to transfer her to any facility before delivery or, that transferring her to a facility, may seriously jeopardize her health or the health of the unborn child.

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Medical record:   Detailed collection of data and information on the treatment and care the patient receives from a health professional.

Primary Care Group: Health Professionals grouped to contract with the insurer to provide health services under a coordinated care model.

Semi-private room: Hospital room with two beds.

HIPAA (Health Insurance Portability and Accountability ACT): The law that includes regulations for establishing safe electronic health registers that will protect the privacy of a person’s medical information and prevent the misuse of this information. It is also called the Health Insurance Portability and Accountability Act and the Kassebaum Kenney Act.

Hospital: A facility that provides medical-surgical services to hospitalized patients.

Fair cause:  It refers to situations that allow enrollees to change his PCP or Primary Care Group. These are: 1) The enrollee moved outside the Region, 2) For reasons of moral or religious nature, the supplier does not perform the services the insured needs, 3) The insured need services that can be provided at the same time and not all services are available; failure to receive all the services as ordered may expose the insured to unnecessary risk, 4) Other acceptable reasons include, but are not limited to, poor quality of care, lack of access to services covered or lack of providers with experience to provide the health care the enrollee needs. ASES will determine if the reason constitutes a fair cause.

Medicaid: Program that provides health insurance for people with low or no income and limited resources, according to federal regulations

Specialist: A health professional licensed to practice medicine and surgery in Puerto Rico that provides specialized medical and complementary services to the primary physicians. This category includes: cardiologists, endocrinologists, neurologists, surgeons, radiologists, psychiatrists, ophthalmologists, nephrologists, urologists, physiatrists, orthopedists, and other physicians not included in the definition of PCP.

Primary Care Physician: A health professional licensed to practice medicine and surgery in Puerto Rico that provides specialized and complementary medical services to the services provided by primary care physicians. Physicians in this category include: cardiologists, endocrinologists, neurologists, surgeons, radiologists, psychiatrists, ophthalmologists, nephrologists, urologists, physiatrists, orthopedists, and other physicians not included in the definition of PCP.

Patient: Person receiving treatment for his mental and physical health.

Preauthorization: Permission the Insurer grants in writing to the insured, at the request of the PCP, specialist or sub-specialist, to obtain a specialized service.

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Complaint: informal claim on the quality of care, customer service or treatment received by suppliers, personnel of the Insurer, Primary Care Group or ASES. It does not include disputes involving medical services, coverage or payment for services.

Grievance: formal claim made by the insured in writing, by telephone or by visiting the Insurer, the Patients Advocate Office or ASES, requesting a solution be granted when a service has been denied or allowed on a limited basis a service; reduction , suspension or termination of a previously authorized service; total or partial denial of payment for a service; not having received services in a timely manner; when the insurer has not acted on a situation according to the established terms, refusal of the Insurer let the insured exercise his right to receive services outside the network

Prescription: original written order issued by a duly licensed health professional, ordering the dispensing of a product, drug or formula

Preferred Provider Network: Health Professionals duly licensed to practice medicine in Puerto Rico contracted by the Insurer for the enrollee to use as the first option. Enrollees can access these providers without referral or co-payments if they belong to the insured's Primary Care Group.

Referral: Written authorization a PCP issues to an enrollee to receive services from a specialist, sub-specialist or facility outside the preferred network of the Primary Care Group.
Administrative Referral: Written authorization issued by the insurer for the enrollee to receive the required service, if medically necessary

Special Coverage Registry: A form the Insurer fills out at the request of the PCP when the insured is diagnosed with one or more of the conditions that are part of the Special Coverage, for the patient to receive treatment and services directly from specialists or sub-specialists without the need of a referral.

Second Medical Opinion: additional consultation the enrollee makes to another physician with the same medical specialty to receive or confirm that the initially recommended medical procedure is the treatment indicated for his condition.

Ancillary Services: All those supplementary services provided to the patient to assist in the diagnosis and treatment of illness or injury. Examples of these services include laboratory, radiology, therapies, etc.

Covered Services: Those services and benefits included in Mi Salud coverage Subscription Application: Form to be completed by the participant eligible to become an enrollee of Mi Salud and be able to receive medically necessary services Subscription Application: Form to be completed by the participant eligible to become an enrollee of Mi Salud and be able to receive medically necessary services.

Identification Card: A card the Insurer delivers to the enrollee once he completes the subscription process, which identifies the enrollee by name and contract number, and includes information on coverages, copayments and telephones to receive information on customer service and health advice.

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Treatment: To provide, coordinate or manage health care and related services offered by health care providers.

Guardian: Person with authority to take care of a minor or adult, who for some reason has no civil capacity to handle his situation.

Urgency: A medical condition that poses no risk of imminent death that can be treated in the doctor's office or in the facilities with extended hours and not in emergency rooms. An urgency can become an emergency if not properly dealt with at the right time.

HIPAA

The Health Insurance Administration (ASES) and the Insurance Companies are committed to maintain the confidentiality of your information. We may use and share information related to your treatment, payment for medical services  and everything related to health care within the strictest standards of confidentiality. With your written authorization we may provide your information to others for any purpose

If you are interested in more information about the privacy practices or have questions or concerns, contact the Insurer of the Region to which you belong.

IMPORTANT:
As a member of MI Salud Plan, you authorize the Federal Government, ASES, and the Patients Advocate Office, the Insurers or their representatives, to see your medical records to assess the quality, convenience, cost and promptness of services rendered to you.

IMPORTANT INFORMATION ON YOUR HEALTH PLAN

MI Salud

Now, the new Mi Salud Health Plan of Government of Puerto Rico offers more services and benefits. It also offers a Preferred Provider Network within the Primary Medical Group of your choice, which you can visit freely without the need for referrals or paying copayments.

Under Mi Salud you will not require the countersignature of the Primary Care Physician on the prescriptions ordered by specialists or sub-specialists within the Preferred Provider Network of your Primary Care Group. You can freely choose dentists and pharmacies of your choice, among those contracted by Mi Salud.

In addition, you can receive mental health services within the same facility of Primary Care Group. Mi Salud offers physical and mental health integrated services,  so you can receive these services in one place.

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Who are eligible to enjoy the services and benefits of mi salud?

The persons eligible under Law 72 of September 7, 1993, are:

•	American citizens.
•	Persons with low or no income
•	Population of Federal Medicaid Program: persons over age 65, persons that are blind or disabled and pregnant women
•	Children under the CHIP Program.
•	Government employees, retirees and their dependents whose payroll is processed by the Treasury Department.
•	Members of the Police Department of Puerto Rico, their widows, widowers and children that survive them.
•	Veterans.
•	Children under State custody through the Family and Children Administration (ADFAN, for its acronym in Spanish)
•	Survivors of domestic violence through the Women’s Advocate Office.

The Medicaid program will determine whether you are eligible for Mi Salud Plan of the Government of Puerto Rico. Once you are certified eligible for Medicaid, they will give you form MA-10 entitled "Notice of Action Taken on Application and/or Re-Assessment" which indicates that you have been certified eligible. The date to determine how long the person is insured is indicated in the section entitled "Certification Date" of the MA-10. They will also give the welcome letter to Mi Salud Plan, from the Insurer in your region.

You will receive your card by mail within 5 to 7 days after being certified eligible for Medicaid. If you do not receive the card that period and you need medical services, you can show the welcome letter and the MA-10 form to the contracted service provider with a contract with Mi Salud Plan to show that your name is on the MA-10, that it is signed and you are authorized to receiving services. The welcome letter allows you to access medical services during a period of 30 days. After the 30-day period the letter will not be valid to receive medical services. You may only receive services if you show your Mi Salud Plan card.

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AUTO-ENROLLMENT

As of July 1, 2011, every new beneficiary, who is eligible to Mi Salud Plan of the Government of Puerto Rico, will be automatically enrolled and insured. This means you no longer have to visit the Insurer to select your Primary Care Group or your primary physician.

AUTO-ASSIGNMENT

The Insurer will send you the cards and information regarding your Primary Medical Group and the Primary Physician the Insured assigned so you can access medical services immediately. You must receive your ID card by mail with 5 to 7  days from the date you were certified as eligible. If you do not receive your card within this period, you must contact ASES Customer Service at 1-800-091-2737, where they will inform you if your case is already registered in the system and the location of your Insurer Service Office and their telephone number, so you can go there to get your card. If you do not agree with Medical Group or the Primary Care Physician, you have the right to request a change within 90 days from the date you received your plan ID card.

THIS YOUR ID CARD OF THE HEALTH PLAN OF THE GOVERNMENT OF PUERTO RICO

On the front of the card, you will find the following information:

•	Your name and both last names;

•	Your contract number;

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•	The group to which you belong;

•	Your coverages;

•	Your copayments and coinsurances.

Be sure that:

-	You take your ID card with you when you visit your physicians, request laboratory or X- rays services or need health services.

-	They give you your ID card back after you receive medical services.

-	Each insured person in your family even if he is a baby, has his own ID card.

-	You keep your card in a safe place to avoid losing and having to wait for a new card.

On the back of your ID card you will find the toll-free numbers for Tele-Mi Salud, Customer Service and the Mental Health Crisis helpline.

If you lose your card, you may request a duplicate by visiting the Insurance Company Service Centers or by calling Customer Service at the number that appears on the back of your card.

IMPORTANT:

No hospital can refuse emergency services for not having Mi Salud card. Under EMTALA you have the right to receive adequate emergency services, including evaluation and treatment of a emergency condition or delivery in Hospital Emergency Rooms.

Can I change my Primary Medical Group or the Primary Care Physician?

Yes, you may change your Primary Medical Group or your Primary Care Physician either by visiting the Insurer Service Centers or by calling Tele-Mi Salud at the number that appears on the back of your Mi Salud Plan ID card.

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Changes to the Primary Medical Group – you will only be able to change within the first 90 days following the date in which you received your Mi Salud Plan ID card. After this 90-day period, you may only change your Primary Medical Group once a year. If there is a fair cause, you may change your Primary Medical Group or your Primary Care Physician at any time.

The following events are considered a fair cause for a change:

1.	The beneficiary moved out of the Region;
2.	For moral or religious reasons, the provider does not render the services the beneficiary needs;
3.	The beneficiary needs services that must be rendered at the same time and the services are available. Not receiving all the services as ordered may put the beneficiary at risk unnecessarily.
Other acceptable reasons include, but are not limited to:
a.	bad quality of services,
b.	lack of access to covered services,
c.	lack or providers with experience to take care of the beneficiary’s health care needs.

ASES will determine if the reason is a fair cause.

Changing the Primary Care Physician and the Primary Medical Group must be made during the first 5 days of the month, so the change becomes effective the next month (e.g. If you make the change on January 5, the change will be effective on February 1). Nevertheless, if you change after the first 5 days of the month, the change will be effective on the subsequent month.  (e.g. If you  make the change on January 6, it will be effective on March 1).

To change the Primary Care Physician within the same Primary Medical Group, you only have to choose the new Primary Care Physician within same Primary Medical Group you have now and the change will be effective on the following month.

IMPORTANT:
The Medicaid Program is the only office authorized to make changes on your personal information and your residential address. You must notify the Medicaid Program of any changes such as changes in address, family group, marital status, your income, corrections to names, and dates of birth, among others.

The Insurer must keep you informed when a Primary Care Physician. Specialist or Sub-specialist is no longer their medical service provider, so you can choose a new Primary Care Physician, Specialist or Sub-specialist. You must receive the notice sent by the Insurer within 15 days from the date the Insurer was informed that the provider will not continue providing services. The Insurer must provide you in the notice the instructions for you to be able to choose a new physician among those with a contract in the Primary Medical Group.

Choosing the Primary Care Group and the Primary Care Physician

Remember that you have the freedom to choose the Primary Medical Group and the Primary Care Physician you want if you do not agree with auto-assignation made by the Insurer. The Primary Medical Group and the Primary Care Physician you choose must render services with the region to which you belong.

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You must choose a Primary Care Physician for each insured beneficiary in your family. The primary care physicians you use for you and your dependents that are included in the contract may be different, but they must belong to the same Primary Medical Group.

If you are a woman, you may choose a gynecologist/obstetrician in addition to any other Primary Care Physician. If you are pregnant, your Primary Care physician will be your gynecologist/obstetrician during your pregnancy. When your pregnancy ends you will go back to receive care from the primary care physician you chose: a Generalist, Internist, and gynecologist/obstetrician during your pregnancy. When your pregnancy ends you will go back to receive care from the primary care physician you chose: a Generalist, Internist, Family Practitioner, or Pediatrician for your baby. Your gynecologist will still be your other primary care physician to meet your gynecological situations.

IMPORTANT: Remember, you must register your baby in the Medicaid Program before he is 90 days of age. You must bring with you the birth certificate.

RECERTIFICATION OF ELIGIBILITY

Once the Medicaid Program (PAM, for its acronym in Spanish) of the Health Department certifies you as eligible, you must attend all the appointments to all reevaluation appoints, so you don’t lose your eligibility. If you lose eligibility you will lose the benefits of Mi Salud, because you will not have the benefits of your health plan. The Insurer will send you a letter at 90 days, 60 days and 30 days before your eligibility ends as a reminder that you must visit the Medicaid Office in your hometown recertify your eligibility.

If you miss your recertification appointment, you must immediately to the Medicare Program Call Center at the toll-free number 1-885-400-4224 or visit your Medicaid Office located in your hometown to request a new appointment.

You must notify the Medicaid Program of any changes in address, income level, to add or disembroil dependents, make corrections to you address or name, inform changes in marital status (married, divorced widower, etc.)
If you are pregnant, when you have your baby, you must visit the Medicaid Program Office and submit the birth certificate to enroll the baby in Mi Salud. If you do not comply with this requirement, the baby will lose the right to receive services under Mi Salud Health Plan of the Government of Puerto Rico. It is possible that with the arrival of this new baby you can obtain more benefits if your level of poverty changes.

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IMPORTANT:
Remember, it is your responsibility to keep appointments and update your information and mailing address in the Office of the Medicaid program in order to receive communications related to your recertification. If you do not receive the notification from the Insurer, it is your responsibility to request the reevaluation appointment.

PUBLIC EMPLOYEE

IF you are a public employee or a retiree from the Government of Puerto Rico and your payroll is process by the Treasury Department, you may enroll in Mi Salud during the open enrollment period to choose public employees health insurance plans. If you choose Mi Salud, the employer contribution will go to ASES and you will pay the difference, if any.

You can also visit the Medicaid Program for them to evaluate your case and, if found eligible and medically indigent, you will not have to pay the difference, if any, between the premium and the employer contribution as it will be paid with government funds.

Medical indigence is granted for a period of 12 months. Your Insurer will send you a letter 90 days prior to the end of your eligibility period, reminding you that your eligibility is about to end and that you must visit your Medicaid Program Office located in your town of residence and request the reevaluation of your case

In case of public employees that are married, they may enroll in Mi Salud combining both employer contributions (known as joint enrollment) for your eligibility. Your employer will the contributions ASES, while you remain active and eligible under the Medicaid Program.

If after the evaluation, it results that you are no longer eligible to Mi Salud as medically indigent, you can enroll in Mi Salud as ELA Puro until the new health plan open enrollment period for public employees or you may enroll in any other health insurance plans contracted for public employees. It is your choice!

IMPORTANT: Remember to attend on time to your eligibility reevaluations, so you do not lose your Mi Salud benefits.

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What can I do if my eligibility to the Plan is cancelled?

If the Medicaid Program determined that you are no longer eligible to Mi Salud,  and you are an employee or retiree of the Government of Puerto Rico, you have the right to enroll in Mi Salud Plan  under ELA Puro with the 30 days following the date in which you lost your eligibility. In this way, you will not lose your medical coverage until the new government employee open enrollment period and you can choose any of the health plans contracted, including enrolling in Mi Salud.

If you are not an employee or retiree of the Government of Puerto Rico and you lose your eligibility, you may enroll in a Pago Directo Plan by submitting an application with the Insurer. You must complete the formalities within 30 days from the date your eligibility to Mi Salud was cancelled.

How can I enroll in another of the plans contracted for  government employees?

IF you decide to join another plan from among the plans contracted for government employees according to Law 95, which is not Mi Salud, before you enroll in the new plan you will have to go to the Medicaid Program Office in your hometown to cancel your eligibility. The cancelation of your Mi Salud coverage will be effective on the first day of the month following the date in which you requested your cancellation under the Medicaid Program.

If you do not cancel your eligibility to the Medicaid Program, ASES will continue receiving you employer contribution and you will have to pay  the total premium of the Private Plan you chose.

IMPORTANT:
Remember that for you to be able to enroll in another plan, you must have lost your eligibility and may only enroll in another plan during the open health insurance enrollment period for the employees of the Government of Puerto Rico established by ASES.

Can the members of the Police Department of Puerto Rico enroll in Mi Salud?

The members of the Police Department of Puerto Rico, their spouses and children may also enroll in Mi Salud Plan of the Government of Puerto Rico and the Police Department of Puerto Rico will transfer to ASES  their employer contribution.

You must visit the Medicaid Program Office located in your town of residence to be certified under the Medicaid Program. This  benefit will remain valid  even if the member of the Police Department dies under any circumstance and as long as the widow does not re-marry and the children are under age 26 and are not married.

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WHAT IS COORDINATED CARE?

MI Salud uses a coordinated care model in which you health is under the care of a Primary Care Physician, who will be responsible to evaluate the beneficiary periodically and coordinate all the health services the person may need.. Under this model your Primary Care Physician will keep an updated record of all the services you receive.

YOUR PRIMARY MEDICAL GROUP AND YOUR PRIMARY CARE PHYSICIAN

What is a Primary Medical Group?

Primary Medical Group (PCG)- is composed of several physicians who have joined to provide the services you need to keep you healthy. What was known as IPA, now it is known as PMG. Within this Group, there are physicians with different specialization which have been classified as Primary Care Physicians, among which there are:
•	General Practitioners
•	Family Physicians
•	Pediatricians
•	Gynecologists/Obstetricians
•	Internists

Besides these five categories of Primary Care Physicians, under the new model of Mi Salud you will also have specialists, sub-specialists, laboratories, X-rays facilities and hospitals, among others, to form what we call the Preferred Providers Network of the Primary Medical Group. You have the freedom to visit the physicians and providers that are part of the Preferred Network without the need of a referral or copayment.

IMPORTANT:

Physical Exam - You must make an appointment with your Primary Care Physician for him to make your annual physical exam.

Routine Medical Appointments- services that are not urgent, but that present symptoms, must be coordinated within a term that does not exceed 14 days. Regarding routine mental services, the term should not exceed 15 days.

Appointment for urgent situations – as long there is not a risk of death or damage to the body or body organs, they must be obtained within a period of 24 hours..

These conditions must be treated at the medical office or offices with extended business hours, not at emergency rooms.

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What is a Preferred Providers Network?

They are a Group of specialists, sub-specialists and health service facilities with a contract with the Insurer to provide services under your Primary Medical Group. As long as you visit your Primary Medical Group Preferred Network, you will not have to wait for a referral or pay copayments.

The information below tells about some physicians and providers, without limiting to these specializations, that may belong to the Primary Medical Group of your choice:

•
Specialists and sub-specialists (Cardiologists, Orthopedians, Rheumatologists, Endocrinologists, Urologists, Gastroenterologist, Oncologists and Physiatrists, among others, without it being understood that it is limited to only these specialist.

•	Ancillary medical services providers: Physical therapists, nutritionists, speech pathologists, among others:
•	Clinical laboratories
•	Specialized diagnostic tests
•	Imaging Centers
•	Cardiovascular Surgery and Catheterism Centers
•	Hospitals
•	Urgency Rooms
•	Emergency Rooms

Another benefit you will now have under Mi Salud is that you will no longer need the countersignature of your Primary Care Physician on the prescriptions ordered by any other physician that is not your primary care physician, as long as the physician ordering the prescription is part of the Preferred Network of your Primary Medical Group.

For laboratory and X-rays services you will need an order from the prescribing physician, but the authorization of your Primary Care Physician, as long as you receive the services at a laboratory or X-rays belong to your Primary Medical Group.

The preferred networks will guarantee Access, quality and availability of the health services to be rendered to beneficiaries.

Are all my specialists within the Preferred Network of my Primary Medical Group?

In case that the specialist or sub-specialist that you need is not part of the Preferred Network  of your Primary Medical Group, your Primary Care Physician must give you a referral so you can visit a  the specialists or sub-specialists outside the Preferred Network of your Primary Medical Group and you will have to pay corresponding copayments. Your Primary Care Physician will be the one to coordinate the visits to physician and providers of medical services outside the Preferred Network of Providers of your Primary Medical Group.

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You may visit specialists or sub-specialists from the Insurer’s General Network of Providers as long as your Primary Care Physician gives you the corresponding referral and coordinates the visit, which will be subject to the applicable copayments.

If you wish to visit a specialist or sub-specialist that does not belong to the Preferred Network of your Primary Medical Group, when there is a physician with the same specialty in the Preferred Network of the Primary Medical Group , you will also need a referral from your Primary Care Physician and you will be responsible of paying the corresponding copayment..

Referrals to visit a specialist must be provided within 5 days and, authorizations or preauthorizations for services must be provided within 72 hours. Non-compliance with these terms will be a reason to submit a complaint.  Nevertheless, if you are in the Special Coverage Registry you will not need referrals from your Primary Care Physician, as long as the treatment you are going to receive corresponds to the diagnostic of the Special Coverage.

IMPORTANT:

Your Primary Care Physician is the only authorized to give you the referrals you need for your health condition. None of the Administrator, the Medical Director or the Board of the Primary Medical Group, cannot issue or authorize the referral. If your Primary Care Physician does not provide you the referral, you can request an administrative referral from your Insurer by submitting a complaint.

The Insurer will mail to you the Directory of the Providers of the Primary Medical Group and the Insurer General Directory..

What is the Insurer General Network?

They are the specialists, sub-specialists and health services facilities the Insurer has contracted to provide support to the Primary Medical Groups. This General Network of the Insurer  will be available  to provide those services the beneficiary cannot obtain  through the Preferred Network of his Primary Medical Group, as long as his Primary Care Physician gives him a referral.

To be able to receive services from the Insurer General Network, you must obtain a referral from your Primary Care Physician and pay the corresponding copayments. Prescription drugs or other service orders issued by the Insurer General Network will need the countersignature or authorization of your Primary Care Physician. That is, you will always have to go back to your Primary Care Physician for him to authorize the service ordered (laboratory, x-rays) and to countersign the prescription of the medications for the pharmacy to be able to dispense them.

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Will I need the Countersignature on the Prescriptions of Medications?

No participating pharmacy of Mi Salud can request the countersignature of the Primary Care Physician on prescriptions ordered by specialists or sub-specialists that belong to the Preferred Network of the Primary Medical Group.

If the prescription of medications is from a specialist or sub-specialist that belong to the Insurer General Network or the Preferred Network of another Primary Medical Group that is not the Primary Medical Group you chose, you will need the countersignature of Primary Care Physician for the prescription to be dispensed.

Remember, you must visit the specialists and sub-specialists within the Preferred Network of your Primary Medical Group, so you will not need the countersignature of your Primary Care Physician.

IMPORTANT:
Remember to use the specialists and sub-specialists within the Preferred Network of your Primary Medical Group, so you do not need the countersignature of your Primary Care Physician on your prescriptions.

KNOW THE RESPONSIBILITY OF YOUR PRIMARY CARE PHYSICIAN

Your Primary Care Physicians is responsible of:

•	Perform medical assessments relevant to your health.
•	To provide, coordinate and manage all health services and treatments that you and your family need.
•	Provide preventive health services to keep you healthy.
•	Provide care when you feel or are sick.
•	Tell you when he believes it is necessary that you visit a specialist or sub-specialist
•	Provide referrals when necessary, if you should visit a specialist or sub-specialist outside of the Preferred Network of Primary Medical Group or when you want a second opinion.
•	Coordinate visits to specialists or sub-specialists outside the Preferred Network of the Primary Medical Group
•	Provide the prescriptions for your medications or the orders for your treatments.
•	Keep your medical record updated with all the information on your health conditions, medications, treatments, etc.
•	Consult with other health professionals about your diagnosis and treatment.
•	Call or visit your primary care physician every time you need medical services.

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HOW TO OBTAIN INFORMATION ABOUT PARTICIPATING PHYSICIANS

The Insurer will mail you the Directory of Participating Physicians and Providers that are part of the Preferred Network of your Primary Medical Group, which also includes the Medical Groups that belong to the Region. You will also receive the Directory of the Insurer’s General Network Physicians and Providers. These Directories will also be available in the Primary Medical Groups and at the Insurer’s Service Centers. The directories provide the following information about the physicians:

•	Medical Specialty
•	Name
•	Address
•	Telephone numbers
•	Office days and business hours

You can contact the Insurer to receive information on the providers available in your Region at the telephones that appear on the back of your ID card, calling Tele Mi Salud, going to the Insurer’s office or through your Insurer’s website. You may also contact your Primary Medical Group, which will provide information on the providers that belong to your Primary Medical Group.

Besides, when you contact your Insurer, you can request  additional information on your providers such as, where the physician studies, what did he studied, certifications of specialties the physician has, as well as all the information required to practice medicine.

THESE ARE YOUR RIGHTS

•	You have the right to demand to be kept informed and receive information about:

o	your health plan
o	health care facilities
o	health care professionals
o	health services covered,
o	access to contracted services.

•	The right to be treated with respect and with due regard for your dignity and privacy.

•	Select freely your Primary Medical Group, your primary care physician, laboratory, X-rays, hospital, specialist and sub-specialists available within the Preferred Network of Primary Medical Group.

•	Contact your primary care physician or specialist, freely and under the strict confidentiality.

•	Be free to receive emergency services 24 hours a day, 7 days a week.

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•	Receive information about treatment alternatives and options available and, that these alternatives and options be presented to you in a manner appropriate to your condition and ability to understand.

•	Participate in decisions regarding your health care, including the right to refuse treatment.

•	Request a second opinion if you are interested in confirming a diagnosis or treatment plan.

•
Express with advance directives, either verbally or in writing, your wish as to what treatment and services you want to be provided or do not want to be provided if you become unable to make such decisions.

•	Be free from any form of restraint or seclusion used as a means of limitation, discipline, convenience or retaliation.

•	Receive copies of your medical records.

•	Receive highest quality services.

•	Continuity of health care

•	Access to adequate health services

•	Filing complaints and appeals, when you understand that your rights have been violated by denial of, limitation of or, improper collection for services.

•	Do not allow to be discriminated against for any reason

•	Have the freedom to choose the pharmacy or dentist of your preference among those contracted by the Insurer..

THESE ARE YOUR RESPOSIBILITIES

•	Inform yourself about Mi Salud Coverage, its limits and exclusions.

•	Give your physician all your health-related information.

•	Inform your doctor of any changes in your health.

•	Follow the medical treatment as recommended by your primary care physician, specialist or sub-specialist.

•	Inform your physician when you do not understand an instruction or does not clearly understand what you are being inform.

•	Inform your physician when there is a reason why you cannot comply with the recommended treatment.

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•	Recognize when you need to make changes to your lifestyle to benefit your health.

•	Participate in any decision regarding your health.

•	Communicating either verbally or in writing any advance directive you want to be fulfilled regarding your decision on medical treatment for the extension of your life.

•	Maintain appropriate behavior, so your behavior does not affect or does not allow other patients to receive necessary medical care.

•
Maintain an appropriate behavior, so your behavior does not affect the operation of the Insurer Service Centers or prevent other beneficiaries from receiving the services provided at the Service Centers.

•	Provide all the information on other health insurance plans you may have.

•	Inform ASES of any fraud or improper action related to the services, providers and health facilities.

EMERGENCIES &  URGENCIES

How do I know when it is an emergency?

“It is a medical condition that manifests itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson who has average knowledge of medicine and health would reasonably expect the absence of immediate medical attention to result in placing a person’s health in serious jeopardy, serious impairment of bodily functions or serious dysfunction of any bodily organ or part. In case of a pregnant woman that has contractions it may be that there is not enough time to transfer her to any facility before delivery or, that transferring her to a facility, may seriously jeopardize her health or the health of the unborn child.

When can I receive emergency services?

You just have to arrive at any emergency room throughout Puerto Rico. You do not need referrals or pre-authorization for emergency services.

You can also call the Tele Mi Salud at the toll-free number listed on the back of your Mi Salud ID card my. When you contact Tele MI Salud for information and medical advice, you will be provided a code, so you do not have to pay copayments if you had to go to an ER.

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And then, what is an urgency?

A medical condition that poses no risk of imminent death that can be treated in the doctor's office or in the facilities with extended hours and not in emergency rooms. An urgency can become an emergency if not properly dealt with at the right time.

How can I receive urgency services?

Visit or call your Primary Care Physician.  If you have an urgency or a question about your health, you may call toll-free to the Tele Mi Salud hotline for medical information and advice. The telephone to this hotline, which is available 24 hours a day, 7 days a week, appears on the back of your Mi Salud ID card.

How can I receive services outside business hours from my Primary Care Physician, the Primary Medical Group or the Preferred Network of Providers?

You must consult the Directory of Providers your Insurer provided you, to learn about the business hours of your physicians. In addition, the Directory gives you the number for Tele Mi Salud, so you can receive information and advice regarding your health condition as well as how to obtain services on extended hours.

If you understand that it is necessary to go to an emergency room, nobody can stop that right. When you use Tele Mi Salud for information and medical advice, they will provide you a code, so you do not have to pay copayments if you need to go to an emergency room. They will have to give you the code, regardless of your condition.

WHAT IS AN ADVANCE DIRECTIVE?

AN Advance Directive is a written legal document which allows you to instruct your attending physician on your treatment preferences in case there is a moment that you lose your capacity to approve the treatment. The written document that state the Advance D is known as a living will.

The instructions regarding your treatment may be stated before a lawyer, who will prepare a legal document with your instructions or before your attending physician with two witnesses, of legal age and legal capacity, who are not relatives.

Your physician can provide you information on how you can exercise your right to advance directives.  In case you are confined in a hospital, the staff from the Hospital Administration Office can provide you the necessary information and the forms you must you fill out to validate your Advance Directives. You may also contact the Senior Citizens Advocate Office at 787-721-6121, who provide information booklets on this topic.

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GRIEVANCES AND APPEALS

What is a grievance?

It is a formal complaint a beneficiary makes in writing, by telephone or by visiting any of the Insurer’s Service Centers, the Patient’s Advocate Office (OPP, for its acronym in Spanish) or the Puerto Rico Health Insurance Administration (ASES, for its acronym in Spanish), requesting their intervention when you do not agree with any of the following determinations:

•	They have denied or partially approved a service.

•	They have reduced, suspended or terminated a Service previously authorized.

•	They have denied the total or partial payment of a Service.

•	You did not receive timely services.

•	The Insurer has not taken any action on any situation according to the terms established.

•
Insurer’s refusal to your receiving services outside the Preferred Network of your Primary Medical Group or outside the Insurer General Network, if the covered Service is not available in the contracted networks or if there is a shortage of such services.

In addition, you may also file a complaint or a grievance if you feel dissatisfied with the quality of health services offered or the harsh treatment received from a provider or employee of the health facility you visited or if you feel that your rights as beneficiary have been violated.

How can you file a complaint?

You  can call write or visit your Insurer Service Centers for them to take your complaint. Your physician, a relative or a person authorized by you,  can file the complaint on your behalf. The Insurer staff can provide help for you to file your claim.

You have up to 365 days from the date of the event to file your complaint. Once the Insurer receives your complaint, they will acknowledge receipt of your complaint within 20 days from the date they received it.

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What is a Notice of Action?

After you receive the acknowledgement of receipt of your complaint, the Insurer will send you another communication in which it will inform you the decision made on your complaint. This communication is known the Action Notice and you must receive it within a 30-day term. The time limit for the Insurer to make its determination will not exceed 90 days from the date it received the complaint.

If they need additional time they could be granted up to 14 additional days after the 90 days as long as said extension is for the benefit of the beneficiary or when they need additional documents to be able to make the determination. The beneficiary may also request the 14-day extension if he needs to submit any additional evidence to support his case and does not have it available.

The request for an additional time extension must be submitted to ASES for your approval.

What can I do if I do not agree if the Notice of Action?

If you do not agree with the Insurer’s determination, you have the right to appeal the determination before the Insurer, the Patients Advocate Office (OPP, for its acronym in Spanish) or before ASES.

What is an appeal?

An appeal is a formal request that you file with the Insurer, the Patients Advocate Office or the Puerto Rico Health Insurance Administration (ASES, for its acronym in Spanish) when you do not agree with the determination (Notice of Action) or with the denial of a service, procedure, study, collection or payment. Once you receive the Notice of Action from the Insurer, you have a period between 20 and 90 days to file your appeal with the Insurer, the Patients’ Advocate Office (OPP, for its acronym in Spanish) or the Puerto Rico Health Insurance Administration (ASES, for its acronym in Spanish) or both.

Who will hear your appeal?

Your appeal will be evaluated by a team of experts in your health condition that did not take part in the determination or in the notice of action that you received when you filed your complaint for the first time.  In this way it is assured that it a fair, transparent and dependable.

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How much time will they take to make a determination on my appeal?

If it were an appeal in which your health condition  does not affect you even more or your life is not at risk, you must receive the determination on your appeal within a period that does not exceed 45 days. However, is your health condition requires an expedite determination, you will receive an answer within a period of 3 days or less.

Your Insurer can request ASES a 14-day extension to send its determination, as long as this extension benefit the beneficiary or when you request it because you need more time to find evidence or data that may benefit your case.

If you understand that the final determination does not favor you, you may then appeal the determination before ASES or the Patients’ Advocate Office, or both. If the unfavorable determination is sustained, you may request an Administrative Hearing before ASES or the Patients’ Advocate Office between 20 to 90 days from the date you received the adverse decision. At this hearing all the parties will meet to try to reach a final agreement. If at the hearing the parties sustain the initial unfavorable decision, you may appeal the decision before a Court of First Instance of Puerto Rico.

TIME TO SOLVE REQUESTS, COMPLAINTS AND APPEALS

•	To be able to receive services outside the preferred network, your Primary Care Physician must give you a referral or the referrals in a period that does not exceed 5 days.

•	Authorizations for covered services must be granted within a period that foes not exceed 72 hours.

•	Expedite authorizations for covered services must be given within 24 hours.

•	Determinations on standard complaints must be notified to the affecter parties within a term that does not exceed 90 days.

•	The beneficiary can appeal the determination within a period of 20 to 90 days after receiving the notice of action.

•
The notices of action on standard appeals must be set to the affected parties within a period that does not exceed 45 days. The Insurer may request a 14-day extension, as long as it is for the benefit of the beneficiary.

•	Decisions on expedited appeals will always depend on the patient's health condition and may not exceed 3 days. They may request a 14-day extension as long as it is for the benefit of the beneficiary.

•	The beneficiary may request an Administrative Hearing before ASES between 20 to 90 days from the date you received notification of action on your appeal

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DENTAL SERVICES

Dental services are free choice services and do not need referrals, that is, you can visit the dentist whenever you need dental services. You can visit your dentist as you have always done, as long as they are participating dentists of Mi Salud. The information on participating dentists is included in the Directory of Contracted Providers which the Insurer will mail to you. Dentists are not part of the Preferred Networks.

MENTAL HEALTH SERVICES

How can I receive mental health services or services against drug dependence?

Mental Health services and services against substance abuse are directly contracted by ASES. To receive these services you do not need a referral from your Primary Care Physician, you my request these services by yourself when you understand it is necessary.

MI Salud offers integrated Mental Health and Physical Health services. Under Mi Salud you can receive Mental Health services at the same facility where you visit your Primary Care Physician.

This means that when your Primary Care Physician detects that you need Mental Health Services, he does not have to send you to another office to receive the services. The psychologist and social worker will be there physically at least two days a week during the regular business hours of your Primary Medical Group.

Depending on the severity of the condition, it may be necessary that you receive the services at the Mental Health facilities APS Healthcare has throughout the Island.

When you fill out your enrollment form at your Insurer’s Service Centers, among the materials you will receive there will be information about APS Healthcare that will provide you detailed information on the services they offer and how to obtain them when you need them. In addition, the Directory of Providers will indicate the address and telephone numbers of the providers that render Mental Health Services in your Region. For additional information regarding the services and benefits, you may refer to the Mental Health Coverage Section this Guide offers.

You may also contact Tele Mi Salud helpline if you do not know where to go. Tele Mi Salud will provide you all the information you need to this regard or you may contact the Mental Health Crisis Hotline at the numbers that appear on the back of your card.

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PREVENTIVE SERVICES

Your Government of Puerto Rico Health Plan offers you a variety of services under preventive services.

What are preventive services?

Aare health care services offered to will help you keep your health in optimal condition. If you have any condition, preventive services will help you have better knowledge of your condition, so you can keep it under control and prevent that it gets worse deteriorating your health. These services not only will help you understand your condition, but also will tell you what to do to keep you healthy. Refer to the Preventive Service Coverage found in this Guide, so you find out all the services covered under Mi Salud.

To keep your health in optimal conditions you must:

•	Maintain a health nutrition.

•	Exercise, such as walking, at least 30 minutes 4 to 5 days a week

•	Avoid being overweight.

•	Be calm and in peace.

•	Take a few minutes daily to relax. This will help you reduce stress.

•	Get enough rest.

•	Do not smoke.

•	Do not use drugs or alcohol.

•	Visit or consult your doctor whenever you feel sick.

Your Insurer will provide you the Preventive Services, as required by Mi Salud and some additional services about which your Insurer will provide information in booklets to be added to this Enrollee Manual.

HIV-AIDS

If you are diagnosed with the Acquired Immunodeficiency Syndrome or the Human Immunodeficiency Virus (HIV), your Primary Care Physician must request that you be included in the Special Coverage Registry. Once the Insures includes you in the Special Coverage Registry, they will mail you a letter authorizing you to receive services under the Special Coverage. This letter will include information on the effective date and the expiration of this coverage.

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This letter will allow you to Access all the services and treatments for your condition without referrals, countersignatures on your prescriptions or Service orders for laboratory, X-rays services, among others, from your Primary Care Physician. Besides your Primary Care Physician, who will treat any other health condition, you will also have a Communicable Disease Specialist as your Primary Care Physician.

There are certain medications for your HIV/AIDS condition that will be provided by the Health Department, which may be acquired through the following Immunology Centers and Pharmacies:

Centers for the Prevention and Treatment of Communicable
Diseases (CPTET, for its acronym in Spanish)
Updated as of August 2010

REGION	Coordinator	TELEPHONE/FAX	ADDRES
ARECIBO	Dr. Evelyn Reyes García INTERNIST	(787) 878-7895 (787) 881-5773 (787) 879-3388	Antiguo Hosp. Distrito Carr. 129 hacia Lares Box 897 Arecibo, PR 00618
Contracted Pharmacies:	Farmacia Garcia (en Hatillo) Lcdo. Daniel Mahiques	(787) 898-3975 (787) 820-9048 fax	121 Calle Vidal Feliz Hatillo, PR
	Farmacia Camuy Health Services, Inc.	787-898-2660 787-262-4822	53 Avenida Muñoz Rivera Camuy
	Farmacia CDT Quebradillas	787-895-2670 787-895-1540	Calle Muñoz Rivera Quebradillas
	Farmacia Centro de Salud de Lares, Inc.	787-897-3610 787-897-2725	Carretera 111 KM 1 HM 9 Lares
	Farmacia Ciales Primary Health Care Services, Inc.	787-871-0601 787-871-3960	Carretera 149 KM 12.3 Ciales
	Farmacia San Miguel	787-898-5764 787-262-3984	127 Avenida Dr. Susoni Hatillo
	Farmacia García	787-898-3975 787-820-9048	121 Calle Vidal Feliz Hatillo
CPTET BAYAMON	Dr. Aileen Romero (Administrator) Physicians: Dr. Francisco R. Bellaflores (Internist) Dr. Verónica Pérez (Family Physician)	(787) 787-5151 Ext. 2224 /2435 (787) 787-5154 (d) (787) 787-4211 (787) 778-1209 fax	Hosp. Regional Bayamón Dr. Ramón Ruiz Arnau Ave. Laurel Santa Juanita Bayamón, PR 00956

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Contracted Pharmacies:	Farmacia Caridad 4	787-269-3140 787-269-0022	Carretera 862 KM 1.9 Bayamon
	Farmacia Centro de Salud Integral en Comerío	787-875-3375 787-875-4230	18 Calle Georgetti Comerio
	Farmacia Centro de Salud Integral en Corozal	787-859-2560 787-859-5390	Calle Nueva Final Corozal
	Farmacia Centro de Salud Integral en Naranjito	787-869-1290 787-869-1800	Barrio Achiote Sector Desvío Naranjito
	Farmacia Plaza 3	787-785-0000 787-785-2387	57 Calle Barbosa Bayamon
CPTET CAGUAS	Dr. Gloria Morales	Ext. 11142, 11150 (787) 744-8645 (787) 746-2898 fax	Hosp. San Juan Bautista Apartado 5729 Caguas, PR
Contracted Pharmacies	Farmacia Arleen Lcdo. Roberto Peirats	(787) 746-5952 (787) 744-3397	Urbanización Villa del Rey Caguas, PR
	Farmacia Central	787-852-0520 787-850-5500	11 Calle Noya y Hernández Humacao
	Farmacia COSSMA	787-852-2551 787-937-0062	50 Calle Ulises Martínez Norte Humacao
	Farmacia COSSMA	787- 937-0058 787-037-0064	186 Calle Muñoz Rivera San Lorenzo
	Farmacia COSSMA	787-739-8182 787-714-1444	Carretera 172 Avenida El Jíbaro, Cidra
	Farmacia Gurabo Community Health Center	787-737-2311 787-737-1242	Carretera 941 Salida Barrio Jaguas, Gurabo
	Farmacia Hospital Ryder Memorial	787-852-0768 787-850-1444	Avenida Font Martelo Humacao
Satellite Clinic Humacao		(787) 640-0980	Centro Comercial Humacao Ave. Font Martelo 100 Humacao, PR
Contracted Pharmacies:	Farmacia Central Lcdo. Julio Garriga	(787) 852-0520 (787) 850-5500	#11 Calle Nolla y Hernández Humacao, PR
	Farmacia Centro de Salud Integral en Orocovis	787-867-6010 787-867-6008 fax	Carretera 155 Salida Desvío Orocovis
	Farmacia Sonia	787-837-2666 787-837-4602 fax	61 Calle Comercio Juana Díaz
	Farmacia Centro de Salud Integral en Barranquitas	787-857-5923 787-857-1730 fax	Calle Barceló Salida A Comerio Barranquitas
	Farmacia Centro de Salud Familiar de Patillas	787-839-4320 787-271-0004 fax	99 Calle Guillermo Riefkhol Patillas
	Farmacia Centro de Salud Familiar Dr. Julio Palmie	787-839-4150 787-839-3989 fax	Calle Morse Esquina Valentina Arroyo

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CPTET CAROLINA	Dr. Milton Garland Médico Internista	(787) 757-1800 Ext. 454, 459 (787) 257-3615 (d) (787) 257-3615 fax	Hosp. Universitario de Carolina P.O. Box 8969 Carolina, PR 00984-3869
Contracted Pharmacies:	Farmacia Hospital Universitario Dr. Federico Trill	787-757-1800 787-750-4214	Carretera 3 KM 8.3 Carolina
FAJARDO	Dr. Arturo Hernández Médico Generalista Dr. Jorge Ruiz Médico Infectólogo	(787) 801-1992 (787) 801-1995 (787) 801-6767 (787) 863-5487 fax	Calle Rafael #55 Fajardo, PR
Contracted Pharmaciesas:	Farmacia Denirka Lcdo. Gil Nieves	(787) 863-7788 (787) 863-1422	305 Ave. General Valero Fajardo, PR 00738
	Farmacia Concilio de Salud Integral	787-876-2042 787-876-2005	Carretera 187 INT 188 Loíza
	Farmacia Denirka	787-863-7788 787-863-1422	305 Avenida General Valero Fajardo
CPTET MAYAGUEZ	Dr. Ramón Ramírez Ronda Médico Infectólogo	(787) 884-2110 (787) 884-2115 (787) 884-2118 Ext. 4634 (787) 881-4495 fax	Centro Médico Mayagüez Hosp. Ramón Emeterio Betances, Suite 6, Ave. Hostos # 40 Mayagüez, PR 00680
Contracted Pharmacies:	Farmacia Migrant Health Center Western	787-896-1665 787-896-1690	Carretera 119 KM 35.2 San Sebastián
	Farmacia Centro de Prevención y Tratamiento de ETS	787-834-2115 787-834-6488	PR-2 KM 157.0 Antigua Casa Salud Mayaguez
	Farmacia Migrant Health Center	787-805-2920 787-805-4707	Carretera 1 KM 7.1 Mayaguez
	Farmacia Rincón Health Center	787-823-5555 787-823-2990	28 Calle Muñoz Rivera Rincón

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CPTET PONCE	Sra. Ineabelle Alameda Clínica ETS Dr. Gladys Sepúlveda Coordinadora CIR Médico Infectólogo	787) 848-2000 (787) 848-5574 (d) (787) 844-2080 Ext. 1516 (787) 842-1948 fax (787) 259-4731 (787) 259-4046 (787) 842-8626 (787) 259-8998 fax	Antiguo Hosp. Distrito-Ponce Dr. José Gándara, ahora Hosp. San Lucas II Carr. Estatal, Bo. Machuelo 14 Ponce, PR 00731
Contracted Pharmacies:	Farmacia El Apotecario	787-844-2135 787-284-2135 fax	Urbanización La Rambla Ponce
	Farmacia El Tuque	787-844-2805 787-841-5551 fax	553 Ernesto Ramos Antonini Ponce
	Farmacia Sección de Prevención de ETS	787-843-2188 787-840-7427 fax	Antiguo Hospital Regional San Lucas 2, Ponce
	Farmacia Hospital General Castañer	787-829-5010 787-829-2913 fax	Carretera 135 KM 64.2 Castañer, Adjuntas
	Farmacia MedCentro Consejo de Salud de Puerto Rico	787-843-9370 787-843-9395 fax	1034 Avendia Hostos Ponce
	Farmacia Migrant Health Center	787-821-4511 787-821-4511 fax	23 Calle Montalva Guánica
NIVEL CENTRAL	Dr. Hermes Garcia Division Director Prevention and Treatment of Communicable Diseases	(787) 274-5504 (787) 274-5505 (787) 274-5501 (787) 274-5502 (787) 274-5508 fax	Antiguo Hosp. Psiquiatría Pabellón 1, Primer Piso Centro Médico Río Piedras, P.O. Box 70184 San Juan, PR 00936
CLETS (Medical Center, Rio Piedras)	Dr. Hermes García Internist	(787) 754-8118 (c) (787) 754-8128 (d) (787) 754-8127 (787) 754-8199 fax	P.O. Box 71423 Correo General San Juan, PR 00936-8523

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IMPORTANT:

The Special Coverage is authorized for a specific time period. When this period expires, your physician must justify any extension that is medically necessary for your condition and will have to request your registration in the Special Coverage again.

HEPATITIS-C

If you were diagnosed with Hepatitis C, once laboratory tests are performed confirming that you have been infected with this disease, all the services and treatments  will be provided through the Health Department. Your Primary Care Physician must inform your diagnostic to the Insurer Disease Management Program, for the Insurer to provide you information and coordinate your enrollment in the Hepatitis C Program of the Health Department.

This is your Benefits Coverage

MI Salud offers a broad service coverage with a minimum of exclusion. Your services will not be reduced, limited or will be excluded because you had a preexisting conditions before enrolling in Mi Salud. You will either have to comply with a waiting period to receive any of the covered services. Services will be covered from the moment Medicaid grants your eligibility.

The information that follows details all the services covered:

Preventive Services

•	Vaccines – Provided by the Health Department. Mi Salud will cover the administration of the vaccines following the dates established in the schedule provided by the Health Department.

•	Healthy Child Care - during the child’s first 2 years of life.

•
Healthy Child Care - One comprehensive annual assessment performed by a certified health professional. This annual assessment supplements the services for children and young adults is provided during the period established in the schedule of the American Academy of Pediatrics and Title XIX (EPSDT)

•	Vision Test.

•	Hearing exam, including the newborn hearing screening before they are released from the hospital nursery.

•	Nutritional evaluations and tests.

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•	Laboratory tests and all the diagnostic and screening tests according to the beneficiary’s age, sex and health condition.

•
Prostate and gynecologic cancer screening according to the accepted medical practices, including Papanicolau, mammography and PSA tests when medically necessary and according to the age of the beneficiary.

•	Puerto Rico public policy sets the age of 40 years as a starting point for mammograms and breast cancer screening.

•	Sigmoidoscopy and colonoscopy to detect colon cancer in adults aged 50 or more, classified by risk Group, according to the accepted medical practices.

•	Education on physical, nutritional and oral health.

•
Reproductive Health Counseling (Family Planning). Health Care Organizations, Insurers and Primary Medical Groups, through their providers, will ensure access to contraceptives, which will be provided, as available, by the Health Department.

•	Syringes for the administration of medications at home.

•	Health certificates covered under the Government Health Plan Mi Salud (Any other health certificates are excluded)

✓
Health Certificates that include tests for sexually transmitted diseases (VDRL) and tuberculin tests. The certificate must have the seal of the Health Department with a copayment that will not exceed $5.00.

✓	Any certification for Mi Salud beneficiaries related to the Medicaid Program eligibility (e.g. Medications History) will be provided to the beneficiary free of charge.

✓	Any copayment that applies to necessary procedures and laboratory tests for the issuance of a Health Certificate will the responsibility of the beneficiary..

•	Annual physical exam and follow-up to diabetic patients according to treatment guidelines for the treatment of diabetic patients and the protocols of the Health Department.

Dental Services

You may visit the dentist of your choice that accepts Mi Salud. Covered dental services will be identified using the codes published by the American Dental Association  (ADA) for the procedures established by ASES. The services that follow are covered under Mi Salud:

•	Preventive services for children

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•	Preventive services for adults

•	Restorative services

•	A comprehensive oral exam

•	A periodic oral evaluation every 6 months

•	Limited oral evaluation- problem focused

•	Intraoral X-rays complete series, including bitewings, every 3 years.

•	One intraoral/periapical first film.

•	Up to a maximum of 5 additional intraoral/periapical X-rays a year

•	Bitewing single film a year

•	One Bitewings double film a year

•	One set of panoramic film every 3 years.

•	Prophylaxis – adult, every 6 months

•	Prophylaxis – children, every 6 months

•	Topical fluoride application for children under age 19, every 6 months.

•
Topical application of sealant, per tooth, on posterior teeth for beneficiaries up to 14 years old. Includes deciduous molars up to 8 years of age when it is medically necessary because of a tendency to cavities. This service is limited to one lifetime treatment.

•	Resin composite restorations

•	Amalgam restoration

•	Pediatric therapeutic pulpotomy

•	Stainless steel crowns for primary teeth followed by a pediatric therapeutic pulpotomy.

•	Root canals

•	Palliative treatment

•	Oral surgery

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Diagnostic Testing Services

•	High tech laboratories
•	Clinical laboratories including, but not limiting to, any laboratory order with the purpose of diagnosing the disease, even if the diagnosis is an excluded condition or disease.
•	X-rays
•	Radiotherapy
•	Electrocardiograms
•	Pathology
•	Arterial blood gases
•	Electroencephalograms

Ambulatory Rehabilitation Services
•	Physical therapy – a minimum of 15 physical therapy treatments a year per condition, per beneficiary, when prescribed by an orthopedist or a physiatrist.
•	Occupational therapy – unlimited
•	Speech therapy – unlimited

Medical and Surgical Services

•	Visits to primary care providers, including primary care physicians and nursing services.
•	Treatments by specialists and sub-specialists, without referral, if they belong to the Preferred Network of your Primary Medical Group
•	Treatments by specialists and sub-specialists outside the Preferred Network of the Primary Medical Group with a referral of the Primary Care Physician you chose.
•	Physician home visits when it is medically necessary.
•	Respiratory therapy, without limits
•	Anesthesia services, except epidural anesthesia
•	Radiological services
•	Pathology services
•	Surgery
•	Use of ambulatory surgery facilities
•	Diagnostic services for cases of learning disabilities
•	Practical nurse services

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•	Voluntary sterilization for men and women of appropriate age after being previously informed on the consequences of the medical procedure. The physician must have the written consent of the patient.
•	Prosthesis: includes the supply of all body extremities including therapeutic ocular prosthesis, segmented instrument tray and spinal fusion in scoliosis and vertebral surgery.
•	Ostomy equipment for patients ostomized ambulatorily.
•	Blood, plasma and their derivatives
•	Services to patients with chronic kidney disease in the first two levels (levels 3 to 5 are included in the Special Coverage).
•	Breast reconstruction surgery after a mastectomy because of cancer.
•	Treatments and surgery in cases of morbid obesity

Ambulance Services

•	Sea, air and land transportation will be covered within Puerto Rican territory limits in cases of emergency. These services do not require preauthorization or precertification.

Maternity and Prenatal Services

•
Women have the freedom to choose a gynecologist/obstetrician  among the providers of the Primary Medical Group or from the Insurer General Network or any gynecologist/obstetrician, subject to the final coordination with the provider. The different interventions until the confirmation of the pregnancy  are not part of this coverage. Any procedure after the pregnancy is confirmed will be the Insurer’s risk.

•	Pregnancy tests
•	Pre-natal services’
•	Services of the physician and an obstetric nurse during a normal delivery, c-section and in any other complication that may arise.
•	Maternity hospitalization or for pregnancy secondary conditions , when medically recommended.
•	Hospitalization of at least 48 hours for the mother and the newborn in case of a vaginal delivery and of 96 hours in case of c-section.
•	Anesthesia, except epidural anesthesia
•	Use of incubator, unlimited
•	Nursery room care for the newborn
•	Circumcision and dilatation services for the newborn
•	Transportation of the newborn to tertiary facilities
•	Assistance of a Pediatrician during a c-section or high risk delivery.

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Emergency Room Services

•	Visits, medical attention, routine emergency room necessary services.
•	Services for trauma
•	You do not need a preauthorization or a precertification to receive these services.
•	Use of emergency room and surgery
•	Necessary and routine emergency room services
•	Respiratory services, without limitations
•	Treatment by a specialist or a sub-specialist when requested by the emergency room physician.
•	Anesthesia, excluding epidural anesthesia
•	Surgical supplies
•	Clinical laboratory tests
•	X-rays
•	Drugs, medications and intravenous solutions to be used in the emergency room
•	Blood, plasma and their derivatives, without limitations
•	Emergency services outside Puerto Rico will be covered for the federal population according to non-participating providers’ fees and by reimbursement.

Hospitalization Services

•	Semi-private room, available 24 hours a day, year round
•	Isolation room for medical reasons
•	Nursery
•	Meals, including specialized nutrition services
•	Regular nursing services
•	Use of specialized rooms such as surgery room, recovery room, treatment and delivery room, without limitations
•	Drugs, medications and contrast agents, without limitations
•	Materials such as bandages, gauze, plaster bandages or any other therapeutic dressing materials
•	Therapeutic and maintenance care services, including the use of the necessary equipment to render the service
•
Specialized diagnostic tests such as electrocardiograms, electroencephalograms, arterial blood gases, and other specialized test available at the hospital and necessary during the beneficiary’s hospitalization.

•	Supply of oxygen, anesthesia and other gases, including their administration
•	Respiratory therapy, without limitations.
•	Rehabilitation services while the patient is confined in the hospital, including physical, occupational and speech therapy.
•	Blood, plasma and their derivatives, without limitations

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Mental Health Services

•	Evaluation, screening and treatment to individuals, couples, families and groups
•	Ambulatory services rendered by psychiatrists, psychologists and social workers
•	Hospital and ambulatory services for substance abuse and alcoholism
•	Intensive ambulatory services
•	Emergency and crisis intervention services available 24 hours a day, 7 days a week
•	Detoxification services for beneficiaries that use illegal drugs, have had suicidal attempts or accidental poisoning
•	Administration of and treatment with Buprenorphine (requires preauthorization)
•	Clinics for injectable extended-release medications
•	Escort, professional assistance and ambulance services when the services are necessary
•	Prevention services and secondary education
•	Pharmacy coverage and access to medications within 24 hours
•	Laboratory tests that are medically necessary
•
Treatment for patients diagnosed with Attention Deficit Disorder (ADD) with or without hyperactivity. This includes, but is not limited to, visits to neurologists and tests related to the treatment of this diagnosis.

•	Consultations and coordination with other Agencies.

Mental Health Hospitalization Services

•	Partial hospitalization services for cases referred by a psychiatrist for primary phase diagnostic and treatment, according to the parity provisions of Law 408 of October 2, 2000.
•
Hospitalization that presents a mental pathology that is not drug abuse when referred by a psychiatrist for primary phase diagnosis and treatment, according to the parity provisions of Law 408 of October 2, 2000

Pharmacy Services

•	Copayments for prescribed medications
•	Medications included in the Preferred Medications List (PDL)
•	Medications included in the Master Formulary are covered through the exception processes.

41

Services Excluded from the Basic Coverage

•	Services to patients not eligible to Mi Salud
•	Services for non-covered illnesses or trauma
•	Services for automobile accidents covered by the Administration of Compensation for Automobile Accidents (ACAA, for its acronym in Spanish)
•	Accidents on the job that are covered by the State Insurance Fund Corporation
•	Services covered by another insurance or entity with primary responsibility (third party liability)
•	Specialized nursing services for the comfort of the patient when they are not medically necessary
•	Hospitalizations for services that can be rendered on an outpatient basis
•	Hospitalization of a patient for diagnostic services only
•	Expenses for services or materials for the patient’s comfort such as telephone, television, admission kits, etc.
•	Services rendered a patient’s relative (parents, children, siblings, grandparents, grandchildren, spouse, etc.)
•	Organ and tissue transplants
•	Weight control treatments (obesity or weight increase for aesthetic reasons
•	Sports medicine, music therapy and naturopathy
•	Tuboplasty, vasovasectomy and any other procedure to restore the ability to procreate
•	Cosmetic surgery to correct physical appearance defects
•	Services, diagnostic tests ordered or provided by naturopaths, chiropractors, iridologists and osteopaths
•	Mammoplasty or plastic reconstruction of breast for aesthetic purposes only
•	Ambulatory use of fetal monitor
•	Services, treatment or hospitalization as a result of induced, non-therapeutic abortions or their complications. The following are considered induced abortions (code and description)
✓	59840 – Induced abortion – dilation and curettage
✓	59841 – Induced abortion – dilation and expulsion
✓	59850 – Induced abortion – intra-amniotic injection
✓	59851 – Induced abortion – intra-amniotic injection
✓	59852 - Induced abortion – intra-amniotic injection
✓
59855 - Induced abortion – by one or more vaginal suppositories (e.g. prostaglandin) with or without cervical dilation  (e.g. laminate) including admission and visits, expulsion of the fetus and afterbirth

✓	59856 - Induced abortion – by one or more vaginal suppositories (e.g. prostaglandin) with dilation and curettage or evacuation
✓	59857 - Induced abortion – by one or more vaginal suppositories (e.g. prostaglandin) with hysterectomy (failed medical evaluation)

42

•
Rebetron or any other prescribed medication for Hepatitis C treatment, both treatment and medications are excluded from the Mental Health and Physical Coverages. The medications as well as the treatment will be provided by the Hepatitis Program of the Health Department. For additional information refer to the Hepatitis Section previously mentioned in this Handbook.

•	Epidural anesthesia services
•	Polisomnography studies
•
Services that are not reasonable or necessary according to the regulations accepted in the practice of medicine. Services rendered in excess to those normally required for diagnostics, prevention, diseases, treatment, injury or organ system dysfunction or pregnancy condition.

•
Mental health  services that are not reasonable or necessary according to the accepted regulations for the practice of medical Psychiatry or the services rendered in excess to those usually required for the diagnostic, prevention and treatment of a mental illness.

•	Treatment for chronic if it is determined that the pain is of psychological or psychosomatic.
•	Treatment to stop smoking
•	Educational tests, educational services
•	Peritoneal dialysis or hemodialysis services (Covered under the Special Coverage)
•	New or experimental procedures not approved by ASES to be included in the Basic Coverage.
•	Custody, rest and convalescence one the disease is under control or in irreversible terminal cases
•	Expenses for payments issued by the beneficiary to a participating provider, without a contractual limit to do it
•	Neurological and cardiovascular surgeries and related services (Services covered under the Special Coverage)
•	Services received outside the territorial limit of the Commonwealth of Puerto Rico
•
Expenses incurred as a result of procedures or benefits not covered by MI Salud. Maintenance prescriptions and laboratories required for the continuity of a stable healthy condition, as well as any emergency that may alter the result of the preferred procedure will be covered.

•	Judicial order for evaluations for legal purposes
•	Psychological/Psychometric tests and evaluations to obtain an employment, an insurance or a related administrative/judicial procedure
•	Travel expenses, even when ordered by the Primary Care Physician are excluded.
•	Eyeglasses, contact lenses and hearing aids

43

•	Acupuncture services
•
Rental or purchase of durable medical equipment (DME) wheelchairs or any other means of transportation for the disabled, be it manual ort electric and, any expense for the repair or alteration of said equipment, except when the life of the patients depends on this service. The determination regarding this exception is the Insurer’s responsibility.

•	Procedures for sex changes, including hospitalizations and complications.
•	Services for the treatment of infertility and services related to conception by artificial means.

Special Coverage Services

Benefits provided under this coverage are subject to the Insurer’s preauthorization. Beneficiaries have the freedom to choose the providers for these services among the providers in the Preferred Network of the Primary Medical Group  or the Insurer’s General Network, Differential diagnostic interventions up to the verification of the final diagnosis are not part of the Special Coverage. Any procedure performed after the diagnosis has been confirmed will be the Insurer’s risk

Medications, laboratory test, diagnostic test and other related procedures specified in this coverage as necessary for ambulatory treatment or convalescence  are part of this coverage and do not require the preauthorization of the Primary Care Physician or of the Insurer. The insurer must identify the patients included under this coverage to facilitate access to the contracted services. MI Salud Special Coverage will be activated when the beneficiary reaches the limit of any other Special Coverage he may have under any other plan.

The purpose of this coverage is to facilitate the effective management of beneficiaries with special health condition that require specialized medical attention. This Coverage will become effective when the diagnosis is confirmed through the results of tests or procedures performed.

The benefits under this coverage are::

•	Coronary disease services and intensive care, without limitations

•	Maxillary surgery.

•	Neurosurgical and cardiovascular procedures, including pacemakers, valves and any other instrument or artificial device (Requires preauthorization)

•	Peritoneal dialysis, hemodialysis and related services (Requires preauthorization).

44

•	Clinical and pathological laboratory test that must be sent outside Puerto Rico for their processing (Requires preauthorization)

•	Neonatal intensive care unit services, without limitations

•	Treatment with radioisotopes, chemotherapy, radiotherapy and cobalt.

•	Gastrointestinal conditions, allergies and nutritional evaluation for autistic patients.

•	The following procedures and diagnostic tests, when medically necessary (Require preauthorization):
✓	Computerized Tomography
✓	Magnetic resonance tests
✓	Cardiac Catheterisms
✓	Holter Test
✓	Doppler Test
✓	Stress Test
✓	Lithotripsy
✓	Electromyography
✓	Tomography test (SPECT)
✓	Ocular Pletismography test (OPG)
✓	Impedance Pletismography (IPG)
✓	Other neurological cerebral-vascular and cardiovascular tests, invasive or non-invasive
✓	Nuclear Medicine tests
✓	Diagnostic Endoscopies
✓	Genetic Studies

•	Physical therapy – up to 15 additional treatments per condition per beneficiary a year, when ordered by an Orthopedist or Physiatrist (Require preauthorization from the Insurer)

45

•	General Anesthesia.
✓	General anesthesia for dental treatment to children with special needs.

•	Hyperbaric chamber.

•
Immunosuppressive drugs and laboratory tests required for the maintenance treatment of patients who have been operated to receive any transplant, which assure the stability of the beneficiary’s health and the emergencies that may arise after this surgery.

•	Treatment for the following conditions after being confirmed by the results of laboratory tests and the diagnosis has been established:
✓
Positive HIV Factor and Acquired Immunodeficiency Syndrome (AIDS) – Ambulatory and hospitalization services are included. You do not need a referral or preauthorization from the Insurer or the Primary Care Physician for the visits and treatment at the Immunology Regional Clinics of the Health Department  .

✓	Tuberculosis
✓	Leprosy
✓	Lupus
✓	Cystic fibrosis
✓	Cancer
✓	Hemophilia
✓
Children with special needs, including the conditions described in the Manual of Diagnosis for Children with Special Needs of the Health Department, Office of Health Protection and Promotion, Habilitation Division (the manual) which is part of this part of this document, except:

o	Asthma and diabetes, which are included in the Disease Management Program
o	Mental disorders, and
o
Mental retardation, behavior manifestations will be managed by the mental health providers under the basic coverage, with the exception of a catastrophic disease. The Insurer must request ASES authorization for any special condition not included in the manual for which the Primary Care Group or the Primary Medical Group request the activation of the Special Coverage.

46

•	Scleroderma

•	Multiple Sclerosis

•	Services for the treatment of conditions resulting from self-inflicted damage or as a result of a felony committed by a beneficiary or negligence.

•	Chronic renal disease in levels 3, 4 and 5. (Levels 1 and 2 are included in the Basic Coverage).

The following is a description of the stages of chronic renal disease:

Level 3 - FG (glomerular filtration - ml / min. bu 1.73 m ² per unit of body area) between 30 and 59, a moderate decrease in kidney function

Level 4 - TFG between 15 and 29, a serious decrease in kidney function

Level 5 - TFG under 15, renal failure with probability of dialysis or kidney transplantation.

•
The medications required for the ambulatory treatment of Tuberculosis and Leprosy re included under the Special Coverage. Medications required for the ambulatory treatment or hospitalization for beneficiaries diagnosed with AIDS or that are VIH positive  are covered under the Special Coverage, except protease inhibitors, which will be provided by the Clinics for the Prevention and Treatment of Sexually Transmitted Diseases (CPTEST, for its acronym in Spanish).

Services excluded from the Special Coverage

Exclusions and limitations under the Basic Coverage are not covered under the Special unless expressly included in the Special Coverage.

Medicare Coverage Services

For Medicare Parts A and B beneficiaries, the following factors will be considered to determine the Coverage to be offered:

•	Beneficiaries eligible to Part A:

✓
They will be offered the regular MI Salud coverage, excluding the benefits covered by Part A until they reach their limit. In other words, once you reach the benefit limit of Medicare Part A coverage, Mi Salud will be activated.

✓	Part A deductibles are not included.
✓	The payment of deductibles for the regular coverage will be according to the payment capacity table provided to all Mi Salud beneficiaries.
•	Beneficiaries eligible to Parts A/B:

✓	They are offered the regular Mi Salud pharmacy and dental coverage.

47

✓	Part A deductibles are not included.

✓	Part B Deductibles and copayments will be included.

Chronic Disease Management

Triple S Salud has programs that will help you control your chronic diseases, such as Diabetes Mellitus, Hypertension, and Congestive Heart Failure (CHF). Obesity, Kidney Failure and Bronchial Asthma. To benefit from these programs you may call at 1-866-788-6770. Triple S has a nursing and nutritionist staff available to manage your condition in coordination with the primary care physician.

Case Management

Triple S Salud has a Case Management Program, which is designed to help you with the coordination of medically necessary services for high cost conditions or catastrophic diseases.  This program has a staff of nurses, social workers and nutritionists to assist you. You physician, the hospital staff, your family or you may seek help through this program by calling at (787) 277-6544.

Special Condition Registry

Your primary care physician, the personnel designated by the Primary Medical Group or the case coordinator of the Primary Medical Group can instruct you on the conditions that qualify for the special coverage. Any of them can help you to be included in the Special Coverage by sending all the necessary information on your medical condition to Triple-S Salud to the fax number (787) 774-4835.

48

THESE ARE YOUR COPAYMENTS AND COINSURANCES
Services	Federal			CHIPS	State Population				ELA*
	100	110		230	300	310	320	330	400
HOSPITAL	HOSPITAL			HOSPITAL	HOSPITAL				HOSPITAL
Admissions	$0	$3		$0	$3	$5	$6	$20	$50
Nursery	$0	$0		$0	$0	$0	$0	$0	$0
EMERGENCY ROOM	EMERGENCY ROOM			EMERGENCY ROOM	EMERGENCY ROOM				EMERGENCY ROOM
Visits to the Emergency Room	$0	$0		$0	$1	$5	$10	$15	$20
Non-emergency visit to a hospital emergency room.	$5	$5		$0	$15	$15	$15	$15	$20
Trauma	$0	$0		$0	$0	$0	$0	$0	$0
AMBULATORY VISITS TO	AMBULATORY VISITS TO			AMBULATORY VISITS TO	AMBULATORY VISITS TO				AMBULATORY VISITS TO
Primary Care Physician	$0	$1		$0	$0	$1	$2	$2	$3
Specialist	$0	$1		$0	$1	$1	$3	$4	$7
Sub-Specialist	$0	$1		$0	$1	$1	$3	$5	$10
Pre-natal services	$0	$0		$0	$0	$0	$0	$0	$0
OTHER SERVICES	OTHER SERVICES			OTHER SERVICES	OTHER SERVICES				OTHER SERVICES
High Tech laboratories**	$0	50	¢	$0	$1	$1	$2	$3	20%
Clinical Laboratories**	$0	50	¢	$0	$1	$1	$2	$3	20%
X-rays	$0	50	¢	$0	$1	$1	$2	$3	20%
Specialized Diagnostic Tests**	$0	$1		$0	$1	$2	$2	$6	40%
Physical therapy	$0	$1		$0	$1	$2	$2	$3	$5
Respiratory therapy	$0	$1		$0	$1	$2	$2	$3	$5
Occupational therapy	$0	$1		$0	$1	$2	$2	$3	$5
Vaccines	$0	$0		$0	$0	$0	$0	$0	$0
Healthy Child Care	$0	$0		$0	$0	$0	$0	$0	$0
DENTAL	DENTAL			DENTAL	DENTAL				DENTAL
Preventive (Children)	$0	$0		$0	$0	$0	$0	$0	$0
Preventive (Adults)	$0	$1		$0	$0	$1	$2	$3	$3
Restorative	$0	$1		$0	$0	$1	$5	$6	$10
PHARMACY***	PHARMACY**			PHARMACY**	PHARMACY***				PHARMACY***
Generic (Children from age 0-21)	$0	$0		$0	$0	$0	$0	$0	$5
Generic (Adults)	$1	$1		N/A	$1	$2	$3	$5	$5
Brand-name (Children age 0 -21 )	$0	$0		$0	$0	$0	$0	$0	$10
Brand-name (Adults)	$3	$3		N/A	$3	$4	$5	$7	$10
Services	Federal			CHIPS	State Population				ELA*
	100	110		230	300	310	320	330	400

*	Code 400 under the ELA column means the copayment to be paid by the public employees of the Government of Puerto Rico enrolled in the plan.
**	Only applies to diagnostic tests, copayments will not apply to those tests that are required as part of a preventive care service.
***	Copayment will apply to each medication included in the prescription. The exception shown in the category Pharmacy for Children between ages 0- 21 does not apply for code 400 for the ELA employees.
****	Copayments for children between ages 0-21 will not apply to the state Medicaid population that is medically eligible or for children under the CHIP Program in the age groups 0 – 18.

49

Copayments may apply to children over age 21 as to adults. Limit of 6 prescriptions per month (except antipsychotics and antivirals); 90-day dispensing for some critical conditions. Polypharmacy Program.

As provided by 42 CFR 447.53(b), the following exceptions will be applied:

(b) Expense exclusion. The plan may not impose deductibles, coinsurances, copayments or similar charges to proven medically indigent population for the following reasons:

(1) Children. Services provided to individuals under age 18 (and to the State’s option individuals under ages 21, 20 or 19, or any reasonable category of individuals under age 18 or older, but under age 21) will excluded from the expense.

(2) Pregnant women. Services rendered to pregnant women if said services are related to the pregnancy or to any other medical condition that may complicate the pregnancy are excluded from the expense obligation. These services include routine prenatal care, delivery, routine care after delivery, family planning services, complications of the pregnancy or delivery such as hypertension, diabetes, urinary tract infection, and services rendered during the post-partum term for conditions or complication s related to the pregnancy.

The post-partum period is the period that begins on the last day of pregnancy until the end of the month in which the post-partum 60-day term ends. In addition, States may exclude pregnant women from the costs for all the services rendered, if they wish.

50

(3) Institutionalized individuals. Services rendered to any person that is confined in the hospital, long-term care facility or any other medical institution, if it is required that the individual (in accordance with § 435.725, § 435.733, § 435.832 o § 436.832), as a condition to receive services in the institution, they will require a minimum amount form his income for his personal needs; medical services costs are excluded from the shared costs.

(4) Emergency Services. Services as defined in section 1932(b)(2) of the Law and §438.114(a).

(5) Family Planning. Family planning services and supplies provided to people of childbearing age are excluded from participation in the expenses.

(6)  American Indians. Supplies and services directly rendered to an American Indian by an American Indian provider for his health care or through a referral under the health service contract.

HEALTH REGION MAPS

51

ATTACHMENT #4

Centers for Prevention and Treatment of Transmissible Diseases (CPTET, by its Spanish acronym)

Updated August 2010

REGION	COORDINATOR	TELEPHONE/FAX	ADDRESS
ARECIBO	Dra. Evelyn Reyes García Internist	(787) 878-7895 (787) 881-5773 (787) 879-3388	Former District Hospital 129 Rd. to Lares Box 897 Arecibo, PR 00618
Contracted pharmacy	Garcia Pharmacy (Hatillo) Daniel Mahiques	(787) 898-3975 (787) 820-9048 fax	121 St. Vidal Feliz Hatillo, PR
CPTET BAYAMON	Dra. Aileen Romero (Administration) Doctors: Dr. Francisco R. Bellaflores (Internist) Dra. Verónica Pérez (GP)	(787) 787-5151 Ext. 2224 /2435 (787) 787-5154 (d) (787) 787-4211 (787) 778-1209 fax	Hosp. Regional Bayamón Dr. Ramón Ruiz Arnau Ave. Laurel Santa Juanita Bayamón, PR 00956
Other contracted pharmacy	(See enclosed list Pharmacy by Network:HIV)
CPTET CAGUAS	Dra. Gloria Morales	Ext. 11142, 11150 (787) 744-8645 (787) 746-2898 fax	Hosp. San Juan Bautista PO Box 5729 Caguas, PR
Contracted pharmacy Caguas	Arleen Pharmacy Roberto Peirats	(787) 746-5952 (787) 744-3397	Urb. Villa del Rey Caguas, PR
Satellite Clinic Humacao		(787) 640-0980	Humacao Shopping Center Ave. Font Martelo 100 Humacao, PR
Contracted pharmacy Humacao	Central Pharmacy Julio Garriga	(787) 852-0520 (787) 850-5500	#11 St. Nolla y Hernández Humacao, PR

CPTET CAROLINA	Dr. Milton Garland Internist	(787) 757-1800 Ext. 454, 459 (787) 257-3615 (d) (787) 257-3615 fax	Hosp. Universitario de Carolina P.O. Box 8969 Carolina, PR 00984-3869
CLETS (Centro Médico, Rio Piedras)	Dr. Hermes García Internist	(787) 754-8118 (c) (787) 754-8128 (d) (787) 754-8127 (787) 754-8199 fax	P.O. Box 71423 Correo General San Juan, PR 00936-8523
FAJARDO	Dr. Arturo Hernández GP Dr. Jorge Ruiz Infectious Disease Physician	(787) 801-1992 (787) 801-1995 (787) 801-6767 (787) 863-5487 fax	St. Rafael #55 Fajardo, PR
Contracted pharmacy	Denirka Pharmacy Gil Nieves	(787) 863-7788 (787) 863-1422	305 Ave. General Valero Fajardo, PR 00738
CPTET MAYAGUEZ	Dr. Ramón Ramírez Ronda Infectious Disease Physician	(787) 884-2110 (787) 884-2115 (787) 884-2118 Ext. 4634 (787) 881-4495 fax	Centro Médico Mayagüez Hosp. Ramón Emeterio Betances, Suite 6, Ave. Hostos # 40 Mayagüez, PR 00680
CPTET PONCE	Sra. Ineabelle Alameda ETS Clínic Dra. Gladys Sepúlveda CIR Coordinator Infectious Disease Physician	787) 848-2000 (787) 848-5574 (d) (787) 844-2080 Ext. 1516 (787) 842-1948 fax (787) 259-4731 (787) 259-4046 (787) 842-8626 (787) 259-8998 fax	Antiguo Hosp. Distrito-Ponce Dr. José Gándara, ahora Hosp. San Lucas II Rd.Estatal, Bo. Machuelo 14 Ponce, PR 00731
CENTRAL LEVEL	Dr. Hermes Garcia Director Prevention and Treatment Division of Transmissible Diseases	(787) 274-5504 (787) 274-5505 (787) 274-5501 (787) 274-5502 (787) 274-5508 fax	Antiguo Hosp. Psiquiatría Pabellón 1, Primer Piso Centro Médico Río Piedras, P.O. Box 70184 San Juan, PR 00936

Pharmacies By Network: HIV

Privates or CBO

ID	NAME	ADDRESS1	ST	Zip	Type	Chain	Municipality	Region	NPI	Phone	Fax
4015548	Farmacia Arleen	Urbanización Villa Del Rey	PR	00726	COMUNIDAD	Independent	Caguas	Este	1154308716	787-746-5952	787-744-3397
4020183	Farmacia Camuy Health Services, Inc.	53 Avenida Muñoz Rivera	PR	00627	CDT’S PRIVADOS	Independent	Camuy	Norte	1104995968	787-898-2660	787-262-4822
4018188	Farmacia Caridad 4	Carretera 862 KM 1.9	PR	00959	COMUNIDAD	Independent	Bayamon	MetroNorte	1437214244	787-269-3140	787-269-0022
4023064	Farmacia CDT Programa SIDA	1306 Avenida Fernández Juncos	PR	00908	CDT’S PÚBLICOS	Independent	San Juan	San Juan	1376665174	787-723-2424	787-724-5104
4020222	Farmacia CDT Quebradillas	St. Muñoz Rivera	PR	00678	CDT’S PRIVADOS	Independent	Quebradillas	Norte	1235179532	787-895-2670	787-895-1540
4000028	Farmacia Central	11 St. Noya y Hernández	PR	00791	COMUNIDAD	Independent	Humacao	Este	1124185566	787-852-0520	787-850-5500
4026349	Farmacia Centro de Prevención y Tratamiento de ETS	PR-2 KM 157.0 Antigua Casa Salud	PR	00682	CDT’S PÚBLICOS	Independent	Mayaguez	Oeste	1366600207	787-834-2115	787-834-6488
4020210	Farmacia Centro de Salud de Lares, Inc.	Carretera 111 KM 1 HM 9	PR	00669	CDT’S PRIVADOS	Independent	Lares	Norte	1417907502	787-897-3610	787-897-2725
4020121	Farmacia Centro de Salud Familiar de Patillas	99 St. Guillermo Riefkhol	PR	00723	CDT’S PRIVADOS	Independent	Patillas	SurEste	1639207681	787-839-4320	787-271-0004
4024458	Farmacia Centro de Salud Familiar Dr. Julio Palmie	St. Morse Esquina Valentina	PR	00714	CDT’S PRIVADOS	Independent	Arroyo	SurEste	1548373293	787-839-4150	787-839-3989
4020727	Farmacia Centro de Salud Integral en Barranquitas	St. Barceló Salida A Comerio	PR	00794	CDT’S PRIVADOS	Independent	Barranquitas	SurEste	1336282417	787-857-5923	787-857-1730
4020739	Farmacia Centro de Salud Integral en Comerío	18 St. Georgetti	PR	00782	CDT’S PRIVADOS	Independent	Comerio	MetroNorte	1174667257	787-875-3375	787-875-4230
4020741	Farmacia Centro de Salud Integral en Corozal	St. Nueva Final	PR	00783	CDT’S PRIVADOS	Independent	Corozal	MetroNorte	1831233667	787-859-2560	787-859-5390
4020753	Farmacia Centro de Salud Integral en Naranjito	Barrio Achiote Sector Desvío	PR	00719	CDT’S PRIVADOS	Independent	Naranjito	MetroNorte	1740324573	787-869-1290	787-869-1800
4020765	Farmacia Centro de Salud Integral en Orocovis	Carretera 155 Salida Desvío	PR	00720	CDT’S PRIVADOS	Independent	Orocovis	SurEste	1457495285	787-867-6010	787-867-6008
4020323	Farmacia Ciales Primary Health Care Services, Inc.	Carretera 149 KM 12.3	PR	00638	CDT’S PRIVADOS	Independent	Ciales	Norte	1649362195	787-871-0601	787-871-3960
4026008	Farmacia CLETS Centro Médico	Paseo José C. Barbosa	PR	00936	CDT’S PÚBLICOS	Independent	San Juan	San Juan	1528279262	787-754-8118	787-754-8127
4009280	Farmacia Concilio de Salud Integral	Carretera 187 INT 188	PR	00772	CDT’S PÚBLICOS	Independent	Loiza	NorEste	1396758686	787-876-2042	787-876-2005
4025955	Farmacia COSSMA	50 St. Ulises Martínez Norte	PR	00791	CDT’S PRIVADOS	Independent	Humacao	Este	1225210297	787-852-2551	787-937-0062
4026123	Farmacia COSSMA	186 St. Muñoz Rivera	PR	00754	CDT’S PRIVADOS	Independent	San Lorenzo	Este	1568634483	787-937-0058	787-937-0064
4019849	Farmacia COSSMA	Carretera 172 Avenida El Jíbaro	PR	00739	CDT’S PRIVADOS	Independent	Cidra	Este	1760530760	787-739-8182	787-714-1444
4013544	Farmacia Denirka	305 Avenida General Valero	PR	00738	COMUNIDAD	Independent	Fajardo	NorEste	1891836623	787-863-7788	787-863-1422
4012960	Farmacia El Apotecario	Urbanización La Rambla	PR	00716	COMUNIDAD	Independent	Ponce	SurOeste	1558307355	787-844-2135	787-284-2135
4016906	Farmacia El Tuque	553 Ernesto Ramos Antonini	PR	00732	COMUNIDAD	Independent	Ponce	SurOeste	1932185824	787-844-2805	787-841-5551
4000903	Farmacia García	121 St. Vidal Feliz	PR	00659	COMUNIDAD	Independent	Hatillo	Norte	1588600407	787-898-3975	787-820-9048
4022303	Farmacia Gurabo Community Health Center	Carretera 941 Salida Barrio Jaguas	PR	00778	CDT’S PRIVADOS	Independent	Gurabo	Este	1316068026	787-737-2311	787-737-1242

4020157	Farmacia Hospital General Castañer	Carretera 135 KM 64.2 Castañer	PR	00631	HOSPITALES PRIVADOS	Independent	Adjuntas	SurOeste	1336341379	787-829-5010	787-829-2913
4004026	Farmacia Hospital Ryder Memorial	Avenida Font Martelo	PR	00792	LONG TERM CARE PHARMACY	Independent	Humacao	Este	1770697757	787-852-0768	787-850-1444
4014801	Farmacia Hospital Universitario Dr. Federico Trill	Carretera 3 KM 8.3	PR	00984	HOSPITALES PRIVADOS	Independent	Carolina	NorEste	1023107182	787-757-1800	787-750-4214
4021553	Farmacia MedCentro Consejo de Salud de Puerto Rico	1034 Avendia Hostos	PR	00716	CDT’S PRIVADOS	Independent	Ponce	SurOeste	1467518340	787-843-9370	787-843-9395
4021046	Farmacia Migrant Health Center	Carretera 1 KM 7.1	PR	00681	CDT’S PRIVADOS	Independent	Mayaguez	Oeste	1336286400	787-805-2920	787-805-4707
4022175	Farmacia Migrant Health Center	23 St. Montalva	PR	00658	CDT’S PRIVADOS	Independent	Guanica	SurOeste	1619013067	787-821-4511	787-821-4511
4020690	Farmacia Migrant Health Center Western	Carretera 119 KM 35.2	PR	00685	CDT’S PRIVADOS	Independent	San Sebastian	Oeste	1114064102	787-896-1665	787-896-1690
4002236	Farmacia Plaza 3	57 St. Barbosa	PR	00961	CADENA	Farmacias Plaza	Bayamon	MetroNorte	1801941919	787-785-0000	787-785-2387
4020880	Farmacia Rincón Health Center	28 St. Muñoz Rivera	PR	00677	CDT’S PRIVADOS	Independent	Rincon	Oeste	1093743023	787-823-5555	787-823-2990
4013013	Farmacia San Miguel	127 Avenida Dr. Susoni	PR	00659	COMUNIDAD	Independent	Hatillo	Norte	1659406015	787-898-5764	787-262-3984
4000484	Farmacia San Rafael	851 St. Laffayette	PR	00909	FARMACIAS ESPECIALIZADA	Independent	San Juan	San Juan	1952446825	787-724-3307	787-721-4165
4026010	Farmacia Sección de Prevención de ETS	Antiguo Hospital Regional San Lucas 2	PR	00733	CDT’S PÚBLICOS	Independent	Ponce	SurOeste	1245416684	787-843-2188	787-840-7427
4020549	Farmacia Sonia	61 St. Comercio	PR	00795	COMUNIDAD	Independent	Juana Diaz	SurEste	1154497477	787-837-2666	787-837-4602

Commonwealth of Puerto Rico
Health Department
Assistant Secretary for Family Health, Integrated Services and Health Promotion
Central Office for AIDS Affairs and Transmissible Diseases
Division of HIV/AIDS Services:  Preventive Care and Health
Ryan White Part B Program

ARECIBO REGION
Clinic	Pharmacy
CPTET Arecibo / Clinic de Immunology
Tel. (787) 817-2677 / 878-7895
Fax. (787) 881-5773
Physical Address: Antiguo Hospital de Distrito, Rd.129 Hacia Lares
Postal Address: PO Box 397 Arecibo,PR 00613
Medical Director: Dra. Evelyn Reyes
MC: Lourdes Castro

Pharmacy García
Tel. (787) 898-3975 / 820-5158
Fax. (787) 820-9048
Physical Address: St. Vidal Félix #121
Hatillo, P.R. 00659
Postal Address: PO Box 67 Hatillo PR 00659
Pharmacist:  Daniel Mahíques Nieves

Centro de Salud de Lares, Inc.
Ryan White Part C
Tel. (787) 897-2727 / 2155 /1720 /1730
Fax. (787) 897-2155 / 2725
Physical Address: Rd.111 KM 1.9 Ave. Los Patriotas
Postal Address: PO Box 379
Lares, P.R. 00669
Director: Sr. Gonzálo Maldonado R.N.
MC: Elsie Camacho
MC: Zulma Román

In House Pharmacy
Tel. (787) 897-3610 / 897-3023
Tel. (787) 897-2727 / 2155 / 1720
Cel. (787) 414-1304
Fax: (787) 897-2725
Physical Address: Rd.111 KM 1.9
Ave. Los Patriotas
Postal Address: PO Box 379
Lares, P.R. 00669
Pharmacist: Lic. Mayra Vélez
E mail: rw_csl@hotmail.com
Contact: Domingo Carrero

*Branches attached to Lares Health Center, Inc.

*Centro de Salud de Quebradillas
Tel. (787) 895-2660 / 2670
Physical Address: St. Muñoz Rivera Esq. San Justo #114 Quebradillas, PR 00678
Postal Address: PO Box 1551 Quebradillas, PR 00678
Administrador: Sr. Daniel González Rivera
MC: Marilyn Acevedo
E mail: cdtquebradillas@hotmail.com

In House Pharmacy
Tel. (787) 895-2512
Fax. (787) 895-2512
Physical Address: St. Muñoz Rivera Esq. San Justo #114 Quebradillas, PR 00678
Postal Address: PO Box 1551 Quebradillas, PR 00678
Contact: Vanessa Pérez
Pharmacist:   Hilda Torres

*Camuy Health Services, Inc.
Tel. (787) 898-2290 / 262-6603
Fax. (787) 262-1210 / 3789
Physical Address: Ave. Muñoz Rivera #63, Camuy PR 00627
Postal Address: PO Box 660 Camuy, PR 00627-0660
Director: Lcdo. Eddie Pérez
MC: Zaida González

In House Pharmacy
Tel.(787)898-2660 Ext.227   Fax.(787)262-4822
Physical Address: Ave. Muñoz Rivera #63, Camuy PR 00627
Postal Address: PO Box 660 Camuy, PR 00627-0660
Pharmacist: Lcda. Luz del Alba Ramírez
E mail: camuy660@coqui.net

ARECIBO REGION
Clinic	Pharmacy
*Corporación de Servicios Médicos Primarios y Prevención de Hatillo
Tel. (787) 898-3935 / 4190
Fax. (787) 262-3984
Physical Address:  Ave. Dr. Susoni #121  Hatillo
Postal Address: PO Box 907 Hatillo, PR 00659
Director: Armando Legarreta
MC: Wanda León

In House Pharmacy
Tel. (787) 898-5764
Fax. (787) 262-3984
Physical Address:  Ave. Dr. Susoni #121  Hatillo
Postal Address: PO Box 907 Hatillo, PR 00659
Contact: Leticia Reyes
Pharmacist:  Carmelo Nistal
E mail: hatipa19@libertypr.net

*Ciales Primary Health Care Services
Tel. (787) 871-0601 /  0602 / 0603
Fax. (787) 871-3960
Physical Address: Rd.149 k.m. 12.3 Ciales
Postal Address: PO Box 1427 Ciales, PR 00638
Medical Director: Gladys Rivera Estela
MC: Iraida Marero
Contact: Carmen Sandoval Santiago

In House Pharmacy
Tel. (787) 871-0601 Ext. 210
Fax: (787) 871-3960
Physical Address: Rd.149 k.m. 12.3 Ciales PR 00638
Postal Address: PO Box 1427 Ciales, PR 00638
Contact: Janet Maldonado Villalobos
Pharmacist:  Aixa Bou
E mail: cphcsinc@yahoo.com

*Hospital General de Castañer
Tel. (787) 829-5010 / 2055 /7500 /5600
Fax. (787) 829-2913 / 2166 / 4668
Physical Address: Rd.135 k.m. 64.2 Castañer
Postal Address: PO Box 1003 Castañer, PR 00631
Contact: Doris Bengoechea

In House Pharmacy
Tel. (787) 829-5010 Ext. 233 / 289
Fax. (787) 829-1479
Physical Address: Rd.135 k.m. 64.2 Castañer
Postal Address: PO Box 1003 Castañer, PR 00631
Pharmacist:   Yivet Aquino
E mail: hospitalcastaner@hotmail.com

BAYAMÓN REGION
Clinic	Pharmacy
Salud Integral en la Montaña, Inc. (SIM) Central Office
Tel. (787) 869-5900 / 5960 / 5950  x. 225, 251
Fax: 1 (787) 869-6120
Physical Address: Rd.152 Naranjito a Barranquitas
Postal Address: PO Box 515 Naranjito, PR 00719
Director: Sandra V. García
Gerente Servicios Clínicos: Nelly Vargas
MC: Maritza Rolón
Madeline Figueroa
E mail: mfigueroa@sim.pr.com
Central Office Tel. (787) 869-5900 Ext. 252 Contact: Sra. Lourdes Chevere * Pharmacy Director, including 5 clinics Pharmacist: Sandra V. García E mail: sgarcia@sim.pr.com

*Centro de Salud Integral de Naranjito
Tel. (787) 869-1290 Ext. 2203, 2237, 2204
Fax: (787) 869-1800
Physical Address: 164 Rd.Sector el Desvío, Barrio Achiote, Naranjito PR 00719
Postal Address: PO Box 525 Naranjito PR 00719
Director: Maritza Ortíz Berríos
MC: Maritza Rolón Nieves
MC: Judith Rosa

In House Pharmacy
Tel. (787) 869-1290 Ext. 2208, 2238
Fax: (787) 869-1800
Physical Address: Rd.164 Sector el Desvío, Barrio Achiote, Naranjito PR 00719
Postal Address: PO Box 525 Naranjito PR 00719
Pharmacist:  Marienilda La Santa

*Centro de Salud Integral de Barranquitas
Tel. (787) 857-2688
Fax: (787) 857-1730 / 3440
Physical Address: St. Barceló #3, Barranquitas, PR 00794
Postal Address: PO Box 728 Barranquitas, PR 00794
Director: Lourdes
MC: Carmen Carro

In House Pharmacy
Tel. (787)  857-2688 Ext. 225
Fax. (787) 857-1730
Physical Address: St. Barceló #3, Barranquitas, PR 00794
Postal Address: PO Box 728
Barranquitas, PR 00794
Pharmacist: Lcda. Lourdes Chéverez

*Centro de Salud Integral de Comerío
Tel. (787) 875-3375 / 2750
Fax: (787) 875-4230 / 2769
Physical Address: St. Georgetti, Rd.167
Postal Address: PO Box 418 Comerío PR 00782
Director: Angel robles
Medical Director: Fernando Roura
Contact: Jannette Gailé
In House Pharmacy Tel. (787) 875-3375 Fax. (787) 875-4230 Physical Address: Georgetti St., Rd.167 Postal Address: PO Box 418 Comerío PR 00782 Pharmacist: Helen Feshold

BAYAMÓN REGION
Clinic	Pharmacy

*Centro de Salud Integral de Corozal
Tel. (787) 859-2560 / 2470
Fax: (787) 859-5390
Physical Address: Rd.159 Sector El Desvio, Corozal PR 00783
Postal Address: PO Box 739 Corozal PR 00783
Medical Director: Michael Fusile Nelson
MC: Daysi Alvino Martínez
MC: Leidy Rivera Santiago
In House Pharmacy Tel. (787) 859-2560 / 215 Fax. (787) 859-5390 Physical Address: Rd.159 Sector El Desvio, Corozal PR 00783 Postal Address: PO Box 739 Corozal PR 00783 Contact: Hairilys Vázquez

*Centro de Salud Integral de Orocovis
Tel. (787) 867-6010
Fax. (787) 867-5210
Physical Address:  Ave. Luis Muñoz Marín, Rd.155, Orocovis PR 00720
Postal Address: PO Box 2105 Orocovis PR 00720
Director: Maritza Rolón Nieves
Medical Director: Ada L. Santos Santos
MC: Elba Miranda

In House Pharmacy
Tel. (787) 867-6010
Fax. (787) 867-6008
Physical Address:  Ave. Luis Muñoz Marín, Rd.155, Orocovis PR 00720
Postal Address: PO Box 2105 Orocovis PR 00720
Pharmacist:  Lcda. Brenda Ortíz

CPTET Bayamón
Immunology Clinic
Tel. (787) 798-1580 / 5154
Tel. (787) 780-6690
Hospital
Switchboard
Tel. (787) 787-5151
Ext. 2112,2224,2534,2510
Fax. (787) 269-7740
ETS. (787) 786-4211
Pediatric: (787) 786-6940
Contact:(787) 313-2573 Zuley Huguet
E mail: zhuguet@salud.gov.pr
Physical Address: Hospital Universitario Dr. Ramón Ruiz Arnau, Ave. Laurel, Santa Juanita Bayamón, P.R. 00956
Postal Address: University Hospital Dr. Ramón Ruiz Arnau, Ave. Laurel, Santa Juanita Bayamón, P.R. 00956
Coordinator: Dr. Calos León Valiente

Caridad Pharmacy
Tel.(787) 785-3055 / 269-3140
Fax: (787) 740-5445
Fax. (787) 269-0022
Physical Address: Barrio Hato Tejas Carr.862 Km 1.9 Bayamón, PR 00954
Postal Address: PO Box 4218
Bayamón, PR 00954
Pharmacist:  Linnette Rivera
E mail: lynnettepr@hotmail.com

BAYAMÓN REGION
Clinic	Pharmacy
Centro de Epidemiología de Bayamón
Tel. (787) 787-9831
Fax. (787) 269-5230 / (787) 785-2387
Physical Address: St. Isabel 2da  Esq. Degetau Sotano, Antiguo CDT  Bay. Pueblo
Postal Address: PO Box 1588 BAyamón, P.R. 00961
Director: Deborath Medina, Marisel Cruz
MC: Alma Ortíz, Rocío Román, David Ayala
Plaza III Pharmacy Tel. (787) 785-0000 Fax: (787) 785-2387 Physical Address: St. Barbosa # 57 Bayamón PR 00961 Postal Address: St. Barbosa # 57 Bayamón PR 00961 Contact: Lcda. Mayda Rodríguez

Casa Joven del Caribe
Tel. (787) 870-1911 Cel. (787) 630-3571
Fax. (787) 796-2832     870-1911
Physical Address: Rd.# 820 Bo. Marzán Sector Río Lajas, Toa Alta
Postal Address: PO Box 694, Dorado, P.R. 00646
Director: Rev. Samuel Agosto López
MC: Felicita Santiago, Betzaida Rivera
Plaza III Pharmacy Tel. (787) 785-0000 Fax: (787) 785-2387 Physical Address: St. Barbosa # 57 Bayamón PR 00961 Postal Address: St. Barbosa #57 Bayamón, PR 00961 Contact: Lcda. Mayda Rodríguez

CAGUAS REGION
Clinics	Pharmacy
CPTET Caguas
Immunology Clinic
Tel. (787) 744-3141 Ext.1142
ETS. (787) 744-8645
Fax. (787) 746-2898
Postal Address: San Juan Bautista Medical Center
PO Box 5729 Caguas, P.R. 00726
Contacts: Norma Sánchez, Nancy del Valle
Coordinator: Dr. Milton Garland
Pediatric
Tel. (787) 744-3141 Ext.1158 / 1563
Tel. (787) 282-6300 / 8509
Tel. (787) 649-3930
Case Manager: Ivette Peña
Nurse: Juanita Gómez
Ext. 1153
Infectious: Armando Torres Nieves

Arleen Pharmacy
Tel. (787) 746-5952 / 745-2838
Fax. (787) 744-3397
Physical Address: Rd. 172 3rd. Section Villa del Rey Caguas, PR 00725
Postal Address: PO Box 5986 Caguas, PR 00726
Contact: Ms. Adria
Pharmacist: Roberto Peirats
Cel. (787) 379-0116
Pharmacist:  Arleen Hernández
E-mail: Pharmacyarleen@gmail.com

Humacao Satellite Clinic Tel. (787) 640-0980 Physical Address: Humacao Shopping Center Ave. Font Martelo # 100 Humacao, P.R. 00792
Central Pharmacy
Tel. (787) 852-0520
Fax. (787) 850-5500
Physical Address Noya Hernández St. # 12 East, Humacao PR 00791
Postal Address: PO Box 669 Humacao 00792
Contact:  Julio Garriga
E-mail: julioegarriga@hotmail.com

Gurabo Community Health Center/Gurabo Family Medicine Center
SIVIF Program
Tel. (787) 737-1131/ 630-5564
Fax.(787) 737-2365
Tel.(787) 737-2377 SIVIF Fax. (787) 737-2377
Physical Address: Ramal 941 Oscar Dávila Section, Gurabo PR
Postal Address: PO Box 1277 Gurabo, PR 00778
Contact: Denisse Figueroa
E mail: dfigueroa@sivif.com
In House Pharmacy Tel. (787) 737-4449 Fax: (787) 737-1242 Physical Address: Rd. 941 Exit Barrio Jaguas Gurabo, PR Postal Address: PO Box 1277 Gurabo, PR 00778 Pharmacist: Noemí Rivera

CAGUAS REGION
Clinic	Pharmacy
Project CIS
Ryder Memorial Hospital
Ryan White Part C
Tel. (787) 852-0768
Ext. 4716, 4717, 4609, 4276
Fax. (787) 656-0735     850-1444
Physical Address: Font Martello Ave. #355  (Humacao Exit to Las Piedras)
Postal Address: PO Box 859 Humacao, P.R. 00792
Contacts:
Carmelo Rivera, Awilda, Felicita de Jesús

In House Pharmacy
Tel. (787) 852-0768
Ext. 4730, 4724, 4466, 4467, 4718
Fax: (787) 850-1444
Physical Address: Ave. Font Martello #355  (Humacao Exit to Las Piedras)
Postal Address: PO Box 859 Humacao, P.R. 00792
Contacts:
Carmen Ortíz, Cristina Marrero
Lilliam Sepúlveda
María Carradero

*Corporación de Servicios de Salud y Medicina Avanzada (COSSMA)
Humacao
Tel. (787) 852-2551 / 2595
Fax: (787) 850-1218
Physical Address: Ulises Martínez St. # 50 Humacao, PR 00791
Contact: Bárbara Rodríguez
In House Pharmacy Tel. (787) 852-2551 Fax. (787) 937-0062 Physical Address: Ulises Martínez St. # 50 Humacao, PR 00791 Postal Address: PO Box 1330, Cidra, P.R. 00739 Pharmacist: María de L. García

*Corporación de Servicios de Salud y Medicina Avanzada (COSSMA)
San Lorenzo
Tel. (787) 736-3655 / 3646
Fax: (787) 937-0059
Physical Address: St. Muñoz Rivera #186, San Lorenzo, P.R. 00754
Postal Address: St. Muñoz Rivera #186, San Lorenzo, P.R. 00754
Contact: Wanda Nieves

In House Pharmacy
Tel. (787) 736-3655 Ext.1115
Fax: (787) 937-0064
Physical Address: St. Muñoz Rivera # 186, San Lorenzo, P.R. 00754
Postal Address: PO Box 1330, Cidra, P.R. 00739
Pharmacist: Dra. Ilia Huertas

*Corporación de Servicios de Salud y Medicina Avanzada (COSSMA)
Cidra
Tel. (787) 739-8182 / 8183
Physical Address: Industrial El Jíbaro Ave. Lote #2  Rd.172 Km. 13.5
Postal Address: PO Box 1330 Cidra, PR 00739
Contact:  Yesenia Velázquez
E mail: cossma@cossmapr.org
Internet page: www.cossmapr.org
Sra. Isolina Miranda: imiranda@cossmapr.com

In House Pharmacy
Tel. (787) 739-8182 Ext. 1228
Fax: (787) 714-1444
Physical Address: Industrial El Jíbaro Ave. Lote #2  Rd.172 Km. 13.5
Postal Address: PO Box 1330 Cidra, PR 00739
Pharmacist:  Lidian Rosario

*Corporación de Servicios de Salud y Medicina Avanzada (COSSMA) Yabucoa Tel. (787) 893-3060 / 3055 Fax: (787) 266-6292 Physical Address: Muñoz Rivera St. #15 Yabucoa, PR Contact: Diana Mulero	Pharmacy Not applicable

FAJARDO REGION
Clinic	Pharmacy

CPTET Fajardo
Immunology Clinic
Tel. (787) 801-1992 / 1995
Tel. (787) 863-5437
Fax. (787)801-6767
Physical Address: Urb. Monte Brisa St. Rafael #55 Fajardo, P.R. 00738
Coordinator: Dr. Arturo Hernández Estrella
Contact: Rafaela Díaz

Denirka Pharmacy
Tel. (787) 863-7788 / 860-7788
Fax. (787) 863-1422
Physical Address: Avenida General Valero # 305 Fajardo, PR 00738
Postal Address: PO Box 850 Fajardo, PR 00738
Contact: Vanessa Hernández
Contact:  Gil Nieves
E-mail: gilnieves@hotmail.com

MAYAGÜEZ REGION
Clinic	Pharmacy

CPTET Mayagüez
Immunology Clinic
Tel.(787) 834-2115 / 2118
Fax. (787) 265-2850 / 834-2370
Physical Address: Medical Center Next to Mental Health, Rd.#2
Postal Address: PO Box 400
Mayagüez, P.R. 00680
Contact: Damariz Ruiz, Marianita Torres
Coordinator: Ramón Ramírez Ronda

In House Pharmacy
Tel. (787) 834-2116 / 2115 / 2118
Cel. (787) 546-5527 Sonia
Cel. (787) 644-3277 Janette Torres
Cel. (787) 233-8080 Sandra
Physical Address: Medical Center Next to Mental Health, Rd.#2
Postal Address: PO Box 400
Mayagüez, P.R. 00680
Pharmacist: Janette Torres
Contacts: Sonia Vargas, Sandra Rivera

Centro de Salud de Migrantes
West REGION
SSIMA Program Serv. Salud Integrado
Ryan White Part C
Tel.(787) 805-2900 / 805-2920 Ext. 294
Fax.(787) 805-4750
Clinic:(787) 834-1470
ADM: (787) 834-1924
Fax.(787) 805-4750
Physical Address:  St. Ramón E. Betánces #392 South  Mayagüez, PR 00680
Postal Address: PO Box 7128
Mayagüez, PR 00681-7128
Contact: Wanda Acosta
Director: Reynaldo Serrano

In House Pharmacy
Tel.(787) 805-2900 / 920 Ext. 237
Fax:(787) 265-4245
Physical Address:  Ramón E. Betances St. #392 South  Mayagüez, PR 00680
Postal Address: PO Box 190 Mayagüez PR 00681-7128
Contact: Juliana Torres
Contact: Lilliam Torres

Pharmacy
San Sebastián Satellite Clinic
Tel.(787) 896-1665
Tel. (787) 896-6975
Fax. (787) 896-4570
Physical Address: Rd.119 k.m. 35.2 Bo. Piedras Blancas San Sebastián PR
Contact: Grisel A. Cabá

Pharmacy
Guánica Satellite Clinic
Tel.(787) 821-4511 / 821-3377 / 821-2144
Fax.(787) 821-4511
Physical Address: Montalva St. #23 Ensenada Guánica, PR 00647
Postal Address: Montalva St. #23 Ensenada Guánica, PR 00647
Pharmacist: Lcda. Wanda Torres

PONCE REGION
Clinic	Pharmacy

Ararat Center
Tel. (787) 284-5884 / 5887 Fax. (787) 284-5874
Physical Address: 8169 San Vicente Condominium, Suite 204, Ponce, P.R.
Postal Address: PO Box 7793 Ponce, P.R. 00732
Contact: Juan Rivera, Madeline Torres
E mail: jrivera@centroararat.org
Administrator: Iván Meléndez Rivera

El Apotecario Pharmacy
Tel. (787) 844-2135 / 290-4654
Fax. (787) 844-2135
Physical Address:  Tito Castro Ave #625 Rd.14 Front to Pharmacy El Amal La Rambla, Ponce
Postal Address: PMB 381 Ave. Tito Castro #609, Ponce, PR 00716
Contact: Ricardo Cintrón

Centro de Salud Fam. Dr. Julio Palmieri
Ryan White Part C Program
Tel. (787) 271-3779 / (787) 839-4150
Fax. (787) 271-3779
MC: Ilka Santiago
Physical Address: Valentina Corner Morse St., Arroyo
Postal Address: PO Box 450 Arroyo, P.R. 00714
Contact: Dra. Antonia Márquez

In House Pharmacy
Tel. (787) 839-4150     Ext. 234
Fax: (787) 839-3989
Physical Address: Valentina Corner –Morse St. , Arroyo, PR 00714
Postal Address: PO Box 450 Arroyo, P.R. 00714
Pharmacist:  Doris Porrata

Consejo de Salud de la Comunidad
CDT  Playa de Ponce
Ryan White Part C Program
Tel. (787) 843-9393 Ext. 258, 262
Fax. (787) 843-0899 / 841-0077
Physical Address: Hostos Ave. 1034  Ponce, P.R. 00716
Postal Address: PO Box 220 Ponce, P.R. 00715 - 0220
Contact: Dra. Awilda García
In House Pharmacy Tel. (787) 843-9370 Fax. (787) 843-9395 Physical Address: Hostos Ave. 1034 Ponce, P.R. 00716 Postal Address: PO Box 220 Ponce, P.R. 00715 - 0220 Contact: Hilda Torres

CPTET Ponce
Immunology Clinic
Tel. (787) 259-4046 / 259-4731
ETS. (787) 848-2000
Fax. (787) 259-3998 / 842-1943
Physical Address: Antiguo Hospital de Distrito de Ponce Carretera Estatal Bo. Machuelo #14 Ponce, P.R. 00717
Coordinatora: Dra. Gladys Sepúlveda
In House Pharmacy Tel. (787) 843-2188 Fax. (787) 842-1943 Physical Address: Antiguo Hospital de Distrito de Ponce Carretera Estatal Bo. Machuelo #14 Ponce, P.R. 00717 Pharmacist: Jorge López Vega

PONCE REGION
Clinic	Pharmacy

Especial de la Salud Clinic
Tel. (787) 260-9446
Cuadro: (787) 837-2185   Ext. 2296, 2297, 2298
Fax. (787) 260-2943
Physical Address: St. Hostos #23  Juana Díaz
Postal Address: PO Box 1409 Juana Díaz, P.R. 00795
Director:  Carlos Ortíz Torres
Sonia Pharmacy Tel. (787) 837-2666 Fax: (787) 837-4602 Physical Address: Comercio St. #61 Juana Díaz, PR 00795 Postal Address: Comercio St. #61 Juana Díaz, PR 00795 Pharmacist: Sonia Muñoz De Toro

Centro de Ambulantes Cristo Pobre Inc.
Tel. (787) 841-7149
Fax. (787) 844-5656
Physical Address: Guadalupe St. Esq. Unión #100 Ponce, P.R.
Postal Address: PO Box 334651 Ponce, P.R. 00733-4651
Contact: Irma Valentín
Administrador: Juan de Dios Videau

 El Apotecario Pharmacy
Tel. (787) 844-2135 / 290-4654
Fax. (787) 844-2135
Physical Address: Ave.Tito Castro #625 Rd.14 In front of El Amal Pharmacy La Rambla, Ponce
Postal Address: PMB 381 Ave. Tito Castro #609, Ponce, PR 00716
Contact:  Ricardo Cintrón

Centro de Servicios de Salud de Patillas
Tel. (787) 839-4320 / 839-4360
Fax. (787) 271-0004
Physical Address: St. Riefhkol # 99
Patillas, PR 00723
Postal Address:  PO Box 697
Patillas, PR 00723
Contact: Sra. Carmen Carro
In House Pharmacy Tel. (787) 839-4320 Ext. 241 / 247 Fax. (787) 839-4337 Physical Address: St. Riefhkol # 99 Patillas, PR 00723 Postal Address:PO Box 697 Contact: Anette Alvarado E mail: pphsc_inc.com

Amor que Sana, Inc. Project
Administrative Offices
Tel. (787) 844-8081
Fax. (787) 844-8117
Tel./Fax. (787) 259-2882 Manejo de Caso
Physical Address: Traditional Plaza 7033 Méndez Vigo y Aurora Ponce, PR 00717-1250
Postal Address: Traditional Plaza 7033 Méndez Vigo y Aurora Ponce, PR 00717-1250
Contact: Héctor Torres
Director: Juan A. Panelli

El Apotecario Pharmacy
Tel. (787) 844-2135 / 290-4654
Fax. (787) 844-8117
Physical Address: Ave. Tito Castro #625 Rd.14 (Front of El Amal Pharmacy) La Rambla, Ponce, PR 00716
Postal Address: PMB 381 Tito Castro Ave. #609 Ponce, PR 00716
Contact:  Ricardo Cintrón

SAN JUAN REGION
Clinic	Pharmacy

Centro Latinoamericano de Enfermedades Transmisibles (CLETS)
Tel. (787) 754-8123 / 8118
Fax. (787) 754-8127
Physical Address: Barrio Monacillos Paseo Celso Barbosa Centro Médico San Juan, P.R. 00936
Postal Address: PO Box 70184 San Juan PR 00936
Director: Dr. Hermes García

In House Pharmacy
Tel. (787) 754-8118
Fax: (787) 754-8127
Physical Address: Barrio Monacillos Paseo Celso Barbosa Centro Médico San Juan, P.R. 00936
Postal Address: PO Box 70184 San Juan PR 00936
Pharmacist: Lourdes Fornés

Concilio de Salud Integral de Loíza
Tel. (787) 876-3130 / 2042 Ext. 261
Fax. (787) 256-1900
Physical Address: Rd.188 Intersección # 187  Loíza
Postal Address: PO Box 509, Loíza P.R. 00772
Contact:  Juan C. Castellanos
In House Pharmacy Tel. (787) 876-2005 Fax. (787) 876-6613 / 1120 / 1900 Physical Address: Rd.188 Intersección # 187 Loíza Postal Address: PO Box 509, Loíza P.R. 00772 Contact: Irma Alvárez

CPTET Carolina
Immunology Clinic
Tel. (787) 757-1800
Fax. (787) 257-3615
Physical Address: 65 Infantería Ave. KM 8.4 next to Plaza Carolina
Postal Address: Hospital Universitario de Carolina, PO Box 6021, Carolina P.R. 00984-6021
Coordinatora: Dra. Adiana Zayas

Hospital UPR Pharmacy
Tel. (787) 757-1800     Ext. 227
Fax: (787) 750-4214
Physical Address: 65 Infantería Ave. KM 8.4 next to Plaza Carolina
Postal Address: Hospital Universitario de Carolina, PO Box 6021, Carolina P.R. 00984-6021
Pharmacist:   Juan Villegas

Community Initiative
Tel. (787) 250-8629 / 8680 / 8690
Fax. (787) 753-4454
Physical Address: Quisqueya St. #61 Esq. Chile, Hato Rey P.R. 00918
Postal Address: PO Box 366535 San Juan, P.R. 00936-366535
Contact: Jonathan Fernández
Director: Dr. José Vargas Vidot
E mail: iniciator@hotmail.com

San Rafael  Pharmacy
Tel. (787) 724-3307
Fax: (787) 721-4165
Physical Address: 851 Lafayette Esq. San Rafael, Urb. Hipódromo Pda. 20 Santurce PR
Postal Address: 851 Lafayette Esq. San Rafael, Urb. Hipódromo Pda. 20 Santurce PR 00909
Contact: Rafael Díaz

SAN JUAN REGION
Clinic	Pharmacy

San Juan Municipality
Más Salud Program: Sida con Salud
Tel. (787) 723-2424 Ext. 239 / 243 /294
Fax. (787) 724-5104
Physical Address: Fernández Juncos Ave. 1306 Pda. 19  Santurce, P.R. 00908
Postal Address: PO Box 13694 San Juan, P.R. 00908
Contact: Dr. Luis Martínez
Manager:  Sonia Collazo

In House Pharmacy
Tel. (787) 723-2424 Ext. 4071
Fax: (787) 721-7596
Physical Address: Fernández Juncos Ave. 1306 Pda. 19  Santurce, P.R. 00908
Postal Address: PO Box 13694 San Juan, P.R. 00908
Contact:  Laura Del Carmen Rivera

New Puerto Rico CoNCRA
Ryan White Part C Program
Tel. (787) 753-9443 / 9463 Ext. 32
Fax. (787) 753-2894 / 9463
Physical Address; Urb. García Ubarry
Brunbaugh St. #162 San Juan, PR 00925
Postal Address: PO Box 20850 San Juan, P.R. 00928-9463
Contact: Manuel Quiñones, Magaly Nieves
Director: Rosaura López
Medical Director: Ext. 11

García Pharmacy
Tel. (787) 898-3975 / 820-5158
Fax. (787) 820-9048
Physical Address: Vidal Félix St. #121
Hatillo, P.R. 00659
Postal Address: PO Box 67 Hatillo PR 00659
Pharmacist: Daniel Mahíques Nieves

CEMI Project
Tel. (787) 766-0025 / 0030
Tel. (787) 771-4740 / 753-5913
Pediatric AIDS Tel. (787) 274-5762
Physical Address: Medical Sciences Campus
Biomedical II Building Floor I, Río Piedras, PR 00935
Contact:  Janice Pérez

ACTU Project
Tel. (787) 767-9192 /9193 /9194 /9195
Fax. (787) 754-8002
Physical Address: UPR Medical Sciences Campus
Biomedical II Bldg. next to nuclear medicine , Río Piedras, PR 00935
Contact:Silvia Dávila / sdavila@rcm.upr.edu

SAN JUAN REGION
Clinic	Pharmacy

GAMMA Project
Tel. (787) 759-9595
Fax: (787) 767-4798
Physical Address: ,Centro Cardiovascular de PR Project GAMMA, 8th Floor Suite 814 San Juan
Postal Address: University of Puerto Rico RCM Project GAMMA, PO Box 365067
San Juan PR 00936-5067
Contact: Dra. Irma L. Febo,
Contact: Iraida Salabarria

ATTACHMENT# 5

_ ASES	My Health (“Mi Salud”) Health for everyone.

My Health: from the Administration of Health Insurance
of the Commonwealth of Puerto Rico (ASES)

List of Specialized Medications (contracted)
2011-2012 Physical Health

I.	Antibiotic		Manufacturer

	Linezolid	Zyvox	PA, P	Pfizer

II.	Antineoplasic Agents

	Cetuximab	Erbitux	PA, P	BMS

	Ixabepilone	Ixempra	PA, P	BMS

	Nilotinib	Tasigna	PA, P	Novartis

	Oxaliplatin	Eloxatin	PA, P	Sanofi-Aventis

	Docetaxel	Taxotere	PA, P	Sanofi-Aventis

III.	Hypertriglyceridemia

	Fenofibrate	Tricor	PA, P	Abbott

IV.	Immune Modulator

	Abatacept	Orencia	PA, P	BMS

	Infliximab	Remicade	PA, P	Centocor (Janssen)

V.	Interferon alfa

	Peginterferon alfa-2-b	PegIntron	PA, P	Schering

VI.	Multiple Sclerosis

	Natalizumab	Tysabri	PA, P	Elan

VIII.	Pulmonary Hypertension

	Sildefanil	Revatio	PA, P	Pfizer

1/19/2011	Page 1

PA: Requires preauthorization
P: Contracted brand name product (rebate)

Access to the List of Contracted Specialized Medications:

In the situation in which a provider of medical services prescribes a specialized medication from the List of Contracted Specialized Medications, the MCO, MBHO, TPA or the organization contracted by ASES, shall evaluate the specialized medication requested by means of the exception mechanism.  The evaluation shall take into consideration the specific conditions of each case, which may include, but that is not limited to the following: 1) therapeutical failure with regard to all the alternatives in ASES’s PDL, 2) the lack of availability of therapeutic alternatives in ASES’s PDL for the services or conditions covered, 3) history record of adverse reactions to the medications included in ASES’s PDL, 4) contraindications of use in the medications included in ASES’s PDL.

1/19/2011	Page 2

HEALTH PLAN OF THE COMMONWEALTH OF  PUERTO RICO

PREFERRED  DRUG  LIST (PDL) – 2010-2011 MENTAL  HEALTH

PART II – DRUGS BY THERAPEUTICAL CLASSIFICATION

PSYCHOTROPIC AGENTS

1.0 ANTIDEPRESSIVES

1.1 TRICYCLICS

$ Amitriptyline tab.	Elavil

$ Nortriptyline cap., sol.	Pamelor,
Aventyl

$ Doxepin cap., conc.	Sinequan

$ Clomipramine cap.	Anafranil

$ Imipramine HCL tab.	Tofranil

$ Desipramine tab.	Norpramin

1.2 SELECTIVE SEROTONIN REUPTAKE INHIBITORS (SSRI)

$ Fluoxetine cap. (10mg, 20mg)	Prozac

$ Citalopram tab.	Celexa

$ Sertraline tab.	Zoloft

$ Paroxetine tab. (20mg, 30mg, 40mg)	Paxil

$$ Sertraline conc.	Zoloft

$$$ Escitalopram tab., sol.	Lexapro	P

Bold –Bioequivalent generic alternative available
Bold* - Some presentations of the drug are not available in generic
PA – Requires Pre-Authorization
P – Contracted brand name drug
LC –Límit in the amount to be
dispatched
AL –Age Limit
ST - Step therapy, clinical protocol for its use

1.3 SEROTONINE AND NOREPHRINE REUPTAKE INHIBITORS(SNRI)

$$ Venlafaxine tab.	Effexor

$$ Venlafaxine XR 24hr cap.	Effexor XR	PA, P

$$$ Duloxetine cap.	Cymbalta	PA, P

1.4 MISCELLANEOUS ANTIDEPRESSIVES

$ Bupropion tab.	Wellbutrin

$ Trazodone tab. (50mg, 100mg, 150mg)	Desyrel

$$$ Bupropion SR 12hr tab.	Wellbutrin SR

2.0 ANTIPSYCHOTICS

2.1 PHENOTIAZINES

$ Fluphenazine decanoate inj.	Prolixin
Decanoate

$ Fluphenazine* tab., elixir, conc.	Prolixin

$ Chlorpromazine* tab., CR cap.,
syrup, conc., supp.	Thorazine

$ Thiothixene* cap., conc.	Navane

$$ Thioridazine* tab., susp., conc.	Mellaril

$$ Trifluoperazine tab.	Stelazine

$$ Perphenazine* tab., conc.	Trilafon

2.2 BUTIROPHENONES

$$ Haloperidol* tab., conc.	Haldol
2

Bold- Bioequivalent  generic alternative available
Bold*- Some  presentations of the drug are not
available in generic
PA – Requires  Pre-Authorization
P – Contracted brand name product
LC –Limit in the amount to be dispatched
 AL –Age Limit
ST - Step therapy, Clinical protocol for its use

$$$ Haloperidol decanoate inj. Haldol Decanoate

2.3 MISCELLANEOUS ANTIPSYCHOTICS

$$$ Loxapine cap.	Loxitane

2.4 ATYPICAL ANTIPSYCHOTICS

$$ Clozapine tab.	Clozaril	PA

$$$ Risperidone tab.	Risperdal

$$$$ Quetiapine tab. (25mg, 50mg)	Seroquel	PA, P,
LC= 10 days

$$$$ Quetiapine tab. (except 25mg, 50mg)	Seroquel	PA, P

$$$$ Quetiapine ER tab.	Seroquel XR	PA, P

$$$$ Quetiapine ER tab. 50mg	Seroquel XR	PA, P
LC= 3 days

$$$$$ Ziprasidone cap.	Geodon	PA, P

$$$$$ Aripiprazole tab.	Abilify	PA, P

$$$$$!Olanzapine tab.	Zyprexa	PA, P

3.0 MOOD STABILIZERS

$ Lithium carbonate* cap., tab.,		Eskalith,

CR tab. (300mg, 450mg) Lithotabs,	Lithobid,
Lithonate,
Eskalith CR

$ Valproate sodium syr.	Depakene

$$ Lithium citrate syrup	Lithium

3

Bold - Bioequivalent generic alternative available
Bold* -Some presentations of the drug are not
available in generic
PA – Requires  Pre-Authorization
P – Contracted  brand name drug
LC –Limit in the amount to be dispatched
AL –Age Limit
ST - Step therapy, Clinical protocol for its use

$$ Valproic acid cap.	Depakene

$$ Divalproex sodium* EC tab.,	Depakote
sprinkle cap.

$$ Lamotrigine chew disp. tab.	Lamictal CD

$$ Lamotrigine tab.	Lamictal

$$ Divalproex sodium	Depakote ER
extended release tab.
$$$ Divalproex sodium EC tab.,	Depakote	P
sprinkle cap.
$$$ Divalproex sodium	Depakote ER	P
extended release tab.

4.0 ANTIANXIETY/ HYPNOTICS

4.1 BENZODIAZEPINES

$ Clonazepam tab.	Klonopin

$ Flurazepam cap.	Dalmane

$ Temazepam* cap.	Restoril

$ Chlordiazepoxide cap.	Librium

$ Estazolam tab.	Prosom

$ Clorazepate tab.	Tranxene

$ Lorazepam* tab., conc.	Ativan

$ Alprazolam* tab., conc.	Xanax

$ Diazepam* tab., sol., conc.	Valium

4

Bold- Bioequivalent generic alternative available
Bold* - Some presentations of the drug are not
available in generic
PA – Requires Pre-Authorization
P – Contracted brand name drug
 LC –Limit in the amount to de dispatched
AL –Age Limit
ST - Step therapy, clinical protocol for its use

$$ Oxazepam cap.	Serax

4.2 SEDATING ANTIHISTAMINES

$ Hydroxyzine pamoate cap.	Vistaril

$ Diphenhydramine cap. (50mg)	Benadryl

$$$ Hydroxyzine pamoate susp.	Vistaril

4.3 HYPNOTICS

$$ Zolpidem cap.	Ambien	LC= 30 en 365 days

5.0 PSYCHOSTIMULANTS

5.1 SYMPATHOMIMETIC AMINES

$ Dextroamphetamine tab.	Dexedrine	AL (4-18)

$ Methylphenidate tab.	Ritalin	AL (6-18)

$$ Methylphenidate CR tab.	Metadate ER AL (6-18)
	Ritalin SR	AL (6-18)

$$ Methylphenidate CR cap.	Concerta	AL (6-18)
(Modified-release)

$$ Amphetamine/	Adderall	AL (4-18)
Dextroamphetamine tab.

$$ Dextroamphetamine SR	Dexedrine	AL (4-18)
24hr cap.

$$ Dexmethylphenidate regular release tab.	Focalin	AL (6-18)

$$$ Dexmethylphenydate cap.	Focalin XR	ST, P, AL (6-18)

$$$ Methylphenidate CR cap.	Concerta	ST , P, AL (6-18)
(Modified-release)

5

Bold - Bioequivalent  generic alternative available
Bold* -Some  presentations of the drug  are not
available in generic
PA – Requires Pre-Authorization
P – Contracted brand name drug
LC –Limit in the amount to be dispatched
AL – Age Limit
ST - Step therapy, Clinical protocol for its use

$$$ Methylphenidate CR cap.	Metadate CD	ST, AL (6-18)
(Modified-release)

5.2 SELECTIVE NOREPINEPHRINE REUPTAKE INHIBITOR

$$$$ Atomoxetine cap.	Strattera	PA, P, AL (6-18)

6.0 ANTICHOLINERGICS

$ Benztropine tab.	Cogentin

7.0 DETOX TREATMENT

$ Thiamine tab. (100mg)
LC= 7 days

$ Ibuprofen tab. (800mg)	Motrin	LC= 7 days

$ Folic acid tab. (1mg)		LC= 7 days

$ Loperamide cap. (2mg)	Imodium	LC= 7 days

$ Clonidine tab. (0.1 mg)	Catapress	LC= 7 days

8.0 DRUGS FOR TREATMENT RELATING TO ABUSE AND DEPENDENCY OF DRUGS

This drug shall be covered through SSMCA, pursuant to availability of the same.

$ Methadone tab., disp. tab., sol., conc.		ASSMCA

$$ Buprenorphine sl. tab.	Subutex	PA

$$$ Buprenorphine/ naloxone sl. tab.,	Suboxone	PA, P
sl. Film

Revised  7/26/2011

Bold- Bioequivalent generic alternative available
Bold* - Some presentations of the drug are not
available in generic
PA – Requires Pre-Authorization
P – Contracted brand name drug
LC –Limit in amount to be dispatched
AL –Age Limit
ST - Step therapy, clinical protocol for its use

_ASES	HEALTH INSURANCE ADMINISTRATION Commonwealth of Puerto Rico

Nomative Letter 11-0119

TO THE INSURANCE COMPANIES,
MENTAL HEALTH SERVICE COMPANIES,
PRIMARY MEDICAL GROUPS,
AND PROVIDER PARTICIPANTS OF MI SALUD

Re: List of Specialized Drugs for Mi Salud

In October of 2010, the Health Insurance Administration (ASES), issued a Request for Proposals (RFP) with the objective of putting the Preferred Drug List for Physical Health and Mental Health (PDL) for Mi Salud up to date, as of January 1, 2011.

As part of this process, the List of Specialized Drugs (contracted) for Physical Health for the period 2011-2012 was created once again.  A copy of it is included for reference.

The access to the products included in this List of Specialized Drugs, as required in the RFP, is in the following manner:

1.  In the situation in which a provider of medical services prescribes a specialized drug from the List of Specialized Drugs (contracted), the MCO, MBHO, TPA or the organization contracted by ASES, shall evaluate the specialized drug being requested through the exception mechanism.

The evaluation shall take into consideration the specific conditions of each case, which may include, but is not limited to the following:

a) Therapeutic failure to all the alternatives in ASES’ PDL.
b) The non-availability of therapeutic alternatives in ASES’ PDL for the services or conditions covered.
c) History record of adverse reactions to the drugs included in ASES’ PDL.
d) Contraindications of use in the drugs included in ASES’ PDL.

Once the patient is evaluated through the exception mechanism and if he/she fulfills the criteria established herein: the MCO, MBHO, TPA shall proceed to approve the prescribed drug included in the List of Specialized Drugs.

PO Box 195661, San Juan, Puerto Rico 00919-5661      Tel. (787) 474-3300      Fax (787) 474-3346

Normative Letter 11-0119

If you have any questions, please get in touch with the corresponding insurer.

Remember that, as a general rule, the pharmacy benefit coverage is generic bioequivalent, mandatory as first option.  The use of generics classified “AB” by the Food and Drug Administration, (FDA, on the basis of its initials in English) is required.

From time to time the drugs included in the List of Specialized Drugs (contracted) for Physical Health 2011-2012, or the dispatch instructions, may change and you shall be duly informed.

Cordially,

(signed)
Frank R. Diaz Gines, MHSA
Executive Director

Attachment

ASES	HEALTH INSURANCE ADMINISTRATION Commonwealth of Puerto Rico

January 3, 2011

Dear provider:

I am pleased to present to you the list of Preferred Drugs (PDL) for Physical Health from the Health Plan of the Commonwealth of Puerto Rico (“Mi Salud”), effective since January 1, 2011.

The medications included herein have been evaluated and approved by a Pharmacy and Therapeutics Committee comprised by primary physicians and clinical pharmacists.

This committee meets periodically to evaluate the therapeutical classifications and issue recommendations based on clinical aspects.  Therefore, this PDL and the specialized PDLs that are included in this guide, may suffer changes, which are notified by means of Normative Letters, in conformity to how they arise.

I exhort you to conserve this Guide for your reference as long as it is necessary.  The same is also available in our electronic page:  www.asespr.org.

Cordially,

(signed)
Frank R. Díaz Ginés, MHSA
Executive Director

PO Box 195661, San Juan, Puerto Rico  00919-5661       Tel. (787) 474-3300Fax (787) 474-3346

PHYSICAL HEALTH
2011-2012

PREFERRED DRUG LIST

GENERAL ASPECTS OF THE PHARMACY COVERAGE
FROM THE HEALTH PLAN OF THE GOVERNMENT OF PUERTO RICO

1.	Listing of Drugs

The Administration of Health Insurance (ASES) is the agency responsible for establishing and reviewing the Preferred Drug List (PDL, on the basis of its initials in English) for Physical Health and Mental Health of “Mi Salud” (My Health).  For this purpose, there has been established a Pharmacy and Therapeutics Committee for Physical Health, and another one for Mental Health, both comprised by different health professionals.  These committees meet periodically to evaluate the different therapeutical classifications and issue their recommendations to ASES about the drug lists, based on scientific evidence and clinical aspects.

The Preferred Drug List (PDL) shall serve as a guide in the supplying of drugs under the pharmacy coverage. The PDL has the purpose of improving, putting up to date and attaining the effective cost use of drugs within the coverage of Mi Salud.

In addition, ASES maintains the Uniform Core List (FMU), which is utilized as the official listing from which the PDL is derived.  The drugs in this list which do not appear in the PDL may be utilized the insurance companies, mental health organizations and service providers only as exceptions in the cases in which the drugs in the PDL were not the most clinically effective for the patient in particular.

In like manner, a List of Specialized Drugs (contracted) was created.  In the situation where one provider of medical services prescribes a specialized drug from this list, it should be evaluated by means of the exception process by the MCO, MBHO, TPA or the organization contracted by ASES.

In exceptional cases drugs outside of the aforementioned lists may be utilized by means of an exception procedure.

2.	Exception Process

In the case of patients who need a drug that does not appear in the PDL or in the FMU, the insurance companies, mental health organizations and health service providers must utilize the process described herein for the approval of the drugs.  This procedure shall consider the particular merits of each case, which may include:

1.	Contraindication to the drug(s) that appear in the PDL.

2.	History record of adverse reaction to the drug(s) that appear in the PDL.

3.	Therapeutical failure with regard to all the alternatives available in the PDL.

4.	Non-existence of a therapeutical alternative in the PDL.

3.	Other aspects of the pharmacy coverage

A.	The pharmacy coverage of Mi Salud establishes as mandatory the use of bioequivalent products, as long as it is not contraindicated and it is so clinically justified by the provider.

B.
The insurance companies, mental health organizations and health service providers shall process their pharmacy claims through the Pharmacy Benefit Managers or PBMs, (on the basis of their initials in English) contracted by the Administration.

C.
ASES has an active process to continuously review the drugs that it is required to include in the pharmacy coverage to the insurance companies, mental health organizations and health service providers.  In addition, it shall evaluate any new drug for inclusion in the same or remove drugs from said listing.  Due to the dynamic nature of this process, ASES may require the inclusion or exclusion of drugs pursuant to changes or advances in standards of practice within an illness or area of treatment.

D.
No entity contracted by ASES or the entities contracted by these ( Medical groups, IPAs, independent providers, specialists, etc.) may be ruled by a listing different from the PDL and the Core List, nor can they create an internal drug list that is different from the ones established by ASES.  Neither can they, in any way, limit in a manner contrary to what is established in the contract between ASES and the insurance companies and in this coverage, the drugs that are included in said lists.  The insurance companies shall be responsible for keeping tabs in their providers and employees with regard to the compliance with these provisions.

E.	The maximum of dispatch for severe conditions shall be to cover a thirty (30) day therapy. When medically necessary, additional prescriptions shall be covered.

F.
The maximum of dispatch for chronic conditions (maintenance drugs) shall be to cover a thirty (30) day therapy, except at the beginning of the therapy when, on the basis of medical criterion, a minimum of fifteen (15) days may be prescribed for the purpose of reevaluating compliance and tolerance.  On the basis of a recommendation on the part of the physician, the dispatch of each prescription may be refilled up to five (5) times (original prescription plus five (5) refills).  The drugs that require pre-authorization shall be in effect for six months unless there occur contraindications or secondary effects.  On or before the ninety (90) days after having prescribed said maintenance drug, the physician must reevaluate the pharmacotherapy for the purpose of compliance, tolerance and classification. Changes in the dosage will not require pre-authorization.  Changes in the drugs utilize may require pre-authorization.

G.
The indications in the prescriptions for chronic use drugs, in favor of Children with Special Health Needs, must indicate clearly that they are covering a thirty (30) day therapy and that they may be refilled up to five (5) times (original prescription plus five (5) refills), according to medical criterion.  When it is medically necessary, additional prescriptions shall be refilled.

H.
Coordination with the Department of Health is required for the supplying of birth control methods for family planning.  The contraceptives for the treatment of menstrual dysfunction and for other menstrual conditions shall be covered through your primary physician from Physical Health.

I.
The use of bioequivalents approved by the Food and Drug Administration (FDA), classified as AB, is required, as well as authorized by the local regulations as long as it is not contraindicated and it is so consigned by the provider in the medical prescription.

J.
The lack of existence in the inventory of bioequivalent drugs does not exempt the dispatch of the prescribed drug nor does it imply any additional payment whatsoever on the part of the beneficiary. As a general rule, bioequivalent drugs should be dispatched as long as there exists a bioequivalent for the drug of the corresponding brand name unless, in spite of the existence of a particular bioequivalent, ASES decides to cover the brand name drug or to cover both.

K.	All the prescriptions must be dispatched by a pharmacy contracted by the PBM, duly authorized under the laws of the Commonwealth of Puerto Rico and freely selected by the beneficiary.

L.
The right to free selection requires the availability of a determinate number of pharmacies in every municipality to be able to so exercise it.  The PBM is the entity in charge of contracting the network of pharmacies, pursuant to the terms specified by ASES.

M.	The prescribed drugs must be delivered concurrently on the date and time when the beneficiary receives the prescription and requires the dispatch of the drug.

For any doubt regarding the pharmacy coverage you may get in touch with the insurance company contracted by ASES in your service region.

PART I - DESIGN OF THE PREFERRED DRUG LIST, PRESENTATION OF THE PREFERRED DRUG LIST (PDL) AND REFERENCE GUIDES

In the example that follows we can see the information that is provided for the drugs included in the PDL.

Indicator of Relative Cost	Generic Name (in bold if the drug is available in generic)	Brand Name	Reference Guides
$ sign	Nystatin ssp.	Mycostatin	P, PA

For every drug included in the PDL, there appears an Indicator of Cost (Relative Cost), the Generic Name, the Brand Name and Reference Guides as applicable. In the cases in which the generic drug is available, the same appears in bold. Those generic drugs that have an asterisk (*) indicates that not all of the product's presentations have a generic available. As long as the bioequivalent generic of drug exists, the same shall be dispatched. The brand name is mentioned only for reference.

We exhort you to utilize the PDL as reference when you are going to prescribe drugs to the beneficiaries of the Health Plan of the Commonwealth of Puerto Rico.

INDICATOR OF RELATIVE COST

The indicator of relative cost is included in the PDL to offer an estimated value of the cost of a drug therapy including any discount for utilization and comparing the specific product with the other alternatives available in that classification, or to treat the specific disease or condition. In the majority of the cases, the cost per therapy for fifteen or thirty days is compared depending on whether the drug is of acute or of maintenance use, respectively. The comparison of costs and assignment of dollar signs is made on the basis of all the products included within a therapeutical classification, (for example, cardiovascular drugs, gastrointestinal drugs). The dollar signs next to a drug identify its relative cost and must be construed in the following manner:

$                                                      Less Costly
$$
$$$
$$$$
$$$$$
$$$$$!
$$$$$!!                                           Costlier

When several drugs within the same therapeutical classification have the same number of dollar signs, the drug that is mentioned first must be considered as the least costly one.

Where there exists an alternative for a number of adequate preparations to treat a particular disease or condition, the indicator of relative cost may be utilized to make a selection on the basis of the cost.

The designation of the relative costs is effective at the moment of the publication of this edition of the PDL. The cost of the drugs is subject to constant changes.

GENERIC DRUGS

The bioequivalent generic drugs are identified in bold. Certain bioequivalent generics have a Maximum Allowable Cost (or MAC List) for the payment of the same. This price typically covers the cost of the purchase of the generic products, but not of the brand name ones. The selection of products to be included in the MAC List are those that are prescribed commonly and have been approved by the Food and Drug Administration (FDA, on the basis of its initials in English) to be marketed.

REFERENCE GUIDES

The drugs which appear in the PDL are those preferred drugs in the coverage of the Health Plan of the Commonwealth of Puerto Rico. These drugs are selected on the basis of their safety, efficacy, high quality, existence of bioequivalents and cost. It is suggested to the physicians that they prescribe and to the pharmacists that they dispense only the drugs which are in the PDL. Ail the drugs included in this document are covered drugs unless they are designated as Unlisted (NF; for example, forms of dosage with prolonged action that are not included in the PDL).

KEY FOR THE SYMBOLS AND ABBREVIATIONS
IN THE LIST

$ up to $$$$$!	Represents the relative cost of the drug. The smaller the number of dollar signs, the lower is the cost of the drug. The nigher the number of dollar signs, the higher is the cost.
PA	Requires that the pharmacy endeavor a Preauthorization.
NF	Unlisted
P	Contracted brand name product (rebates).
Bold	Identifies that the drug has generic bioequivalent available in all the presentations.
Bold*	Identifies those drugs for which not all the presentations or forms are available in generics; for example, tablets, liquids, injections, etc.
LC	Identifies those drugs for which there exists some limitation in the amount that the pharmacy can dispatch
AL	Identifies those drugs for which there exists some limitation as to the age for the dispatch of the medication.
ST	Step Therapy. The product has a clinical protocol for its use.
Cap.	Capsule
Tab.	Tablet
Chew tab.	Chewable tablet
Disp. tab.	In English, dispersible tab.
Inj.	Injectable

Susp.	Suspension
ER, SR, CR	Prolonged action (extended release, sustained release, controlled release)
SL	Sublingual
Cr.	Creme
Oint.	Ointment
Sol.	Solution
Syr.	Syrup
Lot.	Lotion
Ophth.	Ophtalmic
Inh.	Inhaler
SNC	Central Nervous System
Supp.	Suppository
TDS	Transdermal Patch (transdermal release system)
TTS	Transdermal Patch (transdermal topic system)

PHYSICIAL HEALTH

HEALTH PLAN OF THE COMMONWEALTH OF PUERTO RICO
PREFERRED DRUG LISTING (PDL)
PHYSICAL HEALTH
2011-2012

PART II – MEDIATIONS BY THERAPEUTICAL CLASSIFICATION

1.0 ANTIINFECTIOUS

1.1 CEPHALOSPORINS

1.1.1 FIRST GENERATION

$ Cephalexin cap.	Kefl ex

$ Cephalexin susp.	Kefl ex

$$$ Cefadroxil* susp.	Duricef	AL < 12 años

1.1.2 SECOND GENERATION

$ Cefaclor cap.	Ceclor
	Ceclor CD	NF

$$$ Cefprozil tab., susp.	Cefzil

1.1.3 THIRD GENERATION

$$$ Cefdinir cap., susp.	Omnicef

1.2 MACROLIDS

$ EES/Sulfi soxazole susp.	Pediazole

$ Erythromycin cap.

$ Erythromycin stearate tab.	Erythrocin

$ Erythromycin tab.

$ Erythromycin EC* tab.	E-Mycin,
EryTab

$ Erythromycin ethylsuccinate* tab., susp.	E.E.S.,	Eryped

$$ Azithromycin tab.,susp.,	Zithromax
powder pack for susp. (1 gm)	Zithromax Tri-Pack	NF

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

$$$ Clarithromycin tab., susp.
Biaxin
1.3 PENICILLINS	Biaxin XL	NF

1.1 CEPHALOSPORINS

$ Ampicillin cap., susp.	Principen

$ Penicillin VK tab., sol.	Veetids,
Pen-Vee K

$ Amoxicillin* cap., tab.,	Trimox,
chew tab., susp.	Amoxil,
Wymox

$ Penicillin G Procaine inj.

$$ Penicillin G Benzathine inj.	Bicillin LA

$$$ Amoxicillin / Clavulanic	Augmentin
acid tab., chew tab., susp.	Augmentin ES	NF
	Augmentin XR	NF

1.4 SULFONAMIDES

$ Trimethoprim /	Bactrim, Bactrim DS,
Sulfamethoxazole tab., susp.	Septra, Septra DS

$$$$ Sulfadiazine tab

1.5 TETRACYCLINES

Vibratab, Vibramycin

$ Tetracycline cap.	Achromycin

$ Minocycline cap.	Minocin

$$$$ Doxycycline syr., susp.	Vibramycin

$$$$$! Demeclocycline tab.	Declomycin

1.6 QUINOLONAS

$ Ciprofl oxacin tab. (250mg, 500mg, 750mg)	Cipro

$$$ Moxifl oxacin tab.	Avelox	P

$$$$ Ciprofl oxacin susp.	Cipro

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

1.7 ANTIVIRALS

1.7.1 INFLUENZA

$ Amantadine cap., syr.	Symmetrel

1.1.2 HERPETIC INFECTIONS

$ Acyclovir cap.	Zovirax

$$ Acyclovir susp.	Zovirax

1.7.3 HIV-AIDS THERAPY & HEPATITIS

1.7.3.1 NON-ANALOGOUS NUCLEOSIDES OF TRANSCRIPTASE

$$$$$ Delavirdine tab.	Rescriptor

$$$$$! Efavirenz tab., cap.	Sustiva	P

$$$$$! Nevirapine tab., susp.	Viramune

1.7.3.2 ANALOGOUS NUCLEOSIDES OF TRANSCRIPTASE

$$$$$ Didanosine delayed release cap.	Videx EC

$$$$$ Didanosine sol.	Videx

$$$$$ Lamivudine tab., sol.	Epivir	P

$$$$$ Zidovudine* tab., cap., syr., inj.	Retrovir

$$$$$! Abacavir tab., sol.	Ziagen	P

$$$$$! Stavudine cap., sol. *	Zerit

1.7.3.3 ANALOGOUS NUCLEOSIDES OF TRANSCRIPTASE IN COMBINATION

$$$$$! Lamivudine / Zidovudine tab.	Combivir	P

$$$$$!! Abacavir/Lamivudine/ Zidovudine tab	Trizivir	P

1.7.3.4 PROTEASE INHIBITORS

Covered via the Transmissible Diseases Prevention and
Treatment Centers (CPTETs) (Inmunology Clinics)

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

1.7.3.5 ORAL AGENTS FOR HEPATITIS B

$$$$$!! Entecavir tab.,sol.	Baraclude	PA, P

$$$$$!! Lamivudine tab., sol.	Epivir HBV	PA

1.7.4 MISCELANEOUS ANTIVIRALS

$$ Rimantadine tab.	Flumadine

$$$$$!! Palivizumab inj.	Synagis	PA, P

$$$$$!! Ganciclovir cap.	Cytovene

$$$$$!! Valganciclovir tab.	Valcyte

1.8 ANTIMYCOTICS

$ Terbinafi ne tab.	Lamisil	LC= 84 tab.

$ Ketoconazole tab.	Nizoral

$ Nystatin susp.	Mycostatin, Nystat

$ Fluconazole tab., susp.	Difl ucan

$ Griseofulvin microsize tab.	Grifulvin V

$$$ Griseofulvin ultramicrosize* tab.	Gris-PEG

$$$ Clotrimazole troches	Mycelex

$$$$$ Itraconazole* cap., sol.	Sporanox	VIH-SIDA

$$$$$ Flucytosine cap.	Ancobon

$$$$$!! Voriconazole tab., susp	Vfend	PA, P

1.9 ANTITUBERCULOUS

$ Isoniazid tab.

$$ Isoniazid syr.

$$$$ Ethambutol tab.	Myambutol

$$$$ Pyrazinamide tab.

$$$$ Rifampin cap.	Rifadin

$$$$ Isoniazid/Rifampin cap.	Rifamate

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

$$$$$ Ethionamide tab.
Trecator
$$$$$!Rifabutin cap.

$$$$$!Cycloserine cap.
Seromycin
$$$$$!Capreomycin inj.
Capastat
1.10 ANTIPARASITICS

$$ Mebendazole chew tab.	Vermox

$$$ Iodoquinol tab.	Yodoxin

$$$ Albendazole tab.	Albenza

1.11 ANTIMALARIALS

$ Pyrimethamine tab.	Daraprim

$ Hydroxychloroquine tab.	Plaquenil

$ Quinine sulfate* tab., cap.

$ Primaquine phosphate tab.	Primaquine

$ Chloroquine phosphate tab.	Aralen

$$$ Mefl oquine tab.	Lariam

1.12 MISCELANEOUS ANTIINFECTIOUS

$ Metronidazole tab.	Flagyl
	Flagyl ER	NF

$ Preparación extemporánea de metronidazole		Giardia lamblia

$ Clofazimine cap.	Lamprene

$ Dapsone tab.	Dapsone

$ Nitrofurantoin monohydrate macrocrystalline cap.	Macrobid

$ Clindamycin cap. (150mg, 300mg)	Cleocin

$$ Nitrofurantoin macrocrystals* cap.	Macrodantin

$$$ Clindamycin cap. (75mg), sol.	Cleocin

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

$$$ Pentamidine inh.	NebuPent

$$$$ Streptomycin inj.

$$$$$!Atovaquone susp.	Mepron

$$$$$!!Vancomycin cap., oral sol.	Vancocin

$$$$$!!Tobramycin inh.	Tobi	PA

2.0 CARDIOVASCULAR AGENTS FOR HYPERTENSION AND LIPIDS

2.1 GLYCOSIDES

$ Digoxin* tab.	Lanoxin

$$ Digoxin elixir	Lanoxin

2.2 ANTIHYPERTENSIVE THERAPY

2.2.1 DIURETICS

2.2.1.1 THIAZYDES

$ Indapamide tab.	Lozol

$ Hydrochlorothiazide* tab.	Microzide

$ Chlorothiazide* tab., susp.	Diuril

$ Chlorthalidone tab.	Hygroton

$$ Metolazone tab.	Zaroxolyn

2.2.1.2 ANHIDRASE INHIBITORS

$ Acetazolamide tab.	Diamox
	Diamox sequels	NF
2.2.1.3 LOOPE DIURETICS

$ Furosemide tab., sol.	Lasix

$ Bumetanide tab.	Bumex

2.2.1.4 MISCELLANEUOS DIURETICS

$ Triamterene/HCTZ tab.	Maxzide

$ Triamterene/HCTZ cap.	Dyazide

$$ Spironolactone tab.	Aldactone

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

2.2.2 BETA BLOCKERS

$ Atenolol tab.	Tenormin

$ Atenolol/ Chlortalidone tab.	Tenoretic

$ Metoprolol tartrate tab.	Lopressor

$ Propranolol tab.	Inderal

$ Propranolol/ HCTZ tab.	Inderide

$ Labetalol tab.	Normodyne

$ Pindolol tab.	Visken

$$ Metoprolol tartrate / HCTZ tab.	Lopressor HCT

$$ Propranolol sol., conc.

$$ Metoprolol succinate SR* tab.	Toprol XL	PA

$$ Carvedilol tab.	Coreg

2.2.3 CALCIUM CHANNEL ANTAGONISTS

$ Amlodipine tab.	Norvasc

$ Verapamil tab.	Isoptin,
Calan
$ Diltiazem tab.
Cardizem
	Cardizem LA	NF

$ Verapamil ER tab.	Calan SR,
Isoptin SR
	Verelan	NF
	Verelan PM	NF
	Covera HS	NF

$ Diltiazem SR 24hr cap.	Dilacor XR

$$ Diltiazem HCl Extended	Tiazac

Release Beads SR 24hr cap. (120mg, 180mg, 240mg, 300mg, 360mg)

$$ Diltiazem SR 12hr cap.	Cardizem SR

$$$ Nifedipine SR tab., CR tab.	Generic only
	Adalat CC	NF
	Procardia XL	NF

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

$$$ Diltiazem HCl coated beads SR 24hr cap.	Generic only

2.2.4 ANGIOTENSINE INHIBITORS (ACE)

$ Captopril tab.	Capoten

$ Enalapril tab.	Vasotec

$ Lisinopril tab.	Privinil, Zestril

$ Lisinopril/HCTZ tab.	Prinzide, Zestoretic

$ Enalapril/HCTZ tab.	Vaseretic

$ Captopril/HCTZ tab.	Capozide

$$ Fosinopril tab.	Monopril

2.2.5 ANGIOTENSINE RECEPTOR BLOCKERS (ARB)

$ Losartan tab.	Cozaar

$ Losartan HCT tab.	Hyzaar

$$ Irbesartan tab.	Avapro	ST, P

$$$ Irbesartan/ HCTZ tab.	Avalide	ST, P

2.2.6 ANTIHYPERTENSIVES WITH CENTRAL ACTION

$ Clonidine tab.	Catapress

$ Methyldopa tab.	Aldomet

$$$$ Clonidine TTS	Catapress TTS

2.2.7 VASODILATORS

$ Isosorbide dinitrate SL tab.	Isordil

$ Isosorbide mononitrate ER tab.	Imdur

$ Nitroglycerin SL tab.	Nitrostat

$ Isosorbide dinitrate* tab.	Isordil

$ Isosorbide mononitrate tab.	Ismo, Monoket

$ Hydralazine tab.	Apresoline

$$ Minoxidil tab.	Loniten

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

$$ Isosorbide dinitrate* ER tab., cap.

$$$ Nitroglycerin Film ER TD	Generic only
	NitroDur	NF
	Minitran	NF

2.2.8 ALPHA RECEPTOR BLOCKERS

$ Doxazosin tab.	Cardura

$ Terazosin cap.	Hytrin

2.3 ANTIARRHYTHMICS

$$ Quinidine sulfate tab.

$$$ Quinidine gluconate tab.	Quinaglute

$$$ Mexiletine cap.	Mexitil

$$$ Sotalol tab.	Betapace,
Betapace AF

$$$ Quinidine sulfate CR tab.

$$$ Flecainide tab.	Tambocor

$$$$ Amiodarone tab. (200mg, 400mg)	Cordarone

$$$$ Propafenone tab.	Rythmol

2.4 CHOLESTEROL AND LIPID REDUCING AGENTS

$ Simvastatin tab.	Zocor

$ Gemfi brozil tab.	Lopid tab.

$ Pravastatin	Pravachol

$$ Cholestyramine powder packs	Questran

$$ Niacin CR tab.	Niaspan	P

3.0 AUTONOMIC MEDICATIONS AND FOR THE CENTRAL NERVOUS SYSTEM, NEUROLOGY AND PHYCHIATRY

3.1 ANALGESICS, NARCOTICS AND AGENTS IN COMBINATION

$ Meperidine inj.	Demerol

$ Propoxyphene HCl/APAP tab.

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

$ APAP/Codeine* tab., cap., elixir, sol., susp.

$ Tramadol tab.	Ultram

$ Methadone* tab., disp. tab., sol., conc.		ASSMCA

$ Morphine sulfate tab., sol.

$$ APAP/Hydrocodone* tab., cap., elixir

$$ Oxycodone tab., cap., sol.	Roxicodone

$$ APAP/Butalbital/Caffeine tab., cap.	Fioricet

$$ Hydromorphone tab., liq., inj.	Dilaudid

$$ Codeine sulfate tab.

$$ Oxycodone/APAP* tab., cap., sol.

$$$$ Morphine sulfate SR tab., supp.

$$$$ Fentanyl TDS	Duragesic

$$$$$ Hydromorphone supp.	Dilaudid

3.2 MIGRAINE

$ Divalproex sodium ER tab. (500 mg)	Depakote ER

$ Ergotamine tartrate/ Caffeine tab.	Cafergot

$ Sumatriptan tab.	Imitrex	LC=6 tab.

$$ APAP/Butalbital/Caffeine tab., cap.	Fioricet

$$$ Divalproex sodium ER tab. (500 mg)	Depakote ER	P

$$$ Ergotamine tartrate/ Caffeine supp.	Cafergot

$$$$ Sumatriptan Nasal Spray	Imitrex Nasal	LC=6
	Spray	inhalers

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

3.3 ANTICONVULSIVES

$ Phenobarbital tab., elixir

$ Clonazepam tab.	Klonopin

$ Carbamazepine tab.	Tegretol

$ Carbamazepine chew tab.	Tegretol

$ Phenytoin* chew tab., cap, susp.	Dilantin

$ Valproic acid cap., syr.	Depakene

$ Divalproex sodium EC tab., sprinkle cap.	Depakote

$ Divalproex sodium ER tab. (500 mg)	Depakote ER

$$ Primidone tab.	Mysoline

$$ Carbamazepine susp.	Tegretol

$$ Divalproex sodium EC tab., cap. sprinkle cap.	Depakote P

$$ Zonisamide cap.	Zonegran

$$ Carbamazepine ER tab.*	Tegretol XR

$$ Gabapentin cap., tab.	Neurontin

$$ Ethosuximide cap., syr.	Zarontin

$$ Oxcarbazepine tab., susp.	Trileptal

$$ Lamotrigine tab., chew disp. tab.	Lamictal, Lamictal CD

$$ Topiramate tab., cap.	Topamax

$$ Levetiracetam tab., sol.	Keppra

$$$ Divalproex sodium ER tab. (500 mg)	Depakote ER P

$$$ Gabapentin sol.	Neurontin

$$$$ Tiagabine tab.	Gabitril

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

3.4 ANTIVERTIGO AND ANTIEMETICS

$ Promethazine inj.	Phenergan

$ Metoclopramide syr., inj.	Reglan

$ Trimethobenzamide inj.	Tigan

$ Promethazine syr.	Phenergan

$ Prochlorperazine tab.	Compazine

$ Prochlorperazine inj.	Compazine inj.

$ Metoclopramide tab.	Reglan

$ Promethazine* tab.	Phenergan

$$ Trimethobenzamide cap., supp.	Tigan

$$ Promethazine supp.	Phenergan

$$ Ondansetron tab., ODT tab.	Zofran	PA

$$$ Prochlorperazine* supp.	Compazine

$$$$$!!Aprepiptan cap.	Emend	PA, P

3.5 ANTIPARKINSON

3.5.1 ANTICHOLINERGIC

$ Benztropine tab.	Cogentin

$ Trihexyphenidyl HCl tab.	Artane

$ Trihexyphenidyl HCl elixir	Artane

3.5.2 DOPAMINERGICS

$ Selegiline tab.	Carbex

$ Carbidopa/Levodopa tab.	Sinemet

$ Carbidopa/Levodopa ER tab.	Sinemet CR

$$$ Bromocriptine tab., cap.	Parlodel

3.5.3 DOPAMINE RECEPTOR AGONISTS

$ Pramipexole tab.	Mirapex

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

$ Ropinirole tab.	Requip

3.5.4 MISCELLANEOUS AGENTS

$ Amantadine cap., syr.	Symmetrel

$$$$ Carbidopa/ Levodopa/ Entacapone tab.	Stalevo	P

3.6 PSYCHOTROPIC AGENTS

3.6.1 ANTIDEPRESSIVES

3.6.1.1 TRICYCLICS

$ Amitriptyline tab.	Elavil

$ Nortriptyline cap., sol.	Pamelor, Aventyl

$ Doxepin cap., conc.	Sinequan

$ Clomipramine cap.	Anafranil

$ Imipramine HCl tab.	Tofranil

$ Desipramine tab.	Norpramin

3.7 ANTIANXIETY/HYPNOTICS

3.7.1 BENZODIAZEPINES

$ Clonazepam tab.	Klonopin

$ Flurazepam cap.	Dalmane

$ Temazepam* cap.	Restoril

$ Chlordiazepoxide cap.	Librium

$ Estazolam tab.	ProSom

$ Clorazepate tab. T	ranxene

$ Lorazepam tab.	Ativan

$ Alprazolam tab.	Xanax

$ Diazepam tab.	Valium

$$ Oxazepam cap.	Serax

$$ Midazolam inj.	Versed
LC=5mg/30días

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
3.8 SNC AGENTS AND MISCELLANEOUS

$ Ergoloid mesylate cap.	Hydergine LC

$$ Disulfi ram tab.	Antabuse	PA

$$$ Ergoloid mesylate liq.	Hydergine

$$$ Pyridostigmine tab.	Mestinon

$$$ Pyridostigmine CR tab.	Mestinon Timespan

$$$ Ergoloid mesylate tab.	Hydergine

$$$ Ergoloid mesylate SL tab.	Hydergine SL

$$$$ Neostigmine tab.	Prostigmin

$$$$ Pyridostigmine syr.	Mestinon

3.9 ALZHEIMER’s

$$ Rivastigmine cap., sol.	Exelon

$$$ Donepezil tab., ODT	Aricept

$$$$ Memantine tab., sol.	Namenda	ST

$$$$ Rivastigmine patch	Exelon patch	P

4.0 DERMATOLOGICAL AGENTS

4.1 TOPICAL CORTICOSTEROIDS

4.1.1 TOPICAL CORTICOSTEROIDS OF VERY HIGH POTENCY

$ Clobetasol cr., oint. (0.05%)	Temovate

$ Augmented betamethasonedipropionate oint. (0.05%)	Diprolene

$ Clobetasol gel (0.05%)	Temovate

$$ Clobetasol sol. (0.05%)	Temovate

4.1.2 TOPICAL CORTICOSTEROIDS OF HIGH POTENCY

$ Betamethasone dipropionate cr., oint., lot. (0.05%)	Diprosone

$ Triamcinolone acetonidecr., oint. (0.5%)	Kenalog

$ Fluocinonide cr., oint., gel,sol. (0.05%)	Lidex

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
4.1.3 TOPICAL CORTICOSTEROIDS OF MEDIUM POTENCY

$ Triamcinolone acetonidecr., oint. (0.1%)	Kenalog

$ Fluocinolone acetonidecr., oint. (0.025%)	Synalar

$ Betamethasone valerate cr., oint., lot. (0.1%)	Valisone

$ Mometasone furoate oint.(0.1%)	Elocon

$ Desoximetasone gel (0.05%)	Topicort

$$ Triamcinolone acetonide lot. (0.1%)	Kenalog

4.1.4 TOPICAL CORTICOSTEROIDS OF LOW POTENCY

$ Desonide cr., oint, lot. (0.05%)	Desowen

$ Hydrocortisone cr., oint. (≥ 2%)

$ Fluocinolone acetonide cr., sol. (0.01%)	Synalar

$$ Hydrocortisone lot. (≥ 2%)

4.2 THERAPY FOR ACNE

$ Erythromycin topical sol. (2%)

$ Clindamycin sol. (1%)	Cleocin T sol.

$ Erythromycin gel (2%)	EryGel

$$ Tretinoin gel (0.01%, 0.025%)	Retin A	AL<21 años

$$ Tretinoin cr. (0.025%, 0.05%,0.1%)	Retin A	AL<21 años

$$$ Isotretinoin cap. (10mg, 20mg,40mg)	Accutane, Sotret, Claravis, Amnesteem

4.3 TOPICAL ANTIPSORIATICS

$$$$ Tazarotene cr., gel	Tazorac

4.4 TOPICAL ANTIMYCOTICS	Mycostatin

$ Nystatin oint.

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
$ Clotrimazole cr., sol. (1%)	Various	OTC

$ Miconazole nitrate powder,tincture (2%)	Various	OTC

$ Ketoconazole cr.,shampoo (2%)	Nizoral

4.5 TOPICAL ANTIBACTERIALS

$ Gentamicin cr., oint.	Garamycin

$ Silver sulfadiazine cr.	Silvadene

$$ Mupirocin oint.	Bactroban	PA

4.6 SCABIES DRUGS

$ Permethrin cr. (5%)	Elimite	LC = 60gm
	Acticin	NF
$$$$ Lindane lot. (1%)		ST, LC = 60cc

4.7 MISC. TOPICAL AGENTS

$ Selenium sulﬁde	Selsun
de shampoo 2.5%

$$$ Anthralin cr. (0.5%)	Drithocream

$$$ Fluorouracil sol. (2%, 5%)	Efudex

$$$$ Fluorouracil cr. (5%)	Efudex

$$$$ Calcipotriene cr. (0.005%)	Dovonex

4.8 THERAPY FOR ROSACEA

$$ Sulfacetamide/Sulfur cr.,
lot., emulsion	Sulfacet – R

$$$ Metronidazole cr., gel, lot.	MetroCream, MetroGel,
-0.75%	MetroLotion

$$$ Sulfacetamide/Sulfur susp.	Sulfacet-R

4.9 ORAL DERMATOLOGICAL AGENTS
$$$$ Methoxsalen cap.	Oxsoralen
$$$$$ Acitretin cap.	Soriatane	P

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

4.10 MISCELLANEOUS ANTIPSORIATICS

4.10.1 TNF ANTAGONISTS

$$$$$! Adalimumab inj.	Humira, Humira Pen	PA, P

$$$$$! Etanercept inj.	Enbrel	PA, P

5.0MEDICATIONS FOR THE EAR, NOSE AND THROAT
5.1 OTIC PREPARATIONS

$ Hydrocortisone/Neomycin/
Polymixin B otic sol., susp.	Cortisporin

$ Burrow’s (Acetic acid 2%/
Aluminum acetate) otic sol.	Domeboro

$$ Oﬂoxacin otic sol.	Floxin Otic
	Floxin Otic Singles	NF

$$ Acetic acid otic sol.	Vosol

$$ Acetic acid/ Hydrocortisone	Vosol-HC
otic sol.

5.2 AGENTS FOR THE MOUTH AND THROAT
$ Chlorhexidine gluconate	Peridex
sol. (0.12%)

$ Lidocaine viscous sol.	Xylocaine

$ Hydrocortisone acetate	Orabase
dental paste

$$ Clotrimazole troche	Mycelex

6.0 GASTROENTEROLOGY

6.1 AGENTS FOR ULCERS

6.1.1 H2 ANTAGONISTS

$ Ranitidine tab. (300mg)	Zantac

$ Cimetidine tab., sol.	Tagamet

$$ Ranitidine syr.	Zantac

6.1.2 PROTON PLUMP INHIBITORS

$$ Omeprazole cap. (10mg, 20mg)	Prilosec	LC = 8 semanas

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
6.1.3 MISCELLANEUOUS ULCER AGENTS

$ Sucralfate tab.	Carafate

$$$ Sucralfate susp.	Carafate

$$$$ Misoprostol tab.	Cytotec

6.2 ANTIDIARRHEA DRUGS

$ Diphenoxylate/ Atropine	Lomotil
tab., liq.

6.3 ANTIPASMODICS

$ Dicyclomine tab., cap.	Bentyl

$ Dicyclomine syr.	Bentyl

6.4 MISCELLANEOUS GASTROINTESTINAL AGENTS

6.4.1 GASTROINTESTINAL AGENTS

$ Sulfasalazine tab.	Azulfi dine

$$ Sulfasalazine EC tab.	Azulfi dine EN

$$$$ HC retention enema	Colocort, Hydrocort

$$$$ Mesalamine EC tab.	Asacol, Asacol HD	P

$$$$ Olsalazine cap.	Dipentum

$$$$$ Mesalamine supp.	Canasa

$$$$$ Mesalamine CR cap.	Pentasa	P

$$$$$ Budesonide cap.	Entocort EC	PA

$$$$$ Mesalamine enema	Rowasa

6.4.2 BILIARY ACIDS

$$$ Ursodiol cap. (300 mg)	Actigall

6.4.3 DIGESTIVES

$$ Pancreatic enzymes	Creon	P

$$ Pancreatic enzymes*

6.4.4 OTHERS

$ Hydrocortisone rectal cr.	Anusol-HC
(2.50%)

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
$$ Hydrocortisone acetate/	Analpram-HC
Pramoxine rectal cr.

$$$ Hydrocortisone acetate/	Proctofoam HC
Pramoxine rectal foam

$$$ Hydrocortisone acetate	Cortifoam
rectal foam

$$$$$ Cromolyn conc.	Gastrocrom

7.0 ENDOCRINOLOGY AGENTS

7.1 DIABETES THERAPY

7.1.1 HYPOGLYCEMIC AGENTS

7.1.1.1 SULPHONILUREA

$ Glyburide micronized tab.	Generic only

$ Glipizide tab.	Glucotrol
Glucotrol XL		NF

$ Glyburide tab.	Generic only

7.1.1.2 ALFA GLUCOSIDASE INHIBITORS

$$$ Acarbose tab.	Precose

7.1.1.3 TIAZOLIDINEDIONAS

$$$ Rosiglitazone/ Metformin tab.	Avandamet

$$$$ Rosiglitazone tab.	Avandia

$$$$ Pioglitazone tab.	Actos

7.1.1.4 DPP IV INHIBITOR

$$$ Saxagliptin tab.	Onglyza	ST, P

$$$ Saxagliptin/Metformin tab.	Kombiglyze	ST, P

7.1.1.5 INSULIN

$ Human insulin (regular, NPH,	Humulin	P

70/30, lente) vial	Humulin Pen	NF

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

$$$$ Mesalamine EC tab.	Asacol, Asacol HD	P

$$$$ Olsalazine cap.	Dipentum

$$$$$ Mesalamine supp.	Canasa

$$$$$ Mesalamine CR cap.	Pentasa	P

$$$$$ Budesonide cap.	Entocort EC	PA

$$$$$ Mesalamine enema	Rowasa

6.4.2 BILIARY ACIDS

$$$ Ursodiol cap. (300 mg)	Actigall

6.4.3 DIGESTIVES

$$ Pancreatic enzymes	Creon	P

$$ Pancreatic enzymes*

6.4.4 OTHERS

$ Hydrocortisone rectal cr.	Anusol-HC
-2.50%

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
$$ Hydrocortisone acetate/	Analpram-HC
Pramoxine rectal cr.

$$$ Hydrocortisone acetate/	Proctofoam HC
Pramoxine rectal foam

$$$ Hydrocortisone acetate	Cortifoam
rectal foam

$$$$$ Cromolyn conc.	Gastrocrom

ENDOCRINOLOGY AGENTS

7.1 DIABETES THERAPY

7.1.1 HYPOGLYCEMIC AGENTS

7.1.1.1 SULPHONILUREA

$ Glyburide micronized tab.	Generic only

$ Glipizide tab.	Glucotrol
Glucotrol XL		NF

$ Glyburide tab.	Generic only

7.1.1.2 ALFA GLUCOSIDASE INHIBITORS

$$$ Acarbose tab.	Precose

7.1.1.3 TIAZOLIDINEDIONAS

$$$ Rosiglitazone/ Metformin tab.	Avandamet

$$$$ Rosiglitazone tab.	Avandia

$$$$ Pioglitazone tab.	Actos

7.1.1.4 DPP IV INHIBITOR

$$$ Saxagliptin tab.	Onglyza	ST, P

$$$ Saxagliptin/Metformin tab.	Kombiglyze	ST, P

7.1.1.5 INSULIN

$ Human insulin (regular, NPH,	Humulin	P

70/30, lente) vial	Humulin Pen	NF

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

$$$ Insulin lispro vial	HumaLog	P
	HumaLog Mix	NF
	HumaLog Pen	NF

$$$ Insulin glargine vial	Lantus	PA, P
	Lantus CRT	NF
	Lantus SOLO	NF

7.1.1.6 OTHERS

$ Insulin syringe	Several

$ Metformin tab.	Glucophage
	Glucophage XR	NF

7.1.2 HIPERGLYCEMIC AGENTS

$$ Glucagon inj.

7.2 THYROID

7.2.1 ANTITHYROID AGENTS

$ Propylthiouracil tab.

$$ Methimazole tab.	Tapazole

7.2.2 THYROID HORMONES

$ Levo-thyroxine tab.	Several

$ Levo-thyroxine tab.	Synthroid	P

$ Levo-thyroxine tab.	Levoxyl	P

7.3 CORTICOSTEROIDS

$ Dexamethasone sodium phosphate inj.		OB-GYN

$ Prednisone tab.	Deltasone

$ Dexamethasone tab.	Decadron

$ Methylprednisolone* tab.	Medrol

$ Prednisolone syrup	Prelone

$ Triamcinolone acetonide inj.	Kenalog,
Aristocort Forte
	Aristospan	NF

$ Hydrocortisone* tab., sol.	Cortef

$ Cortisone acetate tab.

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
$ Fludrocortisone acetate tab.	Florinef

$ Dexamethasone elixir,	Decadron
syrup, sol.

$$ Betamethasone acetate &	Celestone	OB-GYN
sodium phosphate inj.	Soluspan

7.4 GROWTH HORMONES

$$$$$ Somatropin inj.	Omnitrope	PA, P

7.5 MISCELLANEOUS ENDOCRINOLOGICAL AGENTS

7.5.1 ANDROGENS

$$$ Testosterone cypionate*	Depo-Testosterone
in oil inj.

7.5.2 ANTIHYPERPROLACTINEMIA AGENTS

$$$$$ Cabergoline tab.	Dostinex

7.5.3 OTHERS

$$$ Desmopressin acetate	DDAVP
nasal sol. (0.01%)

$$$ Etidronate disodium tab.	Didronel	PA

$$$$ Desmopressin acetate	DDAVP
nasal spray sol. (0.01%)

$$$$ Desmopressin acetate tab.	DDAVP

$$$$$ Desmopressin acetate inj.	DDAVP
(4mcg/ml vial, small vial)

$$$$$! Desmopressin acetate nasal	Stimate
spray sol. 1.5 mg/ml

$$$$$!!Octreotide acetate* inj.	Sandostatin	PA
	Sandostatin LAR	PA

8 MUSCULOSKELETAL SYSTEM AND RHEUMATOLOGY

8.1 NONSTEROID ANTIINFLAMATORIES

$ Ibuprofen tab. (≥400mg)	Motrin (≥400mg)	OTC son NF

$ Naproxen tab.	Naprosyn

$ Indomethacin cap.	Indocin

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
$ Salsalate tab.	Disalcid

$ Sulindac tab.	Clinoril

$$ Naproxen EC tab.	EC-Naprosyn

$$ Naproxen sodium tab.	Anaprox, Anaprox DS
	Naprelan	NF

$$ Nabumetone tab.	Relafen

$$$$ Indomethacin ER cap.	Indocin SR

$$$$ Celecoxib cap.	Celebrex	ST, P

8.2 GOUT

$ Colchicine tab.

$ Allopurinol tab.	Zyloprim

$ Probenecid tab.	Benemid

8.3 MUSCLE RELAXANTS

$ Cyclobenzaprine tab. (10mg)	Flexeril

$ Diazepam* tab., sol., conc.	Valium

$ Baclofen tab.	Lioresal

$$ Dantrolene cap.	Dantrium

8.4 TNF ANTAGONISTS

$$$$$! Adalimumab inj.	Humira,	PA, P
Humira Pen		PA, P

$$$$$! Etanercept inj.	Enbrel	PA, P

8.5 MISC. RHEUMATOLOGICAL AGENTS

$ Methotrexate* tab.	Rheumatrex

$ Penicillamine cap.	Cuprimine

$$$ Azathioprine tab.	Imuran

$$$$ Aurothioglucose inj.	Solganal	PA

$$$$$ Auranofi n cap.	Ridaura	PA

9.0 OBSTETRICS AND GYNECOLOGY

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
9.1 PRENATAL VITAMINS

$ Prental Vitamins with iron and	Generic only	OB-GYN
folic acids

9.2 BIOLOGICAL AGENTS

Rho Gam- Second dose (post partum).
(The Department of Health covers the first dose at selected
Pharmacies – Mothers and Children Program.)

9.3 ESTROGEN AND PROGESTIN

9.3.1 ESTROGEN

$ Estradiol tab.

$ Estropipate tab.

$$ Conjugated estrogens tab.	Premarin	P
(0.3mg, 0.625mg, 0.9mg,1.25mg, 2.5mg)

9.3.2 ESTROGENS IN COMBINATION

$$ Conjugated estrogen/	PremPro	P
Medroxyprogesterone tab.	PremPro Low Dose	NF
(0.625/2.5mg; 0.625/5mg)

$$$ Estradiol/Norethindrone	Activella
acetate tab.

9.3.3 PROGESTERONE

$ Medroxyprogesterone	Provera
acetate tab.

9.3.4 BIRTH CONTROL PILLS

Available through the Department of Health		PA-AUB

9.4 TOPICAL AGENTS

9.4.1 VAGINAL ESTROGENS

$$ Conjugated estrogen vaginal cr.	Premarin	P
Vaginal cream

$$ Estradiol vaginal tab.	Vagifem

9.4.2 VAGINAL ANTIINFECTIOUS
$$ Terconazole* vaginal cr., supp.	Terazol - 3,
Terazol - 7

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
$$$ Clindamycin phosphate	Cleocin
vaginal* cr., supp.

$$$ Metronidazole vaginal gel	Vandazole
(0.75%)

9.5 MISCELANEOUS AGENTS

9.5.1 OSTEOPOROSIS

$$ Alendronate tab. (includes	Fosamax
weekly dose)

$$$ Risedronate tab.	Actonel	P

10.0 NUTRIENTS, VITAMINS AND CLOTTING THERAPY

10.1 NUTRIENTS AND VITAMINS

10.1.1 NUTRIENTS

$ Potassium chloride CR tab.

$ Potassium chloride* CR cap.

$ Potassium chloride* packs

$$ Potassium chloride* sol.

$$ Levocarnitine tab. (330mg), sol.

$$ Iron dextran inj.

10.1.2 VITAMINS

$ Phytonadione tab.	Mephytoin

$ Vitamin D tab., cap.		OTC

$ Ferrous sulfate tab. (325 mg)	Several	OTC

$ Acido fólico tab. (1 mg)

$ Cyanocobalamin inj.	Vit B-12 inj.

$ Leucovorin inj.

$$ Ergocalciferol inj.	Calciferol

$$ Calcitriol cap.	Rocaltrol

$$ Leucovorin tab.

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
10.2 CLOTTING THERAPY

10.2.1 ANTICOAGULANTS

$ Heparin* inj.

$ Warfarin tab.	Coumadin

$$$$$ Enoxaparin inj.	Lovenox	PA, P

10.2.2 ANTIPLATELETS

$ Aspirin tab., EC tab.	Several	OTC
(81mg, 325mg)	(90 days’ supply per prescription)

$$$$ Clopidogrel tab.	Plavix	PA, P
(12 months)

$$$$ Dipyridamole/ ASA cap.	Aggrenox

10.2.3 ANTIHEMOPHILIC AGENTS

$$$$$!! Factor IX Complex for inj.		PA

$$$$$!! Antihemophilic factor(human)	Hemofi l M	PA, P
for inj.

$$$$$!! Antihemophilic factor	Advate	PA, P
recombinant inj.	Kogenate	PA, P

$$$$$!! Coagulation factor IX inj.		PA

$$$$$!! Antihemophilic factor VWF		PA
(human) inj.
Benefi x
$$$$$!! Coagulation factor IX		PA, P
recombinant inj.

$$$$$!! Coagulant factor VIIA		PA
recombinant inj.

$$$$$!! Antiinhibitor coagulant		PA
complex inj.

10.2.4 AGENTS FOR INTERMITENT CLAUDICATION

$ Pentoxifylline tab.	Trental

$ Cilostazol tab.	Pletal

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

11.0 ANTIDOTES

$$ Sodium polystyrene/	Kayexalate
sulfonate powder, susp.	Kionex

$$ Calcium acetate cap.	Phoslo

$$$$ Lanthanum carbonate chew tab.	Fosrenol	PA, P

$$$$ Sevelamer carbonate tab.,		PA, P
Poder

$$$$ Cinacalcet tab.	Sensipar	PA, P

12.0 RESPIRATORY AGENTS

12.1 ANTIHISTAMINES

12.1.1 SLIGHT SEDATION ANTIHISTAMINES

$ Diphenhydramine cap. (50mg)	Benadryl	OTC are NF

$ Hydroxyzine pamoate cap.	Vistaril

$ Hydroxyzine* HCl tab., syr.	Atarax

12.1.2 NON-SEDATIVE ANTIHISTAMINES

$ Loratadine OTC tab., syr.	Claritin	OTC

12.2 INTRANASAL STEROIDS

$$ Fluticasone nasal susp.	Flonase

12.3 OTHERS

$ Cromolyn nasal sol.	Nasalcrom	OTC

12.4 ASTHMA AGENTS

12.4.1 BRONCHIODILATORS

12.4.1.1 XANTINES

$ Theophylline sol.

$ Theophylline SR 12hr tab.	Theo-Dur

$ Theophylline elixir	Aerolate,
Elixophylline

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

	$ Theophylline* SR cap., CR cap.	Slo-BID Gyro,
Theo – 24,
Theocap,
Theo-Dur SPR

	$$ Theophylline* SR 24hr tab.	Uniphyl

	$$$ Theophylline tab.	Theolair

12.4.1.2 ORAL BETA AGONISTS

	$ Albuterol tab., syr.	Ventolin, Proventil
	Albuterol CR tab.	Volmax	NF
	Proventil Repetabs		NF

	$ Terbutaline tab.	Brethine

12.4.1.3 INHALED BETA AGONISTS

	$ Albuterol inh. sol.	Generic
Only

	$$ Albuterol HFA inh.	ProAir HFA	P
		Ventolin HFA	P
		Proventil HFA	NF

	$$$ Formoterol inh.	Foradil	P

	$$$$ Salmeterol inh., diskus	Serevent

12.4.1.4 ANTICHOLINERGICS

	$ Ipratropium Br inh. sol.	Atrovent

	$$$ Ipratropium Br inh.	Atrovent HFA

	$$$ Tiotropium inhalation powder	Spiriva	PA

12.4.1.5 INHALED CORTICOSTEROIDS

	$$ Beclomethasone inh.	Qvar	P

	$$$ Fluticasone inhalation powder	Flovent HFA	P
	Flovent Diskus		P

	$$$$ Budesonide inh. susp.	Pulmicort
(respules)

12.4.1.6 AGENTS IN COMBINATION

	$$$ Albuterol / Ipratropium	Combivent	ST
bromide inh.

	$$$$ Fluticasone / Salmeterol powder	Advair Diskus	ST, P
		Advair HFA	ST, P
NF nlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

12.4.1.7 MISCELLANEOUS AGENTS

$ Cromolyn sodium inh. sol.	Intal

$$$ Cromolyn inh.	Intal inh.

$$$ Montelukast tab., chew tab.,	Singulair	P
Granules

12.5 ANTITUSSIVES AND EXPECTORANTS

$ Codeine / Guaifenesin	Genérico
liq., syr.	only

13.0 OPHTALMIC AGENTS

13.1 OPHTALMIC ANTIBIOTICS

$ Gentamicin ophth. sol.	Garamycin

$ Erythromycin ophth. oint.

$ Tobramycin ophth. sol.	Tobrex

$ Bacitracin ophth. oint.	Bacitracin

$ Sodium sulfacetamide
ophth. sol. (10%)	Bleph 10

$ Trimethoprim/Polymyxin B	Polytrim
ophth. sol.

$ Neomycin/Bacitracin	Neosporin
Zn/Polymyxin ophth. oint.

$ Sodium sulfacetamide ophth.
oint. (10%)

$ Ofl oxacin ophth. sol.	Ocuflox

$ Gentamicin ophth. oint.	Garamycin

$ Ciprofl oxacin ophth. sol.	Ciloxan

$$ Tobramycin ophth. oint.	Tobrex

$$ Ciprofl oxacin ophth. oint.	Ciloxan

$$$ Trifl uridine ophth. sol.	Viroptic	PA

13.2 OPHTALMIC ANTIINFLAMATORIES

13.2.1 CORTICOSTEROIDS

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
$ Prednisolone acetate ophth.
susp. (1%)	Pred Forte

$ Fluorometholone ophth.
susp. (0.1%) FML	Liquifi lm

$$ Prednisolone phosphate
ophth. sol. (1%)	Inflamase

$$ Fluorometholone acetate		Efl one
ophth. susp. (0.1%)	Flarex	NF

13.2.2 NON STEROIDAL ANTIINFLAMMATORIES

$$$ Ketorolac ophth. sol.	Acular	PA
(max 30 days in 365 days)
	Acular LS	PA
(max 30 days in 365 days)
	Acular PF	NF

$$$ Diclofenac ophth. sol.	Voltaren	PA
(max 90 days)

13.3 PRODUCTS IN COMBINATION

$$$ Tobramycin/Dexamethasone	Tobradex	P
ophth. susp.	Tobradex oint.	NF

13.4 AGENTS FOR GLAUCOMA

13.4.1 MYOTICS

$ Pilocarpine ophth. sol.

13.4.2 SELECTIVE ADRENERGIC AGONISTS

$ Brimonidine ophth. sol. (0.2%)	Alphagan
	Alphagan P	NF

13.4.3 BETA BLOCKERS

$ Timolol* ophth. sol.	Timoptic

$ Levobunolol ophth. sol.	Betagan

$ Betaxolol* ophth. sol. (0.5%)	Betoptic

$ Timolol XE ophth. gel	Timoptic-XE

13.4.4 INHIBIDORES DE LA ANHIDRASA

$ Dorzolamide ophth. sol.	Trusopt Plus

$ Brinzolamide ophth. susp.	Azopt	P

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
13.4.5 PROSTAGLANDINS

$$ Bimatoprost ophth. sol.	Lumigan	ST, P

$$ Travaprost ophth. sol.	Travatan Z	ST, P

$$$ Latanoprost ophth. sol.	Xalatan	ST, P

13.5 MISCELLANEOUS OPHTALMIC AGENTS

$ Atropine ophth. sol., oint.		Iso-Atropine

14.0 UROLOGY

14.1 ANTISPASMODICS

$ Oxybutinin tab.	Ditropan
	Ditropan XL	NF

$$ Oxybutynin syr.	Ditropan

14.2 ANESTHESICS

$ Phenazopyridine tab.	Pyridium	LC= 6 tab.
(100 mg, 200 mg)

14.3 MISCELLANEOUS UROLOGICAL AGENTS

$ Methenamine-hyosciaminemethylene
blue-sod biphosphenyl	Urin D/S,
salicilate tab. 81.6 mg	Uretron D/S

$$ Finasteride tab. (5 mg)	Proscar	ST

15.0 CANCER

There shall be covered under the pharmacy coverage only the oral presentations of the cancer products which are detailed as follows.  Other presentations shall be covered through the ambulatory chemotherapy clinics.

15.1 ANTIMETABOLITS

$$ Methotrexate tab.

$$$ Mercaptopurine tab.	Purinethol

$$$ Thioguanine tab.

$$$$$!Capecitabine tab.	Xeloda	PA

15.2 ALKALATING AGENTS

$$ Lomustine cap.	CEENU

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

$$$$ Busulfan tab.	Myleran

$$$$$ Melphalan tab.	Alkeran

$$$$$! Cyclophosphamide tab.	Cytoxan

$$$$$! Chlorambucil tab.	Leukeran

$$$$$!! Temozolamide cap.	Temodar	PA

$$$$$!! Procarbazine cap.	Matulane

15.3 ANDROGENS, ESTROGENS, PROGESTINS

15.3.1 PROGESTINS

$$$ Megestrol acetate tab., susp.	Megace

$$$$ Medroxyprogesterone acetate	Depo-Provera	PA
inj. (400 mg)

15.3.2 ANTIANDROGENS

$$ Bicalutamide tab.	Casodex	PA

$$ Flutamide cap.	Eulexin	PA

15.3.3 BREAST CANCER

15.3.3.1 ANTISTROGENS

$ Tamoxifen tab.	Nolvadex

15.3.3.2 AROMATASE INHIBITORS

$ Anastrozole tab.	Arimidex

$$$ Exemestane tab.	Aromasin	P

$$$ Letrozole tab.	Femara	P

15.3.4 HORMONAS

$$$$$!! Estramustine cap. Emcyt

15.4 MISCELANEOUS CANCER AGENTS

$$$ Hydroxyurea cap.	Hydrea

$$$$ Leuprolide inj.	Eligard	PA, P
(all the presentations)

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

$$$$$ Leuprolide inj.	Lupron Depot	PA, P
(all the presentations)

$$$$$! Etoposide cap.	Vepesid

$$$$$! Dasatinib tab.	Sprycel	PA, P

$$$$$! Sunitinib cap.	Sutent	PA, P

$$$$$! Sorafenib tab.	Nexavar

$$$$$!! Goserelin implant	Zoladex	PA

$$$$$!! Mitotane tab.	Lysodren

$$$$$!! Imatinib tab., cap.	Gleevec	PA

15.5 INMUNOSUPRESSORS

$$$$ Azathioprine tab.	Imuran

$$$$ Cyclosporine modifi ed cap., sol.	Neoral	PA, P

$$$$ Cyclosporine modifi ed	Generic	PA
cap., sol.	only
	Gengraf	NF

$$$$$ Cyclosporine* cap., sol.	Sandimmune	PA

$$$$$ Cyclosporine cap., sol.	Sandimmune	PA, P

$$$$$! Sirolimus tab., sol.	Rapamune	PA

$$$$$! Mycophenolate sodium tab.	Myfortic	PA, P

$$$$$! Mycophenolate mofetil tab.,	CellCept	PA
cap., liq.

$$$$$! Tacrolimus cap.	Prograf	PA

16.0 BIOTECHNOLOGY

16.1 MULTIPLE SCLEROSIS

$$$$$!! Glatiramer acetate inj.	Copaxone	PA, P

$$$$$!! Interferon beta-1A inj.	Avonex	PA, P

$$$$$!! Interferon beta-1B inj.	Extavia	PA, P

$$$$$!! Mitoxantrone inj.	Novantrone	PA

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

16.2 ERYTHROID STIMULANTS

$$$$$ Darbepoetin alfa inj.	Aranesp	PA, P

$$$$$ Epoetin alfa inj.	Procrit	PA, P

16.3 MYELOID STIMULANTS

$$$$$! Sargramostim inj.	Leukine	PA, P

$$$$$!! Filgrastim inj.	Neupogen	PA, P

$$$$$!! Pegfi lgrastim inj.	Neulasta	PA, P

16.4 INTERFERONS

$$$$$!! Interferon alfa-2B inj.	Intron A	PA

$$$$$!! Interferon Gamma-1B inj.	Actimmune	PA

Revised 7/14/2011

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing

PART III - APPENDIX I
PRODUCTS WITH A LIMITATION
AS TO THE AMOUNT TO BE DISPATCHED

1.	Antimycotics

Product	Generic Name	Limitation
Lamisil	Terbinafine tab.	Maximum 12 weeks (lifetime) - 84 tablets

2.	Triptanes (Agents for migraine)

Product	Generic Name	Limitation
Imitrex	Sumatriptan nasal spray	Maximum amount within a 30 day period = 6 inhalers
Imitrex	Sumatriptan tab.	Maximum amount within a 30 day period = 6 tablets

3.	Antianxiety/Hypnotic

Product	Generic Name	Limitation
Versed	Midazolam inj.	Maximum amount within a 30 day period = 5 mg.

4.	Scabicides

Product	Generic Name	Limitation
Elimite	Permethrin cr. (5%)	Maximum amount within a 30 day period = 60 gm.
Lindane	Lindane lot. (1%)	Maximum amount within a 30 day period = 60 cc

5.	Proton Pump Inhibitors (PPI)

Product	Generic Name	Limitation
Prilosec	Omeprazole cap.	Maximum treatment for 8 weeks

6.	Anesthesics

Product	Generic Name	Limitation
Pyridium	Phenazopyridine tab.	Maximum treatment for three days = 6 tablets

HEALTH PLAN OF THE COMMONWEALTH OF PUERTO RICO
PREFERRED DRUG LIST DENTAL 20011-2012
1.0	ANTIINFECTIOUS

1.1	CEPHALOSPORINES 1.1.1

1.1.1	FIRST GENERATION

	$	Cephalexin cap.	Keflex

	$	Cephalexin susp.	Keflex

	$$$	Cefadroxil* susp.	Duricef AL < 12 years

1.2	MACROLIDS

	$	Erythromycin cap.

	$	Erythromycin stearate tab.	Erythrocin

	$	Erythromycin tab.

	$	Erythromycin EC* tab.	E-Mycin, EryTab

	$	Erythromycin ethylsuccinate* tab., chew tab., susp.	E.E.S., Eryped

1.3	PENICILLINS

	$	Ampicillin cap., susp.	Principen

	$	Penicillin VK tab., sol.	Veetids, Pen-Vee K

	$	Amoxicillin* cap., tab., chew tab., susp.	Trimox, Amoxil,- Wymox

1.4	ANTIINFECTIOUS MISCELLANEOUS

	$	Clindamycin cap.	Cleocin

NF - Unlisted Bold - Generic bioequivalent available in all the presentations Bold* - Some presentation of the drugs are not available in generic AL - Age limit			'5mg), sol. Cleocin

2.0	NARCOTIC ANALGESICS AND AGENTS IN COMBINATION

	$	APAP/ Codeine* tab., cap., elixir, sol., susp.

	$	APAP/ Hydrocodone tab., cap., elixir

3.0	NON-STEROID ANTIINFLAMMATORIES

	$	Ibuprofen tab. (>400mg)	Motrin (>400mg) OTC are NF

	$	Naproxen tab.	Naprosyn

	$$	Naproxen EC tab.	EC-Naprosyn

	$$	Naproxen sodium tab.	Anaprox, Anaprox DS
Naprelan NF

NF - Unlisted
Bold - Generic bioequivalent available in all the presentations
Bold* - Some presentation of the drugs are not available in generic
AL - Age limit

Revised 2/17/2011

HEALTH PLAN OF THE COMMONWEALTH OF PUERTO RICO

PREFERRED DRUG LIST
EMERGENCY ROOMS
2011-2012

1.0	ANTIINFECTIOUS

1.1	CEPHALOSPORINES 1.1.1

1.1.1	FIRST GENERATION

	$	Cephalexin cap.	Keflex

	$	Cephalexin susp.	Keflex

	$$$	Cefadroxil* susp.	Duricef AL < 12 years

1.1.2	SECOND GENERATION

	$$	Cefaclor cap.	Ceclor
Ceclor CD NF
	$$$	Cefprozil tab., susp.	Cefzil

1.1.3	THIRD GENERATION

	$$$	Defdninir cap., susp.	Omnicef

1.2	MACROLIDS

	$	EES/Sulfisoxasole susp.	Pediazole

	$	Erythromycin cap.

	$	Erythroycim stearate tab.	Erythrocin

	$	Erythromycin tab.

	$	Erythromycin EC*tab.	E-Mycin,
Ery Tab

	$	Erythromycin ethylsuccinate*	E.E.S.,
		Tab., susp.	Eryped

NF - Unlisted
P – Contracted brand name product (rebate)
Bold - Generic bioequivalent available in all the presentations
Bold* - Some presentation of the drugs are not available in generic
LC –Límit to the amount to be dispatched
AL –Age limit+

1.3	PENICILllINS

	$	Ampicillin cap., susp.	Principen

	$	Penicillin VK tab., sol.	Veetids,
Pen-Vee K
	$$$	Amoxicillin* cap., tab.,	Trimox,
		Chew tab., susp.,	Amoxil
Wymox
1.4	SULFONAMIDES

	$	Trimethoprim /	Bactrim, Bactrim DS,
		Sulfamethoxazole tab.,	Septra, Septra DS
susp.

1.5	TETRACYICLINES

	$	Doxycycline hyclate tab., cap.	Vibratab,
		Cap.	Vibramycin

	$	Tetracycline cap.	Achromycin

	$$$$	Doxycycline syr., susp.	Vibramycin

1.6	ANTIMYCOTICS

	$	Nystatin susp.	Mycostatin, Nystat

1.7	ANTIVIRALS

	$	Acyclovir tab., cap.	Zovirax

	$$	Acyclovir susp.	Zovirax

1.8	QUNINOLONES

	$	Ciprofloxacin tab. (250mg, 500mg, 750mg)	Cipro

	$$$$	Ciprofloxacin susp.	Cipro

NF - Unlisted

P – Contracted brand name product (rebate)
Bold - Generic bioequivalent available in all the presentations
Bold* - Some presentation of the drugs are not available in generic
LC –Límit to the amount to be dispatched
AL –Age limit+

1.9	MISCELLANEOUS ANTIINFECTIOUS

	$	Clindamycin . (150mg, 300mg)	Cleocin

	$	Nitrofurantoin Macrocystals*cap.	Macrodantin

	$$$	Clindamycin cap. (75mg), susp. Cleon

2.0	CARDIOVASCULAR AGENTS FOR HYPERTENSION AND LIPDS

2.1	ANTIHYPERTENSIVE THERAPY

1.1.1	DIURETICS

2.1.1.1	THIAZIDES

	$	Hydrochlorothiazide* tab.	Microzide

2.1.1.2	LOOP DIURETICS

	$	Furosemide tab., sol.	Lasix

2.1.2	BETA BLOCKERS

	$	Atenolol tab.	Tenormin

	$	Atenolol/ HCTZ	Tenoretic

	$	Metoprolol tartrate tab.	Lopressor

	$	Metroprolol/HCTZ	Lopressor HCT

2.1.3	CALCIUM CHANNEL ANTAGONISTS

	$	Verapamil tab.	Isoptin,Calan

2.1.4	ANGIOTENSINE INHIBITORS (ACE)

	$	Captopril tab.	Capoten

NF - Unlisted
P – Contracted brand name product (rebate)
Bold - Generic bioequivalent available in all the presentations
Bold* - Some presentation of the drugs are not available in generic
LC –Límit to the amount to be dispatched
AL –Age limit+

	$	Captopril/HCTZ	Capozide

	$	Enalapril tab.	Vasotec

	$	Enalapril/HCTZ	Vaseretic

2.1.5	ANTIHYPTERTENSIVES WITH CENTRAL ACTION

	$	Clonidine tab.	Catapress

2.1.6	VASODILATORS

	$	Nitroglycerin SL tab.	Nitrostat

3.0	AUTONOMIC DRUGS FOR THE CENTRAL NERVOUS SYSTEM, AND PSYCHIATRYNEUROLOGY

3.1	ANALGESICS, NARCOTICS AND AGENTS IN COMBINATION

	$	APAP/Codeine* tab., elixir, sol., susp.

3.2	ANTICONVULSIVES

	$	Phenobarbital tab., elixir

	$	Phenytoin* chew tab., cap, susp.	Dilantin

3.3	ANTIVERTIGO AND ANTIEMETICS

	$	Promethazine Syr.	Phenergan

	$	Prochlorperazine tab.	Compazine

	$	Promethazine* tab.	Phenergan

	$$	Trimethobenzamide cap., supp.	Tigan

	$$	Promethazine supp.	Phenergan

	$$$	Prochlorperazine* supp.	Compazine

NF - Unlisted
P – Contracted brand name product (rebate)
Bold - Generic bioequivalent available in all the presentations
Bold* - Some presentation of the drugs are not available in generic
LC –Límit to the amount to be dispatched
AL –Age limit+

4.0	DERMATOLOGICAL AGENTS/ TOPICAL THERAPY

4.1	TOPICAL ANTIBATERIAL

	$	Gentamicin cr., oint.	Garamycin

	$	Silver sulfadiazine cr.	Silvadene

5.0	DRUGS FOR THE EARS AND THROAT

5.1	OTIC PREPARATIONS

	$	Burrow’s (Acetic acid 2%/ Aluminum acetate) otic sol.	Domeboro

	$	Acetic acid/ Hydrocortisone Otic sol.	Vosol-HC

	$	Hydrocortisone/Neomycin/ Polymixin B otic sol., susp.	Cortisporin

	$$	Acetic acid otic sol.	Vosol

5.2	AGENTS FOR THE MOUTH AND THROAT

	$	Lidocaine viscous sol.	Xylocaine

	$$$	Clotrimazole troche	Mycelex

6.0	GASTROENTEROLOGY

6.1	AGENTS FOR ULCERS

6.1.1	H2 ANTAGONISTS

	$	Ranitidine tab. (300mg)	Zantac

	$	Cimetidine tab., sol.	Tagamet

	$$	Ranitidine syr.	Zantac

NF - Unlisted
P – Contracted brand name product (rebate)
Bold - Generic bioequivalent available in all the presentations
Bold* - Some presentation of the drugs are not available in generic
LC –Límit to the amount to be dispatched
AL –Age limit+

6.2	ANTIDIARRHEICS

	$	Diphenoxylate/ Atropine Tab., liq.	Lomotil

7.0	ENDOCRINOLOGICAL AGENTS

7.1	DIABETES THERAPY

7.1.1.	HIPOGLYCEMIC AGENTS

7.1.1.1	INSULIN

	$	Human insulin (regular) vial	Humulin R P

7.2	CORTICOSTEROIDS

	$	Prednisone tab.	Deltasone

	$	Dexamethasone tab.	Decadron

	$	Dexamethasone elixir, syrup, sol.	Decadron

8.0	MUSCULOSKELETAL SYSTEM AND RHEUMATOLOGY

8.1	NON-STEROIDAL ANIINFLAMMATORIES

	$	Ibuprofen tab. (≥400mg)	Motrin (≥400mg) OTC are NF

	$	Naproxen tab.	Naprosyn

	$	Indomethacin cap.	Indocin

	$	Salsalate tab.	Disalcid

	$$	Naproxen sodium tab.	Anaprox, Anaprox DS
Naprelan NF
8.2	GOUT

	$	Colchicine tab.

NF - Unlisted
P – Contracted brand name product (rebate)
Bold - Generic bioequivalent available in all the presentations
Bold* - Some presentation of the drugs are not available in generic
LC –Límit to the amount to be dispatched
AL –Age limit+

8.3	MUSCLE RELAXANTS

	$	Cyclobenzaprine tab. (10mg)	Flexeril

9.0	RESPIRATORY AGENTS

9.1	LOW SEDATION ANTIHISTAMINES

	$	Diphenhydramine cap. (50mg) Benadryl cap.		OTC are NF

	$	Hydroxyzine pamoate cap.	Vistaril

9.2	ASTHMA AGENTS

9.2.1	BRONCODILATORS

9.2.1.1	BETA ORAL AGONISTS

	$	Albuterol tabl, syr.	Ventolin

		Albuterol CR tab.	Volmax	NF
			Proventil Repetab	NF

	$$	Terbutaline tab.	Brethine

9.2.1.2	INHALED BETA AGONISTS

	$	Albuterol inh., inh. sol.		Generic only

	$$	Albuterol HFA	ProAir HFA	P
			Ventolin HFA	P
			Proventil HFA	NF

9.2.1.3	ANTICHOLINERGICS

	$	Ipratropium Br inh. sol.	Atrovent

	$$$	Ipratropium Br inh.	Atrovent HFA

9.3	ANTITUSSIVES AND EXPECTORANTS

	$	Codeine / Guaifenesin liq.	Generic only

NF - Unlisted
P – Contracted brand name product (rebate)
Bold - Generic bioequivalent available in all the presentations
Bold* - Some presentation of the drugs are not available in generic
LC –Límit to the amount to be dispatched
AL –Age limit+

10.0	OPHTHALMIC AGENTS

10.1	OPHTHALMIC ANTIBIOTICS

	$	Gentamicin ophth. sol.	Garamycin

	$	Neomycin/Bacitracin Zn/Polymyxin ophth. oint.	Neosporin

	$	Gentamicin ophth. oint.	Garamycin

10.2	OPHTHALMIC ANTIINFLAMMATORIES

	$	Prednisolone acetate ophth. susp. (1%)	Pred Forte

11.0	UROLOGY

11.1	ANESTHESICS

	$	Phenazopyridine tab. (100mg, 200mg)	Pyridium	LC=6 tab.

11.2	MISCELLANEOUS UROLOGICAL AGENTS

	$	Methenamine-hyosciaminemethylene
blue-sod biphosphenyl Urin D/S,
		salicilate tab. 81.6 mg	Urocar D/S

Revised 2/17/2011

NF - Unlisted
P – Contracted brand name product (rebate)
Bold - Generic bioequivalent available in all the presentations
Bold* - Some presentation of the drugs are not available in generic
LC –Límit to the amount to be dispatched
AL –Age limit+

NEPHROLOGY

HEALTH PLAN OF THE COMMONWEALTH OF PUERTO RICO
PREFERRED DRUG LIST
NEPHROLOGY
2011-2012

1	ANTIINFECTIOUS

1.1	CEPHALOSPORINES

1.1.1	FIRST GENERATION

	$ Cephalexin cap.	Keflex

	$ Cephalexin susp.	Keflex

	$$$ Cefadroxil* susp.	Duricef	AL less than 12 years

1.1.2	SECOND GENERATION

	$ Cefaclor cap.	Ceclor
		Ceclor CD	NF

	$$$ Cefprozil tab., susp.	Cefzil

1.1.3	THIRD GENERATION

	$$$Cefdinir cap., susp.	Omnicef

1.2	MACROLIDS

	$ EES/Sulfisoxazole susp.	Pediazole

$ Erythromycin cap.

	$ Erythromycin stearate tab.	Erythrocin

$ Erythromycin tab.

	$ Erythromycin EC* tab.	E-Mycin,
EryTab

	$ Erythromycin ethylsuccinate* tab., susp.	E.E.S., Eryped

	$$ Azithromycin tab., susp.,	Zithromax
	powder pack for susp. (1 gm)	Zithromax Tri-Pack	NF

	$$$ Clarithromycin tab., susp.	Biaxin
		Biaxin XL	NF

1.3	PENICILLINS

	$ Ampicillin cap., susp.	Principen

	$ Penicillin VK tab., sol.	Veetids,
Pen-Vee K

	$ Amoxicillin* cap., tab.	Trimox,
	chew tab., susp.	Amoxil,
Wymox

$ Penicillin G Procaine inj.

	$$ Penicillin G Benzathine inj.	Bicillin LA

	$$$ Amoxicillin/Clavulanic	Augmentin
	acid tab., susp.	Augmentin ES	NF
		Augmentin XR	NF

1.4	SULFONAMIDES

	$ Trimethoprim/	Bactrim, Bactrim DS,
	Sulfamethoxazole tab.,	Septra, Septra DS

1.5	QUINOLONES

	$ Ciprofloxacin tab. (250 mg, 500 mg, 750 mg)	Cipro

	$$$ Moxifloxacin tab.	Avelox	P

	$$$$ Ciprofloxacin susp.	Cipro

2.0	CARDIOVASCULAR AGENTS FOR HYPERTENSION AND LIPIDS

2.1	ANTIHYPERTENSIVE THERAPY

2.1.1	DIURETICS

2.1.1.1	THIAZIDES

	$ Hydrochlorothiazide* tab.	Microzide

	$ Chlorothiazide* tab., susp.	Diuril

	$ Chlorthalidone tab.	Hygroton

	$ Metolazone tab.	Zaroxolyn

2.1.1.2	LOOP DIURETICS

	$ Furosemide tab., sol.	Lasix

	$ Bumetanide tab.	Bumex

2.1.2	BETA BLOCKERS

	$ Atenolol tab.	Tenormin

	$ Atenolol/Chlortalidone tab.	Tenoretic

	$ Metoprolol tartrate tab.	Lopressor

	$ Propranolol/HCTZ tab.	Inderal

	$ Labetalol tab.	Normodyne

	$$ Metoprolol tartrate/HCTZ tab.	Lopressor HCT

$$ Propranolol sol., conc.

	$$ Metoprolol succinate SR* tab.	Toprol XL

	$$ Carvedilol tab.	Coreg

2.1.3	CALCIUM CHANNEL ANTAGONISTS

	$ Amlodipine tab.	Norvasc

	$ Verapamil tab.	Isoptin,
Calan

	$ Ditiazem tab.	Cardizem
		Cardizem LA	NF

	$Verapamil ER tab.	Calan SR,
Isoptin SR
		Verelan	NF
		Verelan PM	NF
		Covera HS	NF

	$ Diltiazem SR 24 hr cap.	Dilacor XR

	$$ Diltiazem HCL Extended	Tiazac
Release Beads SR 24 hr
cap. (120mg, 180mg,
240mg, 300mg, 360mg)

	$$ Diltiazem SR 12 hr cap.	Cardizem SR

	$$$ Nifedipine SR tab., CR tab.	Generic only
		Adalat CC	NF
		Procardia XL	NF

	$$$ Diltiazem HCI coated	Generic only
beads SR 24hr cap.

2.1.4	ANGIOTENSINE INHIBITORS (ACE)

	$ Captopril tab.	Capoten

	$ Enalapril tab.	Vasotec

	$ Lisinopril tab.	Privinil,
Zestril

	$ Captopril HCTZ	Capozide

	$ Enalapril HCTZ	Vaseretic

	$ Lisinopril HCTZ	Prinzide,
Zestoretic

	$$ Fosinopril tab.	Monopril

2.1.5	ANGIOTENSINE RECEPTOR BLOCKERS (ARB)

	$ Losartan tab.	Cozaar

	$ Losartan HCT tab.	Hyzaar

	$$ Irbesartan tab.	Avapro	ST, P

	$$$ Irbesartan/HCTZ tab.	Avalide	ST, P

2.1.6	VASODILATORS

2.1.6.1	ALPHA RECEPTOR BLOCKERS

	$ Doxazosin tab.	Cardura

	$ Terazosin cap.	Hytrin

2.2	CHOLESTEROL AND LIPID REDUCING AGENTS

	$ Simvastatin tab.	Zocor

	$ Gemfibrozil tab.	Lopid tab.
		Lopid cap.	NF

	$ Pravastatin	Pravachol

	$$$ Cholestyramine powder packs	Questran

	$$$ Niacin CR tab.	Niaspan	P

3.0	ANTIVERTIGO AND ANTIEMETICS

	$ Metoclopramide syr., inj.	Reglan

	$ Metoclopramide tab.	Reglan

4.0	GASTROENTEROLOGY

4.1	AGENTS FOR ULCERS

4.1.1	H2 ANTAGONISTS

	$ Ranitidine tab. (300 mg)	Zantac

	$ Cimetidine tab., sol.	Tagamet

	$ Ranitidine syr.	Zantac

4.2	ANTIDIARRHEA

	$ Diphenoxylate/	Lomotil
Atropine tab., liq.

5.0	ENDOCRINOLOGIC AGENTS

5.1	DIABETES THERAPY

5.1.1	HYPOGLYCEMIC AGENTS

5.1.1.1.1	SULFONILUREAS

	$ Glyburide micronized tab.	Generic only

	$ Glipzide tab.	Glucotrol
		Glucotrol XL	NF

	$ Glyburide tab.	Generic only

5.1.1.2	ALPHA GLUCOSIDASE INHIBITORS

	$$$ Acarbose tab.	Precose

5.1.1.3	THIAZOLIDINEDIONES

	$$ Rosiglitazone/Metformin tab.	Avandamet

	$$$ Rosiglitazone tab.	Avandia

	$$$$ Pioglitazone tab.	Actos

5.1.1.4	DPP IV INHIBITOR

	$$$ Saxagliptin tab.	Onglyza	ST, P

	$$$ Saxagliptin/Metformin tab.	Kombiglyze	ST, P

	$ Human insulin (regular, NPH,	Humulin	P
	70/30, lens) vial	Humulin Pen	NF

	$$$ Insulin lispro vial	Humalog	P
		Humalog Mix	NF
		Humalog Pen	NF

	$$$ Insulin glargine vial	Lantus	PA, P
		Lantus CRT	NF
		Lantus SOLO	NF

5.1.1.6	OTHERS

	$ Insulin syringe	Several

	$ Metformin tab.	Glucophage
		Glucophage XR	NF

5.2	CORTICOSTEROIDS

	$ Prednisone tab.	Deltasone

	$ Dexamethasone tab.	Decadron

	$ Methylprednisolone* tab.	Medrol

	$ Prednisolone syrup	Prelone

	$ Hydrocortisone* tab., sol.	Cortef

	$ Fludrocortisone acetate tab.	Florinef

	$ Dexamethasone elixir, syrup, sol.	Decadron

5.3	MISCELLANEOUS ENDOCRINOLOGIC AGENTS

	$$$ Desmopressin acetate nasal sol. (0.01%)	DDAVP

	$$$$ Desmopressin acetate nasal spray sol. (0.01%)	DDAVP

	$$$$$! Desmopressin acetate nasal spray sol. 1.5 mg/ml	Stimate

6.0	NUTRIENTS AND VITAMINS

6.1	NUTRIENTS

	$ Potassium chloride CR tab.	Klor-Con

	$ Potassium chloride* CR cap.	Kay-Ciel, Kaon Cl

	$ Potassium chloride* packs	Klor-Con

	$$ Potassium chloride* sol.	Kay-Ciel, Kaon CI

	$$ Iron dextran inj.	INFed

6.2	VITAMINS

	$ Vitamin D tab., cap.	OTC

	$ Ferrous sulfate tab. (325 mg)	Several OTC

$ Folic acid tab. (1 mg)

	$ Cyanocobalamin inj.	Vit. B-12 inj.

	$$ Ergocalciferol inj.	Calciferol

	$$ Calcitriol cap.	Rocaltrol

7.0	ANTIDOTES

	$$ Sodium polystyrene/	Kayexalate
	sulfonate powder, susp.	Kionex

	$$ Calcium acetate cap.	Phoslo

	$$$$ Lanthanum carbonate chew tab.	Fosrenol	PA, P

	$$$$ Sevelamer carbonate tab.	Renvela	PA, P

	$$$$ Cinacalcet tab.	Sensipar	PA, P

8.0	IMMUNOSUPPRESSORS

	$$$$ Azathioprine tab.	Imuran

	$$$$ Cyclosporine modified cap., sol.	Neoral	PA, P

	$$$$ Cyclosporine modified	Generic	PA
	cap., sol.	only
		Gengraf	NF

	$$$$$ Cyclosporine* cap., sol.	Sandimmune	PA

	$$$$$ Cyclosporine cap., sol.	Sandimmune	PA, P

	$$$$$! Sirolimus tab., sol.	Rapamune	PA

	$$$$$! Mycophenolate sodium tab.	Myfortic	PA, P

	$$$$$!! Mycophenolate mofetil tab.,	CellCept	PA
cap., liq.

	$$$$$!! Tacrolimus cap.	Prograf	PA

9.0	BIOTECHNOLOGY

9.1	ERYTHROID STIMULANTS

	$$$$$ Darbepoetin alpha inj.	Aranesp	PA, P

	$$$$$ Epoetin alpha inj.	Procrit	PA, P

10.0	MISCELLANEOUS AGENTS

	$ Indomethacin cap.	Indocin

	$ Megestrol acetate tab., susp.	Megace

	$ Indomethacin ER cap.	Indocin

Revised 7/14/2011

Code (for all the pages):
NF - Unlisted
P - Contracted brand name product (rebate)
Bold - Bioequivalent generic available in all presentations
Bold* - Some presentations of the drugs are not available in generic
ST - Step Therapy, Clinical protocol for its use
AL - Age Limitation

HEALTH PLAN OF THE COMMONWEALTH OF PUERTO RICO
PREFERRED DRUG LIST
OBSTETRICS-GYNECOLOGY
2011-2012

1.0	ANTIINFECTIOUS

1.1	CEPHALOSPORINES

1.1.1	FIRST GENERATION

	$	Cephalexin cap.	Keflex

	$	Cephalexin susp.	Keflex

1.1.2		SECOND GENERATION

	$	Cefaclor cap.	Ceclor
			Ceclor CD	NF

	$$$	Cefprozil tab., susp.	Cefzil

1.1.3	THIRD GENERATION

	$$$	Cefdinir cap., susp.	Omnicef

1.2	MACROLIDS

	$	Erythromycin cap.

	$	Erythromycin stearate tab.	Erythromycin

	$	Erythromycin tab.

	$	Erythromycin EC* tab.	E-Mycin
EryTab

	$	Erythromycin
		ethylsuccinate* tab susp.	E.E.S., Eryped

	$$	Azithromycin tab.	Zithromax
			Zithromax Tri-Pack	NF

	$$	Azithromycin susp., powder	Zithromax
pack for susp. (1 gm)

1.3	PENICILLINS

$ Ampicillin cap., susp. Principen

	$ Penicillin VK tab., sol.		Veetids,
Pen-Vee K

	$ Amoxicillin* cap., tab.		Trimox,
	chew tab., susp.		Amoxil,
Wymox

$ Penicillin G Procaine inj.

	$$ Penicillin G Benzathine inj.	Bicillin LA

	$$$ Amoxicillin, Clavulanic	Augmentin
	acid tab., susp.	Augmentin ES	NF
		Augmentin XR	NF

1.4	SULFONAMIDES

	$ Trimethoprim/	Bactrim, Bactrim DS
	Sulfamethoxazole tab.	Septra, Septra DS
susp.

1.5	ANTIVIRALS

1.5.1	HERPETIC INFECTIONS

	$ Acyclovir tab., cap.	Zovirax

	$$ Acyclovir susp.	Zovirax

1.5.2	HIV-AIDS THERAPY

1.5.2.1	ANALOGOUS NUCLEOSIDES OF TRANSCRIPTASE

	$$$$$ Zidovudine* tab., cap.,	Retrovir
syr., inj.

1.5.2.2 PROTEASE INHIBITORS

Covered through the Prevention and Treatment Centers for Transmissible Diseases (CPTETs) (Immunology Clinics)

1.6	ANTITUBERCULOUS

$ Isoniazid tab.

$$ Isoniazid syr.

	$$$$ Ethambutol tab.	Myambutol

	$$$$ Rifampin cap.	Rifadin

	$$$$ Isoniazid/Rifampin cap.	Rifamate

	$$$$$ Ethionamide tab.	Trecator

	$$$$$! Rifabutin cap.	Mycobutin

1.7	MISCELLANEOUS ANTIINFECTIOUS

	$ Metronidazole tab.	Flagyl
		Flagyl ER	NF

	$ Dapsone tab.	Dapsone

	$ Clindamycin cap.	Cleocin
(150mg, 300mg)

	$$ Nitrofurantoin	Macrodantin
macrocystals* cap.

	$$$ Clindamycin cap. (75mg)	Cleocin

	$$$ Pentamidine inh.	NebuPent

2.0	ANTIHYPERTENSIVE THERAPY

2.1	BETA BLOCKERS

	$ Atenolol tab.	Tenormin

	$ Atenolol/HCTZ	Tenoretic

	$ Metoprolol tartrate tab.	Lopressor

	$ Propranolol tab.	Inderal

	$ Propranolol/HCTZ	Inderide

	$ Labetalol tab.	Normodyne

	$ Metoprolol/HCTZ	Lopressor HCT

	$ Metoprolol succinate SR*	Toprol XL	PA
tab.

	$ Carvedilol tab.	Coreg	ST

2.2	CALCIUM CHANNEL ANTAGONISTS

	$$$ Nifedipine SR tab., CR tab	Generic only
		Adalat CC	NF
		Procardia XL	NF

3.3	ANTIHYPERTENSIVES WITH CENTRAL ACTION

	$ Methyldopa tab.	Aldomet

3.4	VASODILATORS

	$ Hydralazine tab.	Apresoline

3.0	ANALGESICS, NARCOTICS AND AGENTS IN COMBINATION

$ Oxycodone/APAP cap.

$ Oxycodone/APAP sol.

$ Oxycodone/APAP tab.

4.0	ANTIVERTIGO AND ANTIEMETICS

	$ Metoclopramide syr., inj.	Reglan

	$ Trimethobenzamide inj.	Tigan

	$ Promethazine syr.	Phenergan

	$ Prochlorperazine tab.	Compazine

	$ Prochlorperazine inj.	Compazine inj.

	$ Metoclopramide tab.	Reglan

	$ Promethazine* tab.	Phenergan
$$ Trimethobenzamide cap., supp.Tigan

	$$ Promethazine supp.	Phenergan

	$$$ Prochlorperazine* supp.	Compazine

5.0	DEMALOTOGIC AGENTS/TOPICAL THERAPY

5.1	TOPICAL ANTIMYCOTICS

	$ Nystain oint.	Mycostatin

	$ Ketoconazole cr.,	Nizoral
shampoo (2%)

5.2	TOPICAL ANTIBACTERIALS

	$ Gentamicin cr., oint.	Garamycin

6.0	GASTROENTEROLOGY

6.1	H2 ANTAGONISTS

	$ Ranitidine tab. (300mg)	Zantac

	$ Cimetidine tab., sol.	Tagamet

	$$ Ranitidine syr.	Zantac

6.2	MISCELLANEOUS ANTIULCER AGENTS

	$ Sucralfate tab.	Carafate

	$$$ Sucralfate susp.	Carafate

6.3	MISC. GASTROINTESTINAL AGENTS

	$ Hydrocortisone rectal cr.	Anusol-HC
(2.5%)

	$$ Hydrocortisone acetate/	Analpram-HC
Pramoxine rectal cr.

	$$$ Hydrocortisone acetate/	Proctofoam HC
Pramoxine rectal foam

	$$$ Hydrocortisone acetate	Cortifoam
rectal foam

7.0	ENDOCRINOLOGICAL AGENTS

7.1	DIABETES THERAPY

7.1.1	HYPOGLYCEMIC AGENTS

7.1.1.1 INSULIN

	$ Human insulin (regular,	Humulin	P
	NPH, 70/30, lens)vial	Humulin Pen	NF

	$$$ Insulin lispro vial	Humalog	P
		Humalog Mix	NF
		Humalog Pen	NF

	$$$ Insulin glargine vial	Lantus	PA, P
		Lantus CRT	NF
		Lantus SOLO	NF

7.1.1.2 OTHERS

	$ Insulin syringe	Several

7.2	THYROID

7.2.1 THYROID HORMONES

	$ Levo-thyroxine tab.	Several

	$ Levo-thyroxine tab.	Synthroid	P

	$ Levo-thyroxine tab.	Levoxyl P

7.3	CORTICOSTEROIDS

	$ Dexmethasone sodium		OB-GYN
phosphate inj.

	$ Prednisone tab.	Deltasone

	$ Dexamethasone tab.	Decadron

	$ Methylprednisolone* tab.	Medrol

	$ Prednisolone tab., syrup	Prelone

	$ Hydrocortisone* tab., sol.	Cortef

	$ Fludrocortisone acetate tab.	Florinef

	$ Dexamethasone elixir,	Decadron
syrup, sol.

	$$ Betamethasone acetate &	Celestone
	sodium phosphate inj. Soluspan		OB-GYN

8.0	OBSTETRICS AND GYNECOLOGY

8.1	PRENATAL VITAMINS

	$ Prenatal vitamins with	Generic	OB-GYN
	iron and folic acid	only

8.2	BIOLOGICAL AGENTS

Rho Gam- Second dose (post-partum)
(The Department of Health covers the first dose at selected pharmacies - Mothers and Children Program.)

8.3	ESTROGEN AND PROGESTIN

8.3.1	ESTROGEN

$ Estradiol tab.

$ Estropipate tab.

	$$ Conjugated estrogens tab.	Premarin	P
(0.3mg, 0.625mg, 0.9mg,
1.25mg, 2.5mg)

8.3.2	ESTROGENS IN COMBINATION

	$$ Conjugated estrogen/	PremPro	P
	Medroxyprogesterone tab.	PremPro Low Dose	NF
(O.625/2.5mg; 0.625/5mg)

	$$$ Estradiol/Norethindrone	Activella
acetate tab.

8.3.3	PROGESTERONE

	$ Medroxyprogesterone	Provera
acetate tab.

8.3.4	BIRTH CONTROL PILLS

Available through the Department of Health		PA-AUB

8.4	TOPICAL AGENTS

8.4.1	VAGINAL ESTROGENS

	$$ Conjugated estrogen vaginal cr.	Premarin	P
Vagina

	$$ Estradiol vaginal tab.	Vagifem

8.4.2	VAGINAL ANTIINFECTIVES

	$$ Terconazole* vaginal cr., supp.	Terazol - 3,
Terazol - 7

	$$$ Clindamycin phosphate	Cleocin
vaginal* cr., supp.

	$$$ Metronidazole vaginal gel	Vandazole
(0.0075)

8.5	MISCELLANEOUS AGENTS

8.5.1	OSTEOPOROSIS

	$$ Alendronate tab. (includes	Fosamax
weekly dosage)

	$$$ Risedronate tab.	Actonel P

9.0	NUTRIENTS AND VITAMINS

9.1	NUTRIENTS

	$$ Iron dextran inj.	INFed

1.1	VITAMINS

	$ Ferrous sulfate tab. (325 mg)	Several	OTC

$ Folic acid tab. (1 mg)

	$ Cyanocobalamin inj.	Vit.B-12 inj.

$ Leucovorin inj.

$$$$$ Leucovorin tab.

10.0	ANTICLOTTING

$ Heparin* inj.

11.0	RESPIRATORY AGENTS

11.1	LOW SEDATION ANTIHISTAMINES

	$ Diphenhydramine cap. (50 mg)	Benadryl	OTC are NF

	$ Hydroxyzine pamoate cap.	Vistaril

	$$ Hydroxyzine* HCI tab., syr.	Atarax

11.2	NON-SEDATING ANTIHISTAMINES

	$ Loratadine OTC tab., syr.	Claritin	OTC

11.3	ASTHMA AGENTS

11.3.1 ORAL BETA AGONISTS

	$$ Terbutaline tab.	Brethine

11.3.2 INHALED BETA AGONISTS

	$ Albuterol inh., inh. sol.	Generic
only

	$$ Albuterol HFA inh.	ProAir HFA	P
		Ventolin HFA	P
		Proventil	NF

	$$$ Formoterol inh.	Foradil	P

	$$$$ Salmeterol inh., diskus	Serevent

11.3.3 ANTICHOLINERGICS

	$ Ipratropium Br inh. sol.	Atrovent

	$$$ Ipratropium Br Inh.	Atrovent HFA

	$$$ Tiotropium inh.	Spiriva	PA

11.3.4 INHALED CORTICOSTEROIDS

	$$ Beclomethasone inh.	Qvar	P

	$$$ Fluticasone inh., powder	Flovent HFA	P
		Flovent Diskus	P

	$$$$ Budesonide inh. Susp.	Pulmicort
(respules)

11.3.5 AGENTS IN COMBINATION

	$$$$ Fluticasone/Salmeterol	Advair Diskus	ST, P
	powder	Advair HFA	ST, P

12.0	CANCER

12.1	PROGESTINS

	$$$ Megestrol acetate tab., susp.	Megace

	$$$$ Medroxyprogesterone acetate	Depo-Provera
inj. (400 mg)
Revised 2/17/2011

Code (for all the pages):
NF - Unlisted
P - Contracted brand name product
Bold - Bioequivalent generic available in all the presentations
Bold* -Some presentations of the drugs are not available in generic
ST - Step Therapy, Clinical protocol for use
OB-GYN - Only in OB-GYN list

HEALTH PLAN OF THE COMMONWEALTH OFPUERTO RICO
PREFERRED DRUG LIST
ONCOLOGY
2011-2012

1.0	ANTIINFECTIOUS

1.1	MACROLIDS

	$ EEE/Sulfisoxazole susp.	Pediazole

$ Erythromycin cap.

	$ Erythromycin stearate tab.	Erythrocin

$ Erythromycin tab.

	$ Erythromycin EC* tab.	E-Mycin,
EryTab
$ Erythromycin
	ethylsuccinate* tab., susp.	E.E.S., Eryped

	$$ Azithromycin tab., susp.	Zithromax
	powder pack for susp. (1 gm)	Zithromax Tri-Pack	NF

	$$ Clarithromycin tab., susp.	Biaxin
		Biaxin XL	NF

1.2	PENICILLINS

	$ Ampicillin cap., susp.	Principen

	$ Penicillin VK tab., sol.	Veetids,
Pen-Vee K

	$ Amoxicillin* cap., tab.,	Trimox,
	chew tab., susp.	Amoxil,
Wymox
$ Penicillin G Procaine inj.

	$$ Penicillin G Benzathine inj.	Bicillin LA

	$$$ Amoxicillin/Clavulanic acid	Augmentin

	tab., susp.	Augmentin ES	NF
		Augmentin XR	NF

1.3	SULFONAMIDES

	$ Trimethoprim /	Bactrim, Bactrim DS,
	Sulfamethoxazole tab.,	Septra, Septra DS
susp.

$$$$ Sulfadiazine tab.

1.4	QUINOLONES

	$ Ciprofloxacin tab. (250 mg.,	Cipro
500 mg., 750 mg.)

	$$$ Moxifloxacin	Avelox P

	$$$$ Ciprofloxacin susp.	Cipro

1.5	ANTIVIRALS

1.5.1	HERPETIC INFECTIONS

	$ Acyclovir tab., cap.	Zovirax

	$$ Acyclovir susp.	Zovirax

1.6	ANTIMYCOTICS

	$ Terbinafine tab.	Lamisil	LC=84 tab.

	$ Ketoconazole tab.	Nizoral

	$ Nystatin susp.	Mycostatin, Nystat

	$ Fluconazole tab., susp.	Diflucan

	$ Griseofulvin microsize tab.	Grifulvin V

$$ Griseofulvin
	ultramicrosize tab.*	Gris-PEG

	$$$$$!! Voriconazole tab., susp.	Vfend	PA, P

1.7	MISCELLANEOUS ANTIINFECTIOUS

	$Dapsone tab.	Dapsone

2.0	ANALGESICS, NARCOTICS AND AGENTS IN COMBINATION

	$ Meperidine inj.	Demerol

$ Propoxyphene HCI/APAP tab.

$ APAP/Codeine* tab., cap.,
elixir, sol., susp.

$ APAP/Hydrocodone tab.,
cap., sol.

$ Morphine sulfate tab., sol.

$$ Codeine sulfate tab.

	$$ Oxycodone tab., cap., sol.	Roxicodone

$$ Oxycodone/APAP* tab.

cap., sol.

$$$$ Morphine sulfate SR tab.,
supp.

	$$$$ Fentanyl TDS	Duragesic

3.0	ANTICONVULSIVES

	$ Phenytoin* chew tab,	Dilantin
cap., susp.

	$$ Gabapentin cap., tab.	Neurontin

	$$ Gabapentin sol.	Neurontin

4.0	ANTIVERTIGO AND ANTIEMETICS

	$ Promethazine inj.	Phenergan

	$ Metoclopramide syr., inj.	Reglan

	$ Trimethobenzamide inj.	Tigan

	$ Promethazine syr.	Phenergan
	Prochlorperazine tab.	Compazine

	$ Prochlorperazine inj.	Compazine inj.

	$ Metoclopramide	Reglan

	$ Promethazine* tab.	Phenergan

	$$ Trimethobenzamide cap., supp.	Tigan

	$$ Promethazine supp.	Phenergan

	$$ Ondansetron tab., ODT tab.	Zofran	PA

	$$$ Prochlorperazine* supp.	Compazine

	$$$$$!! Aprepiptan cap.	Emend	PA, P

5.0	DERMATOLOGIC AGENTS/TOPICAL THERAPY

5.1	TOPICAL ANTIMYCOTICS

	$ Ketoconazole cr.,	Nizoral
shampoo (2%)

5.2	MISCELLANEOUS TOPICAL AGENTS

	$$$ Fluorouracil sol. (2%, 5%)	Efudex

	$$$$ Fluorouracil cr. (5%)	Efudex

6.0	AGENTS FOR THE MOUTH AND THROAT

	$ Lidocaine viscous sol.	Xylocaine

	$$$ Clotrimazole troche	Mycelex

7.0	GASTROENTEROLOGY

7.1	AGENTS FOR ULCERS

7.1.1	H2 ANTAGONISTS

	$ Ranitidine tab. (300 mg)	Zantac

	$ Cimetidine tab., sol.	Tagamet

	$$ Ranitidine syr.	Zantac

7.1.2	PROTO PUMP INHIBITOR

	$$ Omeprazole cap.	Prilosec	LC=8 weeks

7.1.3MISCELLANEOUS AGENTS

	$ Sucralfate tab.	Carafate

	$$$ Sucralfate susp.	Carafate

	$$$ Misoprostol tab.	Cytotec

2.2	ANTIDIARRHEA

	$ Diphenoxylate/Atropine	Lomotil
tab., liq.

8.0	ENDOCRINOLOGIC AGENTS

8.1	CORTICOSTEROIDS

	$ Dexamethasone elixir,	Decadron
syrup, sol.

	$ Prednisone tab.	Deltasone

	$ Dexamethasone tab.	Decadron

	$ Methylprednisolone* tab.	Medrol

	$ Prednisolone tab., syrup	Prelone

	$ Hydrocortisone* tab., sol.	Cortef

	$ Prednisolone sodium	PediaPred
phosphate liq.

	$ Fludrocortisone acetate tab.	Florinef

9.0	MUSCULOSKELETAL SYSTEM AND RHEUMATOLOGY

9.1	NON-STEROIDAL ANTIINFLAMMATORIES

	$ Ibuprofen tab. (≥400 mg)	Motrin (≥400mg)	OTC are NF

	$ Naproxen tab.	Naprosyn

	$ Indomethacin cap.	Indocin

	$ Sulindac tab.	Clinoril

	$$ Naproxen EC tab.	EC-Naprosyn

	$$ Naproxen sodium tab.	Anaprox, Anaprox DS.
		Naprelan	NF

	$$ Nabumetone tab.	Relafen

	$$ Indomethacin ER cap.	Indocin SR

	$$ Celecoxib cap.	Celebrex	ST, P

10.0	NUTRIENTS AND VITAMINS

10.1	NUTRIENTS

	$$ Iron dextran inj.	INFed

10.2	VITAMINS

	$ Ferrous sulfate tab. (325 mg)	Several	OTC

$ Folic acid tab. (1 mg)

	$ Cyanocobalamin inj.	Vit. B-12 inj.

$ Leucovorin inj.

	$ Ergocalciferol	Calciferol

	$ Calcitriol cap.	Rocaltrol

$$$$ Leucovorin tab.

11.0	ANTIHISTAMINES

	$ Diphenydramine cap. (50mg)	Benadryl	OTC are NF

12.0	CANCER

There shall be covered under the pharmacy coverage only the oral presentations of the cancer products pursuant to how they are detailed as follows.  Other presentations shall be covered via the ambulatory chemotherapy clinics.

12.1	ANTIMETABOLITES

$$ Methotrexate tab.

	$$$ Mercaptopurine tab.	Purinethol

$$$ Thioguanine tab.

	$$$$$! Capecitabine tab.	Xeloda	PA

12.2	Alkalating Agents

	$$Lomustine cap.	CEENU

	$$$Busulfan tab.	Myleran

	$$$$$Melphalan tab.	Alkeran

	$$$$$! Cyclophosphamide tab.	Cytoxan

	$$$$$! Chlorambucil tab.	Leukeran

	$$$$$!! Temozolomide cap.	Temodar	PA

	$$$$$!! Procarbazine cap.	Matulane

12.3	PROGESTINS, ANDROGENS, ANTIANDROGENS

12.3.1 PROGESTINS

	$$$ Megestrol acetate tab., susp.	Megace

	$$$$ Medroxyprogesterone acetate	Depo-Provera	PA
inj. (400 mg)

12.3.3 ANTIANDROGENS

	$$$$ Flutamide cap.	Eulexin	PA

	$$$$$! Bicalutamide tab.	Casodex	PA

12.4	CANCER OF THE MAMMA

12.4.1 ANTIESTROGENS

	$Tamoxifen tab.	Nolvadex

12.4.2 AROMATASE INHIBITORS

	$ Anastrozole tab.	Arimidex

	$$$ Exemestane tab.	Aromasin	P

	$$$ Letrozole tab.	Femara P
12.4.3 HORMONES

	$$$$$! Estramustine cap.	Emcyt

12.5	MISCELLANEOUS CANCER AGENTS

	$$$Hydroxyurea cap.	Hydrea

	$$$$Leuprolide inj.	Eligard	PA, P
(all the presentations)

	$$$$$Leuprolide inj.	Lupron	PA, P
(all the presentations)

	$$$$$! Etoposide cap.	Vepesid

	$$$$$! Dasatinib tab.	Sprycel	PA, P

	$$$$$! Sunitinib cap.	Sutent	PA, P

	$$$$$! Sorafenib tab.	Nexavar	PA, P

	$$$$$! Goserelin implant	Zoladex	PA

	$$$$$!! Mitotane tab.	Lysodren

	$$$$$!! Imatinib tab., cap.	Gleevec	PA

12.6	IMMUNOSUPPRESSORS

	$$$$ Azathioprine tab.	Imuran

	$$$$ Cyclosporine modified cap., sol.	Neoral	PA, P

	$$$$ Cyclosporine modified	Generic	PA
	cap., sol.	only
		Gengraf	NF

	$$$$$ Cyclosporine* cap., sol.	Sandimmune	PA

	$$$$$ Cyclosporine cap., sol.	Sandimmune	PA, P

	$$$$$! Sirolimus tab., sol.	Rapamune	PA

	$$$$$Mycophenolate sodium tab.	Myfortic	PA, P

	$$$$$! Mycophenolate mofetil tab.,	CellCept	PA
cap., liq.

	$$$$$! Tacrolimus cap.	Prograf	PA

13.0BIOTECHNOLOGY

13.1	ERYTHROID STIMULANTS

	$$$$$ Darbepoetin alpha inj.	Aranesp	PA, P

	$$$$$Epoetin alpha inj.	Procrit	PA, P

13.2	MYELOID STIMULANTS

	$$$$$!! Sargramostim inj.	Leukine	PA, P

	$$$$$!! Filgrastim inj.	Neupogen	PA, P

	$$$$$!! Pegfilgrastim inj.	Neulasta	PA, P

13.3	INTERFERONS

	$$$$$!! Interferon alpha-2B inj.	Intron A	PA

	$$$$$!! Interferon Gamma-1B inj.	Actimmune	PA

Revised 2/17/2011

Code (for all the pages):
NF - Unlisted
PA - Requires preauthorization
P - Contracted brand name product (rebate)
Bold - Bioequivalent generic available in all the presentations
Bold* - Some presentations of the drugs are not available in generic
LC - Limit in the amount to be dispatched
ST- Step Therapy,Clinical protocol for use

HIV-AIDS & HEPATITIS

HEALTH PLAN OF THE COMMONWEALTH OF PUERTO RICO
PREFERRED DRUG LIST
HIV-AIDS & HEPATITIS
2011-2012

1.0	ANTIINFECTIOUS

1.1 MACROLIDS

	$	EES/Sulfisoxazole susp.	Pediazole

	$	Erythromycin cap.

	$	Erythromycin stearate tab.	Erythrocin

	$	Erythromycin tab.

	$	Erythromycin EC* tab.	E-Mycin,
EryTab

	$	Erythromycin ethylsuccinate* E.ES., Eryped
tab., susp.

	$$	Azithromycin tab., susp.,	Zithromax
		powder pack for susp. (1gm)	Zithromax Tn-Pack	NF

	$$$	Clarithromycin* tab., susp.	Biaxin
			Biaxin XL	NF
1.2 PENICILLINS

	$	Ampicillin cap., susp.	Principen

	$	Penicillin VK tab., sol.	Veetids,
Pen-Vee K

	$	Amoxicillin* cap., tab.,	Trimox,
		chew tab., susp.	Amoxil,
Wymox

	$	Penicillin G Procaine inj.

NF - Unlisted
PA - Requires preauthorization
P – Contracted brand name product (rebate)
Bold – Bioequivalent generic available in all the presentations
BoId* - Some presentations of the drugs are not available in generic
AL - Age Limitation
LC - Limit in the amount to be dispatched
HIV-AIDS – Only in HIV-AIDS listing

$$	Penicillin G Benzathine inj.	Bicillin	LA

$$$	Amoxicillin/Clavulanic acid	Augmentin
	tab., susp.	Augmentin ES	NF
		Augmentin XR	NF

1.3 SULFONAMIDES

$	Trimethoprim I	Bactrim, Bactrim DS,
	Sulfamethoxazole tab.,	Septra, Septra DS
susp.

$$$$	Sulfadiazine tab.

1.4 TETRACYCLINES

$	Doxycycline hyclate tab., cap.	Vibratab,
Vibramycin

$	Tetracycline cap.	Achromycin

$	Minocycline cap.	Minocin

$$$	Doxycycline syr., susp.	Vibramycin

$$$$$	Demeclocycline tab.	Declomycin

1.5 QUINOLONES

$	Ciprofloxacin tab. (250mg,	Cipro
500mg, 750mg)

$	Moxifloxacin tab.	Avelox	P

$$$	Ciprofloxacin susp.	Cipro

1.6 ANTIVIRALS

1.6.1 HERPETICS INFECTIONS

$	Acyclovir tab., cap.	Zovirax

NF - Unlisted
PA - Requires preauthorization
P – Contracted brand name product (rebate)
Bold – Bioequivalent generic available in all the presentations
BoId* - Some presentations of the drugs are not available in generic
AL - Age Limitation
LC - Limit in the amount to be dispatched
HIV-AIDS – Only in HIV-AIDS listing

1.6.2	HIV-AIDS & HEPATITIS THERAPY

1.6.2.1	ANALOGOUS NON-NUCLEOSIDES OF TRANSCRIPTASE

	$$$$$	Delavirdirie tab.	Rescniptor

	$$$$$!	Efavirenz tab., cap.	Sustiva	P

	$$$$$!	Nevirapine tab., susp.	Viramune

1.6.2.2	ANALOGOUS NUCLEOSIDES OF TRANSCRIPTASE

	$$$$$	Didanosine delayed release	Videx EC
cap.*

	$$$$$	Didanosine sol.	Videx

	$$$$$	Lamivudine tab., sol.	Epivir	P

	$$$$$	Zidovudine* tab.,	Retrovir
cap., syr., inj.

	$$$$$!	Abacavir tab., sol.	Ziagen	P

	$$$$$!	Stavudine cap., sol.	Zenit

1.6.2.3	ANALOGOUS NUCLEOSIDES OF TRANSCRIPTASE IN COMBINATION

	$$$$$!	Lamivudine / Zidovudine tab.	Combivir	P

	$$$$$!!	Abacavir/Lamivudine/	Trizivir	P
Zidovudine tab.

1.6.2.4	PROTEASE INHIBITORS

Covered through the Prevention and Treatment Centers for Transmissible Diseases
(CPTETs) (Immunology Clinics)

NF - Unlisted
PA - Requires preauthorization
P – Contracted brand name product (rebate)
Bold – Bioequivalent generic available in all the presentations
BoId* - Some presentations of the drugs are not available in generic
AL - Age Limitation
LC - Limit in the amount to be dispatched
HIV-AIDS – Only in HIV-AIDS listing

1.6.2.5	ORAL AGENTS FOR HEPATITIS B

	$$$$$!!	Entecavir tab.,sol.	Baraclude	PA, P

	$$$$$!!	Lamivudine tab., sol.	Epivir HBV	PA

1.6.3	MISCELLANEOUS ANTIVIRALS

	$$$$$!!	Ganciclovir cap.	Cytovene

	$$$$$!!	Valganciclovir tab.	Valcyte

1.7	ANTIMYCOTICS

	$	Terbinafine tab.	Lamisil	LC= 84 tab.

	$	Ketoconazole tab.	Nizoral

	$	Nystatin susp.	Mycostatin, Nystat

	$	Fluconazole tab., susp.	Diflucan

	$	Griseofulvin microsize tab.	Grifulvin V

	$$$	Griseofulvin ultramicrosize* tab.	Gnis-PEG

	$$$	Clotrimazole troches	Mycelex

	$$$$$	Itraconazole* cap., sol.	Sporanox	HIV-AIDS

	$$$$$	Flucytosine cap.	Ancobon

	$$$$$!!	Voriconazole tab., susp	Vfend	PA, P

1.8 ANTITUBERCULOUS

	$	Isoniazid tab.

	$$	Isoniazid syr.

	$$$$	Ethambutol tab.	Myambutol

NF - Unlisted
PA - Requires preauthorization
P – Contracted brand name product (rebate)
Bold – Bioequivalent generic available in all the presentations
BoId* - Some presentations of the drugs are not available in generic
AL - Age Limitation
LC - Limit in the amount to be dispatched
HIV-AIDS – Only in HIV-AIDS listing

	$$$$	Pyrazinamide tab.

	$$$$	Rifampin cap.	Rifadin

	$$$$	Isoniazid/Rifampin cap.	Rifamate

	$$$$$	Ethionamide tab.	Trecator

	$$$$$!	Rifabutin cap.	Mycobutin

	$$$$$!	Cycloserine cap.	Seromycin

	$$$$$!	Capreomycin in	Capastat

1.9 ANTIPARASITES

	$$$	Albendazole tab.	Albenza

1.10	ANTIMALARIA

	$	Pynimethamine tab.	Darapnim

	$	Primaquine phosphate tab.	Primaquine

1.11	MISCELLANEOUS ANTIINFECTIOUS

	$ Dapsone tab.		Dapsone

	$ Clindamycin cap.		Cleocin
(1 50mg, 300mg)

	$$$ Clindamycin cap. (75mg), SUSP.		Cleocin

	$$$ Pentamidine inh.		NebuPent

$$$$ Streptomycin inj.

	$$$$$! Atovaquone susp.		Mepron

2.0	AGENTS FOR THE MOUTH AND THROAT

	$ Lidocaine viscous sol.		Xylocaine

NF - Unlisted
PA - Requires preauthorization
P – Contracted brand name product (rebate)
Bold – Bioequivalent generic available in all the presentations
BoId* - Some presentations of the drugs are not available in generic
AL - Age Limitation
LC - Limit in the amount to be dispatched
HIV-AIDS – Only in HIV-AIDS listing

HIV-AIDS & HEPATITIS

	$$$	Clotrimazole troche	Mycelex

3.0	ANTIDIARRHEA

	$	Diphenoxylatel	Lomotil
Atropine tab., Iiq.

4.0	ENDOCRINOLOGIC AGENTS

4.1	CORTICOSTEROIDS

	$	Prednisone tab.	Deltasone

	$	Dexamethasone tab.	Decadron

	$	Methylprednisolone* tab.	Medrol

	$	Prednisolone syrup	Prelone

	$	Hydrocortisone* tab., sol.	Cortef

	$	Prednisolone sodium	PediaPred
phosphate liq.

	$	Fludrocortisone acetate tab. Floninef

	$	Dexamethasone elixir,	Decadron
syrup, sol.

5.0	MISCELLANEOUS AGENTS

	$	Ferrous sulfate tab. (325mg)	Varios	OTC

	$	Leucovorin inj.

	$$$	Megestrol acetate tab., susp.	Megace

	$$$$$	Leucovorin tab.

NF - Unlisted
PA - Requires preauthorization
P – Contracted brand name product (rebate)
Bold – Bioequivalent generic available in all the presentations
BoId* - Some presentations of the drugs are not available in generic
AL - Age Limitation
LC - Limit in the amount to be dispatched
HIV-AIDS – Only in HIV-AIDS listing

6.0	BIOTECHNOLOGY

6.1	ERYTHROID STIMULANTS

	$$$$$	Darbepoetin alfa inj.	Aranesp	PA, P

	$$$$$	Epoetin alfa inj.	Procrit	PA, P

REVISED 2/17/11

NF - Unlisted
PA - Requires preauthorization
P – Contracted brand name product (rebate)
Bold – Bioequivalent generic available in all the presentations
BoId* - Some presentations of the drugs are not available in generic
AL - Age Limitation
LC - Limit in the amount to be dispatched
HIV-AIDS – Only in HIV-AIDS listing

ATTACHMENT# 6

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Retail Pharmacy Reimbursement Level
Effective date: November 1, 2006 until the expiration date of the contract.
Pharmacy Type	Ingredient Cost (AWP Discounts)	Dispensive Fee
Independent:
Brand	11%	$2.50
Bioequivalent Generics	ASES' MAC List	$2.50
Non *MAC Generics	11%	$2.50
Local Pharmacy Chains:
Brand	11%	$2.50
Bioequivalent Generics	ASES' MAC List	$2.50
Non MAC Generics	11%	$2.50
National Pharmacy Chain:
Brand	15%	$1.75
Generics	ASES' MAC List	$2.50
Non-MAC Generics	15%	$2.00
*Walgreens	Not Contracted
Diagnostic and Treatment Centers
Brand	12%	$2.50
Generics	ASES' MAC List	$2.50
Non-MAC Generics	12%	$2.50

*MAC=Maximum Allowable Cost

ATTACHMENT # 7

UNIFORM AND MANDATORY PROTOCOL FOR THE CONDITIONS INCLUDED IN THE
SPECIAL COVERAGE

Diagnoses	Definitive diagnoses in the criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

UNIFORM AND MANDATORY PROTOCOL FOR THE CONDITIONS INCLUDED IN THE
SPECIAL COVERAGE
REVISED AS OF 7-2009

I.              PURPOSE
The benefits of the State health system should be similar for all patients or beneficiaries, regardless of the region, geographical area or participating Insurance company.

To make uniform and to regulate throughout Puerto Rico and by all the insurance companies and participating groups, the process of the identification, inclusion and coverage similar for all the beneficiaries with a Special Condition diagnosis.

To facilitate to the beneficiaries as well as to the providers, the dynamics required in the Special Conditions, without burocratic delays, as could occur if there existed different protocols for each Insurance Company or Group.

The following table presents in a detailed fashion the diagnoses that are included as of today under the special coverage, as well as the required diagnostic criteria, tests, examinations and procedures indicated for the follow-up of the special condition indicated, it also outlines in a clear fashion the assignment of risk, so that discrepancies, erroneous constructions, delays in the service and/or treatments can be prevented. In like manner, it details the effectiveness and duration of the coverage, as well as other considerations.

The condition of Autism is updated within the catalogue of Special Conditions.

UNIFORM AND MANDATORY PROTOCOL FOR THE CONDITIONS INCLUDED IN THE THE
SPECIAL COVERAGE

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

HIV-AIDS
1- Positive Western Blot
or
(IFA) positive
Immunofluorescent Assay
and/or
2  CD4 lower than 200
and/or
3- Evidence of Opportunistic Diseases:
• Candidiasis
• Cancer of the neck of the uterus (invasive)
• Cocciodioidomycosis, Cryptococcosis, Cryptosporydiosis
• Illness due to Cytmegalovirus
• Encephalopathy (related to eh HIV)
• Simple herpes (serious infection)
• Histplasmosis
• Isoporiasis
• Daposi’s Sarcom
• Lymphoma (certain types)
• Mycobacterium avium complex
• Pneumonia due to pneumocystis carinii/jiroveci
• Pneumonia (recurrent)
• Progressive multifocal leukoencephalopathy (PML)
• Septicaemia due to salmonella (recurrent)
• Toxoplasmosis of the brain
• Tuberculosis
• Emaciation sy00ndrome

The effectiveness of the Coverage shall commence from the date when the definitive diagnosis is established.  It’s imperative that the registration of the special condition be officially documented within a prudent period of time that could be established within 30 days or less.  The special coverage shall be in effect while the eligibility in the PSG is maintained.  If its eligibility is interrupted, for six (6) months or less, upon renewing its eligibility, it must be registered once again in the special coverage without having to repeat all the laboratories and going through the evaluation and registry procedure. Once again.

1- Recounting of CD4 lymphocytes – 4 per year
2- Viral Load test – 4 per year
3- Genotype twice per year
4-Amplification of the ARM of the HIV (RCP-TI)
5- Analysis of the DNA of the branched chain (DNAr)
6- Test of resistence to medications.
7- Urine tests.
8- Tests for other sexually transmitted diseases.
9-Endoscopies which are diagnostic and/or thereapeutic
10- X-ray and nuclear tests or studies (CT; MRI; Sonography; MRS)
11- Biopsies

12-Bronchoscopies and broncholveolar wash
13- Ophtalmologic examinations
14- Cultures and preparations for fungi
15- Baciloscopies
16- Analysis of cephalorachideal fluid

The medical services related to the condition, follow-up, complications, or complications of the diagnosis or of the treatment that may arise as part of the diagnostic studies performed, or of the complications themselves inherent to the disease. Among others:
• Candidiasis
• Cancer of the neck of the uterus (invasive)
• Cocciodioidomycosis, Cryptococcosis, Cryptosporydiosis
• Illness due to Cytmegalovirus
• Encephalopathy (related to eh HIV)
• Simple herpes (serious infection)
• Histplasmosis
• Isoporiasis
• Daposi’s Sarcom
• Lymphoma (certain types)
• Mycobacterium avium complex
• Pneumonia due to pneumocystis carinii/jiroveci
• Pneumonia (recurrent)
• Progressive muyltifocal leukoencephalopathy
• Septicaemia due to salmonella (recurrent)
• Toxoplasmosis of the brain
• Tuberculosis
•  Emaciation síndrome
•  Non-melanoma skin cáncer
•  Nephropathies associated to HIV
•  Anal Dysplasia
•  Ano-genital neoplasias

Must be referred to the coverage for its registration as soon as possible due to any of the following:

1- PCP 2-
2- HIC specialist
3- Infectious disease specialists
4- Pneumologists
5- Dermatologists
6- Hematologists/ Oncologists
7- Handlers of cases of immunology clinics
In these cases, the Pharmacy coverage shall be immediately activated by the PBM, once it has entered the Registry. To be able to activate the coverage the Subscription Area in the newly entered cases shall assign the IPA and the PCP.

Autism	1- Gastrointestinal problems 2- Allergies
The effectiveness of the Special Coverage shall begin from the date when the definitive diagnosis is established.
It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established within 30 days or less.
The special coverage shall be in effect as long as the insured maintains his/her eligibility to the PSG in effect. If his/her eligibility
Endoscopies and all those to be determined by the PCP, gastroenterologist, allergist or ENT,; justified by the condition or complications.
The medical services related to the condition its complications, or complications of the treatment shall be at the risk of the Insurance Company from the date of the effectiveness of the Special Coverage.
There shall be included in the same any medication indicated to treat or control the special condition or conditions that may arise as part of the diagnostic studies performed.

It must be referred to the special coverage for its registration by any of the following:
1- Psychiatrist
2- PCP
3- Gastroenterologist
4- Any other specialist as soon as possible, once the condition has been diagnosed.

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

Autism (cont.)
is interrupted, for six (6) months or less, upon renewing  his/her eligibility must be registered once again in the special coverage without having to repeat the clinical procedures or going through the evaluation and registration process once again.

Erythematous Systemic Lupus
Have a minimum of four (4) of the following criteria:
1. Malar eruption

2. Discoidal Lupus

3. Photosensitivity

4. Oral or nasal ulcers

5. Non-erosive arthritis on two (2) or more peripheral articulations.

6. Serositis:
•      Pleuritis and/or
•      Pericarditis

7. Renal findings:
•     Proteinuria of >0.5g/d and/or
•     Cellular cylinders

The effectiveness of the Special Coverage shall commence from the date when the definitive diagnosis is made.  It’s imperative that the registration of special condition be officially documented within a prudent period of time that could be established within 30 days or less.

The special coverage shall be in effect while the eligibility in the PSG is maintained.  If the eligibility is interrupted, for six (6) months or less, upon the renewal of the eligibility, it must be registered once again in the special

To be determined by the Rheumatologist, Neurologist, Cardiologist, Nephrologist, Hematologist, Pneumologist, Dermatologist, and justified by complications. Among others:
•    CRP
•    ESR
•    Anti-DNA
•    Hepatic function
•    Renal function
•    CPK – Isoenzymes
•    U/a

The medical services related to the condition, follow-up, complications and/or complications of the diagnosis and/or of the treatment shall be at the risk of the Insurer from the date of effectiveness of the Special Coverage.
There shall be included in the same any medication indicated for treatment or control of the special condition or conditions that may arise as part of the diagnostic studies performed, or of complications pertaining to the disease.

Must be referred to the special coverage for its registration by any of the following:
PCP
Rheumatologist
Neurologist
Cardiologist
Nephrologist
Hematologist
Pneumologist
Dermatologist or any other specialist participating in the diagnosis, the moment it is definitive.

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

Erythematous Systemic Lupus (cont.)
8. Neurological findings:
•   Convulsions and/or psychosis

9. Hematological findings:
•   Hemolytic anaemia and/or
•   Thrombocythopenia <100,000 and/or
•   Leukopenia <4,000 and/or
•   Linphocytopenia <1,500

10. Immunological findings:
•   Anti-ds DNA and/or
•   Anti-Sm and/or
•   Ab Anti-phospholipids

11. Positive ANA
•   Usually > 1:80 dil.
	Coverage without having to repeat the laboratory tests and going through the evaluation and registration procedure once again.	• EKG • Echocardiograms • X-rays • Brain CT • Brain MRI • EEG • CBC and platets • Coombs test • Complement • ANA, FANA • Biopsies
Scleroderma
The American College of Rheumatology requires for its diagnosis at least one (1) criterion greater than or two (2) lesser criteria:
GREATER CRITERIA: (1)
Proximal scleroderma
Loss of skin elasticity
Hyperpigmentation and hypopigmentation of the skin in the pattern of salt and pepper

The effectiveness of the Special Coverage shall commence from the date when the definitive diagnosis is established. It’s imperative that it be documented officially in the registry of special conditions within a prudent period of time which could be established at 30 days or less.
As required by: 1. Rheumatologist 2. Dermatologist 3. Cardiologist 4. Pneumologist 5. Gastroenterologist Among others: -Lung X-rays -Pulmonary function tests
The medical services related to the condition, follow-up, complications and/or complications of the diagnosis and/or of the treatment shall be at the risk of the Insurerr from the date of effectiveness of the Special Coverage.
There shall be included in the same any medication indicated to treat or control the special condition or conditions that
Must be referred to the special coverage for ist registration by any of the following: -PCP -Rheumatologist -Dermatologist

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

or
MINOR CRITERIA: (2)
•   Sclerodactylia
•   Loss of substance from the finger pads
•   Pulmonary fibrosis in both bases

In addition to at least one of the following:
•   Positive biopsy of skin
•   Positive ANA >1:80 dil.
•   Evaluation and certification from the Rheumatologist or Dermatologist.

The special coverage shall be in effect while the eligibility in the PSG is maintained.
If its eligibility is interrupted, during six (6) months or less, upon the renewal of the eligibility, must be registered once again in the special coverage without having to repeat the laboratories and go through the evaluation and registry procedure.
		-Chest CT -Thallium centellography -SPECT -Esophagogram -Esophagoscopy -Esophagus Manometry -Antibodies -Erithrosedimentation -CRP -U/a	May arise as part of the diagnostic studies performed, or of complications pertaining to the disease.
Chronic Renal Diseases Level III Level IV	Glomerular Filtration Rate of 30 to 59 cc/min./1.73 m2 Glomerular Filtration Rate of 15 to 29 cc/min./1.73 m2
The effectiveness of the Special Coverage shall commence from the date when the definitive diagnosis is established. It’s imperative that it be officially documented in the registry of special conditions within a prudent period of time that could be established in 30 days or less. The special coverage shall be in effect while the eligibility in the PSG is maintained. If its eligibility is interrupted, during six (6) months or less, upon
The continuous monitoring of the patients at risk for this condition is important for the early identification and registration of these, prior to commencing dialysis.
All the medical services related to the condition, its complications and/or the complications of the treatment, from the date of effectiveness of the coverage is at the risk of the Insurance company. Included but not limited to:
-Insertion of catheters for dialysis
-Surgeries to establish arterio-venous fistulas
-Required immunizations
-Administration of haematopoietic agents
-Transfusions
May be referred by: -PC -Internist -Nephrologist -Urologist

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

		renewal of the eligibility, may be registered once again in the special coverage without having to repeat the laboratory tests and going through the evaluation and registry procedure.	The visits to the Nephrologist and the laboratories related to the chronic renal condition are considered at the risk of the Insurance company	-Infections related to catheters
Chronic Renal Diseases Level V	Glomerular Filtration Rates <15 cc. min./1.73 m2
The Special Coverage shall commence from the date when the definitive diagnosis is established.  It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established in 30 days or less.
In the Renal-IPA all the services of the insurer ordered by the Nephrologist shall be at the risk of the insurance companies.  The surgery necessary to set up the fistula required for the hemodialysis and the insertion of the catheters for the dialysis are considered part of the risk of the insurance companies, even when the insured person is not registered.

Once the Registration for Chronic Renal Condition has been authorized, the insured receives a notice by mail, indicating to him/her the changes in his/her coverage or IPA change to one of the Renal IPAs (Dialysis Center). The IPA change shall be effective the month when the request for change is made.  From that moment onwards, the IPA ceases to receive the per capita payment corresponding to this insured person.  The risk of the services received by the insured person before the change in the IPA or registration of the insured person shall be at the risk of the IPA, except the ones directly related to the dialysis.
The ambulatory services, not the emergency ones, that is provided to these insured persons at the Renal IPA have
May be referred by: -PCP -Internist -Nephrologist -Urologist

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

Chronic Renal Diseases (cont.)	Once the fistula has been set up, it may be registered in the Renal IPA.		to be coordinated by means of the aforementioned referral from the Nephrologist, who will go on to become the primary physician for these insured persons.
Tuberculosis
A. Tuberculin test (although negative, could have TB)
+
B. Thorax x-rays
     a. (infiltrates, cavities, consolidation, hilar lymphatic nodules, milar)
+
C. Certification from the Pneumologist
or
D. Samples of sputum for AFB and culture for M, tuberculosis
or
E. Brchial Wash (BW) (when they cannot expectorate)
or
F. Biopsies (affected site)

G. HIV Test

The Special Coverage shall commence from the date when the definitive diagnosis is made.  It’s imperative that the registry of the special condition be officially documented within a prudent period of time that could be established in 30 days or less.
The coverage shall be variable, depending on the duration of the treatment, which may vary from six (6) months up to two (2) years.
Samples of sputum for AFB and curture for M. tuberculosis as ordered by the physicians in charge of the treatment.
The medical services related to the condition, follow-up, complications, and/or complications of the diagnostic procedure and/or of the treatment shall be at the risk of Insurance company from the date of effectiveness of the Special Coverage. There shall be included in the same any medication indicated to treat or control the special condition or conditions that may arise as part of the diagnostic studies performed, or of complications pertaining to the disease.

Follow-up chest x-rays until the completion of the treatment is at the risk of the insurance company.

The Department of Health covers:
•   Tuberculin
•   Cultures
•   Bronchial Wash
It’s of great importance to prepare the report required by Law for the TB Control Program of the Department of Health as soon as possible for its registration.

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

Tuberculosis (cont.)			• Medical Treatment
Cancer	-Positive Pathology or Biopsy -Specialized studies if it cannot be confirmed via pathology. Ex: CT-Scan, MRI, Sonogram
The Special Coverage shall commence from the date when the definitive diagnosis is established. It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established in 30 days or less.
The ones justified on the basis of their condition, its complications of the treatment at the petition of the specialist.
In general, the procedures for the purpose of diagnosing are tat ht risk of the IPA; the presumptive diagnoses (ex: “rule out”, the biopsy or surgery procedures, by means of which one can obtain samples of the pathological tissues to perform the diagnosis and the hospitalizations associated to these, shall be considered at the risk of the IPA, except when the procedure confirms the definitive diagnosis which in that case shall be a the risk of the insurance company. The hospitalization for the carrying out of the definitive diagnosis shall only be considered at the risk of the Insurance company, if the diagnosis is confirmed in the same and a schedule is established in which to receive radiation therapy or chemotherapy, if necessary. All the tests or procedures prior to the confirmatory test are at the risk of the IPA.

The medical services related to

It’s necessary that when requesting the registration of an insured person with a cancer diagnosis, the completed registration sheet be provided with copy of the pathology results, other studies that confirm the diagnosis, the information about the recommended treatment and the period of time in which they shall be receive it.
If all this information is not provided, the insured person shall be temporarily registered during four (4) months, while the IPA or the specialist send the information that is necessary for the definitive registration.
The registration may be requested by:

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

Cancer (cont.)
condition, follow-up complications, and/or complications of the diagnostic procedure and/or the treatment shall be at the risk of the Insurance company from the date of effectiveness of the Special Coverage. There shall be included in the same any medication indicated to treat or control the special condition or conditions that could arise as part of the diagnostic studies performed, or of complications pertaining to the disease.

This coverage requires that the insured person register with the insurance company in the Cancer Registry and it shall be extended until the chemotherapy and radiation therapy treatment has been completed.

-Once the tumor has been eliminated and there exists no evidence of metastasis and (the person) is in remission or not requires chemotherapy and/or radiation therapy treatments, the services shall no longer be considered at the risk of the
-PCP -Surgeon -Gynecologist -Urologist -Oncologist -Radiation therapist in charge of the insured person.

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

Insurance company.
-The cases of insured persons who have been diagnosed with cancer in the past and are free of the illness at the present time, shall be considered at the risk of the IPA.
-The follow-up on the part of the oncologist, surgeon, etc. with regard to the insured persons in remission shall also be at the risk of the IPA.

Skin Cancer- IN SITU Carcinoma	Positive biopsy	The Special Coverage shall commence from the date on which the definitive diagnosis is established.
Medical services at the time of the surgery as long as they are for the purpose of establishing the diagnosis are at the risk of the insurance company All the medical services to confirm the diagnosis are at the risk of the insurance company.

Skin cancer – such as Invasive Melanoma or those of the Squamous cells with Evidence of Metastasis	1. Positive Pathology or Biopsy 2. Special studies: CT Scan, MRI, Sonogram
The Special Coverage shall commence from the date on which it is established.  It’s imperative that it be officially documented the registry of special condition within a prudent period of time that could be established in 30 days or less.

The time that the radiation therapy lasts or the surgical procedure until completed.  The medical services related to the condition, follow-up, complications and/or complications of the diagnostic procedure and/or the treatment shall be at the risk of the Insurance company from the date of effectiveness of the Special Coverage.  There shall be included in the same any medication in indicated to treat or control the special condition or conditions that could arise as part of the diagnostic studies.

Multiple Sclerosis (MS)
McDonald revised criteria:
The diagnosis is confirmed when there concurs a combination of:
1. Two (2) different episodes of neurogical sysmptoms verifiable by a Neurologist.

or

2. Symptoms that indicate damage or injury in more than one region of the Central Nervous System.

+

MRI

+

Laboratory tests with abnormal findings and consistent with MS.

+

3. Absence of another illness or condition which may be causing the symptoms or the laboratory findings.

The Special Coverage shall commence from the date on which the definitive diagnosis is established.  It’s imperative that it be officially documented in the registry of special condition within a prudent period of time that could be established in 30 days or less.
The Special Coverage shall be in effect while the insured person continues to be eligible in the PSG.  If the eligibility is interrupted, during six (6) months or less, upon renewal of the eligibility, may be registered once again in the special coverage without having to repeat the laboratory tests and go through the evaluation and registration procedure once again.

All the once indicated by the condition and its complications.

Among others:
1. MRI
2. Extraction and examination of the spinal liquid.
3. IgG tests in Spinal fluid.
4. Evoked potentials.
5. Tests

Neuropsychological ones.
1. Evaluation of the urinary system.

The medical services related to the condition, follow-up, complications and/or complications of the diagnosis and/or of the treatment shall be at the risk of the Insurance Company from the date of effectiveness of the Special Coverage.  There shall be included in the same any medication indicated for the treatment or control of the condition of the special condition or conditions that could arise as part of the diagnostic studies performed, or  of the complications pertaining to the disease.

The treatment for the MS patients is multidisciplinary.  It must include:
1. Neurologist who is making the diagnosis
2. and other health professionals such as:
•Urologists
•Psychiatrist
•Psychologists
•Neuro-ophtalmologists

Cyst Fibrosis (CF)	1. Evaluation from the pneumologist 2. Perspiration test 3. Clinical picture
The Special Coverage shall commence from the date when the definitive diagnosis is established.  It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established in 30 days or less.
The special coverage shall be in effect while the insured person remains eligible in the PSG.  If the eligibility is interrupted, for six (6) months or less, upon renewal of the eligibility, they must be registered once again in the special coverage without having to repeat the laboratory tests and going through the evaluation and registration process once again.

At least every 3 months:

1. Sputum culture
2. Pulmonary function
3. Nutritional evaluation
4. Review of postural drainage techniques

Once a year:

1. Hepatic function
2. Levels of vitamins A; E

One occasion:

1. Genetic tests CFTR-DNA test

The medical services related to the condition, follow-up, complications, and/or complications of the diagnosis and/or of the treatment shall be at the risk of the Insurance Company from the date of effectiveness of the Special Coverage.  There shall be included in the same any medication indicated to treat or control the special condition or conditions that may arise as part of the diagnostic studies performed, or from complications pertaining to the disease.

Rheumatoid Arthritis
Clinical Picture

Criteria of the American College of Rheumatology:  at least four (4) out of seven (7) must be present:

1. Perarticular morning numbness of at least one hour in duration and that is present for at least six (6) weeks.
2. Swelling of the soft tissues (arthritis) in three or more articulations, present for at least six (6) weeks.
3. Swelling (arthritis) of the proximal interphalangic (PIP) and/or metacarpophalangic (MCP) articulations and/or of the carpus for at least during six (6) weeks.
4. Symmetric arthritis present at least during six (6) weeks.
5. Subcutaneous nodules.
6. Positive test for the Rheumatoid factor.
7. Radiographic erosions and/or Perarticular osteopenia in hands and/or carpus.

II.  Rheumatological evaluation

The Special Coverage shall commence from the date when the definitive diagnosis is established.  It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established in 30 days or less.

The Special Coverage shall be in effect while the insured person remains eligible in the PSG.  If the eligibility is interrupted, for six (6) months or less upon renewal of the eligibility may be registered once again in the special coverage without having to repeat the laboratory tests and going the evaluation and registration procedure.
To be determined by the primary physician and/or the rheumatologist. Among others: 1. ESR 2. CRP 3. CBC 4. Hepatic function test 5. CCP (citric citrullinated peptide) 6. ANA test 7. X-rays
The medical services related to the condition, follow-up, complications, and/or complications of the diagnosis and/or the treatment shall be at the risk of the Insurance Company from the date of effectiveness of the Special Coverage.

There shall be included in the same any medication indicated to treat or control the special condition or conditions that could arise as part of the diagnostic studies performed, or of complications pertaining to the disease.
May be referred by: 1. PCP 2. Rheumatologist
Aplastic Anemia	I. Hematological evaluation: 1. Absolute count of neutrophils < 500/mm3 2. Platelets < 20,000 mm3 3. Reticulocytes < 1% and II. Aspiration and/or biopsy of bone marrow
The Special Coverage shall commence from the date when the definitive diagnosis is established. It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established in 30 days or less.

The Special Coverage shall be in effect while the insured person remains eligible in the PSG.  If the eligibility is interrupted for six (6) months or less, upon renewal of the eligibility, it may be registered once again in the Special Coverage without having to repeat the laboratory tests and going through the evaluation and registration process once again.
The ones required by the Hematologist or Internist.
The medical services related to the condition, follow-up, complications, and/or complications of the diagnosis and/or of the treatment shall be at the risk of the Insurance Company from the date of effectiveness of the Special Coverage.  There shall be included in the same any medication indicated to treat or control the special condition or conditions that may arise as part of the diagnostic studies performed, or of complications pertaining to the disease.
May be referred by: 1. PCP 2. Hematologist 3. Internist

Hemophilia
I. Evaluation of the Hematologist:

a. Severe:  Levels of Factor VIII < 1%
b. Moderate:  Level of Factor VIII < 1-5%
c. Slight: Level of Factor VIII 5-25% with manifestations of severe bleeding

II.  Levels of Clotting Factors:

a. Patients with severe Hemophilia A and B.
b. Patients with severe Hemophilia A and B with the presence of inhibitors.
c. Moderate Hemophilia A and B with the presence of inhibitors

The Special Coverage shall commence from the date when the definitive diagnosis is established. It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established in 30 days or less.
The Special Coverage shall be in effect while the insured person remains eligible in the PSG.. If the eligibility is interrupted, for six (6) months or less, upon the renewal of the eligibility, can be registered once again in the special coverage without having to repeat the laboratory tests and going through the evaluation and registry procedure once again.
Levels of inhibitors every (6) months
The services related to the condition, follow-up, complications, and/or complications of the diagnosis and/or of the treatment shall be at the risk of the Insurance company from the date of effectiveness of the Special Coverage.
There shall be included in the same any medication indicated to treat or control the special condition or conditions that could arise as part of the diagnostic studies performed, or of complications pertaining to the disease.

ATTACHMENT # 8

CO-PAYS & CO-INSURANCE - effective on November 1st, 2011
	Federal			CHIPs	Commonwealth Population				*ELA
SERVICES	100	110		230	300	310	320	330	400
HOSPITAL	HOSPITAL			HOSPITAL	HOSPITAL				HOSPITAL
Admissions	$0	S3		$0	$3	$5	$6	$20	$50
Nursery	$0	$0		$0	$0	$0	$0	$0	$0
EMERGENCY ROOM (ER)	EMERGENCY ROOM (ER)			EMERGENCY ROOM (ER)	EMERGENCY ROOM (ER)				EMERGENCY ROOM {ER}
Emergency Room (ER) Visit	$0	$0		$0	$1	$5	$10	$15	$20
Non-emergency visit to a hospital emergency room.	$5	$5		$0	$15	$15	$15	$15	$20
Trauma	$0	$0		$0	$0	$0	$0	$0	$0
AMBULATORY VISITS TO	AMBULATORY VISITS TO			AMBULATORY VISITS TO	AMBULATORY VISITS TO				AMBULATORY VISITS TO
Primary Care Physician (PCP)	$0	$1		$0	$0	$1	$2	$2	$3
Specialist	$0	$1		$0	$1	$1	$3	$4	$7
Sub-Specialist	$0	$1		$0	$1	$1	$3	$5	$10
Pre-natal services	$0	$0		$0	$0	$0	$0	$0	$0
OTHER SERVICES	OTHER SERVICES			OTHER SERVICES	OTHER SERVICES				OTHER SERVICES
High-Tech Laboratories**	$0	50	¢	$0	$1	$1	$2	$3	20%
Clinical Laboratories**	$0	50	¢	$0	$1	$1	$2	$3	20%
X-Rays**	$0	50	¢	$0	$1	$1	$2	$3	20%
Special Diagnostic Tests**	$0	$1		$0	$1	$2	$2	$6	40%
Therapy - Physical	$0	$1		$0	$1	$2	$2	$3	$5
Therapy - Respiratory	$0	$1		$0	$1	$2	$2	$3	$5
Therapy - Occupational	$0	$1		$0	$1	$2	$2	$3	$5
Vaccines	$0	$0		$0	$0	$0	$0	$0	$0
Healthy Child Care	$0	$0		$0	$0	$0	$0	$0	$0
DENTAL	DENTAL			DENTAL	DENTAL				DENTAL
Preventive (Child)	$0	$0		$0	$0	$0	$0	$0	$0
Preventive (Adult)	$0	$1		$0	$0	$1	$2	S3	$3
Restorative	$0	$1		$0	$0	$1	S5	$6	$10
PHARMACY***	PHARMACY			PHARMACY	PHARMACY				PHARMACY
Generic (Children 0-21)	$0	SO		$0	$0	$0	$0	$0	$5
Generic (Adult)1	$1	$1		N/A	$1	$2	$3	$5	$5
Brand {Children 0-21)	$0	$0		$0	$0	$0	$0	$0	$10
Brand (Adult)****	$3	$3		N/A	$3	$4	$5	$7	$10
	Federal			CHIPs	Commonwealth Population				ELA
SERVICES	100	110		230	300	310	320	330	400

*Code 400 in ELA column means the copayments that will applied for the population suscribes as public employees of the Puerto Rico Government.

** Apply for diagnostic tests only, copays will not appited in those tests when they are required as part of a preventive service.

***Copays will apply for each drug included in the same prescription pad. Exceptions shown on Pharmacy (children 0- 21) does not apply for 400 ELA employees.

****Co-pays for children 0-21 years of age are not applicable for Medicaid,Commonwealth medically indigent eligible, and for children under the CHIP Program in group ages 0-18.

Co-pays may apply to children ages over twenty one (21) as well as to adults. Limit to 6 scripts per month (except for anti-psychotic and antivirals). 90 days dispensing for some chronic conditions.

Polypharmacy program.
As established in 42 CFR 447.53(b) the following exceptions will be applicable for federal population under code 110:

(b) Exclusions from cost sharing. The plan may not provide for impositions of a deductible, coinsurance, copayment, or similar charge upon categorically or medically needy individuals for the following:

(1) (Children. Services furnished to individuals under 18 years of age (and, at the option of the State, individuals under 21,20, or 19 years of age, or any reasonable category of individuals 18 years of age or over but under 21) are excluded from cost sharing.

(2) Pregnant women. Services furnished to pregnant women if such services related to the pregnancy,or to any other medical condition which may complicate the pregnancy are excluded from cost sharing obligations. These services include  routine prenatal care, labor and delivery,routine post-partum care, family planning services,complications of pregnancy or delivery likely to affect the pregnancy,such as hypertension, diabetes, urinary tract infection,and services furnished during the postpartum period for conditions or complications related to the pregnancy.The postpartum period is the immediate postpartum period  which begins on the last day of pregnancy  and extends through the end of the month in which the 60-day period following termination of pregnancy ends. States may further exclude from cost sharing all services furnished to pregnant women if they desire.

(3) Institutionalized individuals. Services furnished to any individual who is an inpatient in a hospital,long-term care facility, or other medical institution if the individual is required (pursuant to §435.725, §435,733, §435.832,or §436.832),as a condition of receiving services in the institution,to spend al! but a minimalamount of his income  required for personal needs,for medical care costs are excluded from cost sharing.

(4) Emergency services. Services as defined  at section 1932(b){2)  of the Act and §438.114(a).

(5) Family planning. Family planning services and supplies furnished to individuals of child-bearing age are excluded from cost sharing.

(6) American Indians. Items and services furnished to an American Indian directly  by an American Indian health care provider or through referral under contract health services.

ATTACHMENT #9

Administración de Seguros de Salud

ATTACHMENT 9

Information Systems Processes
& Data Exchange Layouts

1	Enrollment Manual
2	ASES 820 Mapping
3	ASES Query Process
4	Current Layout for Claims & Encounters
5	Carrier to ASES Data Submissions – Version 1.7B

1. Enrollment Manual

ASES – Enrollment Manual August 2010

Table of Contents #

I. INTRODUCTION		2

A.	BACKGROUND	2
B.	BASIC ELIGIBILITY CONCEPTS	2
C.	GENERAL ENROLLMENT CONCEPTS	3

II. ENROLLMENT PROCESS		3

A.	DATA FLOW	3
B.	ENROLLMENT RECORD	4
C.	CARRIER RESPONSIBILITIES	9
D.	ENROLLMENT RECORD REJECTIONS	10

III. PREMIUM PAYMENT		10

A.	CONCEPTS	10
B.	RELATION TO ENROLLMENT	10
C.	TYPES OF PAYMENT CALCULATIONS	11

IV. SYSPREM – ENROLLMENT IN HISTORY		11

A.	ENROLLMENT CONCEPTS	11
B.	SYSPREM FUNCTIONALITY	12
C.	PREMIUM PAYMENT FOR SYSPREM ENROLLMENTS	13
D.	SYSPREM IN SUMMARY	13

V. ADDENDUMS		14

A.	ENROLLMENT RECORD LAYOUT	14
B.	ENROLL RELATIONSHIP REQUIREMENTS	14
C.	ERROR CODE TABLE	14
D.	CARRIER ELIGIBILITY FILE LAYOUT	14
E.	FLOW DIAGRAM	14

ASES Information Systems Offfice

1

ASES – Enrollment Manual     August 2010

I.  Introduction This document is the reference manual to guide Insurance Companies and Medicare Advantage Organizations contracted by ASES in enrolling their contracted beneficiaries.

a.	Background

Previous to January 2006 Mi Salud beneficiaries were assigned to MCO’s or TPA’s by region. (MCO’s, TPA’s and MAO’s will be referred to as “carriers” in this document). Enrollment, which is the process by which the carrier sends an electronic record to ASES notifying of the subscription of a member, was done at the family level. With one record the carrier would enroll all the members of a family. At the most there could be two carriers in a region, one MCO and one TPA so conflicts were minimal. The establishment of the Medicare Platino Plans by ASES starting on January 2006 increased the complexity of identifying in the ASES database which member is covered by which organization. Once Medicare Platino was implemented the enrollment had to be done at the member level since a family could have members subscribed by different carriers. The complexity was also affected by having MAO’s  providing  services  to  all  the  ASES  regions.  Therefore  Medicare Platino beneficiaries had a wide choice of options which included the capacity to change carriers on a monthly basis.

b.	Basic Eligibility Concepts

i.	Eligibility for Mi Salud beneficiaries is determined by Medicaid Offices. Typically the beneficiaries are given eligibility for a year after which they must recertify.

ii.	Those beneficiaries which do not recertify are cancelled at theeligibility expiration date. This occurs at the end of each month.

iii.	Data for eligible beneficiaries is sent by Medicaid Offices toASES and updated in the ASES database on a daily basis.

iv.	ASES sends any updates, cancellations or additions to the carriers on a daily basis.

a)	Mi Salud carriers receive data for all the members in their contracted regions.

b)	Medicare Platino carriers receive data for all their members enrolled in each contracted region.

v.	Mi Salud eligible members are those which appear as eligible in the ASES database.

vi.	Medicare Platino eligible members are those Mi Salud eligible members which also have Medicare A&B coverage.

a)	Medicare A&B coverage is determined by the Medicare Platino carriers by querying CMS.

b)	Medicare Platino carriers also have to query ASES to determine Mi Salud eligibility.

ASES Information Systems Offfice

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ASES – Enrollment Manual     August 2010

c.	General Enrollment Concepts

The enrollment record (see attached) used by the carriers to notify ASES of the subscription of a member contains a series of data elements for verification of correctness and to inform ASES the particulars of the enrollment. A member can be enrolled in one of three different Plan Types:

01 = Mi Salud 02 = Medicare Platino MA-SNP (Special Needs Plan) 03 = Medicare Platino MA-PD (Medicare Advantage Prescription Drugs)

A particular carrier can offer different products under a Plan Type. These products are identified by their Plan Version number. ASES assigns a Plan Version number for each Medicare Platino product contracted. For Mi Salud enrollments the Plan Version field must equal the coverage code assigned to the particular beneficiaries. Some of the Plans contracted with ASES may require the assignment of Primary Centers (IPAs) and /or PCPs to the beneficiaries. The enrollment record includes those fields as well as the Plan Type and Version. The record also informs of the date the member was processed by the carrier and the effective date of the enrollment. (For more detail se section II.b below.)

II.	Enrollment Process

a.	Data Flow

The data flow for Mi Salud and Medicare Platino enrollments is similar with the principal exception of the queries that are needed in the Medicare Platino process. (see flow diagram attached)

i.
Mi Salud – The process starts with the receipt of the eligibility data by the carriers. The carriers update their database and communicate with the beneficiaries. The beneficiaries visit the carriers’ premises and sign up in the Mi Salud Plan. The carrier then produces the electronic enrollment record and sends it to ASES. These transmissions occur on a daily basis. In ASES the records are passed through an edit program. The records that pass the edits are updated to the ASES database and the beneficiaries are deemed enrolled. Those record found with error are returned to the carriers for correction. Until the records are submitted correctly the member is not enrolled in ASES.

ii.
Medicare Platino – Before a Medicare Platino Plan can enroll a member it must verify Medicare coverage by querying CMS. They must also query ASES to verify if the member is eligible for Mi Salud. Once those requirements are met then the enrollment is submitted to ASES. In ASES the record follows the same process as described above for Mi Salud.

ASES Information Systems Offfice

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ASES – Enrollment Manual     August 2010

b.	Enrollment Record

i.	Data Definition – The enrollment record contains the following data elements to be complimented by the carrier:

a)        RECORD_TYPE – This is always an “E” it identifies the record as an enrollment file record.

b)        TRAN_ID  –  This  is  the  field  which  identifies  to  the ASES system which action to take based on the data contained in the record. It can have one of several values:
1)        E = means that the record is a new enrollment for a member which has not been previously enrolled.
2)        C = Change Carrier. Used when the member has selected a different carrier than the one in which he/she is presently    enrolled. It is also used for initial enrollment in Medicare Platino Plans.
3)        P = Changes the Plan Type. It is used when a member enrolled under a particular carrier chooses to change the product the carrier offers to one which is identified under a different Plan Type under the same carrier. Example: changing from an MA-PD Plan (Type 03) to a SNP Plan (Type 02) under the same carrier.

4)        V  = Type  Version  change.  It  is  used  when  a member enrolled under a particular carrier and Plan Type chooses to change the product the carrier offers to one which is identified under the same Plan Type but with a different version number under the same carrier. Example: changing from a SNP Plan (Type 02 Version 001) to a SNP Plan (Type 02 Version 002) under the same carrier. The version change value in the Tran_id is also used when a Mi Salud member changes coverage code. In this case the carrier must reissue an ID Card with the new benefits and submit a version change enrollment record to ASES where the Version number is equal to the coverage code.

5)       I = IPA (Primary Center) Change. Used to record in ASES a change in the beneficiaries’ selected IPA  under  the  same  carrier,  Plan  Type  and Version.

6)       1 = PCP1  change.  Used  to  record  in  ASES  a change in the beneficiaries’ selected PCP1 under the same carrier, Plan Type, Version and IPA.

7)       2 = PCP2  change.  Used  to  record  in  ASES  a change in the beneficiaries’ selected PCP2 under the same carrier, Plan Type, Version and IPA.

ASES Information Systems Offfice

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ASES – Enrollment Manual     August 2010

8)       3 = PCP1 and PCP2 change. Used to record in ASES a change in the beneficiaries’ selected PCP1 and PCP2 under the same carrier, Plan Type, Version and IPA.
9)X = delete incorrect enrollment 10)
O = Contract number change only 11)
D = Disenroll. For future use.

c)         PROCESS_DATE – Sign up date. Date the member contracted with the carrier. Relationship with effective date:
1) Medicare Platino – Process date must be less than effective date.
2) Mi Salud – process date must be equal or less than effective date.

d)        REGION – Contains ASES region code. Must be the region in which the member is located in the ASES database. Medicare Platino carriers obtain this code from the ASES query response.

e)        CARRIER - Two digit carrier code assigned by ASES.

f)         MEMBER_PRIMARY_CENTER – Up to four digits assigned by carrier to identify their Primary centers (IPAs). Not required for some Plan Types/Versions.

g)        ODSI_FAMILY_ID – Eleven digit family ID assigned by MEDICAID OFFICES (ODSI). This is the first part of the key for the beneficiaries in the ASES database. Medicare Platino carriers obtain this code from the ASES query response.

h)        MEMBER_SSN– Social Security number of the member. It is required that this number matches with the one for the member in the ASES database.

i)         MEMBER_SUFFIX – Two digit number which identifies a member within a family. Second part of the key in the ASES database.

j)         EFFECTIVE_DATE  –  Date  in  which  the  carriers starts coverage for the member under the enrolled Plan or   effective   date   of   the   change   for   which   the

ASES Information Systems Offfice

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ASES – Enrollment Manual     August 2010

k)         PLAN_TYPE – Plan Type code under which the member is enrolled.

l)          PLAN_VERSION – Plan version under which the member is enrolled. m) MPI – Master Patient Index. Unique number which identifies a Member in ASES and MEDICAID OFFICESs databases.

n)         PCP1 – Fifteen digit number assigned by carriers. Use to identify the PCP1 selected by the beneficiaries.

o)         PCP1_EFFECTIVE_DATE  –  Date  in  which  the PCP1 assignment was effective.

p)         PCP2 – Fifteen digit number assigned by carriers. Use to identify the PCP2 selected by the beneficiaries.

q)         PCP2_EFFECTIVE_DATE  –  Date  in  which  the PCP2 assignment was effective.

 r)         FAMILY_PRIMARY_CENTER – IPA assigned to all Mi Salud family members.

s)         FAM_PRIMARY_CENTER_EFF_DATE    –Datein which the assignment of the family IPA was effective.

t)          IPA_PCP_CHANGE_REASON – Not in use.

u)         MEDICARE   INDICATOR   –   Required   for Medicare Platino enrollments. (1=A&B, 3=A, 9=B)

v)         HIC  NUMBER  –  Medicare  Health  Insurance Claim Number. Required for Medicare Platino enrollment.

w)        IPA_ESPECIAL – A “1” indicates that the member is assigned to a special IPA which is not the family IPA. Used for Mi Salud.

x)          Contract Number – Contract number assigned by the carrier. It should be the number by which the member is identified  in  the  carriers  ID  card  and  internally  in  their database.

y)         Special Enroll – Used to identify that the enrollment is for a   newborn   (N)   or   an   emergency   (E)   case   submitted   by MEDICAID OFFICES or ASES. When this field is used then if the values is:

6

ASES – Enrollment Manual     August 2010

1) N – The system allows enrollment as of the date of birth.
2) E – The system allows enrollment as of the certification date.
3) This mechanism can be utilized in cases where the date of birth or certification is on or after January 1, 2006.

 z) Other data elements complimented by ASES – When the record is edited the ASES system enters the following data in the enrollment record:
1) Reject Identifier - As a result of the edits the record could  be  accepted  or  rejected.  This  field  contains  the codes that specify that result. ( "A" = Accepted; "M" = Accepted Retroactive; "R" = Rejected; "X" = Deleted)

2) Record Key – Internal number assigned by the ASES system.
3) Error Codes one to ten – record up to ten possible error codes.
4) Update Date – Date to which the edit run belongs. Correspond to the date of the daily cycle the edit run was a part of.
5) Update User – ASES internal user code.

ii. Uses
a)           The  enrollment  record  can  be  used  to  trigger  several actions in the ASES database. The content of the TRAN_ID field determines which action. An “E” for a Mi Salud carrier will perform the original enrollment of a member. A “C” will transfer a member from one carrier to the one submitting the enrollment or perform the original enrollment for a Medicare Platino carrier. Codes P, V, I, 1, 2, and 3 will inform the ASES system that the carrier has changed a beneficiaries Plan, Version, IPA or PCP. An “X” will delete a previously submitted record and an “O” will change a beneficiaries Contract number. In the future a “D” will produce the disenrollment of a member from its existing carrier.

iii.        Edit and update process – Carriers can transmit enrollment files to ASES on a daily basis. They must follow the naming convention for those files which is as follows:

CCYYMMDD.SUS
CC = Carrier Code YY =
Year MM = Month

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ASES – Enrollment Manual     August 2010

DD = Day
.SUS = File extension identifies enrollment file.

The enrollment file can contain records pertaining to any of the regions contracted by the carrier. The files received by 9:00am are entered in the ASES daily cycle. If a file is received after 9:00am it will be entered in the following day’s cycle. In the cycle there are several steps which handle the enrollment records:

a) Enrollment Merge – joins the enrollment files from all carriers into a single file.

b)           Enrollment Region Split – Separates the merged file into different files (one per region) based on the region code in the enrollment records. If the record sent does not have a valid region code it will go into a special error file and will not continue processing.

c)           Edits - ASES run a separate edit and update cycle for each  region.  The  enrollments  are  passed  though  the  edit programs and are identified as valid or rejected.

d)          Update - Valid enrollments will be used to update the beneficiaries’ record in the ASES database. In this process the data in the enrollment record is entered into the beneficiaries’ record. There are to types of Valid enrollments:

1)   Reject   identifier   =   A   –   Identifies   an   accepted enrollment which is to be applied at a future effective date. The update process moves the enrollment fields (carrier, Plan, Version, Ipa and PCP) to the fields destined for new enrollments in the member’s record. Until the new effective date is reached the member stays under the present enrollment condition (same carrier, Plan, Version, Ipa and PCP). At the month end cycle previous to the effective date the new field are moved to the actual fields and the enrollment becomes effective.

2) Reject identifier = M – Indicates a retroactive enrollment.   In   these   cases   the   enrollment   data (carrier, Plan, Version, Ipa and PCP) is updated directly to the actual enrollment field in the member’s record.

e)           Carrier eligibility file extract – When the member’s information is updated because of an enrollment being processed, a record is sent to the carrier affected in the Carrier eligibility file which is produced in every daily cycle.

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c. Carrier Responsibilities

In order to process enrollment transactions correctly the carriers need to maintain in their particular systems the updated member eligibility data received from ASES. Such data is sent by ASES in the following files:
i.          Carrier Eligibility File (Daily & Month End) – Produced by the   ASES   daily   cycle.   Contains   all   the   data   pertaining   to   the beneficiaries that have been added, updated or cancelled in the daily cycle. This includes updates caused by enrollment records being processed in that cycle. The carrier’s system must identify the following situations based on the data received in these files:

a) When a member is added.
1) Mi Salud carriers must start the enrollment process with the member.

b) When a member changes carrier:
1) The carrier which lost the member must identify the loss of business.

c) When  any  of  the  enrollment  data  changes.  This includes Plan Type, Version, IPA, PCPs.
 1) The carrier system must be updated accordingly, If not this could cause the rejection of future enrollment record submissions.

d) When a Member’s demographics Changes: 1) The carrier needs to update the new data in their database.

e) When a member is cancelled:
1) All carriers must cancel effective at the end of the month
2) Carriers  should  follow  up  with  member  in  case  the cancellation is caused by expiration of certification.

f) When a member has a change in coverage code:
1)        Carriers must evaluate if the new coverage code requires that the member be enrolled in a different Plan_Version  and  send  a  Version  change  enrollment record to ASES before the end of the month.
2)         Members where the Plan_Version does not agree with  the  coverage  code  will  be  disenrolled  by  ASES during the month end cycle. (For valid members, the carrier must then re-enroll the member under a new Plan_Version that agrees with the new coverage code.)

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ii.         Enrollment Reject File – Produced by the ASES daily cycle. It contains the enrollment records rejected by the validation program. The carrier must examine the rejected records and take action to correct the cause based on the error codes included. See details below about the specific error codes. The carriers system must have the capability of identifying the errors and provide the mechanisms for correction and submittal to ASES for reprocessing.

d. Enrollment Record Rejections
i.          Reject Process - Rejected enrollments are sent daily on a file which includes the error codes for the edit that failed the validation process. The carriers must correct the errors found and submit the corrected records to ASES in the next enrollment file. The file name for the reject file is:

CCYYMMDD.rjc
CC = Carrier Code YY = Year MM = Month DD =
Day .rjc = File extension identifies reject file.

ii.           Error  Codes  –  The  attached  table  contains  the  error  codes produced by the Validation Program. Additional descriptions and possible corrective actions have been included to assist in the correction process.

III. Premium Payment

 a. Concepts

The new Premium Payment System works under the concept that premiums are calculated and paid for only those beneficiaries that are enrolled by the first day of the payment month. The carriers do not need to submit billing documents or files. There is one payment run per month per ASES region in which the payment for all carriers in the region is calculated.

b. Relation to Enrollment

Enrolled beneficiaries are those which are eligible and assigned to a particular carrier as the result of an enrollment transaction. For a particular month’s run the system will consider enrolled beneficiaries in the ASES database with an enrollment date (update date in ASES) previous to the 1st day of that month. Beneficiaries enrolled after that date will be considered for payment in the next payment run after the enrollment date.

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c.            Types of payment calculations

The payment system computes several categories of payments:
i.  Monthly  payments  –  For  all  beneficiaries  enrolled  at  the beginning of the month for which the system is run (Payment Month).
ii. Prorate Payments – Prorate payments are calculated for Mi Salud beneficiaries  that  were  enrolled  during  the  previous  month  to  the payment  month.  A  prorated  daily  premium  is  calculated  based  on effective date of the enrollment.
iii. Retroactive Payments – Is calculated when the effective date of the enrollment is previous to the payment month. In Medicare Platino this calculation may include the previous month since no prorate is paid and because the enrollment always starts at the beginning of a month. In Mi Salud retroactive payments are always for periods two month or more before the payment month.
Retroactive  prorate  payments  -  Retroactive  prorate  payments  are calculated when the effective date of the enrollment falls within the first month considered for a retroactive payment

Adjustments – Adjustments are calculated when a member changes Carrier retroactively after ASES had paid the first carrier in a previous payment run. The adjustment takes away the premium amount paid the first carrier.

IV.           SYSPREM – Enrollment in History

a.            Enrollment concepts
i. Enrollments are applied to the current eligibility data.
ii.         Enrollments are allowed only in a member’s current eligibility period. The current eligibility period is the:
a) eligibility period after a cancellation period (for a member that has been cancelled and then re-certified)
b) the current period since the initial update in ASES (as eligible) and the present time when the member has not been cancelled and remains eligible
iii.        When an enrollment is not sent in time by the carrier (or a rejected record is not corrected) the eligibility data for the member will remain un-enrolled.
Premiums will not be paid for un-enrolled beneficiaries when the premium payment system is run.
If the member is then cancelled or enrolled in a second carrier the first carrier is prevented (by the system edits) to enroll the member in a period previous to the cancellation or the enrollment.

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b.           SYSPREM Functionality
   i.           The SYSPREM sub-system will permit the enrollment of beneficiaries to be recorded in historic data. The main functions are:

   ii.          Identification of enrollment records that are candidates for processing against the history database.  Rejected with error codes:
a)  107- Effective date before current eligibility period for family
b) 108- Effective date before current eligibility period for member
c) 280- Family must be eligible in current eligibility period
d) 281- Member must be eligible in current eligibility period
e) 177- Enrolled in another carrier at or after effective date

iii.         Limitations:
a) Member must be active on effective date
b) Member must not have family members with errors not acceptable by SYSPREM in the same Mi Salud enrollment batch
c) Enroll record must not have Effective Date before 01/01/2006***

iv.  New Error Codes (Reject File) for accepted history enrollments:
a) 996 – SYSPREM record inserted in history. No action by the carrier is required.

v.  New Error Codes (Reject File) for rejected history enrollments:
a) 980 - Process date in enroll record must be greater than process date of the previously enrolled Member record
b) 981 – Member must not have family members with errors not acceptable by SYSPREM in the same enrollment batch (for Mi Salud).
c) 982 – Enroll record must not have Effective Date before 01/01/2006***
d) 983 – Enrollment record was processed by SYSPREM but the member was already enrolled in the same carrier in history at the effective date in the enrollment record.
e) 984 - Enrollment record was processed by SYSPREM but the member was already enrolled in a different carrier in history at the effective date in the enrollment record. If the Tran_Id = 'E', and the effective date is not 1st of the month the enrollment will be rejected. The Carrier should re submit this transaction as a Carrier Change (Tran_id = C) with an effective date of the 1st  of the following month.

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f) 985 - If special_enroll = 'E', effective date should be at least as recent as member certification date at the specified Effective Date.
g) 986 - For SYSPREM processing, the Effective Date should be before the Effective Date of the current record at Member Eligibility.
h) 995 - Had 22F but was re-evaluated because the records with errors in its family were processed by SYSPREM.

vi.        Carrier  Eligibility  File  –  The  daily  carrier  eligibility  file  will include the data for the members updated in history by the SYSPREM sub-system. The TRAN_ID field will contain an “H” to identify history data. The carriers must modify their systems so that the SYSPREM data is not included as actual data when processing the eligibility file.

c.           Premium Payment for SYSPREM enrollments

i.           Monthly Premium Payment run will include all SYSPREM records processed during the previous month.
ii.           Payment will be calculated for months from the effective date of the SYSPREM enrollment up to:
a) The month in which the member is enrolled in a different carrier
b) The month in which the Member is cancelled
iii. Actual Billing date

d.           SYSPREM in summary
i.           SYSPREM will enroll beneficiaries in history for cases where the enrollment cannot be applied to actual data.
ii.          Some members will not be enrolled in history because they are:
a) Not eligible at the effective date b) Enrolled in a different carrier
iii.    Carriers need to evaluate cases rejected by SYSPREM in order to determine:

a) Errors in the effective date assigned
b)  Correctness  of  the  beneficiaries'  data  included  in  the enrollment record

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ASES – Enrollment Manual     August 2010

V. Addendums

Enrollment Record Layout
Enroll Relationship Requirements
Error Code Table
Carrier Eligibility File Layout
Flow Diagram

14

Addendum – b

Enroll Relationship Requirements

1

Enrollment Record Layout

ENROLLMENT FILE
This file is received by ASES from carriers on a daily basis. It contains data pertinent to new enrollment and members which have selected to change their enrollment to the organization sending the file. Also used to record changes in Plan Type, Plan Version, IPAs/HCOs and PCPs

Member Record
Record Fields	Position	Size	Notes
RECORD_TYPE	1	1	"E" for Enrollment Record (Constant)
TRAN_ID	2	1
E=new enrollment, P=Plan Type change, C=Carrier change, V= Version change, I=IPA change, 1=PCP1 change, 2=PCP2 change, 3=PCP1 and PCP2 change, X= Delete incorrect enrollment, O=Contract Number Change only

PROCESS_DATE	3	8	MMDDYYYY - Date Enrolled by Carrier
REGION	11	1	Region code
CARRIER	12	2	Carrier code
MEMBER_PRIMARY_CENTER	14	4	IPA or PHO code
ODSI_FAMILY_ID	18	11
MEMBER_SSN	29	9
MEMBER_SUFFIX	38	2
EFFECTIVE_DATE	40	8	MMDDYYYY- Card issue date for new Reforma enrollment (Trans_ID= E) or Effective date (1st day of month) for other Trans_ID's
PLAN_TYPE	48	2	See Plan Type Table
PLAN_VERSION	50	3	Used to identify version of Plan within PLAN_TYPE (if needed)
MPI	53	13	Alpha-numeric ej.-"0080012345678"
PCP1	66	15	Text
PCP1_EFFECTIVE_DATE	81	8	MMDDYYYY
PCP2	89	15	Text
PCP2_EFFECTIVE_DATE	104	8	MMDDYYYY
FAMILY_PRIMARY_CENTER	112	4	IPA or PHO code
FAM_PRIMARY_CENTER_EFF_DATE	116	8	MMDDYYYY
IPA_PCP_CHANGE_REASON	124	2	Code Table to be supplied
MEDICARE INDICATOR	126	2	1=A&B, 3=A, 9=B
HIC NUMBER	127	12
Reject Identifier	139	1	"A" = Accepted; "M" = MA Retroactive; "R" = Rejected; "X" = Deleted
Record Key	140	14	YYYYMMDD999999
Error Code 1	154	3	Indicates error (see error code table)
Error Code 2	157	3	Indicates error (see error code table)
Error Code 3	160	3	Indicates error (see error code table)
Error Code 4	163	3	Indicates error (see error code table)
Error Code 5	166	3	Indicates error (see error code table)
Error Code 6	169	3	Indicates error (see error code table)

2

Enrollment Record Layout

ENROLLMENT FILE
This file is received by ASES from carriers on a daily basis. It contains data pertinent to new enrollment and members which have selected to change their enrollment to the organization sending the file. Also used to record changes in Plan Type, Plan Version, IPAs/HCOs and PCPs

Member Record
Error Code 7	172	3	Indicates error (see error code table)
Error Code 8	175	3	Indicates error (see error code table)
Error Code 9	178	3	Indicates error (see error code table)
Error Code 10	181	3	Indicates error (see error code table)
Update Date	184	8	YYYYMMDD
Update User	192	8	"SYSTUPD "
IPA_ESPECIAL	200	1	1 = IPA Especial
Contract Number	201	13	Character left justified
Special Enroll	214	1	E = Emergency N = New Born
Filler	215	15
	230

Addendum – c

Error Code Table

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SUBSCRIPTION FILE ERROR DESCRIPTION

Error Code	Mensaje de Error	Additional Description (where needed)	Possible Corrective Actions
011	Invalid Record Type		Must be "E"
021	Spaces in Trans ID.
022	Invalid Trans ID.

031	Spaces in Process Date.
032	Invalid Process Date.
033	Except for newborns enrollments, Process Date should be less or equal than Effective Date and greater or equal than three months before Effective Date (Reforma)	For Reforma (Plan Type = 01) the Process Date must be equal or less that the Effective Date. Effective Date has to be within 2 months of the Process Date.	Verify process date versus effective date.
034	If Tran_Id = "E" and Reform and Process_Date >= 11/16/2006, then Effective_Date cannot be 11/01/2006	Special edit for coverage conversion of Nov.2006.
035	Process Date should be less than Effective Date and greater or equal than three months before Effective Date (Platino)	For Platino (Plan Type = 02 or 03) the Process Date must be less that the Effective Date. Effective Date has to be within 2 months of the Process Date.	Verify process date versus effective date.
036	Process Date should be greater or equal than three months before PCP1_EFFECTIVE_DATE	PCP1_EFFECTIVE_DATE can not be more than 3 month greater that the process date.
037	Process Date should be greater or equal than three months before PCP2_EFFECTIVE_DATE	PCP2_EFFECTIVE_DATE can not be more than 3 month greater that the process date.
038	Process Date should be greater or equal than three months before FAM_PRIMARY_CENTER_EFF_DATE	FAM_PRIMARY_CENTER_EFF_DATE can not be more than 3 month greater that the process date.
041	Spaces in Region
042	Invalid Region

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SUBSCRIPTION FILE ERROR DESCRIPTION

Error Code	Mensaje de Error	Additional Description (where needed)	Possible Corrective Actions
051	Spaces in Carrier
052	Invalid Carrier
053	Carrier equal to actual Carrier and is requesting a change.	The enrollment has a C (carrier change) in the Tran_ID and the carrier is the same as the carrier in the member record in ASES.	Verify if the record should have been send with another Tran_ID (like V or I). If not the member is already enrolled and no further action should be required.
054	If plan type=01 and effective_date is future should be 1st of the month	Enrollments for future dates must have effective dates for the 1st of the month.
055	Carrier not contracted in the municipality or region at the enrollment effective date.
Match Carriers_contracted table by Carrier and region. The effective date of the enrollment has to be within the effective and expiration dates of the selected carriers_contracted table record for that carrier and Region. Carrier must be contracted at the effective date of the enrollment. The enrollment record plan_type has to be 01 if the Reforma column is “Y”. Else the plan in the enrollment has to be “02” or “03”. The Plan_Type must match the carriers_contracted table record for the effective date of the enrollment. If the “Todos_Municipios” column is “N” then the municipality code in the member_eligibility record for the member in the enrollment record has to match one of the municipality codes in the selected table record. If some municipalities are contracted in a region then the municipality code must match.
Carrier should review member's address an insure that the municipality in included in the ASES contract.

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SUBSCRIPTION FILE ERROR DESCRIPTION

Error Code	Mensaje de Error	Additional Description (where needed)	Possible Corrective Actions
056	Plan type = 01 and effective date is 20101001 at enrollment, and new_plan_type = 02 and new_carrier_eff_date is 20101001 at member_eligibility	This is a temporary error code to be operating during the month of September 2010 related to the October 1, 2010 conversion.
057	Plan type = 01 and effective date is 20101001 at enrollment, and plan_type = 02 at member_eligibility	This is a temporary error code to be operating during the month of September 2010 related to the October 1, 2010 conversion.
061	Trans ID in ("E","C","P","V","I") and is required then Member Primary Center had spaces	Member Primary center is required when the enrollment has a Tran_ID of "E","C","P","V","I" in Reforma or if the Platino Plan is identified as requiring Primary Center.
062	Trans ID in ("1","2","3") and Member Primary Center is different from actual subscribed Primary Center.	The enrollment is for a PCP change but has a Primary Center different from the one in the member record in ASES.
PCP changes are accepted if the record has the
same carrier, Plan Type, Version and IPA as the ASES database for the member. Check if the intention is to change both the IPA and the PCP and submit a IPA change (Tran_ID = I) with the new IPA and PCPs.

063	Primary Center equal to actual Primary Center	IPA change when the IPA in the ASES database for the member is the same.	Verify if the record should have been send with another Tran_ID. If not the member is already enrolled in the IPA and no further action should be required.
064	if Tran_ID="D" should be space
065	For the Special region. Invalid Member Primary Center for Direct Contract Carrier. A record in our tables was not found for the given region, carrier, member_primary_center and effective_date.	Incorrect IPA in the enrollment record.	Verify and correct.

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PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SUBSCRIPTION FILE ERROR DESCRIPTION

Error Code	Mensaje de Error	Additional Description (where needed)	Possible Corrective Actions
066
For any region other than Special. Invalid
Member Primary Center for Direct Contract Carrier. A record in our tables was not found for the given region, carrier, member_primary_center and effective_date.
		Incorrect IPA in the enrollment record.	Verify and correct.
071	Spaces in Family ID
072	Length of Family ID not equal 11
073	Family ID Not Found	Family_Id not found in the region indicated in the enrollment record.	Verify if the family ID used is correct. Verify if the region code is the correct one for the member.
081	Spaces Member SSN
082	Length of Member SSN not equal 9
083	Member SSN Not Found		Verify if the Member SSN used is correct. Verify if the region code is the correct one for the member.
091	Spaces in Member Suffix
092	Length of Member Suffix not equal 2
093	Member Suffix Not Found in ASES Eligibility	No record for the member found in the ASES database.	Verify that the assignment of the Suffix in the carrier database coincides with ASES. If the family_id or the Member SSN is also in error this code will appear.
101	Spaces in Effective Date
102	Invalid Effective Date
103	In Enroll and Reform, effective date should be less than run process date
For Reforma (Plan Type = 01) original enrollment (Tran_ID = E) the Effective Date has to be less than the run date. It is assumed that the member was enrolled before the enrollment record was sent to ASES. Original enrollments are not for future periods.
Verify dates and correct.

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PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SUBSCRIPTION FILE ERROR DESCRIPTION

Error Code	Mensaje de Error	Additional Description (where needed)	Possible Corrective Actions
104	Other than Enroll and Reform, effective date should be greater than daily process date and 1st of the month.	For Reforma (Plan Type = 01) where the Tran_ID is not E the effective date must be greater than the run date and 1st of the month.	Verify dates and correct.
105	Other than Reform, effective date should be 1st of the month.
106	if TRAN_ID IN ("D") then effective date should be 1st of the month
107	EFFECTIVE DATE SHOULD BE DURING THE LAST ACTIVE PERIOD FOR THE FAMILY	The family to which the member belongs was cancelled after the effective date in the enrollment record.	This cases will be submitted to be enrolled in history under the new version of the enrollment system (SYSPREM).
108	EFFECTIVE DATE SHOULD BE DURING THE LAST ACTIVE PERIOD FOR THE MEMBER	The the member was cancelled after the effective vdate in the enrollment record.	This cases will be submitted to be enrolled in history under the new version of the enrollment system (SYSPREM).
109	There should be records for family at family_eligibility_history at or before effective_date except for special_enroll in ('E','N')	The family was not eligible at the effective date in the enrollment record.	Verify the Effective Date submitted and correct. Verify if the enrollment should be identified as new born or emergency and correct accordingly.
10A	If special_enroll = 'E', effective date should be at least as recent as the family eligibility effective date.	For emergencies the effective date can not be less that the family eligibility effective date.	Verify and correct.
10B	If special_enroll = 'N', effective date should be at least as recent as member birth date and effective date should not be more than a year forward from the birth date	For new borns the effective date can not be less than the birth date or a year after the birth date.	Verify and correct.
111	Spaces in Plan Type
112	Length of Plan Type not equal 2
113	Invalid Plan Type,Carrier and Plan Version	Enrollment records have to match the Plan Type and Plan Version contracted by the carrier with ASES.	Verify and correct.
114	if Trans_ID="D" should be "01"

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PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SUBSCRIPTION FILE ERROR DESCRIPTION

Error Code	Mensaje de Error	Additional Description (where needed)	Possible Corrective Actions
121	Spaces in Plan Version
122	Length of Plan Version not equal 3
123	Invalid Plan Version		Verify that the Plan, Version in the enrollment is the Plan Version contracted with ASES.
124	if Trans_ID="D" should be "001"
131	Length of MPI Number not equal 13
132	MPI Number Not Found in ASES Eligibility		Verify that the correct MPI was used. Verify if the region code is the correct one for the member.
141	Spaces in PCP1 when Tran ID <> "2" <>"D" is required.	For enrollments where the PCP1 is required the PCP1 Field must not be in spaces.
142	PCP1 should be spaces when Tran ID = "2" ="D"	For changes in PCP2 the PCP1 field must be spaces.
151	Spaces in PCP1 Effective Date when Tran ID <> "2" <>"D" is required.	Spaces or invalid date was entered in PCP1 Effective Date in enrollments where PCP1 is required.	Verify and correct.
152	Invalid PCP1 Effective Date when Tran ID <> "2" <> "D" is required.
153	PCP1 Effective Date whitout spaces when Tran ID <> "2" <> "D" is not required.	PCP1 effective date must be in spaces when the enrollment is not for a PCP2 change and PCP1 is not required.	Verify and correct.
154	PCP1 Effective Date should be spaces when Tran ID = "2"	PCP1 effective date must be in spaces when the enrollment is for a PCP2 change.	Verify and correct.
155	In Enroll, PCP1 effective date should be less than run process date
For Reforma (Plan Type = 01) original enrollment (Tran_ID = E) the PCP1 Effective Date has to be less than the run date. It is assumed that the member was enrolled before the enrollment record was sent to ASES. Original enrollments are not for future periods.
Verify and correct.

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PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SUBSCRIPTION FILE ERROR DESCRIPTION

Error Code	Mensaje de Error	Additional Description (where needed)	Possible Corrective Actions
156	Other than Enroll, PCP1 effective date should be 1st of the month.
157	if PCP1 not null PCP1_effective_Date should be not null and viceversa	When there is data in the PCP1 field there should be a valid date in the PCP1 Effective Date field and vice versa.	Verify and correct.
158
if new enroll, carrier change or ipa change,
and PCP1 not null, PCP1_effective_Date should be same as Effective_Date. if plan type change, plan version change, pcp1 change or pcp1 and pcp2 change, and PCP1 not null, PCP1_effective_Date should be greater or equal than Effective_Date in member_eligibility.
Verify and correct.
161	Spaces in PCP2 when If Trans_ID in ("2", "3")	Tran_ID 2 and 3 require data in PCP2 field.	Verify and correct.
162	PCP2 should be spaces when If Trans_ID not in ("2", "3")
171	Spaces in PCP2 Effective Date when If Trans_ID in ("2", "3")	Tran_ID 2 and 3 require date in PCP2 effective Date field field.	Verify and correct.
172	Invalid PCP2 Effective Date when Tran ID <> "2"	Invalid data in PCP2 Effective Data
173	In Enroll, PCP2 effective date should be less than run process date
For Reforma (Plan Type = 01) original enrollment (Tran_ID = E) the PCP2 Effective Date has to be less than the run date. It is assumed that the member was enrolled before the enrollment record was sent to ASES. Original enrollments are not for future periods.
Verify and correct.
174	Other than Enroll, PCP2 effective date should be 1st of the month.

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PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SUBSCRIPTION FILE ERROR DESCRIPTION

Error Code	Mensaje de Error	Additional Description (where needed)	Possible Corrective Actions
175	if PCP2 not null PCP2_effective_Date should be not null and viceversa	When there is data in the PCP2 field there should be a valid date in the PCP2 Effective Date field an dvice versa.
176	if Tran_ID="D" should be null
177	Enrolled in other carrier at or after enrollment Effective Date	The member was enrolled in another carrier after the effective date in the enrollment record
178
if new enroll, carrier change or ipa change,
and PCP2 not null, PCP2_effective_Date should be same as Effective_Date. if plan type change, plan version change, pcp2 change or pcp1 and pcp2 change, and PCP2 not null, PCP2_effective_Date should be greater or equal than Effective_Date in member_eligibility.
Verify and correct.
179	Future subscription already set for another carrier at enrollment future Effective Date
181	Is required then Family Primary Center had spaces	family Primary Center required for Reforma
182	Is not required and Family Primary Center didn't had spaces.
183	if Tran_ID = "D" should be space
191	Is required and Family Primary Center Effective Date have spaces
192	Incorrect Family Primary Center Effective Date
193	Is not required and Family Primary Center Effective Date did not have spaces
194	if Tran_ID="D" should be null
200	if Tran_ID = "D" should be space

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PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SUBSCRIPTION FILE ERROR DESCRIPTION

Error Code	Mensaje de Error	Additional Description (where needed)	Possible Corrective Actions
211	Incorrect Plan and Version: Members is not Federal Medicaid	The Plan Type and Version contracted by the carrier require that the member be Federal Medicare and the ASES database indicates the member is not Federal Medicare.
221	Duplicate Enrollment	Two enrollment records entered in the same daily run for the same member as defined by Family_ID and Suffix.
222	Already Enroll in the Same Carrier	When the Tran_ID is E and the ASES database has the member as enrolled in the same carrier	Verify if the record should have been send with another Tran_ID (like V or I). If not the member is already enrolled and no further action should be required.
223	Already Enroll in Other Carrier	When the Tran_ID is E and the ASES database has the member as enrolled in another carrier.	Verify if the record should have been send with a carrier change Tran_ID (E).
224	Member Not Eligible At Carrier Effective Date
225	Incorrect SSN
226	Incorrect MPI
227	Trans ID = "P" and Carrier is different from actual subscribed Carrier.	Only the current carrier in the ASES database can submit a Plan Change enrollment record. The Member is enrolled under a different carrier in the ASES database.	Verify if the record should have been send with another Tran_ID.
228	Trans ID = "V" and Carrier or Plan Type are different as the actual data.
Version changes are allowed under the same carrier and Plan Type. Only the current carrier in the ASES database can submit a Version Change enrollment record. The Member is enrolled under a different carrier or Plan Type in the ASES database.
Verify if the record should have been send with another Tran_ID

9 of 12

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SUBSCRIPTION FILE ERROR DESCRIPTION

Error Code	Mensaje de Error	Additional Description (where needed)	Possible Corrective Actions
229	Trans ID = "I" and Carrier or Plan Type or Version are different as the actual data.
Ipa changes are allowed under the same carrier, Plan Type and Version. Only the current carrier in the ASES database can submit a IPA Change enrollment record. The Member is enrolled under a different carrier or Plan Type or Version in the ASES database.
Verify if the record should have been send with another Tran_ID
22A	Trans ID in ("1", "2", "3") and Carrier orPlan Type or Version or Primary Center are different as the actual data.
PCP changes are allowed under the same carrier, Plan Type, Version and IPA. Only the current carrier in the ASES database can submit a PCP Change enrollment record. The Member is enrolled under a different carrier or Plan Type or  version or IPA in the ASES database.
Verify if the record should have been send with another Tran_ID
22B	if TransID=3 , PCP1 and PCP2 both effective dates must be future or retroactive dates
22C	Member in the same family should be in the same carrier,plan_type,version,primary center, PCP1, PCP2	For Reforma members in a family.
22D	Invalid new field date values	Effective date can not be greater than run date by more than 4 months
22E	if PLAN_TYPE="01" then PLAN_VERSION should be the same as the COVERAGE_CODE	In Enrollment record for Reform (Plan Type 01) beneficiaries the Version field must match the coverage code field in the ASES database for the member being enrolled.	Verify and correct.

10 of 12

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SUBSCRIPTION FILE ERROR DESCRIPTION

Error Code	Mensaje de Error	Additional Description (where needed)	Possible Corrective Actions
22F	if PLAN_TYPE="01" and exists an Error_code in one family_id all member are rejected
When and enrollment record for one family member has errors, all the family members are given the 22F error code. This Keeps all the enrollment record for a family together and avoids partial processing of the family members in the same run.
Correct the errors other than 22F in all family Members.
22G	if PLAN_TYPE="02" or "03" (Platino) then PLAN_VERSION in the Enrollment record should match the PLAN_VERSION with the same COVERAGE_CODE assigned in the Plan Detail table.
For Platino enrollments: The member Coverage Code is assigned a specific Version in the Plan Detail Table. If a different Version is used this error will be produced. For members with Coverage  Code 012 or 013 the Version for Coverage Code 011 must be used.
Correct Version and submitt Enrollment again.
241	When Plan Type =1 and new enrollment
242	carrier change to plan type =1 and alredy exist in Member eligibility table
250	if Tran_ID = "D" should be space
260	if Tran_ID = "D" should be space
270	if Tran_ID="D" should be null
280	Family should be elegible
281	Member should be eligible
980	Record already enrolled in history has higher or equal process date.
981	Rejected family member has errors not accepted by SYSPREM.

11 of 12

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SUBSCRIPTION FILE ERROR DESCRIPTION

Error Code	Mensaje de Error	Additional Description (where needed)	Possible Corrective Actions
982	Effective Date before '01/01/2006'
983	Already subscribed in the same Carrier at the specified Effective Date.
984	Tran_Id = 'E', Effective Date is not 1st of the month and member is already subscribed in another Carrier.		Must be resubmitted as a carrier change (tran_id = "C". Effective date must be 1st of the following month.
985	If special_enroll = 'E', effective date should be at least as recent as member certification date at the specified Effective Date.
986	For SYSPREM processing, the Effective Date should be before the Effective Date of the current record at Member Eligibility.		Verify Effective Date.
995	Had 22F but was re-evaluated because the records with errors in its family were processed by SYSPREM.
996	Processed by SYSPREM	Not an Error	No Action Should be taken.
998	Spaces in Record Key.	Not an Error	No Action Should be taken.
999	New Case with a Record Key.	Not an Error	No Action Should be taken.

12 of 12

Addendum – d

Carrier Eligibility File Layout

CARRIER ELIGIBILITY FILE
FAMILY RECORD

CARRIER ELIGIBLITY OUTPUT FILE

This file is created by the DAILY export program and contains the demographic and eligibility information sent to ASES from the Department of Health and verified by ASES as eligible for Health Reform.  (Modified on May 2003 for the direct contracting pilot project. See entries in bold. Modified on March 2004 for Smartcard project.  See entries in bold and highlighted. Modified on July 2005 for Medicare Project. Modified on January 2008 to add tran_id = H for sysprem records.)

# Field	Record Fields	Position	Size	Notes
1	RECORD-TYPE	1	1	"F" for family
2	TRAN-ID	2	1	E=eligible, I=ineligible, R=reject, H= SYSPREM (history)
3	PROCESS-DATE	3	8	MMDDYYYY
4	FAMILY-SSN	11	9	SSN of Head-of-Household(HOH)
5	FAMILY-SUFFIX	20	2	"00"
6	FILLER	22	14
7	ODSI-FAMILY-ID	36	11	"Gx"+HOH SSN for ELA (x=0,1,2 … by subscription period)
8	HOH-1ST-LAST-NAME	47	15
9	HOH-2ND-LAST-NAME	62	15
10	HOH-FIRST-NAME	77	20
11	REGION	97	1
12	MUNICIPALITY	98	4	Zero fill, right justify.
13	FACILITY	102	4
14	INVESTIGATION-IND	106	1
15	TRANSACTION-TYPE	107	1
16	EFFECTIVE-DATE	108	8	Start date of eligibility MMDDYYYY
17	FINANCIAL-RESP-PCT	116	1
18	CERTIFIER-NUMBER	117	2
19	EXPIRATION-DATE	119	8	End date of eligibility MMDDYYYY
20	COND-ELIG-IND	127	1
21	MAILING-ADDRESS1	128	25
22	MAILING-ADDRESS2	153	25
23	MAILING-CITY	178	16
24	MAILING-ZIP	194	5
25	MAILING-ZIP4	199	4
26	RESIDENCE-ADDRESS1	203	25
27	RESIDENCE-ADDRESS2	228	25
28	RESIDENCE-CITY	253	16
29	RESIDENCE-ZIP	269	5
30	RESIDENCE-ZIP4	274	4
31	PHONE	278	7
32	OTHER-INSURER1	285	2	Insurance co. code
33	OTH-POLICY1	287	20	Policy number
34	OTHER-INSURER2	307	2	Insurance co. code
35	OTH-POLICY2	309	20	Policy number
36	OTHER-INSURER3	329	2	Insurance co. code
37	OTH-POLICY3	331	20	Policy number
38	MEMBERS	351	2	# members in family
39	ODSI-MEMBERS-ELIGIBLE	353	2	# members eligible ODSI / optionals ELA-SB-Vet
40	USER-CODE	355	6
41	ENTRY-DATE	361	8	MMDDYYYY
42	PCT-OF-POVERTY-LEVEL	369	3
43	DEDUCTIBLE-LEVEL-CODE	372	1
44	HCRE-MEMBERS-ELIGIBLE	373	2	# members eligible by ASES. Zero fill, right justify.
45	HCRE-DENIAL-CODE	375	2	Zero fill, right justify.
46	CARRIER-CODE	377	2
47	EFFECTIVE-CARRIER-DATE	379	8	For Family Carrier . MMDDYYYY
48	ELA-ERRORS	387	10	5 2-digit error codes for ELA-SB-Vet
49	MANCOMUNADO	397	1	Y / N (ELA Only)
50	FILLER	398	3
51	Family-PRIMARY-CENTER	401	4	IPA or PHO
52	NEW-CARRIER	405	2	New carrier code
53	NEW-Family-PRIMARY-CENTER	407	4	new IPA or PHO for families changing carrier
54	NEW-Family-PRIMARY CENTER EFFECTIVE DATE	411	8	MMDDYYYY - effective date of IPA/PHO change
55	CONTRACT NUMBER	419	13	Parte común del contrato
56	REGION ASES	432	1
58	NEW CARRIER EFFECTIVE DATE	433	8	New Carrier MMDDYYYY
59	FAMILY PRIMARY CENTER EFFECTIVE DATE	441	8	MMDDYYYY

1 of 4

CARRIER ELIGIBILITY FILE
FAMILY RECORD

CARRIER ELIGIBLITY OUTPUT FILE

This file is created by the DAILY export program and contains the demographic and eligibility information sent to ASES from the Department of Health and verified by ASES as eligible for Health Reform.  (Modified on May 2003 for the direct contracting pilot project. See entries in bold. Modified on March 2004 for Smartcard project.  See entries in bold and highlighted. Modified on July 2005 for Medicare Project. Modified on January 2008 to add tran_id = H for sysprem records.)

# Field	Record Fields	Position	Size	Notes
60	CERTIFICATION DATE	449	8	MMDDYYYY
61	PRIMARY CENTER PCP CHANGE REASON	457	2	Basado en tabla de Código de Razón.
63	AUTO_ENROLL_INDICATOR	459	1	0 = Not Auto; >0 = Auto Enroll
64	AUTO_ENROLL_DATE	460	8	MMDDYYYY
62	FILLER	468	72
		540
*** All are Text Fields

2 of 4

CARRIER ELIGIBILITY FILE
MEMBERS RECORD

CARRIER ELIGIBLITY OUTPUT FILE

This file is created by the Daily export program and contains the demographic and eligibility information sent to ASES from the Department of Health and verified by ASES as eligible for Health Reform. Modified on May 2003 for the direct contracting pilot project. See entries in bold. Modified on March 2004 for Smartcard project. See entries in bold and highlighted. Modified on Sept. 2005 for Medicare Project. Modified August 2006 to add Coverage Fiels for new PSG contrating. Modified on January 2008 to add tran_id = H for sysprem records.

# Field	Record Fields	Position	Size	Notes
1	RECORD-TYPE	1	1	"M" for member
2	TRAN-ID	2	1	E=eligible, I=ineligible, R=reject, H= SYSPREM (history)
3	PROCESS-DATE	3	8	MMDDYYYY
4	FAMILY-SSN	11	9	SSN of Head-of-Household
5	FAMILY-SUFFIX	20	2	Zero fill, right justify.
6	FILLER	22	1
7	MEMBER-SSN	23	9
8	MEMBER-SUFFIX	32	2
9	FILLER	34	14
10	1ST-LAST-NAME	48	15
11	2ND-LAST-NAME	63	15
12	FIRST-NAME	78	20
13	MIDDLE-INITIAL	98	1
14	RELATIONSHIP	99	1
15	DATE-OF-BIRTH	100	8	MMDDYYYY
16	PLACE-OF-BIRTH	108	1
17	SEX	109	1
18	CATEGORY	110	1
19	CATEGORY-2	111	1
20	CONDITION	112	1
21	SOURCE-CODE	113	1
22	RECEIVE-SS	114	1
23	MED-INS-CODE	115	1	Zero fill, right justify.
24	POLICY	116	2
25	CLASS	118	1
26	CLASS-2	119	1
27	DENIAL-CAT	120	1
28	DENIAL-CAT-2	121	1
29	MARITAL-STATUS	122	1
30	SSN	123	9
31	PREG-IND	132	1
32	ABSENT-PARENT	133	1
33	HICN	134	11
34	PILOT-CAT	145	1
35	PILOT-CLASS	146	1
36	PILOT-DENIAL	147	1
37	HCRE-ELIGIBILITY-IND	148	1
38	HCRE-DENIAL-CODE	149	2	Zero fill, right justify.
39	OTHER-INSURER1	151	2	Insurance co. code
40	OTH_POLICY1	153	20	Policy number
41	OTHER-INSURER2	173	2	Insurance co. code
42	OTH_POLICY2	175	20	Policy number
43	OTHER-INSURER3	195	2	Insurance co. code
44	OTH_POLICY3	197	20	Policy number
45	GROUP-IDENT	217	2	"06" - ELA, "02" - Veteran, "22" - Small Bus. Zero fill, right justify.
46	ODSI-FAMILY-NO	219	11	"Gx"+HOH SSN for ELA (x=0,1,2 … by subscription period)
47	ELA-ERRORS	230	10	5 2-digit error codes for ELA-SB-Vet
48	AGENCY	240	5	Agency # for ELA / Group Num for SB. Zero fill, right justify.
49	MASTER PATIENT INDEX (MPI)	245	13
50	MEMBER CERTIFICATION DATE	258	8	MMDDYYYY
51	CONTRACT NUMBER	266	13	Include Suffix.
52	MEMBER PRIMARY CENTER	279	4
53	MEMBER PRIMARY CENTER EFFECTIVE DATE	283	8	MMDDYYYY
54	MEMBER NEW PRIMARY CENTER	291	4
55	MEMBER NEW PRIMARY CENTER EFFECTIVE DATE	295	8	MMDDYYYY
56	PCP1	303	15
57	PCP1 EFFECTIVE DATE	318	8	MMDDYYYY
58	PCP2	326	15
59	PCP2 EFFECTIVE DATE	341	8	MMDDYYYY
60	NEW PCP1	349	15
61	NEW PCP1 EFFECTIVE DATE	364	8	MMDDYYYY
62	NEW PCP2	372	15

3 of 4

CARRIER ELIGIBILITY FILE
MEMBERS RECORD

CARRIER ELIGIBLITY OUTPUT FILE
This file is created by the Daily export program and contains the demographic and eligibility information sent to ASES from the Department of Health and verified by ASES as eligible for Health Reform. Modified on May 2003 for the direct contracting pilot project. See entries in bold. Modified on March 2004 for Smartcard project. See entries in bold and highlighted.
Modified on Sept. 2005 for Medicare Project. Modified August 2006 to add Coverage Fiels for new PSG contrating. Modified on January 2008 to add tran_id = H for sysprem records.

# Field	Record Fields	Position	Size	Notes
63	NEW PCP2 EFFECTIVE DATE	387	8	MMDDYYYY
64	CARD ID NUMBER	395	15
65	CARD ID DATE	410	8	MMDDYYYY
66	ELA INDICATOR	418	1	1=NO PREMIUM 2=PREMIUM Spaces when not ELA.
67	PRIMARY CENTER PCP CHANGE REASON	419	2	Basado en tabla de Código de Razón.
68	MEDICAID INDICATOR	421	1	1=Medicaid Federal, 2=SCHIPS 3=Estatal4= Estatal otros
69	MEDICARE INDICATOR	422	1	1=A&B, 3=A, 9=B
70	CARRIER	423	2
71	CARRIER_EFF_DATE	425	8	MMDDYYYY
72	NEW_CARRIER	433	2
73	NEW_CARRIER_EFF_DATE	435	8	MMDDYYYY
74	PLAN_TYPE	443	2	"bb"=elegible no suscrito, Ver tabla Plan Type
75	PLAN_TYPE_EFF_DATE	445	8	MMDDYYYY
76	PLAN_VERSION	453	3	Version del plan MA suscrito
77	PLAN_VERSION_EFF_DATE	456	8	MMDDYYYY
78	NEW_PLAN_TYPE	464	2
79	NEW_PLAN_TYPE_EFF_DATE	466	8	MMDDYYYY
80	NEW_PLAN_VERSION	474	3
81	NEW_PLAN_VERSION_EFF_DATE	477	8	MMDDYYYY
82	INSTITUTIONAL_STATUS	485	1	Y or N
83	HIC NUMBER MA	486	12
84	AUTO_ENROLL_INDICATOR	498	1	0 = Not Auto; >0 = Auto Enroll
85	AUTO_ENROLL_DATE	499	8	MMDDYYYY
86	IPA_ESPECIAL	507	1	1 = IPA Especial
87	CMS_Cert_Status	508	2	Status de Certificación en CMS
88	Coverage_Code	510	3
001 - Traditional GHIP (ends 10/31/2006) 010
– Traditional GHIP with deductible level 0
011- Traditional GHIP with deductible level 1
012 - Traditional GHIP with deductible level 2
013 - Traditional GHIP with deductible level 3
310 - State with income <= 100%  of FPL
320 – State with income  > 100% of FPL

89	New Contract Number	513	13
	Special_Enroll	526	1	E = Emergency N = New Born
90	FILLER	527	13
		540
*** All are Text Fields

4 of 4

Addendum – e

Flow Diagram

ASES
Information Flow - SYSPREM

Beneficiary
Medicaid (PAM)
ASES
Carrier
Visits PAM Office
Certification Process
Beneficiary Visits Carrier
MA-10 Issued
Sends Eligibility Records to ASES
Daily Process
Updates New PAM Data
Edits Enrollment records
No
Pass Edits?
Yes
No
SYSPREM
Yes
Updates Actual Data Base
Process SYSPREM Edits
No
Pass Edits?
Yes
Sends Daily Eligibility File and Enrollment Rejects to Carriers
Updates History Data Base
Rejected Enrollments
Updates Data Base
Enrollment Process
Beneficiary visits Carrier office
Carrier Issues ID Card
Carrier Sends Enrollment Records to ASES

2. ASES 82o  Mapping

ASES - 820 Mapping Sheet

HIPAA Field Name- 820 Premium PaymentTransaction	Segment Require- ment	Element Require- ment	HIPAA Loop Repeat	HIPAA Loop ID	HIPAA Segment ID	HIPAA Data Element Number	HIPAA Imple- mentation Guide Page	HIPAA Field Type	HIPAA Field Length Min/Max	CARRIER PAYMENT FILE	Notes
										Legend - RED - "Hard Coded" Values Blue - New Data Elements Gray - Data Element NOT SENT
Interchange Control Header	R		1
Authorization Information Qualifier		R			ISA01	I01		ID	2 / 2	00	No Authorization Information Present (No Meaningful Information in I02)
Authorization Information		R			ISA02	I02		AN	10 / 10	SPACES(10)
Security Information Qualifier		R			ISA03	I03		ID	2 / 2	00	No Security Information Present (No Meaningful Information in I04)
Security Information		R			ISA04	I04		AN	10 / 10	SPACES(10)
Interchange ID Qualifier		R			ISA05	I05		ID	2 / 2	ZZ
Interchange Sender ID		R			ISA06	I06		AN	15 / 15	ASES+SPACES(11)
Interchange ID Qualifier		R			ISA07	I05		ID	2 / 2	ZZ
Interchange Receiver ID		R			ISA08	I07		AN	15 / 15	NEW	MCO/MBHO/COSVI name - up to 15 characters - padded with spaces to a fixed length of 15
Interchange Date		R			ISA09	I08		DT	6 / 6	NEW	System Date - YYMMDD
Interchange Time		R			ISA10	I09		TM	4 / 4	NEW	System Time - HHMM
Interchange Control Standards Identifier		R			ISA11	I10		ID	1 / 1	U	U.S. EDI Community of ASC X12, TDCC, and UCS
Interchange Control Version Number		R			ISA12	I11		ID	5 / 5	00401
Interchange Control Number		R			ISA13	I12		NO	9 / 9	NEW	System Date (YYMMDD)+Sequence Number (3 digits)
Acknowledgment Requested		R			ISA14	I13		ID	1 / 1	0	No Acknowledgment Requested
Production Data		R			ISA15	I14		ID	1 / 1	P	Production Data
Component Element Separator		R			ISA16	I15			1 / 1	|	Pipe
Functional Group Header	R
Functional Identifier Code		R			GS01	479		ID	2 / 2	RA	Payment Order/Remittance Advice (820)
Application Sender’s Code		R			GS02	142		AN	2 / 15	ASES

1 of 8

ASES - 820 Mapping Sheet

HIPAA Field Name- 820 Premium PaymentTransaction	Segment Require- ment	Element Require- ment	HIPAA Loop Repeat	HIPAA Loop ID	HIPAA Segment ID	HIPAA Data Element Number	HIPAA Imple- mentation Guide Page	HIPAA Field Type	HIPAA Field Length Min/Max	CARRIER PAYMENT FILE	Notes
Application Receiver’s Code		R			GS03	124		AN	2 / 15	NEW	MCO/MBHO/COSVI name - up to 15 characters
Date		R			GS04	373		DT	8 / 8	NEW	System Date - CCYYMMDD
Time		R			GS05	337		TM	4 / 8	NEW	System Time - HHMM
Group Control Number		R			GS06	28		NO	1 / 9	NEW	Sequence Number, starting at 1 incremented by 1,+System Date (YYMMDD)
Responsible Agency Code		R			GS07	455		ID	1 / 2	X
Version / Release / Industry Identifier Code		R			GS08	480		AN	1 / 12	004010X061A1
Transaction Set Header	R		1
Transaction Set Identifier Code		R			ST01	143	34	ID	3 / 3	820
Transaction Set Control Number		R			ST02	329	34	AN	4 / 9	NEW	Tracking number unique to this ST-SE pair. Recommend - "YYMM+CARRIER_ID+REGION+PLAN" Plan Type (Reform, MA or PDP) Added for Medicare Project
Financial Information	R		1
Transaction Handling Code		R			BPR01	305	36	ID	1 / 2	I	Remittance Information Only - Use this code to indicate to the payee that the remittance detail is moving separately from the payment.
Total Premium Payment Amount		R			BPR02	782	37	R	1 / 18	NEW	Sum of CALC_AMOUNT for entire Carrier/Region/Plan_Type
Credit or Debit Flag Code		R			BPR03	478	37	ID	1 / 1	C	Credit - If Payment is EFT, this indicates a credit to the payee’s account, and a debit to the Payer’s account. This code should also be used if payment is by check.

2 of 8

ASES - 820 Mapping Sheet

HIPAA Field Name- 820 Premium PaymentTransaction	Segment Require- ment	Element Require- ment	HIPAA Loop Repeat	HIPAA Loop ID	HIPAA Segment ID	HIPAA Data Element Number	HIPAA Imple- mentation Guide Page	HIPAA Field Type	HIPAA Field Length Min/Max	CARRIER PAYMENT FILE	Notes
Payment Method Code		R			BPR04	591	37	ID	3 / 3	CHK	Check - Use this code to indicate that a check has been issued for payment.
Payment Format Code		S			BPR05	812	38	ID	1 / 10
Depository Financial Institution (DFI) Identification Number Qualifier		S			BPR06	506	39	ID	2 / 2
Originating Depository Financial Institution(DFI) Identifier		S			BPR07	507	39	AN	3 / 12
Account Number Qualifier		S			BPR08	569	39	ID	1 / 3
Sender Bank Account Number		S			BPR09	508	40	AN	1 / 35
Originating Company Identifier		S			BPR10	509	40	AN	10 / 10
Originating Company Supplemental Code		S			BPR11	510	40	AN	9 / 9
Depository Financial Institution (DFI) Identification Number Qualifier		S			BPR12	506	40	ID	2 / 2
Receiving Depository Financial Institution(DFI) Identifier		S			BPR13	507	41	AN	3 / 12
Account Number Qualifier-		S			BPR14	569	41	ID	1 / 3
Receiver Bank Account Number		S			BPR15	508	41	AN	1 / 35
Check Issue or EFT Effective Date		R			BPR16	373	41	DT	8 / 8	NEW	Check Issurance Date
Reassociation Key	R		1
Trace Type Code		R			TRN01	481	43	ID	1 / 2	3	Financial Reassociation Trace Number - The payment and remittance information have been separated and need to be reassociated by the receiver.
Check or EFT Trace Number		R			TRN02	127	44	AN	1 / 30	NEW	Check Number
Originating Company Identifier		S			TRN03	509	44	AN	10 / 10
Originating Company Supplemental Code- NO		S			TRN04	127	44	AN	1 / 30
Non-US Dollars Currency	S
Entity Identifier Code		R			CUR01	98	46	ID	2 / 3
Currency Code		R			CUR02	100	46	ID	3 / 3
Exchange Rate		S			CUR03	280	47	R	4 / 10
Premium Receiver Identification Key	S		>1

3 of 8

ASES - 820 Mapping Sheet

HIPAA Field Name- 820 PremiumPaymentTransaction	Segment Require- ment	Element Require- ment	HIPAA Loop Repeat	HIPAA Loop ID	HIPAA Segment ID	HIPAA Data Element Number	HIPAA Imple- mentation Guide Page	HIPAA Field Type	HIPAA Field Length Min/Max	CARRIER PAYMENT FILE	Notes
Reference Identification Qualifier		R			REF01	128	48	ID	2 / 3	14	Master Account Number - For HIPAA Health Premium Payments this element is REQUIRED.
Premium Receiver Reference Identifier		R			REF02	127	49	AN	1 / 30	CARRIER+REGION-ID
Process Date	S
Date Time Qualifier		R			DTM01	374	50	ID	3 / 3
Payer Process Date		R			DTM02	373	50	DT	8 / 8
Delivery Date	S
Date Time Qualifier		R			DTM01	374	52	ID	3 / 3
Premium Delivery Date		R			DTM02	373	53	DT	8 / 8
Coverage Period	S		1
Date Time Qualifier		R			DTM01	374	54	ID	3 / 3
Date Time Period Format Qualifier		R			DTM05	1250	55	ID	2 / 3
Coverage Period		R			DTM06	1251	55	AN	1 / 35
Premium Receiver's Name	R		1
Entity Identifier Code		R		1000A	N101	98	56	ID	2 / 3	PE	Payee
Information Receiver Last or OrganizationName		R		1000A	N102	93	57	AN	1 / 60	NEW	MCO/MBHO Name
Identification Code Qualifier		R		1000A	N103	66	57	ID	1 / 2	FI	Federal Taxpayer’s Identification Number
Receiver Identifier		R		1000A	N104	67	57	AN	2 / 80	NEW	MCO/MBHO Federal Tax ID
Premium Receiver's Additional Name	S
Receiver Additional Name		R		1000A	N201	93	58	AN	1 / 60
Premium Receiver's Address	S
Receiver Address Line		R		1000A	N301	166	59	AN	1 / 55
Receiver Address Line		S		1000A	N302	166	59	AN	1 / 55
Premium Receiver's City, State, Zip	S
Information Receiver City Name		R		1000A	N401	19	60	AN	2 / 30
Information Receiver State Code		R		1000A	N402	156	60	ID	2 / 2
Information Receiver Postal Zone or ZIP Code		R		1000A	N403	116	61	ID	3 / 15
Country Code		S		1000A	N404	26	61	ID	2 / 3
Premium Payer's Name	R		1
Entity Identifier Code		R		1000B	N101	98	62	ID	2 / 3	PR	Payer
Premium Payer Name		R		1000B	N102	93	63	AN	1 / 60	NEW	ASES Name
Identification Code Qualifier		S		1000B	N103	66	63	ID	1 / 2	FI	Federal Taxpayer’s Identification Number

4 of 8

ASES - 820 Mapping Sheet

HIPAA Field Name- 820 PremiumPaymentTransaction	Segment Require- ment	Element Require- ment	HIPAA Loop Repeat	HIPAA Loop ID	HIPAA Segment ID	HIPAA Data Element Number	HIPAA Imple- mentation Guide Page	HIPAA Field Type	HIPAA Field Length Min/Max	CARRIER PAYMENT FILE	Notes
Premium Payer Identifier		S		1000B	N104	67	63	AN	2 / 80	NEW	ASES Federal TAX ID
Premium Payer's Additional Name	S
Premium Payer Additional Name		R		1000B	N201	93	65	AN	1 / 60
Premium Payer's Address	S
Premium Payer Address Line		R		1000B	N301	166	66	AN	1 / 55
Premium Payer Address Line		S		1000B	N302	166	66	AN	1 / 55
Premium Payer's City State Zip	S
Premium Payer City Name		R		1000B	N401	19	67	AN	2 / 30
Premium Payer State Code		R		1000B	N402	156	67	ID	2 / 2
Premium Payer Postal Zone or ZIP Code		R		1000B	N403	116	68	ID	3 / 15
Country Code		S		1000B	N404	26	68	ID	2 / 3
Premium Payer's Administrative Contact	S		>1
Contact Function Code		R		1000B	PER01	366	70	ID	2 / 2
Premium Payer Contact Name		R		1000B	PER02	93	70	AN	1 / 60
Communication Number Qualifier		S		1000B	PER03	365	70	ID	2 / 2
Communication Number		S		1000B	PER04	364	70	AN	1 / 80
Communication Number Qualifier		S		1000B	PER05	365	70	ID	2 / 2
Communication Number		S		1000B	PER06	364	71	AN	1 / 80
Communication Number Qualifier		S		1000B	PER07	365	71	ID	2 / 2
Communication Number		S		1000B	PER08	364	71	AN	1 / 80
Organization Summary Remittance	S		1
Assigned Number		R		2000A	ENT01	554	73	N0	1 / 6
Entity Identifier Code		R		2000A	ENT02	98	73	ID	2 / 3
Identification Code Qualifier		S		2000A	ENT03	66	73	ID	1 / 2
Organization Identification Code		S		2000A	ENT04	67	73	AN	2 / 80
Organization Summary Remittance Detail	SR		1
Reference Identification Qualifier		R		2300A	RMR01	128	75	ID	2 / 3
Contract, Invoice, Account, Group, or PolicyNumber		R		2300A	RMR02	127	75	AN	1 / 30
Payment Action Code		S		2300A	RMR03	482	75	ID	2 / 2
Detail Premium Payment Amount		R		2300A	RMR04	782	76	R	1 / 18
Billed Premium Amount		S		2300A	RMR05	782	76	R	1 / 18
Summary Line Item	S		1

5 of 8

ASES - 820 Mapping Sheet

HIPAA Field Name- 820 Premium PaymentTransaction	Segment Require- ment	Element Require- ment	HIPAA Loop Repeat	HIPAA Loop ID	HIPAA Segment ID	HIPAA Data Element Number	HIPAA Imple- mentation Guide Page	HIPAA Field Type	HIPAA Field Length Min/Max	CARRIER PAYMENT FILE	Notes
Payment Action Code		S		2300B	RMR03	482	92	ID	2 / 2
Detail Premium Payment Amount		R		2300B	RMR04	782	93	R	1 / 18	CALC_AMOUNT
Billed Premium Amount		S		2300B	RMR05	782	93	R	1 / 18	BILLED_AMOUNT
Reference Identification Qualifier		R		2300B	RMR01	128	92	ID	2 / 3	IK	Difference for adjustment
Insurance Remittance Reference Number		R		2300B	RMR02	127	92	AN	1 / 30	NEW	CARRIER_ID+REGION+BILLING-DATE
Payment Action Code		S		2300B	RMR03	482	92	ID	2 / 2
Detail Premium Payment Amount		R		2300B	RMR04	782	93	R	1 / 18	CALC_AMOUNT
Billed Premium Amount		S		2300B	RMR05	782	93	R	1 / 18	BILLED_AMOUNT
Reference Identification Qualifier		R		2300B	RMR01	128	92	ID	2 / 3	KW	Errors
Insurance Remittance Reference Number		R		2300B	RMR02	127	92	AN	1 / 30	NEW	ERROR CODES
Payment Action Code		S		2300B	RMR03	482	92	ID	2 / 2
Detail Premium Payment Amount		R		2300B	RMR04	782	93	R	1 / 18	CALC_AMOUNT
Billed Premium Amount		S		2300B	RMR05	782	93	R	1 / 18	BILLED_AMOUNT	0
Individual Coverage Period	S		1
Date Time Qualifier		R		2300B	DTM01	374	94	ID	3 / 3	582	Report Period
Date Time Period Format Qualifier		R		2300B	DTM05	1250	95	ID	2 / 3	RD8	Range of Dates Expressed in Format CCYYMMDD-CCYYMMDD
Coverage Period		R		2300B	DTM06	1251	95	AN	1 / 35	NEW	Starting Date of Coverage-Ending Date of Coverage based upon CALC_DAYS. Use Accounting date for retro & adjustments.
Individual Premium Adjustment	S		>1
Adjustment Amount		R		2320B	ADX01	782	96	R	1 / 18	NEW	(CALC_AMOUNT minus BILLED_AMOUNT)+adjustment carrier code
Adjustment Reason Code		R		2320B	ADX02	426	97	ID	2 / 2	IA
Trailer	R		1

6 of 8

ASES - 820 Mapping Sheet

HIPAA Field Name- 820 Premium PaymentTransaction	Segment Require- ment	Element Require- ment	HIPAA Loop Repeat	HIPAA Loop ID	HIPAA Segment ID	HIPAA Data Element Number	HIPAA Imple- mentation Guide Page	HIPAA Field Type	HIPAA Field Length Min/Max	CARRIER PAYMENT FILE	Notes
Transaction Segment Count		R			SE01	96	98	N0	1 / 10	NEW	Count of number of total segments, including ST and SE
Transaction Set Control Number		R			SE02	329	98	AN	4 / 9	NEW	Tracking number unique to this ST-SE pair. Recommend - "YYMM+CARRIER_ID+REGION+PLAN" Plan Type (Reform, MA or PDP) Added for Medicare Project"
Functional Group Trailer	R
Number of Transaction Sets Included		R			GE01	97		NO	1 / 6	1
Group Control Number		R			GE02	28		NO	1 / 9	NEW	Sequence Number, starting at 1 incremented by 1,+System Date (YYMMDD)
Interchange Control Trailer	R
Number of Included Functional Groups		R			IEA01	I16		NO	1 / 5	1
Interchange Control Number		R			IEA02	I12		NO	9 / 9	NEW	System Date (YYMMDD)+Sequence Number (3 digits)

7 of 8

3. ASES Query Process

ASES QUERY FILE

ELIGIBILITY QUERY FILE LAYOUT

August 1, 2008

This file is produced by Medicare Platino Carriers and sent to ASES to verify the elegibility of Medicare Beneficiaries in the GHIP (Reforma).

Query Record
# Field	Record Fields	Position	Size	Notes
1	RECORD TYPE	1	1	"Q" for Query
2	PROCESS DATE	2	8	YYYYMMDD
3	BENEFICARY SSN	10	9
4	1ST LAST NAME	19	15
5	2ND LAST NAME	34	15
6	FIRST NAME	49	20
7	SEX	69	1	1 = Male, 2 = Female
8	DATE OF BIRTH	70	8	YYYYMMDD
9	REGION	78	1
10	CARRIER	79	2	Carrier Code
11	FECHA DE EFECTIVIDAD	81	8	Para uso en queries historicos. Entrar fecha en que comienza la suscripcion del Beneficiario. Formato YYYYMMDD. El dia debe ser primero de mes. Si el query no es historico se deja en blanco.
12	FILLER	89	11
		100

*** All are Text Fields

1 of 2

ASES QUERY RESPONSE FILE

QUERY RESPONSE FILE LAYOUT

October 20, 2008

This file is sent by ASES to Carriers as a response to query records. The Response Record informs if a Beneficiary is elegible for GHIP (Reform) coverage. It provides the key data elements which the Carrier will use to notify enrollment to ASES once approved by CMS.

Query Response Record
# Field	Record Fields	Position	Size	Notes
1	RECORD_TYPE	1	1	"R" for Response
2	CARRIER_PROCESS_DATE	2	8	YYYYMMDD
3	BENEFICARY SSN	10	9
4	CARRIER_1ST_LAST_NAME	19	15
5	CARRIER_2ND_LAST_NAME	34	15
6	CARRIER_FIRST_NAME	49	20
7	CARRIER_SEX	69	1	1 = Male, 2 = Female
8	CARRIER_DATE OF BIRTH	70	8	YYYYMMDD
9	CARRIER_REGION	78	1
10	CARRIER	79	2	Carrier Code
11	ASES_1ST_LAST_NAME	81	15
12	ASES_2ND_LAST_NAME	96	15
13	ASES_FIRST_NAME	111	20
14	ASES_SEX	131	1	1 = Male, 2 = Female
15	ASES_DATE OF BIRTH	132	8	YYYYMMDD
16	ASES_REGION	140	1
17	ELEGIBILITY_INDICATOR	141	1	Y or N
18	ODSI FAMILY ID	142	11
19	MEMBER SUFFIX	153	2
20	MPI	155	13	Alpha-numeric ej.-"0080012345678"
21	MEDICAID INDICATOR	168	1	1 = Federal Medicaid
22	ELEGIBILITY_EFFECTIVE_DATE	169	8	YYYYMMDD
23	ELEGIBILITY_EXPIRATION_DATE	177	8	YYYYMMDD
24	ASES_PROCESS_DATE	185	8	YYYYMMDD
25	MESSAGE_CODE	193	6	Spaces= no errors, 01=SSN no match, 02=Sex no match, 03=DOB no match, 04=Region no match, 05=Miembro de municipio no contratado por Carrier, 06=Empleado ELA, 07=SSN no match (history records)
26	ASES_DEDUCTIBLE_LEVEL	199	1
27	MUNICIPIO	200	4	Codigo Municipio en ASES
28	FECHA DE EFECTIVIDAD	204	8	Para uso en queries historicos. Formato YYYYMMDD.
29	CODIGO DE CUBIERTA	212	3	Codigo de Cubierta (Coverage Code)
30	FILLER	215	5
		220

*** All are Text Fields

2 of 2

ASES QUERY PROCESS FLOW

4. Current Layout for Claims & Encounters

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Claims and Encounter Input File Layout

Field	Description	Value	Type-Size	Position

*Transaction Code	Identify the action to be taken with the record. 'A' and 'D' should NOT match any existing record (on Internal Control Number). 'C' and 'E' should match an existing record (on Internal Control Number).	A - Addition	A - 1	1
		C - Change
		D - Deny
		E - Eliminate

*Carrier Code	Value that identifies carrier. Must be a valid code.	01 - Triple SSS	N - 2	2
		02 - Humana
		17 - MCS
		25 - Cruz Azul
		55 - COSVI
		64 - MC-21
		76 - MBHP
		83 - APS
		95 - FHC

*Internal Control Number	Insurance company's Internal claim identification. This number is used to avoid duplicated Claims. Transactions with the same Internal Control Number would be considered a duplicate and will be rejected.		AN - 15	4

*Region Code	Identifies regions. Must be a valid code.	A - Arecibo (N)	A - 1	19
		B - Bayamon (M-N)
		E - Este (E)
		F - Fajardo (N-E)
		G - Guayama (S-E)
		J - San Juan
		S - Suroeste (S-W)
		Z - Mayaguez (W)
*Municipality Residence	Identify the beneficiary's municipality ofresidence. The residence municipality must be a valid code and reside in the correct region.		N - 4	20
		Appendix I

Municipality Service	Identify the municipality where the beneficiary received the service. Must be a valid code.	Appendix I	N - 4	24

*HOH Social Security	The nine digits Social Security Number (non zeroes) of the Head of Household.		N - 9	28

*Patient Social Security	The nine digits Social Security Number (non zeroes) of the beneficiary.		N - 9	37

*ASES Member Suffix	Identifies the beneficiary within the family group. Should be the same as supplied by ASES from the Eligibility Process.	01 - Head of	N - 2	46
		Household
		02-99 - Dependants
*Sex Code	Sex of the beneficiary.	M - Male	A - 1	48
		F - Female
*Patient Age	Age of the beneficiary as of the service from date. Ex: 9 years will be 009 (Zero fill, right justify). Must be a Valid Date. Format - yyyymmdd Ex. March 15, 2002 will be 20020315. .		N - 3	49

*Birth Date	Must be a Valid Date. Format - yyyymmdd Ex. March 15, 2002 will be 20020315.		N - 8	52

*Accident Date	Date when the accident was reported or services was received. Must be a Valid Date. The accident date must be before or the same as the Service From Date. Format - yyyymmdd Ex. March 15, 2002 will be 20020315		N - 8	60

*Service From Date	Begin date of the treatment. Date Service From must be before or the same as the Date Service To.Must be a valid Date.Format - yyyymmdd Ex. March 15, 2001 will be 20020315		N - 8	68

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Claims and Encounter Input File Layout

Field	Description	Value	Type-Size	Position
*Service To Date	End date of the treatment. Must be a Valid Date.		N - 8	76
	Format - yyyymmdd Ex. March 16, 2002 will be
	20020316.
*Payment Date	For the encounter - the process dates. For fee for		N - 8	84
	service - the payment date. The payment date
	must be after or equal to the service to date. Must
	be a Valid Date. Format - yyyymmdd Ex. March
	17, 2002 will be 20020317.
Number of	For Claim Type F or H, Number of Services		N - 5	92
Services or Daily	received by the beneficiary must be numeric and
Doses	greater than zeroes. If Claim Type is H
	(Hospital) it will be the days in the hospital or F
	(Pharmacy) will be the daily doses in tablets or
	liquids. Ex. 5 days will be 00005 (Zero fill, right justify)
Number of	Number of sessions of psychiatric services. Ex. 5		N - 5	97
Session	sessions will be 00005 (Zero fill, right justify)
Prescription Days	If claim type is F (Pharmacy), then the		N - 5	102
	prescription days must be greater than 0. Ex. 5
	days will be 00005 (Zero fill, right justify)
*Diagnostic Code	Must be a valid ICD-9 or DSM-4 code. If the		AN - 6	107
	code, appears with a dot, it should be coded that
	way. Diagnostic Codes must pass validity tests	ICD-9 DSM-4
	with Sex and Age. Example: An ICD-9 of 174
	(Malignant Neoplasm in Female Breast) will be
	on a claim with a sex of 'F'.
*Claim Type	Identify the Claim Type. Must be a valid code.	A - Ambulance	A - 1	113
		D - Dental
		E - Emergency
		F - Pharmacy
		H - Hospital
		L - Laboratory
		M - Medic
*IN / OUT Patient	Specify if the service was giving as Inpatient or	I - In-patient	A - 1	114
	Outpatient. Must be a valid value.	O - Out-patient
*Encounter or	Must be a valid value.	E - Encounter	A - 1	115
Fee		F - Fee for Service
*Service Type	Specify what type of services the beneficiary	Appendix IV	AN - 1	116
	received. Must be a valid code.
*Procedure Code	This code should conform to Common Procedure		AN - 15	117
	Terminology (CPT), National Drug Code (NDC),	CPT, NDC, HCPCS,
	HCPCS, Revenue Code or Common Dental
	Terminology (CDT) appropriate to the Claim	CDT, Revenue Code
	Type.
*Tooth Code	If Claim type is D, Tooth Code is required for	Appendix II	AN - 3	132
	certain CDT codes.
*Superficies Code	If Claim type is D, Tooth Superficies is required	Appendix II	AN - 7	135
	for certain CDT codes.
	Specify if the beneficiary received Surgical	1 - Surgical	N - 1	142
Case Type	Intervention.	2 - Non Surgical
Case Code	Specify the beneficiary's condition at the time of	A- Alcoholism	A - 1	143
	service.	C- Cardiovascular
		D- Dental
		E- Diabetes

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Claims and Encounter Input File Layout

Field	Description	Value	Type-Size	Position
		I- Intensive Care M- Maternity N- Pre-Natal O- Oncology P- Psychiatric Q- Drugs R- Respiratory S- SIDA T- Tuberculosis X- Other
Reason Code	Treatment reason.	1- Work Accident 2- Vehicle Accident 3- Other Accident 4- Sickness 5- Other	N - 1	144
*COB Code	Identify if the beneficiary has other Health Insurance. Must be a valid code.	Y - Yes N - No	A - 1	145
Primary Center	Identify the Care Center or IPA of the beneficiary. Primary Center is required.		AN - 10	146
Service Center	Identify the Care Center or IPA, where the claim was produced. Service Center is required.		AN - 10	156
Contract Type	Identify the contract type of the beneficiary. First Position Health Plan Insurance 1- Reform Second Position Contract Type 1- Family 2- Individual	The required combinations are: • 11 • 12	N - 2	166
*Place of Service	Must be a valid code. For a claim type 'H' and IN / OUT Patient 'I', the place of service must be '21', '31', '51', or '61'. For a claim type 'H' and IN / OUT Patient 'O', the place of service must be '22', '52', or '62'. For a claim type 'F', the place of service must be '98'. For a claim type 'A', the place of service must be '41' or '42'.	Appendix V	AN - 2	168
Primary Provider License	Primary Provider License should be a valid Physician's License.		AN - 10	170
Primary Provider Specialty	Specify the specialty of Beneficiary's Primary Provider.	Appendix III	AN - 3	180
Service Provider License	Service Provider License should be a valid Physician's License.		AN - 10	183
Service Provider Specialty	Specify the specialty of the Doctor who gave services to the beneficiary.	Appendix III	AN - 3	193
HIC Code	Indicate the Medicare Number of the specified beneficiary.		AN - 12	196
Referred Provider License	Specify the license of Doctor who referred the case.		AN - 10	208
Referred Provider Specialty	Specify the specialty of the Doctor who referred the beneficiary's case.	Appendix III	AN - 3	218
*Submitted Charge	Indicate the cost of the services. Ex. A charge of $14.50 will be 000001450 (zero fill, right justify). (Non Negative Values)		N - 9	221
*Deductible	Ex. A deductible of $1.00 will be 000000100		N - 9	230

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Claims and Encounter Input File Layout

Field	Description	Value	Type-Size	Position
*Co-Pay	(zero fill, right justify and Non Negative Values). Ex. A Co-Pay of $1.25 will be 000000125 (zero fill, right justify and Non Negative Values).		N - 9	239
*Drugstore Dispense	For Claim Type of F (Pharmacy), indicate the dispensing fee. Ex. A Co-Pay of $1.25 will be 000000125 (zero fill, right justify and Non Negative Values).		N - 9	248
*Net Payment	For an Encounter the net payment must be zero. For Fee for Service, the net payment must be greater than zero. Ex. A payment of $11.25 will be 000001125 (zero fill, right justify and Non Negative Values).		N - 9	257
Filler	Space.		AN - 1	266
Patient Name	Format - First Name 'space' LastName1 'space' LastName2.		AN - 30	267
*ASES Family ID	Number assigned by ASES to the beneficiary's family. The Family ID must be 11 characters long.		AN - 11	297
Provider Number	Provider Number of the Doctor that gave the service.		AN - 10	308
MPI Number	Is the Master Patient Index. Is the unique patient identifier.		AN - 13	318
Contract Number	Is used by Insurance Companies like a Patient Support Number and awarding claims.		AN - 13	331
Receive Date	Specify when the Insurance Company receives the Claim or Encounter. Must be a Valid Date. Format - yyyymmdd Ex. March 15, 2002 will be 20020315.		AN - 8	344
*Plan Type	Identify the plan type contracted by ASES to provided Health Services to a beneficiary. Must be a valid code.	1- - Plan de Salud del Gobierno (PSG (Reforma)) 1- - MA-SNP 1- - MA_PD	AN - 2	352
*Plan Version	Used to identify version of Plan within PLAN_TYPE (if needed). Must be a valid code.		AN - 3	354
Cost Applied to	Identifies to which coverage the cost of the Claim is applied. If the amount is split between both covers then the amounts are entered in the field provided below.	1 = Advantage Coverage 2= Wrap Around Coverage 3 = Split Cost Application	AN -1	357
Wrap Around Split Amount	Ex. An amount of $11.25 will be 000001125 (zero fill, right justify and Non Negative Values).		N - 9	358
Advantage Split Amount Filler	Ex. An amount of $11.25 will be 000001125 (zero fill, right justify and Non Negative Values).		N - 9 AN -24	367 376 400

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Claims and Encounter Input File Layout

Field	Description Value	Value	Type-Size	Position
The file must be of fixed length (ASCII).
* Required Fields A - Alpha (alphabets only) AN - Alpha Numeric (can be alphabets and/or numbers) N - Numeric (numbers only)
Changes due the Medicare Project

APPENDIX I
Municipality Code

Code	Municipality	Region	Code	Municipality	Region
0004	Adjuntas	S	0168	Lares	A
0008	Aguada	Z	0172	Las Marias	Z
0012	Aguadilla	Z	0176	Las Piedras	E
0016	Aguas Buenas	E	0180	Loiza	F
0020	Aibonito	G	0184	Luquillo	F
0024	Anasco	Z	0188	Manati	A
0028	Arecibo	A	0192	Maricao	Z
0032	Arroyo	G	0196	Maunabo	G
0036	Barceloneta	A	0200	Mayaguez	Z
0040	Barranquitas	G	0204	Moca	Z
0044	Bayamon	B	0208	Morovis	A
0048	Cabo Rojo	Z	0212	Naguabo	E
0052	Caguas	E	0216	Naranjito	B
0056	Camuy	A	0220	Orocovis	G
0060	Canovanas	F	0224	Patillas	G
0064	Carolina	F	0228	Penuelas	S
0068	Catano	B	0232	Ponce	S
0072	Cayey	E	0236	Quebradillas	A
0076	Ceiba	F	0240	Rincon	Z
0080	Ciales	A	0244	Rio Grande	F
0084	Cidra	E	0248	Sabana Grande	Z
0088	Coamo	G	0252	Salinas	G
0092	Comerio	B	0256	San German	Z
0096	Corozal	B	0264	Puerta de Tierra	J
0100	Culebra	F	0266	San Juan	J
0104	Dorado	B	0270	Puerto Nuevo	J
0108	Fajardo	F	0272	Rio Piedras	J
0112	Florida	A	0274	San Jose	J
0116	Guanica	S	0276	San Lorenzo	E
0120	Guayama	G	0280	San Sebastian	Z
0124	Guayanilla	S	0284	Santa Isabel	G
0128	Guaynabo	B	0288	Toa Alta	B
0132	Gurabo	E	0292	Toa Baja	B
0136	Hatillo	A	0296	Trujillo Alto	F
0140	Hormigueros	Z	0300	Utuado	A
0144	Humacao	E	0304	Vega Alta	B
0148	Isabela	Z	0308	Vega Baja	A
0152	Jayuya	S	0312	Vieques	F
0156	Juana Diaz	G	0316	Villalba	G
0160	Juncos	E	0320	Yabucoa	E
0164	Lajas	Z	0324	Yauco	S

APPENDIX II
Dental Codes

Category	Code	Description	Tooth	Surface
Endodontics	D3310 D3320 D3322	Anterior (Endo) Bicuspid (Endo) Bicuspid - Two or More Canals	Y Y Y	N N N
Oral Surgery	D7110 D7120 D7130 D7210 D7220 D7230 D7240 D7241 D7250
Single Tooth
Each Additional Tooth
Root Removal-Exposed Roots
Surgical Removal of Erupted Tooth Requiring Elevation of Mucoperiosteal Flap
Removal of Impacted Tooth-Soft Tissue
Removal of Impacted Tooth-Partially
Removal of Impacted Tooth-Compl-Bony
Removal of Impacted Tooth-Compl-Bony-With Unusual Surgical Complications
Surgical Removal of Residual Tooth Roots (Cutting Procedure)
			Y Y Y Y Y Y Y Y Y	N N N N N N N N N
Palliative	D2940 D9110	Sedative Filling Palliative Treatment	Y Y	N N
Preventive	D1351	Sealant-Per Tooth	Y	N
Restorative	D2110 D2120 D2130 D2131 D2140 D2150 D2160 D2161 D2330 D2331 D2332 D2335
Amalgam-One Surface, Primary
Amalgam-Two Surfaces, Primary
Amalgam-Three Surfaces, Primary
Amalgam-Four or More Surfaces, Primary
Amalgam-One Surface, Permanent
Amalgam-Two Surfaces, Permanent
Amalgam-Three Surfaces, Permanent
Amalgam-Four or More Surfaces, Permanent
Resin-One Surface, Anterior
Resin-Two Surfaces, Anterior
Resin-Three Surfaces, Anterior
Resin-Four or More Surfaces or Involving Incisal Angle
			Y Y Y Y Y Y Y Y Y Y Y Y	Y Y Y Y Y Y Y Y Y Y Y Y

APPENDIX III

Codificacion de Proveedores
A. Medicos
Codigo	Especialidad	Codigo	Especialidad	Codigo	Especialidad
001	General Practice	022	Pathology	051	Orthopedic Surgery
002	General Surgery	025	Physical Medicine / Rehabilitation	053	Preventive Medicine
003	Allergy/Immunology	026	Psychiatry	066	Rheumatology
004	Otolaryngology	027	Occupational Medicine	076	Peripheral Vascular Disease
005	Anesthesiology	028	Colorectal Surgery / Proctology	077	Vascular Surgery
006	Cardiology	029	Pulmonary Diseases	078	Cardiac Surgery
007	Dermatology	030	Diagnostic Radiology	079	Pediatric Surgery
008	Family Practice	033	Thoracic Surgery	085	Maxillofacial Surgery
010	Gastroenterology	034	Urology	086	Neuropsychiatry
011	Internal Medicine	036	Nuclear Medicine	088	Hematology
012	Geneticist	037	Pediatrics	090	Medical Oncology
013	Neurology	038	Geriatrics	091	Surgical Oncology
014	Neurosurgery	039	Nephrology	092	Radiation Oncology
015	Neonatology	040	Hand Surgery	093	Emergency Medicine
016	Obstetrics / Gynecology	044	Infectious Diseases	094	Intervention Radiology
017	Perinatology	046	Endocrinology
018	Ophthalmology	048	Plastic & Reconstructive Surgery

B. Otros Proveedores individuates
Codigo	Especialidad	Codigo	Especialidad	Codigo	Especialidad
AU	Audiologist	OP	Optometrist	PS	Psycologist
DD	Dentist	OR	Orthotist	PT	Physical Therapist
DI	Dietician	OS	Oral Surgery (Dentist)	RT	Respiratory Therapist
EN	Endodontist	OT	Occupational Therapist	ST	Speech Therapist
HE	Health Educator	PD	Podiatrist	SW	Social Worker
HN	Home Health Nurse	PR	Prosthetist
NU	Nutricionist	PE	Periodontist

C. Codificacion de Proveedores que no sean individuos
Codigo	Especialidad	Codigo	Especialidad	Codigo	Especialidad
AF	Ambulatory Surgery Facility	HV	HIV Ambulatory Antibiotic Facility	PP	Private Psychiatric Hospitalization
AM	Ambulance	HO	Hospice	PS	Psychiatric Partial Hospitalization
BB	Blood Bank	IC	Intensive Care Unit	SH	State Hospital
CL	Clinical Laboratory	IT	Infusion Therapy	SN	Skilled Nursing Facility
CV	Cardiac Catheterization Facility	LI	Lithotripsy	SP	State Psychiatric Hospital
DF	Dialysis Facility	NI	Neonatal ICU	XR	X-ray Facility
EC	Emergency Care Facility	OP	Optical	Z4	Cardiovascular Surgery Program
FA	Pharmacy	PC	Clinic - Primary Level
HC	Home Health Care	PH	Private Hospitalization

APPENDIX IV
Service Type

Type	Description
1	Medical Care
2	Surgery
3	Consultation
4	Diagnostic Radiology
5	Diagnostic Laboratory
6	Therapeutic Radiology
7	Anesthesia
8	Assistant at Surgery
9	Other Medical Items or Services (Will be use for Dental Transactions)
0	Whole blood or packed red cells
A	Used durable medical equipment
B	High risk screening mammography
C	Low risk screening mammography
D	Ambulance
E	Enteral / parenteral nutrients/supplies
F	Ambulatory medical center (facility usage for surgical services)
G	Immunosuppressive drugs
H	Hospice services
I	Purchase of DME (installment basis)
J	Diabetic shoes
K	Hearing items and services
L	ESRD supplies (renal supplier in the home)
M	Monthly capitation payment for dialysis
N	Kidney donor
P	Lump sum purchase of dme, prosthetics, orthotics
Q	Vision items or services
R	Rental of DME
S	Surgical dressings or other medical supplies
T	Psychological therapy
U	Occupational therapy
V	Pneumococcal/flu vaccine
Pneumococcal/flu/ hepatitis b vaccine
W	Physical therapy
Y	Second opinion on elective surgery
Z	Pharmacy

APPENDIX V
Place of Service

Code	Name	Description
00-10	Unassigned	N/A
11	Office
Location, other than a hospital, Skilled Nursing Facility (SNF), military treatment facility, community health center, State or local public health clinic, or Intermediate Care Facility (ICF), where the health professional routinely provides health examinations, diagnosis, and treatment of illness or injury on an ambulatory basis.

12	Home	Location, other than a hospital or other facility, where the patient receives care in a private residence.
13-20	Unassigned	N/A
21	Inpatient Hospital
A facility, other than psychiatric, which primarily provides diagnostic, therapeutic (both surgical and nonsurgical), and rehabilitation services by, or under, the supervision of physicians to patients admitted for a variety of medical conditions.

22	Outpatient Hospital
A portion of a hospital, which provides diagnostic, therapeutic (both surgical and nonsurgical), and rehabilitation services to sick or injured persons who do not require hospitalization or institutionalization.

23	Emergency Room - Hospital	A portion of a hospital where emergency diagnosis and treatment of illness or injury is provided.
24	Ambulatory Surgical Center	A freestanding facility, other than a physician's office, where surgical and diagnostic services are provided on an ambulatory basis.
25	Birthing Center
A facility, other than a hospital's maternity facilities or a physician's office, which provides a setting for labor, delivery, and immediate post-partum care as well as immediate care of newborn infants.

26	Military Treatment Facility
A medical facility operated by one or more of the Uniformed Services. Military Treatment Facility (MTF) also refers to certain former U.S. Public Health Service (USPHS) facilities now designated as Uniformed Service Treatment Facilities (USTF).

27-30	Unassigned	N/A
31	Skilled Nursing Facility
A facility, which primarily provides inpatient skilled nursing care and related services to patients who require medical, nursing, or rehabilitative services but does not provide the level of care or treatment available in a hospital.

32	Nursing Facility
A facility which primarily provides to residents skilled nursing care and related services for the rehabilitation of injured, disabled, or sick persons, or, on a regular basis, health-related care services above the level of custodial care to other than mentally retarded individuals.

33	Custodial Care Facility	A facility which provides room, board and other personal assistance services, generally on a long-term basis, and which does not include a medical component.
34	Hospice	A facility, other than a patient's home, in which palliative and supportive care for terminally ill patients and their families are provided.
35-40	Unassigned	N/A
41	Ambulance - Land	A land vehicle specifically designed, equipped and staffed for lifesaving and transporting the sick or injured.

APPENDIX V
Place of Service

Code	Name	Description
42	Ambulance - Air or Water	An air or water vehicle specifically designed, equipped and staffed for lifesaving and transporting the sick or injured.
43-49	Unassigned	N/A
50	Federally Qualified Health Center	A facility located in a medically underserved area that provides Medicare beneficiaries preventive primary medical care under the general direction of a physician.
51	Inpatient Psychiatric Facility	A facility that provides inpatient psychiatric services for the diagnosis and treatment of mental illness on a 24-hour basis, by or under the supervision of a physician.
52	Psychiatric Facility Partial Hospitalization
A facility for the diagnosis and treatment of mental illness that provides a planned therapeutic program for patients who do not require full time hospitalization, but who need broader programs than are possible from outpatient visits to a hospital-based or hospital-affiliated facility.

53	Community Mental Health Center
A facility that provides the following services:
•      Outpatient services, including specialized outpatient services for children, the elderly, individuals who are chronically ill, and residents of the CMHC's mental health services area who have been discharged from inpatient treatment at a mental health facility.
•  24 hour a day emergency cares services.
•      Day treatment, other partial hospitalization services, or psychosocial rehabilitation services.
•      Screening for patients being considered for admission to State mental health facilities to determine the appropriateness of such admission.
•  Consultation and education services.

54	Intermediate Care Facility/Mentally Retarded
A facility which primarily provides health-related care and services above the level of custodial care to mentally retarded individuals but does not provide the level of care or treatment available in a hospital or SNF.

55	Residential Substance Abuse Treatment Facility
A facility, which provides treatment for substance (alcohol and drug) abuse to live-in residents who, does not require acute medical care. Services include individual and group therapy and counseling, family counseling, laboratory tests, drugs and supplies, psychological testing, and room and board.

56	Psychiatric Residential Treatment Center	A facility or distinct part of a facility for psychiatric care, which provides a total 24-hour therapeutically, planned and professionally staffed group living and learning environment.
57-59	Unassigned	N/A
60	Mass Immunization Center
A location where providers administer pneumococcal pneumonia and influenza virus vaccinations and submit these services as electronic media claims, paper claims, or using the roster billing method. This generally takes place in a mass immunization setting, such as, a public health center, pharmacy, or mall but may include a physician office setting.

APPENDIX V
Place of Service

Code	Name	Description
61	Comprehensive Inpatient Rehabilitation Facility
A facility that provides comprehensive rehabilitation services under the supervision of a physician to inpatients with physical disabilities.
Services include physical therapy, occupational therapy, speech pathology, social or psychological services, and orthotics and prosthetics services.

62	Comprehensive Outpatient Rehabilitation Facility
A facility that provides comprehensive rehabilitation services under the supervision of a physician to outpatients with physical disabilities.
Services include physical therapy, occupational therapy, and speech pathology services.

63-64	Unassigned	N/A
65	End-Stage Renal Disease Treatment Facility	A facility other than a hospital, which provides dialysis treatment, maintenance, and/or training to patients or caregivers on an ambulatory or home-care basis.
66-70	Unassigned	N/A
71	State or Local Public Health Clinic	A facility maintained by either State or local health departments that provide ambulatory primary medical care under the general direction of a physician.
72	Rural Health Clinic	A certified facility, which is located in a rural medically, underserved area that provides ambulatory primary medical care under the general direction of a physician.
73-80	Unassigned	N/A
81	Independent Laboratory	A laboratory certified to perform diagnostic and/or clinical tests independent of an institution or a physician's office.
82-97	Unassigned	N/A
98	Pharmacy	A Drugstore didn’t include desktop medicine.
99	Other Unlisted Facility	Other service facilities not specified above.

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Changes and Additions in Data File Layouts

Initial wording has been updated. UPDATED: Validation Process
UPDATED: General notes on data files updated.

File Naming Convention

INSERTED: Code for region SPECIAL
INSERTED: Notes on naming conventions when files are ZIPped.

CLAIMS Input File Layout -

MODIFIED: field 9 description updated to include code for region SPECIAL.

CAPITATION Input File Layout -

MODIFIED: field 8 description updated to include code for region SPECIAL.

ATTACHMENTS –

Attachment I –         Value added to table
Notes added to end of table.
Attachment II –        Carrier Codes: Updated.

Numerous updates have been made throughout the layouts to adjust, complete, or expand descriptions and validation rules.  Field numbers and the text are highlighted to indicate these changes in BLUE

Version 1.7

Carrier to ASES Data Submissions

New File Layouts

Version 1.7C

March 07, 2011

5. Carrier to ASES Data Submissions –
Version 1.7B

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Version Changes	5

NOTES	14
Changes and Additions in Data File Layouts	14
General Notes on data layout requirements	20
File Naming Convention	23

SERVICES INPUT FILE LAYOUT	27

CLAIMS INPUT FILE LAYOUT	35

PROVIDERS INPUT FILE LAYOUT	41

IPA INPUT FILE LAYOUT	44

CAPITATION INPUT FILE LAYOUT	46

ERROR RETURN FILE LAYOUT	48

CLAIMS PROCESSING SUMMARY FILE LAYOUT	49

File Processing CODES	50

File Validation ERROR CODES	51

File Validation WARNING CODES	57

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ATTACHMENTS	58

ATTACHMENT I - MUNICIPALITY CODES	59

ATTACHMENT II - CARRIER CODES	63

ATTACHMENT III - SPECIALTY CODES	65

ATTACHMENT IV - PLACE OF SERVICE CODES	71

ATTACHMENT V	77

ATTACHMENT VI - PROVIDER TYPE CODES	78

ATTACHMENT VII - CLAIMS / SERVICES BASIC FLOW OVERVIEW	79

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Version Changes

Version 1.7C

CLAIMS Input File Layout -

Ne w codes for Plan Type and Plan Version and Region to include Government Employee claims. Substitution of content on field MPI with Contract Number for Government Employee Only.
New field #19 Network Provider.
Changed the size for all 6 diagnosis codes from 6 to 8.

NOTE THAT THE LENGTH OF THE CLAIMS INPUT FILE LAYOUT HAS CHANGED – LENGTH IS NOW 267. SERVICES Input File Layout -

New field #34 Coverage Code.

PROVIDER Input File Layout -

New field #22 Network Provider.

CAPITATION Input File Layout -

Capitation Type updated to include type “F” for fixed payment capitations.

ATTACHMENTS –

Attachment II –                     Carrier Codes: Updated.

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Version 1.7B

SERVICES Input File Layout -

Validation Rules clarified.

ERROR CODES Table -

Error codes C413.2 and C418.5 added.

ATTACHMENTS –

Attachment I –         Value added to table
Notes added to end of table.
Attachment II –        Carrier Codes: Updated.

Numerous updates have been made throughout the layouts to adjust, complete, or expand descriptions and validation rules.  Field numbers and the text are highlighted to indicate these changes in BLUE
.

Version 1.7A

NOTES

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NOTES

Changes and Additions and Data File Layouts

UPDATED: Validation Process
INSERTED: Provider File Changes

PROVIDER Input File Layout -

MODIFIED: field 22 has been redefined as filler, replacing pcp_prov.
MODIFIED: field 23 has been redefined as filler, replacing pcp_ipa.
.

Version 1.6

NOTES

Changes and Additions and Data File Layouts

INSERTED: Validation Process INSERTED: Primary Carrier ID INSERTED: IPA codes and Provider codes INSERTED: Attending Provider

GENERAL Notes on data layouts requirements

INSERTED: MIP Numbers in fields.

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SERVICES Input File Layout -

MODIFIED: field 19 has been redefined as filler, replacing tos_code.
MODIFIED: field 34 has been redefined as filler, replacing rx_form.
MODIFIED: Risk Type is allowed to be “UNK” for Unknown on PBM submitted files.
MODIFIED: Stop Loss Flag should be set to “N” on PBM submitted files.

CLAIMS Input File Layout -

MODIFIED: field 19 has been redefined as filler, replacing age.
INSERTED: Primary Carrier ID has been added as a required field

NOTE THAT THE LENGTH OF THE CLAIMS INPUT FILE LAYOUT HAS CHANGED – LENGTH IS NOW 253. CAPITATION Input File Layout -

INSERTED: MPI Number has been added and as a required field.

NOTE THAT THE LENGTH OF THE CAPITATION INPUT FILE LAYOUT HAS CHANGED – LENGTH IS NOW 128.

Version 1.5

NOTES

Changes and Additions and Data File Layouts

INSERTED: Pharmacy Provider IDs
INSERTED: Provider telephone numbers

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INSERTED: Capitation amount
INSERTED: Capitation adjustments
INSERTED: Claims / Services File Handling
INSERTED: Other File Handlin

GENERAL Notes on data layouts requirements

INSERTED: Justification and Filling of Fields
INSERTED: References to CMS 1500 and UB-92

File Naming Convention –

Added notes on the naming of the ERROR Return Files.

SERVICES Input File Layout -

MODIFIED: Prescription Days has been redefined to be 999 (3 digits in length)
INSERTED: Total Quantity Dispensed has been added and should be filled for Pharmacy claims

NOTE THAT THE LENGTH OF THE SERVICE INPUT FILE LAYOUT HAS CHANGED – LENGTH IS NOW 279.

ERROR RETURN File Layout –

MODIFIED:  Error Code field expanded to 600 bytes to allow for maximum possible error codes.

ATTACHMENTS –

Attachment II – Carrier Codes: Updated and corrected

Attachment VII – Claims / Services Basic Flow Overview: Added

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Version 1.4

NOTES – File Naming Convention -

INSERTED:

ERROR RETURN File Layout -

INSERTED:

ERROR CODES Table -

INSERTED:

WARNING CODES Table –

INSERTED:

ATTACHMENTS –

Attachment II – Carrier Codes: Updated

Version 1.3

NOTES - Changes and additions in data file layouts -

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ADDED: Explanation of Provider ID and the functioning of the ID on the Provider table.

NOTES - General Notes on data layout requirements -

MODIFIED: Amount fields

SERVICES Input File Layout -

INSERTED: Encounter Type (moved from Claims Input File Layout)
REMOVED: Primary Center (moved to Claims Input File Layout)
REMOVED: Service Center

CLAIMS Input File Layout -

REMOVED: Encounter Type (moved to Services Input File Layout)
INSERTED: Primary Center (moved from Services Input File Layout)
REMOVED: Service Provider Specialty

PROVIDERS Input File Layout -

INSERTED: Prov Telephone

IPA Input File Layout -

MODIFIED: IPA Code
REMOVED: Service Provider Specialty

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CAPITATION Input File Layout -

INSERTED: Family ID
MODIFIED: Capitation Amount

ATTACHMENTS -

INSERTED: Attachment I – Municipality Codes
INSERTED: Attachment II – Carrier Codes
INSERTED: Attachment III – Specialty Codes
INSERTED: Attachment IV – Place of Service Codes
INSERTED: Attachment V – Type of Service Codes
INSERTED: Attachment VI – Provider Type Codes

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NOTES

Changes and Additions in Data File Layouts

ASES new file layouts for submission by Carriers for data generated from October 1, 2006 forward.

The following data layouts will be discontinued after the Data Layouts have been established in production and their use is stabilized:

Claims and Encounter Input File Layout

The following data layouts will be used with the submission of data from October 2006:

Services Input File Layout
Claims Input File Layout

New data layouts will be required from October 2006 as follows:

Provider Input File Layout
IPA Input File Layout
Capitation Input File Layout

Administrative Expenses - Table M from current monthly report will be use as a basis for gathering administrative expense data. Some expansion to include FTE data will be developed.

The Provider and IPA files will be used to build and maintain reference files within ASES’s systems for Providers, PCPs and IPA/HCOs.  At implementation carriers will be required to supply full files and every month thereafter to submit files of additions and changes to maintain these in an up-to-date status.

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Provider ID - ASES will not try to specify the format or construction of Provider IDs and will accept on incoming data the codes used by the delivering entity.  Internally within the ASES database system, a single ID will be generated for each provider.  The ASES system will be developed to match the carrier’s provider data to ASES’s stored provider data and therefore map IDs between the systems.  It is expected therefore that an actual provider who has multiple IDs across several of the carriers will still resolve to a single Provider ID in ASES.  The key to this will be the matching of records supplied to maintain the Provider file, which has been put into practice by Milliman in similar MedInsight projects in which multiple source entities are involved.

To implement this strategy, ASES requires that carriers provide accurate and timely provider files on a monthly basis.  The Provider file maintained in ASES from this data will be used to validate the Provider ID fields on the other data files being submitted, especially for Claims & Encounters and for Capitation.

PHARMACY PROVIDER IDs –

After considering situations presented by various carriers with regard to the coding of the Provider ID field on claims and in the Provider Input File for pharmacy claims we have decided to make the following change to the layout definitions and instructions. For pharmacy claims only

If the carrier includes all PBM providers (pharmacies) in its own provider file and these are part of the Provider Input File delivered to ASES then the carrier has no problem and should continue to handle the data in this way.   This assumes that in coding pharmacy providers into the Provider Input File for ASES the carrier is capable of filling all the required fields and the records will pass validation and be accepted.  When claims are validated the Billing Provider on the claim record will be validated against the Provider file and will be matched even if the provider is unique for the carrier.

For carriers who do not include PBM providers in their own Provider File - the claims must be coded with the Provider ID supplied by the PBM.  This ID in turn must be a valid NABP/NCPDP number identifying the pharmacy uniquely regardless of which PBM sourced the data.  The carrier will not include these pharmacy providers in their Provider Input File to ASES avoiding the problems created by their not having all the details required for the providers contracted by the PBM and not the carrier.  On Claims the carrier will use this same Provider ID from the PBM for the Billing Provider which will be matched during the validation against pharmacy providers loaded from PBM Provider Input File submissions to ASES.  The carrier’s records will still be found to fail validation if this provider number cannot be validated.

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PROVIDER telephone numbers –

Prov Telephone remains a required field on the Provider Input Layout.  In the event, and as an exception, if the carrier does not have the actual provider’s telephone number they should insert their own (Carrier’s) telephone number.  This also applies to the IPA Work Phone field in the same way.

Note that all telephone number fields must be filled using only numbers.   No spaces or ()- characters should be included.   For example, the telephone number (939) 123-4567 will be coded in the data field as 9391234567

CAPITATION AMOUNT –

The amount to be reported on capitation records must be a net amount that represents any costs associated with providing services which are not reported in claims and encounters.  This may come from formal contracts with providers such as HCO/PCPs, or any other financial arrangement or allocation of costs.

The number should represent a calculation which includes the earned capitation for the period less claims paid amounts, if any, chargeable against the provider risk.  Other types of deductions which may be taken out of the provider’s payment such as repayment of advances, retentions for reserves should not be included in the calculation.

CAPITATION ADJUSTMENTS –

There may be circumstances in which capitation payments which have already been reported, need in a later month to be adjusted or even reversed.  To accomplish this, the Capitation records will behave differently than Claims and Services.  The carrier will send a new record for the provider / member / experience date with an amount to be added or subtracted from the previously reported amount.  If a capitation of $10.00 is to be reversed then the new record should contain the same information as the original but with a new Capitation Date and a Capitation Amount of -$10.00.  Inside MedInsight the capitation for that Provider / Member for that particular date will be the aggregate of all the records and this example will result in $0.00.

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Note that, as Capitation net amounts for any particular record may be negative, a reversal in such a case would be a positive amount. CLAIMS / SERVICES File Handling –

CLAIMS /  SERVICES Files will be handled as related data sets in that a Claim must be associated with one or more Services.  While each type of file will have its own validation process, the relationship between claims records and services records will also be part of the validation process.

For new record sets, a Claim record, which validates successfully for all its data elements, will be rejected if there is not at least one valid Service record with a corresponding Carrier and Claim-ID.  Similarly, a Service record, which validates on all its data elements, will be rejected if there is not a valid claim record with a corresponding Carrier and Claim-ID.

“I” transactions may represent new claims in which case the relationship between Claim and Service records must be within the Claims Input File and Services Input File in the same submission.  When “I” records represent an update to records submitted in prior periods then a Claim record or a Service record may be submitted by itself provided it corresponds respectively to valid Service or Claim records matching on Carrier and Claims-ID already loaded in the database.

Claims and Services file will pass through a validation process as shown in Attachment VII.  Pre-validation will check the basic structure of the file and its records and may result in a file being rejected without proceeding to full record validation.  Such rejections may be caused for example, by – file names which fail to follow the naming convention, a file containing wrong length records or other basic tests.

A file which is processed through full validation may also be rejected if it fails to meet the error threshold level.  All files which are rejected will be notified to the carrier with an explanation of why the file is rejected.  No records from such a file will be retained in the system and the carrier will be required to re-submit the rejected file in its entirety before the next months files become due.  Such re-submitted files must be carefully named using the sequence number part of the naming convention to ensure the name is distinct from the rejected file and is named in the correct order.

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If a file is accepted after validation, any records with errors will be returned in an Error Return file.  Only the individual records which are rejected must be corrected and re-submitted and not the entire file.   Such re-submitted records are to be included with the following month’s file.

OTHER File Handling –

For files other than Claims and Services, the handling in terms of file rejection and record rejection will be similar to that described above for the Claims and Services.  IPA, Provider and Capitation files will be validated individually without relationship to other files.

VALIDATION PROCESS –

The processing of files will take place on an individual file basis with first a Pre-Validation step in which files may be rejected if they fail structurally, cannot be read or are misnamed.  A file rejection report will indicate the cause of the rejection and the file must be corrected and re-submitted immediately.

On files which pass Pre-Validation there will be a two step validation process.  First, validation will take place on individual files to determine the compliance of each field with the validation rules.  Records marked in error will then be removed and files will be passed to a staging area at which point cross-file validation will take place.

In the staging area, files will be checked for fields which depend on other files or previously loaded data.  Such validations include the requirement for claims records to have at least one matching, valid service record and for service records that have a valid matching claim.  Also, fields on service records which are particular to the type of claim will be validated after matching to a claim record and the type of claim can be determined from Bill Type (e.g. Pharmacy field on service records will be validated after matching to a claim record with a Bill Type of “P”).  Any records marked in error at this stage will also be removed.

Files will be tested for error threshold compliance.  Those files which fail to achieve an error rate below the threshold will be rejected. In such cases, the rejected records will not be placed on the Held Records table and the rejected file will need to be re-submitted after correction in its entirety, but an Error Return file will be created and retuned to the carrier with the details of the records which were marked in error.

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Error records from accepted files will be placed on the Held Records table and the corresponding Error Return file will be given back to the carrier.  These rejected records need to be corrected and included in the following month’s submission.

Carriers  need  to  distinguish  error  return  files  as  being  for  file  rejects  or  record  records  and  process  them  accordingly.    The
Claims/Services Basic Flow diagram in Attachment VII has been updated to reflect this process.

A Claims Processing Summary File will be generated which will contain a record for each file in a processing period (including expected files which were not received).  The layout of this file is contained in the section of tables defining each of the file layouts. This file is an electronic “report” on the validation process and will be placed with the error-return files on the FTP server for the carriers to download.

Primary Carrier ID –

A field for the Primary Carrier ID has been added to the Claims Input Layout to recognize the MCO or TPA which enrolls the member and assigns IPA and PCP Provider IDs.  The Carrier ID filed will carry the ID of the carrier generating the Claims Input File.  These files will contain the same value when the reporting carrier is an MCO or TPA.  When the reporting carrier is an MBHO or PBM the Carrier ID will contain the code of the MBHO or PBM and the Primary Carrier ID will contain the code of the MCO or TPA of the member.

IPA codes and Provider codes –

The Primary Carrier ID field has been added to be able to distinguish the validation of IPA and Provider codes by carrier.   The Primary Carrier ID will carry the code of the MCO or TPA which contracts the members IPA and PCP Provider.  In Claims records the codes for IPA and PCP Provider will be those created by the MCO/TPA and delivered to the MBHOs and PBMs in eligibility/enrollment data exchanges.

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Attending Provider –

The validation rules for Attending Provider have been changes to remove the requirement that the value match a valid provider (i.e. a provider code reported by the carrier in its Provider file.  The field is still required.

Municipality Service –

Recognizing that claims may be processed for services outside of Puerto Rico, code 0666 has been added to the list of Municipality Codes.  This value is valid only for use in the field Municipality Service on the Claims Input File.  This value should be used only when services are paid for outside of Puerto Rico.

PROVIDER FILE CHANGES –

The PCP Flag and IPA Code fields have been removed from the Provider Input File Layout.   It has become obvious through the experience gained in testing so far, that the value of these fields on the provider file is overwhelming outweighed by the complexities produced.  PCP and IPA codes will still be required on claims and these will be validated to ensure that they are valid Provider codes and IPA codes but no attempt will be made in validation to cross check that the PCP Provider on claims has been flagged as a PCP on the Provider table or that there is a correlation between PCP and IPA in the provider table.  With this change there should be no need for carriers to report providers on multiple records.

These fields have been eliminated from the Provider file and the validations rules in other files have been adjusted accordingly.  These changes do not affect the record length of the Provider Input Layout.

General Notes on data layout requirements

Date Fields -  All date fields in the following data layout are defined to the same size and format as YYYYMMDD.  An 8 byte field where YYYY = 4 digit year, MM = 2 digit month and DD = 2 digit day.  1 digit month and day values must always have the leading zero (0). Date fields must contain a valid date with months between 01 and 12 and days between 01 and maximum day in month. July 1, 2006 will be coded as 20060701.

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Amount Fields – All amount fields representing money must be numeric and are defined as 9 bytes in the format 9(7)v99 where v represents and implied decimal point.  This allows a maximum of 7 digits for dollars plus the last two digits for cents.  These numbers are always right justified and zero filled to the left.  As examples:

$1.23 will be coded as          000000123
$100.00 will be coded as      000010000

All amount fields are positive and follow the above definition unless clearly specified otherwise.
End of Record Filler – All file layouts have been designed to end with a filler field of 1 byte which must always be coded as an “*” character.  This is done to avoid issues between different systems when generating and transferring ASCII files in which ending field may be empty.  The fixed End of Record Filler guarantees that all records in a file can be constructed to the fixed length format as defined in the layouts.

Justification and filling of Fields – The layouts have all been specified to provide fixed length fields and fixed length records.  While other methods can be used, it is felt that this provides the best common ground for working with multiple entities each of which uses varying systems.  To be sure everyone understands the same about the comments on justification and filling the following examples are given to help keep this concept clear.

All numeric fields must be filled completely with numeric digits.  If there are exceptions these are clearly spelled out in the documentation of the layouts.  Typically numeric field are right justified and to keep them numeric must be zero filled.  In a field specified as numeric such a 9(7)v99 where v represents an implied decimal the following examples illustrate how data will look in the field –

Value	Field
12.50	000001250
101	000010100
1,234.56	000123456
1,000,000	100000000

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Carrier to ASES Data Submissions
File Layouts

All alphanumeric fields must be filled completely.  If the value of data in the field is less than the width of the field then care must be taken to ensure that the field is filled with blanks.  Allowing “NULLS” or other special characters through may cause unexpected results and make reading, loading and validation of the data difficult.  Typically alphanumeric field are left justified and filled to the right with blanks to complete the field.  In a field specified as alphanumeric such a X(20) the following examples illustrate how data will look in the field where the [ ] characters represent the start and end of the field –

Value	Field
P.R.	[ P.R.	]
José Rivera	[ José Rivera	]
blanks	[	]
(Metro-North Region)	[(Metro-North Region)	]

References to CMS 1500 and UB-92 – All references to CMS 1500 or UB-92 in this document are for convenience and correspond equally to equivalent electronic formats and will apply equally to the next version of CMS 1500 or the UB-04 when implemented.

MPI Number fields – In all files in which MIP Number is required, carriers should code all 9s if the MPI is unknown.  This should not be true for any current beneficiary. This exception will continue until such time as ASES determines that the issue of MPI being unavailable has disappeared from historical data. For Government Employee MPI should be filled with Contract Number.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Carrier to ASES Data Submissions
File Layouts

File Naming Convention

All files to be delivered to ASES by the carriers must follow the naming conventions below. Files which do not fit the naming convention will be ignored and the carrier deemed to have failed in delivery of such a file.

File names must adhere strictly to this naming convention as the structure includes information for identification of the carrier, region, dates and file type.  If not named correctly the file cannot be processed properly.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Carrier to ASES Data Submissions
File Layouts

The general format of file names will be –

Where:	Dccrymms.fff Character 1		Always “D”
	Characters 2-3		cc = Carrier Code (See attachment II)
	Character 4		r = Region as defined by ASES
	A B E F G J L M S Z P Y	= = = = = = = = = = = =
Arecibo / North Region
Bayamón / Metro-North Region
Este / East Region
Fajardo / North-East Region
Guayama / South-East Region
Sanjuan / San Juan Region
Aguadilla / North-West Region (used for historical purposes only)
Montaña / Central Region (used for historical purposes only)
Suroeste / South-West Region
Mayaguez / West Region
SPECIAL / SPECIAL pseudo region
Government Employee
y           =           Last digit of year

Character 5
	Characters 6-7		mm = Month
	Character 8		s = sequence number of file submission.

All submission start with s = 0 and continue in numeric if files are re-submitted to 9
If files must be re-submitted beyond 9, then alphabetic characters will be used a, b, c …

Character 9		Always “.”
Characters 1-12		Extension code identifying type of file
SRV	for	SERVICES
CLM	for	CLAIMS
PRV	for	PROVIDERS
IPA	for	IPA
CAP	for	CAPITATIONS

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Carrier to ASES Data Submissions
File Layouts

Files are always dated for the month being reported. For example, when sending claims paid in September 2009 the ymm part of the file name will be 909 while the file will be sent to ASES in October.

When a file which is common for multiple regions is sent, the region code may be set as “X”.  This can only apply to files such as Provider and IPA.  Claims, Services and Capitation must be sent for their individual regions.

Examples of completing this naming convention are –

For imaginary carrier 96 in the Metro-North region files for services and payments in April 2008 will be named as follows –

Services               D96B8040.SRV
Claims                  D96B8040.CLM
Providers             D96B8040.PRV
IPA                       D96B8040.IPA
Capitation            D96B8040.CAP

When the Capitation file is rejected, the corrected file will be re-submitted as
D96B8041.CAP

If providers for carrier 96 are common with other contracted regions the file may have been submitted as
D96X8040.PRV

ERROR Return Files will be named by replacing the first character of the input file (the “D”) with an “E”.  For example, when a capitation file is delivered with the name D96G7111.CAP the ERROR Return file which contains all the errors for this capitation file will be named E96G7111.CAP.

ZIP Files will be accepted when named to the following standard. Use the file name as defined above, convert the “.” Between the body of the file name and the file extension to “_” and add the extension “.ZIP”. For Instance, using examples above -

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Carrier to ASES Data Submissions
File Layouts

Services file	D96B8040.SRV would become zipped as	D96B8040_SRV.ZIP
Claims file	D96B8040.CLM would become zipped as	D96B8040_CLM.ZIP
Providers	D96B8040.PRV would become zipped as	D96B8040_PRV.ZIP
IPA	D96B8040.IPA would become zipped as	D96B8040_IPA.ZIP
Capitation	D96B8040.CAP would become zipped as	D96B8040_CAP.ZIP

Return files to carriers will be zipped in a similar fashion when their size justifies it.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Typ- Size	Name	Description	Deliverable Data Format	Validation Rules
1	trans_code	varcha (1)	Transaction Code	Identify the action to be taken with the record. I for Insert or E for Delete.	X	Required Must equal “I” or “E”
2	pmt_stat	varcha (1)	Payment Status	Indicates payment action on the service represented by this record. P for Paid or D for Denied	X	Required Must equal “P” or “D”
3	carrier_id	varcha (2)	Carrier ID	Value that identifies carrier. Must be a valid code. See Carrier Code List in Attachment II.	99	Required Must be two (2) digits (numeric). Must equal a valid Carrier ID as assigned by ASES.
4	claim_id	varchar(20)	Claim ID
Unique Identification number within Carrier. May be Carrier’s Internal Claim Identification number.
This number is used to avoid duplicated
Claims, but allows multiple service lines within the same claim.
					X(20)	Required Left justified, blank filled to 20 characters if value is less than 20 characters. Claim ID on Service must match with a Claim ID on a Claim record.
5	Sv_line	smallint()	Service Line Number	Number identifying individual service within a given claim.	99
Required
Must be a 2 digit un-duplicated ID of the
Service Line within the Claim ID. (line numbers less than 10 must be zero filled right justified)
Duplicates within Claim ID on the same submission will be considered errors (the combination of the claim_id plus the service_line_no must be unique within the carrier).
If Transaction Code is “E” then the key (Carrier
ID, Claim ID, Service Line Number) must exist.

6	enc_type	varchar(20)	Encounter Type
Indicates whether service is reimbursed to the Billing Provider or is covered under a capitation arrangement.
Valid values are –
“FFS” for fee for  service
“CAP” for capitated.
If value is “CAP”, service will have zero Paid Amount.
					X(20)	Required for Transaction Code “I” Must be a valid value Must be left justified and blank filled Not required for Transaction Code “E”
7	from_date	datetime()	Service From Date	Begin date of the treatment.	YYYYMMDD	Required for Transaction Code “I” Must be a valid date. Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
8	to_date	datetime()	Service To Date	End date of the treatment.	YYYYMMDD	Required for Transaction Code “I” Must be a valid date Must be on or after Service From Date Not required for Transaction Code “E”
9	paid_date	datetime()	Payment Date	For an Encounter, this will be the date the transaction is processed by the carrier. For non-encounters, this will be the date of payment for paid claims or the process date for denied claims.	YYYYMMDD	Required for Transaction Code “I” Must be a valid date Must be on or after Service To Date Not required for Transaction Code “E”
10	Filler_10	n/a	Filler		X
11	proc_code	varchar(15)	Procedure Code	For non-Pharmacy Standard procedure code conforming to HCPCS/CPT or HCSPC/CDT as appropriate	X(15)
Allowed for Transaction Code “I”
For claims from CMS1500 / UB92, when present must be a HCPCS/CPT code. For Dental claims must be a valid dental HCPCS/CDT code
For Pharmacy claims this must be all blanks
Not required for Transaction Code “E”

12	cpt_mod	varchar(2)	Procedure Modifier Code	Modifier code valid for the Procedure Code	XX	Allowed for Transaction Code “I” Can only be present when Procedure Code is present and allows a modifier code. Must be valid as a modifier for the Procedure code Not required for Transaction Code “E”
13	rev_code	varchar(5)	Revenue Code	For UB92 Claims NUBC Revenue Code	X(5)	Allowed for Transaction Code “I” For UB92 claims. When present it must be a valid Revenue code. Must be left justified, blank filled to the right Not required for Transaction Code “E”
14	rx_ndc	varchar(11)	National Drug Code	For Pharmacy only. National Drug Code value for prescribed drug in 5 4 2 format	X(11)	Allowed for Transaction Code “I” Required on Pharmacy claims Must be a valid NDC code in 5 4 2 format filling all 11 bytes For non-Pharmacy claims must be blank Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
15	tooth_code	varchar(3)	Tooth Code	For Dental only ADA standard tooth number as required by CDT code when procedure directly affects a tooth.	XXX
Allowed for Transaction Code “I”
Must be present on Dental claims when
Procedure code requires Tooth Code
Must be a valid Tooth Code when present Must be left justified and blank filled to complete the field
For non-Dental claims must be blank
Not required for Transaction Code “E”

16	surface_code	varchar(7)	Surface Code	For Dental only ADA standard surface code as required by CDT code when procedure directly affects one or more surfaces.	X(7)
Allowed for Transaction Code “I”
Must be present on Dental claims when procedure code requires Surface Code
Must be a valid Surface Code
Must be left justified and blank filled to complete the field
For non-Dental claims must be blank
Not required for Transaction Code “E”

17	cob_code	varchar(1)	COB Code	Identify if the beneficiary has other Health Insurance for this service. “Y if member has other health insurance, “N” otherwise	X	Required for Transaction Code “I” Must be “Y” or “N” Not required for Transaction Code “E”
18	pos_code	varchar(2)	Place of Service	Place of Service Code identifying the place in which the service is delivered. See POS Code List in Attachment IV	XX	Required for Transaction Code “I” Must be a valid Place of service Code Not required for Transaction Code “E”
19	amt_billed	money()	Billed Amount	For non-Pharmacy Cost of service as billed by the provider.	9(7)v99	Allowed for Transaction Code “I” Required for non-Pharmacy claims. Must be a number on all records Cannot be left blank Not required for Transaction Code “E”
20	amt_allowed	money()	Allowed Amount	For non-Pharmacy Amount allowed for the service by the carrier	9(7)v99
Allowed for Transaction Code “I” Required for non-Pharmacy claims. Must be a number on all records Cannot be left blank
For pmt_stat “P” (Payment Status = “paid”) this must be greater than zero.
Not required for Transaction Code “E”

21	Deduct	money()	Deductible	Amount paid by member before payments by the carrier begin for this service	9(7)v99	Required for Transaction Code “I” Must be a number on all records Cannot be left blank Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
22	Copay	money()	Co-Pay	Amount paid by member as dollar co-payment for this service	9(7)v99	Required for Transaction Code “I” Must be a number on all records Cannot be left blank Not required for Transaction Code “E”
23	Cob	money()	COB Amount	Amount paid by other Health Insurance attributable to this service.	9(7)v99	Required for Transaction Code “I” Must be a number on all records Cannot be left blank Not required for Transaction Code “E”
24	Coins	money()	Coinsurance Amount	Amount paid by member as percentage of cost for this service	9(7)v99	Required for Transaction Code “I” Must be a number on all records Cannot be left blank Not required for Transaction Code “E”
25	amt_paid	money()	Paid Amount	Amount paid by carrier for this service	9(7)v99
Required for Transaction Code “I” Must be zero for encounters
Must be zero for Services with Payment Status of “D”

For Services with pmt_stat = “P” (Payment Status = Paid) one of the following calculations must be valid within a record –

For non-Pharmacy:
amt_paid = amt_allowed - deduct - copay - cob - coins
For Pharmacy:
amt_paid = rx_ingr_cost - deduct - copay - cob - coins + rx_disp_fee

For Plan Type “02” or “03” only -amt_paid may be zero if the appropriate calculation above results in 0.00.

For Plan Type “01” the amt_paid must be greater than zero.

Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
26	rx_disc	money()	Drug Discount
For Pharmacy only
Amount Discounted at the Pharmacy
This is the discount given from AWP to get the
Ingredient Cost
When drug is paid from a MAC list the discount amount will be Zero (0)
This field does not form part of the calculation to get Amount Paid but can be used with Ingredient Cost to work back to AWP.
					9(7)v99	Allowed for Transaction Code “I” Required on Pharmacy claims On non-Pharmacy claims must be blank Not required for Transaction Code “E”
27	rx_ingr_cost	money()	Ingredient Cost	For Pharmacy only Cost of ingredient(s) dispensed for this Service	9(7)v99	Allowed for Transaction Code “I” Required on Pharmacy claims Must be greater than zero On non-Pharmacy claims must be blank Not required for Transaction Code “E”
28	rx_disp_fee	money()	Dispensing Fee	For Pharmacy only Dispensing fee charged by pharmacy	9(7)v99	Allowed for Transaction Code “I” Required on Pharmacy claims Must be a number On non-Pharmacy claims must be blank Not required for Transaction Code “E”
29	rx_days_supply	smallint()	Prescription Days	For Pharmacy only Number of days prescribed and dispensed	999	Allowed for Transaction Code “I” Required on Pharmacy claims Must be greater than zero On non-Pharmacy claims must be blank Not required for Transaction Code “E”
30	rx_drug_type	varchar(2)	Drug Type Code	For Pharmacy only Code identifying type of drug on pharmacy claims Valid codes are - 01=Generic 02=SSB 03=MSB	XX	Allowed for Transaction Code “I” Required on Pharmacy claims When present it must be one of the valid codes. On non-Pharmacy claims must be blank Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
31	rx_daw	varchar(6)	Dispensed As Written
For Pharmacy only
Code indicating “Dispense as written” status of the prescription on pharmacy claims
Valid Codes are –
0 - NO DISPENSE AS WRITTEN (Substitution Allowed)
(or no product selection indicated)
1 - PHYSICIAN writes DISPENSE AS WRITTEN
2 - PATIENT REQUESTED
3 - PHARMACIST SELECTED BRAND
4 - GENERIC NOT IN STOCK
5 - BRAND DISPENSED, PRICED AS GENERIC
6 - OVERRIDE
7 - SUBSTITUTION NOT ALLOWED; BRAND MANDATED BY LAW
8 - GENERIC NOT AVAILABLE
9 - OTHER
					X(6)	Allowed for Transaction Code “I” Required on Pharmacy claims When present it must be one of the valid codes. On non-Pharmacy claims must be blank Not required for Transaction Code “E”
32	rx_refill_cnt	varchar(6)	Refill Count	For Pharmacy only The number of refills specified by the physician writing the prescription on pharmacy claims	9(6)	Allowed for Transaction Code “I” Required on Pharmacy claims When present must be a number On non-Pharmacy claims must be blank Not required for Transaction Code “E”
33	rx_par	varchar(7)	Participating Pharmacy Flag	For Pharmacy only Indicates whether prescription was dispensed by a participating pharmacy on pharmacy claims Valid values – “Y” = participating pharmacy “N” = non-participating pharmacy	X(7)	Allowed for Transaction Code “I” Required on Pharmacy claims Left justified, blank filled Must be “Y” or “N” On non-Pharmacy claims must be blank Not required for Transaction Code “E”
34	Cov_Code	Varchar(3)	Covarage Code	For government employee only Indicates the coverage applied on the service.	X(3)	Allowed for Transaction Code “I” Required for government employee claims Left justified, blank filled On non-government employee claims must be blank Not required for Transaction Code “E”
35	filler_34	n/a	Filler		X(4)

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
36	risk_type	varchar(3)	Risk Type
Distinguishes for this service whether risk belongs to PCP(/Group) or carrier.
If cost should be charged to PCP(/Group) then
value = “PCP”
Otherwise value = “CAR” (Carrier).
Where there is no risk sharing the value should be entered as “CAR”.
PBM ONLY – when a PBM is submitting this file this field should be coded as “UNK” for
Unknown.
					XXX	Required for Transaction Code “I” Must be filled Must be “PCP” or “CAR” For PBM only value can be “UNK” Not required for Transaction Code “E”
37	stop_loss_flag	Varchar(1)	Stop Loss Flag	When Risk Type is “PCP”, set to “Y” if stop loss for PCP(/Group) has been reached for PCP on member Otherwise “N” . When Risk Type is “CAR”, set to “N” PBM ONLY – set to “N”	X	Required for Transaction Code “I” Must be filled “”Y” or “N” Not required for Transaction Code “E”
38	applied_cost	varchar(1)	Cost Applied To	For Medicare Platino, defines whether service is part of the ASES coverage, the CMS (MA) coverage or both. When filled the valid values are – 1=ASES 2=CMS 3=BOTH (SPLIT)	X
Required for Transaction Code “I” for Plan Type “02” and ”03” (Medicare Platino) Must be filled and be a valid value
Not required for Transaction Code “I” for Plan
Type “01”
Not required for Transaction Code “E”

39	ases_split_amt	money()	ASES Split Amount	For Medicare Platino, indicates the part of the Paid Amount allocated to ASES coverage.	9(7)v99
Required for Transaction Code “I” for Plan Type “02” and ”03” (Medicare Platino) Must be filled if Cost Applied To = 1 or 3
Not required for Transaction Code “I” for Plan
Type “01”
Not required for Transaction Code “E”

40	cms_split_amt	money()	CMS Split Amount	For Medicare Platino, indicates the part of the Paid Amount allocated to CMS (MA) coverage.	9(7)v99
Required for Transaction Code “I” for Plan Type “02” and ”03” (Medicare Platino) Must be filled if Cost Applied To = 2 or 3
Not required for Transaction Code “I” for Plan
Type “01”
Not required for Transaction Code “E”

41	extract_date	datetime()	Extract Date	Date on which record is originally extracted from Carrier’s system to create the Services Input File.	YYYYMMDD	Required Must be a valid date Must be later or equal to any other date field on record

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
42	rx_total_disp	Float()	Total Quantity Dispensed	For Pharmacy only Total quantity of drug dispensed by pharmacy.	9(7)v99	Allowed for Transaction Code “I” Required on Pharmacy claims Must be a number, right justified, zero filled On non-Pharmacy claims must be blank Not required for Transaction Code “E”
43	Filler	n/a	End of Record Filler	Fixed filler with “*”	X	Required Must be = “*”
RECORD LENGTH					279

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
1	trans_code	varchar(1)	Transaction Code	Identify the action to be taken with the record. I for Insert or E for Delete.	X	Required Must equal “I” or “E”
2	carrier_id	varchar(2)	Carrier ID	Value that identifies carrier which is reporting claims. Must be a valid code. See Carrier Code List in Attachment II	99	Required Must be two (2) digits (numeric). Must equal a valid Carrier ID as assigned by ASES.
3	claim_id	varchar(20)	Claim ID
Unique Identification number within Carrier. May be Carrier’s Internal Claim Identification number.
This number is used to avoid duplicated Claims, but allows multiple service lines within the same claim.
					X(20)	Required Left justified, blank filled to the right Treated as a unique key within Carrier ID. When trans_code = “E”, Carrier_ID + Claim_ID must already exist.
4	plan_type	varchar(2)	Plan Type	ASES defined Plan Type 01 = GHIP 02 = MA-SNP 03 = MA-PD 04 = State Agency 05 = Municipality 06 = Public Corporation	XX
Required for Transaction Code “I”
Must equal “01”, “02” , “03”,”04”,”05”or ”06” Value “01’ must correspond to a GHIP carrier or to an MBHO, PBM, or other assigned carrier
code which is not Medicare Platino. Values of “02” or “03” must correspond to Medicare Platino Carrier ID
Values of “04”,”05”or ”06”must correspond to government employees carrier ID.
Not required for Transaction Code “E”

5	plan_version	varchar(3)	Plan Version
Plan Version to distinguish multiple plans within Plan Type.
Always three numeric characters, e.g. 001
For government employee claims indicates contract type:
001 = Family
002 = Couple
003 = Individual
004 = Optional Dependent
XXX
Required for Transaction Code “I” Must be a 3 digit Plan Version Code
Carrier ID, Plan Type and Plan Version must validate with a plan definition contracted with
ASES
Not required for Transaction Code “E”

6	bill_type	varchar(1)	Bill Type	Originating bill type – U=UB-92 / Institutional H=HCFA/CMS1500 / Individual / Professional, P=Pharmacy Claim, D=Dental Claim.	X	Required for Transaction Code “I” Must equal “U”, “H”, “P” or “D” Not required for Transaction Code “E”
7	adm_date	datetime()	Admit Date	For UB-92 claims this is the date of admission. For other claims this is the Service From Date of the earliest service.	YYYYMMDD	Required for Transaction Code “I” Must be a valid date Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
8	dis_date	datetime()	Discharge Date	For UB-92 claims this is the date of discharge. For other claims this is the Service To date of the latest service.	YYYYMMDD	Required for Transaction Code “I” Must be a valid date Must be equal or later than Admit Date Not required for Transaction Code “E”
9	region_code	varchar(1)	Region Code	Region of member as defined by ASES Regions are identified as: “A” = North “B” = Metro-North “E” = East “F” = North-East “G” = South-East “Z” = West “J” = San Juan “S” = South-West “P” = SPECIAL	X	Required for Transaction Code “I” Must be valid ASES Region code Not required for Transaction Code “E”
10	municipality_res	varchar(4)	Municipality Residence	Municipality of residence of member. See Municipality Codes in Attachment I.	XXXX
Required for Transaction Code “I”
Must be a valid ASES Municipality Code
All numeric, right justified, zero filled
Must correspond to a municipality within
Region Code
Not required for Transaction Code “E”

11	municipality_code	varchar(4)	Municipality Service	Municipality in which services are provided based on provider address. See municipality Codes in Attachment I	XXXX	Required for Transaction Code “I” Must be a valid ASES Municipality Code All numeric, right justified, zero filled Not required for Transaction Code “E”
12	ssn_mainh	varchar(9)	HOH Social Security	Social Security number of Head of Household (HOH) of family. This is available from the Family record in ASES eligibility data sent to carriers.	9(9)	Required for Transaction Code “I” Must be all numeric Must be a full 9 digits Not required for Transaction Code “E”
13	ssn	varchar(9)	Patient Social Security	Social Security Number of member	9(9)	Required for Transaction Code “I” Must be all numeric Must be a full 9 digits Not required for Transaction Code “E”
14	member_suffix	varchar(2)	ASES Member Suffix	Identifies the beneficiary within the family group. Must be the two digit member suffix as supplied in ASES Eligibility data.	99	Required for Transaction Code “I” Must be ASES Assigned member suffix All numeric value 01 to 99 Not required for Transaction Code “E”
15	patient_name	varchar(30)	Patient Name	Member Name	X(30)	Required for Transaction Code “I” Must be left justified, blank filled to the right Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
16	family_id	varchar(11)	ASES Family ID	Family ID as supplied in ASES Eligibility data.	X(11)
Required for Transaction Code “I” ASES / ODSI Family ID Alphanumeric full 11 characters
For government employee use SSN Main Holder . Must be left justified, blank filled to the right
Not required for Transaction Code “E”

17	mpi	Varchar(13)	MPI Number	Master Patient Index (MPI) As supplied in ASES Eligibility Data For government employee contract number	X(13)	Required for Transaction Code “I” Must be a valid MPI number For government employee contract number Must be left justified, blank filled to the right Not required for Transaction Code “E”
18	sex	varchar(1)	Sex Code	Gender of member M = Male F = Female	X	Required for Transaction Code “I” Must equal “M” or “F” Not required for Transaction Code “E”
19	Network_Specialist	Varchar(1)	Network Specialist	Indicates if the service provider is a participating specialist of the preferred network in the PMG Y = Yes N = No	X	Allowed for Transaction Code “I” Must be “Y” or “N” Not required for Transaction Code “E”
20	filler_19	n/a	Filler		XX
21	birth_date	datetime()	Birth Date	Member Date of Birth in YYYYMMDD format	YYYYMMDD
Required for Transaction Code “I” Must be a valid date
Cannot be in the future compared to Extract
Date
Cannot be greater than 150 years ago compared to Extract Date
Must be equal or earlier than Admit Date
Not required for Transaction Code “E”

22	primary_center	varchar(10)	Primary Center	Identify the Primary Care Center (IPA/HCO) of the member. Code as assigned by the carrier.	X(10)
Allowed for Transaction Code “I”
Must be present on all claims of Plan Type 01
May be present on claims of other Plan Types
When present it indicates the Primary center
(IPA/HCO etc.) of the member.
Must be left justified and blank filled to complete the field.
Must be found on the IPA table matched by
Primary Carrier ID and IPA
Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
23	date_accident	datetime()	Accident Date
Accident Date in YYYYMMDD format when claim corresponds to services provided as the result of an accident.
From CMS 1500 field 14, required if due to an accident.
From UB-92 Occurrence date fields if
Occurrence code indicates and accident.
					YYYYMMDD	Allowed for Transaction Code “I” When present, must be a valid date Must be equal or greater than Birth Date Must be equal or earlier than Admit Date Not required for Transaction Code “E”
24	rec_date	datetime()	Received Date	Date when claim was received in carrier in YYYYMMDD format	YYYYMMDD	Required for Transaction Code “I” Must be a valid date Must be equal or greater than Discharge Date Not required for Transaction Code “E”
25	entry_date	datetime()	Entry Date	Date when claim was entered into the carrier’s system. YYYYMMDD format.	YYYYMMDD	Required for Transaction Code “I” Must be a valid date Must be equal or greater than Received Date Not required for Transaction Code “E”
26	icd_diag_01	varchar(8)	Primary ICD diagnosis code	Non-Pharmacy/Dental Principal diagnosis code. Must be a valid ICD or DSM IV diagnosis code. Diagnosis codes must be carried to their highest degree of detail. Left justified, blank filled.	X(8)
Allowed for Transaction Code “I”
Not required for Pharmacy and Dental claims
Required field for claims other than Pharmacy or Dental
Must be a valid ICD/DSM IV code
Not required for Transaction Code “E”

27	icd_diag_02	varchar(8)	Second ICD diagnosis code	Non-Pharmacy/Dental Other diagnosis code. Must be a valid ICD or DSM IV diagnosis code. Diagnosis codes must be carried to their highest degree of detail. Left justified, blank filled.	X(8)
Allowed for Transaction Code “I”
Not required for Pharmacy and Dental claims Allowed field for claims other than Pharmacy or Dental
Must be a valid ICD/DSM IV code
Not required for Transaction Code “E”

28	icd_diag_03	varchar(8)	Third ICD diagnosis code	Non-Pharmacy/Dental Other diagnosis code. Must be a valid ICD or DSM IV diagnosis code. Diagnosis codes must be carried to their highest degree of detail. Left justified, blank filled.	X(8)
Allowed for Transaction Code “I”
Not required for Pharmacy and Dental claims
Allowed field for claims other than Pharmacy or
Dental
Must be a valid ICD/DSM IV code
Not required for Transaction Code “E”

29	icd_diag_04	varchar(8)	Fourth ICD diagnosis code	Non-Pharmacy/Dental Other diagnosis code. Must be a valid ICD or DSM IV diagnosis code. Diagnosis codes must be carried to their highest degree of detail. Left justified, blank filled.	X(8)
Allowed for Transaction Code “I”
Not required for Pharmacy and Dental claims Allowed field for claims other than Pharmacy or Dental
Must be a valid ICD/DSM IV code
Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
30	icd_diag_05	varchar(8)	Fifth ICD diagnosis code	Non-Pharmacy/Dental Other diagnosis code. Must be a valid ICD or DSM IV diagnosis code. Diagnosis codes must be carried to their highest degree of detail. Left justified, blank filled.	X(8)
Allowed for Transaction Code “I”
Not required for Pharmacy and Dental claims
Allowed field for claims other than Pharmacy or
Dental
Must be a valid ICD/DSM IV code
Not required for Transaction Code “E”

31	icd_diag_06	varchar(8)	Sixth ICD diagnosis code	Non-Pharmacy/Dental Other diagnosis code. Must be a valid ICD or DSM IV diagnosis code. Diagnosis codes must be carried to their highest degree of detail. Left justified, blank filled.	X(8)
Allowed for Transaction Code “I”
Not required for Pharmacy and Dental claims Allowed field for claims other than Pharmacy or Dental
Must be a valid ICD/DSM IV code
Not required for Transaction Code “E”

32	pcp_prov	varchar(10)	PCP Provider	Provider ID of member’s PCP. Defined by Primary Carrier. MBHOs and PBMs use data supplied on eligibility/enrollment data from MCO/TPA	X(10)	Allowed for Transaction Code “I” Required for Plan Type “01” claims Must be found on the Provider table matched by Primary Carrier ID and Provider ID Not required for Transaction Code “E”
33	att_prov	varchar(10)	Attending Provider	Provider ID of the provider delivering the service. If not directly available from the claim it should be filled from the Billing Provider. On pharmacy claims this is the prescribing physician	X(10)	Required for Transaction Code “I” Must be filled with a value Not required for Transaction Code “E”
34	bill_prov	varchar(10)	Billing Provider	Provider ID of Provider billing services On pharmacy claims this is the dispensing pharmacy	X(10)	Required for Transaction Code “I” Must be a valid Provider ID Not required for Transaction Code “E”
35	dis_stat	varchar(2)	Discharge Status Code	On UB-92 claims, Patient Status Code at discharge.	XX	Allowed for Transaction Code “I” Required for UB-92 claims When present, it must not contain blanks Not required for Transaction Code “E”
36	extract_date	datetime()	Extract Date	Date on which record is originally extracted from Carrier’s system to create the Claims Input File.	YYYYMMDD	Required Must be a valid date Must be later or equal to any other date field on record
37	primary_carrier_id	varchar(2)	Primary Carrier ID	Value that identifies the primary carrier – MCO or TPA. Must be a valid code. See Carrier Code List in Attachment II	XX	Required Must be two (2) digits (numeric). Must equal a valid Carrier ID as assigned by ASES
38	icd_ver	varchar(2)	Diagnosis Code Version	Version of ICD code that is used on this claim. Can be either 9 or 10.	XX	Required for Transaction Code “I” when diagnosis code is ICD code. Must be ‘9’ or ‘10’

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
39	Filler	n/a	End of Record Filler	Fixed filler with “*”	X	Required Must be = “*”
RECORD LENGTH					267

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
1	prov_carrier	varchar(2)	Prov Carrier ID	Value that identifies carrier. Must be a valid code. See Carrier Code List in Attachment II	99	Required Must be two (2) digits (numeric). Must equal a valid Carrier ID as assigned by ASES.
2	prov_id	varchar(20)	Prov ID	Provider ID as assigned by carrier SEE NOTES – Changes and Additions in Data File Layouts: PHARMACY PROVIDER IDs	X(20)	Required Must be left justified and blank filled to the right
3	prov_lname	varchar(50)	Prov Lname	For an individual, Last Names (Apellidos) For an entity (other than an individual), the entity name	X(50)	Required Must be left justified, blank filled to the right
4	prov_fname	varchar(30)	Prov Fname	For an individual, First Name (Nombre)	X(30)	Optional Must be left justified, blank filled to the right
5	prov_mname	varchar(30)	Prov Mname	For an individual, Middle Name	X(30)	Optional Must be left justified, blank filled to the right
6	prov_addr1	varchar(45)	Prov Addr1	First line of provider’s address	X(45)	Required Must be left justified, blank filled to the right
7	prov_addr2	varchar(45)	Prov Addr2	Second line of provider’s address (if required)	X(45)	Optional Must be left justified, blank filled to the right
8	prov_addr3	varchar(45)	Prov Addr3	Third Line of provider’s address (if required)	X(45)	Optional Must be left justified, blank filled to the right
9	prov_city	varchar(45)	Prov City	Provider’s city	X(45)	Required Must be left justified, blank filled to the right
10	prov_state	varchar(45)	Prov State	Provider’s state	X(45)	Required Must be left justified, blank filled to the right
11	prov_zip	varchar(9)	Prov Zip	Provider’s Zip code Either 5 digit or plus 4 format without dashes	X(9)	Required Must be left justified, blank filled to the right Significant characters must be numeric and 5 or 9 digits in length
12	prov_country	varchar(45)	Prov Country	Provider’s country	X(45)	Required Must be left justified, blank filled to the right
13	Prov_tel	Varchar(20)	Prov Telephone	Provider’s telephone number. SEE NOTES – Changes and Additions in Data File Layouts: PROVIDER telephone numbers	X(20)	Required Must be left justified, blank filled to the right Must include only numbers with no spaces or ()- characters. Must include area code Example – (787) 123-4567 will be coded as 7871234567
14	prov_ext	varchar(20)	Prov Ext	Provider’s telephone extension	X(20)	Optional Must be left justified, blank filled to the right

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
15	prov_email	varchar(40)	Prov Email	Provider’s e-mail address	X(40)	Optional If supplied it must fit e-mail address format rules Must be left justified, blank filled to the right
16	prov_contact	varchar(50)	Prov Contact	Name of contact person if provider is not an individual	X(50)	Optional Must be left justified, blank filled to the right
17	prov_type	varchar(20)	Prov Type	Type of provider. See Provider Type Codes in Attachment VI	X(20)	Required Must be left justified, blank filled to the right Must be a valid Provider Type Code
18	spec1	varchar(20)	Spec1	Provider Specialty (first). See Specialty Code in Attachment III	X(20)	Required Must be left justified, blank filled to the right Must be a valid Specialty Code
19	spec2	varchar(20)	Spec2	Provider Specialty (second). See Specialty Code in Attachment III	X(20)	Optional Must be left justified, blank filled to the right Must be a valid Specialty Code
20	spec3	varchar(20)	Spec3	Provider Specialty (third). See Specialty Code in Attachment III	X(20)	Optional Must be left justified, blank filled to the right Must be a valid Specialty Code
21	spec4	varchar(20)	Spec4	Provider Specialty (fourth). See Specialty Code in Attachment III	X(20)	Optional Must be left justified, blank filled to the right Must be a valid Specialty Code
22	network_specialist	Varchar(01)	Preferred Network Specialists	Indicates if the service provider is a participating specialist of the preferred network in the PMG	X	Required Must be “Y” or “N”
23	filler_23	n/a	Filler		X(20)
24	federal_tax_id	varchar(20)	Federal Tax ID	SSN for individuals, EIN for entities.	X(20)	Required Left justified, blank filled to the right Must be 9 digits in significant positions
25	licence_number	varchar(15)	License Number	State License Number	X(15)	Optional Should be supplied when available Must be left justified, blank filled to the right
26	upin	varchar(15)	UPIN	Physician’s UPIN	X(15)	Optional Should be supplied when available Must be left justified, blank filled to the right
27	dea_number	varchar(20)	DEA Number	DEA number	X(20)	Optional Should be supplied when available Must be left justified, blank filled to the right
28	medicare_number	varchar(20)	Medicare Number		X(20)	Optional Must be left justified, blank filled to the right

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
29	medicaid_number	varchar(20)	Medicaid Number		X(20)	Optional Must be left justified, blank filled to the right
30	extract_date	datetime()	Extract Date	Date on which record is originally extracted from Carrier’s system to create the Provider Input File.	YYYYMMDD	Required Must be a valid date Must be later or equal to any other date field on record
31	Filler	n/a	End of Record Filler	Fixed filler with “*”	X	Required Must be = “*”
RECORD LENGTH					781

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
1	carrier_id	varchar(2)	Carrier ID	Value that identifies carrier. Must be a valid code. See Carrier Code List in Attachment II.	99	Required Must be two (2) digits (numeric). Must equal a valid Carrier ID as assigned by ASES.
2	ipa	varchar(4)	IPA Code	Code assigned by carrier to identify IPA/HCO. Maximum of 4 characters.	X(4)	Required IPA/HCO code assigned by Carrier Must be left justified, blank filled to the right
3	ipa_desc	varchar(80)	IPA Description	Name of IPA/HCO	X(80)	Required Must be left justified, blank filled to the right
4	ipa_addr1	varchar(45)	IPA Addr1	IPA/HCO’s first line of address	X(45)	Required Must be left justified, blank filled to the right
5	ipa_addr2	varchar(45)	IPA Addr2	IPA/HCO’s second line of address (if required)	X(45)	Optional Must be left justified, blank filled to the right
6	ipa_addr3	varchar(45)	IPA Addr3	IPA/HCO’s third line of address (if required)	X(45)	Optional Must be left justified, blank filled to the right
7	ipa_city	varchar(45)	IPA City	IPA/HCO’s city	X(45)	Required Must be left justified, blank filled to the right
8	ipa_state	varchar(45)	IPA State	IPA/HCO’s state	X(45)	Required Must be left justified, blank filled to the right
9	ipa_zip	varchar(9)	IPA Zip	IPA/HCO’s zip code. Either 5 digit or plus 4 format without dashes	X(9)	Required Must be left justified, blank filled to the right Significant characters must be numeric. Must be 5 or 9 digits in length.
10	ipa_country	varchar(45)	IPA Country	IPA/HCO’s country	X(45)	Required Must be left justified, blank filled to the right
11	ipa_home_phone	varchar(20)	IPA Home Phone	Home telephone number of contact person for IPA/HCO	X(20)	Optional Must be left justified, blank filled to the right Must include only numbers with no spaces or ()- characters. Must include area code Example – (787) 123-4567 will be coded as 7871234567
12	ipa_work_phone	varchar(20)	IPA Work Phone	Principal work telephone number of IPA/HCO.	X(20)	Required Must be left justified, blank filled to the right Must include only numbers with no spaces or ()- characters. Must include area code Example – (787) 123-4567 will be coded as 7871234567

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
13	ipa_ext	varchar(20)	IPA Ext	Telephone extension at IPA Work Phone for contact person	X(20)	Optional Must be left justified, blank filled to the right
14	federal_tax_id	varchar20)	Federal Tax ID	EIN of IPA	X(20)	Required Must be left justified and blank filled to the right Significant characters must be numeric and 9 digits in length
15	extract_date	datetime()	Extract Date	Date on which record is originally extracted from Carrier’s system to create the IPA Input File.	YYYYMMDD	Required Must be a valid date Must be later or equal to any other date field on record
16	Filler	n/a	End of Record Filler	Fixed filler with “*”	X	Required Must be = “*”
RECORD LENGTH					454

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

CAPITATION INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
1	carrier_id	varchar(2)	Carrier ID	Value that identifies carrier. Must be a valid code. See Carrier Code List in Attachment II.	99	Required Must be two (2) digit s (numeric). Must equal a valid Carrier ID as assigned by ASES.
2	cap_id	varchar(20)	Capitation ID	Capitation payment ID must be a unique ID within carrier.	X(20)	Required Must be left justified, blank filled to the right Must be a unique ID within Carrier
3	cap_type	varchar(1)	Capitation Type	Capitation type code defined as: "P"=PCP "S"=specialty "F"=Fixed Payment	X	Required Must be "P", "S" or "F"
4	cap_date	datetime	Capitation Date	Date capitation paid.	YYYYMMDD	Required Must be a valid date
5	expr_date	datetime	Experience Date	Experience date of capitation payment. This is the date for which the capitation payment applies.	YYYYMMDD	Required Must be a valid date
6	prov	varchar(20)	Provider ID	Carrier assigned Provider ID of the provider to which the capitation payment is made.	X(20)	Required Must be a valid Provider ID
7	ipa	varchar(10)	IPA ID
Carrier assigned ID of IPA/HCO.
This must be filled when Capitation type is
PCP and IPA/HCO is involved
(Must always be filled for Plan Type 01 by
MCOs/TPAs when capitation payment is for
PCP services)
					X(10)	Required If Capitation Type is "P" and Carrier ID corresponds to Plan Type "01" Must be a valid IPA Code for the Carrier
8	region_code	varchar(1)	Region	Region of member Regions are identified as: "A" = North "B" = Metro-North "E" = East "F" = North-East "G" = South-East "Z" = West "J" = San Juan "S" = South-West 'P" = SPECIAL	X	Required Must be valid ASES Region code
9	municipality_code	varchar(4)	Municipality	Municipality of residence of member. See Municipality Code in Attachment I.	XXXX	Required Must be ASES Municipality Code All numeric, right justified, zero filled Must correspond to a municipality within Region Code

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CAPITATION INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
10	member_ssn	varchar(9)	Member SSN	Social Security Number of member	9(9)	Required Must be 9 digits (numeric)
11	family_id	varchar(11)	ASES Family ID	Family ID as supplied in ASES Eligibility data.	X(11)	Required ASES / ODSI Family ID Alphanumeric full 11 characters
12	member_suffix	varchar(2)	Member Suffix	Identifies the beneficiary within the family group. Must be the two digit member suffix as supplied in ASES Eligibility data.	99	Required Must be 2 digits (numeric)
13	cap_amt	money	Capitation Amount	Capitation amount paid to provider MAY BE NEGATIVE SEE NOTES - Changes and Additions in Data File Layouts: CAPITATION AMOUNT	S9(7)v99
Required
Must be a number Signed, may be negative 10 byte field
Sign must appear in leftmost byte, other 9 bytes must be numeric
If the value is negative the sign byte must be a "-", otherwise it must be blank.

14	extract_date	datetime()	Extract Date	Date on which record is originally extracted from Carrier's system to create the Capitation Input File.	YYYYMMDD	Required Must be a valid date Must be later or equal to any other date field on record
15	mpi	Varchar(13)	MPI Number	Master Patient Index (MPI) As supplied in ASES Eligibility Data	X(13)	Required Must be a valid MPI number
16	filler	n/a	End of Record Filler	Fixed filler with "*"	X	Required Must be = "*"
RECORDLENGTH					128

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ERROR RETURN FILE LAYOUT

	Field	Internal Type- Size	Name	Description	DeliverableData Format
1	Input_record	*	Input Record	A complete copy of the record from the carrier input file	*
2	Errors	varchar(600)	Error Codes	Codes for all errors found on record during validation. Each error will be separated by a comma.	X(600)
3	Process_date	datetime	Process Date	Date file/record was processed by MedInsight validation	YYYYMMDD
4	Filler	n/a	End of Record Filler	Fixed filler with "*"	X
RECORD LENGTH					*

●	Size varies with Input Record. The specific error file will be dependent on the Input File being reported but the general structure will be as shown above.

* For	.SRV	record length =	888
	.CLM	record length =	862
	.PRV	record length =	1,390
	.IPA	record length =	1,063
	.CAP	record length =	737

●	Processing, error and warning codes for each input file type are listed in the following tables

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CLAIMS PROCESSING SUMMARY FILE LAYOUT

	Field	Internal Type- Size	Name	Description	DeliverableData Format
1	sub_filename	varchar(12)	Submitted File Name	The name of the file that was submitted from the carrier.	X(12)
2	err_filename	varchar(12)	Error File Name	The name of the file with error records and error codes created by ASES. If no error file exists, then this will be blank.	X(12)
3	process_code	varchar(6)	Processing Status Code	Processing code that identifies the status of file being processed. (SEE FILE PROCESSING CODES TABLE).	X(9)
4	process_desc	varchar(50)	Processing Status Description	Description of the status of the file being processed.	X(20)
5	notes	varchar(50)	Processing Notes	Any additional notes including the number of critical and warning errors found in the file.	X(50)
RECORD LENGTH					103

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File Processing CODES

CODE	ERROR DESCRIPTION
GENERAL FILE PROCESSING CODES
G000	PASSED PREPROCESSING
G100	FILE IS EMPTY.
G105	UNABLE TO OPEN FILE OR FILE CORRUPTED.
G110	FILE CONTAINS ONE OR MORE WRONG LENGTH RECORDS.
G120	INVALID FILE NAME.
G125	FILE NAME PREVIOUSLY SUBMITTED.
G130	EXPECTED FILE MISSING FOR CURRENT RECORD LOAD.
G135	FILE EXCEEDED ERROR THRESHOLD
G199	FILE ACCEPTED

NOTE G000 - PASSED PREPROCESSING: such files have passed the pre-processing stage of validation but were not sent to full validation because of other issues. For example a .SRV file may be held because its corresponding .CLM file has a G110 error and failed pre-processing

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File Validation ERROR CODES

CODE	ERROR DESCRIPTION
SERVICES FILE ERRORS
C400	TRANS_CODE INVALID. THIS IS A REQUIRED FIELD AND MUST BE 'I' OR 'E'.
C401	PMT_STAT INVALID. THIS IS A REQUIRED FIELD AND MUST BE 'P' OR 'D'.
C402	CARRIER_ID INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID CARRIER ID AS ASSIGNED BY ASES.
C403	CLAIM_ID MISSING. THIS IS A REQUIRED FIELD.
C403.2	CLAIM_ID INVALID. DOES NOT MATCH WITH A CLAIM_ID ON A VALID CLAIM RECORD.
C404	SV_LINE MISSING. THIS IS A REQUIRED FIELD.
C404.2	SV_LINE DUPLICATE WITHIN THE SAME CLAIM ID. (CARRIER_ID+CLAIM_ID+SV_LINE MUST BE UNIQUE)
C404.3	SV_LINE DOES NOT EXIST. FOR A TRANS_CODE E RECORD THE CARRIER_ID+CLAIM_ID+SV_LINE MUST ALREADY EXIST.
C405	ENC_TYPE INVALID. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C406	FROM_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C407	TO_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C407.2	TO_DATE INVALID. MUST BE EQUAL OR LATER THAN FROM_DATE. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C408	PAID_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C408.2	PAID_DATE INVALID. MUST BE EQUAL OR LATER THAN TO_DATE. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C410	COB_CODE INVALID. MUST BE EITHER 'Y' OR 'N' WHEN TRANS_CODE IS I
C411	POS_CODE INVALID. MUST BE A VALID PLACE OF SERVICE CODE. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C412	AMT_BILLED INVALID. THIS IS A REQUIRED FIELD FOR NON-PHARMACY CLAIMS.
C413	AMT_ALLOWED INVALID. THIS IS A REQUIRED FIELD FOR NON-PHARMACY CLAIMS.
C413.2	AMT_ALLOWED INVALID. MUST BE GREATER THAN ZERO FOR PAID CLAIMS.
C414	DEDUCT INVALID. MUST BE A NUMBER ON ALL THE RECORDS WITH TRANS_CODE = I.
C415	COPAY INVALID. MUST BE A NUMBER ON ALL THE RECORDS WITH TRANS_CODE = I.
C416	COB INVALID. MUST BE A NUMBER ON ALL THE RECORDS WITH TRANS_CODE = I.
C417	COINS INVALID. MUST BE A NUMBER ON ALL THE RECORDS WITH TRANS_CODE = I.
C418	AMT_PAID INVALID. MUST BE ZERO FOR ENCOUNTERS
C418.2	AMT_PAID INVALID. MUST BE ZERO FOR PAYMENT STATUS 'D'.
C418.3	AMT_PAID INVALID. MUST BE EQUAL TO AMT_ALLOWED - DEDUCT - COPAY - COB - COINS (NON-PHARMACY CLAIMS).

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File Validation ERROR CODES

C418.4	AMT PAID INVALID. MUST BE EQUAL TO RX INGR COST - DEDUCT - COPAY - COB - COINS + RX DISP FEE (PHARMACY CLAIMS).
C418.5	AMT_PAID INVALID. MUST BE GREATER THAN ZERO FOR PLAN_TYPE = "01" CLAIMS.
C419	RX_DISC INVALID. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
C420	RX_INGR_COST INVALID. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
C421	RX_DISP_FEE INVALID. THIS FIELD IS REQUIRED FOR PHARMACY CLAIMS.
C422	RX_DAYS_SUPPLY INVALID. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
C423	RX_DRUG_TYPE INVALID. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
C424	RX_DAW INVALID. MUST BE ONE OF THE VALID CODES. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
C425	RX_REFILL_CNT INVALID. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
C426	RX_PAR INVALID. IT MUST BE EITHER 'Y' OR 'N' ON PHARMACY CLAIMS.
C428	RISK TYPE INVALID. IT MUST BE EITHER 'PCP' OR 'CAR' (OR 'UNK" FOR PHARAMCY). THIS IS A REQUIRE FIELD FOR TRANS_CODE I.
C429	STOP_LOSS_FLAG INVALID. MUST BE 'Y' OR 'N'. THIS IS A REQUIRED FIELD FOR TRANS_CODE = I.
C430	APPLIED_COST INVALID. THIS IS A REQUIRED FIELD FOR TRANS_CODE = I WHEN PLAN TYPE = '02' OR '03'.
C431	ASES SPLIT AMT INVALID. THIS IS A REQUIRED FIELD FOR TRANS CODE = I WHEN PLAN TYPE = '02' OR '03' AND APPLIED_COST = '1' OR '3'.
C432	CMS SPLIT AMT INVALID. THIS IS A REQUIRED FIELD FOR TRANS CODE = I WHEN PLAN TYPE = '02' OR '03' AND APPLIED_COST = '2' OR '3'.
C433	EXTRACT DATE MISSING. THIS IS A REQUIRED FIELD.
C433.2	EXTRACT DATE INVALID. MUST BE LATER OR EQUAL THAN FROM_DATE
C433.3	EXTRACT DATE INVALID. MUST BE LATER OR EQUAL THAN TO_DATE
C433.4	EXTRACT DATE INVALID. MUST BE LATER OR EQUAL THAN PAID_DATE
C434	FILLER INVALID. MUST BE '*' ON ALL RECORDS.
C435	RX_TOTAL_DISP INVALID. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
CLAIMS FILE ERRORS
C300	TRANS_CODE INVALID. THIS IS A REQUIRED FIELD AND MUST BE 'I' OR 'E'.
C301	CARRIER_ID INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID CARRIER ID AS ASSIGNED BY ASES.
C302	CLAIM_ID MISSING. THIS IS A REQUIRED FIELD.
C302.2	CLAIM_ID INVALID. CLAIM_ID CANNOT BE DUPLICATED. THIS IS A REQUIRED FIELD.

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File Validation ERROR CODES

C302.3	CLAIM_ID DOES NOT EXIST. FOR A TRANS_CODE E RECORD THE CARRIER_ID + CLAIM_ID MUST ALREADY EXIST.
C303	PLAN_TYPE INVALID. MUST BE '01', '02' OR '03'. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C303.2	PLAN_TYPE INVALID. '02' OR '03' MUST CORRESPOND TO A MEDICARE PLATINO CARRIER_ID.
C303.3	PLAN TYPE INVALID. '01' MUST CORRESPOND TO A GHIP CARRIER, MBHO, PBM OR OTHER ASSIGNED CARRIER CODE WHICH IS NOT MEDICARE PLATINO.
C304	PLAN_VERSION MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C304.2	PLAN_VERSION MUST BE A 3 DIGIT CODE. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C304.3	PLAN VERSION INVALID. CARRIER ID + PLAN TYPE + PLAN VERSION MUST CORRESPOND TO A PLAN DEFINITION CONTRACTED WITH ASES. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C305	BILL_TYPE INVALID. MUST BE 'U', 'H', 'P' OR 'D'. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C306	ADM_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C307	DIS_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C307.2	DIS_DATE INVALID. MUST BE EQUAL OR LATER THAN ADM_DATE. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C308	REGION_CODE INVALID. MUST BE 'A', 'B', 'E', 'F', 'G', 'Z', 'J' or 'S'. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C309	MUNICIPALITY RES INVALID. MUST CORRESPOND TO A VALID ASES MUNICIPALITY CODE AND BE WITHIN THE REGION IDENTIFIED BY REGION_CODE. REQUIRED FIELD WHEN TRANS_CODE IS I.
C310	MUNICIPALITY CODE INVALID. MUST BE A VALID ASES MUNICIPALITY CODE. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C311	SSN_MAINH INVALID. MUST BE 9 DIGITS. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C312	SSN_INVALID. MUST BE 9 DIGITS. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C313	MEMBER_SUFFIX MISSING OR INVALID. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C314	PATIENT_NAME MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C315	FAMILY ID INVALID. THIS MUST BE ALPHANUMERIC FULL 11 CHARACTERS. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C316	MPI INVALID OR MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C317	SEX INVALID. MUST BE 'M' OR 'F'. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C319	BIRTH_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C319.2	BIRTH_DATE INVALID. IT CANNOT BE IN THE FUTURE BASED ON EXTRACT DATE.
C319.3	BIRTH_DATE INVALID. IT CANNOT BE GREATER THAN 150 YEARS AGO BASED ON EXTRACT DATE.
C319.4	BIRTH_DATE INVALID. IT MUST BE EQUAL OR EARLIER THAN ADM_DATE.

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File Validation ERROR CODES

C320	PRIMARY_CENTER MISSING. MUST BE PRESENT ON CLAIMS OF PLAN TYPE 01.
C320.2	PRIMARY_CENTER INVALID. MUST MATCH A VALID ENTRY ON IPA TABLE.
C321	DATE_ACCIDENT INVALID. MUST BE EQUAL OR GREATER THAN BIRTH_DATE.
C321.2	DATE_ACCIDENT INVALID. MUST BE EQUAL OR EARLIER THAN ADM_DATE.
C322	REC_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C322.2	REC_DATE INVALID. MUST BE EQUAL OR GREATER THAN DIS_DATE.
C323	ENTRY_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C323.2	ENTRY_DATE INVALID. MUST BE EQUAL OR GREATER THAN REC_DATE.
C324	PCP_PROV MISSING. REQUIRED WHEN PLAN_TYPE = '01'.
C324.2	PCP_PROV INVALID. MUST BE A VALID PROVIDER_ID FOR PRIMARY CARRIER.
C325	ATT_PROV MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C326	BILL_PROV MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C326.2	BILL_PROV INVALID. MUST BE A VALID PROVIDER_ID FOR CARRIER.
C328	EXTRACT_DATE MISSING. THIS IS A REQUIRED FIELD.
C328.2	EXTRACT_DATE INVALID. MUST BE LATER OR EQUAL THAN ADM_DATE.
C328.3	EXTRACT_DATE INVALID. MUST BE LATER OR EQUAL THAN DIS_DATE.
C328.4	EXTRACT_DATE INVALID. MUST BE LATER OR EQUAL THAN DATE_ACCIDENT.
C328.5	EXTRACT_DATE INVALID. MUST BE LATER OR EQUAL THAN REC_DATE.
C328.6	EXTRACT_DATE INVALID. MUST BE LATER OR EQUAL THAN ENTRY_DATE.
C329	FILLER INVALID. MUST BE '*' ON ALL RECORDS.
C330	PRIMARY_CARRIER_ID INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID CARRIER ID AS ASSIGNED BY ASES.
C331	CLAIM FOUND WITHOUT A CORRESPONDING VALID SERVICE. EVERY CLAIM MUST HAVE AT LEAST ONE SERVICE.
C332	DIS_STAT MISSING OR INVALID. THIS IS A REQUIRED FIELD ON UB-92 CLAIMS.
PROVIDER FILE ERRORS
C200	PROV CARRIER MISSING OR INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID CARRIER ID AS ASSIGNED BY ASES.
C201	PROV_ID MISSING. THIS IS A REQUIRED FIELD.
C202	PROV_LNAME MISSING. THIS IS A REQUIRED FIELD ON ALL RECORDS.
C203	PROV_ADDR1 MISSING. THIS IS A REQUIRED FIELD.

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File Validation ERROR CODES

C204	PROV_CITY MISSING. THIS IS A REQUIRED FIELD.
C205	PROV_STATE MISSING. THIS IS A REQUIRED FIELD.
C206	PROV_ZIP MISSING. THIS IS A REQUIRED FIELD.
C207	PROV_COUNTRY MISSING. THIS IS A REQUIRED FIELD.
C208	PROV_TEL MISSING OR WRONG LENGTH. THIS IS A REQUIRED FIELD.
C209	PROV_TYPE INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID PROVIDER TYPE CODE.
C210	PROV_SPEC1 INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID SPECIALTY CODE.
C213	FEDERAL_TAX_ID MISSING OR WRONG LENGTH. THIS IS A REQUIRED 9 DIGIT FIELD.
C214	EXTRACT_DATE MISSING. THIS IS A REQUIRED FIELD.
C215	FILLER INVALID. MUST BE '*' ON ALL RECORDS.
IPA FILE ERRORS
C100	CARRIER_ID MISSING OR INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID CARRIER ID AS ASSIGNED BY ASES.
C101	IPA MISSING. THIS IS A REQUIRED FIELD.
C102	IPA_DESC MISSING. THIS IS A REQUIRED FIELD.
C103	IPA_ADDR1 MISSING. THIS IS A REQUIRED FIELD.
C104	IPA_CITY MISSING. THIS IS A REQUIRED FIELD.
C105	IPA_STATE MISSING. THIS IS A REQUIRED FIELD.
C106	IPA_ZIP MISSING. THIS IS A REQUIRED FIELD.
C107	IPA_COUNTRY MISSING. THIS IS A REQUIRED FIELD.
C108	IPA_WORK_PHONE MISSING OR WRONG LENGTH. THIS IS A REQUIRED FIELD.
C109	FEDERAL_TAX_ID MISSING OR WRONG LENGTH. THIS IS A REQUIRED 9 DIGIT FIELD.
C110	EXTRACT DATE MISSING. THIS IS A REQUIRED FIELD.
C111	FILLER INVALID. MUST BE '*' ON ALL RECORDS.
CAPITATION FILE ERRORS
C500	CARRIER_ID MISSING OR INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID CARRIER ID AS ASSIGNED BY ASES.
C501	CAP_ID INVALID. THIS IS A REQUIRED FIELD.
C501.2	CAP_ID INVALID. CAP_ID CANNOT BE DUPLICATED. THIS IS A REQUIRED FIELD.
C502	CAP_TYPE INVALID. MUST BE 'P' OR 'S'. THIS IS A REQUIRED FIELD.
C503	CAP_DATE INVALID. THIS IS A REQUIRED FIELD.

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File Validation ERROR CODES

C504	EXPR_DATE INVALID. THIS IS A REQUIRED FIELD.
C505	PROV INVALID. MUST BE A VALID PROVIDER FOR THIS CARRIER. THIS IS A REQUIRED FIELD.
C506	IPA MISSING. THIS IS A REQUIRED FIELD IF CAP_TYPE = 'P' AND CARRIER_ID CORRESPONDS TO PLAN TYPE '01'
C506.2	IPA INVALID. THIS MUST BE A VALID IPA CODE.
C507	REGION_CODE INVALID. MUST BE ONE = 'A', 'B', 'E', 'F', 'G', 'Z', 'J' OR 'S'. THIS IS A REQUIRED FIELD.
C508	MUNICIPALITY CODE INVALID. MUST CORRESPOND TO A VALID ASES MUNICIPALITY CODE AND BE WITHIN THE REGION IDENTIFIED BY REGION_CODE. THIS IS A REQUIRED FIELD.
C509	MEMBER_SSN INVALID. IT MUST BE 9 DIGITS. THIS IS A REQUIRED FIELD.
C510	FAMILY_ID INVALID. THIS HAS TO BE ALPHANUMERIC FULL 11 CHARACTERS. THIS IS A REQUIRED FIELD.
C511	MEMBER_SUFFIX INVALID. IT MUST BE 2 DIGITS. THIS IS A REQUIRED FIELD.
C512	CAP_AMT INVALID. IT MUST BE NUMERIC. THIS IS A REQUIRED FIELD.
C513	EXTRACT_DATE MISSING. THIS IS A REQUIRED FIELD.
C513.2	EXTRACT_DATE INVALID. MUST BE EQUAL TO OR LATER THAN CAP_DATE.
C513.3	EXTRACT_DATE INVALID. MUST BE EQUAL TO OR LATER THAN EXPR_DATE
C514	FILLER INVALID. MUST BE '*' ON ALL RECORDS.
C515	MPI INVALID OR MISSING. THIS IS A REQUIRED FIELD.
C516
INCONSISTENCY BETWEEN TWO OR MORE RECORDS. IF CARRIER ID, CAP TYPE, EXPR DATE, PROV, FAMILY ID & MEMBER SUFFIX MATCH BETWEEN MULTIPLE RECORDS, THERE IS AN INCONSISTENCY IF IPA OR REGION CODE OR MEMBER SSN OR MPI DO NOT MATCH.

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File Validation WARNING CODES

CODE	WARNING DESCRIPTION
SERVICES FILE WARNINGS
W400	PROC_CODE MUST BE A VALID HCPCS/CPT CODE. (CMS1500 / UB92 CLAIMS).
W400.2	PROC_CODE FOR DENTAL CLAIMS MUST BE A VALID DENTAL HCPCS/CDT CODE. (DENTAL CLAIMS)
W400.3	PROC CODE FOR PHARMACY CLAIMS MUST BE BLANK. (PHARMACY CLAIMS)
W401	CPT MOD INVALID.
W4 02	REV_CODE MUST BE A VALID REVENUE CODE. (UB92 CLAIMS)
W4 03	RX_NDC MUST BE A VALID NDC CODE (PHARMACY CLAIMS)
CLAIMS FILE WARNINGS
W300	ICD DIAG 01 MUST BE A VALID ICD OR DSM IV DIAGNOSIS CODE. (MUST CARRY HIGHEST DEGREE OF DETAIL 4TH OR 5TH DIGIT). (NOT PHARMACY OR DENTAL).
W301	ICD DIAG 02 MUST BE A VALID ICD OR DSM IV DIAGNOSIS CODE. (MUST CARRY HIGHEST DEGREE OF DETAIL 4TH OR 5TH DIGIT). (NOT PHARMACY OR DENTAL).
W302	ICD DIAG 03 MUST BE A VALID ICD OR DSM IV DIAGNOSIS CODE. (MUST CARRY HIGHEST DEGREE OF DETAIL 4TH OR 5TH DIGIT). (NOT PHARMACY OR DENTAL).
W303	ICD DIAG 04 MUST BE A VALID ICD OR DSM IV DIAGNOSIS CODE. (MUST CARRY HIGHEST DEGREE OF DETAIL 4TH OR 5TH DIGIT). (NOT PHARMACY OR DENTAL).
W304	ICD DIAG 05 MUST BE A VALID ICD OR DSM IV DIAGNOSIS CODE. (MUST CARRY HIGHEST DEGREE OF DETAIL 4TH OR 5TH DIGIT). (NOT PHARMACY OR DENTAL).
W305	ICD DIAG 06 MUST BE A VALID ICD OR DSM IV DIAGNOSIS CODE. (MUST CARRY HIGHEST DEGREE OF DETAIL 4TH OR 5TH DIGIT). (NOT PHARMACY OR DENTAL).
W327	DIS STAT MISSING OR INVALID. THIS IS A REQUIRED FIELD FOR UB-92 CLAIMS.
PROVIDERS FILE WARNINGS
W2 0 0	PROV FNAME MISSING. THIS IS AN EXPECTED FIELD FOR INDIVIDUAL PROVIDERS.

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ATTACHMENTS

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

Attachment I - Municipality codes

Alphabetical by Municipality			Ordered By Code
MUNICIPALITY	REGION	CODE	CODE	MUNICIPALITY	REGION
Adjuntas	S	0004	0004	Adjuntas	S
Aguada	Z	0008	0008	Aguada	Z
Aguadilla	Z	0012	0012	Aguadilla	Z
Aguas Buenas	E	0016	0016	Aguas Buenas	E
Aibonito	G	0020	0020	Aibonito	G
Anasco	Z	0024	0024	Anasco	Z
Arecibo	A	0028	0028	Arecibo	A
Arroyo	G	0032	0032	Arroyo	G
Barceloneta	A	0036	0036	Barceloneta	A
Barranquitas	G	0040	0040	Barranquitas	G
Bayamon	B	0044	0044	Bayamon	B
Cabo Rojo	Z	0048	0048	Cabo Rojo	Z
Caguas	E	0052	0052	Caguas	E
Camuy	A	0056	0056	Camuy	A
Canovanas	F	0060	0060	Canovanas	F
Carolina	F	0064	0064	Carolina	F
Catano	B	0068	0068	Catano	B
Cayey	E	0072	0072	Cayey	E
Ceiba	F	0076	0076	Ceiba	F
Ciales	A	0080	0080	Ciales	A
Cidra	E	0084	0084	Cidra	E
Coamo	G	0088	0088	Coamo	G
Comerio	B	0092	0092	Comerio	B

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Attachment I - Municipality codes

Alphabetical by Municipality			Ordered By Code
MUNICIPALITY	REGION	CODE	CODE	MUNICIPALITY	REGION
Corozal	B	0096	0096	Corozal	B
Culebra	F	0100	0100	Culebra	F
Dorado	B	0104	0104	Dorado	B
Fajardo	F	0108	0108	Fajardo	F
Florida	A	0112	0112	Florida	A
Guanica	S	0116	0116	Guanica	S
Guayama	G	0120	0120	Guayama	G
Guayanilla	S	0124	0124	Guayanilla	S
Guaynabo	B	0128	0128	Guaynabo	B
Gurabo	E	0132	0132	Gurabo	E
Hatillo	A	0136	0136	Hatillo	A
Hormigueros	Z	0140	0140	Hormigueros	Z
Humacao	E	0144	0144	Humacao	E
Isabela	Z	0148	0148	Isabela	Z
Jayuya	S	0152	0152	Jayuya	S
Juana Diaz	G	0156	0156	Juana Diaz	G
Juncos	E	0160	0160	Juncos	E
Lajas	Z	0164	0164	Lajas	Z
Lares	A	0168	0168	Lares	A
Las Marias	Z	0172	0172	Las Marias	Z
Las Piedras	E	0176	0176	Las Piedras	E
Loiza	F	0180	0180	Loiza	F
Luquillo	F	0184	0184	Luquillo	F

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Attachment I - Municipality codes

Alphabetical by Municipality			Ordered By Code
MUNICIPALITY	REGION	CODE	CODE	MUNICIPALITY	REGION
Manati	A	0188	0188	Manati	A
Maricao	Z	0192	0192	Maricao	Z
Maunabo	G	0196	0196	Maunabo	G
Mayaguez	Z	0200	0200	Mayaguez	Z
Moca	Z	0204	0204	Moca	Z
Morovis	A	0208	0208	Morovis	A
Naguabo	E	0212	0212	Naguabo	E
Naranjito	B	0216	0216	Naranjito	B
Orocovis	G	0220	0220	Orocovis	G
Patillas	G	0224	0224	Patillas	G
Penuelas	S	0228	0228	Penuelas	S
Ponce	S	0232	0232	Ponce	S
Puerta de Tierra	J	0264	0236	Quebradillas	A
Puerto Nuevo	J	0270	0240	Rincon	Z
Quebradillas	A	0236	0244	Rio Grande	F
Rincon	Z	0240	0248	Sabana Grande	Z
Rio Grande	F	0244	0252	Salinas	G
Rio Piedras	J	0272	0256	San German	Z
Sabana Grande	Z	0248	0264	Puerta de Tierra
Salinas	G	0252	0266	San Juan
San German	Z	0256	0270	Puerto Nuevo
San Jose	J	0274	0272	Rio Piedras
San Juan	J	0266	0274	San Jose

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Attachment I - Municipality codes

Alphabetical by Municipality				Ordered By Code
MUNICIPALITY	REGION	CODE		CODE	MUNICIPALITY	REGION
San Lorenzo	E	0276		0276	San Lorenzo	E
San Sebastian	Z	0280		0280	San Sebastian	Z
Santa Isabel	G	0284		0284	Santa Isabel	G
Toa Alta	B	0288		0288	Toa Alta	B
Toa Baja	B	0292		0292	Toa Baja	B
Trujillo Alto	F	0296		0296	Trujillo Alto	F
Utuado	A	0300		0300	Utuado	A
Vega Alta	B	0304		0304	Vega Alta	B
Vega Baja	A	0308		0308	Vega Baja	A
Vieques	F	0312		0312	Vieques	F
Villalba	G	0316		0316	Villalba	G
Yabucoa	E	0320		0320	Yabucoa	E
Yauco	S	0324		0324	Yauco	S
Outside Puerto Rico	--	0666	*	0666	Outside Puerto Rico	--

*     0666 is valid only for use with Municipality Service on Claims Input File

NOTE: Any municipality code may appear in region SPECIAL.
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Attachment II - Carrier codes

CODE	Carrier	Type
01	Triple S	MCO
03	(discontinued)	MCO
02	Humana	MCO
17	MCS	MCO
25	(discontinued)	MCO
27	MCS Life	Medicare Platino
28	Red Medica	Medicare Platino
29	Medicare y Mucho Mas	Medicare Platino
31	Triple S	Medicare Platino
33	Preferred Medicare Choice	Medicare Platino
34	MCS Advantage	Medicare Platino
35	COSVIMed	Medicare Platino
37	Salud Dorada con Medicare	Medicare Platino
39	MAPFRE	Medicare Platino
41	Health Medicare Ultra	Medicare Platino
42	Humana	Medicare Platino
44	Auxilio Platino	Medicare Platino
47	American Health	Medicare Platino
49	FirstPlus	Medicare Platino
51	Triple S	TPA - Direct Contract
52	Humana	TPA - Direct Contract
53	MCS	TPA - Direct Contract

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Attachment II - Carrier codes

CODE	Carrier	Type
55	COSVI	TPA - Direct Contract
60	Caremark	PBM
64	MC-21	PBM
70	ASSMCA	Mental Health Pilot
71	Plan de Salud Hospital Menonita	Government Employee
72	MMM Healthcare,INC	Government Employee
73	National Life Insurance Company	Government Employee
74	Ryder Health Plan, Inc.	Government Employee
75	Triple-S Salud Inc.	Government Employee
76	(discontinued)	MBHO
77	Humana Health Plan of Puerto Rico, Inc.	Government Employee
78	Humana Insurance of Puerto Rico,Inc.	Government Employee
79	MCS Advantage,Inc.	Government Employee
80	MCS Life Insurance Company	Government Employee
81	Asociacion de Maestros de Puerto Rico	Government Employee
82	First Medical Health Plan, Inc.	Government Employee
83	APS	MBHO
95	FHC	MBHO

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Attachment III - Specialty codes

CODE	Specialty
Codes included in this table are designed for completeness and in no way imply coverage of services under the Government Health Insurance Plan
01	General Practice
02	General Surgery
03	Allergy/Immunology
04	Otolaryngology
05	Anesthesiology
06	Cardiology
07	Dermatology
08	Family Practice
09	Interventional Pain Management
10	Gastroenterology
11	Internal Medicine
12	Osteopathic Manipulative Therapy
13	Neurology
14	Neurosurgery
16	Obstetrics / Gynecology
18	Ophthalmology
19	Oral Surgery
20	Orthopedic Surgery
22	Pathology
24	Plastic and Reconstructive Surgery
25	Physical Medicine / Rehabilitation

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Attachment III - Specialty codes

CODE	Specialty
26	Psychiatry
28	Colorectal Surgery (Formerly Proctology)
29	Pulmonary Diseases
30	Diagnostic Radiology
32	Anesthesiologist Assistant
33	Thoracic Surgery
34	Urology
35	Chiropractic
36	Nuclear Medicine
37	Pediatric Medicine
38	Geriatric Medicine
39	Nephrology
40	Hand Surgery
41	Optometry
42	Certified Nurse Midwife
43	Certified Registered Nurse Assistant (CRNA)
44	Infectious Disease
45	Mammography Screening Center
46	Endocrinology
47	Independent Diagnostics Testing Facility
48	Podiatry
49	Ambulatory Surgical Center
50	Nurse Practitioner

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Attachment III - Specialty codes

CODE	Specialty
51	Medical Supply Company with Orthotist
52	Medical Supply Company with Prosthetist
53	Medical Supply Company with Orthotist-Prosthetist
54	Other Medical Supply Company
55	Individual Certified Orthotist
56	Individual Certified Prosthetist
57	Individual Certified Orthotist-Prosthetist
58	Medical Supply Company with pharmacist
59	Ambulance Service Provider
60	Public Health and Welfare Agency
61	Voluntary Health or Charitable Agency
62	Psychologist
63	Portable X-ray Supplier
64	Audiologist
65	Physical Therapist
66	Rheumatology
67	Occupational Therapy
68	Clinical Psychologist
69	Clinical Laboratory
70	Multi-Specialty Clinic or Group Practice
71	Registered Dietician / Nutritional Professional
72	Pain Management
73	Mass Immunization Roster Billers

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Attachment III - Specialty codes

CODE	Specialty
74	Radiation Therapy Center
75	Slide Preparation Facilities
76	Peripheral Vascular Disease
77	Vascular Surgery
78	Cardiac Surgery
79	Addiction Medicine
80	Licensed Clinical Social Worker
81	Critical Care (Intensivists)
82	Hematology
83	Hematology / Oncology
84	Preventive Medicine
85	Maxillofacial Surgery
86	Neuropsychiatry
87	All Other Suppliers
88	Unknown Supplier / Provider Specialty
89	Certified Clinical Nurse Specialist
90	Medical Oncology
91	Surgical Oncology
92	Radiation Oncology
93	Emergency Medicine
94	Intervention Radiology
96	Optician
97	Physician Assistant

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Attachment III - Specialty codes

CODE	Specialty
98	Gynecological Oncology
99	Unknown Physician Specialty
A1	Skilled Nursing Facility
A2	Intermediate Care Nursing Facility
A3	Other Nursing Facility
A4	Home Health Agency
A5	Pharmacy
A6	Medical Supply Company with Respiratory Therapist
A7	Department Store
A8	Grocery Store
DD	Dentist
EN	Endodontist
HE	Health Educator
HN	Home Health Nurse
PE	Periodontist
RT	Respiratory Therapist
ST	Speech Therapist
BB	Blood Bank
CV	Cardiac Catheterization Facility
DF	Dialysis Facility
EC	Emergency Care Facility
HV	HIV Ambulatory Antibiotic Facility
HO	Hospice

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Attachment III - Specialty codes

CODE	Specialty
IC	Intensive Care Unit
IT	Infusion Therapy
LI	Lithotripsy
NI	Neonatal ICU
OP	Optical
PC	Clinic - Primary Level
PH	Private Hospital
PP	Private Psychiatric Hospital
PS	Psychiatric Partial Hospital
SH	State Hospital
SP	State Psychiatric Hospital
XR	X-ray Facility
Z4	Cardiovascular Surgery Program
O1	Occupational Medicine
P1	Perinatology
N1	Neonatolgy
G1	Geneticist
P2	Pediatric Surgery

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Attachment IV - Place of Service codes

CODE	Name	Description
Codes included in this table are designed for completeness and in no way imply coverage of services under the Government Health Insurance Plan
01	Pharmacy	A facility or location where drugs and other medically related items and services are sold, dispensed, or otherwise provided directly to patients.
02	Unassigned	N/A
03	School	A facility whose primary purpose is education.
04	Homeless Shelter	A facility or location whose primary purpose is to provide temporary housing to homeless individuals.
05	Indian Health Service Free-standing Facility
A facility or location, owned and operated by the Indian Health Service, which provides diagnostic, therapeutic (surgical and non-surgical), and rehabilitation services to American Indians and Alaska Natives who do not require hospitalization

06	Indian Health Service Provider-based Facility
A facility or location, owned and operated by the Indian Health Service, which provides diagnostic, therapeutic (surgical and non-surgical), and rehabilitation services rendered by, or under the supervision of, physicians to American Indians and Alaska Natives admitted as inpatients or outpatients.

07	Tribal 638 Free-standing Facility
A facility or location owned and operated by a federally recognized American Indian or Alaska Native tribe or tribal organization under a 638 agreement, which provides diagnostic, therapeutic (surgical and nonsurgical), and rehabilitation services to tribal members who do not require hospitalization.

08	Tribal 638 Provider-based Facility
A facility or location owned and operated by a federally recognized American Indian or Alaska Native tribe or tribal organization under a 638 agreement, which provides diagnostic, therapeutic (surgical and nonsurgical), and rehabilitation services to tribal members admitted as inpatients or outpatients.

09-10	Unassigned	N/A

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Attachment IV - Place of Service codes

CODE	Name	Description
11	Office
Location, other than a hospital, Skilled Nursing Facility (SNF), military treatment facility, community health center, State or local public health clinic, or Intermediate Care Facility (ICF), where the health professional routinely provides health examinations, diagnosis, and treatment of illness or injury on an ambulatory basis.

12	Home	Location, other than a hospital or other facility, where the patient receives care in a private residence.
13	Assisted Living Facility
Congregate residential facility with self-contained living units providing assessment of each resident's needs and on-site support 24 hours a day, 7 days a week, with the capacity to deliver or arrange for services including some health care and other services.

14	Group Home	A residence, with shared living areas, where clients receive supervision and other services such as social and/or behavioral services, custodial service, and minimal services.
15	Mobile Unit	A facility/unit that moves from place-to-place equipped to provide preventive, screening, diagnostic, and/or treatment services.
16-19	Unassigned	N/A
20	Urgent Care Facility
Location, distinct from a hospital emergency room, an office, or a clinic, whose purpose is to diagnose and treat illness or injury for unscheduled ambulatory patients seeking immediate medical attention.

21	Inpatient Hospital
A facility, other than psychiatric, which primarily provides diagnostic, therapeutic (both surgical and nonsurgical), and rehabilitation services by, or under, the supervision of physicians to patients admitted for a variety of medical conditions.

22	Outpatient Hospital
A portion of a hospital, which provides diagnostic, therapeutic (both surgical and nonsurgical), and rehabilitation services to sick or injured persons who do not require hospitalization or institutionalization.

23	Emergency Room - Hospital	A portion of a hospital where emergency diagnosis and treatment of illness or injury is provided.

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Attachment IV - Place of Service codes

CODE	Name	Description
24	Ambulatory Surgical Center	A freestanding facility, other than a physician's office, where surgical and diagnostic services are provided on an ambulatory basis.
25	Birthing Center
A facility, other than a hospital's maternity facilities or a physician's office, which provides a setting for labor, delivery, and immediate post-partum care as well as immediate care of newborn infants.

26	Military Treatment Facility
A medical facility operated by one or more of the Uniformed Services. Military Treatment Facility (MTF) also refers to certain former U.S. Public Health Service (USPHS) facilities now designated as Uniformed Service Treatment Facilities (USTF).

27-30	Unassigned	N/A
31	Skilled Nursing Facility
A facility, which primarily provides inpatient skilled nursing care and related services to patients who require medical, nursing, or rehabilitative services but does not provide the level of care or treatment available in a hospital.

32	Nursing Facility
A facility which primarily provides to residents skilled nursing care and related services for the rehabilitation of injured, disabled, or sick persons, or, on a regular basis, health-related care services above the level of custodial care to other than mentally retarded individuals.

33	Custodial Care Facility	A facility which provides room, board and other personal assistance services, generally on a long-term basis, and which does not include a medical component.
34	Hospice	A facility, other than a patient's home, in which palliative and supportive care for terminally ill patients and their families are provided.
35-40	Unassigned	N/A
41	Ambulance - Land	A land vehicle specifically designed, equipped and staffed for lifesaving and transporting the sick or injured.
42	Ambulance - Air or Water	An air or water vehicle specifically designed, equipped and staffed for lifesaving and transporting the sick or injured.
43-48	Unassigned	N/A

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Attachment IV - Place of Service codes

CODE	Name	Description
49	Independent Clinic
A location, not part of a hospital and not described by any other Place of Service code, that is organized and operated to provide preventive, diagnostic, therapeutic, rehabilitative, or palliative services to outpatients only.

50	Federally Qualified Health Center	A facility located in a medically underserved area that provides Medicare beneficiaries preventive primary medical care under the general direction of a physician.
51	Inpatient Psychiatric Facility	A facility that provides inpatient psychiatric services for the diagnosis and treatment of mental illness on a 24-hour basis, by or under the supervision of a physician.
52	Psychiatric Facility Partial Hospitalization
A facility for the diagnosis and treatment of mental illness that provides a planned therapeutic program for patients who do not require full time hospitalization, but who need broader programs than are possible from outpatient visits to a hospital-based or hospital-affiliated facility.

53	Community Mental Health Center
A facility that provides the following services:
• Outpatient services, including specialized outpatient services for children, the elderly, individuals who are chronically ill, and residents of the CMHC's mental health services area who have been discharged from inpatient treatment at a mental health facility.
• 24 hour a day emergency cares services.
• Day treatment, other partial hospitalization services, or psychosocial rehabilitation services.
• Screening for patients being considered for admission to State mental health facilities to determine the appropriateness of such admission.
• Consultation and education services.

54	Intermediate Care Facility/Mentally Retarded
A facility which primarily provides health-related care and services above the level of custodial care to mentally retarded individuals but does not provide the level of care or treatment available in a hospital or SNF.

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Attachment IV - Place of Service codes

CODE	Name	Description
55	Residential Substance Abuse Treatment Facility
A facility, which provides treatment for substance (alcohol and drug) abuse to live-in residents who, does not require acute medical care. Services include individual and group therapy and counseling, family counseling, laboratory tests, drugs and supplies, psychological testing, and room and board.

56	Psychiatric Residential Treatment Center	A facility or distinct part of a facility for psychiatric care, which provides a total 24-hour therapeutically, planned and professionally staffed group living and learning environment.
57	Non-residential Substance Abuse Treatment Facility
A location which provides treatment for substance (alcohol and drug) abuse on an ambulatory basis. Services include individual and group therapy and counseling, family counseling, laboratory tests, drugs and supplies, and psychological testing.

58-59	Unassigned	N/A
60	Mass Immunization Center
A location where providers administer pneumococcal pneumonia and influenza virus vaccinations and submit these services as electronic media claims, paper claims, or using the roster billing method. This generally takes place in a mass immunization setting, such as, a public health center, pharmacy, or mall but may include a physician office setting.

61	Comprehensive Inpatient Rehabilitation Facility
A facility that provides comprehensive rehabilitation services under the supervision of a physician to inpatients with physical disabilities. Services include physical therapy, occupational therapy, speech pathology, social or psychological services, and orthotics and prosthetics services.

62	Comprehensive Outpatient Rehabilitation Facility
A facility that provides comprehensive rehabilitation services under the supervision of a physician to outpatients with physical disabilities. Services include physical therapy, occupational therapy, and speech pathology services.

63-64	Unassigned	N/A
65	End-Stage Renal Disease Treatment Facility	A facility other than a hospital, which provides dialysis treatment, maintenance, and/or training to patients or caregivers on an ambulatory or home-care basis.

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Attachment IV - Place of Service codes

CODE	Name	Description
66-70	Unassigned	N/A
71	State or Local Public Health Clinic	A facility maintained by either State or local health departments that provide ambulatory primary medical care under the general direction of a physician.
72	Rural Health Clinic	A certified facility, which is located in a rural medically, underserved area that provides ambulatory primary medical care under the general direction of a physician.
73-80	Unassigned	N/A
81	Independent Laboratory	A laboratory certified to perform diagnostic and/or clinical tests independent of an institution or a physician's office.
82-98	Unassigned	N/A
99	Other Place of Service	Other service facilities not specified above.

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Attachment VI - Provider Type codes

CODE	Description
Codes included in this table are designed for completeness and in no way imply coverage of services under the Government Health Insurance Plan
AM	Ambulance
AS	Ambulatory Surgical Center
BB	Blood Bank
CL	Clinical Facility
DE	Dentist
DM	Durable Medical Equipment (DME)
EM	Emergency Facility
HH	Home Health Agency
HO	Hospital
HS	Hospice
LA	Laboratory
MD	Medical Doctor (Physician)
RX	Pharmacy
SN	Skilled Nursing Facility (SNF)
UF	Urgent Care facility
XR	Radiology Facility
ZZ	Other

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ATTACHMENT VII - CLAIMS / SERVICES BASIC FLOW OVERVIEW

Regular Submission
To CARRIER
PRE-VALIDATION
FILE REJECTION
REJECTED FILE
ACCEPTED FILE
Validation Processing
BEFORE NEXT MONTH'S SUBMISSION
File Re-submission
To CARRIER
PRE-VALIDATION
FILE REJECTION
REJECTED FILE
ACCEPTED FILE
Validation Processing

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ATTACHMENT VII - CLAIMS / SERVICES BASIC FLOW OVERVIEW

Regular Submission
FILE REJECTION
TO CARRIER
ERROR RETURN FILE R
IN NEXT MONTH'S SUBMISSION
VALIDATION
ERROR RETURN FILE F
Re-submitted Records from R
REJECTED FILE
ACCEPTED FILE
REJECTED RECORDS
HELD RECORDS
MATCH & CLEAR
ACCEPTED RECORDS
Continue into Validation and normal processing
With Errors / Warnings
MedInsight Processing

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ATTACHMENT #10

Projected MedicalCosts by Region: November 1,2011-June 30,2012

	West	Metro North	North	San Juan	Northeast
	With Plan	With Plan	With Plan	With Plan	With Plan
	Changes	Changes	Changes	Changes	Changes
Facility	$35.19	$45.75	$37.55	$52.65	$37.24
Professional	$31.25	$39.70	$28.05	$49.54	$45.01
Dental	$3.00	$4.07	$3.85	$4.53	$4.31
Drugs	$11.74	$14.97	$12.66	$21.78	$15.99
Other	$6.31	$7.08	$5.94	$9.59	$7.65
	$87.49	$111.57	$88.05	$138.09	$110.20

Developed by ASES' actuaries
Attachment# 10

ATTACHMENT #10A

ATTACHMENT 10A
Calculation of Threshold Per Member Per Month (PMPM)
November 2011 - June 2012
	West	Metro North	North	San Juan	Northeast	Threshold*
Projected Medical Cost PMPM	$87.49	$111.57	$88.05	$138.09	$110.20	$102.25
June 2011 Membership	225,038	196,267	200,616	92,198	130,114

*Threshold is calculated as weighted average projected medical PMPM cost.  The threshold will be recalculated based on actual membership for November 2011 - June 2012 at the end of the contract period.
Rev. 10.17.2011

ATTACHMENT #11

ATTACHMENT 11

ADMINISTRATIVE FEES PER MEMBER PER MONTH
&
QUALITY INCENTIVE PROGRAM RETENTION FUND

Region	Per Member Per Month Administrative Fee
North	$7.80
Metro North	$8.17
San Juan	$11.42
Northeast	$8.64
West	$7.15
Virtual	Included above
Retention Fund	$0.03
5% withhold amount	$0.002

Rev. 10.15.2011

ATTACHMENT #12

Administración de Seguros de Salud de Puerto Rico (ASES)
TPA Contract
Attachment 12
Deliverables

Section	Deliverable	Contractor delivery date
6.4.5	Enrollee Handbook - (Universal Guide)	November 1, 2011
6.6.6	Provider Directory	December 1, 2011
6.7.5	Front and back sample of Enrollee ID Card	October 20, 2011
6.8.13	Scripts addressing the questions expected to arise most often for both the Information Service and the Medical Advice Service	October 20, 2011
6.8.14	Tele Mi Salud Policies and Procedures, Quality Criteria and Protocols, Outreach Program, Scripts and Training materials for Tele MI Salud Call Center Employees	October 20, 2011
6.9.5	Website screenshots	December 1, 2011
6.10.2	Cultural Competency Plan	December 1, 2011
6.14.5.1	Marketing Plan and copies of all Marketing Materials (written and oral)	December 1, 2011
7.5.3.4.5	Wellness Plan	December 1, 2011
7.5.8.3.12	Pre-Natal and Maternal Wellness Plan	December 1, 2011
7.7.6.6	Summary of the Strategy for the identification of populations with special health care needs	November 15, 2011
7.7.6 & 9.14.2	Protocols for screening and registering Enrollees for Special Coverage	November 1, 2011
7.7.9.1	Coordination Plan with the MBHO to meet the integration requirements for autism.	October 17, 2011
7.8.2.6	Case Management Policies and Procedures	October 17, 2011
7.8.3.5	Disease Management Policies and Procedures	December 1, 2011
7.9.1.4	EPSDT Plan including procedures for follow-up of missed appointments, including missed Referral appointments for problems identified through EPSDT screens and exams	October 17, 2011

Administración de Seguros de Salud de Puerto Rico (ASES)
TPA Contract
Attachment 12
Deliverables

8.8	Integration Plan incorporating the elements in Article 8, to ensure cooperation between TPA and MBHO	October 17, 2011
9.6.1.6	Policies and procedures for Enrollee selection of PCP	October 17, 2011
9.11.3	MBHO Policies and Procedures that ensure timely Access to Behavioral Services and integration of Care.	November 1, 2011
9.14.2	Protocols for screening Enrollees for participation in Case Management and Disease Management Programs	October 17, 2011
9.19.4	Policies and procedures for determining the adequacy of Providers’ available hours	December 1, 2011
9.21.3	Policies and procedures for monitoring (PPN) Provider performance, measuring access to care, and identifying Provider compliance issues	December 1, 2011
9.1.1; 9.22.1	Assurances concerning adequacy of Provider Network	TBD - Certifications Due Upon Request
10.1.6.1	Model for each type of Provider Contract	Upon Execution
10.1.6.1	Compact disk with copies of provider contract templates	Upon Execution
10.2.1.3	Provider Guidelines	October 17, 2011
10.2.2.1	Continuing Education Curriculum for Providers	December 1, 2011
10.5.1.5	Capitation methodology	October 28, 2011
10.8.1	Electronic file and a list of all participating providers, listed by municipality, indicating the capacity of each Provider, as well as the specialty or subspecialty of physicians	File Submission Weekly based on Contract Execution Date
10.8.5	Control sheet of provider files	File Submission Weekly based on Contract Execution Date
11.1.2	Utilization Management Policies and Procedures	October 17, 2011

Administración de Seguros de Salud de Puerto Rico (ASES)
TPA Contract
Attachment 12
Deliverables

12.2.4; 12.5.1	QAPI Program	December 1, 2011
13.1.3	Fraud and Abuse Policies and Procedures, proposed compliance plan, and Program Integrity Plan	December 1, 2011
14.1.3	Grievance System Policies and Procedures	October 24, 2011
14.1.14	Grievance System Forms	October 24, 2011
15.3.2	Staff Training Plan and a current organizational chart	October 17, 2011
15.5.1-2	Implementation Plan	October 17, 2011
10.5.1.8; 16.5.1	Provider Payment Schedule	October 17, 2011
22.1.7	Payment procedures and controls	December 1, 2011
22.4.1.9	Plan for Routine Audits to prevent duplicate payments for third party billable services	December 1, 2011
28.2
Certification that the Contractor does not contract with entities that have been under investigation for, accused of, convicted of, or sentenced to imprisonment, in Puerto Rico, the United States of America, or any other country, for any crime involving corruption, fraud, embezzlement, or unlawful appropriation of public funds, pursuant to Act 458, as amended, and Act 84 of 2002
October 17, 2011
30.1	Insurance license issued by PRICO	October 17, 2011
31.1	Certifications from government agencies, a list of Contractor’s contracts with government agencies, and other documents relating to Contractor’s compliance with federal and Puerto Rico law.	Within 15 days of execution of contract.
38.2	Conflict of Interest Disclosure Form	October 17, 2011

Attachment #13

ASES

HEALTH INSURANCE ADMINISTRATION
Commonwealth of Puerto Rico

Circular Letter	Fiscal Year 2010-2011
No. 10-10-06	October 6, 2011

To the Secretaries, Directors of
Dependencies and Mayors of the
Commonwealth of Puerto Rico

Re: Medical Services Contracted for the year 2011

As part of Reorganization Plan No. 3 of 2010, the functions exercised previously by the Public Insurance Area of the Department of the Treasury related to Act No. 95 of June 29, 1963 passed on to the Health Insurance Administration (ASES), it being understood to mean the faculty to negotiate, contract and endeavor the health benefits for public employees.

In Circular Letter No. 1300-07-09, issued by the Department of the Treasury, there are established the general instructions to be followed for the handling and payment of the health service plans for Government personnel.  In accordance to the provisions of Act No. 95, the health service contracts for the year 2011 were formalized with effectiveness from January 1 to December 31, 2011.

SPECIFIC PROVISIONS

1.
Any eligible personnel that is interested in joining some health service plan contracted by ASES must send the original of the application form to the insuring entity no later than November 30, 2010 with return receipt requested.  The employee shall retain a copy as evidence and shall send a copy to the Human Resources Office of his/her agency.  The personnel who joins a health service plan sponsored by an employee organization must endeavor his/her application form through said organization.  It, after having verified that the employee belongs to the organization, shall be responsible for sending the original of the same to the insuring entity within the limit date indicated.  It shall be the responsibility of the insured person to pay the insuring entity directly for the part of the premium corresponding to him/her if he/she hands in his/her application after the limit date established.

2.	The agency’s Office of Human Resources shall be responsible for retaining the copies of the application forms of the personnel to verify the invoices received by the insuring entity.

3.
The personnel that have a temporary appointment, whose appointment contract is less than six months, is eligible to join the health service plans contracted by ASES, but will not be entitled to the employer contribution established in Circular Letter 1300-07-09.  In these cases, when filling out the application form, there must be indicated in a visible area of the same the phrase NOT ENTITLED TO EMPLOYER CONTRIBUTION.  These applications must be delivered to the insuring entity and copy to the Office of Human Resources of his/her agency.

The Office of Human Resources for each agency will utilize the copies of the applications received to prepare a personnel listing, by insuring entity and organization of employees.  Said list shall include the name and social security number of the principal insured person and shall identify temporary personnel not entitled to employer contribution.  Under no circumstance will there be included in the magnetic media the temporary employees whose appointments are less than six months.

4.
The insuring entities authorized to send the changes directly to the Information Technology Area (ATI) of this Department in the different magnetic media shall have until 4:00 p.m.  of December 3, 2010 to hand them in.  Under no circumstance shall they include in the same the temporary employees whose appointment is less than six months.

5.
In Attachment 1, there are indicated the keys assigned by ATI to identify the discounts for the concept of health services to be effected in favor of the insuring entities and employee organizations under Act 95 contracted by the Secretary of the Treasury.  ATI shall use these keys to identify in the payroll record the insuring entity or employee organization with which the functionary has his/her medical service insurance.

6.
The agencies interested in having ATI process for them the changes automatically for the first biweekly period of the month of January of 2011, shall request it in writing to ATI, before the closing to process the same.  The agencies shall have until 4:00 of the afternoon of December 3, 2010 to submit their application and authorization so that ATI processes their changes automatically.  If the agency does not participate in said process, the agency shall be responsible for making the changes directly in the RHUM system (Mechanized Human Resources). The agencies shall be responsible for entering the transactions of temporary personnel whose appointment is less than six months.

7.
In the contracts formalized with the employee organizations, it was agreed that the payment corresponding to the premiums shall be issued in the name of the insuring entity through which the services shall be rendered.  In Attachment 1 we indicate in favor of whom will the corresponding payments be issued.

8.
Automatic renewals are not authorized, with the exception of the Advantage and Part D of Medicare coverages.  Any retired personnel with the Advantage and Part D of Medicare coverages who does not wish to continue with the health plan after the automatic renewal and those who belong to Medicare’s Complementary Coverage shall have until February 7 of 2011 to change companies or renew their coverage.

If this clause were to be violated, the employee shall notify ASES and the health service Plan shall be obligated to the payment of a penalty of five thousand ($5,000) per occurrence payable to ASES.

9.	When the functionary hands in more than one copy of the application form to the government agency, said agency shall acknowledge the first application received as valid.

10.
The insuring entity must issue the identification cards to the insured person, which shall include the Plan’s date of effectiveness, no later than 15 days after receiving the employee’s application.  As evidence that the cards were sent, it shall utilize PS Form 3877, Certificate of Mailing, supplied by the office at the post office.  In the same, it shall indicate the name and address of the insured person and must be certified by the post office functionary.  In the cases where the sending of the aforementioned cards cannot be carried out, it shall send a certification of coverage to the insured person, no later than 15 days after having received the application, and shall complete PS Form 3877, as evidence of having sent the same.

When the insured person does not receive the cards or certifications, it shall get in touch with the insuring entity to request the reimbursement or the non-invoicing for the month or the months in which the entity is late in issuing the cards or certifications.  In these cases, evidence must be presented as to the application endeavors made by him/her to the insuring entity.

11.
The health service contracts shall have effectiveness until December 31, 2011.  Notwithstanding, those functionaries who are interested in getting out of the health service plan due to any reason that is not that of joining another health service plan, may do so at any moment within said period, by means of Model SC 1330, Cancellation Request, (Attachment 2).  In these cases, the employee cannot join the other health plan of the ones contracted by ASES until the next negotiation, nor will the employer contribution be available to him/her.

Model SC 1330 shall be completed in the original and two copies.  It shall be the responsibility of the insured person to send the original of the aforementioned Model to the insuring entity so that the same can be endeavored and the copy to the Office of Human Resources of the entity for which he/she works.

He/she shall retain the last copy as evidence of the application.

12.
The only reason for the insuring entity to not to proceed to cancel the health plan contract shall be that the functionary owes premiums.  As soon as the insuring entity receives the Cancellation Request they shall have 5 days in which to notify the insured person, if said cancellation does not proceed.

The insuring entity shall notify the employee that first, he/she has to pay for the cancellation to proceed.

Otherwise, he/she has to remain in the plan until the effective period of the contract.

13.
If during the effective period of the contract, the employee or his/her dependents are eligible to join another group health plan, they may request to withdraw from the plan contracted by ASES. In these cases, the cancellation shall be effective the first day of the following month if it is submitted on or before the 10th.  If the petition for withdrawal is made after the 10th, the cancellation shall have effectiveness on the first day of the month following the one in which the request is submitted.

14.
If during the effective period of this contract, an employee or his/her dependents stop being eligible for another health plan, they may apply to join the plan contracted by ASES.  In this case, they shall have thirty (30) days from the date of the notice of the cancellation in which to request the change.  They must present evidence as to the date of effectiveness of the cancellation.  The income in these cases shall have effectiveness on the first day of the month following that one in which the same is submitted, as long as the person requests it prior to the tenth (10th) day of the month.  If the person submits the application after the tenth (10th) day of the month, the same shall have effectiveness on the first day of the month following that one in which the application was submitted.

15.	The agencies have the obligation to send the necessary documents that justify any adjustment made in the payment to the insurance company.

16.	The agencies may not utilize the RHUM system to carry out reimbursement of health service plans to employees or to entities, once its contracting period is ended.

17.
In the cases of those employees with sick leave, the agencies are obligated to pay the employer contribution as soon as the health plan invoices and not wait for the employee to be reinstated to his/her duties.

18.
The joint family plan does not apply to personnel and their relatives who belong to the Teachers’ Association of Puerto Rico.  Neither does it apply to personnel from public corporations or government entities whose health services are not contracted under the provisions of the aforementioned Act No. 95.  However, for the unions that contract under Act No. 158, the joint liability will be allowed.

ACT NO.  158 OF AUGUST 10, 2006

Said Act provides that the unions that are under Act No. 45 of February 25, 1998, as amended, better known as the Public Employee Unionization Act, shall be entitled to having the exclusive representative negotiate directly in their names, everything concerning the benefits relating to the health service plan.  For the year 2008, several organizations presented to the Secretary of the Treasury their negotiations with a single plan.  The agencies to which said negotiation applies shall have to take the following measures:

1.	The union shall notify the agency and its union members officially that they are going to be under said Act No. 158 and the name of the health plan selected.

2.
The agency shall request from the union copy of the application of each union member under said plan.  Said agency may not have all the union members join in said plan in a block fashion, it shall only have join in those for which the union presents copy of the application.

3.	The agency shall agree with the union the manner in which the discount shall be made. The payment of these discounts shall be made in the name of the insuring entity or the Health Plan.

4.
The agency shall agree with ASES the manner in which the changes are to be made and shall be responsible for sending the same directly to ATI in the different magnetic media.  The norms, dates and calendar to be followed shall be ruled by Act 95.

5.	The union shall watch out that the discounts and the services are rendered to the union members.

6.	The union member shall handle any grievance or claim directly with the union.

7.	The Health Plan selected shall be compulsory for all the union members, excepting the following conditions:

a. That the employee present evidence of disaffiliation from the union.

b.  That the employee belong to Mi Salud as a Medically Indigent Person or ELA Puro, (it being understood that they are going to join the plan through their employer contribution without being certified by the Office of the Medical Assistance Program of their municipality of residence).  If interested in joining the union’s health plan, they must withdraw at the corresponding Office of Medical Assistance Program prior to the date of effectiveness of the Plan selected.  If the public employee is in Mi Salud as a medically indigent person and loses this benefit outside of the dates established, he/she must complete their affiliation as ELA Puro until the time of coverage ends.  The employee may not join any other plan of the ones contracted by ASES nor will he/she have the employer contribution at his/her disposal. Said cancellation shall be effective as of December 31 of the contract year.

c. In a family or joint couple plan, that the union member is not the principal insured person.

d.  The employee is a member of the Teachers’ Association.  If interested in joining the union’s health plan, the employee shall get in touch with the Teachers’ Association before filling out the union’s application so that they will orient him/her regarding the  process for his/her cancellation from his/her plan with the Association.

e. The employee does not wish to join the Health Plan selected. If that is so, he/she cannot utilize his employer contribution for any other Health Plan contracted by ASES.

8.	The employee may not make changes to another Health Plan during the year.

9.
If, during the effective period of the contract, the employee is reclassified from union member to managerial, he/she will stop being eligible for the Health Plan under Act No. 158.  In these cases, the employee shall have 30 days from the date when they obtain knowledge about the change to join one of the plans contracted by ASES under Act No. 95.  The employee must present the health plan with a certification from the agency that indicates that he/she is no longer a member of the union under this Act.

That managerial employee who belongs to any Employee Organization under Act No. 158 and who goes on to become a union member shall have 30 days to join the plan that corresponds to said Organization.  They must present to the union a certification from the agency that indicates that he/she is no longer a managerial employee.

10.	The effective period of this contract shall be equal to the date established by ASES, as well as any other date established by its Executive Director.

ADVANTAGE PROGRAMS FOR RETIRED PERSONS

The effective period of the plans contracted for the Medicare retired persons with Medicine coverage 9.2, Medicare Part D or Advantage shall be from January 1, 2011 to December 31, 2011.

ENTITIES FOR ADVANTAGE PROGRAMS FOR RETIRED PERSONS - YEAR 2011

Name	Deduction Code
FIRST MEDICAL HEALTH PLAN	A27
HUMANA INSURANCE	A17
MCS LIFE INSURANCE	A14
MEDICARE Y MUCHO MAS	A35
TRIPLE S, INC.	A01

INSURING ENTITIES FOR MEDICINE PROGRAMS - PART D-
FOR RETIRED PERSONS - YEAR 2011

Name	Deduction code
TRIPLE S, INC.	D01
MCS LIFE INSURANCE	D14
FIRST MEDICAL HEALTH PLAN, INC.	D27

GENERAL PROVISIONS

1.
The insurers shall be responsible for offering orientations and information to their representatives and to the functionaries during the orientation campaigns.  In addition, they shall be responsible for notifying the insured persons the changes that occur in the coverage and maintaining evidence of these.

2.	The handling and payment of the health plans shall be governed by the provisions of Circular Letter No. 1300-07-09 issued by the Department of the Treasury.

3.	The Office of Human Resources of each agency, shall request an up-to-date Marriage Certificate.

4.	We authorize the agencies to reproduce Model SC 1330, Request for Cancellation, at their own facilities.

5.	It’s important that you give a copy of the same to each one of the employees from your agency.

6.
Soon there will be issued a Circular Letter to inform you the Employee Organizations under Act 95 and Act 158 with which ASES will formalize Health contracts for the year 2011, as well as the keys that will identify the same.

This Circular Letter repeals Circular Letter No. 1330-21-10 of January 15, 2010.

The text of this circular letter is available in our Internet page at the address: www.ases.gobierno.pr/publicaciones/cartas_circulares_cont.html.

It is the responsibility of the agencies to have the provisions of this Circular Letter reach every one of your personnel, especially those from the Office of Human Resources in charge of the health plans.

Cordially,

(signed)
Domingo Névarez-Ramírez, MHSA
Executive Director

(signed)
Mr. Carlos Guzmán
Service Representative

Attachments

_ ASES	ADMINISTRATION OF HEALTH INSURANCE Commonwealth of Puerto Rico

Circular Letter	2010-2011 Fiscal Year
No. 10-10-06 Amended	November 2, 2010

To the Secretaries, Directors of Dependencies and Mayors of the
Commonwealth of Puerto Rico

Re: Medical Services Contracted for the year 2011

This letter has the purpose of amending Circular Letter 10-10-06 of October 6, 2010.  The aforementioned letter shall continue to be in effect, except for the corrections that are detailed as follows in this communiqué.

The changes come as a result of the changes suffered by the work calendar for this year due to ASES’ decision to extend the existing contract until February 28 of 2011.  This as a measure to negotiate prudent rates and benefits in a manner that renders  justice to the public employee.

The amendments are the following:

•	The date stipulated in point 1 of page 1 should read: “no later than January 28 of 2011 with return receipt requested.”
•
The date contained in point 4 of page 22 should read: “until 2:30 pm of February 2, 2011.  This information may also be submitted in advance, via electronic mail, with attention to Mrs. Carmen García Ramos (cgr8346@hacienda.gobierno,pr), as long as the file is not larger than 2 MB in TXT format.  This does not exempt its being delivered in physical form on the date stipulated above.”

•
The date contained in point 6 of page 2 should read: “ ...for the first biweekly period of the month of March of 2011, you will request it in writing from ATI, before the closing to process the same.  The agencies shall have until 4:00 pm of January 21, 2011 to submit their application and authorization so that ATI processes their changes automatically.”

•	The date on point 8 of page 3 should read: “until March 5, 2011.”
•	The date on the first paragraph of page 7 (Advantage programs for retired persons) should read: “...from March 1, 2011 to December 31, 2011.”
•	The date contained in point 1 of attachment 1 should read: “no later than January 28, 2011, to guarantee effectiveness up to March 1, 2011.”

•	The date in point 8 of page 2 of the attachment should read: “After January 28, 2011, no entry application whatsoever shall be processed...”.

•	The date in clause c point 8 of page 2 of attachment 1 should read: “...that after January 28, (he/she) should go and enjoy retirement benefits...”.

P.O.Box 195661, San Juan, P.R 00919-5661	Tel (787) 474-330	Fax (787) 474- 474-3346

In addition to the changes already established, the new work calendar established for the process of your subscription under Act 95 is included.  We remind you that this calendar also applies to Act 63 of June 21 of 2010 and Act 158 of August 10, 2006.

Activity	Date
Date of orientation and selection of plans	December 13, 2010 to January 28, 2011
Limit date for delivery of applications to agencies	January 31, 2010
Limit date for delivery of tapes to ATI
February 2, 2011.  It should be on or before 2:30 pm.  This information may also be submitted in advance, via electronic mail, with attention to Mrs. Carmen García Ramos (cgr8346@hacienda.gobierno.pr), as long as the file is no larger than 2 MB in TXT format.  This does not exempt that it be delivered in a physical manner on the date stipulated above.

Issuance of new cards with the changes in coverage that apply	February 15, 2011
Effective period of the plan	March 1 to December 31, 2011

It is the responsibility of the agencies to have the provisions of this Circular Letter reach every one of its personnel, especially those from the Office of Human Resources in charge of the health plans.

A general orientation is being coordinated for all the agencies and municipalities for December 15, 2010 at the auditorium at the Puerto Rico Lottery.  As soon as the availability of the locale is confirmed, the same will be confirmed.

Cordially,

(signed)
Domingo Névarez Ramírez, MHSA
Executive Director of ASES

(signed)
Carlos Guzmán, CS
Service Representative

ASES	ADMINISTRATION OF HEALTH INSURANCE Commonwealth of Puerto Rico

February 13, 2004

TO ALL THE INSURERS, MENTAL HEALTH SERVICE COMPANIES, ADMINISTRATOR OF SERVICES FOR DIRECT CONTRACTING, MEDICAL GROUPS OF THE DEMONSTRATIVE OF DIRECT CONTRACTING, PRIMARY CENTERS, INDEPENDENT PRACTICE ASSOCIATIONS AND PROVIDERS PARTICIPANTS OF THE HEALTH INSURANCE OF THE COMMONWEALTH OF PUERTO RICO

(signed)
Enrique A. Vicéns Rivera
Executive Director

Normative Letter No. 04-0130

PAYMENT OF CLAIMS IN EMERGENCY ROOMS FOR PHYSICAL AND MENTAL HEALTH SERVICES AT MEDICAL-SURGICAL HOSPITALS

During the course of the 2003 fiscal year and of the present one, the Administration of Health Insurance (ASES) has received a significant amount of complaints originating from hospital medical-surgical institutions.  In particular, said institutions ask us which one is the entity responsible for the payment of the claims for services rendered in emergency rooms of said institutions when physical procedures are carried out to stabilize a mental health beneficiary or when examinations and physical diagnosis tests are carried out but the final diagnosis turns out to be covered by the mental health service companies (MBHOs).

For the purpose of clearing up the confusion in existence with regard to the matter, this Normative Letter provides the construction of ASES with regard to the matter, which has been previously communicated to MBHOs and Insurers:

When a beneficiary is admitted to a medical-surgical hospital or receives services in emergency rooms from said hospitals, the insurers will handle the payment of the corresponding fund for any physical procedure which can reasonably be carried out to stabilize a beneficiary regardless of whether the final diagnosis will be a mental health one.  In like manner, the insurers shall be responsible for handling the payment of the corresponding fund via examinations and physical diagnostic tests that could, reasonably, be carried out on the basis of the symptoms with which a beneficiary shows up in conformity to the definition of medical emergency condition in the contracts, which establishes the federal

PO Box 195661 San Juan, P.R. 00919-5661	Fax (787) 474-3300	Fax (787) 474 - 3346

regulation.  For example, it is the responsibility of the insurer to pay providers for claims for stomach wash or for suturing the wrists of a beneficiary with a suicide attempt.  Simultaneously, the MBHO has to be contacted in accordance its protocol for the psychiatric consultation and corresponding referral.

If a psychiatric consultation or evaluation were needed, the medical-surgical hospital or its emergency room will coordinate the same utilizing the MBHO protocols and the Uniform Sheet of Referral for Mental Health Services.  The MBHO shall be responsible only for the offering of those mental health services, services related to the treatment of alcoholism and/or controlled substance dependency, which exclude physical stabilization procedures or diagnosis procedures in said institutions.

In conformity to the contract between ASES and the MBHOs, these would have available psychiatrists with privileges at medical-surgical hospitals, which shall take care of the consultations of beneficiaries admitted in said hospitals.  If at the moment of requiring the mental health services at the hospital unit, the MBHO does not have physicians available, the beneficiary may receive treatment for his/her condition on the part of the psychiatrist facultatives coordinated via the hospital and who fulfill the requirements of credentials (usual ones) for that type of provider.  This until the patient can be transferred to a psychiatric institution, after authorization from the MBHO.  It’s important to point out that in these cases the following exclusion considered in our contractual agreement (between ASES and the MBHOs) shall apply:

Services ordered and/or rendered by providers who are not participants of mental health services, except in cases of real and proven emergency or via prior authorization from the mental health service company (MBHO).

For purposes of payment, the MBHO shall verify the usual credentials of the facultative and shall compensate him/her for an amount that not be lesser than the one contracted with the MBHO providers to offer the psychiatric consultation services at medical-surgical hospitals.  In the event that the patient is a beneficiary of Medicare and of the Health Insurance, the reimbursement to the facultative shall be carried out in accordance to the contract with ASES.

12

(Note: The seal of the Insurance Commissioner, Commonwealth of Puerto Rico,
appears on the upper left-hand corner of the first page of the document).

Commonwealth of Puerto Rico
OFFICE OF THE INSURANCE COMMISSIONER

February 21, 1991

NORMATIVE LETTER CA-I-2-1232-91

TO ALL THE HEALTH SERVICE ORGANIZATIONS AND THEIR PROVIDERS

RE: Per Capita Contracting
Gentlemen:

Via Circular Letter No. E-2-917-83 of February 10, 1983, this Office forbids the different health service organizations the contracting of health service providers on a per capita basis and/or of set amounts.

The so-called per capita basis, represents the set payment of a determinate amount of money per subscriber made by the organization to the provider, regardless of whether said subscriber utilizes the services rendered by the provider or not.

We have reexamined said concept in light of the provisions of the Insurance Code of Puerto Rico and we find that an absolute transfer of risk under the most liberal terms that would permit a per capita contract, constitutes the offering of a care plan on the part of the service provider, who is generally not authorized by this Office to carry out such business.

Notwithstanding the above, within certain limitations, a type of per capita contracting can be carried out on the part of the medical service provider, which does not constitute insurance business.

The essential characteristics of a contract such as the aforementioned one, are the following: the health service organization retains the primary responsibility toward the subscriber and the transfer of the economic risk is done in a prudent and reasonable manner, based on the real experience of the utilization of the services.  In addition, it must provide the necessary guaranties of quality and sufficiency in the rendering of the services.

To such effect, this Office will allow contracting on set basis or per capita, as long as the following conditions are fulfilled:

1)	The health service organization may contract in a per capita manner those services where, because of its geographical location or service area, it cannot count with its own facilities.

2)
The health service organization may contract with any medical-hospital group, hospital, insurer or medical service corporation, duly accredited, the supplying of those services that appear in their evidence of coverage in harmony with the capacity and in accordance with the limitations of said provider to facilitate its services.  All per capita contracts shall forbid the provider from, in turn, subcontracting in a per capita fashion.

13

3)
The per capita contract or the one on set bases shall require the provider to supply to the health service organization statistical data about the utilization, costs, days-patients, average stay, etc. and will faculty it to reasonably watch out for the quality of the services rendered to its subscribers.  The health service organization shall be entitled access to the provider’s books for the purpose of auditing the same, with regard to the contracting between both and will take the necessary steps to correct those related defects or faults that it finds with the provider with what was contracted.  The provider shall supply the organization with its annual financial statements and any reasonable and necessary information about costs and utilization.

4)
The per capita contract must require the provider to maintain records of all the subscribers to which it renders service, classifying these on the basis of each health service organization to which it provides service.  Said information will be accessible to the health service organizations and to any public entity.  The provider shall conserve said records for the period that the health service organization requires it to by means of the contract, but in no case whatsoever shall it be for less than five (5) years.

5)
The provider shall be responsible and must have the capacity to provide the health care services for a period no lesser than 30 days in the event that the organization is liquidated, is pending liquidation or in a collection proceeding.

6)
All health service organizations shall submit to the Office of the Insurance Commissioner a copy of each contract for evaluation and approval of per capita rate or on set bases that it wishes to grant, with no less than 60 days prior to the execution of the same, (including the payment of rights for $250.  payable to the order of the Secretary of the Treasury), it being provided that the violation of this guideline shall imply the sanctions that proceed in conformity with what is established by the Insurance Code of Puerto Rico.

For the purpose of determining whether the provisions of the Insurance Code of Puerto Rico and of this normative letter are being complied with, this Office shall evaluate the compliance of the requirements of this letter within sixty (60) days counted from the date when it is submitted.  To carry out said evaluation, the provider as well as the health service organization shall supply information about the provider’s facilities, the services that its personnel shall offer and the ratio of costs during the past two years, as well as any other information which this Office requires from it.

7)
The per capita contract between the Organization and the provider shall be formalized in writing and its duration cannot be more than one (1) year.  It shall contain, among other things, the following clauses and conditions:

a)
A declaration about what is the provider’s capacity in terms of hours-patients, days-beds and other similar unit and that said capacity is in agreement with the expected utilization for the number of per capita subscribers that the contract will cover.

14

b)	The health service organization shall submit annually to this Office, on or before March 31, a comparative report about the experience in the per capita contracting.

c)	The per capita contract must have as minimum 50 subscribers, without exceeding the capacities of the provider.

d)
The provider will render a medical service of excellence, on an equal footing with the norms of medical technology in this jurisdiction.  The organization will handle all the grievances or complaints due to the lack of services, incompetence, poor service quality and any other complaint related to the rendering of services presented by the subscribers.

e)
The provider commits itself to make accessible to this Office statistical data about the utilization, costs, the average stay of the patients, the services to the subscribers, the personnel, the annual financial statements, its books with regard to the contracting with the organization and any reasonable and necessary information regarding costs and utilization of services.

8) In the per capita contract, the rate per capita shall not be lesser than the actuarial amount necessary to cover the cost of the medical service.

9) The per capita contracting shall not undermine the organization’s obligation with regard to the subscriber. The provider’s lack of compliance shall be considered as violation on the part of the organization.

10) The resolution or termination of a per capita contract shall only be effective by means of the notice of a written warning by any of the parties, with no less than thirty (30) days of advance notice to the date of effectiveness.

11) The per capita provider cannot carry out marketing, subscription or administration of the health care plan in the name of the health service organization.

By means of the present document, you are required strict compliance with what is ordered in this normative letter, which shall enter into effect immediately.  The health service organizations shall have until June 30 of 1991, to finalize any effective agreement that is not in conformity with what is expressed herein and they shall submit evidence to the Insurance Commissioner on or before August 30, 1991 regarding the compliance required by this letter.

Each health service organization must present annually to the Commissioner on or before March 31, a report certified and sworn by its President.  Said report shall contain:

1.	The name and the address of all the per capita providers.

2.	A statement of costs and of income of the per capita contracts.

3.	A statement of new or resigning subscriptions and its utilization for each per capita contract.

4.	A statement of claims payable reported and not reported of the per capita provider.

15

The filing of this report implies the payment of $50 for rights payable in the name of the Secretary of the Treasury.

If you have any doubt about the contents of this normative letter, you must get in touch with this Office immediately.

Respectfully,

(signed)
Miguel A. Villafañe Neriz
Insurance Commissioner

16

(Note: stamped as having received by the Negotiation Office,
ASES (the rest is illegible) on January 21, 2009).

Commonwealth of Puerto Rico
Department of Health

December 23, 2008
Minerva Rivera, Esq.
Executive Director Of ASES

Johnny V. Rullán, MD, FACPM
Secretary of Health

LISTING OF DIAGNOSES OF CHILDREN WITH SPECIAL HEALTH NEEDS (NNES)

The Listing of Diagnoses of Children with Special Health Needs was revised in response to your request.

It’s necessary to point out that at the beginning this listing was provided to ASES as a guide; therefore, it’s important that a child who does presents some condition which is in the listing not be excluded from the benefits of the coverage of the Health Card of the Government of Puerto Rico. If the child fulfills the definition of Children with Special Health Needs of the Bureau for the Child-Maternal Health, he/she must receive the services even before a diagnosis is established.

In addition, we submit our recommendations for the identification, diagnosis and treatment of the children and youth with special health needs to as assure access to the services which this population needs.  These have the purpose of ensuring some uniform needs for all the children with special health needs regardless of the insurer.

Thank you for your attention to this matter.

NNES Diagnosis Listing
d/several 2008-06

17

CHILDREN WITH SPECIAL HEALTH NEEDS

DEFINITION:

Children who have or are at a greater risk of developing a chronic physical, conduct, emotional or developmental condition, who also need health services and other related services of a type or in an amount that goes beyond what children in general need.

STANDARD OF MEDICAL NEED SPECIFIC TO CHILDREN

•
Medically necessary services are those necessary for the prevention and maintenance of health or for the diagnosis and treatment of a physical or mental condition, or if they were necessary to prevent the deterioration of that condition or to promote the development or the maintenance of appropriate functioning for the age.

NNES SPECIAL COVERAGE

In the “Special Coverage”, the Insurance Companies, with whom ASES contracts the services, assume the risks of the services for the conditions classified with Diagnoses of Conditions of Children with Special Needs. (See list of ASES diagnoses).

In this list of conditions there are included the most frequent diagnoses, but it is not limited to or excludes other conditions that fulfill the definition.  With this purpose there should be utilized a screener to determine its applicability.

It is the responsibility of the primary physician to request the coverage, and register the insured person utilizing the corresponding form for Children with Special Health Needs that is found in the Manual of the Provider.  The certification process may also be initiated by one of the Pediatric Centers of the Department of Health.

To be able to evaluate and certify these cases it is necessary to include, together with the form, the necessary information: Ex:

●	Summary of the case: Up-to-date history record and physical examination

●	Evaluations and consultations from specialists

●	Results of diagnostic procedures and tests

●	Results of diagnostic laboratory tests

●	Necessary follow-up plan

●	Treatment plan

18

This information and the registration form must be sent to the Case Handling Program (PMC) of the Insurer.  The PMC will evaluate the application for certification and the documentary information included.  Each case is evaluated individually by the Handler of cases and consulting the Program’s advisory team.  This depend on the coverage negotiated.  The agreement with the insurance companies must be uniform and that it obligates all the companies equally.

The family and the primary physician are notified directly by letter as to whether the application for inclusion of his/her patient in the NNE registry has been accepted or denied; or if there is information missing for the consideration of the case.  The physician and/or the family may appeal in writing any denial decision, with the necessary additional information.

(Note: The document is stamped as having been received at the Office of the Executive Director of ASES on January 21, 2009, at 2:44 pm).

19

ICD9	Index by Diagnosis and Condition
Metabolic Disorders
270	Disorders of the metabolism of aromatic amino acids
270.0	Disorders of the transport of amino acids
270.0	Cystinosis
270.0	Cystinuria
270.0	Fanconi
270.0	Hartnup’s
270.0	Lowe’s
270.1	Phenylketonuria (PKU)
270.2	Disorders of metabolism of tyrosine
270.2	Alcaptonuria
270.2	Hyperthyrosinemia
270.2	Ocronosis
270.2	Tyrosinosis
270.2	Tyrosinuria
270.2	Albinism
270.3	Maple-Syrup disease
270.3	Other metabolic disorders of chained amino acids
270.3	Hyperleukina-isoleukinemia
270.3	Hypervalinemia
270.3	Isovaleric acidemia
270.3	Methylmalonic acidemia
270.3	Propionic acidemia
270.3	Metabolic disorders with amino acids with sulfide
270.4	Homocystinuria
270.4	Deficiency of sulfite oxidase
270.4	Homocystine cystathionine
270.5	Other metabolic disorders of aromatic amino acids
270.5	Disorder of:
270.5	Histidine metabolism
270.5	Tryptophan metabolism
270.5	Metabolic disorders of chain amino acids and fatty acids
270.6	Metabolic disorders of the citrulinemia urea cycle
270.6	Hyperammonemia
270.6	Argininosuccinic acid
270.7	Metabolic disorders of lysine and hydroxilisine
270.7	Glutaric aciduria
270.7	Hydroxilisinemia
270.7	Hyperlisinemia
270.7	Metabolic disorders of glycine
270.7	Non-ketosic hyperglysinemia
270.8	Deomitine metabolic disorders
270.8	Omitinemia type I, II
270.8	Hyperhydroxyprolinemia
270.8	Hyperprolynemia types I, II
270.8	Sarcosinemia
270.8	Other specific amino acid metabolic disorders
270.9	Other non-specific metabolic and amino acid transport disorders
271	Carbohydrate transport and metabolism disorders
271.0	Glycogenosis
271.0	Amylopectinosis
271.0	Deficiency of glucose-6-phosphatase

1/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

20

ICD9	Index by Diagnosis and Condition

271.0	Cardiac glycogenosis
271.0	Disease:
271.0	Andersen
271.0	Cori
271.0	Forbes
271.0	Hers
271.0	McArdle
271.0	Pompe
271.0	Tauri
271.0	Von Gierke
271.0	Deficiency of hepatic phospholirase
271.1	Metabolic disorder of Galactosemia galactose
271.2	Metabolic disorder of fructose, Fructosemia
271.3	Intolerance to lactose
271.3	Other disorders of intestinal absorption of carbohydrates
271.4	Other specific metabolic disorders of carbohydrates Pentosuria, renal Glycosuria
271.8	Metabolic disorders of pyruvate and gluconeogenesis
271.8	Defects in degradation of glycoprotein
271.9	Non-specific disorder of the transport and metabolism of carbohydrates
272	Metabolic disorder of lipids
272.0	Hypercholesterolemia
272	Gangliosidosis
272.0	Hypercholesterolemia
272.1	Hyperglycerinemia
272.4	Other non-specific hyperlipidemias
272.7	Other gangliosidosis
272.7	Lipidosis
272.7	Anderson’s
272.7	Fabry’s
272.7	Gaucher’s
272.7	Krabbe
272.7	Neimman-Pick
272.7	Faber’s
272.7	Metachromatic leukodystrophia
272.7	Mucopolysaccaridosis, type I
272.7	Hurler’s
272.7	Hurler-Scheie
272.7	Scheie
272.7	Mucopolysaccaridosis, type II
272.7	Hunter’s
272.7	Other mucopolysaccaridosis
272.7	Maroteaux-Lamy
272.7	Morquio’s
272.7	Sanfilippo
273	Metabolic disorders of plasma protein
274.9	Unspecific gout
275	Metabolic disorder of minerals
275.0	Metabolic disorders of iron
275.1	Metabolic disorders of copper
275.1	Wilson’s

2/18	12/23/2008	NNES II_ICD9_rev Dec 23

21

ICD9	Index by Diagnosis and Condition

275.2	Metabolic disorders of magnesium
275.3	Metabolic disorders of phosphorus
275.4	Metabolic disorders of calcium
275.9	Other metabolic disorders of minerals
276.2	Lactic Acidosis
277	Other metabolic disorders
277.00	Cystic Fibrosis
277.1	Metabolic disorders of purine and pyrimidine
277.1	Hereditary eritropoietic porphyria
277.2	Other metabolic disorders of purine and pyrimidine
277.2	Lesch-Nyhan
277.2	Hereditary Xantinuria
277.3	Amyloidosis
277.4	Gilbert’s
277.4	Crigler-Najjar
277.4	Other metabolic disorders of bilirubin
277.4	Dubin-Johnson
277.4	Rotor’s
277.6	Antitrypsin alpha-1 deficiency
277.8	Other specific metabolic disorders
277.81	Primary carnitine deficiency
277.82	Carnitine deficiency
277.85	Disorders of the oxidation of fatty acids
277.85	CPT1, CPT2, LCHAD, VLHAD, MCAD, SCAD
277.87	Mitochondrial metabolic disorders
277.89	Other specific disorders of the metabolism
277.89	Hans Schuler Christian, Hystiocitosis, Hystiocitosis
277.9	Other non-specific metabolic disorders
Hereditary and degenerative diseases of the Nervous System
330	Cerebral degeneration
330.0	Sphingolipidosis (Leukodystrophia)
330.1	Cerebral Lipidosis
330.8	Other cerebral degenerations
330.8	Alper’s
330.8	Leigh’s
330.8	Sub-acute necrotizing encelopathy
331.4	Obstructive hydrocephalia, acquired
333.1	Essential shakes
333.2	Myoclonus
333.4	Huntington’s chorea
334.0	Spinocerebral disease
334.0	ereditary ataxia
334.0	Friedreich’s ataxia
334.1	Hereditary spastic paraplegia
334.2	Primary cerebellar degeneration
334.2	Marie’s
334.2	Sanger’s-Brown
334.8	Telangiectasia-ataxia
335	Spinal muscular atrophy and kindred syndromes
335.0	Infantile spinal muscular atrophy, type I (Werdnig-Hoffman)
335.1	Other hereditary spinal muscular atrophies

3/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

22

ICD9	Index by Diagnosis and Condition

335.10	Spinal muscular atrophy:
335.10	Infantile, type II
335.11	Juvenile, type II (Kugelberg-Welander)
340	Multiple sclerosis
341.0	Other demyelinant diseases of the central nervous system
341.1	Diffuse sclerosis
341.1	Periaxial encephalitis
341.1	Schiller’s disease
341.8	Other demyelinant diseases of the central nervous system
341.8	Central demyelination of the corpus callosum
341.8	Pontine central myelinosis
341.8	Acute transverse myelitis in demyelinant disease of the central nervous system
341.8	Subacute necrotizing myelitis
341.9	Non-specific demyelinant diseases of the central nervous system
345	Epilepsy
345.1	Generalizes epilepsy without convulsions
345.1	Generalized epilepsy with convulsions
345.1	· clonic
345.1	· myoclonic
345.1	· tonic
345.1	· tonic-clonic
345.1	Lennox-Gastaut syndrome
345.2	Epileptic petit mal state
345.3	Epileptic grand mal state
345.3	Tonic-clonic epileptic state
345.4	Partial epilepsy, with loss of consciousness
345.4	Epileptic absence state
345.4	Complex partial epileptic mal state
345.5	Partial epilepsy, without loss of consciousness
345.6	Salaam attacks
345.6	Infantile spasms
345.7	Continuous partial epilepsy (Kozhevnikof)
345.8	Other epileptic states
345.9	Non-specified type epileptic mal state
342.0	Flaccid hemiplegia
342.1	Spastic hemiplegia
342.3	Infantile monoplegia
342.9	Non-specified hemiplegia
343	Infantile cerebral paralysis
343.0	Spastic diplegia
343.1	Congenital hemiplegia
343.2	Non-specified, quadriplegia
343.4	Infantile hemiplegia
343.8	Congenital spastic paralysis (cerebral)
343.9	Non-specific infantile cerebral paralysis
344	Other infantile spastic paralysis syndromes, non-congenital
356	Motor and sensory hereditary neuropathy
356.0	Idiopathic hereditary neuropathies
356.0	Dejerine-Sottas disease
356.1	Peroneal muscular atrophy, Charcot-Marie-Tooth disease
356.2	Sensory hereditary neuropathy, types I-IV

4/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

23

ICD9	Index by Diagnosis and Condition

356.8	Roussy Levy syndrome
348	Other conditions of the brain
348.0	Cerebral cyst
348.30	Unspecified encephalopathy
356.3	Resfsum disease
356.3	Neuropathy associated with hereditary ataxia
356.4	Idiopathic progressive neuropathy
356.6	Other hereditary and idiopathic neuropathies
356.9	Hereditary and idiopathic neuropathy, without another specification
357	Inflammatory polyneuropathy
357.0	Guillain-Barre syndrome
357.0	Acute infectious polyneuritis (post)
359	Muscular dystrophy and other neuropathies
359.0	Hereditary congenital muscular dystrophy
359.1	Progressive hereditary muscular dystrophy
359.1	* autosomic recessive, infantile type, similar to Duchenne or Becker
359.1	· benign (Becker)
359.1	· waist-pelvic
359.1	· distal
359.1	· scapuloperoneal
359.1	· benign scapuloperoneal with precocious contractures [Emery-Dreituss]
359.1	· fascioscapulohumeral
359.1	· gravis [Duchenne]
359.1	· ocular
359.1	· oculopharyngea
359.2	Motonic disorders
359.2	Myotonic disorders [Steiner]
359.2	Congenital myotonia:
359.2	· dominant [Thomsen]
359.2	· recessive [Becker]
359.9	Myopathies, without specifying

Musculo-skeletal disorders
723.5	Torticollis, non-specific
732.1	Juvenile osteochondritis of the pelvis and hip
732.1	Plana coxa
732.1	Legg-Calve-Perthes
732.1	Scheuermann disease
732.4	Juvenile osteochondritis of the tibia and peroneus
732.4	Proximal of the tibia (Blount)
732.4	Tuberosity of the tibia (Osgood-Schlatter)
732.4	Vara tibia
736.7	Other acquired deformities of the limbs
736.71	Acquired equinovarus deformity
736.79	Other equine deformities of the foot, acquired
737	Curvature of the spine
737.1	Acquired cifosis
737.2	Acquired lordosis
737.3	Idiopathic scoliosis
754.1	Torticollis of the sternocleidomastoid muscle

5/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

24

ICD9	Index by Diagnosis and Condition

Congenital Anomalies
Congenital Anomalies of the nervous system
740.0	Anencephaly
740.1	Craniorachischisis
740.2	Iniencephaly
741	Spina bifida
741.00	Spina bifida with hydrocephalia, non-specific region
741.01	Spina bifida with hydrocephalia, cervical region
741.02	Spina bifida with hydrocephalia, dorsal (thoracic)
741.03	Spina bifida with hydrocephalia, lumbar region
741.9	Spina bifida, non-specified
741.91	Spina bifida without mentioning hydrocephalia, cervical region
741.92	Spina bifida without hydrocephalia, dorsal region (thoracic)
741.93	Spina bifida without hydrocephalia, lumbar region
742.0	Encephalocele
742.1	Microcephalia
742.2	Congenital malformations of the corpus callosum
742.2	Agenesia of the corpus callosum
742.2	Arrinencephaly
742.2	Holoprosencephaly
742.2	Other hypoplastic anomalies of the encephalus: agenesia, hypoplasia, lisencephaly...
742.3	Congenital hydrocephalia
742.3	Malformations of the cerebral aqueduct (“Silvio”): Anomaly, stenosis, obstruction
742.4	Other congenital malformations of the encephalus
742.4	Megaencephalia
742.4	Congenital cerebral cysts:
742.4	Schizencephaly
742.4	Porencephaly
742.4	Macrogiria
742.51	Diastematomyelia
742.53	Hydromyelia
742.59	Other congenital anomalies of the spinal cord
742.8	Other congenital anomalies of the spinal cord, specific
742.8	Other congenital anomalies of the nervous system
742.8	Arnold-Chiari syndrome
742.9	Congenital anomalies of the brain, spinal cord and nervous system non-specific
743	Congenital malformations of the eye, of the ear, of the face and the neck
743	Anophthalmia, microphthalmia and macrophthalmia
743.03	Cystic ocular globe
743.1	Microphthalmia
743.2	Buphthalmos, congenital glaucoma
743.2	Congenital glaucoma
743.3	Congenital malformations of the crystalline
743.3	Congenital cataract
743.35	Congenital aphaquia
743.36	Other congenital malformations of the crystalline
743.37	Congenital displacement of the crystalline
743.39	Coloboma of the crystalline

6/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

25

ICD9	Index by Diagnosis and Condition

743.4	Congenital malformations of the anterior segment of the eye
743.41	Anomaly of the size and shape of the cornea
743.42	Congenital corneal opacity
743.43	Other congenital malformations of the cornea
743.44	Other congenital malformations of the anterior segment of the eye
743.44	Rieger’s anomaly
743.45	Absence of iris, Aniridia
743.46	Coloboma of the iris
743.46	Other congenital malformations of the iris
743.47	Blue sclerotia
743.48	Congenital malformation of the anterior segment of the eye, non-specified
743.51	Congenital malformations of the posterior segment of the eye
743.51	Congenital malformation of the vitreous humor
743.52	Other congenital malformations of the posterior segment of the eye
743.52	Coloboma of the bottom of the eye
743.53	Congenital malformation of the choroid
743.56	Congenital malformation of the retina
743.57	Congenital malformation of the optic disk
743.57	Coloboma of the optic disk
743.59	Congenital malformation of the posterior segment of the eye, non-specified
743.6	Congenital malformations of the eyelids, of the tear sac and of the orbit
743.61	Congenital ectropion
743.62	Congenital entropion
743.62	Other congenital malformations of the eyelids
743.64	Absence and agenesia of the lacrimal sac
743.65	Congenital stenosis and narrowing of the lacrimal conduit
743.65	Other congenital malformations of the lacrimal sac
743.66	Congenital malformation of the orbit
743.8	Other congenital malformations of the eye, specified
743.9	Congenital malformations of the eye, not specified
744	Congenital malformations of the ear that alter audition
744.01	Congenital absence of the pavilion of the ear
744.02	Congenital absence, atresia or narrowing of the external auditive conduit
744.03	Other congenital malformations of the middle ear
744.04	Congenital malformation of the small bones of the ear
744.04	Fusion of the small bones of the ear
744.05	Congenital malformation of the internal ear
744.09	Congenital absence of the ear SAI
744.09	Congenital absence of the auricular lobule
744.1	Accessory auricle
744.2	Other congenital malformations of the ear
744.21	Other congenital malformations of the ear, specified
744.22	Macrotia
744.23	Microtia
744.24	Absence of the Eustachian tube
744.3	Congenital malformation of the ear, not specified
744.4	Sinus, fistula or cyst of the branchial cleft
744.43	Cervical ear
744.47	Sinus and preauricular cyst, fistula:
744.49	Other malformations of the branchial clefts
744.5	Pterigion of the neck
744.8	Other specified congenital malformations of the face and neck

7/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

26

ICD9	Index by Diagnosis and Condition

744.81	Macrocheilia
744.82	Microcheilia
744.83	Macrostomy
744.84	Microstomy
744.9	Congenital malformation of the face and neck, not specified

745	Congenital malformations of the circulatory system
745	Congenital malformations of the chambers of the heart and its connections
745.0	Common truncus arteriosus
745.0	Persistence of the truncus arteriosus
745.10	Transposition (complete) of the large vessels
745.11	Transposition of the large vessels in right ventricle
745.11	Taussig-Bing syndrome
745.11	Transposition of the large vessels in left ventricle
745.12	Corrected transposition
745.2	Fallot’s tetralogy
745.3	Common ventricle
745.3	Sole ventricle
745.4	Defect of the ventricular septal
745.4	Eisenmenger syndrome
745.5	Defect of the auricular septal
745.5	Oval hole
745.5	Ostium secundum (type II)
745.6	Defect of the aurioventricular septal
745.6	Defect of the endocardial pillow
745.6f	Defect of the auricular septal ostium primum (type I)
745.69	Common auriculoventricular channel
745.7	Biauricular trilocular heart
745.8	Other congenital malformations of the cardiac septals
745.9	Congenital malformation of the cardiac septal, unspecified
746	Congenital malformations of the pulmonary and tricuspid valves
746.00	Anomaly of the pulmonary valve, unspecified
746.01	Atresia of the pulmonary valve
746.02	Congenital stenosis of the pulmonary valve
746.09	Congenital insufficiency of the pulmonary valve
746.1	Stenosis, congenital atresia of the tricuspid valve
746.2	Ebstein’s anomaly
746.3	Congenital stenosis of the aortic valve
746.4	Congenital insufficiency of the aortic valve
746.5	Congenital mitral stenosis
746.6	Congenital mitral insufficiency
746.7	Syndrome of left hypoplasia of the heart
746.7	Syndrome of left hypoplasia of the heart
746.81	Congenital subaortic stenosis
746.82	Triauricular heart
746.83	Stenosis of the pulmonary infundible
746.84	Other congenital malformations of the heart, specified
746.85	Malformation of the coronary vessels
746.86	Congenital heart block
746.87	Other congenital malformations of the heart
746.87	Dextrocardia
746.87	Levocardia

8/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

27

ICD9	Index by Diagnosis and Condition

746.89	Congenital diverticule of the left ventricle
746.9	Congenital malformation of the heart, unspecified
747	Congenital malformations of the large arteries
747.0	Permeable arterius ductus
747.0	Open Botalli conduit (hole)
747.0	Persistence of the arterius ductus
747.1	Coarctation of the aorta
747.2	Other anomalies of the aorta
747.21	Anomaly of the arch of the aorta
747.22	Atresia and stenosis of the aorta
747.22	Absence of the aorta
747.22	Aplasia of the aorta
747.29	Other congenital malformations of the aorta
747.29	Aneurism of the Vaisaiva sinus (with rupture)
747.29	Congenital aunerism
747.3	Anomalies of the pulmonary artery
747.40	Congenital malformations of the large veins
747.41                                    Total anomalous connection of the pulmonary veins
747.42	Partial anomalous connection of the pulmonary veins
747.49	Anomalous connection of the pulmonary veins, without other specification
747.5	Congenital absence and hypoplasia of the umbilical artery
747.5	Sole umbilical artery
747.60	Other congenital malformations of the peripheral vascular system
747.6	Peripheral arteriovenous malformation
747.62	Congenital stenosis of the renal artery
747.62	Other congenital malformations of the renal artery
747.8	Other congenital malformations of the vascular system, specified
747.81	Anomalies of the cerebrovascular system
747.82	Spinal vascular anomaly
747.83	Persistent fetal circulation
747.9	Congenital malformation of the vascular system, unspecified
748	Congenital malformations of the respiratory system
748.0	Atresia of the choanas
748.1	Agenesia or hypoplasia and other malformations of the nose
748.2	Pterygium of the larynx
748.3	Congenital malformations of the larynx, trachea and bronchii
748.3	Congenital bronchomalacia
748.4	Congenital malformations of the lung
748.4	Congenital pulmonary cyst
748.5	Agenesia, hypoplasia and dysplasia of the lung
748.5	Sequestration of the lung
748.6	Other congenital malformations of the lung
748.61	Congenital bronchioectasia
748.8	Other specific anomalies of the respiratory system
749	Cleft lip and palate
749.00	Cleft palate
749.01	Cleft palate, unilateral complete
749.02	Unilateral cleft palate, incomplete
749.03	Bilateral cleft palate, complete
749.04	Bilateral cleft palate, incomplete
749.10	Cleft lip
749.11	Cleft lip, unilateral complete

9/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

28

ICD9	Index by Diagnosis and Condition

749.12	Cleft lip, unilateral incomplete
749.13	Cleft lip, bilateral complete
749.14	Cleft lip, bilateral incomplete
749.20	Cleft palate with cleft lip
749.21	Cleft of the hard palate with cleft lip, unilateral
749.21	Cleft of the hard palate and of the soft palate with lip
749.22	Cleft of the soft palate with cleft lip, unilateral
749.23	Cleft of the hard palate with cleft lip, bilateral
749.23	Cleft of the hard palate and of the soft palate with cleft lip, bilateral
749.24	Cleft of the soft palate with cleft lip, bilateral
749.25	Cleft of the palate with cleft lip, without other specification
750	Other congenital malformations of the digestive system
750.0	Anquiloglosia, short lingual fraenum
750.1	Other congenital malformations of the tongue
750.15	Macroglosia
750.2	Other congenital malformations of the mouth and the pharynx
750.2	Congenital malformations of the salivary glands and ducts
750.26	Other congenital malformations of the mouth
750.27	Pharyngeal diverticula
750.29	Other congenital malformations of the pharynx
750.3	Atresia of the esophagus without mention of fistula
750.3	Atresia of the esophagus with tracheoesophagic fistula
750.3	Congenital tracheoesophagic fistula without mention of atresia
750.3	Congenital narrowness or stenosis of the esophagus
750.4	Congenital malformations of the esophagus
750.4	Pterigion of the esophagus, congenitally dilated esophagus, diverticula, duplication
750.5	Congenital hypertrophic pyloric stenosis
750.6	Congenital hiatal hernia
750.7	Other congenital malformations of the stomach, specified
750.8	Other congenital malformations of the top part of the digestive tube
751.0	Meckel diverticula, persistence of the duct
751.1	Congenital absence, atresia and stenosis of the small intestine
751.1	Congenital absence, atresia and stenosis of the duodenum
751.1	Congenital absence, atresia and stenosis of the jejunum
751.2	Congenital absence, atresia and stenosis of the large intestine, unspecified part
751.2	Congenital absence, atresia and stenosis of the rectum and anus
751.3	Hirschsprung disease, Aganglionosis, congenital megacolon (aganglionar)
751.5	Other congenital malformations of the intestine
751.6	Congenital malformations of the gallbladder, of the biliar ducts and the liver
751.61	Agenesia, aplasia and hypoplasia of the gallbladder
751.61	Atresia of the biliar ducts
751.62	Cystic disease of the liver
751.69	Cyst of the choledocal
751.7	Agenesia, aplasia and hypoplasia of the pancreas
751.7	Anular pancreas
751.7	Congenital cyst of the pancreas
751.9	Other congenital malformations of the digestive system

10/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

29

ICD9	Index by Diagnosis and Condition

752	Congenital malformations of the genital organs
752.0	Anomalies and congenital absence of ovary
752.1	Congenital malformations of the Eustachian tubes and of the broad ligaments
752.2	Congenital malformations of the uterus
752.2	Duplication of the uterus with duplication of the uterine neck and of the vagina
752.3	Agenesia and aplasia of the uterus and Other anomalies of the uterus
752.3	Other congenital malformations of the uterus
752.40	Anomalies of the uterine neck, vagina and external feminine genitalia
752.41	Embryonic cyst of the uterine neck
752.42	Unperforated hymen
752.49	Agenesia and aplasia of the uterine neck
752.49	Other congenital malformations of the feminine genital organs
752.49	Congenital absence of the vagina
752.51	Cryptordchidism
752.6	Hypospadias, epispadias and other anomalies of the penis
752.64	Aplasia and congenital absence of the penis
752.69	Other congenital malformations of the penis
752.7	Indeterminate sex and pseudohermaphroditism
752.7	Indeterminate sex, without other specification, ambiguous genitals
752.8	Other congenital malformations of the masculine genital organs
752.8	Other congenital malformations of the deferent ducts, of epididymis

753	Congenital malformations of the urinary system
753.0	Renal agenesia and other hypoplastic malformations of the kidney
753.0	Renal agenesia, unilateral
753.0	Renal agenesia, bilateral
753.0	Renal agenesia, without other specification
753.0	Renal hypoplasia, unilateral
753.0	Renal hypoplasia, bilateral
753.0	Renal hypoplasia, not specified
753.0	Potter syndrome
753.1	Polycystic kidney, infantile type
753.11	Solitary renal cyst, congenital
753.12	Polycystic kidney, unspecified type
753.15	Renal displasia
753.16	Medular cystic kidney
753.17	SAI spongioid kidney
753.19	Other cystic renal diseases
753.2	Congenital obstructive defects of the pelvis, renal and congenital malformations of the ureter
753.23	Other obstructive defects of the renal pelvis and the ureter
753.23	Congenital ureterocele
753.29	Congenital hydronephrosis
753.29	Atresia and stenosis of the ureter
753.29	Congenital megaloureter
753.29	Agenesia of the ureter
753.29	Duplication of the ureter
753.29	Bad position of the ureter

11/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

30

ICD9	Index by Diagnosis and Condition

753.29	Congenital vesico-ureteral-renal reflux
753.3	Other congenital malformations of the kidney
753.3	Supernumerary kidney
753.3	Lobulated, fused and horseshoe kidney
753.3	Ectopic kidney
753.3	Renal hyperplasia and giant kidney
753.4	Other specific anomalies of the ureter
753.5	Bladder exstrophy
753.6	Congenital posterior urethral valves
753.6	Other atresias and stenosis of the urethra and bladder neck
753.7	Anomalies of the urachus
753.8	Congenital absence of the bladder and of the urethra
753.8	Congenital diverticula of the bladder
753.8	Other congenital malformations of the bladder and the urethra

754	Congenital malformations and deformities of the osteomuscular system
754.0	Congenital osteomuscular deformities of the head, of the face
754.0	Facial asymmetry
754.0	Compressed fancies
754.0	Dolicocephalia
754.0	Plagiocephalia
754.0	Other congenital deformities of the cranium, of the face and of the jaw
754.0	Congenital flattening of the nose
754.0	Hemifacial atrophy or hypertrophy
754.0	Depressions in the cranium
754.0	Congenital deviation of the nasal septum
754.10	Congenial torticollis
754.2	Congenital deformity of the vertebral column
754.2	Congenital scoliosis:
754.3	Congenital deformities of the hip
754.30	Congenital luxation of the hip, unilateral
754.3	Congenital acetabular displasia
754.31	Congenital luxation of the hip, bilateral
754.32	Congenital subluxation of the hip, unilateral
754.33	Congenital subluxation of the hip, bilateral
754.35	Unstable hip
754.4	Congenital deformity of the knee
754.4	Congenital recurvatum genu
754.41	Congenital luxation of the knee
754.42	Congenital curvature of the femur
754.43	Congenital curvature of the tibia and the perone
754.44	Congenital curvature of the long bones de the lower limb, without other specification
754.5	Congenital deformity of the feet
754.51	Talipes equinovarus
754.53	Metatarsus varus
754.59	Other congenital varus deformities of the feet
754.61	Congenital piano foot
754.62	Calcaneovalgus talipes
754.69	Valgus metatarsus
754.71	Cavus foot
754.79	Calcaneovarus talipes

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31

ICD9	Index by Diagnosis and Condition

754.79	Congenital varus hallux
754.79	Other congenital deformities of the feet
754.81	Pectus excavatum
754.81	Pectus curvatum
754.82	Pectus carinatum (shaped like the keel of a boat)
754.82	Pectus carinatum (pigeon chest)
754.89	Other congenital deformities of the extremities
754.89	Congenital arthrogriposis multiple
754.89	Congenital deformed finger
754.89	Hand on shovel (congenital)
755.0	Polydactyly
755.02	Supernumerary toe(s) of the foot
755.1	Sindactyly
755.13	Interdigital membrane of the foot
755.14	Fusion of the toes of the foot
755.2	Defects due to reduction of the superior extremity
755.21	Complete congenital absence of the limb(s)
755.23	Congenital absence of the forearm and the hand
755.26	Defect due to longitudinal reduction of the radius
755. 27	Defect due to longitudinal reduction of the cubit
755.29	Congenital absence of the hand and the finger(s)
755.3	Defects due to reduction of the lower limb(s)
755.3	Other defects due to reduction of the lower limb(s)
755.31	Congenital complete absence of the lower limb(s)
755.34	Defect due to longitudinal reduction of the femur
755.35	Defect due to longitudinal reduction of the tibia
755.37	Defect due to longitudinal reduction of the peroné
755.4	Other defects due to reduction of the superior limb(s)
755.4	Complete absence of the non-specified limb(s)
755.4	Phocomelia, non-specified limb(s)
755.5	Other congenital malformations of the superior limb(s), including the shoulder girdle
755.54	Deformity of:
755.56	Supernumerary bones of the carpus
755.57	Macrodactyly (fingers of the hand)
755.58	Lobster claw hand
755.59	Cleidocranial dysostosis
755.59	Triphalangic thumb
755.6	Other congenital malformations of the inferior limb(s), including the pelvis girdle
755.64	Congenital malformation of the knee
756.0	Congenital malformations of the bones of the cranium and of the face
756.0	Craniosynostosis
756.0	Acrocephalia
756.0	Imperfect fusion of the cranium
756.0	Oxycephaly
756.0	Trigonocephaly
756.0	Craniofacial dysostosis
756.0	Crouzon disease
756.0	Hypertelorism
756.0	Macrocephaly
756.0	Maxillofacial dysostosis

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32

ICD9	Index by Diagnosis and Condition

756.0	Oculomaxillar dysostosis
756.0	Absence of bone(s) of the cranium, congenital
756.0	Congenital deformity of the forehead
756.0	Platybasia
756.1	Congenital malformations of the vertebral column and the bony thorax
756.10	Anomalies of the vertebral column, without specifying
756.11	Spondylolysis, L-S
756.12	Congenital spondylolystesis
756.14	Hemivertebra, congenital lordosis
756.15	Cervical fusion syndrome
756.16	Klippel-Feil syndrome
756.17	Spina bifida occulta
756.2	Cervical rib
756.3	Congenital malformation of the sternum
756.4	Osteochondrodysplasia with growth defect
756.4	Acondrogenesis
756.4	Tanatophoric dwarfism
756.4	Achondroplasia
756.51	Osteopetrosis
756.52	Other specified ostechondrodiyplasias; Osteopoichylosis
756.54	Fibrous polyostotic dysplasia
756.55	Chondroectodermic dysplasia, Ellis-van Creveld syndrome
756.56	Progressive diafisaria displasia
756.56	Metafissary dysplasia
756.59	Other osteochondrodysplasias
756.59	Albright syndrome (-McCune)(-Sternberg)
756.6	Congenital malformations of the diaphragm
756.6	Absence
756.6	Eventration
756.71	Fructose malabsorption
756.79	Exomphalos
756.79	Omphalocele
756.79	Gastroschisis
756.79	Other congenital malformations of the abdominal wall
756.83	Ehlers-Danlos syndrome
757	Congenital malformations of the skin, hair and nails
757.0	Hereditary Lymphedema
757.1	Congenital ichthyosis
757.1	Vulgar ichthyosis
757.1	Ichthyosis linked to chromosome X
757.1	Lamellar ichthyosis
757.1	Colloidon baby
757.1	Congenital vesicular ichthyoiform eritrodermia
757.1	Harlequin fetus
757.2	Other congenital malformations of the skin, specified
757.31	Ectodermic dysplasia (anhydrotic)
757.32	Vascular hamartomas, non-neoplasic nevus, congenital
757.33	Other congenital malformations of the skin
757.33	Pigmentous congenital anomalies, pigmentous xeroderma
757.33	Mastocytosis, pigmentous urticary
757.39	Epidermolysis bullosa
757.39	Supernumerary cutaneous appendices

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33

ICD9	Index by Diagnosis and Condition

757.4	Congenital alopecia, other congenital malformations of the hair
757.5	Anonychia, other congenital malformations of the nails
757.6	Congenital malformations of the mamma

759	Other non-specific congenital anomalies
759.0	Congenital malformations of the spleen
759.0	Asplenia (congenital)
759.0	Congenital splenomegaly
759.1	Congenital malformations of the adrenal glands
759.2	Congenital malformations of the other endocrine glands
759.2	Persistent thyroglosal duct
759.2	Congenital malformation of thyroid or parathyroid gland
759.2	Thyroglosal cyst
759.3	Situs inversus
759.3	Dextrocardia with situs inversus
759.3	Auricular disposition in mirror image with situs inversus
759.3	Situs inversus or transversus
759.3	Transposition of bowels
759.4	Siamese twins
759.5	Tuberous sclerosis
759.6	Other congenital hamartosis, without classifying
759.6	Peutz-Jeghers
759.6	Sturge-Weber
759.7	Multiple congenital anomalies, as described
759.81	Prader Willi syndrome
759.82	Marfan’s syndrome
759.83	Fragile X syndrome
759.89	Other syndromes of congenital malformations
758.89	Russell-Silver syndrome
759.89	Alport syndrome
759.89	Lawrence-Moon-(Bardet)- Biedl syndrome
759.89	Zeilweger syndrome
759.89	Carpenter’s syndrome
759.89	Angleman’s syndrome
759.89	Jarcho-Levin syndrome
758	Chromosomic anomalies; unclassified in another part
758.0	Down syndrome
758.0	Trisomy 21, due to lack of meioitic disjunction
758.0	Trisomy 21, mosaic (due to lack of mitotic disjunction)
758.0	Trisomy 21, due to translocation
758.0	Down syndrome, unspecified
758.1	Edwards syndrome
758.1	Trisomy 18, due to lack of meioitic disjunction
758.1	Trisomy 18, mosaic (due to lack of mitotic disjunction)
758.1	Trisomy 18, due to translocation
758.2	Patau syndrome
758.2	Trisomy 13, due to lack of meioitic disjunction
758.2	Trisomy 13, mosaic (due to lack of mitotic disjunction)
758.2	Trisomy 13, due to translocation
758.3	Other suppressions on the part of an autosomic chromosome
758.3	Suppression of the short arm of chromosome 4
758.3	Wolff-Hirschorn syndrome

15/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

34

ICD9	Index by Diagnosis and Condition

758.31	Suppression of the short arm of chromosome 5
758.31	Criduchat syndrome
758.32	Velo-cardio-facial syndrome
758.5	Other conditions due to anomalies in autosomic chromosomes
758.5	Suppression of the autosomes, unspecified
758.6	Turner syndrome
758.7	Klinefelter’s syndrome
758.6	Caryotype 45, X
758.81	Other conditions resulting from anomalies in sexual chromosomes
758.89	Other conditions resulting from anomalies in non-specific chromosomes
760	Conditions in the perinatal period
760.71	Fetal syndrome due to consumption of alcohol
765.00	Prematurity
767.6	Injury of the brachial plexus
768.9	Perinatal hypoxia, asphyxia or anoxia
772.1	Intraventricular hemorrhage (Grade III-IV)
774.7	Kernicterus
779.7	Cystic periventricular leukomalacia
779.7	Cystic periventricular leukomalacia

Disorders of the Sensory organs
360	Disorders of the eye and attachments
362.2	Retinopathy of the Premature
369	Blindness and loss of vision
369.2	Moderate to severe blindness, both eyes
369.4	Legal blindness
369.6	Blindness in one eye (the other one is normal)
378.0	Strabism (alternating, congenital, non-paralytic)
378.00	Esotropia, non-specific
378.10	Exotropia
378.6	Mechanic
378.60	Paralytic
378.71	NCOP specified (Duane’s syndrome)
389	Loss of hearing
389.00	Bilateral conductive loss of hearing
389.10	Neurosensorial loss of hearing, non-specific
389.2	Conductive and neurosensorial loss of hearing, mixed
478.4	Polyps in the vocal chords
784.4	Alterations in the voice
784.41	Aphonia
748.49	Dysphonia

Burns and traumas
709.2	Scars and fibrosis of the skin
709.2	Disfiguring scar
709.2	Disabling scar
906.9	Delayed defects of burns
949.0	Burns and corrosions
952.9	Damage to the spinal cord

16/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

35

ICD9	Index by Diagnosis and Condition

Lack of normal physiological development
783.4	Delays in physiological development, not specific
783.41	Failure to thrive, failure in gaining weight
783.42	Delay in general development (non-specific area)
783.43	Short height, failure in growth

Bronchial asthma
493.00	Asthma
493.0	Extrinsec predominantly allergic asthma
493.1	Non-allergic asthma
493.9	Asthma, non-specified

Mental and Conduct disorders
295.00	Schizophrenia
296.0	Depression
298.9	Psychosis
299.0	Autism
300.9	Neurosis
300.9	Self-damaging conduct (suicidal conduct)
312.00	Conduct disorders (conduct disorders in children and adolescents)
313.81	Oppositional defiant disorder
314.00	Activity and attention disorder (ADD)
314.01	Attention deficit with hyperactivity

315	Developmental delays and disorders
315.3	Disorder in language development
315.4	Delay in motor development and coordination
315.5	Delay in development, mixed
315.9	Delay in development, not specific

Mental Retardation
317.00	Slight, intellectual coefficient of 50 to 70
318.0	Moderate, intellectual coefficient of 35 to 49
318.1	Severe, intellectual coefficient of 20 to 34
318.2	Deep, intellectual coefficient under 20
319.0	Mental retardation, not specified
319.0	William syndrome

Endocrine and nutritional disorders
243.0	Congenital hypothyroidism
246.8	Other specific disorders of the thyroid gland
250.01	Insulin Dependent Diabetes Mellitus, Type I, Juvenile
250.02	Juvenile non-insulin dependent Diabetes Mellitus
252.0	Hyperparathyroidism
252.8	Other specific disorders of the parathyroid gland
253.0	Acromegalia and giantism
253.3	Dwarfism due to deficiency of the growth hormone
255.2	Adrenal congenital hyperplasia
255.8	Other specific disorders of the adrenal glands
259.1	Precocious sexual development, precocious puberty
259.4	Dwarfism, NOS

17/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

36

ICD9	Index by Diagnosis and Condition

278.01	Morbose obesity

Immunological and hematological disorders
42	Disease of the Human Immunodeficiency Virus (HIV)
279.0	Deficiency of humoral immunity
279.1	Deficiency of cellular immunity
279.3	Deficiency of non-specific immunity
279.4	Autoimmune disorder, not classified
282.4	Major Thalassemia
282.6	Sickle cell anemia
283.9	Hemolitic anemia
284.9	Aplastic anemia
286.0	Hemophilia
279.2	Combined immunity deficiency

710	Diseases of the connective tissue and collagen
710	Systemic eritematous lupus
710.1	Sclerosis, scleroderma
710.2	Sicca Syndrome
710.3	Dermatomyositis
710.4	Poliomyositis
714	Juvenile rheumatoid arthritis

Cancer and Tumors
140-239	Neoplasms
Malignant tumors
Invasive tumors
208.9	Leukemia

18/18	12/23/2008	NNES II_ICD9_rev Dec 23 2008

ATTACHMENT #14

Commonwealth of Puerto Rico Puerto Rico
Medicaid Program/Puerto Rico Department of Health Puerto Rico Health
 Insurance Administration

Guidelines for the
 Development of Program
Integrity Plan

2011 -2013

(This document is to be used by all contracted companies participating in the Commonwealth of Puerto Rico "Mi Salud". The purpose of sharing information with contracted companies is to provide them guidelines with minimum requirements to formulate their own Plan Integrity Program for the Health Care Delivery System sponsored by the Commonwealth of Puerto Rico)

The Insurer shall comply with the following Medicaid Integrity requirements:

A.
60 days after the dated of the agreement the Company must submit to ASES Compliance Office copy of the policies and procedures for identifying and tracking potential provider fraud cases, for conducting preliminary and full investigation and for referring cases of suspected fraud to an appropriate law enforcement agency. The Compliance Plan should be developed in accordance with 42 CFR 438.608.

B.
Each company must submit to the Administration's Compliance Office on a quarterly basis a report with the following information: preliminary and full investigations, audits performed, administrative actions against providers, overpayments identified and providers referred to the Department of Justice (if not submit a certification signed by the Compliance Director and the President or CEO).

C.
Each company must submit to the Compliance Office on a quarterly basis a report with the following information: fraud investigations pending, fraud investigations in process, fraud investigations finished and referrals to the Department of Justice or U.S. Attorney's Field Office (if there were no investigations, submit a certifications signed by the Compliance Director and the President or CEO).

D.	Each Company has five (5) days to notify ASES about the referrals made to the US Attorney's Field Office and HHS-OIG.

E.
Each company must submit to the Compliance Office a certification signed by the Compliance Director and the President or CEO indicating that all full investigations were made in accordance with 42 CFR 455.15.

F.
Each Company has five (5) days to notify ASES about any adverse or negative action that the MCO has taken on provider application (upon initial application or application renewal) or actions which limit the ability of providers to participate in the program.

G.	Each Company must review the credentialing forms of all providers and any fiscal agents they may use to ensure that they are in accordance with federal regulation 42 CFR 455.104.

H.	Each Company must require providers to fill out a complete ownership and control disclosures form. The Company is responsible to ensure compliance with regulation.

2

I.	Each Company must review providers agreement to incorporate appropriate business transaction language to ensure accordance with federal regulation 42 CFR 455.105.

J.	Each Company must request providers to fulfill a business transactions form and verify compliance with regulation.

K.
Each Company must establish a method to capture criminal conviction information on owners, persons with control interest, agents, and managing employees of providers to ensure that is in accordance with federal regulation 42 CFR 455.106.

L.	Each Company must review the enrollment packages for all provider types to request criminal conviction information as stated before.

M.
Each Company should develop and implement procedures to report to HHS-OIG and ASES within 20 working days any criminal conviction disclosures made during the MCO credentialing process. Copy of the policies should be submitted to ASES Compliance Office.

N.	Each Company must submit to the Compliance Office a certification signed by the Compliance Director and the President or CEO stating compliance with 42 CFR 455.106.

O.	Each Company must comply with requirement in 42 CFR 455.20 and must document in a quarterly report compliance with regulation.

P.	Each Company must comply with requirement in 42 CFR 455.101.

Q.	Each Company must review the enrollment form and credentialing packages for all provider types to capture the identity of agents and managing employees.

3

Integrity Program Basis and Scope

Definitions

Other applicable regulations

Guidelines for Sub-Parts A, B
Sub-Part A: Fraud Detection and Investigation Program
PI A001: State plan requirement. § 455.12
PI A002: Methods for identification, investigation, and referral. § 455.13
PI A003: Preliminary investigation. § 455.14
PI A004: Full investigation. § 455.15
PI A005: Resolution of full investigation. § 455.16
PI A006: Reporting requirements. § 455.17
PI A007: Provider's statements on claims forms. § 455.18
PI A008: Provider's statement on check. § 455.19
PI A009: Recipient verification procedure. § 455.20
PI AO 10: Cooperation with State Medicaid fraud control units. § 455.21
PI A011: Withholding of payments in cases of fraud or willful misrepresentation
(§ 455.23)

Sub-Part B: Disclosure of Information by Providers and Fiscal Agents
PI B001: Purpose § 455.100 PI B002; Definitions.§ 455.101
PI B003: Determination of ownership or control percentages.§ 455.102 PI B004: State Plan requirements § 455.103
PI B005: Disclosure by providers and agents: Information on ownership and control. § 455.104
PI B006: Disclosure by providers: Information related to business transactions. § 455.105 PI B007: Disclosure by providers: Information on persons convicted of crimes. § 455.106

4

Introduction

Under the authority of Sec. 1102 of the Social Security Act (42 U.S.C. 1302); as detailed in the 43 FR 45262, Sept. 29, 1978, the Medicaid Program must have a program to detect and investigate fraud, waste and abuse.

The Commonwealth of Puerto Rico Department of Health and its Office for the Medically Indigent, acting as the single state agency are responsible for the management of the Medicaid and SCHIP grant funds. These funds are transferred to the Puerto Rico Health Insurance Administration (ASES), to be combined with state funds to provide health benefit coverage to the medically indigent population under a managed care fully capitated health plan. Acting as a sub-grantee to the Office for the Medically Indigent Medicaid program, ASES establishes contracts with insurance companies and other organizations to facilitate the beneficiaries' access to the benefit coverage through out their provider's networks.

Integrity Program Basis and Scope

This document sets forth guidelines with minimum criteria for the compliance with Program Integrity Policies and Procedures that each organization (grantee, sub-grantee, insurance companies) must have for the administration of the Commonwealth of Puerto Rico's Medicaid and State Health Plans. This document includes guidelines for the elaboration of the 3 main sections in the organizations Program Integrity Plan (PIP):

1.      Fraud Detection and Investigation
2.      Providers and Fiscal Agents Disclosure of Information on Ownership and Control
3.      Integrity Program

Regulation Citation

Sections 1902(a)(4) [42 USC 1396(a)(4)l, (61)2, (64)3); 1903(i)(2) [42 USC _ 1396(b)(i)(2)]4 1936[42 USC 1396u-6]5) and regulations at 42 CFR Parts 438,455,1001 and 1002

Overall Requirement

All providers/contractors are required to comply with the CMS Medicaid Integrity Group State Medicaid Director Letters #08-003 and #09-001, which explain what all states and contractors should do in terms of checking for excluded parties. The letters provide guidance on where to check for excluded individuals as well as the consequences of contracting with individuals and entities that have been excluded from participating in federally funded programs.

5

Companies are also required to notify to the Department of Health and Human Services- Office of Inspector General (HHS-OIG) of any action it takes to limit the ability of an individual or entity to participate in its program as stated in 42 CFR 1002.3.

Each contracted company must report actions it takes when it denies a provider enrollment based on program integrity concerns. Companies should report on each provider whom it has disenrolled, suspended, terminated or otherwise restricted from participation in the Medicaid program based on program integrity concerns. Companies are required to report affected providers directly to HHS-OIG while copying ASES.

6

Definitions

Abuse means provider practices that are inconsistent with sound fiscal, business, or medical practices, and result in an unnecessary cost to the Medicaid program, or in reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care. It also includes recipient practices that result in unnecessary cost to the Medicaid program.

Agent means any person who has been delegated the authority to obligate or act on behalf of a provider

Conviction or Convicted means that a judgment of conviction has been entered by a Federal, State, or local court, regardless of whether an appeal from that judgment is pending.

Disclosing Entity means a Medicaid provider (other than an individual practitioner or group of practitioners) or a fiscal agent

Exclusion means that items or services furnished by a specific provider who has defrauded or abused the Medicaid program will not be reimbursed under Medicaid.

Fiscal agent means a contractor that processes or pays vendor claims on behalf of the Medicaid agency.

Fraud means an intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit for him/her or some other person. It includes any act that constitutes fraud under applicable Federal or State law.

Furnished refers to items and services provided directly by, or under the direct supervision of, or ordered by, a practitioner or other individual (either as an employee ^ or in his or her own capacity), a provider, or other supplier of services. (For purposes of denial of reimbursement within this part, it does not refer to services ordered by one party   but billed for and provided by or under the supervision of another.)

Group of practitioners means two or more health care practitioners who practice their profession at a common location (whether or not they share common facilities, common supporting staff, or common equipment).

Health insuring organization (HIO) has the meaning specified in §438.2.

Indirect ownership interest means an ownership interest in an entity that has an ownership interest in the disclosing entity. This term includes an ownership interest in any entity that has an indirect ownership interest in the disclosing entity.

7

Managing employee means a general manager, business manager, administrator, director, or other individual who exercises operational or managerial control over, or who directly or indirectly conducts the day-to-day operation of an institution, organization, or agency.

Other disclosing entity means any other Medicaid disclosing entity and any entity that does not participate in Medicaid, but is required to disclose certain ownership and control information because of participation in any of the programs established under title V, XVIII, or XX of the Act. This includes:

(a)     Any hospital, skilled nursing facility, home health agency, independent clinical laboratory, renal disease facility, rural health clinic, or health maintenance organization that participates in Medicare (title XVIII);

(b)    Any Medicare intermediary or carrier; and

(c)    Any entity (other than an individual practitioner or group of practitioners) that furnishes, or arranges for the furnishing of, health-related services for which it claims payment under any plan or program established under title V or title XX of the Act.

Person with an ownership or control interest means a person or corporation that—

(a)     Has an ownership interest totaling 5 percent or more in a disclosing entity;

(b)     Has an indirect ownership interest equal to 5 percent or more in a disclosing entity;

(c)      Has a combination of direct and indirect ownership interests equal to 5 percent or more in a disclosing entity;

(d)     Owns an interest of 5 percent or more in any mortgage, deed of trust, note, or other obligation secured by the disclosing entity if that interest equals at least 5 percent of the value of the property or assets of the disclosing entity;

(e)     Is an officer or director of a disclosing entity that is organized as a corporation; or

(f)      Is a partner in a disclosing entity that is organized as a partnership.

Practitioner means a physician or other individual licensed under State law to practice his or her profession.

Program Integrity Plan (PIP) means the program, process or policy that each contracted company has to comply with integrity requirements. The plan should be developed in accordance with federal regulation.

8

Significant business transaction means any business transaction or series of transactions that, during any one fiscal year, exceed the lesser of $25,000 and 5 percent of a provider's total operating expenses.

Subcontractor means-

a) An individual, agency, or organization to which a disclosing entity has contracted or delegated some of its management functions or responsibilities of providing medical care to its patients; or

(b) An individual, agency, or organization with which a fiscal agent has entered into a contract, agreement, purchase order, or lease (or leases of real property) to obtain space, supplies, equipment, or services provided under the Medicaid agreeement.

Supplier means an individual, agency, or organization from which a provider purchases goods and services used in carrying out its responsibilities under Medicaid (e.g., a commercial laundry, a manufacturer of hospital beds, or a pharmaceutical firm).

Stakeholder means the single state agency, the sub-grantee and all organizations contracted to provide health care management and services to Medicaid beneficiaries

Suspension means that items or services furnished by a specified provider who has been convicted of a program-related offense in a Federal, State, or local court will not be reimbursed under Medicaid.

Termination means—

(1)      For a—

(i) Medicaid or CHIP provider, a State Medicaid program or CHIP has taken an action to revoke the provider's billing privileges, and the provider has exhausted all applicable appeal rights or the timeline for appeal has expired; and

(ii) Medicare provider, supplier or eligible professional, the Medicare program has revoked the provider or supplier's billing privileges, and the provider has exhausted all applicable appeal rights or the timeline for appeal has expired.

(2) (i) In all three programs, there is no expectation on the part of the provider or supplier or the State or Medicare program that the revocation is temporary.

(ii) The provider, supplier, or eligible professional will be required to reenroll with the applicable program if they wish billing privileges to be reinstated.

(3) The requirement for termination applies in cases where providers, suppliers, or eligible professionals were terminated or had their billing privileges revoked for cause which may include, but is not limited to—

9

(i) Fraud;

(ii) Integrity; or

(iii) Quality.

Wholly owned supplier means a supplier whose total ownership interest is held by a provider or by a person, persons, or other entity with an ownership or control interest in a provider

10

Section A

Fraud Detection and Investigation sub part represents each one of the elements that must be included as part of the integrity program activities, although they are not necessarily the only elements that come into play.

All contracted plans must have an integrity program with their own structure, policies and procedures. Among other areas, they should have written policies and procedures on methods for the identification, investigation and referral of suspected cases; procedure to perform preliminary investigations as well as full investigations; procedures to address resolution of full investigations; procedures to comply with reporting requirements; provider's statements on claims form (if applicable); provider's statement on checks; cooperation with the Commonwealth of Puerto Rico Office for the Medically Indigent fraud control unit and procedure to withhold payments in case of fraud or willful misrepresentation. Contracted companies are required to submit to ASES Compliance Office copy of their integrity programs for evaluation. The plan should be developed in accordance with 42 CFR 438.608.

Each one of the Guidelines under section A includes the name or title of the guideline, scope, purpose, process and general information to identify the creation date, creator, and revisions or updates. This document will be attached to the contract each organization holds with the Puerto Rico Insurance Administration; while each one of the   contracted organization should have at least a minimum set of policies and procedures to address the guidelines included.

The Program Integrity Plan (PIP) of each organization is to be monitored by the sub- grantee on periodic basis. An annual report will be issued reporting data and findings.

11

Commonwealth of Puerto Rico
Program Integrity Plan 2011 - 2013

Title SA1.1	State Plan Requirements
Scope	Applies to Single State Agency and Sub-Grantee
Purpose
This guideline describes the commitment of the single state agency and the sub-grantee in adhering to the statue rules and regulations and the implementation of a Program Integrity Plan for the Medicaid Program

General	The grantee and the sub-grantee will abide bye the following guidelines on how to manage the integrity program activities in the whole service delivery system.
Guidelines	The PIP must include an explicit definition of methods to perform identification of cases suspected of fraud, waste and abuse
	1.	The single state agency and sub-grantee acknowledge the need to adhere to a Medicaid Integrity Program as defined in the state plan.
	2.	The grantee and sub-grantee agree to establish a structure to manage Program Integrity Plan (PIP) activities.
3.
The organization structure to perform above mentioned activities is furnished with a Program Integrity Plan (PIP) of members representing the single state agency, the sub-grantee and each contracted organization.

	4.	The PIP leads the efforts toward achieving compliance with state plan requirements regulation by establishing the minimum criteria of required PI program policies and procedures.
	5.	The PIP monitors contracted companies plan compliance on regular basis.
	6.	The PIP chairman develops the meeting calendar each year, develops the committee agenda, and keeps minutes of all meetings and call for meetings.
7.
Sub-grantee facilitates the development and update of the Program Integrity Plan guidelines, reports and notification to guarantees its distribution and final acceptance among contracted companies and regulatory agencies.

	8.	Sub-grantee review performance of each organization, level of adherence to policies and recommend corrective action plan development for areas that must be improved.
9.
Sub-grantee develops an annual report that is to be submitted to the Medicaid Program Integrity Group and to the CMS region 2. The report will include the areas and companies reviewed during the period and the findings of each company, if any.

	10.	The PIP provides guidance and guarantees that each contracted companies develop and implement policies and procedures in their organizations.
	11.	The PIP guidelines are integrated into each contracted organization Program Integrity Plan Policies and Procedures; and are assumed as a standard operating procedure to prevent fraud, waste and abuse

12

Commonwealth of Puerto Rico
Program Integrity Plan 2011 - 2013

Title SA02.1	Methods for identification, investigation, and referral
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	This guide describes what the organization must include in their PIP to guarantee the use of methods for the identification, investigation, and referral of suspected fraud and abuse cases.
General	The organization must establish methods for the identification, investigation and referral of suspected cases, that guarantees the use of a consistent and objective approach to address fraud, waste and abuse when performing PIP activities.
Guidelines	The PIP must include an explicit definition of methods to perform identification of cases suspected of fraud, waste and abuse
	a.	what is fraud, waste and abuse
	b.	how is detected fraud, waste and abuse
	c.	who performs the identification
	d.	when preliminary, full investigation and resolutions are done

The PIP must have a detailed process to perform investigations on each suspected case guaranteeing objective methods to identify potential cases and perform investigations
	a.	open and documents the case
	b.	initiate data gathering process
	c.	follow a protocol to verify information
	d.	issue a report of findings
	e.	refer case to next level
	f.	close the case

The PIP must include a variety of methods for the identification, investigation and referral of suspected cases, accepted in the industry and without infringing provider or beneficiary rights. Methods might include
	a.	electronic data exchanges
	b.	data mining
	c.	claims registries / reconciliation
	d.	targeted procedures
	e.	profiling

The PIP must include a systematic approach of data analysis by:
	a.	flagging the case
	b.	identifying cause for flagging (i.e. over-under payment)
	c.	establishing actions and sanctions

The PIP must have procedures in placed for referring suspect fraud cases to law enforcement officials, at a minimum:

13

Commonwealth of Puerto Rico
Program Integrity Plan 2011 - 2013

Guidelines	a.	an organizational structure to address the reports.
b.
a due process that includes but is not limited to: case identification, complete record with supporting materials, notification letter to suspect, notification letter to single state agency, documentation of entrance and exit interviews, and if necessary copy of referral letters and case resolution letter to and from legal authorities.

c.
a flowchart to work in cooperation with the grantee and sub-grantee as well as with the state legal authorities such as: Organization's Legal Affairs Department, ASES, Single State Agency - Department of Health Legal Department, State Department of Justice, and the Office of Inspector General.

	d.	a follow up process to work with legal authorities each case of fraud, waste and abuse suspicion until final disposition and notification to the single state agency.

14

Commonwealth of Puerto Rico
Program Integrity Plan 2011 - 2013

Title SA03	Preliminary Investigations
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	To provide guidance on how to perform a preliminary investigation when the agency receives a complaint of fraud or abuse from any source or identifies any questionable practices.
General	The organization must conduct a preliminary investigation to determine whether there is sufficient basis to warrant a full investigation.
Guidelines	The PIP defines a standard operating procedure to complete a preliminary investigation of all suspect cases of fraud, waste and abuse.

The PIP identifies the requirements to complete the preliminary investigation when evaluating providers and beneficiaries. It should include at least:
	a.	Source of information
	b.	Identification method (how the case is detected)
	c.	Cause for investigation
	d.	Case documentation
	e.	Analysis of Data and documents
	f.	Report of Findings
	g.	Action Taken (Recommended Action)

The PIP includes a mechanism to keep tracking of all preliminary investigations and results.

The PIP establishes a mechanism to report preliminary investigations activity to the sub-grantee (ASES) which will be in charge of reporting activity to the single state agency (Office for the Medically Indigent).

15

Commonwealth of Puerto Rico
Program Integrity Plan 2011 - 2013

Title SA04	Full Investigations
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	To provide guidance and minimum set of elements in the PIP to perform full investigations on incidents of fraud and abuse.
General
If the findings of a preliminary investigation give the agency reason to believe that an incident of fraud or abuse has occur in the Medicaid program, the organization must take the appropriate actions.

Guidelines
The PIP must define the process to conduct a full investigation and specify when a case requires the full investigation. Full investigations must be done in accordance with federal regulation and based in the company written policy. The company must submit copy of the written policies to ASES for review and approval.

The PIP must define the process to refer the cases to the companies fraud liaison (i.e. companies compliance office), the appropriate law enforcement agency / sub-grantee when there is a reason:
	a.	to suspect a provider has engaged in fraud or abuse of the program.
	b.	to suspect a recipient is defrauding the program.
	c.	to suspect a recipient has abused the Medicaid program.

The PIP must have a mechanism to keep tracking of all full investigations performed in progress and closed.

The PIP must have a mechanism to report the sub-grantee (ASES) informed full investigations in progress, conducted and results.

16

Commonwealth of Puerto Rico
Program Integrity Plan 2011 - 2013

Title SA05	Resolution of full investigation
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	To provide guidance on minimum actions that must be taken in order to complete the process of a full investigation.
General	The full investigations must continue until the cases are referred, solved or closed.
Guidelines	The PIP must include the process to guarantee that a full investigation must continue until:
	a.	appropriate legal action is initiated.
	b.	the case is closed or dropped because of insufficient evidence to support the allegations of fraud or abuse.
	c.	the matter is resolved between the organization and the provider or recipient
		✓	the resolution may include but is not limited to:
			1)	Sending a warning letter to the provider or recipient, giving notice that continuation of the activity in question will result in further action;
			2)	Suspending or terminating the provider from participation in the Medicaid program;
			3)	Seeking recovery of payments made to the provider; or
			4)	Imposing other sanctions provided under the organization PIP plan.

The PIP must have a mechanism to report the sub-grantee (ASES) informed full investigations in progress, conducted and results.

17

Commonwealth of Puerto Rico
Program Integrity Plan 2011 - 2013

Title SA06	Reporting Requirements
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	To provide guidance on how to adhere to a minimum set of elements that must be included in the process to report fraud and abuse information to the appropriate organizations officials.
General	The organization must submit a progress report the fraud and abuse information and statistics to the appropriate department / grantee / sub- grantee on quarterly basis.
Guidelines	The PIP must describe the mechanism to report fraud and abuse data to the appropriate fraud liaison, organization structure, sub-grantee (ASES) and grantee (Office for the Medically Indigent).

The PIP progress report must include at least the following information:
	a.	# of complaints on fraud and abuse received.
	b.	.# of complaints that warrant preliminary investigation.
	c.	Detailed information for each case of suspected provider fraud and abuse that warrants a full investigation:
		✓	Provider's name and id number
		✓	Source of the complaint
		✓	Type of the provider
		✓	Nature of the complaint
		✓	Estimate amount of money involved
		✓	Legal and administrative disposition of the case and actions taken by the law enforcement officials to whom the case has been referred.

Suspected fraud cases must be reported immediately in a written format to ASES Compliance Office.

The PIP reports must be submitted in electronic format to facilitate its inclusion in the Commonwealth of Puerto Rico Medicaid Program PI Annual Report.

18

Commonwealth of Puerto Rico
Program Integrity Plan 2011 - 2013

Title SA07	Provider's statements on claims forms
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	To provide guidance on how to comply with regulation on provider's statements on claims forms.
General	The organization may print that all provider claims forms be imprinted in boldface type with the following statement, or with alternate wording that is approved by the Regional CMS Administration.
Guidelines	The PIP must include that providers are required to attest in the claim forms that they agree with the following statement:

✓ "This is to certify that the foregoing information is true accurate and complete".
✓ "I understand that payment of this claim will be from federal and state funds and that any falsification or concealment of a material fact maybe prosecutes under federal and state laws".

For electronic claims, providers must attest that they agree with the following statements:

✓ "This is to certify the truthfulness of the foregoing information and certify that is true, accurate, complete and that the service was provided".

The statements may be printed above the claimant's signature or, if they are printed on the revenue of the form, a reference to the statements must appear immediately preceding the claimant's signature.

19

Commonwealth of Puerto Rico
Program Integrity Plan 2011 - 2013

Title SA08	Provider's statements on check
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	To provide guidance on how to comply with regulation on provider's statements on check.
General	The organization may print the following wording above the claimant's endorsement on the reverse of checks or warrants payable to each provider.
Guidelines
The PIP must include that providers are required to attest (in addition to the statements required in providers claims form) that they agree with the following statement either by having it written on checks or temporarily in a legal document as an affidavit:

✓
"1 understand in endorsing or depositing this check that payment will be from Federal and State funds and that any falsification, or concealment of a material fact, may be prosecuted under Federal and State laws".

The above attestation must be included in electronic and checks payment.

The PIP must indicate frequency and responsible for conducting spot checks to guarantee the organization complies with the provider's statements and / or the provider signature appears on a legal document attesting compliance.

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Title SA09	Recipient verification procedure
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose	To verify that the services listed on claims forms have been rendered.
General	The organization must have a method for verifying with recipients whether services billed by providers were received.
Guidelines
The PIP must include a description of how the organization performs claims matches with medical records to guarantee adequacy of billing.

The PIP must define the mechanism to monitor frequency of encounters and services rendered to patients billed by providers.

The PIP will provide periodic up dates on reconciliation findings report to the sub-grantee and grantee.

The sub-grantee will select a sample to perform independent reviews to verify that recipient's services billed by providers (as well as encounters under capitated environment) were indeed rendered. This review will be performed through confirmations to beneficiaries.

Note: All contracted companies are required to comply with Law 114 which require that the beneficiaries must receive an Evidence of Medical Benefits with a detailed of the services and expenses incurred during a quarter. ASES compliance office will review the

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Title SA10	Cooperation with Medicaid Fraud Control Units
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose	To provide guidance on how to communicate findings and to cooperate with any Puerto Rico or federal law enforcement agency. To request that all contracted companies must communicate preliminary findings to ASES.
General	The organization must have a mechanism to provide information to the regulatory and legal authorities on cases, investigations, schemes and any other activity where intention to commit fraud, abuse and waste of services occur.
Guidelines	The PIP must demonstrate it has an effective mechanism to cooperate with the Medicaid anti fraud unit as well as with other program divisions in charge of preventing and prosecuting cases related to fraud, waste and abuse of services under the Medicaid program.

The PIP must establish a process to guarantee the organization complies with the following:

	✓	All cases of suspected provider fraud are referred to the anti fraud / integrity organization's unit.
	✓	If the anti fraud / integrity unit determines that it may be useful in carrying out the unit's responsibilities, promptly comply with a request from the unit for -
		i.	Access to, and free copies of, any records or information kept by the organization or its contractors;
		ii.	Computerized data stored by the organization or its contractors. These data must be supplied without charge and in the form requested by the unit;
		iii.	Access to any information kept by providers to which the organization is authorized access. In using this information, the unit must protect the privacy rights of recipients;
	✓	Communicate to ASES preliminary findings; and
	✓	On referral from the unit, coordinate with ASES or appropriate law enforcement agency before initiating any available administrative or judicial action to recover improper payments to a provider.

The PIP must recommend the organization to have in the provider's contract a disclaimer that as a contracted provider any data related to services or payments provided must be available for review of the integrity staff.

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Title SA11	Withholding of payments in cases of fraud or willful misrepresentations
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose	To provide guidance on elements to be considered when withholding of payments to providers who committed fraud or willful misrepresentation.
General	The organization should consider withholding payments to providers as a mechanism to prevent wrong disbursement of payments when suspect of fraud.
Guidelines	The PIP will establish a mechanism and adhere to the following recommendations when considering withholding of payments:
	(a)	Basis for withholding. The organization may withhold capitation or claims payments, in whole or in part, to a provider upon receipt of reliable evidence that the circumstances giving rise to the need for a withholding of payments involve fraud or willful misrepresentation under the Medicaid program. The organization may withhold payments without first notifying the provider of its intention to withhold such payments. A provider may request, and must be granted, administrative review where State law so requires.
	(b)	Notice of withholding. The organization must send notice of its withholding of program payments within 5 days of taking such action. The notice must set forth the general allegations as to the nature of the withholding action, but need not disclose any specific information concerning its ongoing investigation. The notice must:
		✓	State that payments are being withheld in accordance with this provision;
		✓	State that the withholding is for a temporary period, and cite the circumstances under which withholding will be terminated;
		✓	Specify, when appropriate, to which type or types of payment (capitation or claims) withholding is effective; and
		✓	Inform the provider of the right to submit written evidence for consideration bye the agency.
	(c)	Duration of withholding. All withholding of payment actions under this section will be temporary and will not continue after:
		✓	The agency or the prosecuting authorities determine that there is insufficient evidence of fraud or willful misrepresentation bye the provider; or
		✓	Legal proceedings related to the provider's alleged fraud or willful misrepresentations are completed.

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Title SA12	Disclosure of Information by Providers and Fiscal Agents
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose	To provide definition of concepts in order to fully adhere to the regulation on providers control and ownership of facilities.
General
The organization must adhere to standard definitions when dealing with disclosure of information by providers and fiscal agents when establishing mechanism to regulate providers control and ownership of facilities.

Guidelines	The PIP will adhere to the following definitions of concepts to keep consistency with federal regulation and application of law:

Agent means any person who has been delegated the authority to obligate or act on behalf of a provider.

Disclosing entity means a Medicaid provider (other than an individual practitioner or group of practitioners), or a fiscal agent.

Other disclosing entity means any other Medicaid disclosing entity and any entity that does not participate in Medicaid, but is required to disclose certain ownership and control information because of participation in any of the federal programs (Medicaid, SCHIP, FQHC's). This includes:

(a) Any hospital, skilled nursing facility, home health agency, independent clinical laboratory, renal disease facility, rural health clinic, or health maintenance organization that participates in Medicare (title XVIII);
(b) Any Medicare intermediary or carrier; and
(c) Any entity (other than an individual practitioner or group of practitioners) that furnishes, or arranges for the furnishing of, health- related services for which it claims payment under any plan or program established under title V or title XX of the Act.

Fiscal agent means a contractor that processes or pays vendor claims on behalf of the Medicaid agency.

Group of practitioners means two or more health care practitioners who practice their profession at a common location (whether or not they share common facilities, common supporting staff, or common equipment).

Indirect ownership interest means an ownership interest in an entity that has an ownership interest in the disclosing entity. This term includes an ownership interest in any entity that has an indirect ownership interest in the disclosing entity.

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Guideline	Managing employee means a general manager, business manager, administrator, director, or other individual who exercises operational or managerial control over, or who directly or indirectly conducts the day-to-day operation of an institution, organization, or agency.

Ownership interest means the possession of equity in the capital, the stock, or the profits of the disclosing entity.

Person with an ownership or control interest means a person or corporation that-

	(a)	Has an ownership interest totaling 5 percent or more in a disclosing entity;
	(b)	Has an indirect ownership interest equal to 5 percent or more in a disclosing entity;
	(c)	Has a combination of direct and indirect ownership interests equal to 5 percent or more in a disclosing entity;
(d)
Owns an interest of 5 percent or more in any mortgage, deed of trust, note, or other obligation secured bye the disclosing entity if that interest equals at least 5 percent of the value of the property or assets of the disclosing entity;

	(e)	Is an officer or director of a disclosing entity that is organized as a corporation; or
	(f)	Is a partner in a disclosing entity that is organized as a partnership.

Significant business transaction means any business transaction or series of transactions that, during any one fiscal year, exceed the lesser of $25,000 and 5 percent of a provider's total operating expenses.

Subcontractor means -
	(a)	An individual, agency or organization to which a disclosing entity has contracted or delegated some of its management functions or responsibilities of providing medical care to its patients; or
(b)
An individual, agency, or organization with which a fiscal agent has entered into a contract, agreement, purchase order, or lease (or leases of real property) to obtain space, supplies, equipment, or services provided under the Medicaid agreement.

Supplier means an individual, agency or organization from which a provider purchases goods and services used in carrying out its responsibilities under Medicaid (e.g., a commercial laundry, a manufacturer of hospital beds, or a pharmaceutical firm).

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Guideline	Wholly owned supplier means a supplier whose total ownership interest is held by a provider or by a person, persons, or other entity with an ownership or control interest in a provider.

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Title SA13	Disclosure by disclosing entities: Information on ownership and control.
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose	To provide guidelines on what information must be disclosed by entities that have ownership and control over facilities.
General	The organization must have a mechanism to monitor on a timely manner the providers and fiscal agents that owns or control facilities where Medicaid beneficiaries receive services.
Guidelines	The PIP must require each disclosing entity to disclose the following information in a timely manner:
(a) Type of Information that must be disclosed.
✓ The name and address of each person with an ownership or control interest in the disclosing entity or in any subcontractor in which the disclosing entity has direct or indirect ownership of 5 percent or more;
✓ Whether any of the persons named is related to another as spouse, parent, child, or sibling.
✓ The name of any other disclosing entity in which a person with an ownership or control interest in the disclosing entity also has an ownership or control interest. This requirement applies to the extent that the disclosing entity can obtain this information by requesting it in writing from the person. The disclosing entity must -
(i) Keep copies of all these requests and the responses to them;
(ii) Make them available to the Secretary or the Medicaid agency upon request; and
(iii) Advise the Medicaid agency when there is no response to a request.
(b) Time and manner of disclosure.
✓ Any disclosing entity that is subject to periodic survey and certification of its compliance with Medicaid standards must supply the information specified to the organization.
✓ Any disclosing entity that is not subject to periodic survey and certification and has not supplied the information specified.
Updated information must be furnished to the Secretary or the State survey or Medicaid agency at intervals between recertification or contract renewals, within 35 days of a written request.

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Guidelines	(c)	Provider agreements and fiscal agent contracts. The organization shall not approve a provider agreement or a contract with a fiscal agent, and must terminate an existing agreement or contract, if the provider or fiscal agent fails to disclose ownership or control information as required by this section.

The PIP will include the process to provide an annual report to the grantee and sub-grantee on above information and data.

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Title SA14	Disclosure by providers: Information related to business transactions.
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose
The organization must establish a mechanism to facilitate the providers disclose information related to their business transactions when own or control facilities where Medicaid beneficiaries received services.

Guidelines	The PIP must describe the mechanism to allow providers owning or controlling facilities disclose information related to business transactions.

The PIP must attest the organization abide by the following regulation:

(a)
Provider agreements. The organization must enter into an agreement with each provider or provider group under which the provider agrees to furnish to it or to the grantee / sub-grantee on request, information related to business transactions.

(b) Information that must be submitted. A provider must submit, within 35 days of the date on a request by the organization full and complete information about-
✓ The ownership of any subcontractor with whom the provider has had business transactions totaling more than $25,000 during the 12-month period ending on the date of the request; and
✓ Any significant business transactions between the provider and any wholly owned supplier, or between the provider and any subcontractor, during the 5-year period ending on the date of the request.

The PIP must include withholding of payment processes and procedures to enforce above guideline.

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Title SA15	Disclosure by providers: Information on persons convicted of crimes
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose	To provide guidance on type of information providers must report in compliance with integrity program.
General	The organization is obliged to request providers to report any conviction of crimes or any other in the program integrity regulation.
Guidelines	The PIP must include a mechanism to confirm information included below is considered as part of the integrity activities.

(c)
Information that must be disclosed. Before the organization enters into or renews a provider agreement, or at any time upon written request by the organization, the provider must disclose to the organization the identity of any person who:

		(1)	Has ownership or control interest in the provider, or is an agent or managing employee of the provider; and
		(2)	Has been convicted of a criminal offense related to that person's involvement in any program under Medicare, Medicaid, or the title XX services program since the inception of those programs.
	(b)	Notification to Inspector General.
		(1)	The organization must notify the Inspector General of the Department of any disclosures made under paragraph (a) of this section within 20 working days from the date it receives the information.
		(2)	The organization must also promptly notify the Inspector General of the Department of any action it takes on the provider's application for participation in the program.
	(c)	Denial or termination of provider participation.
		(1)	The organization may refuse to enter into or renew an agreement with a provider if any person who has an ownership or control interest in the provider, or who is an agent or managing employee of the provider, has been convicted of a criminal offense related to that person's involvement in any program established under Medicare, Medicaid or the title XX Services Program.
		(2)	The organization may refuse to enter into or may terminate a provider agreement if it determines that the provider did not fully and accurately make any disclosure required under paragra^ptffe) of this section.

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ATTACHMENT #15

ATTACHMENT 15
ELECTRONIC HEALTH RECORD SPECIFICATIONS

1.
Overview: Primary Care Physicians (PCPs) and physician specialists within the Preferred Provider Network (PPN) shall have an operational Electronic Health Record (“EHR”) system in their practice in place on or before July 1, 2012.  The EHR system must be certified by (i) an Office of the National Coordinator Authorized Testing and Certification Body (“OCN-ATCB”) and (ii) the Certification Commission for Healthcare Information Technology (“CCHIT”) to participate in the MiSalud Program.  The purpose of implementing an EHR is to: (i) become a Meaningful User of Health Information Technology (HIT); (ii) improve quality of care; (iii) maximize cost-efficiency; (iv) connect with a Health Information Exchange (“HIE”) hub; and (v) allow patients to access their personal health information through a mechanism such as a Personal Health Record (PHR).

2.	EHR System Specifications: To comply with technological as well as MiSalud model of care requirements, the EHR system shall:

2.1.	Be certified by an ONC-ATCB

2.2.	Be certified by the CCHIT

2.3.	Be capable to perform SureScripts-certified ePrescribing

2.4.	Be supported by one of the major drug-databases such as:

2.4.1.1.	First DataBank;
2.4.1.2.	MediSpan; or
2.4.1.3.	Multum.

2.5.	Provide for ePrescribing Clinical Decision Support (“CDS”) interaction checks.

2.6.
Meet federal meaningful use objectives and measures in force at any given time.  For example, during stage 1, must implement, at minimum, the capacity to detect drug-drug and drug-allergy interactions, as well as drug-formulary checks.

2.7.	Support applicable (according to practice) federally mandated transactions and code-sets standards, as follows:

2.7.1.	Transactions CCD, CDA, HL7, X12, NCPDP, and others.
2.7.2.	Code-Sets ICD, CPT, HCPCS, NDC, CDT, LOINC, and SNOMED.

2.8.
Be certified by, and connected to, the Puerto Rico Health Information Network (“PRHIN”), the ONC-supported and the state-designated entity or organization for HIE, as its services are made available. The EHR system must also be able to connect to other alternative hubs and be capable of reading and importing CCD files.

ATTACHMENT 15

2.9.	Support compliance and reporting of CMS quality measures.

2.10.	Provide electronic copy of health information or clinical summaries to patients and other providers.

2.11.	Support electronic submittal of public health and/or reportable-disease/conditions data as these capabilities are made available in Puerto Rico.

2.12.	Be capable of quality monitoring.

2.13.	Be capable of prospective-preventive services management.

2.14.	Have mental and physical health integration capabilities.

2.15.	Have screening capabilities according to age group, gender and risks factors.

2.16.	Have an EPSDT prospective tracking system.

2.17.	Have the capacity to register members on Special Coverage.

2.18.	Have the capacity to generate an electronic referral.

2.19.	Have the capacity to update MiSalud’s drug formulary

2.20.	Provide electronic referral to the Contractor’s clinical programs

2.21.	Document Enrollee’s Advance Directives preferences

2.22.	Document Enrollee’s moral or religious objections

2.23.	Generate a Prior Authorization request to the Contractor

2.24.	Provide access to a Network Provider’s education module

3.
Contractor’s Certification Program: The Contractor will develop and implement a Certification Program for Electronic Medical Records (“EMR”) with technological requirements as well as MiSalud model of care requirements. Compliance with the established requirements will be taken into consideration to determine PCP qualification for the Physician Incentive Plan, as defined in Section 10.7 of the Contract.

ATTACHMENT #16

Procedure to include insured enrollees in special coverage and identify the risks Assumed by the Puerto Rico Health Insurance Administration (ASES, for its acronym in Spanish) which will become effective as of November 1st, 2011 for enrollees of the Puerto Rico Government Health Plan, Mi Salud

This document describes the conditions and procedures through ASES assume the financial risk for the services offered to Mi Salud enrollees. The information below describes the criteria and processes to be followed for the transfer of the financial risk to ASES for those cases in which the enrollee is diagnosed with any condition or will undergo a procedure that is part of the financial risk assumed by ASES.

It is of utmost importance that the primary care physician continues providing all the medical attention his patient needs, even when the economic risk is assumed by ASES. The role of the primary is to coordinate all the medical services of the patients under his care and, this role must continue regardless of whom the one is assuming your financial risk.

To complete process, the Primary Care Physician, the specialist or Specialized Clinics need to submit the registration through the form designed for this purpose.

This documents details the definitions, criteria and the process the Primary Care Physican (PCP) or Primary Medical Group (PMG) has to follow for each risk to assure the financial risk is transfered to ASES.

If the request for registration for the special coverage is performed within the first 120 days following the completion of the test(s) or procedure(s) that confirmed the diagnosis, coverage will be effective as of the date in which the diagnostic was confirmed.  If the PMG or PCP submits the registration 120 days after the diagnosis was confirmed, coverage will be effective 90 days prior to the request.

The request for registration of special coverage may be sent to the email address cubiertasespeciales@ssspr.com or by fax to (787) 774-4835.

The information that follows details the medical conditions that may be included in the Special Coverage.For each condition there is an explanation of the criteria and the procedure to follow to include an enrollee in the Special Coverage.

APLASTIC ANEMIA

Medical services related to the aplastic anemia condition will be ASES financial risk once the diagnostic has been confirmed and the enrollee is registered under the special coverage..  To register the enrollee it is required that a hematologist certifies the condition and that there is evidence of the results of aspiration or the bone marrow or cytogenetic biopsy confirming the diagnosis. Also neutrophils absolute count, platelets count and reticulocytes count need to be provided.  The PCP, PMG or the hematologist may request registration of the enrollee in the special coverage.

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AUTISM

Medical services related to autism will be ASES financial risk once the diagnosis has been confirmed and included in the special coverage registry.  To register these enrollees, evidence of the diagnosis by a neurologist and/or a psychiatrist, must be provided. They must also submit the results and interpretation of the M-CHAT screening test and the interpretation or results of the Ages and Stages Questionaries. The primary care physician can use M-CHAT screening test to make a presumed diagnostic. The M-CHAT can be accessed online, at www.firstsigns.org.  Referral to register the enrollee may be provided by either by the physical health or the mental health provider.

CANCER

Covered services related to cancer treatment for enrollees with this diagnostic will become ASES risk  from the moment samples are taken and the diagnostic is confirmed.since The hospitalization and the procedure to make the diagnosis are considered risks of ASES.  This coverage will be subject to inclusion of the enrollee in our Oncology Registry and will be extended until the chemotherapy and radiotherapy treatments are completed.  In cases where confirmation cannot be obtained by pathology, ASES, through Triple-S Salud, will evaluate the results from specialized studies submitted by the PMG or the specialists to make the determination for the special coverage

The diagnosis of skin cancer and carcinoma in situ are only considered for the special coverage at the time of surgery.  Cases of skin cancer such as invasive melanoma or squamous cells carcinoma with evidence of metastasis or that, because of the nature of its extension, requires radiation and/or reconstructive surgery will be included in the special coverage registry.

Once the tumor is removed, and there is no evidence of metastasis, there is remission, or there is no need to continue with chemotherapy and radiation therapies, the services shall cease to be considered the risk of ASES.  Cases of enrollees who have been diagnosed with cancer in the past and are free of disease at present, are not considered as risks of ASES (e.g. an insured enrollee who had colon cancer in 1989, who underwent a colostomy).  Monitoring of enrollees in remission by the oncologist, urologist, etc., will be the PMG’s risk, even when the enrollee may receive their services without a referral, because these physicians will be part of the preferred network.

When requesting the registration of an insured enrollee diagnosed with cancer, it is necessary to send the registration form filled-out in all its parts, with copy of the pathology results,as well other studies confirming the diagnosis, information on the recommended treatment  and the period the enrollee will be receiving the treatment.  If the information is not provided, the insured enrollee will be temporarily registered for four (4) months, while the PMG or the specialist sends us the necessary information for definite registration.  Registration may be requested by the primary physician, surgeon, gynecologist, urologist oncologist or radiotherapist in charge of the enrollee’s care.

Reactivated cases will be registered as of the date of the reactivation evidence of the condition (e.g. evidence of the onset of metastasis by biopsy or study confirming the diagnosis) to a maximum of six months prior to the date of the request, whichever is earlier.

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Chemotherapy and radiotherapy for cancer are the risks of ASES, regardless if the insured enrollee is registered or not.

CHRONIC RENAL DISEASE

The cases of enrollees with chronic kidney disease are classified into stages 1 to 5 based on the Glomerular Filtration Rate (GFR, by its acronym in English).

Level 1	GFR greater that 90
Level 2	GFR between 60 and 89
Level 3	GFR between 30 and 59
Level 4	GFR between 15 and 29
Level 5	GFR under 15

Insured enrollees with Level 1 and Level 2 will be risk of the Primary Medical Group.

For enrollees at Level 3, 4 and 5, ASES will assume the financial risk as follows:

•
For enrollees in Level 3 and 4 the visits to the nephrologist and some laboratory tests related to the renal condition (urinalysis, albumin, 24 hours urine collection for protein and creatinine clearance, bilirubin, calcium, carbon dioxide, chloride, creatinine, glucose, alkaline phosphates, inorganic phosphorus, potassium, total protein, sodium, liver enzymes and BUN) are considered ASES’ risk..

•	The enrollees at Level 5 will be changed to a Renal PMG and all services these enrollees receive in these PMGs will be the risk of ASES.

Continuous monitoring of patients at risk of this condition is important, to allow early identification and registration, prior to starting dialysis.

The necessary surgery to perform the required fistula for hemodialysis, the catheter insertion and dialysis are considered part of the risk ASES assumes, even if the enrollee is not registered. Once the fistula is completed and, even when the enrollee has not started dialysis, he/she can be subscribed in a Renal PMG.

In cases of patients with acute renal failure who recover their renal function, risks will be only the peritoneal dialysis procedure or hemodialysis will be considered to be ASES’ risk.

Peritoneal dialysis and hemodialysis are considered a financial risk of ASES, even if the enrollee has not been registered on a Renal PMG.

Once the Registration in the special coverage for chronic kidney condition is authorized, the insured enrollee will receive a notification by mail, informing of the changes in his coverage or the change from a primary care group to a Renal PMG.  The PMG change will be effective on the month that the request for change was submitted.  From this date on, the PMG ceases to receive per capita payments for this insured enrollee.  Services received by the enrollees, prior to the change of PMG, are the financial risk of the PMG, except those directly related to dialysis.  Ambulatory services outside the preferred provider network which are not related to the dialysis, offered to enrollees who belong to a Renal PMG, have to be coordinated by the nephrologist, who will become the primary care physician of the enrollee.

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Requirements for granting renal coverage are subject to the GFR:

GFR = 186 x (PCr)-1.154 x (age)-0.203 x (0.742 if female) x (1.210 if black)

If you need additional information regarding the formula, we recommend that you access the National Kidney Foundation website (www.kidney.org).

The primary care physician, nephrologist or renal center must fill-out the Registration for Special Coverage form and must provide:  Copy of laboratory tests with evidence of creatinine, BUN, age and sex.  In the enrollee is a woman and/or African American, it must be specified, for this information is used to calculate the GFR.  In those cases where this applies, they should include a copy of the HCFA form # 2728.

CYSTIC FIBROSIS

All medical services of enrollees with evidence of cystic fibrosis diagnosis, registered in special coverage are considered to be the financial risk of ASES.  These enrollees must be registered by the pneumologist, pediatrician or primary physician that provides medical services to the insured enrollee.  The preferring physician must fill-out the Special Coverage Form in all its parts and include evidence of the certification by the pneumologist, results of the sweat test, and information about treatment. The pneumologist will become the primary physician. The PMG wil not receive per capita payment for enrollees registered under the Special Coverage.

CHILDREN WITH SPECIAL HEALTH NEEDS

All medical services for enrollees in the Children with Special Health Needs Registry are the risk of ASES.  The PMG will receive the primary physician’s sub-fund in the capitated payment, since it should continue coordinating preventive and primary medical services.  The primary care physician will be responsible for providing the child preventive care according to his age, prescriptions, preauthorizations and referrals (for laboratories, studies, elective surgeries, services outside the prefered provider network, etc) that the child needs. These children will not need referrals to visit specialists.These services will not be deducted from the capitation payment.  To include a child in this registry of Children with Special Health Needs Form must be completed with the following information:

•	Evidence of the medical condition according to the list of diagnostics of children with special health needs.

•	Laboratories pertinent to the condition

•	Pending surgeries to correct the condition

•	Present pharmacological treatment

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The determination to include the enrollee in the register will be made considering the age (up to 21 years) and the diagnostic.

➢	Case Managment Program for Pediatric Patient

Triple-S Salud will have a Case Management Program available for pediatric patients that do not meet the criteria to qualify for the children with special needs registry. The qualification requirement is to have multiple medical conditions, which require frequent visits to two or more specialists (4 or more visits per specialist per year) or a high risk condition like Type 1 Diabetes Mellitus. The care managers in charge for managing this population will be responsible to assure the enrollee’s access to specialists, diagnostic tests, and the necessary medical treatment, in communication with the primary care physician.  It will be evaluated according to the coverage of the Mi Salud Plan and the PDL. The PMG will assume the financial risk for the services rendered to this population until the stop loss is reached.

HEMOPHILIA

Related medical services and the Antihemophilic factor treatment for enrollees with hemophilia are considered the financial risk of ASES.  To register these enrollees, they must submit a certification of the Hemophilia Clinics or from an hematolgist evidencing the condition and Coagulation Factors Levels.

MULTIPLE SCLEROSIS

The medical services related to this condition are ASES’ risk, once the enrollee has a confirmed diagnosis and is included in the Special Coverage Registry.  To register enrollees, a neurologist certification of these diagnosis, results of brain MRI results (and if necessary, spinal cord MRI, spinal fluid analysis), and laboratory tests to rule out other diseases with similar symptoms must be submitted.  The referral to register the enrollee may provided by the PCP, PMG or the neurologist.

OBSTETRICS

Maternity benefits provided to the beneficiaries of the Mi Salud Plan subscribed with Triple-S Salud and registered in the obstetrics special coverage are financial risks of ASES. Triple-S Salud has an electronic process for the registration of pregnant women.  Through this process the obstetrician can perform the registration through our webpage www.ssspr.com/sesweb.  This will allow the enrollee to have a certification of the registration by the first visit, so she may obtain laboratory tests and medications without the need the authorization or referral from the primary care physician.

In case that the obstetrician does not have Internet access, he must fill-out the Register for Obstetric Cases form and send it to the Special Coverage Registration Unit at Triple-S Salud. When the case is registered, the enrollee will receive an obstetric certification by mail.

Once registered, all covered medical services will be the financial risk of ASES.  If for any reason the registration process is not completed, the obstetrician will only receive payment for the initial obstetric visit and not for subsequent visits. This first visit will always be considered a financial risk for ASES.  The PMG will not receive the capitation payment for this enrollee during the period in which the enrollee is registered in the Obstetrics Special Coverage

5

For obstetric procedures that Triple-S Salud must preauthorize, you must contact the Triple- S Salud Pre-authorization Call Center (1-866-365-9024). The services that need preauthorization are the following:

●	After the second obstetric sonograms at the obstetrician’s office

●	Biophysical profile

●	Non-stress test in the office

Drugs outside of the Obstetric PDL should be preauthorized by the Pharmacy Department. The form for the preauthorization request must be completed and sent by fax at (787)-625-8698.

The elective surgeries during pregnancy should be preauthorized by Triple-S Salud.  The form for the preauthorization request should be completed and sent by fax to (787)774-4835.

Sterilizations performed in separate admissions after the childbirth, will be responsibility of the PMG. For this procedure, the enrollee will require a referral from the primary care physician.

Newborns are a risk assumed by ASES as long as they are under their mother’s contract and until the obstetric register ends (41 days after the estimated childbirth date).  The capitation payment will be made for the newborn once the mother is out of the register, and/or the newborn is certified by the mother, whichever occurs first.

POST ORGAN TRASPLANTS

All covered services to enrollees with post organ trasplant are a financial risk assumed by ASES. Enrollees post kidney trasplant will be included in a Renal PMG.  Enrollees post heart, liver, lung or bone marrow trasplants will be included in the Special Register for Post-Trasplant Patients. To request registration, the PMG or specialist taking care of enrollee should send medical evidence of the trasplant and the immunosuppressants therapy used by the enrollee.y.  Registration will end when the insured enrollee no longer uses immunosuppressants.

It should be remembered that organ transplant procedures ares not covered by Mi Salud Plan.

REUMATHOID ARTRHITIS

Medical Services related to rheumathoid arthritis will be ASES financial risk once the diagnostic is confirmed and the enrollee is registered in the special coverage. To Register the enrollee, it is required that the rheumathologist sends a statement certifying the condition, together with evidence of the results of the ANA Test, ESR, CRP and/or pertinent X-rays. Enrollees may be registered by the primary care physician, the primary medical group or the rheumathologist.

6

SCLERODERMA:

The medical services for enrollees diagnosed with this condition are ASES risk, once they are included in the Special Coverage Registry.  The enrollee to be registered must include with the registration form evidence of ANA Test, skin biopsy report, dermatologist or rheumatologist consultations and tests performed by a rheumatologist and/or a dermatologist to confirm the condition.  The referral to register the enrollee may be done by the PCP, PMG or the dermatologist.

SYSTEMIC LUPUS ERYTHEMATOUS

The medical related services rendered to enrollees with a diagnostic of Systemic Lupus Erythematousus will be the financial risk of ASES, once they are registered in the special conditions coverage. To register an enrollee, the PCP or specialist must send rheumatological evaluation certifying the diagnostic and the laboratory results of the ANA Test, DS-DNA, Anti Sm, and Anti Phospholipids Abs.

TUBERCULOSIS

All medical services related to the condition; visits to the pneumologist or infectologist, antibiotics for the condition, laboratory cultures, follow up radiographies, as well as hospitalizations and related procedures, will be the financial risk of ASES from the date of registration of the Special Coverage Register.  In order to register the insured enrollee, the PMG should send imagings or positive cultures for the infection or bronchial lavage report, or affected place biopsy report. Registration can be requested by PCP, PMG or specialist taking care of enrollee’s condition.

Services under the Special Needs Coverage will end when the insured enrollee completes the treatmernt for the condition.

HIV + / AIDS

Enrollees which are HIV positive should complete the registration of the Special Coverage Registry sending the positive evidence of the HIV test confirmed with the Western Blot test.

Enrollees with AIDS must complete the registration of the Special Coverage Registry sending the CD-4 with a result of less than 200 or evidence of opportunistic disease.

All medical services provided to these insured enrollees after the registration, will be a financial risk of ASES.  Hospitalizations with the following diagnosis will be a financial risk assumed by ASES, even if the insured enrollee has not been registered:

7

•	Esophagic, bronchial, tracheal or lung candidiasis
•	Invasive cervical cancer
•	Disseminated or extrapulmonar Coccidioidomycosis
•	Extrapulmonar Cryptococcosis
•	Chronic intestinal Cryptosporidiosis (more than a month duration)
•	Disease by Cytomegalovirus in liver, vessels or nodules
•	Retinitis by Cytomegalovirus with loss of vision
•	Encephalopathy, related to HIV
•	Bronchitis, Pneumonitis o Esophagitis by Herpes Simplex
•	Disseminated or extrapulmonar Histoplasmosis
•	Chronic intestinal Isosporasis (more than a month of duration)
•	Kaposi’s Sarcoma
•	Burkitt Lymphoma (or equivalent term)
•	Inmunoblastic Lymphoma (or equivalent term)
•	Primary Brain Lymphoma
•	Mycobacterium Avium complex or Type M, Kanasii disseminated or extrapulmonar
•	Mycobacterium tuberculosis (any pulmonary or extrapulmonary location)
•	Other unidentified Mycobacterium, disseminated or extrapulmonar
•	Pneumonia by pneumocystis carinii
•	Recurrent Pneumonia
•	Progressive multifocal Leucoencefalopathy
•	Toxoplasmosis of the brain

Enrollees under treatment with protease inhibitors should be referred to the Immunology Clinics of the Department of Health for treatment, since they are not included in the established coverage for insured enrollees of Mi Salud Plan.

A child is considered with a definite diagnosis of HIV infection, if has evidence of HIV antibodies after 18 months of age or have two of the following positive tests: P24 antigen, Viral Charge test and/or Virus culture.  In pediatric cases, every child born from a seropositive mother should be considered infected and requires management, in accordance to the established protocol for this purpose, available in the Immunology Clinics of the Department of Health or other centers dedicated to the treatment of this condition.  Cases of infants older than 18 months without antibodies will cease to be considered a risk of ASES.

ASES assumes other financial risk according to Mi Salud benefits coverage. These cases are identified through the codes of surgeries and procedures performed; therefore a completed registration form is not required. The other financial risks are define as follow:

ACUTE CEREBROVASCULAR ACCIDENTS (CVA)

The services provided during a hospitalization or visit to emergency room to an enrollee with this diagnostic will be a risk for ASES until the enrollee is discharged from the hospital. Medical monitoring and rehabilitation services, once the person is discharged, will be assumed again by the PMG.

8

AMBULANCES

Ambulance services for emergency transportation, whether by land or air, are risks assumed by ASES and do not require preauthorization.  Ambulance non-emergency transportation for enrollees to attend medical appointments or to his/her home when discharged from the hospital is not covered by Mi Salud Plan.  However, some cases are preauthorized through the Pre-certification Unit, for example, enrollees receiving intravenous therapy services (ITS) or on mechanical ventilation at home.

Routine non-emergency transportation in private vehicles is not considered a benefit of Mi Salud Plan.

CARDIOVASCULAR SURGERY

Invasive procedures such as catheterizations, angioplasty, pacemakers and all cardiovascular and peripherovascular surgeries are considered risks of ASES, as well as the portion of the hospitalization associated with these procedures (e.g. the hospitalization of an enrollee with a diagnosis of myocardial infarction that during the 5th day underwent catheterization is a risk of ASES only on the day in which the catheterization was performed).  The ASES financial risk ends when the surgeon discharges the enrollee from the hospital where the surgery or procedure was performed.

Once the person is discharged from the hospital, the monitoring by the cardiologist is not part of ASES financial risk.  This monitoring should continue through the primary care physician and the consulting cardiologist.

Some of the invasive cardiovascular procedures and cardiovascular surgeries require preauthorization by the Triple-S Salud Pre-authorization Call Center.  In elective cases, this preauthorization must be handled by the primary physician of the enrollee.  Only in those cases where, as a result of a hospital admission, symptoms developed and require a procedure or surgery, the surgeon, cardiologist or the hospital, will request the pre-authorization to the Triple S-Salud Pre-authorization Call Center, at 1-866-365-9024.

CYTOGENETIC LABORATORIES

The cytogenetic laboratories are a financial risk assumed by ASES.  The codes that correspond to these types of laboratories are 88230 @ 88299.

DENTAL AND DENTAL-FORMULARY OF MEDICATIONS PRESCRIBED BY DENTISTS

The codes defined in the CDT Manual and included in the dental coverage defined by Mi Salud Plan, as well as the drugs prescribed by dentists included in the dental formulary will be risks of ASES.  These medications will follow the rules established by the PBM for the release of acute medications.

EMERGENCY ROOMS

The emergency room financial risks will be a 100% risk for the Primary Medical Group. This includes the payment to the facility and all services provided in the service location 23.

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HOSPITALIZATIONS FOR EMERGENCIES AND TREATMENT OF CONDITIONS ARISING FROM ANY SELF-INFLICTED INJURIES OR FELONIES COMMITED BY THE INSURED ENROLLEE

The emergency services and hospitalizations resulting from this emergency with diagnostic codes E950.0 to E989.0 will be ASES financial risk. The enrollee does not need to be registered, because services claims, diagnostic codes and place of service will be identified by the system.  Emergency room services and hospitalizations on cases rejected by ACAA are included under this ASES financial risk.

HYPERBARIC CHAMBER

The payment for the utilization of the multi-level hyperbaric chamber and its associated medical services are risks assumed by ASES.  This service requires preauthorization through the Pre-authorization Unit.  The process may be requested by fax at (787) 774-4835.  In emergency cases, the authorization process can be done on the next working day, after the service has been provided.

LITHOTRIPSY

The lithotripsy procedure, both the institutional and medical services portions, is a financial risk assumed by ASES.  This procedure requires preauthorization, which must be requested to the Triple-S Salud Pre-authorization Call Center at 1-866-365-9024.

MA-10

ASES will assume the expense of the claims incurred for the services rendered to those enrollees certified as eligible by Medicaid Program, but who at the date of service have not completed the subscription process with Triple-S Salud.  A certified Mi Salud insured enrollee is the one that has completed the enrollment process and has been assigned to a Primary Medical Group and Primary Care Physician.  Once the insured enrollee has completed the process, the claims coverage will be a risk assumed by the PMG.

MAMMOGRAMS

The screening and diagnostic mammograms are part of the financial risk assumed by ASES.

MAXILLAR SURGERIES

The procedures performed by maxillofacial surgeons with CPT codes related to reconstruction of dental malocclusion or bite correction will be ASES risk, and require the preauthorization of the Triple-S Salud Dental Claims Department.  The application and required documents must be sent to PO Box 383628, San Juan, Puerto Rico 00936-3628 to the attention of the department previously mentioned.

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MEDICATIONS

The following medications are part of the ASES financial risk:

VIH Antivirals*	Tobi
Chemotherapies for cancer**	Epogen, Procrit, Aranesp
Medication for Hemophilia	Neupogen, Neulasta
Sandostatin	Leukine
Desmopressin (DDAVP)	Synagis
Copaxone	Inmunosuppresors
Rebif	Carnitol*
Betaseron	Gammaglobulin
Extavia	Remicade
Novantrone	Pentamidine
Avonex	Leucovorin
Growth Hormone	Aromasin
Botox	Megace*
Eulexin	Arimidex*
Hydrea*	Aromasin*
Phoslo*	Femara
Sensipar	Nolvadex*
Rocaltrol	Calciferol*
Tysabri	Humira, Embrel
Renvela

*No pre-authorization required
**Some of the chemotherapies require pre-authorization. The pre-authorization     should be done in coordination with Pharmacy Department, via fax at (787)625-8698

NEONATAL INTENSIVE CARE UNIT (NICU)

All cases of babies with criteria for admission to the Neonatal Intensive Care Units (NICU) are considered a financial risk of ASES.  Once the child is discharged from the NICU, it ceases to be considered a risk of ASES and the PMG assumes the financial risk.  The medical monitoring will continue through the primary physician and other professional specialists and subspecialists that may be consulted.

NEUROSURGERY

All neurosurgeries are classified as a financial risk of ASES.  This classification ends when the enrollee is discharged from the hospital by the attending neurosurgeon.  The medical follow-up provided by the professionals and specialists after the insured enrollee is discharged from hospital, is not part of the financial risk assumed by ASES and, should be coordinated through the primary physician.

Once it is determined that the enrollee requires a neurosurgery, the primary physician will coordinate the referral to the facilities along with the necessary referrals for the pre-admission process (referral, laboratories, x-rays, and pre-operatory screening)

The admissions for neurosurgery procedures admitted through the Emergency Room, will be registered through SES WEB, as any other admission through the Emergency Room.

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NUCLEAR MEDICINE STUDIES

Nuclear medicine studies (78000 @ 79999 codes) and radiological contrast agents required to perform these studies will be a risk of ASES.  Some of these studies require the preauthorization of the Triple-S Salud Pre-authorization Call Center, at 1-800-322-4384.

PEDIATRIC (PICU) AND ADULT INTENSIVE (ICU)

All covered hospital services to insured enrollees in the Pediatric and Adult Intensive Care Units are a financial risk of ASES. Once the insured enrollee meets medical criteria to be transferred to another level of service, it will be considered a financial risk assumed by the PMG.

PREVENTIVE SERVICES

The preventive services identified and included in this document will be a financial risk of ASES.

PROSTHESIS

The following prostheses are covered and are part of the financial risk assumed by TSS:

• Pacemaker, Desfibrillators*	• Prosthesis of extremities*
• Cardiac and neurosurgical valves • Orthopedic instrumentation tray for scoliosis, (screws, nails and rods ) and replacement of articulations	• Eye Prosthesis • Cadaver bone*

* The pre-authorization for these should be processed through the Triple-S Salud Pre-authorization Call Center at 1-866-365-9024.

Triple-S Salud will only reimburse the provider the cost of the tray; therefore, the evidence of this cost should be attached to the invoice.

The charge for the intraocular lens in cataract removal surgeries, are not considered a financial risk assumed by ASES.  This service is directly billed by the Ambulatory Surgery Center.

RADIOSURGERIES

The radiosurgery procedure is a financial risk assumed by ASES and requires pre-authorization from the Triple-S Salud Pre-authorization Call Center which can reach at 1-866-365-9024.

The pre-authorization could be processed by the primary physician, neurosurgeon or the    facility that will perform the procedure.

12

For the evaluation of these cases it is required to send:

• Radiotherapy and/or neurosurgeon consultation	• Venogram result (if applicable)
• MRI result with evidence of the size of the lesion	• Karnofski Scale (KPS)

THERAPEUTIC APHERESIS

Therapeutic apheresis procedures are included in the risks assumed by ASES.  These procedures require preauthorization from the Triple-S Salud Pre-certification Unit, and the request must be sent by fax at (787) 774-4835.

VACCINES

The four dollar ($4.00) incentive that is offered to the PMG’s for the administration of the vaccines, identified in the vaccination plan of the Department of Health, is a financial risk assumed by ASES.  This service provided to any enrollee can billed to Triple-S Salud, , regardless of the PMG to which he belongs. This service can be rendered without the need of a medical referral. The administration of only one vaccine will be billed, even if the vaccine contains various antigens (Ej. DPT)

The incentive will not apply to enrollees of Medicare A and B, since Medicare covers the cost and administration of vaccines.  The vaccines which are not part of the vaccination plan of the Department of Health, but which are medically necessary, will be a financial risk assumed by the PMG.

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PATIENT CONDITIONS CONSIDERED FOR THE CHILDREN’S
SPECIAL HEALTH NEEDS REGISTER

Main Diagnosis	Specifications	ICD-9
A. Metabolic Disorders
1. Amino acids specific disorders
2. Non specific amino acid metabolic disorder
3. Transport and carbohydrate metabolic disorder
    a. Glycogenosis
    b. Galactosemia
    c.  Fructose intolerance
    d.  Transport and carbohydrate specific metabolic disorders
    e.  Transport and carbohydrate non specific metabolic disorders
4.  Metabolic lipid disorder
    a.  Lipoprotein disorders
    b.  Lipidosis
5.  Other non specific metabolic disorders
    a.  Porphyrin, purina and pyrimidine metabolic disorders
    b. Amyloidosis
    c.  Mucopolysaccharidosis
    d.  Circulatory enzyme deficiency
270.0 - 270.8 270.9 271.0 -271.9 271.0 271.1 271.2 271.8 271.9 272.0 - 272.7 272.5 272.7 277.0 - 277.6 277.1 - 277.2 277.30-277.39 277.5 277.6
B. Hereditary and central nervous system illnesses.
1.  Cerebral degeneration
     a. Leukodystrophy
     b. Cerebral lipidoses
2.  Spinocerebellar illnesses
3.  Demyelilnating illnesses of the central nervous system
4.  Cerebral palsy
5.  Other paralysis syndromes
6.  Hereditary peripheral neuropathies
7.  Muscular dystrophy and other  myopathys, myotonic disorders
330 330.0 330.1 - 330.8 334.0 - 334.9 341.0 - 341.9 343.0 - 343.9 344.00-344.09 356.0 - 356.9 359.0 - 359.29
C. Musculoskeletal Disorders
1.  Torticollis
     a.  Spastic, congenital, torticollis of the sternocleidomastoidei muscle
2.  Pelvis and hip juvenile osteochondritis
3.  Excluding foot, juvenile osteochondritis of the inferior extremity
4.  Other deformities acquired of the ankle and foot
5.  Spinal curve
6.  Spina bifida
7.  Other congenital anomalies of the central nervous System
723.5 754.1 732.1 732.4 736.70 - 736.72 737.0 - 737.39 741.00-741.03 741.90 - 741.93 742.0 - 742.59, 742.8 - 742.9
D. Congenital abnormalities*
1.  Congenital abnormalities of the eye
      a. Anophthalmia
      b.  Microftalmia, Buftalmo
      c.  Congenital cataracts and abnormality of the lens
      d.  Coloboma and other abnormalities of the anterior segment of the eye
      e.  Congenital abnormalities of the posterior segment of the eye
      f.  Congenital abnormalities of the eyelid, lachrymal system and orbit
 2. Congenital abnormalities of the eye, face and neck
      a.  Hearing impairment abnormalities
      b.  Congenital choanal atresia and other congenital abnormalities of the nose, larynx, trachea and bronchus
      c.  Cleft lip and palate
      d.  Other congenital abnormalities of the superior digestive tract
3.  Congenital skeletal muscle deformities
4.  Congenital osteodistrophy
5.  Chromosome Abnormalties

743.0-743.06,
743.10 - 743.12,
743.20 - 743.22
743.30- 743.39
743.51 - 743.59
743.61 - 743.9
744.00 - 744.3
744.41  - 744.5,
744.81 - 744.9
748.0  - 748.9
749.0  - 749.25
750.0 - 750.9
754.0 - 754.79
755.00, 755.21, 755.31,755.58 y 755.59
756.50  - 757.39
758.0  - 758.89, 759.5-759.9

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	Specifications	ICD-9
E. Disorder of the sensory organs	1. Conductive hearing loss 2. Sensorineural hearing loss 3. Blind and poor vision 4. Strabismus and other ocular movement disorders a. Esotropia b. Exotropia c. Intermittent heterotropia	389.00 - 389.08 389.10 - 389.9 369.00 - 369.04 378 378.00 - 378.08 378.10 - 378.18 378.20 - 378.9
F. Burns and traumas	1. Disabling scar burns 2. Scar conditions and skin fibrosis	906.9 709.2
G. Severe hematological disorders	1. Myelodysplasia 2. Aplastic anemia	238.71-238.74 284.0 – 284.9
H. Collagen illnesses	1. Systemic lupus erythematosus 2. Juvenile Rheumatoid Arthritis	710.0 714.0
I. Hormonal Growth Deficiency		253.3
*    The congenital abnormalities which require corrective surgery will remain in the register three months post-surgery or until medical discharge that performed the surgery

Revised on October 07, 2011

15

16

Subsidiaria de Triple-S Management Corporation
PO Box 363628 San Juan, PR 00922-3628
Tel: 749-4949, Fax: (787)-774-4835
cubiertasespeciales@ssspr.com

Attachment 3

17

Subsidiaria de Triple-S Management Corporation
PO Box 363628 San Juan, PR 00922-3628
Tel: 749-4949, Fax: (787)-774-4835
cubiertasespeciales@ssspr.com

Attachment 4

18

Subsidiaria de Triple-S Management Corporation
PO Box 363628 San Juan, PR 00922-3628
Tel: 749-4949, Fax: (787)-774-4835
cubiertasespeciales@ssspr.com

Attachment 5

2

Anejo 7

Guide to Clinical Preventive Services

Section 1. Preventive Services Recommended by the USPSTF

The U.S. Preventive Services Task Force (USPSTF) recommends that clinicians discuss these preventive services with eligible patients and offer them as a priority. All these services have received an "A" or a "B" (recommended) grade from the Task Force.

	Adults		Special Populations
Recommendation	Men	Women	Pregnant Women	Children

Abdominal Aortic Aneurysm, Screening11	X
Alcohol Misuse Screening and Behavioral Counseling Interventions	X	X	X
Aspirin for the Prevention of Cardiovascular Disease2	X	X
Asymptomatic Bacteriuria in Adults, Screening3			X
Breast Cancer, Screening4		X
Breast and Ovarian Cancer Susceptibility, Genetic Risk Assessment and BRCA Mutation Testing5		X
Breastfeeding, Primary Care Interventions to Promote6		X	X
Cervical Cancer, Screening7		X
Chlamydial Infection, Screening8		X	X
Colorectal Cancer, Screening9	X	X
Congenital Hypothyroidism, Screening10				X
Dental Caries in Preschool Children, Prevention11				X
Depression (Adults), Screening12	X	X
Diet, Behavioral Counseling in Primary Care to Promote a Healthy13	X	X
Gonorrhea, Screening14		X
Gonorrhea, Prophylactic Medication15				X
Hearing Loss in Newborns, Screening16				X
Hepatitis B Virus Infection, Screening17			X
High Blood Pressure, Screening	X	X
HIV, Screening18	X	X	X	X
Iron Deficiency Anemia, Prevention19				X
Iron Deficiency Anemia, Screening20			X
Lipid Disorders in Adults, Screening21	X	X
Major Depressive Disorder in Children and Adolescents, Screening22				X
Obesity in Adults, Screening23	X	X
Osteoporosis in Postmenopausal Women, Screening24				X
Phenylketonuria, Screening25		X
Rh (D) Incompatibility, Screening26				X
Sexually Transmitted Infections, Counseling27			X
Sickle Cell Disease, Screening28	X	X		X
Syphilis Infection, Screening29				X
Tobacco Use and Tobacco-Caused Disease, Counseling and Interventions30	X	X	X
Type 2 Diabetes Mellitus in Adults, Screening31	X	X	X
Visual Impairment in Children Younger than Age 5 Years, Screening33	X	X

1. One-time screening by ultrasonography in men aged 65 to 75 who have ever smoked.
2. When the potential harm of an increase in gastrointestinal hemorrhage is outweighed by a potential benefit of a reduction in myocardial infarctions (men aged 45-79 years) or in ischemic strokes (women aged 55-79 years).
3. Pregnant women at 12-16 weeks gestation or at first prenatal visit, if later.
4. Mammography every 1-2 years for women aged 40 and older.
5. Refer women whose family history is associated with an increased risk for deleterious mutations in BRCA1 or BRCA2 genes for genetic counseling and evaluation for BRCA testing.
6. Interventions during pregnancy and after birth to promote and support breastfeeding.
7. Women aged 21-65 who have been sexually active and have a cervix.
8. Sexually active women 24 and younger and other asymptomatic women at increased risk for infection. Asymptomatic pregnant women 24 and younger and others at increased risk.
9. Adults aged 50-75 using fecal occult blood testing, sigmoidoscopy, or colonoscopy.
10. Newborns.
11. Prescribe oral fluoride supplementation at currently recommended doses to preschool children older than 6 month whose primary water sorce is deficient in fluoride.
12. In clinical practices with systems to assure accurate diagnoses, effective treatment, and follow-up.
13. Adults with hyperlipidemia and other known risk factors for cardiovascular and diet-related chronic disease.
14. Sexually active women, including pregnant women 25 and younger, or at increased risk for infection.
15. Prophylactic ocular topical medication for all newborns against gonococcal ophthalmia neonatorum.
16. Newborns.
17. Pregnant women at first prenatal visit.
18. All adolescents and adults at increased risk for HIV infection and all pregnant women.
19. Routine iron supplementation for asymptomatic children aged 6 to 12 months who are at increased risk for iron deficiency anemia.
20. Routine screening in asymptomatic pregnant women.
21. Men aged 20-35 and women over age 20 who are at increased risk for coronary heart disease; all men aged 35 and older.
22. Adolescents (age 12-18) when systems are in place to ensure accurate diagnosis, psychotherapy, and follow-up.
23. Intensive counseling and behavioral interventions to promote sustained weight loss for obese adults.
24. Women 65 and older and women 60 and older at increased risk for osteoporotic fractures.
25. Newborns.
26. Blood typing and antibody testing at first pregnancy-related visit. Repeated antibody testing for unsensitized Rh (D)-negative women at 24-28 weeks gestation unless biological father is known to be Rh (D) negative
27. All sexually active adolescents and adults at increased risk for STIs.
28. Newborns
29. Persons at increased risk and all pregnant women.
30. Ask all adults about tobacco use and provide tobacco cessation interventions for those who use tobacco; provide augmented, pregnancy-tailored counseling for those pregnant women who smoke.
31. Asymptomatic adults with sustained blood pressure greater than 135/80 mg Hg.
32. To detect amblyopia, strabismus, and defects in visual acuity.

Revised: Octuber 14, 2011

ATTACHMENT #17

ATTACHMENT 17
LIST OF SUBCONTRACTORS

1.	Jaye, Inc.

2.	McKesson Health Solutions

3.	Mercer Oliver Wyman Actuarial Consulting, Inc.

4.	Uticorp

5.	VIPS Healthcare Information Solutions

6.	Telemedik

Rev. 10.17.2011